FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-206582-11

PROSPECTUS

$1,055,675,000 (Approximate)

BANK 2017-BNK5
(Central Index Key Number 0001706303)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Bank of America, National Association
(Central Index Key Number 0001102113)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2017-BNK5

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2017-BNK5 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2017-BNK5. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in July 2017. The rated final distribution date for the certificates is June 2060.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$37,200,000		1.909%	Fixed(5)	March 2022
Class A-2	$98,300,000		2.987%	Fixed(5)	June 2022
Class A-SB	$52,700,000		3.179%	Fixed(5)	January 2027
Class A-3	$52,700,000		3.020%	Fixed(5)	June 2024
Class A-4	$270,000,000		3.131%	Fixed(5)	May 2027
Class A-5	$307,906,000		3.390%	Fixed(5)	June 2027
Class X-A	$818,806,000	(6)	1.107%	Variable(7)	NAP
Class X-B	$236,869,000	(8)	0.461%	Variable(9)	NAP
Class A-S	$140,367,000		3.624%	Fixed(5)	June 2027
Class B	$55,562,000		3.896%	WAC Cap(10)	June 2027
Class C	$40,940,000		4.258%	WAC(11)	June 2027

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 63 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Drexel Hamilton, LLC, will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to 19.7% of each class of offered certificates, Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 45.2% of each class of offered certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to 35.1% of each class of offered certificates. Drexel Hamilton, LLC is acting as co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, S.A. and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 29, 2017. Morgan Stanley Capital I Inc. expects to receive from this offering approximately 109.2% of the aggregate certificate balance of the offered certificates, plus accrued interest from June 1, 2017, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$1,055,675,000	100%	$1,055,675,000	$122,352.73

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Morgan Stanley	BofA Merrill Lynch	Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Drexel Hamilton
Co-Manager

June 19, 2017

BANK 2017-BNK5

Commercial Mortgage Pass-Through Certificates, Series 2017-BNK5
Geographic Overview of Mortgage Pool

Washington
4 properties
$16,417,303
1.3% of total
Wyoming
1 property
$771,963
0.1% of total
Missouri
5 properties
$31,124,952
2.5% of total
Iowa
1 property
$378,585
0.0% of total
Minnesota
6 properties
$25,792,729
2.1% of total
Wisconsin
5 properties
$4,085,779
0.3% of total
Illinois
5 properties
$16,929,454
1.4% of total
Indiana
7 properties
$11,377,982
0.9% of total
Michigan
7 properties
$14,994,739
1.2% of total
Pennsylvania
4 properties
$3,087,602
0.3% of total
New York
33 properties
$266,525,541
21.6% of total
Oregon
1 property
$1,658,900
0.1% of total
Ohio
6 properties
$6,708,770
0.5% of total
Connecticut
3 properties
$26,808,377
2.2% of total
Nevada
1 property
$424,187
0.0% of total
New Jersey
1 property
$1,330,405
0.1% of total
California
35 properties
$385,647,362
31.3% of total
Maryland
5 properties
$66,080,939
5.4% of total
Virginia
5 properties
$30,013,902
2.4% of total
Utah
2 properties
$17,212,400
1.4% of total
North Carolina
5 properties
$54,268,128
4.4% of total
Arizona
4 properties
$10,518,676
0.9% of total
Georgia
2 properties
$6,499,160
0.5% of total
South Carolina
3 properties
$7,603,844
0.6% of total
Colorado
3 properties
$14,320,800
1.2% of total
Oklahoma
4 properties
$4,521,628
0.4% of total
Louisiana
1 property
$312,333
0.0% of total
Alabama
3 properties
$20,322,467
1.7% of total
Florida
5 properties
$20,155,448
1.6% of total
Texas
38 properties
$147,447,172
12.0% of total
Arkansas
1 property
$261,988
0.0% of total
Tennessee
4 properties
$16,329,808
1.3% of total
Kentucky
1 property
$1,355,042
0.1% of total
Mortgaged Properties by Property Type
Leased Fee 3.7%
Industrial 3.5%
Mixed Use 5.6%
Manufactured Housing 0.4%
Multifamily 8.7%
Retail 34.2%
Self Storage 10.9%
Hospitality 14.4%
Office 18.7%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates

Class or Interest	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$37,200,000		30.000%	1.909%	Fixed(5)	March 2022	2.73	1 – 57
Class A-2	$98,300,000		30.000%	2.987%	Fixed(5)	June 2022	4.90	57 – 60
Class A-SB	$52,700,000		30.000%	3.179%	Fixed(5)	January 2027	7.31	60 – 115
Class A-3	$52,700,000		30.000%	3.020%	Fixed(5)	June 2024	6.95	83 – 84
Class A-4	$270,000,000		30.000%	3.131%	Fixed(5)	May 2027	9.78	115 – 119
Class A-5	$307,906,000		30.000%	3.390%	Fixed(5)	June 2027	9.89	119 – 120
Class X-A	$818,806,000	(6)	NAP	1.107%	Variable(7)	NAP	NAP	NAP
Class X-B	$236,869,000	(8)	NAP	0.461%	Variable(9)	NAP	NAP	NAP
Class A-S	$140,367,000		18.000%	3.624%	Fixed(5)	June 2027	9.96	120 – 120
Class B	$55,562,000		13.250%	3.896%	WAC Cap(10)	June 2027	9.96	120 – 120
Class C	$40,940,000		9.750%	4.258%	WAC(11)	June 2027	9.96	120 – 120
Non-Offered Certificates
Class X-D	$42,403,000	(12)	NAP	1.180%	Variable(13)	NAP	NAP	NAP
Class D	$42,403,000		6.125%	3.078%	Fixed(5)	June 2027	9.96	120 – 120
Class E	$24,856,000		4.000%	4.258%	WAC(11)	July 2027	9.99	120 – 121
Class F	$11,698,000		3.000%	4.258%	WAC(11)	July 2027	10.04	121 – 121
Class G	$14,621,000		1.750%	4.258%	WAC(11)	July 2027	10.04	121 – 121
Class H	$20,470,946		0.000%	4.258%	WAC(11)	July 2027	10.04	121 – 121
Class V(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$61,564,418.24		NAP	4.258%	WAC(16)	July 2027	8.99	1 – 121

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S and Class D certificates will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The pass-through rate for the Class B certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The pass-through rate for each class of the Class C, Class E, Class F, Class G and Class H certificates for any distribution date will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(16)	The effective interest rate for the RR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	21
Risk Factors	63
The Certificates May Not Be a Suitable Investment for You	63
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	63
Risks Related to Market Conditions and Other External Factors	63
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	63
Other Events May Affect the Value and Liquidity of Your Investment	64
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
Retail Properties Have Special Risks	71
Office Properties Have Special Risks	74
Hospitality Properties Have Special Risks	74
Risks Relating to Affiliation with a Franchise or Hotel Management Company	76
Self Storage Properties Have Special Risks	77
Multifamily Properties Have Special Risks	78
Residential Cooperative Properties Have Special Risks	80
Mixed Use Properties Have Special Risks	85
Leased Fee Properties and Net Leased Properties Have Specific Risks	85
Industrial Properties Have Special Risks	86
Manufactured Housing Community Properties Have Special Risks	87
Condominium Ownership May Limit Use and Improvements	88
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	90
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	90
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	92
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	93
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	94
Risks Related to Zoning Non-Compliance and Use Restrictions	96
Risks Relating to Inspections of Properties	98
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	98
Insurance May Not Be Available or Adequate	98
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	99
Terrorism Insurance May Not Be Available for All Mortgaged Properties	100
Risks Associated with Blanket Insurance Policies or Self-Insurance	101
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	102

Limited Information Causes Uncertainty	102
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	103
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	104
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	104
Static Pool Data Would Not Be Indicative of the Performance of this Pool	105
Appraisals May Not Reflect Current or Future Market Value of Each Property	106
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	108
The Borrower’s Form of Entity May Cause Special Risks	108
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	111
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	112
Other Financings or Ability to Incur Other Indebtedness Entails Risk	113
Tenancies-in-Common May Hinder Recovery	115
Risks Relating to Enforceability of Cross-Collateralization	116
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	116
Risks Associated with One Action Rules	117
State Law Limitations on Assignments of Leases and Rents May Entail Risks	117
Various Other Laws Could Affect the Exercise of Lender’s Rights	117
Risks of Anticipated Repayment Date Loans	118
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	118
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	118
Risks Related to Ground Leases and Other Leasehold Interests	120
Increases in Real Estate Taxes May Reduce Available Funds	122
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	122
Risks Related to Conflicts of Interest	122
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	122
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	125
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	125
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	127
Potential Conflicts of Interest of the Operating Advisor	130
Potential Conflicts of Interest of the Asset Representations Reviewer	131
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	132
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	135
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	136
Other Potential Conflicts of Interest May Affect Your Investment	137

Other Risks Relating to the Certificates	137
The Certificates Are Limited Obligations	137
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	138
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	138
EU Risk Retention and Due Diligence Requirements	140
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	141
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	143
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	147
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	148
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	148
Risks Relating to Modifications of the Mortgage Loans	154
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	155
Risks Relating to Interest on Advances and Special Servicing Compensation	156
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	157
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	157
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	158
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	159
Description of the Mortgage Pool	160
General	160
Certain Calculations and Definitions	162
Definitions	163
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	178
Mortgage Pool Characteristics	181
Overview	181
Property Types	183
Significant Obligors	193
Mortgage Loan Concentrations	193
Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	193
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	194
Geographic Concentrations	195
Mortgaged Properties With Limited Prior Operating History	196
Tenancies-in-Common or Diversified Ownership	196
Condominium Interests	197
Residential Cooperatives	199
Fee & Leasehold Estates; Ground Leases	200

Environmental Considerations	203
Redevelopment, Renovation and Expansion	208
Assessment of Property Value and Condition	210
Litigation and Other Considerations	211
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	212
Tenant Issues	214
Tenant Concentrations	214
Lease Expirations and Terminations	214
Purchase Options and Rights of First Refusal	220
Affiliated Leases	223
Insurance Considerations	224
Use Restrictions	225
Appraised Value	226
Non-Recourse Carveout Limitations	227
Real Estate and Other Tax Considerations	230
Delinquency Information	231
Certain Terms of the Mortgage Loans	231
Amortization of Principal	231
Due Dates; Mortgage Rates; Calculations of Interest	232
ARD Loans	233
Single-Purpose Entity Covenants	234
Prepayment Protections and Certain Involuntary Prepayments	234
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	236
Defeasance	238
Releases; Partial Releases	239
Escrows	241
Mortgaged Property Accounts	242
Exceptions to Underwriting Guidelines	244
Additional Indebtedness	247
General	247
Whole Loans	247
Mezzanine Indebtedness	248
Other Secured Indebtedness	250
Other Unsecured Indebtedness	253
The Whole Loans	254
General	254
The Serviced Pari Passu Whole Loans	262
The Non-Serviced Pari Passu Whole Loans	265
The Del Amo Fashion Center Pari Passu-A/B Whole Loan	268
The Olympic Tower Pari Passu-A/B Whole Loan	274
The Gateway Net Lease Portfolio Pari Passu-A/B Whole Loan	286
Additional Information	298
Transaction Parties	299
The Sponsors and Mortgage Loan Sellers	299
Wells Fargo Bank, National Association	299
Bank of America, National Association	312
Morgan Stanley Mortgage Capital Holdings LLC	327
National Cooperative Bank, N.A.	341
The Depositor	349
The Issuing Entity	350
The Trustee	351
The Certificate Administrator	352
The Master Servicers	355

Wells Fargo Bank, National Association	355
National Cooperative Bank, N.A.	359
The Special Servicers	363
CWCapital Asset Management LLC	363
National Cooperative Bank, N.A.	367
The Operating Advisor and Asset Representations Reviewer	371
Credit Risk Retention	372
General	372
RR Interest	373
Qualifying CRE Loans	375
Description of the Certificates	375
General	375
Distributions	378
Method, Timing and Amount	378
Available Funds	379
Priority of Distributions	381
Pass-Through Rates	384
Interest Distribution Amount	386
Principal Distribution Amount	386
Certain Calculations with Respect to Individual Mortgage Loans	388
Excess Interest	390
Application Priority of Mortgage Loan Collections or Whole Loan Collections	390
Allocation of Yield Maintenance Charges and Prepayment Premiums	393
Assumed Final Distribution Date; Rated Final Distribution Date	395
Prepayment Interest Shortfalls	395
Subordination; Allocation of Realized Losses	397
Reports to Certificateholders; Certain Available Information	400
Certificate Administrator Reports	400
Information Available Electronically	407
Voting Rights	412
Delivery, Form, Transfer and Denomination	412
Book-Entry Registration	412
Definitive Certificates	416
Certificateholder Communication	416
Access to Certificateholders’ Names and Addresses	416
Requests to Communicate	416
List of Certificateholders	417
Description of the Mortgage Loan Purchase Agreements	417
General	417
Dispute Resolution Provisions	430
Asset Review Obligations	431
Pooling and Servicing Agreement	431
General	431
Assignment of the Mortgage Loans	432
Servicing Standard	432
Subservicing	434
Advances	435
P&I Advances	435
Servicing Advances	436
Nonrecoverable Advances	437
Recovery of Advances	438
Accounts	440
Withdrawals from the Collection Accounts	442

Servicing and Other Compensation and Payment of Expenses	445
General	445
Master Servicing Compensation	451
Special Servicing Compensation	455
Disclosable Special Servicer Fees	459
Certificate Administrator and Trustee Compensation	460
Operating Advisor Compensation	460
Asset Representations Reviewer Compensation	461
CREFC® Intellectual Property Royalty License Fee	462
Appraisal Reduction Amounts	462
Maintenance of Insurance	470
Modifications, Waivers and Amendments	474
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	480
Inspections	482
Collection of Operating Information	483
Special Servicing Transfer Event	483
Asset Status Report	487
Realization Upon Mortgage Loans	490
Sale of Defaulted Loans and REO Properties	493
The Directing Certificateholder	496
General	496
Major Decisions	499
Asset Status Report	503
Replacement of a Special Servicer	503
Control Termination Event and Consultation Termination Event	504
Servicing Override	506
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	507
Rights of the Holders of Serviced Pari Passu Companion Loans	508
Limitation on Liability of Directing Certificateholder	508
The Operating Advisor	509
General	509
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	509
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	511
Recommendation of the Replacement of a Special Servicer	513
Eligibility of Operating Advisor	513
Other Obligations of Operating Advisor	514
Delegation of Operating Advisor’s Duties	515
Termination of the Operating Advisor With Cause	515
Rights Upon Operating Advisor Termination Event	516
Waiver of Operating Advisor Termination Event	517
Termination of the Operating Advisor Without Cause	517
Resignation of the Operating Advisor	517
Operating Advisor Compensation	518
The Asset Representations Reviewer	518
Asset Review	518
Eligibility of Asset Representations Reviewer	523
Other Obligations of Asset Representations Reviewer	524
Delegation of Asset Representations Reviewer’s Duties	525
Asset Representations Reviewer Termination Events	525
Rights Upon Asset Representations Reviewer Termination Event	526

Termination of the Asset Representations Reviewer Without Cause	526
Resignation of Asset Representations Reviewer	527
Asset Representations Reviewer Compensation	527
Limitation on Liability of Risk Retention Consultation Party	527
Replacement of a Special Servicer Without Cause	528
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	531
Termination of a Master Servicer or Special Servicer for Cause	532
Servicer Termination Events	532
Rights Upon Servicer Termination Event	534
Waiver of Servicer Termination Event	535
Resignation of a Master Servicer or Special Servicer	536
Limitation on Liability; Indemnification	536
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	539
Dispute Resolution Provisions	540
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	540
Repurchase Request Delivered by a Party to the PSA	541
Resolution of a Repurchase Request	541
Mediation and Arbitration Provisions	544
Servicing of the Non-Serviced Mortgage Loans	545
General	545
Servicing of the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Mortgage Loan	548
Servicing of the Del Amo Fashion Center Mortgage Loan	549
Servicing of the Olympic Tower Mortgage Loan	550
Servicing of the iStar Leased Fee Portfolio Mortgage Loan	552
Servicing of the Servicing Shift Mortgage Loans	552
Rating Agency Confirmations	553
Evidence as to Compliance	556
Limitation on Rights of Certificateholders to Institute a Proceeding	557
Termination; Retirement of Certificates	558
Amendment	559
Resignation and Removal of the Trustee and the Certificate Administrator	562
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	563
Certain Legal Aspects of Mortgage Loans	564
General	566
Types of Mortgage Instruments	566
Leases and Rents	566
Personalty	567
Foreclosure	567
General	567
Foreclosure Procedures Vary from State to State	567
Judicial Foreclosure	568
Equitable and Other Limitations on Enforceability of Certain Provisions	568
Nonjudicial Foreclosure/Power of Sale	568
Public Sale	569
Rights of Redemption	570
Anti-Deficiency Legislation	570
Leasehold Considerations	571
Cooperative Shares	571
Bankruptcy Laws	572
Environmental Considerations	578

General	578
Superlien Laws	578
CERCLA	579
Certain Other Federal and State Laws	579
Additional Considerations	580
Due-on-Sale and Due-on-Encumbrance Provisions	580
Subordinate Financing	580
Default Interest and Limitations on Prepayments	581
Applicability of Usury Laws	581
Americans with Disabilities Act	581
Servicemembers Civil Relief Act	582
Anti-Money Laundering, Economic Sanctions and Bribery	582
Potential Forfeiture of Assets	583
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	583
Pending Legal Proceedings Involving Transaction Parties	585
Use of Proceeds	585
Yield and Maturity Considerations	585
Yield Considerations	585
General	585
Rate and Timing of Principal Payments	586
Losses and Shortfalls	587
Certain Relevant Factors Affecting Loan Payments and Defaults	588
Delay in Payment of Distributions	589
Yield on the Certificates with Notional Amounts	589
Weighted Average Life	589
Pre-Tax Yield to Maturity Tables	595
Material Federal Income Tax Considerations	601
General	601
Qualification as a REMIC	602
Status of Offered Certificates	604
Taxation of Regular Interests	604
General	604
Original Issue Discount	604
Acquisition Premium	607
Market Discount	607
Premium	608
Election To Treat All Interest Under the Constant Yield Method	608
Treatment of Losses	609
Yield Maintenance Charges and Prepayment Premiums	610
Sale or Exchange of Regular Interests	610
Taxes That May Be Imposed on a REMIC	611
Prohibited Transactions	611
Contributions to a REMIC After the Startup Day	611
Net Income from Foreclosure Property	611
Bipartisan Budget Act of 2015	612
Taxation of Certain Foreign Investors	612
FATCA	614
Backup Withholding	614
Information Reporting	614
3.8% Medicare Tax on “Net Investment Income”	614
Reporting Requirements	615
Certain State and Local Tax Considerations	615

Method of Distribution (Underwriter)	616
Incorporation of Certain Information by Reference	619
Where You Can Find More Information	620
Financial Information	620
Certain ERISA Considerations	621
General	621
Plan Asset Regulations	622
Administrative Exemptions	622
Insurance Company General Accounts	625
Legal Investment	626
Legal Matters	627
Ratings	627
Index of Defined Terms	630

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex A-4:	Sprouts Farmers Market Amortization Schedule	A-4-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2017-BNK5 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF OFFERED CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE MADE UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES

EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO) RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS (AND ANY SUPPLEMENT HERETO).

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY

DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE

PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS

OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2017-BNK5.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2017-BNK5, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Bank of America, National Association, a national banking association

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association

●	Bank of America, National Association, a national banking association

●	Morgan Stanley Bank, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	28	$ 428,853,759	34.8%
Bank of America, National Association	Bank of America, N.A.(1)(2)(3)	20	355,638,808	28.9
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.(4)	9	201,800,000	16.4
Bank of America, National Association / Wells Fargo Bank, National Association(5)	(5)	1	90,000,000	7.3
National Cooperative Bank, N.A.	National Cooperative Bank, N.A.(6)	28	89,995,798	7.3
Morgan Stanley Mortgage Capital Holdings LLC / Wells Fargo Bank, National Association(7)	(7)	1	65,000,000	5.3
Total		87	$1,231,288,365	100.0%

(1)	The Starwood Capital Group Hotel Portfolio mortgage loan, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Bank of America, National Association, Barclays Bank PLC, Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association.

(2)	The iStar Leased Fee Portfolio mortgage loan, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Bank of America, National Association, Barclays Bank PLC and JPMorgan Chase Bank, National Association.

(3)	The Gateway Net Lease Portfolio mortgage loan, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Bank of America, National Association and JPMorgan Chase Bank, National Association.

(4)	The Olympic Tower mortgage loan, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A.

(5)	The Del Amo Fashion Center mortgage loan, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Bank of America, National Association, Barclays Bank PLC, Société Générale and

Wells Fargo Bank, National Association. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Notes A-1-2 and B-1-2, with an aggregate outstanding principal balance as of the cut-off date of $45,000,000. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Notes A-4-2 and B-4-2, with an aggregate outstanding principal balance as of the cut-off date of $45,000,000.

(6)	Twenty-six (26) of the twenty-eight (28) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller, representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(7)	The Market Street – The Woodlands mortgage loan, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association. Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley Bank, N.A. are acting as mortgage loan seller and originator, respectively, with respect to Note A-2, with an outstanding principal balance as of the cut-off date of $22,500,000. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-3, with an outstanding principal balance as of the cut-off date of $42,500,000.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to fifty-nine (59) of the mortgage loans, representing approximately 92.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to twenty-eight (28) of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related pooling and servicing agreement related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North

Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. In particular, KeyBank National Association is (i) expected to be the initial master servicer under the Del Amo Fashion Center Trust 2017-AMO trust and servicing agreement, pursuant to which the Del Amo Fashion Center mortgage loan, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is expected to be serviced and (ii) the initial master servicer and special servicer under the Olympic Tower 2017-OT trust and servicing agreement, pursuant to which the Olympic Tower mortgage loan, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will be serviced. In addition, Midland Loan Services, a Division of PNC Bank, National Association is (i) expected to be the initial master servicer and special servicer under the DBJPM 2017-C6 Mortgage Trust pooling and servicing agreement, pursuant to which each of the Starwood Capital Group Hotel Portfolio mortgage loan and the Gateway Net Lease Portfolio mortgage loan, representing approximately 5.9% and 3.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is expected to be serviced and (ii) the initial master servicer under the Morgan Stanley Capital I Trust 2017-H1 pooling and servicing agreement, pursuant to which the iStar Leased Fee Portfolio mortgage loan, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will be serviced. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	CWCapital Asset Management LLC, a Delaware limited liability company, is expected to act as the special servicer under the pooling and servicing agreement with respect to fifty-nine (59) of the mortgage loans, representing approximately 92.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to twenty-eight (28) of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. CWCapital Asset Management LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan) and any related companion loan. CWCapital Asset Management LLC and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of CWCapital Asset Management LLC are located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

CWCapital Asset Management LLC is expected to be appointed a special servicer by Eightfold Real Estate Capital Fund V, L.P. or its affiliate, which, on the closing date, is expected to be appointed as the initial directing certificateholder. Eightfold Real Estate Capital Fund V, L.P. also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to twenty-eight (28) mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BANK 2017-BNK5. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to the non-serviced mortgage loans, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC

N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to the non-serviced mortgage loans will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset

Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the subordinate companion loan solely with respect to any serviced A/B whole loan, described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class E, Class F, Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the certificates other than the control eligible certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. As of the closing date, the controlling class will be the Class H certificates. Notwithstanding the preceding sentence, during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, Eightfold Real Estate Capital Fund V, L.P. or its affiliate will purchase the Class E, Class F, Class G, Class H and Class V certificates (and may purchase certain other classes of certificates), and that Eightfold Real Estate Capital Fund V, L.P. or its affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the servicing shift whole loan are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole

Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no servicing shift whole loans or serviced A/B whole loans. Accordingly, all references in this prospectus to any servicing shift whole loan, servicing shift mortgage loan, serviced A/B whole loan, control appraisal period and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Morgan Stanley Mortgage Capital Holdings LLC is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and

“Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in June 2017 (or, in the case of any mortgage loan that has its first due date after June 2017, the date that would have been its due date in June 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about June 29, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2017.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, New York, North Carolina, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	March 2022
Class A-2	June 2022
Class A-SB	January 2027
Class A-3	June 2024
Class A-4	May 2027
Class A-5	June 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2027
Class B	June 2027
Class C	June 2027

The rated final distribution date will be the distribution date in June 2060.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2017-BNK5:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class A-5

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F, Class G, Class H, Class V and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$ 37,200,000	3.021%	30.000%
Class A-2	$ 98,300,000	7.984%	30.000%
Class A-SB	$ 52,700,000	4.280%	30.000%
Class A-3	$ 52,700,000	4.280%	30.000%
Class A-4	$ 270,000,000	21.928%	30.000%
Class A-5	$ 307,906,000	25.007%	30.000%
Class X-A	$ 818,806,000	NAP	NAP
Class X-B	$ 236,869,000	NAP	NAP
Class A-S	$ 140,367,000	11.400%	18.000%
Class B	$ 55,562,000	4.513%	13.250%
Class C	$ 40,940,000	3.325%	9.750%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	1.909%
Class A-2	2.987%
Class A-SB	3.179%
Class A-3	3.020%
Class A-4	3.131%
Class A-5	3.390%
Class X-A	1.107%
Class X-B	0.461%
Class A-S	3.624%
Class B	3.896%
Class C	4.258%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-S certificates will be, in each case, be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class B certificates will be a variable rate per annum equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.09450%. Each master servicer will also be entitled to a primary servicing fee in respect of each serviced companion loan that it is servicing that accrues at a per annum rate equal to 0.0025%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (i) with respect to CWCapital Asset Management LLC, the greater of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month. Neither special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00569%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any non-serviced mortgage loan) at a per annum rate equal to (i) 0.00187%, except with respect to the Westchester One mortgage loan, the Market Street – The Woodlands mortgage loan and the Crossgates Commons mortgage loan, (ii) 0.00336% with respect to the Westchester One mortgage loan, (iii) 0.00341% with respect to the Market Street – The Woodlands mortgage loan and (iv) 0.00688% with respect to the Crossgates Commons mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00024%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing

Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to such non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Del Amo Fashion Center	0.00125%	0.25%
Starwood Capital Group Hotel Portfolio	0.00250%	0.25%
Olympic Tower	0.00125%	0.25%
iStar Leased Fee Portfolio	0.00250%	0.25%	(2)
Gateway Net Lease Portfolio	0.00250%	0.25%

(1)	Included as part of the servicing fee rate.

(2)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

Distributions

A. Allocation between
RR Interest and

Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order

of Distributions

on Non-Retained
Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,
Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and non-retained certificates and the manner in which the non-retained certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class V and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class R or Class V certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	The Class X-D certificates and the RR Interest are non-offered certificates.

(3)	Other than the Class X-D, Class R and Class V certificates and the RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available
Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates (other than the Class V Certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or an anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	Each master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be eighty-seven (87) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in two hundred eleven (211) commercial, multifamily and/or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,231,288,365.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the eighty-seven (87) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)		Whole Loan Underwritten NCF DSCR(3)
Del Amo Fashion Center	$90,000,000	7.3%	$369,300,000	$125,700,000	39.8%	50.6%	3.34	x	2.63	x
Starwood Capital Group Hotel Portfolio	$72,500,000	5.9%	$504,770,000	NAP	60.4%	60.4%	2.72	x	2.72	x
Westchester One	$67,500,000	5.5%	$42,500,000	NAP	63.6%	63.6%	1.64	x	1.64	x
Market Street – The Woodlands	$65,000,000	5.3%	$110,000,000	NAP	53.6%	53.6%	2.04	x	2.04	x
Olympic Tower	$56,000,000	4.5%	$555,000,000	$149,000,000	32.2%	40.0%	2.70	x	2.17	x
iStar Leased Fee Portfolio	$45,400,000	3.7%	$181,600,000	NAP	65.6%	65.6%	2.12	x	2.12	x
Gateway Net Lease Portfolio	$45,000,000	3.7%	$308,000,000	$170,000,000	45.0%	66.6%	3.54	x	2.04	x
Crossgates Commons	$19,976,914	1.6%	$12,485,571	NAP	58.2%	58.2%	1.66	x	1.66	x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loans.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding any mezzanine debt or subordinate debt.

Each of the Westchester One whole loan, the Market Street – The Woodlands whole loan and the Crossgates Commons whole loan will be serviced by Wells Fargo Bank, National Association, as the applicable master servicer, and CWCapital Asset Management LLC, as the applicable special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan“, and each related companion loan is referred to in this prospectus as a “serviced companion loan“.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Each servicing shift whole loan (a “servicing shift whole loan“) and the related mortgage loan, a “servicing shift mortgage loan“) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date“), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer“) and the special servicer (a “servicing shift special servicer“) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement“). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan“, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan“, the related mortgage loan will be a “non-serviced mortgage loan“ and the related companion loans will be “non-serviced companion loans“. As of the Closing Date, there will be no servicing shift whole loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan“. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee

Del Amo Fashion Center	Del Amo Fashion Center Trust 2017-AMO(3)	7.3%	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank	Wilmington Trust, National Association

Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6(4)	5.9%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association

Olympic Tower	Olympic Tower 2017-OT	4.5%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association

iStar Leased Fee Portfolio	MSC 2017-H1	3.7%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association

Gateway Net Lease Portfolio	DBJPM 2017-C6(4)	3.7%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder (or equivalent)(5)

Del Amo Fashion Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Core Credit Partners A LLC

Starwood Capital Group Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

Olympic Tower	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	NAP	Funds and accounts under management by BlackRock Financial Management, Inc.

iStar Leased Fee Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Argentic Securities Income USA LLC

Gateway Net Lease Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	(6)

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.

(2)	This table does not include information related to any servicing shift whole loan.

(3)	The Del Amo Fashion Center Trust 2017-AMO securitization transaction is scheduled to close on or about June 20, 2017.

(4)	The DBJPM 2017-C6 securitization transaction is scheduled to close on or about June 29, 2017.

(5)	The related transaction documents may provide that the directing certificateholder may either be the entity specified or an affiliate thereof.

(6)	The initial directing holder for the Gateway Net Lease Portfolio whole loan is expected to be Athene Annuity and Life Company, as holder of the related Gateway Net Lease Portfolio subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Gateway Net Lease Portfolio Pari Passu-A/B Whole Loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,231,288,365
Number of mortgage loans	87
Number of mortgaged properties	211
Number of crossed loans	0
Crossed loans as a percentage	0%
Range of Cut-off Date Balances	$798,968 to $90,000,000
Average Cut-off Date Balance	$14,152,740
Range of Mortgage Rates	3.56283% to 5.40000%
Weighted average Mortgage Rate	4.27920%
Range of original terms to maturity(2)	60 months to 121 months
Weighted average original term to maturity(2)	113 months
Range of remaining terms to maturity(2)	57 months to 121 months
Weighted average remaining term to maturity(2)	112 months
Range of original amortization terms(3)	120 months to 480 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	120 months to 480 months
Weighted average remaining amortization term(3)	358 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	1.6% to 74.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	53.5%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	0.4% to 71.4%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	49.2%
Range of U/W NCF DSCRs(5)(6)(7)	1.27x to 48.08x
Weighted average U/W NCF DSCR(5)(6)(7)	2.57x
Range of U/W NOI Debt Yields(5)(6)	7.1% to 195.8%
Weighted average U/W NOI Debt Yield(5)(6)	13.7%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	38.4%
Amortizing Balloon	29.2%
Interest-only, Amortizing Balloon	24.2%
Interest-only, Amortizing, ARD(8)	4.5%
Interest-only, ARD	3.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated as of the related anticipated repayment date.

(3)	Excludes eighteen (18) mortgage loans identified on Annex A-1 as Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, Market Street - The Woodlands, Olympic Tower, iStar Leased Fee Portfolio, Gateway Net Lease Portfolio, Stor-It Southern California Portfolio, 36 East 14th Street, Abington House – Retail, Lawndale Plaza, SoCal Self Storage - Los Angeles, CA, Manchester Plaza, Stor-It Costa Mesa & Long Beach, A Storage Place - Grand

Junction East, A Storage Place - Grand Junction West, Creekside Estates MHC, 149 Spring Street and 17 West Apartments Corp., collectively representing approximately 42.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be a “portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of eight (8) mortgage loans identified on Annex A-1 as Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, Westchester One, Market Street – The Woodlands, Olympic Tower, iStar Leased Fee Portfolio, Gateway Net Lease Portfolio and Crossgates Commons, representing approximately 37.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Del Amo Fashion Center mortgage loan, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 50.6% and 2.63x, respectively. With respect to the Olympic Tower Mortgage Loan, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 40.0% and 2.17x, respectively. With respect to the Gateway Net Lease Portfolio mortgage loan, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 66.6% and 2.04x, respectively.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, that with respect to the Bywater Mutual Homes, Inc. mortgage loan, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio information is based upon the value of the related residential cooperative property determined as if such mortgaged property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

(8)	The Sprouts Farmers Market mortgage loan, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, requires interest-only payments during the first 36 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule from payment periods 37 to 99 and then interest-only payments from payment period 100 through ARD.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, four (4) of the mortgage loans identified on Annex A-1 as 270 Corporate Center, Lake Park Pointe Shopping Center, Bywater Mutual Homes, Inc. and 84 Drive Homes Inc., collectively representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited
Operating History	With respect to fifty-five (55) of the mortgaged properties securing four (4) mortgage loans, representing approximately 12.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to one (1) mortgage loan being contributed by Morgan Stanley Mortgage Capital Holdings LLC and representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the related mortgage loan seller’s underwriting guidelines and/or procedures with respect to the maintenance of a reserve fund under an escrow agreement with a title company, rather than such reserve fund being maintained under the related mortgage loan documents and held by the lender.

With respect to two (2) mortgage loans being contributed by National Cooperative Bank, N.A. and representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the related mortgage loan seller’s underwriting guidelines with respect to the related borrowers’ maintenance arrears at the related residential cooperative properties.

With respect to three (3) mortgage loans being contributed by National Cooperative Bank, N.A. and representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the related mortgage loan seller’s underwriting guidelines with respect to the related borrowers’ provision of audited financial statements.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Morgan Stanley Mortgage Capital Holdings LLC, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:

●	the certificate administrator’s website initially located at www.ctslink.com; and

may be available to certificateholders through:

●	the master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the initial pool balance (excluding from the initial pool balance and the then-outstanding pool balance, solely for purposes of this calculation, the Sprouts Farmers Market and iStar Leased Fee Portfolio mortgage loans), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided, that with respect to each of (i) the Del Amo Fashion Center mortgage loan, which was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association, and (ii) the Market Street – The Woodlands mortgage loan, which was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association, in each case, each mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on any mortgage loan with an anticipated repayment date will be classified as a trust, the beneficial owners of which are the holders of the Class V certificates and the RR Interest.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A, Class X-B, Class X-D, Class D, Class E, Class F, Class G and Class H certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and /or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, certain retail properties may have tenants that are part of chains that have announced wide-spread store closures. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have any such stores as tenant.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date (other than the loan-to-value information for the residential cooperative property securing the Bywater Mutual Homes, Inc. mortgage loan) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent-regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. For any mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A., this value, based upon the most recent appraisal as of the cut-off date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the residential cooperative property securing the Bywater Mutual Homes, Inc. mortgage loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC“), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of May 23, 2017, (3) the Total Mortgage Debt Cut-off Date LTV Ratio and the Total Mortgage Debt UW NOI Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (4) the Total Mortgage Debt UW NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of May 23, 2017 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans

Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Leased Fee Properties and Net Leased Properties Have Specific Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Certain of the mortgaged properties securing the mortgage loans may be net leased to a ground tenant, which operates such mortgaged property as a hotel or other commercial property. Such net leased properties have risks similar to those of a leased fee property, including but not limited to the borrower’s receipt of only the related net lease income, and not the income of the underlying hotel or other property, lack of control over the operations of the mortgaged property, and reduced liquidity for such properties.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality, self storage, multifamily and mixed use. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Texas and Maryland. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment,

classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated an historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017(subject to annual 1% decreases until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized”, “as-complete” or “hypothetical” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any such “as-stabilized”, “as-complete” or “hypothetical” value may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and “as-stabilized”, “as-complete” or “hypothetical” value, we cannot assure you that those assumptions are or will be accurate or that any such “as-stabilized”, “as-complete” or “hypothetical” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property (other than the Bywater Mutual Homes, Inc. mortgage loan), the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the Bywater Mutual Homes, Inc. mortgage loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such mortgage loan is determined based on the “Coop-Rental Value” of such residential cooperative property. Except where otherwise specified (including, for example, with respect to the Bywater Mutual Homes, Inc. mortgage loan in the preceding sentence), all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraisal Value” of such property as described above, and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the London Interbank Offered Rate (commonly referred to as “LIBOR“). Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on LIBOR. Accordingly, debt service for such additional secured indebtedness will generally increase as LIBOR rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan included in the mortgage pool, the payment of excess interest on such mortgage loan (and on any related mezzanine loan) will be payable on a current basis, and prior to the application of excess cash flow to principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors and the anticipated initial risk retention consultation party, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. For example, Bank of America, National Association, a mortgage loan seller, a sponsor and an originator, is the single tenant at the 36 East 14th Street mortgaged property, which secures the related mortgage loan that Bank of America, National Association originated and is selling to the trust. In addition, Wells Fargo Bank, National Association, a mortgage loan seller, a sponsor and an originator, is the second largest tenant at the Abington House – Retail mortgaged property, which secures the related mortgage loan that Wells Fargo Bank, National Association originated and is selling to the trust. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loan related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loan or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loan, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loan or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. For example, with respect to the Shasta Executive Plaza Mortgage Loan, a senior executive at Wells Fargo Bank is one of three co-trustees in a family trust that owns a non-controlling interest (25.9%) in the borrower. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Bank of America, N.A. and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Morgan Stanley Mortgage Capital Holdings LLC is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the RR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, there will be no servicing shift mortgage loans.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2017-BNK5 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator and a mortgage loan seller, will be a holder of a portion of the RR Interest. In addition, Wells Fargo Bank, National Association will also be a master servicer, the custodian and the certificate administrator under this securitization and is an affiliate of Wells Fargo Securities LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is (1) expected to be the certificate administrator and the custodian under the Del Amo Fashion Center Trust 2017-AMO trust and servicing agreement, which is expected to govern the servicing of the Del Amo Fashion Center whole loan, (2) expected to be the trustee, the certificate administrator and the custodian under the DBJPM 2017-C6 pooling and servicing agreement, which is expected to govern the servicing of the Starwood Capital Group Hotel Portfolio whole loan and the Gateway Net Lease Portfolio whole loan, (3) the trustee, the certificate administrator and the custodian under the Olympic Tower 2017-OT trust and servicing agreement, which governs the servicing of the Olympic Tower whole loan, and (4) the trustee, the certificate administrator and the custodian under the MSC 2017-H1 pooling and servicing agreement, which governs the servicing of the iStar Leased Fee Portfolio whole loan.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans) or (ii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Pooling and Servicing Agreement	Controlling Noteholder	Initial Directing Certificateholder(2)
Del Amo Fashion Center	Del Amo Fashion Center Trust 2017-AMO(3)	Del Amo Fashion Center Trust 2017-AMO	Core Credit Partners A LLC
Starwood Capital Group Hotel Portfolio	DBJPM 2017-C6(4)	DBJPM 2017-C6	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Olympic Tower	Olympic Tower 2017-OT	Olympic Tower 2017-OT	Funds and accounts under management by BlackRock Financial Management, Inc.
iStar Leased Fee Portfolio	MSC 2017-H1	MSC 2017-H1	Argentic Securities Income USA LLC
Gateway Net Lease Portfolio	DBJPM 2017-C6(4)	(5)	(5)

(1)	Does not include any servicing shift whole loan, for each of which servicing will be transferred on the related servicing shift securitization date. The initial controlling noteholder of any servicing shift whole loan will be the holder of the related controlling companion loan, which is the holder listed next to the related controlling companion loan in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. With respect to each such whole loan, after the related servicing shift securitization date, the controlling noteholder of such whole loan will be the securitization trust into which the related controlling companion loan is deposited; provided, that in the case of any serviced A/B whole loan, the controlling noteholder of such whole loan will be the holder of the related subordinate companion loan prior to a control appraisal period. The initial directing certificateholder after such servicing shift securitization date is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	The related transaction documents may provide that the directing certificateholder may either be the entity specified or an affiliate thereof.

(3)	The Del Amo Fashion Center Trust 2017-AMO securitization transaction is scheduled to close on or about June 20, 2017.

(4)	The DBJPM 2017-C6 securitization transaction is scheduled to close on or about June 29, 2017.

(5)	The initial directing holder for the Gateway Net Lease Portfolio whole loan is expected to be Athene Annuity and Life Company, as holder of the related Gateway Net Lease Portfolio subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Gateway Net Lease Portfolio Pari Passu-A/B Whole Loan”.

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause at any time, for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, each special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class G and Class H certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be the initial directing certificateholder. CWCapital Asset Management LLC is expected to act as a special servicer and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

With respect to the Starwood Capital Group Hotel Portfolio mortgage loan, three of the eighteen  pari passu notes comprising the related whole loan, representing approximately 8.7% of such whole loan, are held by Starwood Mortgage Funding II LLC, an affiliate of the borrower. The related co-lender agreement provides that Starwood Mortgage Funding II LLC will have no rights as a non-controlling noteholder under such agreement and will not be permitted to receive any notices, reports, information or other deliverables otherwise required to be delivered to any non-controlling noteholder under the agreement.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

EU Risk Retention and Due Diligence Requirements

Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings, management companies and funds regulated pursuant to the Undertakings for Collective Investments in Transferable Securities (UCITS) Directive and institutions for occupational retirement provision. Among other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator.

On 30 September 2015, the European Commission published a proposal to amend the CRR (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, among other things, re-cast the EU risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Economic and Monetary Affairs Committee of the European Parliament (“ECON”) published its report which proposed a number of compromise amendments to the Securitization Regulation (the “ECON Amendments”) which are currently awaiting adoption by the European Parliament (EP) at a plenary session. The next step in the legislative process will be trilogue discussions among the Commission, the Council and representatives of the European Parliament. It is unclear at this time when the Securitization Regulation will become effective and which, if any, of the ECON Amendments will be included in the final regulations. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements, the Securitization Regulation and the ECON Amendments. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases,

casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the applicable special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicers and the special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)      may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)     does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)     may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)      will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. There will be no operating advisor under the trust and servicing agreement governing the Olympic Tower 2017-OT Mortgage Trust with respect to the Olympic Tower whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) (other than with respect to the Gateway Net Lease Portfolio whole loan prior to a control appraisal period under the related intercreditor agreement) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Morgan Stanley Mortgage Capital Holdings LLC in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of (i) the Del Amo Fashion Center mortgage loan, which was co-originated by Bank of America, National Association and Wells Fargo Bank, National Association, and (ii) the Market Street – The Woodlands mortgage loan, which was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association, in each case, each mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of Bank of America, National Association or Wells Fargo Bank, National Association (with respect to the Del Amo Fashion Center mortgage loan) or one of Morgan Stanley Mortgage Capital Holdings LLC or Wells Fargo Bank, National Association (with respect to the Market Street – The Woodlands mortgage loan) will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property. With respect to the Market Street – The Woodlands mortgage loan, the TCID Revenue (as defined under “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”) is not anticipated to qualify as foreclosure property for REMIC purposes, which could delay or prevent the REMIC from acquiring the right to receive the TCID Revenue or otherwise realizing any proceeds from its disposition.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of eighty-seven (87) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,231,288,365 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in June 2017 (or, in the case of any Mortgage Loan that has its first due date after June 2017, the date that would have been its due date in June 2017 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) of the Mortgage Loans, representing approximately 37.5% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan“). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”). Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Sponsor	Originator	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	28	36	$428,853,759	34.8%
Bank of America, National Association	Bank of America, N.A.(1)(2)(3)	20	136	355,638,808	28.9
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.(4)	9	9	201,800,000	16.4
Bank of America, National Association / Wells Fargo Bank, National Association(5)	(5)	1	1	90,000,000	7.3
National Cooperative Bank, N.A.	National Cooperative Bank, N.A.(6)	28	28	89,995,798	7.3
Morgan Stanley Mortgage Capital Holdings LLC / Wells Fargo Bank, National Association(7)	(7)	1	1	65,000,000	5.3
Total		87	211	$1,231,288,365	100.0%

(1)	The Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Bank of America, National Association, Barclays Bank PLC, Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association.

(2)	The iStar Leased Fee Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Bank of America, National Association, Barclays Bank PLC and JPMorgan Chase Bank, National Association.

(3)	The Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Bank of America, National Association and JPMorgan Chase Bank, National Association.

(4)	The Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A.

(5)	The Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Bank of America, National Association, Barclays Bank PLC, Société Générale and Wells Fargo Bank, National Association. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Notes A-1-2 and B-1-2, with an aggregate Cut-off Date Balance of $45,000,000. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Notes A-4-2 and B-4-2, with an aggregate Cut-off Date Balance of $45,000,000.

(6)	Twenty-six (26) of the twenty-eight (28) Mortgage Loans for which National Cooperative Bank, N.A. is the mortgage loan seller, representing approximately 5.5% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(7)	The Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association. Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley Bank, N.A. are acting as mortgage loan seller and originator, respectively, with respect to Note A-2, with a Cut-off Date Balance of $22,500,000. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-3, with a Cut-off Date Balance of $42,500,000.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 29, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Olympic Tower Mortgage Loan or the Olympic Tower Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Olympic Tower Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Olympic Tower Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion

Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such terms means 12 times the monthly payment of principal and interest payable during the amortization period; and

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such terms means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state an “as-stabilized”, “as-complete” or “hypothetical” value as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-stabilized”, “as-complete” or “hypothetical” value for the related portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-stabilized”, “as-complete” or “hypothetical” appraised values of the related individual Mortgaged Properties. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below:

●	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, the Appraised Value of $956,000,000 represents the “as portfolio” value for the portfolio of Mortgaged Properties as a collective whole, which represents an 8.1% premium over the aggregate of the “as-is” appraised values of the individual Mortgaged Properties.

●	With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, the Appraised Value of the related Mortgaged Property in the amount of $326,190,000 is the “As is Plus PV of TCID Revenue Value”, which value includes $10,260,000 of projected TCID Revenue (as such term is defined under “—Real Estate and Other Tax Considerations” below) through 2027, based on certain assumptions set forth in the appraisal. See “—Real Estate and Other Tax Considerations” below. There is no assurance that such TCID Revenue will be received.

●	With respect to the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the Appraised Value represents the aggregate “as-is” values of the individual Mortgaged Properties, except that with respect to the Mortgaged Properties identified on Annex A-1 as Baxalta (Barry Pointe) and Baxalta (Casselberry), “as-stabilized” and “as-complete” values, respectively, were used. Such values are based on the assumption that construction of the related Mortgaged Properties is complete, and that each Mortgaged Property is 100% leased. Such Mortgaged Properties are not yet collateral for the Gateway Net Lease Portfolio Mortgage Loan. See “—Redevelopment, Renovation and Expansion”.

With respect to each Mortgage Loan identified above, the table below sets forth the Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD (i) on the hypothetical basis identified above and (ii) on an “as-is” basis.

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As- Is”)	LTV Ratio at Maturity or ARD (“Other Than As- Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Starwood Capital Group Hotel Portfolio	5.9%	60.4%	60.4%	$956,000,000	65.3%	65.3%	$884,700,000
Market Street – The Woodlands	5.3%	53.6%	53.6%	$326,190,000	55.4%	55.4%	$315,930,000
Gateway Net Lease Portfolio	3.7%	45.0%	45.0%	$785,215,000	45.9%	45.9%	$769,115,000(1)

(1)	The “As-Is” Appraised Value excludes the Baxalta (Barry Pointe) and Baxalta (Casselberry) properties, which are under construction and will not become part of the collateral for the Mortgage Loan until construction is complete and funds in the earnout reserve are disbursed upon the satisfaction of certain conditions. See “—Redevelopment, Renovation and Expansion” below.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have a “portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-”as-is” or “portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have a “portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-”as-is” or “portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the

Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the

Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have a “portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-”as-is” or “portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property;

provided that, with respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, the “Net Operating Income” is net of expenses for furniture, fixtures and equipment.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date of the related appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a

Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached hereto, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of Annual Debt Service on such Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Cash Flow Debt Service Coverage Ratio is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date (other than the loan-to-value ratio information calculated as of the origination date or the Cut-off Date with respect to the Bywater Mutual Homes, Inc. Mortgage Loan) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the Bywater Mutual Homes, Inc. Mortgage Loan, the value reflected as the “Appraised Value” in Annex A-1 is the “Coop-Rental Value” for the related residential cooperative property, and the loan-to-value ratio information for such Mortgage Loan is determined based on the “Coop-Rental Value” of such residential cooperative property.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “U/W Net Cash Flow” or “U/W NCF” for a residential cooperative property and the “U/W Net Operating Income” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “U/W Net Cash Flow” or “U/W NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of May 23, 2017, (2) the Total Mortgage Debt Cut-off Date LTV Ratio and the Total Mortgage Debt UW NOI Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Total Mortgage Debt UW NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of May 23, 2017 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,231,288,365
Number of Mortgage Loans	87
Number of Mortgaged Properties	211
Number of crossed loans	0
Crossed loans as a percentage	0%
Range of Cut-off Date Balances	$798,968 to $90,000,000
Average Cut-off Date Balance	$14,152,740
Range of Mortgage Rates	3.56283% to 5.40000%
Weighted average Mortgage Rate	4.27920%
Range of original terms to maturity(2)	60 months to 121 months
Weighted average original term to maturity(2)	113 months
Range of remaining terms to maturity(2)	57 months to 121 months
Weighted average remaining term to maturity(2)	112 months
Range of original amortization terms(3)	120 months to 480 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	120 months to 480 months
Weighted average remaining amortization term(3)	358 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	1.6% to 74.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	53.5%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	0.4% to 71.4%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	49.2%
Range of U/W NCF DSCRs(5)(6)(7)	1.27x to 48.08x
Weighted average U/W NCF DSCR(5)(6)(7)	2.57x
Range of U/W NOI Debt Yields(5)(6)	7.1% to 195.8%
Weighted average U/W NOI Debt Yield(5)(6)	13.7%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	38.4%
Amortizing Balloon	29.2%
Interest-only, Amortizing Balloon	24.2%
Interest-only, Amortizing, ARD(8)	4.5%
Interest-only, ARD	3.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(3)	Excludes eighteen (18) Mortgage Loans identified on Annex A-1 as Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, Market Street – The Woodlands, Olympic Tower, iStar Leased Fee Portfolio, Gateway Net Lease Portfolio, Stor-It Southern California Portfolio, 36 East 14th Street, Abington House – Retail, Lawndale Plaza, SoCal Self Storage – Los Angeles, CA, Manchester Plaza, Stor-It Costa Mesa & Long Beach, A Storage Place – Grand Junction East, A Storage Place – Grand Junction West, Creekside Estates MHC, 149 Spring Street and 17 West Apartments Corp., collectively representing approximately 42.1% of the Initial Pool Balance, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be a “portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of eight (8) Mortgage Loans identified on Annex A-1 as Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, Westchester One, Market Street – The Woodlands, Olympic Tower, iStar Leased Fee Portfolio, Gateway Net Lease Portfolio and Crossgates Commons, representing approximately 37.5% of the Initial Pool Balance, each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loans are 50.6% and 2.63x, respectively. With respect to the Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loans are 40.0% and 2.17x, respectively. With respect to the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the related Cut-off Date LTV Ratio and Underwritten Net Cash Flow Debt Service Coverage Ratio calculated including the related Subordinate Companion Loans are 66.6% and 2.04x, respectively.

(6)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, that with respect to the Bywater Mutual Homes, Inc. Mortgage Loan, representing approximately 0.7% of the Initial Pool Balance, the loan-to-value ratio information is based upon the value of the related residential cooperative property determined as if such Mortgaged Property were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

(8)	The Sprouts Farmers Market Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, requires interest-only payments during the first 36 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule from payment periods 37 to 99 and then interest-only payments from payment period 100 through ARD.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail
Anchored	7	$148,141,361	12.0%
Super Regional Mall	1	90,000,000	7.3
Lifestyle Center	1	65,000,000	5.3
Unanchored	5	32,375,051	2.6
Shadow Anchored	5	28,841,894	2.3
Single Tenant	1	23,000,000	1.9
Power Center	1	19,976,914	1.6
Movie Theater	1	13,303,344	1.1
Subtotal:	22	$420,638,564	34.2%
Office
Suburban	14	$137,327,868	11.2%
CBD	2	90,500,000	7.4
Medical	7	2,964,149	0.2
Subtotal:	23	$230,792,017	18.7%
Hospitality
Full Service	7	$93,652,077	7.6%
Limited Service	41	47,336,737	3.8
Extended Stay	22	36,033,393	2.9
Subtotal:	70	$177,022,207	14.4%
Self Storage
Self Storage	23	$134,118,768	10.9%
Subtotal:	23	$134,118,768	10.9%
Multifamily
Cooperative	28	$89,995,798	7.3%
Garden	1	16,800,000	1.4
Subtotal:	29	$106,795,798	8.7%
Mixed Use
Office/Retail	1	$56,000,000	4.5%
Retail/Office/Multifamily	1	10,188,028	0.8
Multifamily/Retail	1	2,500,000	0.2
Subtotal:	3	$68,688,028	5.6%
Leased Fee
Leased Fee	12	$45,400,000	3.7%
Subtotal:	12	$45,400,000	3.7%
Industrial
Warehouse Distribution	16	$18,011,185	1.5%
Flex	7	16,073,136	1.3
Manufacturing	5	9,248,662	0.8
Subtotal:	28	$43,332,983	3.5%
Manufactured Housing
Manufactured Housing	1	$4,500,000	0.4%
Subtotal:	1	$4,500,000	0.4%

Total/Wtd. Avg.	211	$1,231,288,365	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, the borrower and the sponsor have entered into a master lease agreement in connection with three tenants, which tenants have not yet taken occupancy or begun paying rent. For a description of the master lease, see “—Tenant Issues—Lease Expirations and Terminations—Other”.

●	With respect to The Center At Split Rock Mortgage Loan, representing approximately 1.8% of the Initial Pool Balance, a 91,197-square foot neighborhood shopping center, which is expected to compete with the Mortgaged Property and in which one of the non-recourse carveout guarantors owns a 20% interest, is being built in the submarket in which the Mortgaged Property is located. The borrower covenanted not to permit any tenant (or any prior tenant whose lease term expired or terminated in the 12 months prior to the date of relocation) to relocate to such new shopping center for so long as any affiliate of the borrower or the guarantor owns an equity interest therein; however, so long as occupancy at the Mortgaged Property is in excess of 90% after any tenant relocating, the borrower may permit any tenant that is not a tenant under a major lease (10% or more of rental income or square feet) to relocate once within any rolling 12 month period.

●	With respect to the Manchester Plaza Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance, the related Mortgaged Property is approximately 88.8% leased; however, occupancy was 12.0% in 2016 and 38.2% in 2015. The Mortgaged Property was recently redeveloped and leased to three tenants, one of which is not yet in occupancy and is in a free rent period.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the Capital Bank Plaza Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, the related Mortgaged Property is classified as an historical property and benefits from certain allowances for property tax deferment as described in “—Real Estate and Other Tax Considerations”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, 65 of the Mortgaged

Properties are subject to operating leases with affiliates of the related borrowers. The operating lessees are parties to the Whole Loan agreement and have assigned their rights under each operating lease to surrender the leasehold, subleasehold or sub-subleasehold estates created by such operating lease or to terminate, cancel, modify, change, supplement, alter or amend such operating lease, except that the Whole Loan documents allow the borrowers to modify the operating leases to reflect adjustments in the rents payable in connection with (i) the exercise of each renewal or extension option and/or (ii) within 30 days of receipt of a market study transfer pricing report prepared by an approved accountant, provided that: (A) no event of default has occurred and is then continuing; (B) such change in rents is not reasonably expected to have a material adverse effect or materially impair the operation, value or use of any Mortgaged Property; (C) the borrowers provide the lender with executed copies of all applicable modification documents; (D) after taking into account any such rental increase or decrease, the aggregate rent payable under all operating leases is not less than the greater of: (x) an amount necessary to cause the debt service coverage ratio (as calculated in the Mortgage Loan documents) to be at least equal to 1.00x and (y) an amount sufficient to enable the related borrower to pay the aggregate debt service obligations and operating expenses; and (E) after taking into account such increase or decrease, the rent payable under such operating lease is not greater than fair market rent with respect to each applicable Mortgaged Property, as reasonably determined by the borrowers in good faith based on their commercially reasonable business judgment. In addition, so long as no event of default under the Whole Loan documents is continuing, the borrowers may enter into immaterial, non-monetary modifications, changes, supplements, alterations or amendments, in each case, without the consent of the lender.

●	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, 11 of the Mortgaged Properties securing the related Whole Loan are Larkspur Landing branded hotels. The Larkspur Landing franchise is affiliated with the borrower sponsor, but there are no franchise agreements in place with respect to such Mortgaged Properties. Instead, for each such Mortgaged Property, there is a license agreement between the borrower and the affiliate of the borrower sponsor to use the intellectual property associated with the Larkspur Landing brand. Such licensing agreements are subject to termination by either party with 60 days’ notice. The Whole Loan documents prohibit the applicable borrowers from terminating the related licensing agreement without the lender’s consent, except that consent is not required for replacing the licensing agreement with a replacement franchise agreement with a qualified franchisor. In addition, a termination of any such licensing agreement without the prior written consent of the lender (other than as expressly permitted in the Whole Loan documents) is a recourse event under the related guaranty. The licensor issued a comfort letter in favor of the lender that provides that, upon the foreclosure, deed-in-lieu of foreclosure or appointment of a receiver for any such Mortgaged Property, the lender has the right to continue using the license for a period of 12 months following any such realization or to terminate the license without any fee. The comfort letter also grants the lender the right, but not the obligation, to cure defaults by any borrower under a license agreement.

●	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, the borrowers were required to reserve $5,883,991 at origination for property improvement plans or renovations required by the related franchise agreements for 12 of the Mortgaged Properties.

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, there are seven Mortgaged Properties partially securing the Whole Loan that consist of hotels associated with national franchisors. Due to the leased fee nature of the collateral, the expiration dates for those agreements are not shown below. The lender underwrote the related Whole Loan solely based on the revenues associated with the related ground leases for the Mortgaged Properties.

●	With respect to the Richmond Marriott Short Pump Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, 25.1% of the underwritten revenues are comprised of food and beverage revenue. In addition, the underwritten revenue includes revenue from 243 rooms (a presidential suite in addition to the 242 rooms that were approved as a planned unit development). If the revenue from the presidential suite was excluded, there would be no change to the NOI DY, and the NCF DSCR would be 2.06x rather than 2.19x.

●	With respect to the Charlotte Southpark Marriott Mortgage Loan, representing approximately 2.0% of the Initial Pool Balance, a Hilton Garden Inn and a Homewood Suites, each of which were projected by the appraisal to be 75% competitive with the Mortgaged Property, are both scheduled to open in September 2017.

In addition, the related Mortgage Loan documents contemplate sponsor-owned competition in connection with the creation of a land condominium regime that would result in the Mortgaged Property being one unit in a three-unit condominium, which would be additionally comprised of a companion Marriott-flagged hotel and an adjacent parking facility that would service the Mortgaged Property and adjacent hotel. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

●	With respect to the Marriott Minneapolis Northwest Mortgage Loan, representing approximately 1.8% of the Initial Pool Balance, the Mortgage Loan documents provide that, following the defeasance lockout period, partial releases of any of two specified undeveloped parcels currently used for parking are permitted in connection with a partial defeasance and a bona fide sale of such parcel(s) to a third party for the purpose of developing a select-service hotel and shared parking facilities (with respect to the release parcel identified in the Mortgage Loan documents as “Parcel 1”) or developing a coffee/quick service retail establishment (with respect to the release parcel identified in the Mortgage Loan documents as “Parcel 2”).

In addition, with respect to the Marriott Minneapolis Northwest Mortgage Loan, 46.9% of the underwritten revenues consist of food and beverage revenue.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance ($)(2)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Richmond Marriott Short Pump	$25,336,021	2.1%	3/1/2037	4/11/2027
Charlotte Southpark Marriott	24,942,077	2.0	12/25/2026	4/11/2027
Marriott Minneapolis Northwest	21,800,803	1.8	3/2/2037	3/11/2027
Jacksonville Hilton Hotels	17,943,307	1.5	2/29/2032	3/11/2022
Comfort Inn Hotel Circle	14,500,000	1.2	10/4/2032	6/11/2022
Larkspur Landing Sunnyvale	4,278,647	0.3	N/A(3)	6/1/2027
Larkspur Landing Milpitas	3,605,232	0.3	N/A(3)	6/1/2027
Larkspur Landing Campbell	3,169,977	0.3	N/A(3)	6/1/2027
Larkspur Landing San Francisco	2,611,535	0.2	N/A(3)	6/1/2027
Larkspur Landing Pleasanton	2,554,048	0.2	N/A(3)	6/1/2027
Larkspur Landing Bellevue	2,274,828	0.2	N/A(3)	6/1/2027
Larkspur Landing Sacramento	1,699,962	0.1	N/A(3)	6/1/2027
Hampton Inn Ann Arbor North	1,658,900	0.1	3/31/2022	6/1/2027
Larkspur Landing Hillsboro	1,658,900	0.1	N/A(3)	6/1/2027
Larkspur Landing Renton	1,642,475	0.1	N/A(3)	6/1/2027
Holiday Inn Arlington Northeast Rangers Ballpark	1,576,776	0.1	8/29/2022	6/1/2027
Residence Inn Toledo Maumee	1,560,351	0.1	6/11/2028	6/1/2027
Residence Inn Williamsburg	1,494,652	0.1	8/16/2019	6/1/2027
Hampton Inn Suites Waco South	1,379,679	0.1	8/31/2028	6/1/2027
Holiday Inn Louisville Airport Fair Expo	1,355,042	0.1	8/3/2022	6/1/2027
Courtyard Tyler	1,330,405	0.1	7/1/2030	6/1/2027
Hilton Garden Inn Edison Raritan Center	1,330,405	0.1	4/30/2022	6/1/2027
Hilton Garden Inn St. Paul Oakdale	1,313,980	0.1	6/30/2025	6/1/2027
Residence Inn Grand Rapids West	1,297,555	0.1	10/29/2029	6/1/2027
Peoria, AZ Residence Inn	1,289,343	0.1	12/30/2018	6/1/2027

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance ($)(2)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hampton Inn Suites Bloomington Normal	1,281,130	0.1	11/30/2026	6/1/2027
Courtyard Chico	1,256,493	0.1	6/17/2031	6/1/2027
Hampton Inn Suites Kokomo	1,215,431	0.1	3/31/2022	6/1/2027
Hampton Inn Suites South Bend	1,215,431	0.1	3/31/2022	6/1/2027
Courtyard Wichita Falls	1,157,945	0.1	12/18/2029	6/1/2027
Hampton Inn Morehead	1,125,095	0.1	1/31/2030	6/1/2027
Residence Inn Chico	1,092,246	0.1	2/4/2025	6/1/2027
Courtyard Lufkin	1,042,972	0.1	10/10/2029	6/1/2027
Hampton Inn Carlisle	1,034,759	0.1	2/28/2022	6/1/2027
Springhill Suites Williamsburg	1,034,759	0.1	11/15/2019	6/1/2027
Fairfield Inn Bloomington	1,026,547	0.1	3/1/2022	6/1/2027
Waco Residence Inn	1,001,910	0.1	10/1/2027	6/1/2027
Holiday Inn Express Fishers	936,211	0.1	5/21/2022	6/1/2027
Larkspur Landing Folsom	911,574	0.1	N/A(3)	6/1/2027
Springhill Suites Chicago Naperville Warrenville	862,299	0.1	5/1/2033	6/1/2027
Holiday Inn Express & Suites Paris	854,087	0.1	8/29/2022	6/1/2027
Toledo Homewood Suites	854,087	0.1	1/31/2030	6/1/2027
Grand Rapids Homewood Suites	829,450	0.1	1/31/2030	6/1/2027
Cheyenne Fairfield Inn & Suites	771,963	0.1	8/19/2029	6/1/2027
Fairfield Inn Laurel	771,963	0.1	4/15/2019	6/1/2027
Courtyard Akron Stow	755,538	0.1	10/7/2025	6/1/2027
Towneplace Suites Bloomington	714,477	0.1	3/20/2025	6/1/2027
Larkspur Landing Roseville	714,477	0.1	N/A(3)	6/1/2027
Hampton Inn Danville	706,264	0.1	2/28/2022	6/1/2027
Holiday Inn Norwich	698,052	0.1	2/23/2022	6/1/2027
Hampton Inn Suites Longview North	689,840	0.1	2/28/2029	6/1/2027
Springhill Suites Peoria Westlake	689,840	0.1	5/1/2033	6/1/2027
Hampton Inn Suites Buda	681,627	0.1	1/31/2029	6/1/2027

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance ($)(2)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount		Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Shawnee Hampton Inn	681,627	0.1		1/1/2030	6/1/2027
Racine Fairfield Inn	665,202	0.1		11/6/2021	6/1/2027
Hampton Inn Selinsgrove Shamokin Dam	648,778	0.1		2/28/2022	6/1/2027
Holiday Inn Express & Suites Terrell	615,928	0.1		8/29/2022	6/1/2027
Westchase Homewood Suites	596,153	0.0	(4)	1/31/2030	6/1/2027
Holiday Inn Express & Suites Tyler South	591,291	0.0	(4)	8/29/2022	6/1/2027
Holiday Inn Express & Suites Huntsville	566,654	0.0	(4)	8/29/2022	6/1/2027
Hampton Inn Sweetwater	517,380	0.0	(4)	1/31/2030	6/1/2027
Comfort Suites Buda Austin South	435,256	0.0	(4)	8/29/2022	6/1/2027
Fairfield Inn & Suites Weatherford	410,619	0.0	(4)	3/18/2029	6/1/2027
Holiday Inn Express & Suites Altus	332,735	0.0	(4)	8/29/2022	6/1/2027
Comfort Inn & Suites Paris	295,645	0.0	(4)	8/29/2022	6/1/2027
Hampton Inn Suites Decatur	282,912	0.0	(4)	11/30/2028	6/1/2027
Holiday Inn Express & Suites Texarkana East	261,988	0.0	(4)	8/29/2022	6/1/2027
Mankato Fairfield Inn	234,774	0.0	(4)	12/31/2030	6/1/2027
Candlewood Suites Texarkana	181,517	0.0	(4)	8/29/2022	6/1/2027
Country Inn & Suites Houston Intercontinental Airport East	172,385	0.0	(4)	8/31/2027	6/1/2027

(1)	Except with respect to the Mortgaged Properties identified in the table above as Richmond Marriott Short Pump, Charlotte Southpark Marriott, Marriott Minneapolis Northwest, Jacksonville Hilton Hotels and Comfort Inn Hotel Circle, all other Mortgaged Properties shown above secure the Starwood Capital Group Hotel Portfolio Whole Loan.

(2)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.

(3)	With respect to each of the indicated “Larkspur Landing” Mortgaged Properties, the related borrower and an affiliate of the borrower have entered into a licensing agreement permitting the borrower to use the intellectual property associated with the Larkspur Landing brand. Such licensing agreements do not have expiration dates, but are subject to termination by either party with 60 days’ notice. The Whole Loan documents prohibit the applicable borrowers from terminating the related licensing agreement without the lender’s consent, except that consent is not required for replacing the licensing agreement with a replacement franchise agreement with a qualified franchisor.

(4)	Percentage (%) of the Initial Pool Balance by allocated loan amount is greater than zero but less than 0.1%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Specialty Use Concentrations”.

Self Storage Properties

With respect to the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Williamsburg Plaza Mortgage Loan, representing approximately 1.4% of the Initial Pool Balance, the related Mortgaged Property is approximately 20% occupied by tenants who are U.S. military personnel. In addition, approximately three units are occupied by tenants that receive Section 8 vouchers. The borrower currently provides a discount of $50 per month to military personnel and $25 per month to employees of certain local government and private employers.

●	With respect to the University Town Center–CA Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, 20% or more of the Mortgaged Property is comprised of student housing. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties” below.

●	With respect to the Bywater Mutual Homes, Inc. Mortgage Loan, representing approximately 0.7% of the Initial Pool Balance, the development of the related Mortgaged Property (a residential cooperative property) was subsidized by the United States Department of Housing and Urban Development. Of the 304 units, 230 are reserved for Section 236 residents who are eligible to receive Section 8 Housing Assistance Payment (HAP) contract subsidies, and 74 are allotted for Section 236 tenants who qualify as low-income tenants but do not qualify for HAP contract subsidies. At closing, the borrower deposited with the lender the sum of $310,000 to secure the borrower’s obligation to obtain a renewal or extension of one of the two HAP contracts to which the borrower is a party (which HAP contract is scheduled to expire on October 1, 2017). The borrower received a letter dated February 3, 2017 from the Maryland Department of Housing and Community Development (the municipal agency that administers HAP contracts) preliminarily approving the borrower’s request for the HAP renewal or extension. However, there is no assurance that the borrower will be able to obtain a renewal or extension of the HAP contract.

In addition, with respect to the Bywater Mutual Homes, Inc. Mortgage Loan, the related Mortgaged Property is operated as a limited equity cooperative in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such Mortgaged Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

●	In addition, certain of the residential cooperative properties are subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to any related Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the University Town Center–CA Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, 34.3% of the related Mortgaged Property is residential and 100% occupied by student tenants; 46.1% is designed for office use; and 19.6% is designed for retail use.

●	With respect to the 149 Spring Street Mortgage Loan, representing approximately 0.2% of the Initial Pool Balance, the related Mortgaged Property is a mixed use property containing one retail unit and seven multifamily units. Four of the seven multifamily units are currently subject to government rent control regulations, and have current annual rents as low as $4.80 per square foot.

●	Each such mixed use Mortgaged Property has one or more office, retail and multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Hospitality Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See
“—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leased Fee Properties

With respect to the leased fee properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties and Net Leased Properties Have Specific Risks”.

Industrial Properties

With respect to the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Creekside Estates MHC Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, the related Mortgaged Property is an age-restricted manufactured housing community. Each tenant agrees in his or her respective lease to comply with the rules and regulations of the community, which require that at least one of the lessees is age 55 or older, and that no family member is less than 24 years of age. The borrower can terminate any lease for failure to comply with such rules and regulations.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Movie Theater	3	13.7%
Restaurant	9	7.5%
Bank branch	4	5.9%
Medical/laboratory/technical training center	5	5.5%
Gym, fitness center or a health club and/or entertainment/recreational use	5	3.7%

With respect to the North Ridge & Rossell North Shopping Center Mortgage Loan, representing approximately 0.3% of the Initial Pool Balance, the related Mortgaged Property has a dry cleaner tenant with on-site processing operations.

With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, the largest tenant, H-E-B Woodlands Market, is a grocery store that also operates a gas station.

With respect to the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, each of the Mortgaged Properties is leased to a single tenant on a triple-net basis, 24 of which Mortgaged Properties (representing 58.3% of the net rentable area) were built-to-suit for the respective tenants (including two properties currently under construction). Accordingly, it may be more difficult to refit any such Mortgaged Property for, or to relet any such Mortgaged Property to, another tenant than would otherwise be the case for properties with standard office construction.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperatives Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
Del Amo Fashion Center	$90,000,000	7.3%	$259.56	3.34	x	39.8%	Retail
Starwood Capital Group Hotel Portfolio	$72,500,000	5.9%	$90,680.18	2.72	x	60.4%	Hospitality
Westchester One	$67,500,000	5.5%	$121.22	1.64	x	63.6%	Office
Market Street – The Woodlands	$65,000,000	5.3%	$355.63	2.04	x	53.6%	Retail
Olympic Tower	$56,000,000	4.5%	$1,162.99	2.70	x	32.2%	Mixed Use
Sprouts Farmers Market	$56,000,000	4.5%	$390.30	1.47	x	52.0%	Retail
270 Corporate Center	$52,500,000	4.3%	$116.81	1.61	x	73.4%	Office
iStar Leased Fee Portfolio	$45,400,000	3.7%	N/A	2.12	x	65.6%	Leased Fee
Gateway Net Lease Portfolio	$45,000,000	3.7%	$66.64	3.54	x	45.0%	(2)
200 Center Anaheim	$43,500,000	3.5%	$227.09	1.57	x	68.6%	Office
Stor-It Southern California Portfolio	$33,250,000	2.7%	$92.88	4.32	x	33.3%	Self Storage
Richmond Marriott Short Pump	$25,336,021	2.1%	$104,263.46	2.19	x	64.8%	Hospitality
Charlotte Southpark Marriott	$24,942,077	2.0%	$125,337.07	1.95	x	53.5%	Hospitality
36 East 14th Street	$23,000,000	1.9%	$4,540.07	1.58	x	56.5%	Retail
Capital Bank Plaza	$23,000,000	1.9%	$155.26	1.48	x	71.9%	Office
Top 3 Total/Weighted Average	$230,000,000	18.7%		2.65	x	53.3%
Top 5 Total/Weighted Average	$351,000,000	28.5%		2.54	x	50.0%
Top 15 Total/Weighted Average	$722,928,098	58.7%		2.35	x	54.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(2)	The related Mortgage Loan is secured by industrial and office Mortgaged Properties.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below, collectively representing approximately 18.4% of the Initial Pool Balance, are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Starwood Capital Group Hotel Portfolio	Multi-Property Loan	$72,500,000	5.9%
iStar Leased Fee Portfolio	Multi-Property Loan	45,400,000	3.7
Gateway Net Lease Portfolio	Multi-Property Loan	45,000,000	3.7
Stor-It Southern California Portfolio	Multi-Property Loan	33,250,000	2.7
StorPlace Self Storage Portfolio	Multi-Property Loan	16,329,808	1.3
Stor-It Costa Mesa & Long Beach	Multi-Property Loan	9,750,000	0.8
Elgin Village & Cedar Breaks Centre	Multi-Property Loan	4,600,000	0.4
Total		$226,829,808	18.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Richmond Marriott Short Pump	1	$25,336,021	2.1%
Jacksonville Hilton Hotels	1	17,943,307	1.5
Total for Group 1:	2	$43,279,328	3.5%
Group 2:
Stor-It Southern California Portfolio	5	$33,250,000	2.7%
Stor-It Costa Mesa & Long Beach	2	9,750,000	0.8
Total for Group 2:	7	$43,000,000	3.5%
Group 3:
Storage Choice – Westover Park	1	$6,020,000	0.5%
Storage Choice – League City	1	5,250,000	0.4
Total for Group 3:	2	$11,270,000	0.9%
Group 4:
A Storage Place – Grand Junction East	1	$6,000,000	0.5%
A Storage Place – Grand Junction West	1	5,000,000	0.4
Total for Group 4:	2	$11,000,000	0.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	35	$385,647,362	31.3%
New York	33	$266,525,541	21.6%
Texas	38	$147,447,172	12.0%
Maryland	5	$66,080,939	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-nine (29) other states, with no more than 4.4% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Forty-two (42) Mortgaged Properties, securing approximately 34.2% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 23%.

●	Five (5) Mortgaged Properties identified on Annex A-1 as Jacksonville Hilton Hotels, Starwood Capital Group Hotel Portfolio – Hampton Inn Morehead, Gateway Net Lease Portfolio – Comcast, Gateway Net Lease Portfolio – H&E Equipment Services (New Orleans) and Gateway Net Lease Portfolio – GE Aviation (Pompano), securing approximately 1.7% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, South Carolina or North Carolina, which areas are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties With Limited Prior Operating History

Fifty-five (55) of the Mortgaged Properties, securing four (4) of the Mortgage Loans, collectively representing approximately 12.9% of the Initial Pool Balance, are Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as 270 Corporate Center, 200 Center Anaheim, Jacksonville Hilton Hotels, Park Oaks Shopping Center, Brenden Theatres, West Bench Plaza and A Storage Place - Grand Junction East, the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. With respect to the West Bench Plaza Mortgage Loan, the related tenancy-in-common agreement provides that the obligation of the tenant-in-common manager to make additional capital contributions is capped at $25,000. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Seven (7) of the Mortgage Loans identified on Annex A-1 as Market Street – The Woodlands, Olympic Tower, Gateway Net Lease Portfolio, 36 East 14th Street, Abington House – Retail, Armory Owners, Inc. and 1111 Studewood, representing approximately 5.3%, 4.5%, 3.7%, 1.9%, 1.3%, 1.1% and 0.4% respectively, of the Initial Pool Balance are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, the related Mortgaged Property includes a single, 23,934 square foot building with five tenants that comprises one condominium unit in a land condominium that is comprised of two condominium units. The two condominium units consist of (i) a retail unit comprising such building and (ii) a hotel unit that is not included in the collateral for the Mortgage Loan. The borrower has a 25.81% interest in the condominium and, while the borrower does not affirmatively control the association, its consent would be required in connection with various major decisions, including an election not to rebuild following casualty (85% of votes required), changes to established monthly assessments (85% of votes required), and amendments to condominium documents (90% of allocated votes of unit owners, together with 50% of first mortgagees of owners, required). Each unit owner has sole responsibility for its respective buildings, and the association’s duties with respect to the residual common elements are accordingly circumscribed. The condominium association is not in good standing with the applicable governmental authorities due to a failure to pay required annual fees to the Texas Comptroller. Until the time the condominium association is first brought into good standing with the Texas Comptroller following the origination date of the related Whole Loan, the Whole Loan documents provide for personal liability to the borrower and guarantors for losses resulting from the borrower’s failure to bring the association back in good standing.

With respect to the Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, the Mortgaged Property is comprised of four commercial buildings in New York, New York, one of which is a commercial condominium unit that is part of a 52-story Class A mixed-use building. The commercial condominium unit consists of the land (other than the portion thereof that is part of the common elements), certain portions of the sub-cellar space, the concourse level and floors 1 through 21, and includes 388,170 square feet of office space across floors 3 – 21 and 36,556 square feet of retail space across two sublevel floors and floors 1 – 2 of the mixed-use building. The remaining units in the condominium consist of 230 residential condominium units situated on floors 22 – 51 of the building, none of which are included in the collateral for the Olympic Tower Mortgage Loan. The condominium is governed by a board of managers that is currently composed of nine members. The commercial unit owner has the right to designate not less than four members of the board, and the residential unit owners have the right to designate the remaining five members. In general, condominium board decisions are determined by the vote of the majority of the members present at a meeting at which a quorum is present, and a quorum exists so long as a majority of the members of the board is present. Accordingly, the borrower does not control the condominium board. Decisions affecting only the commercial unit or commercial limited common elements and that do not affect the residential units or residential limited common elements are required to be made by a majority of the managers elected by the commercial unit owner that are present at a meeting at which a quorum is present. If 75% or more of the condominium is substantially damaged or destroyed by fire or other casualty, and if 75% in number and in common interest of the unit owners do not duly and promptly resolve to proceed with repairs or restoration, then the condominium may be subject to an action for partition instituted by any unit owner or lienor, as if owned in common, and the net proceeds of insurance are required to be divided among the unit owners in proportion to their respective common interests. The pro rata share of the borrower, as commercial unit holder, is 46.667418%. A portion of such proceeds is required to be paid to the ground lessor, as described under “—Fee & Leasehold Estates; Ground Leases”.

With respect to the Charlotte Southpark Marriott Mortgage Loan, representing approximately 2.0% of the Initial Pool Balance, the Mortgage Loan documents contemplate the release of a portion of the Mortgaged Property in connection with the creation of a land condominium regime that would result in the Mortgaged Property being one unit in a two-unit condominium additionally comprised of a companion Marriott-flagged hotel and an adjacent shared parking facility. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”. The borrower would have a 50% ownership interest in the condominium association that operates the shared parking facility. The respective hotel owners would have sole responsibility for their respective hotel buildings. The Mortgage Loan documents provide for springing full recourse to the borrower and guarantors if, following the condominium conversion, the condominium regime were to be terminated without lender consent.

With respect to the 36 East 14th Street Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, the related Mortgaged Property is a retail space on the ground and lower levels of a development with a 15-story residential tower above the Mortgaged Property, which retail space represents one condominium unit out of twenty-one units total. The related borrower has the right to appoint one board member out of seven on the condominium board, and therefore does not control the condominium. However, the borrower benefits from certain minority protections, including (i) the right to approve any amendment to the condominium declaration that would adversely affect the commercial unit or any rights granted in such declaration, (ii) the right to prohibit any modification to the declaration or rules that would alter the common interest associated with the unit, and (iii) the right to approve any rules or regulations that interfere with the use of its unit in any material respect. In addition, the related Mortgage Loan documents permit the related condominium association to maintain the insurance coverage required under the related Mortgage Loan agreement in lieu of the borrower obtaining such insurance. Any and all insurance proceeds payable under insurance policies maintained by the condominium association are required to be paid directly to the condominium association or an insurance trustee, as applicable, in accordance with the terms and provisions of the condominium documents. The condominium documents provide that insurance proceeds in an amount less than $100,000 are payable to the condominium board and proceeds in excess of $100,000 are payable to an insurance trustee to be appointed by the condominium board and are required to be applied to the restoration of the property, unless 75% or more of the related building is destroyed or substantially damaged and 75% or more of unit owners elect not to proceed with restoration and to instead pursue an action for partition.

With respect to the Abington House – Retail Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, the related Mortgaged Property is comprised of two condominium units (a retail unit and a parking garage unit) located at the base of a 33-story apartment building that also includes two residential condominium units containing 312 apartments that are not collateral for the Mortgage Loan. The borrower has 5.51% of the voting rights in the related board of managers, but has certain minority owner protections, including (i) the right to approve major decisions, including materially adverse amendments to the condominium documents and alterations to common elements in excess of $10 million, and (ii) the right to contest certain special assessments. The board of managers’ estoppel agreement prohibits any action that would impair the operation of the retail and parking garage units in a more restrictive manner than its current operation. The board of managers’ responsibilities are limited (primarily to common element maintenance), and each unit owner is responsible for its own maintenance. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for losses resulting from (i) failure to pay condominium assessments and charges, (ii) the condominium declaration’s withdrawal, termination or partition, (iii) the board’s failure to promptly proceed with restoration in the event of a casualty, or (iv) the borrower’s consent to the modification or termination of the condominium declaration without the lender’s consent.

With respect to the Armory Owners, Inc. Mortgage Loan, representing approximately 1.1% of the Initial Pool Balance, the related Mortgaged Property is part of an apartment building that is comprised of one residential condominium unit and one commercial condominium unit. The residential condominium unit constitutes the related Mortgaged Property. Subject to certain exceptions, the related borrower controls the condominium board and the day-to-day operations.

The 1111 Studewood Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, is secured by four commercial units in a 24-unit condominium. The remaining 20 units are residential units not included in the Mortgaged Property. The condominium board consists of five directors, all elected by majority vote. The borrower does not control the condominium.

With respect to the Gateway Net Lease Portfolio – Comcast Mortgaged Property, representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Property consists of one unit in a three-unit condominium. The condominium board consists of three directors, all elected by majority vote. The borrower does not control the condominium board.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

Twenty-eight (28) of the Mortgage Loans, collectively representing approximately 7.3% of the Initial Pool Balance, are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	202	$ 1,126,195,915	91.5%
Leasehold	7	82,592,450	6.7
Fee/Leasehold(3)	2	22,500,000	1.8
Total	211	$ 1,231,288,365	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

As among the 15 largest Mortgage Loans, with respect to the Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, the Mortgaged Property consists in its entirety of a ground leasehold and/or subleasehold interest. With respect to the Olympic Tower Mortgage Loan, the ground lessor of the Mortgaged Property related to such Mortgage Loan has the right to mortgage its fee interest; however, any such mortgage is required to be subordinate to the ground lease.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, the Mortgaged Property consists of a ground leasehold interest and, in the case of the Pochari Premises (as such term is defined below), a ground subleasehold interest, pursuant to a ground lease (collectively, the “Olympic Tower Ground Lease”) between the borrower and Olympicgold L.L.C. (the “Olympic Tower Ground Lessor”), which owns substantially all of the fee interest in the related land. An approximately 2,211 square foot portion of the land (the “Pochari Premises”) is separately owned by certain individuals and an estate (collectively, the “Pochari Ground Lessor”) and ground leased by the Pochari Ground Lessor to the Olympic Tower Ground Lessor (such ground lease, the “Pochari Ground Lease”), which in turn sub-ground leases such portion to the borrower as part of the Olympic Tower Ground Lease. The Pochari Ground Lessor has agreed in an estoppel agreement to recognize the lender as a leasehold mortgagee under the Pochari Ground Lease.

The leasehold mortgagee is entitled to 30 additional days to cure a borrower default under the Olympic Tower Ground Lease or, in the case of a default that cannot be cured within 30 days (other than payment defaults), such longer period as is needed to cure the default so long as the cure has been commenced within the 30-day period and the leasehold mortgagee diligently pursues the cure. If the default is of such a nature that it cannot practicably be cured by the leasehold mortgagee without it taking possession, then the Olympic Tower Ground Lessor will not terminate the Olympic Tower Ground Lease if the leasehold mortgagee unconditionally guaranties that it will cure the default, accompanied by security for such guaranty (unless the leasehold mortgagee is a life insurance company, bank or trust company regulated by the State of New York or other governmental authority), and the leasehold mortgagee proceeds diligently to obtain possession and cure only the defaults which are susceptible of cure by the leasehold mortgagee (with those not susceptible of cure being waived). If the borrower is in default for bankruptcy (and similar matters), then the leasehold mortgagee has 30 days (subject to any stay in bankruptcy) to institute foreclosure and diligently prosecute it to completion.

However, under the Olympic Tower Ground Lease, the Olympic Tower Ground Lessor is not required to enter into a new lease with a leasehold mortgagee in the event that the Olympic Tower Ground Lease is terminated (whether in the borrower’s bankruptcy, for the borrower’s default, or otherwise). Accordingly, the lender could lose its security interest in the Mortgaged Property upon such a termination, including upon a rejection in bankruptcy by the borrower. Further, in the event of concurrent bankruptcy proceedings involving the Olympic Tower Ground Lessor (assuming that it is eligible to become a debtor under the Bankruptcy Code) and the borrower, as ground lessee, the lender may be unable to enforce the bankrupt borrower’s obligation, as ground lessee, to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In any such circumstances, the Olympic Tower Ground Lease could be terminated despite the cure rights and other lender protection provisions contained in the Olympic Tower Ground Lease or in the Whole Loan documents. In addition, under the Pochari Ground Lease, the Pochari Ground Lessor is not required to enter into a new lease with a leasehold mortgagee in the event that the Pochari Ground Lease is rejected in a bankruptcy.

The Olympic Tower Mortgaged Property includes the commercial unit in a condominium building, as described under “—Condominium Interests”. Pursuant to the Olympic Tower Ground Lease, in the event of a casualty, if the condominium building is not restored and a partition action is commenced, then insurance proceeds and partition proceeds allocable to the commercial condominium unit holder are required to be allocated, first, to the ground lessor under the Olympic Tower Ground Lease in the amount of $15,000,000, and, second, to the related borrower in an amount equal to the lesser of the outstanding balance of the related Whole Loan and the value of the leasehold interest in the commercial condominium unit immediately prior to the partition action. In addition, in the event of a casualty, if the improvements located on the Mortgaged Property demised under the Pochari Ground Lease are not restored, the related insurance proceeds are required to be allocated first to the ground lessor under the Pochari Ground Lease in the amount of $1,000,000, and any remaining proceeds are to be paid to the ground lessee under the Pochari Ground Lease (which proceeds are required to be deposited with the depositary under the Olympic Tower Ground Lease, and held and disbursed in accordance with the Olympic Tower Ground Lease).

In the event of a condemnation of the Mortgaged Property as to which restoration is not required, condemnation proceeds are applied similarly to the allocation set forth in the above paragraph, provided that the amount of condemnation proceeds required to be allocated to the ground lessor under the Olympic Tower Ground Lease is $20,000,000.

The Olympic Tower Whole Loan documents provide that, in the case of a casualty or condemnation, the ground lease and condominium documents govern; subject, however, to a prohibition on any release of the Mortgaged Property unless (i) the entire Whole Loan has been paid down in the amount and to the extent required by the REMIC provisions, or (ii) an opinion of counsel is delivered stating that the failure to make such payment would not cause the Trust to fail to qualify as a REMIC.

To the extent the Olympic Tower Ground Lease or Pochari Ground Lease require that all or any portion of insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee or depositary designated under the Olympic Tower Ground Lease or Pochari Ground Lease. The depositary under the Olympic Tower Ground Lease will be the same party that is the insurance trustee designated under the condominium documents, unless the ground lessor or lessee objects. Pursuant to an estoppel certificate delivered by the condominium board to the lender, the insurance trustee designated by the board under the condominium documents is required to be either (i) the lender or (ii) a bank or other financial institution that has a long-term rating of not less than “A+” by S&P, a long-term rating of not less than “A1” by Moody’s, and, if rated by Fitch, a long-term rating of not less than “A+” by Fitch and a short-term rating of not less than “F-1” by Fitch. The insurance trustee under the Pochari Ground Lease is required to be The Bank of New York.

With respect to the Jacksonville Hilton Hotels Mortgage Loan, representing approximately 1.5% of the Initial Pool Balance, the hotel property is subject to (i) a master ground lease on a 1.72-acre parcel (which includes the hotel property) between the Jacksonville Transportation Authority, as ground lessor, and the original developer of the hotel and (ii) a sub-ground lease of the hotel property (a .73-acre parcel) between such developer, as sub-ground lessor, and the borrower, as sub-ground lessee. The parking rights for the hotel to the municipal parking garage located on the adjacent ground leased property are included in the sub-ground lease. The master ground lessor has agreed, in the event of a default under the master ground lease, to recognize the sub-ground lease as a direct lease, including the parking rights. In the event of an uninsured casualty or other damage to the hotel property, the borrower is not obligated to restore the hotel property, and either the sub-ground lessor or the borrower may terminate the sub-ground lease. The fully extended expiration date of the ground lease is October 3, 2076, which is more than 20 years beyond the stated maturity date of the Mortgage Loan. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for any losses arising from the failure to pay amounts due under the ground lease to the extent revenue is available, and for springing recourse to the borrower and guarantors if the ground lease is terminated. Certain reserved parking fees payable by the borrower under the sub-ground lease have been deferred by the ground lessor and sub-ground lessor until substantial completion of roadway construction adjacent to the hotel property. The borrower and guarantors are subject to personal liability for losses resulting from a failure to pay such deferred fees when due and payable.

With respect to the Comfort Inn Hotel Circle Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance, the borrower’s interest consists of two leasehold parcels covering (1) 1.21 acres and (2) 0.54 acres, respectively, which contain a substantial portion of the improvements, and a 0.23-acre fee parcel. The latest ground lease expiration for each lease is December 31, 2069. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for losses arising from a failure to pay amounts due under the ground leases to the extent revenue is available, and for springing recourse to borrower and guarantors if either ground lease is terminated.

With respect to the Gateway Net Lease Portfolio Mortgage Loan, four of the related Mortgaged Properties identified as FedEx (Baltimore), GoDaddy, Sikorsky Aircraft and Hitachi, collectively representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, are subject to ground leases. With respect to each of the Hitachi and GoDaddy Mortgaged Properties, the related ground lease does not include a no-merger clause. As a result, the consent of the leasehold mortgagee is not required to merge the fee and leasehold estates. With respect to the Sikorsky Aircraft Mortgaged Property, the ground lease permits amendments to the lease without the lender’s consent. For each of the GoDaddy, Sikorsky Aircraft and Hitachi Mortgaged Properties, the lender required the related individual borrower to include a special member in its organizational structure. The consent of the related special member is required for any transfer that would result in a merger of the fee and leasehold estates with respect to the Hitachi and GoDaddy Mortgaged Properties. For each of the GoDaddy, Sikorsky Aircraft and Hitachi Mortgaged Properties, the consent of the special member is required for any amendment, modification, alteration or surrender of the ground lease. The related Whole Loan documents provide a loss recourse carveout in the event that any of the related individual borrowers terminates a special member without the prior written consent of the lender.

In addition, with respect to the Gateway Net Lease Portfolio – Hitachi Mortgaged Property, representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the related ground lease expires on April 13, 2040, which is less than 20 years beyond the stated maturity date of the Whole Loan.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eight (8) months prior to the Cut-off Date, other than with respect to three (3) Mortgaged Properties identified on Annex A-1 as Greensboro Industrial Portfolio, Springdale Pointe and Budget Self Storage of Mesa, collectively representing approximately 0.8% of the Initial Pool Balance, for which no Phase I environmental site investigation was obtained. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, the ESA obtained at loan origination identified the following RECs at the Mortgaged Property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities; (iii) the existence of 17 oil wells previously located on the Mortgaged Property; (iv) the existence of a 280-gallon diesel storage tank used by J.C. Penney previously located at the Mortgaged Property; and (v) the existence of a former auto repair facility. The environmental consultant estimated that remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. The borrower and guarantor have provided indemnities that would cover environmental cleanup costs and liabilities for the Mortgaged Property. Such environmental indemnity provisions with respect to the Whole Loan are contained in the related non-recourse carveout guaranty, which is subject to a cap of $117,000,000.

●	With respect to the Sprouts Farmers Market Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, the ESA identified a controlled recognized environmental condition (“CREC”) at the related Mortgaged Property due to contamination from prior agricultural and industrial uses. The property was entered into a 2007 state voluntary clean-up program with the California Department of Toxic Substance Control (“DTSC”), which certified completion of all remedial actions in 2012 subject to an ongoing operation and maintenance program. A prior owner of the Mortgaged Property entered into a new operation and maintenance agreement in 2016 that requires notification to DTSC of any soil disturbance, annual inspections and reports, in addition to five-year summary reports. The cost of the ongoing operation and maintenance program was funded by such prior owner pursuant to a third-party trust agreement for the benefit of DTSC. In addition, the related Mortgaged Property is subject to recorded restrictive covenants that restrict use of the property for residential, hospital, school, and day care uses and prohibit drilling for water or oil and gas or other disturbance of the soil without DTSC approval. Other than ongoing compliance with the restrictive covenants and operation and maintenance agreement, the ESA did not recommend additional assessment or investigation. The Mortgage Loan documents require the borrower to comply with the restrictive covenants and operation and maintenance agreement.

●	With respect to the Charlotte Southpark Marriott Mortgage Loan, representing approximately 2.0% of the Initial Pool Balance, in lieu of the guarantor providing an environmental indemnity (only the SPE borrower is a non-recourse carveout indemnitor for environmental losses), the lender obtained a lender environmental collateral protection and liability environmental insurance policy with a $5,000,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America, with a 13-year term (3 years past the stated loan term) and a $25,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”. The Phase I ESA obtained at loan origination did not identify any RECs.

●	With respect to the Park Oaks Shopping Center Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, the Phase I ESA identified a CREC related to a prior on-site dry cleaning operation. Releases were discovered and the related parcels were included in a state voluntary clean-up program. While the Mortgaged Property received a final certificate of completion from state regulatory authorities, the ESA recommended further analysis of sub-slab vapor samples. The lender required the borrower to conduct a Phase II indoor air sampling and, if necessary, vapor remediation by soil extraction or installation of a sub-slab depressurization system. The Mortgage Loan documents require an environmental reserve in the amount of $75,813 (125% of the estimated cost of remediation), commencement of vapor testing within 30 days following the loan closing (which took place on May 10, 2017) and, if necessary, completion of remediation within 120 days following the loan closing.

●	With respect to the Abington House – Retail Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, the Phase I ESA identified a CREC related to the Mortgaged Property’s history of various environmentally sensitive uses, including auto repair, printing, a salvage yard and a filling station. A spill occurred during redevelopment of the site in 2012, and 11 underground storage tanks were removed together with contaminated soil. Following such remediation, the New York State Department of Environmental Conservation granted closure on the matter on September 6, 2012, to be administered by Office of Environmental Remediation (“OER”), provided that engineering controls at the site are maintained (including those in the Site Management Plan found in the Remedial Closure Report). In addition to the Remedial Closure Report due on July 31, 2017 and every 3 years thereafter, the Site Management Plan imposes the following material use/operation restrictions: (1) use of groundwater under the site is prohibited without treatment; and (2) the site is required to be used for restricted residential and commercial use and not for a higher level of use without prior approval by the OER.

●	With respect to the Lawndale Plaza Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance, the Phase I environmental site assessment identified a REC due to a prior on-site dry cleaning operation. In lieu of Phase II, the lender obtained a premises environmental liability insurance policy from Great American Insurance Company with a 13-year term (3 years longer than the loan term), which has a $2,000,000 sublimit per claim and a $25,000 deductible. The policy premium was pre-paid at closing. Great American Insurance Company has an S&P rating of “A+”.

●	With respect to the Manchester Plaza Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance, the related Phase I ESA (the “2017 ESA”) noted a historical REC related to the former use of the Mortgaged Property for automotive services and the presence of semi-volatile organic compounds and metals in soil samples and groundwater, as to which a no further action determination was made pursuant to a Phase II investigation conducted in 2005. However, the 2017 ESA noted that if use of the Mortgaged Property for residential purposes (the current use is retail) or groundwater use is anticipated in the future, further assessment may be required. In addition, the 2017 ESA stated that a prior Phase I ESA conducted in 2015 (the “2015 Phase I”) had considered the suspected groundwater flow from upgradient, north adjacent properties consisting of automotive maintenance centers to constitute a REC. Subsequent to such 2015 Phase I, a limited Phase II site investigation was conducted in 2015 (the “2015 Phase II”), finding no impacts in excess of the Missouri Department of Natural Resources’ default target levels. The 2017 ESA stated, “although no impacts were found, the current and former north adjacent property use for automotive maintenance services presents a potential BER (business environmental risk) to the subject site.”

●	With respect to each of the Greensboro Industrial Portfolio Mortgage Loan, the Springdale Pointe Mortgage Loan and the Budget Self Storage of Mesa Mortgage Loan, representing approximately 0.4%, 0.2% and 0.2%, respectively, of the Initial Pool Balance, in lieu of obtaining a Phase I environmental site assessment, the lender obtained a $5,050,000 group lender environmental collateral protection and liability environmental insurance policy with a $5,050,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term (equal to the loan term), a 3-year policy tail and no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●	With respect to the iStar Leased Fee Portfolio – Doubletree Seattle Airport Mortgaged Property, representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, the ESA identified a REC in connection with a review of the regulatory database, which revealed four releases of petroleum and other hazardous materials at the Mortgaged Property between 2001 and 2011. In lieu of a Phase II site investigation, an environmental insurance policy was obtained from Great American Insurance Company in the amount of $2,000,000 per occurrence and in the aggregate and subject to a $25,000 self-insured retention. The insurance policy expires on March 30, 2030. Great American Insurance Company has an S&P rating of “A+” and a Moody’s rating of “A1”.

●	With respect to the 1111 Studewood Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, the related Phase I ESA identified a REC due to the prior use of the Mortgaged Property for dry cleaning purposes between the 1950s and the 1980s, the contamination of the Mortgaged Property with chlorinated volatile organic compounds, and the migration of the contaminant plume onto adjacent properties. The Mortgaged Property is listed as a “Priority Cleaners” in the Texas Commission on Environmental Quality’s Dry Cleaner Remediation Program. The Phase I ESA determined that, due to an underslab vapor barrier and exhaust fans operated at the Mortgaged Property, the existing groundwater contamination does not constitute a vapor intrusion threat to the Mortgaged Property, and would not be a significant concern to the adjacent properties. The environmental consultant recommended continued enrollment in the Dry Cleaner Remediation Program. The lender obtained a Premises Environmental Liability Insurance Policy in favor of the lender from Great American Insurance Co. (rated “A+” by S&P and “A+(XV)” by A.M. Best Company). The policy has an individual and aggregate limit of $1,000,000 per incident, a self-insured retention of $25,000 per incident, and a 13-year term, ending June 1, 2030.

●	With respect to the North Ridge & Rossell North Shopping Center Mortgage Loan, representing approximately 0.3% of the Initial Pool Balance, the Phase I environmental site assessment obtained at loan closing identified a CREC with respect to a prior on-site dry cleaner. The Illinois Environmental Protection Agency granted a no further action letter dated December 28, 2005, and was recorded effecting restrictions of the subject property to commercial and industrial uses. The lender required a Phase II environmental site assessment, which concluded that no new releases had occurred since the no further action letter had been issued, and recommended the installation of a vapor mitigation system. The Mortgage Loan documents require that the borrower install a vapor mitigation system no later than six months after loan closing and provide evidence reasonably satisfactory to the lender of its completion and a report reasonably satisfactory to the lender indicating that the system is functioning properly. An up-front environmental reserve in the amount of $22,500 (150% of the estimated cost) was also obtained. Further, the Mortgage Loan documents provide for full recourse to the borrower and guarantor until the installation of the vapor mitigation system is complete.

●	With respect to the Gateway Net Lease Portfolio – FedEx (Stratford) and Gateway Net Lease Portfolio – FedEx (Baltimore) Mortgaged Properties, representing approximately 0.3% and 0.3%, respectively, of the Initial Pool Balance by allocated loan amount, each ESA for the related Mortgaged Property noted that such Mortgaged Property was potentially impacted by a release originating from an adjoining property. With respect to the FedEx (Stratford) Mortgaged Property, information from the state regulatory database indicated that a site investigation had been conducted by the Connecticut Department of Energy & Environmental Protection in 1996 on the adjacent property. The site investigation had revealed that an underground storage tank had leaked in the past, and that neither the tank release nor the tank itself had been reported to the state agency. Soil and groundwater testing in April 1996 did not identify any indication of a gasoline contamination; however, high levels of chlorinated solvents were discovered in the soil and groundwater beneath the adjacent property. The ESA characterized the former release and presence of chlorinated solvents on the adjacent property as a REC and recommended conducting a file review at the state environmental agency to accurately assess the potential for impacts on the Mortgaged Property.

With respect to the FedEx (Baltimore) Mortgaged Property, several adjacent properties are included in a judicial consent decree initiated by the United States Environmental Protection Agency. All of these adjacent properties are operating under the consent decree and are in various stages of investigation and remedial activities. Impacts to the Mortgaged Property from the adjacent property releases include the presence of select metals, a polychlorinated biphenyl and total petroleum hydrocarbons-diesel range organics in soil at concentrations exceeding applicable government standards. A response action plan (“RAP”) has been approved by the Maryland Department of the Environment to remediate the conditions at the Mortgaged Property. The environmental consultant recommended the completion of the RAP and submission of all documents necessary to obtain a no further action letter. At loan closing, in lieu of establishing a reserve to fund the recommended investigation and remediation, the borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation in connection with the RECs at the related Mortgaged Properties. The policy has an individual claim limit of $5.0 million, an aggregate claim limit of $35.0 million and a $50,000 deductible. The current policy has an expiration date of May 19, 2027. The policy was prepaid at origination of the Mortgage Loan and was provided by Great American Insurance Company, which is rated “A+” by S&P.

●	With respect to the Starwood Capital Group Hotel Portfolio – Hampton Inn Carlisle and Starwood Capital Group Hotel Portfolio – Hampton Inn Morehead Mortgaged Properties, representing approximately 0.1% and 0.1%, respectively, of the Initial Pool Balance by allocated loan amount, the related ESAs concluded that the Mortgaged Properties have RECs due to the former presence of underground storage tanks at the Mortgaged Properties. With respect to the Hampton Inn Carlisle Mortgaged Property, the ESA recommended that a file review be conducted at the applicable state agency in order to determine the current status of a leaking underground storage tank case associated with the Mortgaged Property due to the former presence of a gasoline service station at the Mortgaged Property. The ESA provided an estimated cost of $1,000 to conduct the review. With respect to the Hampton Inn Morehead Mortgaged Property, the ESA recommended that a ground penetrating radar survey and/or magnetometer survey be conducted to determine whether any underground storage tanks associated with the former presence of a gasoline service station remain at the Mortgaged Property. The ESA also recommended that the borrower conduct a limited subsurface investigation to characterize any impacts to soil and/or groundwater. The ESA provided an estimated cost of $12,000-$17,000 in connection with such recommendations. At origination, in lieu of establishing a reserve to fund the recommended investigation, the borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation in connection with the RECs at the related Mortgaged Properties. The policy has individual and aggregate claim limits of $1 million and a $25,000 deductible. The current policy has an expiration date of May 24, 2030. The policy was prepaid at origination of the Mortgage Loan and was provided by Great American Insurance Company, which is rated “A+” by S&P.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion in the near term. Examples (other than hospitality property improvement plans, which are discussed above under
“—Mortgage Pool Characteristics—Property Types—Hospitality Properties”) include:

●	With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, the Mortgaged Property is in the midst of a redevelopment that began in 2013. Recently completed and/or remaining portions of the multi-phased project include (i) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation is expected to have been completed in May 2017, (ii) the build-out of two restaurant pads, which is expected to be completed this year, and (iii) the construction of the Marshalls and Dave & Buster’s spaces, which are expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the related Whole Loan documents, and the borrower is not required to complete such redevelopment.

●	With respect to the Westchester One Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, the borrower’s business plan includes a capital expenditure budget of $7,007,000 for anticipated property improvements over the next 12 months. Expected expenditures include renovation of the garage adjacent to the office building included in the Mortgaged Property ($4,715,000), elevator modernization ($682,000), installation of new HVAC chillers ($750,000) and lobby and cafeteria upgrades ($860,000). The borrower deposited $7,000,000 into a reserve for recurring replacements, which is to be used in connection with the business plan.

In addition, $9,702,169 was required to be provided by the prior owner of the Westchester One Mortgaged Property to the borrower for outstanding tenant improvements for the largest tenant, New York Life Insurance (“New York Life”), which is not yet in occupancy. Such amount is expected to be held outside of the Westchester One Whole Loan documents pursuant to an escrow agreement expected to be entered into among First American Title Insurance Company, the borrower, New York Life and the lender, which the borrower is required to finalize and execute within ten days after the loan origination date (which was June 8, 2017) (the “New Escrow”). Under the New Escrow, the lender will not hold such tenant improvement funds, and will not have control over such funds in the manner that it would have if such funds had been escrowed under the Westchester One Whole Loan, as such funds, while assigned by the prior owner, were funds of the prior owner that were set aside to be used solely for improvements to the tenant’s space. As a result, the lender will not be permitted to apply such funds to repay the Westchester One Whole Loan following an event of default under the Whole Loan documents, or for any purpose other than the related tenant improvements. Pending negotiation of the New Escrow with the lender, such tenant improvement reserve is currently held pursuant to an escrow agreement with First American Title Insurance Company (the “Existing Escrow”), to which the lender is not a party. The prior owner assigned its rights under the Existing Escrow to the borrower at loan origination. In the event that the New Escrow is not entered into, the tenant improvements reserve would remain held under the Existing Escrow, and the lender would not have any direct rights therein. Failure to enter into the New Escrow is a loss recourse event under the related Whole Loan, and, at the lender’s sole discretion, failure to enter into the New Escrow will constitute an event of default under the related Whole Loan. We cannot assure you that a New Escrow will be entered into within ten days of the loan origination date, or at all.

●	With respect to the Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, the borrower is expected to commence renovations in July 2017 to the lobby of the office tower located at 645 Fifth Avenue, which is included in the Mortgaged Property. The budgeted amount of such lobby renovations is $25,989,597, and a reserve has been funded in such amount for such renovations. The borrower is required under the related Mortgage Loan documents to diligently pursue each portion of the lobby renovations to completion.

●	With respect to the Bywater Mutual Homes, Inc. Mortgage Loan, the Horizon Owners Corp. Mortgage Loan, the La Costa Apartment Corp. Mortgage Loan, the 2711 Henry Hudson Corp. Mortgage Loan, the 84 Drive Homes Inc. Mortgage Loan and the 775 Loft Corp. Mortgage Loan, collectively representing approximately 2.2% of the Initial Pool Balance, the related borrowers expect planned renovations at the Mortgaged Properties with estimated costs ranging from $150,000 to $1,774,350.

●	With respect to the Williamsburg Plaza Mortgage Loan, representing approximately 1.4% of the Initial Pool Balance, the related borrower has informed the lender that it anticipates spending approximately $2.7 million on renovating units. However, the borrower is not required under the Mortgage Loan documents to effect such renovations. At loan closing, $1.4 million was reserved for such renovations, which may be released only if the debt yield for the Mortgage Loan, based on the trailing six month period, is at least 8.25%. If the funds in such reserve are not disbursed by the end of the 36th month of the loan term, the borrower is required to defease a principal amount of such Mortgage Loan equal to the remaining amount in the reserve by the first day of the 39th month of the loan term. Not more than 20 units are permitted under the Mortgage Loan documents to be unavailable for rent due to renovations at any one time.

●	With respect to each of the Gateway Net Lease Portfolio – Baxalta (Barry Pointe) and Gateway Net Lease Portfolio – Baxalta (Casselberry) Mortgaged Properties,

each representing less than 0.1% of the Initial Pool Balance, the sponsor is in the process of completing construction at the related Mortgaged Properties, the properties are not yet collateral for the Whole Loan, and the related individual borrowers (each, an “Earnout Borrower”) are not yet borrowers. At origination of the Gateway Net Lease Portfolio Whole Loan, the lender funded $10,720,000 of the $523,000,000 Whole Loan amount into a reserve account (the “Earnout Reserve”), to be disbursed in accordance with the related Whole Loan documents. Each Earnout Borrower is entitled to a disbursement of the Earnout Reserve funds allocable to the related property provided that, among other conditions: (i) there is no event of default under the Whole Loan documents continuing on the date of such Earnout Borrower’s disbursement request or the date of the related disbursement; (ii) the net operating income for the applicable Mortgaged Property results in a debt yield of at least 9.8% based on the outstanding principal balance of the allocated Whole Loan amount for such Mortgaged Property; (iii) the Earnout Borrower delivers a joinder agreement adding such Earnout Borrower as a borrower under the Whole Loan documents; (iv) the Earnout Borrower delivers updated organizational documents, security documents, amendments, third party reports and title endorsements and survey updates required by the Whole Loan documents; (v) the loan-to-value ratio based on the allocated Whole Loan amount for the applicable Mortgaged Property is not greater than 65.5%; (vi) all construction work at the applicable Mortgaged Property has been completed and there are no notices of pendency, stop orders, mechanics’ or materialmen’s liens or notices of intention to file the same (unless bonded to the reasonable satisfaction of the lender or discharged of record); and (vii) the related Mortgaged Property is 100% occupied by tenants paying full and unabated rent pursuant to leases approved by the lender. The applicable Mortgaged Property will not become collateral for the Whole Loan, and the related Earnout Borrower will not become a borrower, until funds in the Earnout Reserve are released with respect to such individual Mortgaged Property upon satisfaction of the foregoing conditions.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case (other than with respect to the SoCal Self Storage - Los Angeles, CA Mortgage Loan, representing approximately 1.2% of the Initial Pool Balance), the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems (other than with respect to the Gateway Net Lease Portfolio – Baxalta (Barry Pointe) and Gateway Net Lease Portfolio – Baxalta (Casselberry) Mortgaged Properties, which are currently under construction and are not yet collateral for the Gateway Net Lease Portfolio Mortgage Loan). Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eight (8) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the 36 East 14th Street Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, one of the four non-recourse guarantors, Jeffrey Feil, is named as defendant in a lawsuit initiated by various family members and shareholders alleging the mismanagement of certain family businesses and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. The plaintiffs’ allege that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce his family members to sell their interests in the family businesses to Mr. Feil at unconscionably low prices. In addition, the plaintiffs’ allege that Mr. Feil misappropriated insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any material adverse effects on Mr. Feil’s business or on the operation of the related Mortgaged Property as a result.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Seventy-three (73) of the Mortgage Loans, representing approximately 72.7% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Thirteen (13) of the Mortgage Loans, representing approximately 23.7% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans, representing approximately 3.7% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to twenty (20) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Del Amo Fashion Center, Market Street – The Woodlands, Sprouts Farmers Market, 270 Corporate Center, iStar Leased Fee Portfolio, Richmond Marriott Short Pump, Marriott Minneapolis Northwest, Jacksonville Hilton Hotels, Park Oaks Shopping Center, Abington House – Retail, Windhaven Park, Manchester Plaza, University Town Center-CA, Lake Park Pointe Shopping Center, Bywater Mutual Homes, Inc., Westport Glendale Self-Storage, 1111 Studewood, Elgin Village & Cedar Breaks Centre, El Dorado Hills and 84 Drive Homes Inc., collectively representing approximately 39.4% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans we note the following:

●	With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, Simon Property Group, L.P., one of the related loan sponsors, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Sprouts Farmers Market Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, affiliates of the sponsor (David Dollinger) were involved in a mortgage default associated with a research and development/flex property located in Fremont, California. An affiliate of the sponsor purchased the note at a note auction from the related special servicer.

●	With respect to the 270 Corporate Center Mortgage Loan, representing approximately 4.3% of the Initial Pool Balance, the related Mortgage Loan refinanced a loan to the borrower, which loan was securitized in the LBUBS 2005-C5 securitization transaction and was subsequently modified and paid off at a discount as described in this paragraph. In January 2013, the loan was transferred to special servicing due to significant rollover after DRT, Inc., which had occupied 100% one of the four buildings comprising the Mortgaged Property, vacated at the end of 2012 when the company was acquired by Boeing. In January 2014, the loan was modified and extended for two years. The loan’s outstanding principal balance of approximately $69,600,000 was modified into an “A/B” structure, with an A-note of approximately $52,500,000 and a B-note of approximately $17,100,000, and the sponsor was required to invest approximately $8,000,000 of fresh cash equity into the Mortgaged Property and an additional $4,500,000 of equity for tenant improvements and leasing commissions. The Mortgage Loan retired the A-note and paid deferred interest of $1,800,000, while the approximately $17,100,000 principal balance of the B-note was forgiven by the related lender.

In addition, the related borrower sponsor reported an ownership interest in two of four tenants-in-common comprising a borrower and an obligation as one of two non-recourse carveout guarantors with respect to an unrelated mortgage loan secured by an office property in Greenbelt, Maryland, which was the subject of a deed-in-lieu of foreclosure in 2013.

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the One Ally Center Mortgaged Property, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, was acquired by the borrower sponsor in 2007 through foreclosure. In 2015, the borrower sponsor sold the improvements on the Mortgaged Property and simultaneously commenced the ground lease, becoming the ground lessor under the subject ground lease. The Whole Loan is secured by the related borrower’s leased fee interest in the Mortgaged Property.

●	With respect to each of the Richmond Marriott Short Pump Mortgage Loan and the Jacksonville Hilton Hotels Mortgage Loan, representing approximately 2.1% and 1.5%, respectively, of the Initial Pool Balance, affiliates of sponsors/guarantors (Alan and Ryan Lingerfelt) were involved in a 2014 non-monetary default under a mortgage loan on an office building located in Virginia, arising from tenant litigation when the sole tenant defaulted under its lease and declared bankruptcy. The sponsors/guarantors entered into a forbearance agreement with the mortgage lender, maintained current payments, and ultimately refinanced the property.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Forty-five (45) Mortgaged Properties, identified on Annex A-1 as the entirety of the Gateway Net Lease Portfolio, 200 Center Anaheim, 36 East 14th Street, Brenden Theatres and Henson Studio, representing in the aggregate approximately 10.6% of the Initial Pool Balance by allocated loan amount, are each leased entirely (or substantially in its entirety) to a single tenant.

●	Three (3) Mortgaged Properties, identified on Annex A-1 as Abington House – Retail, Shasta Executive Plaza and Greensboro Industrial Portfolio, representing in the aggregate approximately 2.2% of the Initial Pool Balance by allocated loan amount, are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”. See also “—Affiliated Leases” below.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover

Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount		Owner Occupied	Lease Expiration Date(1)	Maturity Date
200 Center Anaheim	3.5%		No	5/31/2027	6/11/2027
36 East 14th Street	1.9%		No	7/31/2027	5/1/2027
Gateway Net Lease Portfolio - GoDaddy	0.2%		No	5/31/2025	6/5/2024
Gateway Net Lease Portfolio – TE Connectivity	0.1%		No	4/30/2024	6/5/2024
Gateway Net Lease Portfolio – FCA LLC	0.1%		No	8/31/2022	6/5/2024
Gateway Net Lease Portfolio – QuadPackaging (Proteus)	0.1%		No	12/16/2021	6/5/2024
Gateway Net Lease Portfolio – QuadPackaging (Transpak)	0.1%		No	12/16/2021	6/5/2024
Gateway Net Lease Portfolio – T-Mobile	0.1%		No	2/28/2025	6/5/2024
Gateway Net Lease Portfolio – Sikorsky Aircraft	0.1%		No	1/31/2019	6/5/2024
Gateway Net Lease Portfolio – Vatterott College	0.1%		No	12/31/2024	6/5/2024
Gateway Net Lease Portfolio – Comcast	0.1%		No	6/30/2020	6/5/2024
Gateway Net Lease Portfolio – Alfa Laval	0.1%		No	12/31/2021	6/5/2024
Gateway Net Lease Portfolio – Hitachi	0.1%		No	4/30/2022	6/5/2024
Gateway Net Lease Portfolio – Cameron	0.1%		No	12/14/2023	6/5/2024
Gateway Net Lease Portfolio – Alliance Data	0.1%		No	7/31/2024	6/5/2024
Gateway Net Lease Portfolio – Synchrony Financial	0.1%		No	5/31/2025	6/5/2024
Gateway Net Lease Portfolio – Gerdau	0.0	%(2)	No	3/31/2025	6/5/2024
Gateway Net Lease Portfolio – GE Aviation (Pompano)	0.0	%(2)	No	8/14/2022	6/5/2024
Gateway Net Lease Portfolio – Saint-Gobain	0.0	%(2)	No	9/1/2024	6/5/2024

(1)	Certain of the tenants identified in the table above have early termination options. See “—Terminations” below.

(2)	Percentage (%) of the Initial Pool Balance by allocated loan amount is greater than zero but less than 0.1%.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties):

●	With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, the fifth largest tenant, Burlington Coat Factory, has a right to terminate its lease at any time upon 270 days’ prior written notice.

●	With respect to the Westchester One Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, the second largest tenant, Reader’s Digest, which represents 5.9% of net rentable square footage, has a termination option for 2,540 square feet (out of 53,399 square feet leased by it) at any time. The third largest tenant, PURE, has a termination option for all but 5,294 square feet of its 49,463 square feet, effective June 14, 2023, upon 12 months’ notice and payment of a termination fee equal to (i) three months of rent and (ii) the unamortized costs in connection with the delivery of the lease and the preparation of the premises for PURE’s initial occupancy.

●	With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, the third largest tenant, Regus, representing approximately 4.8% of the net rentable square footage, has a termination option at any time after March 1, 2025 upon six months’ notice.

●	With respect to the Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, the largest tenant, NBA Properties, Inc. (“NBA Properties”), which represents approximately 36.5% of the net rentable square footage at the related Mortgaged Property, has the one-time option, before July 1, 2018, to contract its space by either the entire 20th floor (4.2% of net rentable square footage) or by a portion of the 12th floor (2.7% of net rentable square footage), upon written notice. In addition, NBA Properties has the right to contract its space by either the highest floor leased by it or the lowest floor leased by it on any date that is after January 1, 2026 upon 18 months’ notice and payment of a contraction fee. Further, NBA Properties has the right to surrender the “swing space” leased by it on the 11th and 12th floors at any time upon 180 days’ notice.

●	With respect to the 270 Corporate Center Mortgage Loan, representing approximately 4.3% of the Initial Pool Balance, the second largest tenant, Viavi (leasing 11.0% of the net rentable area), has a one-time right to terminate its lease for the entire premises (comprised of Suites 100, 400 and 500) or for any one individual suite as determined by the tenant on or after December 31, 2019 upon 180 days’ notice and payment of a termination fee in the amount of approximately $915,011 if the entire premises is terminated, $39,605 if Suite 100 is terminated, $411,896 if Suite 400 is terminated and $463,510 if Suite 500 is terminated. In addition, the third largest tenant, Herrick (leasing 8.1% of the net rentable area), has a one-time termination right on its expansion space (13,586 square feet) effective December 31, 2018 upon notice before July 31, 2018.

●	With respect to the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the single tenants at each of the following Mortgaged Properties have termination options: Carrier (representing approximately 0.2% of the Initial Pool Balance by allocated loan amount), TE Connectivity (representing approximately 0.1% of the Initial Pool Balance by allocated loan amount), FCA LLC (representing approximately 0.1% of the Initial Pool Balance by allocated loan amount), Sikorsky Aircraft (representing approximately 0.1% of the Initial Pool Balance by allocated loan amount) and Cameron (representing approximately 0.1% of the Initial Pool Balance by allocated loan amount). The single tenant at the Carrier Mortgaged Property, Carrier Corporation, has the right to terminate its lease on October 1, 2019 or October 1, 2021, with six months’ notice. The single tenant at the TE Connectivity Mortgaged Property, Tyco Electronics, has the right to terminate its lease if either landlord’s removal of hazardous materials or defects covered by the related construction warranty cause a business interruption lasting more than 90 days. The single tenant at the FCA LLC Mortgaged Property, FCA, LLC, has the right to terminate its lease, with the payment of a termination fee, if the related service agreement between FCA LLC and Caterpillar Inc. with respect to contracting services performed by FCA for Caterpillar at the property is terminated and not assumed by a transferee permitted under the related lease. The single tenant at the Sikorsky Aircraft Mortgaged Property, Sikorsky Aircraft Corporation, has the right to terminate its lease with 12 months’ notice and the payment of a termination fee. The single tenant at the Cameron Mortgaged Property, Cameron International Corporation, has the right to terminate its lease as of March 31, 2019, with 12 months’ notice and the payment of a termination fee.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Westchester One	5.5%	NYS Dept. of Tax	4.4%	4.7%
Westchester One	5.5%	NYS Attorney General	4.2%	4.5%
Temescal Village Plaza	0.9%	County of Riverside	7.5%	8.5%
Shasta Executive Plaza	0.5%	Far Northern Regional Center	55.6%	62.2%
Shasta Executive Plaza	0.5%	FBI	9.9%	10.8%
Shasta Executive Plaza	0.5%	CA Dept. of Rehabilitation	6.6%	7.2%
Shasta Executive Plaza	0.5%	CA Dept. of Alcoholic Beverage Control	5.2%	5.6%

In addition, with respect to the Westchester One Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, two of the tenants at the Mortgaged Property, the New York State Attorney General (4.2% of net rentable square footage and 4.5% underwritten rent) and the New York State Department of Tax (4.4% of net rentable square footage and 4.7% underwritten rent), have provisions in their leases requiring that their approval be obtained prior to any sale of the related Mortgaged Property. Notwithstanding such provision, the tenants refused to provide the approval prior to the acquisition of the Mortgaged Property by the borrower, which took place on June 8, 2017, concurrently with origination of such Mortgage Loan. According to information provided by the tenants and/or the borrower, the tenants have advised that they do not typically provide such approval prior to transfer, and the tenants have received all information requested by them in connection with the approval. The borrower is required to obtain such approval within 110 days of the loan origination date, which period is based on the period the tenants advised would be the expected time frame for them to process the request for approval. The Whole Loan documents provide for full recourse to the borrower and guarantor until such approval is obtained. At the lender’s sole discretion, failure to obtain such approval will constitute an event of default under the related Whole Loan. We cannot assure you that such approval will be obtained within 110 days of the loan origination date, or at all. In the event that New York State determines not to grant such approval, it may seek to terminate its lease, or take other action against the borrower.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation.

For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, certain of such tenants have not taken occupancy or commenced paying rent or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, the borrower executed a 10-year master lease with the sponsor with respect to three tenants (which, in the aggregate, represent approximately 4.5% of NRA and 5.3% of underwritten rent). Such tenants, set forth as follows, have executed leases but are not yet in occupancy or fully paying rent: (1) Dave & Buster’s (expected lease commencement date of May 2018), (2) Marshalls (expected lease commencement date of May 2018) and (3) EMC Seafood & Raw Bar (expected lease commencement date of January 2018). The master lease provides for annual rent equivalent to the tenants’ combined annual rent, provided that such obligations are reduced pro rata upon each of the tenants taking occupancy and commencing payment of unabated rent. The lenders included the master lease income in underwritten income.

●	With respect to the Westchester One Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, the largest tenant, New York Life, representing approximately 21.2% of the net rentable square footage, is not yet in occupancy and is in a free rent period. The tenant is expected to take occupancy in two phases. The first phase is expected to include 102,634 square feet of space on the lower level, the 17th and the 18th floors, and the second phase is expected to include 89,426 square feet located on the 15th and the 16th floors. New York Life is expected to move into phase I during the summer of 2017 and into phase II prior to the end of 2017. The lease commencement date for phase I and phase II is January 9, 2017 and May 1, 2017, respectively. New York Life has free rent until July 2018 for the phase I space, November 2018 for the 16th floor space and October 2019 for the 15th floor space. Such free rent was reserved for at loan closing. The lender underwrote the rent for New York Life on a straight-lined basis.

●	With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, at loan origination, the borrower delivered a guaranty from the related borrower sponsor in respect of the borrower’s obligation to deposit the amount of $399,264 for outstanding free rent obligations, of which $334,419 relates to abated rent for the third largest tenant, Regus, through March 31, 2018.

●	With respect to the Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, the largest tenant, NBA Properties, which represents approximately 36.5% of the net rentable square footage at the related Mortgaged Property, has a free rent period from July through December 2018. In addition, such tenant is entitled to free rent through October 2017 on “swing space” leased by it on the 11th and 12th floors. In addition, the second largest tenant, Richemont North America, Inc. (“Richemont”), which represents approximately 24.1% of the net rentable square footage, is entitled to free rent on a single suite of its space through December 2017. At origination, a free rent reserve of $11,843,236 was established to cover the foregoing free rent periods, as well as free rent periods for other tenants. The lender underwrote the rent for the first, second and third largest tenants, NBA Properties, Richemont, and Cartier, on a straight-lined basis.

●	With respect to the 270 Corporate Center Mortgage Loan, representing approximately 4.3% of the Initial Pool Balance, the third largest tenant, Herrick (leasing 8.1% of the net rentable area), is entitled to six remaining months of free rent with respect to its 13,586 square feet of expansion space. A free rent reserve was established at loan origination to cover this free rent period, together with free rent reserves for two other tenants not among the top 5 tenants, in the aggregate amount of $244,974 for the three tenants.

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s leased fee interest in the Mortgaged Properties, which are ground leased to multiple tenants. The underwriting includes the annualized present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

●	With respect to the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, there are two Mortgaged Properties, Baxalta (Barry Pointe) and Baxalta (Casselberry), that are currently under construction. The Mortgaged Properties are expected to open for business in the fourth quarter of 2017. Such properties will not become collateral for the Mortgage Loan until construction is complete and the conditions to disbursement of earnout reserve funds are met, as described under “—Redevelopment, Renovation and Expansion” above.

●	With respect to the Capital Bank Plaza Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, Capital Bank, the largest tenant, is not fully occupying its leased space. As a result, 10,955 square feet of space on the sixth floor of the building is currently dark. The space is being offered for sublet.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to sixteen (16) of the Mortgaged Properties securing in whole or in part the Mortgage Loans, identified on Annex A-1 as Del Amo Fashion Center, Westchester One, Market Street – The Woodlands, Richmond Marriott Short Pump, Charlotte Southpark Marriott, Marriott Minneapolis Northwest, iStar Leased Fee Portfolio – Hilton Salt Lake, iStar Leased Fee Portfolio – Doubletree Seattle Airport, iStar Leased Fee Portfolio – Doubletree Mission Valley, iStar Leased Fee Portfolio – One Ally Center, 1111 Studewood, iStar Leased Fee Portfolio – Doubletree Sonoma, iStar Leased Portfolio – Doubletree Durango, iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center, iStar Leased Fee Portfolio – NASA/JPSS Headquarters and iStar Leased Fee Portfolio – The Buckler Apartments, collectively securing approximately 27.8% of the Initial Pool Balance in the aggregate by allocated loan amount, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a developer, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 7 and no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, one of the tenants, Charles Schwab, has a right of first offer (the “Schwab ROFO”) to purchase its portion of the Mortgaged Property if the borrower decides to market the Mortgaged Property for sale. The Schwab ROFO is not extinguished by foreclosure; however, the Schwab ROFO does not apply to a foreclosure or deed-in-lieu thereof.

●	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, with respect to each Mortgaged Property that is subject to a franchise agreement with Marriott International, Inc. or any of its affiliates, the franchisor has a right of first refusal to purchase such Mortgaged Property in the event of a proposed transfer of (i) the Mortgaged Property, (ii) the borrower’s interest in the related franchise agreement, (iii) an ownership interest in the borrower or (iv) a controlling direct or indirect interest in the borrower to a competitor of the franchisor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “competitor” or an affiliate of a “competitor” as defined in the franchise agreement.

In addition, with respect to the Starwood Capital Group Hotel Portfolio – Holiday Inn Express & Suites Terrell Mortgaged Property, Tanger Properties Limited Partnership, the developer, has the right to repurchase the Mortgaged Property in the event of a breach of the covenants, conditions and restrictions of the related declaration (the “Declaration”), which include, among other things, that the improvements and facilities on the Mortgaged Property are abandoned or permanently closed, that the borrower fails to use the Mortgaged Property for its intended use for 60 days or more (other than due to a casualty thereto or remodeling) or that the borrower otherwise violates the Declaration (which violations include, among other things, (i) failing to comply with environmental laws, zoning laws, easements and other restrictions applicable to the Mortgaged Property, (ii) encumbering, selling or otherwise conveying or subdividing the Mortgaged Property without the prior written consent of the developer, or (iii) failing to maintain the Mortgaged Property in the manner consistent with the remainder of the related shopping center site). In the event the repurchase option is exercised, the purchase price is required to be equal to the sum of the price paid by the prior owner of the property (i.e., the initial transferee from the developer) and the costs of the improvements (as described in the declaration), and the borrower will be required to release the Mortgaged Property in accordance with the Starwood Capital Group Hotel Portfolio Whole Loan documents (including, without limitation, payment of the applicable release price). See “—Certain Terms of the Mortgage Loans—Releases; Partial Releases” below for additional information.

●	With respect to the Westchester One Mortgage Loan, representing approximately 5.5% of the Initial Pool Balance, the Mortgaged Property includes an office building, an adjacent 1,800-space 10-story parking garage, and a 750-space four-story parking garage located a few blocks from the office building (the “Offsite Garage”). Pursuant to a reciprocal easement agreement among the borrower, Stop & Shop and the City of White Plains (the “REA”) the related borrower has the right to abandon the Offsite Garage on and after May 2027. If the borrower abandons the Offsite Garage, or the Offsite Garage is “deemed abandoned,” under the REA, each of (i) Stop & Shop and (ii) if Stop & Shop fails to do so, the City of White Plains, has a purchase option under the REA to purchase the Offsite Garage for $1.00. The Offsite Garage will be “deemed abandoned” (except for conditions caused by Stop & Shop or an event of casualty or condemnation) upon the occurrence of either (i) the City of White Plains declares the Offsite Garage to be structurally unsound or unsafe and the borrower fails to complete/commence any repair within 30 days, or (ii) a court declares the Offsite Garage to be structurally unsound or unsafe and the borrower fails to complete/commence any repair within 30 days or the borrower appeals such decision. Such abandonment or deemed abandonment is an event of default and a loss recourse event under the related Whole Loan documents. In addition, if the purchase option were triggered, any related transfer would be a full recourse prohibited transfer under the Whole Loan documents. In addition, under the REA, Stop & Shop has a right of first offer with respect to any sale of the Offsite Garage. The REA provides that such right of first offer does not apply to a transfer of the Offsite Garage in connection with the sale or lease of the office building included in the Mortgaged Property.

●	With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, The Woodlands Land Development Company, L.P., a former owner of the Mortgaged Property, has a right of first offer (the “Woodlands ROFO”) in connection with certain transfers of all or any portion of the Mortgaged Property in connection with development for additional office and/or professional or hotel use. Such right does not apply to any foreclosure sale or deed-in-lieu of foreclosure, but would apply to subsequent transfers. The Woodlands ROFO provides for certain deemed restrictions on office square footage and hotel rooms at the Mortgaged Property if parcels are offered for office or hotel development and the prior owner is not provided with the required notice under the Woodlands ROFO. The borrower has not provided a record as to whether prior sales and development of the Mortgaged Property, including to and by the borrower, were conducted in accordance with the Woodlands ROFO requirements. Accordingly, it is possible that the development of the Mortgaged Property may have triggered, and therefore may not be compliant with, any such deemed restrictions.

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, certain tenants at the related Mortgaged Properties have purchase options and rights of first refusal. With respect to the One Ally Center Mortgaged Property and the Northside Forsyth Hospital Medical Center Mortgaged Property, representing approximately 0.5% and 0.1%, respectively, of the Initial Pool Balance by allocated loan amount, each tenant has a right of first refusal in the event the borrower receives a bona fide offer from a third party to purchase the Mortgaged Property. With respect to the NASA/JPSS Headquarters Mortgaged Property, representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the tenant has a right of first offer in the event the borrower decides to sell the related Mortgaged Property. With respect to The Buckler Apartments Mortgaged Property, representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the tenant has a right of first offer and a right of first refusal prior to any sale or offer for sale of the related Mortgaged Property. In each case, such right of first refusal or right of first offer will not apply in connection with a foreclosure or deed-in-lieu of foreclosure (or, in some cases, in connection with a sale of the related Mortgaged Property in a combined sale of at least three other real properties under a contract), but will apply to subsequent purchases.

In addition, with respect to the Mortgaged Properties identified on Annex A-1 as iStar Leased Fee Portfolio – Hilton Salt Lake, iStar Leased Fee Portfolio – Doubletree Seattle Airport, iStar Leased Fee Portfolio – Doubletree Mission Valley, iStar Leased Fee Portfolio – Doubletree Sonoma and iStar Leased Fee Portfolio – Doubletree Durango, collectively representing approximately 2.7% of the Initial

Pool Balance by allocated loan amount, each tenant may terminate the related lease with respect to the individual Mortgaged Property and offer to purchase any such individual Mortgaged Property if such Mortgaged Property has been materially and adversely affected by the borrower’s failure (after notice and expiration of cure periods) to provide applications to governmental authorities for any license, permit or approval necessary for the operation of such Mortgaged Property. Such purchase price is required to be equal to the net present value of the base rent payable through the expiration of the then-current term. The borrower may accept or reject the tenant’s offer to purchase such individual Mortgaged Property. If the borrower rejects such offer to purchase the individual Mortgaged Property, the lease will terminate with respect to such individual Mortgaged Property and the tenant must vacate such individual Mortgaged Property in accordance with the lease. The borrower may, at all times prior to the closing date for the purchase of the individual Mortgaged Property or the termination of the lease with respect to such individual Mortgaged Property, cancel the tenant’s purchase right or termination right by obtaining the required applications to governmental authorities in sufficient time and manner so that the subject license, permit or approval is obtained or reinstated by a date that is prior to the related closing date or termination date.

●	With respect to the Richmond Marriott Short Pump Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, the franchisor, Marriott International, Inc., has a right of first refusal to acquire the related Mortgaged Property in the event of a transfer of the hotel or a controlling direct or indirect interest in the related borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor comprising at least 10 luxury hotels, 20 full service hotels or 50 limited service hotels). Such right of first refusal is not extinguished by a foreclosure or deed-in-lieu thereof, and if a transfer to a competitor is by a foreclosure, or if the franchisee or its affiliates becomes a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or competitor affiliate; provided, however, that the lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

●	With respect to the Charlotte Southpark Marriott Mortgage Loan secured by the Mortgaged Property, representing approximately 2.0% of the Initial Pool Balance, the property manager (Marriott Hotel Services, Inc.) has a right of first offer (“ROFO”) to purchase the building if the borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of

Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgaged Property identified on Annex A-1 as Henson Studio, representing approximately 0.4% of the Initial Pool Balance, the single tenant (Jim Henson Company) is owner-affiliated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, and Oregon) do not require earthquake insurance. Forty-two (42) of the Mortgaged Properties, securing Mortgage Loans representing approximately 34.2% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 23%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the Olympic Tower Mortgaged Property, representing approximately 4.5% of the Initial Pool Balance, the related borrower may rely on the insurance maintained by (i) the condominium board (with respect to the core and shell and other common elements of the building in which the Mortgaged

Property condominium unit is included), and (ii) the third largest tenant, Cartier, and the fifth largest tenant, Versace U.S.A., Inc., with respect to the portions of the Mortgaged Property leased by such tenants, provided that, in each case, such insurance complies with the requirements of the Whole Loan documents. If either the condominium board or the related tenants, as applicable, fail to provide acceptable insurance coverage, the borrower is required to obtain or provide supplemental coverage to meet the requirements under the Whole Loan documents.

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the related Whole Loan is secured by the borrower’s leased fee interest in the Mortgaged Property, and the Whole Loan documents permit the borrower to rely on insurance coverages provided by the tenants at each such Mortgaged Property. With respect to the Mortgaged Properties identified on Annex A-1 as One Ally Center, Northside Forsyth Hospital Medical Center, NASA/JPSS Headquarters, Dallas Market Center: Sheraton Suites, Dallas Market Center: Marriott Courtyard, The Buckler Apartments and Lock-Up Self Storage Facility, if the tenant at each such Mortgaged Property maintains the insurance coverage required under its related lease, the borrower is not required to maintain the following insurance coverages: (i) property insurance, (ii) business interruption insurance, (iii) insurance during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance

and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

In addition, with respect to the Safe Storage Van Nuys Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a right of reversion set forth in a deed recorded in 1917, which contains a prohibition on the sale of intoxicating liquors on the Mortgaged Property, and provides that if intoxicating liquors are sold on the Mortgaged Property, ownership of the Mortgaged Property will revert to the original grantor under the 1917 deed, without requirement to make any payment to the borrower or the lender. However, the 1917 deed provides that a breach of such restriction “shall not defeat or render invalid the lien of any mortgage or deed of trust made in good faith for value as to said land and the improvement thereon.” The effect of such language is unclear, and it is possible that, because the deed was recorded prior to the Mortgage relating to the Mortgaged Property, upon such a reversion, the lien of the Mortgage on such Mortgaged Property could terminate. In any event, upon such a reversion, the Mortgaged Property would no longer be owned by the related borrower. The Mortgage Loan documents provide that the reversion of title to the Mortgaged Property would constitute a violation of the due-on-sale clause in the Mortgage Loan, and would therefore constitute an event of default under the Mortgage Loan documents permitting the lender to accelerate the Mortgage Loan. The Mortgage Loan documents further provide that any reversion of title to the Mortgaged Property would be full recourse to the related borrower and guarantor. The borrower has covenanted that all future leases must contain a prohibition on buying, selling or handling intoxicating liquors and/or alcohol on the property, and that borrower shall not permit the buying, selling or handling of any intoxicating liquors and/or alcohol on the Mortgaged Property. In the event that the borrower and guarantor were unable to or failed to comply with the obligation to repay the Mortgage Loan upon an acceleration following a reversion of title, there would be a shortfall in distributions to Certificateholders, and the issuing entity could experience a complete loss on such Mortgage Loan.

With respect to the Henson Studio Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, the related Mortgaged Property has been designated as Historic-Cultural Monument No. 58 by the Cultural Heritage Board of the City of Los Angeles, also known as the Cultural Heritage Commission (“CHC”). Because of this designation, before any permit for demolition, substantial alteration, or relocation can be issued, such demolition, substantial alteration, or relocation must first be reviewed and approved by the CHC.

With respect to the 52 Riverside Drive Owners Corp. Mortgage Loan, the 17 West Apartments Corp. Mortgage Loan, the 20 Bond Owners Corp. Mortgage Loan and the 415 West 57th Street Tenants Corporation Mortgage Loan, collectively representing approximately 0.6% of the Initial Pool Balance, the related Mortgaged Properties are located in certain designated historic districts in New York City and are therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-complete” or other hypothetical values and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized”, “as-complete” or “hypothetical” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. In the case of mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. (other than the Bywater Mutual Homes, Inc. Mortgage Loan), information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. In the case of the Bywater Mutual Homes, Inc. Mortgage Loan, the “Appraised Value” is based upon the assumption that such Mortgaged Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, for so long as Simon Property Group, L.P. (the current guarantor) or certain affiliates of JPMorgan Chase Bank, N.A. (none of whom are presently guarantors but one or more of which may become a replacement guarantor in accordance with the conditions set forth in the Whole Loan documents) is the guarantor, the liability of such guarantors under the related non-recourse carveout guaranty (which also covers environmental obligations) is capped at $117,000,000 in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty.

●	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, the aggregate liability of the non-recourse carveout guarantor under the Whole Loan related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party collection costs actually incurred by the lender in connection with the enforcement of its rights under the guaranty or any other Whole Loan document. In addition, in connection with any permitted transfer under the Whole Loan documents that results in (x) a change of control of the borrowers and/or (y) the transfer of more than 49% of the direct or indirect equity interests in the borrowers, the borrowers are permitted to provide a substitute guarantor to act as a replacement guarantor under the non-recourse carveout guaranty, the environmental indemnity and, if applicable as of such date, any guaranties related to new property improvement plans required by any franchise agreement upon certain terms and conditions set forth in the Whole Loan documents, which include, without limitation, delivery of evidence that (i) such new guarantor is owned and controlled by, or under common control with, the transferee and owns at least 10% of the equity interests in the borrower, and (ii) the replacement guarantor has a net worth of not less than $400,000,000.

●	With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, the liability of the related non-recourse carveout guarantor under the related non-recourse carveout guaranty (which also covers environmental obligations) is capped with respect to full recourse items at an amount equal to $100,000,000, together with reasonable out-of-pocket costs relating to the enforcement of such guaranty. The Cut-off Date Balance of the related Whole Loan is $175,000,000.

●	In addition, the borrower under the Market Street – The Woodlands Mortgage Loan may provide a replacement guarantor in lieu of the current guarantor so long as such replacement guarantor is an entity in which CalPERS owns 50% of the capital and profits, or a wholly owned subsidiary of such an entity, or is a “qualified transferee” as defined in the Mortgage Loan documents (which includes entities that satisfy certain financial and experience tests and entities 50% owned by such entities, if the parent satisfies such tests). Any such replacement guarantor is required to assume the obligations under the existing guaranty or enter into a replacement guaranty otherwise reasonably acceptable to the lender.

With respect to the Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, there is no recourse guarantor (other than the borrower) for standard loss recourse carveouts. However, the related Whole Loan will become full recourse to the borrower and the guarantors with respect to certain limited acts of the related borrower and/or its principals specified in the related Whole Loan documents, including certain acts of voluntary or collusive bankruptcy by the borrower; provided, however, that recourse for such bankruptcy-related events of the borrower is capped at an amount equal to 10% of the original principal balance of the related Whole Loan, plus all reasonable, out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder. In addition, collusion or solicitation by a guarantor (as opposed to by the borrower) with respect to any involuntary bankruptcy of the borrower is not a recourse event.

However, the foregoing limitation on liability with respect to bankruptcy events of the borrower will not apply if any such bankruptcy-related event in any way results in a termination, surrender or rejection of the Olympic Tower Ground Lease or an amendment or modification of the Olympic Tower Ground Lease in a manner adverse to the lender without the lender’s prior written consent.

Further, with respect to the Olympic Tower Mortgage Loan, breaches of environmental representations, covenants and indemnities are recourse solely to the related borrower and are not recourse to the guarantors under the non-recourse carveout guaranty; however, the non-recourse carveout guarantors are parties to a separate environmental indemnity agreement.

●	With respect to the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, there is no separate non-recourse carveout guarantor, and the borrower is the sole party responsible for breaches or violations of the non-recourse carveout provisions in the Whole Loan documents or the environmental indemnity. The borrowers were required to obtain an environmental insurance policy against claims for pollution and remediation legal liability. The policy was issued by Great American Insurance Company, with individual claim limit of $5 million, an aggregate claim limit of $35 million and a $50,000 deductible. The policy names the lender as an additional insured. The current policy has an expiration date of May 19, 2027.

●	With respect to the Charlotte Southpark Marriott Mortgage Loan, representing approximately 2.0% of the Initial Pool Balance, in lieu of the guarantor providing an environmental indemnity (the SPE borrower is the only carveout indemnitor for environmental losses), the lender obtained a lender environmental collateral protection and liability environmental insurance policy with a $5,000,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America, with a 13 year term (3 years past the stated loan term) and having a $25,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-“. The Phase I environmental site assessment obtained at loan origination did not identify any RECs. In addition, the recourse liability under the non-recourse carveout guaranty is capped at 110% of the amount outstanding.

●	With respect to the Manchester Plaza Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance, the related Mortgage Loan documents permit the guarantor to sell or transfer all or substantially all of its assets, and do not require the transferee of such assets to assume the obligations under the guaranty.

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, the borrower, as successor to the developer of the Mortgaged Property, is entitled pursuant to an agreement with Town Center Economic Development Zone No. 2 (an economic development zone created by Town Center Improvement District of Montgomery County, Texas (the “TCID”) pursuant to an act of the Texas legislature) to receive a portion of a tax assessed for the purpose of reimbursing the TCID and the developer for the cost of developing a parking garage and central plaza (such revenue, “TCID Revenue”). The “Appraised Value” of the Mortgaged Property includes $10,260,000, which is equal to the present value of projected TCID Revenue through 2027, as projected in the appraisal. The “as-is” Appraised Value and related Cut-off Date LTV Ratio and LTV Ratio at Maturity are set forth in the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” above. There is no assurance that TCID Revenue will be received in such amount or in any particular amount. In addition, the tax assessment may terminate prior to the full reimbursement of the amount reimbursable to the borrower. Further, there is no assurance that the Trust will be able to receive such income following a foreclosure. The obligations of the applicable government entities relating to such payments are subject to sovereign immunity defenses which would preclude enforcement of such obligations, and may be subject to other defenses. In addition, the Trust would be required to assume the obligations of the borrower under the agreement relating to such payments in order to have the right to receive such income. See also “Risk Factors—Other Risks Related to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure”.

●	With respect to the Capital Bank Plaza Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, the related Mortgaged Property is classified as an historical property and is registered for property tax deferment on the basis of 50% of its otherwise assessed value. The deferred taxes are subject to a 3-year claw-back, plus interest, if there is a disqualifying event, such as a change in the ordinance designating an historical property or a change in the property (other than by fire or natural disaster) that causes the property’s historical significance to be lost or impaired. If there is a fire or natural disaster that results in the loss or impairment of the property’s historical significance, the deferment is lost going forward, but there is no claw-back. The property was underwritten on the basis of 50% of the fully-loaded taxes for the entirety of the loan term. The Mortgage Loan documents include borrower covenants requiring the lender’s prior approval (not to be unreasonably withheld or delayed) for any alterations that may have a material adverse effect on the Mortgaged Property or its profits, operations or condition.

●	With respect to the Abington House – Retail Mortgage Loan, representing approximately 1.3% of the Initial Pool Balance, the Mortgaged Property has been included in New York City’s Section 421(a) property tax exemption program since 2016. Pursuant to this program, the improvements are 100% exempt from property taxes for the first 12 years. The exemption tapers down in 20% increments every two years thereafter. The appraiser assigned a present value of approximately $3.1 million to the tax benefit. The related loan seller used the in-place, abated taxes for underwriting purposes, and the present value of the tax benefit was factored into the Appraised Value and Cut-off Date LTV. The Mortgaged Property will be subject to the first step-down in the tax exemption in the 2028/2029 tax year, and will be fully assessed in the 2036/2037 tax year. The Mortgage Loan is scheduled to mature in 2027. While the property tax benefit is not subject to express performance obligations or claw-back provisions, we cannot assure you that the impending diminished tax benefit at the time of the Mortgage Loan’s maturity will not adversely impact the borrower’s ability to refinance the related debt.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Seventeen (17) Mortgage Loans, representing approximately 38.4% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

Fifty (50) Mortgage Loans, representing approximately 29.2% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Eighteen (18) Mortgage Loans, representing approximately 24.2% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, requires interest-only payments during the first 36 months, followed by payments of principal and interest based on a 30-year amortization schedule from months 37 to 99, and then interest-only payments from month 100 through the related Anticipated Repayment Date. Following the Anticipated Repayment Date, the borrower is required to pay a monthly payment equal to interest at the Revised Rate; however, the amount of such monthly payment that is in excess of interest accrued at the Initial Rate is required to be applied to principal. In addition, after the Anticipated Repayment Date, all excess cash flow, after payment of the required monthly payment and payment of all reserve accounts and operating expenses, is required to be applied to repay the principal balance of the Sprouts Farmers Market Mortgage Loan, and then to pay interest accrued at the excess of the Revised Rate over the Initial Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest-Only, Balloon	17	$472,685,000	38.4%
Amortizing Balloon	50	359,003,365	29.2
Interest-Only, Amortizing Balloon	18	298,200,000	24.2
Interest-Only, Amortizing, ARD(1)	1	56,000,000	4.5
Interest-Only, ARD	1	45,400,000	3.7
Total:	87	$1,231,288,365	100.0%

(1)	The Sprouts Farmers Market Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, requires interest-only payments during the first 36 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule from payment periods 37 to 99 and then interest-only payments from payment period 100 through ARD.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto. The amortization schedule for the Sprouts Farmers Market Mortgage Loan is set forth on Annex A-4.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	58	$699,034,605	56.8%
Fifth	1	45,000,000	3.7
Sixth	2	101,400,000	8.2
Eleventh	26	385,853,759	31.3
Total:	87	$1,231,288,365	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	34	$835,253,759	67.8%
4	14	110,988,808	9.0
5	8	145,800,000	11.8
6	1	6,250,000	0.5
10	30	132,995,798	10.8
Total:	87	$1,231,288,365	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates. With respect to the Sprouts Farmers Market Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, following the Anticipated Repayment Date, the borrower is required to pay a monthly payment equal to interest at the Revised Rate; however, the amount of such monthly payment that is in excess of interest accrued at the Initial Rate is required to be applied to principal. In addition, after the Anticipated Repayment Date, all excess cash flow, after payment of the required monthly payment and payment of all reserve accounts and operating expenses, is required to be applied to repay the principal balance of the Sprouts Farmers Market Mortgage Loan, and then to pay interest accrued at the excess of the Revised Rate over the Initial Rate.

Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Fifty-one (51) of the Mortgage Loans, representing approximately 77.0% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Six (6) of the Mortgage Loans, representing approximately 11.6% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time and thereafter such Mortgage Loan is freely prepayable.

●	Twenty-eight (28) of the Mortgage Loans, representing approximately 7.3% of the Initial Pool Balance, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

●	Two (2) of the Mortgage Loans, representing approximately 4.1% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	5.9%
4	69	57.9
5	6	7.6
6	1	0.4
7	10	28.2
Total	87	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”.

Defeasance

The terms of fifty-three (53) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 81.1% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, the borrowers may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments by prepayment with yield maintenance (if applicable), subject to the satisfaction of certain conditions, including, among others: (i) payment of an amount equal to or exceeding the Release Price (as defined below) with respect to such individual Mortgaged Property or Mortgaged Properties; (ii) after giving effect to the release, the debt service coverage ratio (as calculated according to the related Whole Loan documents) of the Mortgaged Properties then remaining subject to the lien of the security instruments is equal to or greater than the greater of (a) 2.65x and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately preceding such release, provided that the borrowers are permitted to prepay a portion of the Whole Loan in an amount reasonably determined by the lender necessary to satisfy the debt service coverage ratio requirement (together with the yield maintenance premium, if applicable) or deposit cash with the lender in an amount determined by the lender necessary to, after giving effect to the release, satisfy the debt service coverage ratio requirement; and (iii) satisfaction of REMIC requirements. Notwithstanding the foregoing, in the event Tanger Properties Limited Partnership exercises its repurchase right under a recorded declaration and agreement relating to the Holiday Inn Express & Suites Terrell Mortgaged Property to purchase the related Mortgaged Property, the borrowers are required to promptly cause such Mortgaged Property to be released in compliance with the Whole Loan documents (including payment of the applicable Release Price and, if prior to the prepayment open period, payment of a yield maintenance premium) at such time, including, without limitation, during the lockout period. “Release Price” means the following amount: (1) if less than $57,727,000 of the principal balance of the Whole Loan has been prepaid in connection with prior releases, then 105% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released; (2) if less than $86,590,500 of the principal balance of the Whole Loan has been prepaid, then 110% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released, (3) if less than $115,454,000 of the principal balance of the Whole Loan has been prepaid, then 115% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released and (4)(A) after $115,454,000 of the principal balance of the Whole Loan has been prepaid or (B) if such individual Mortgaged Property or Mortgaged Properties being released are to be conveyed to an affiliate of the borrowers or certain of its affiliates, then the “Release Price” means, in each case, 120% of the allocated loan amount of each such individual Mortgaged Property or Mortgaged Properties being released. If the release of any individual

Mortgaged Property causes the aggregate prepaid Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” under the Whole Loan documents is required to equal the sum of (x) the portion of the allocated loan amount for such Mortgaged Property that is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the corresponding percentage and (y) the portion of the allocated loan amount for such Mortgaged Property that is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage shown above.

●	With respect to the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments either by prepayment or by defeasance, subject to the satisfaction of certain conditions, including, among others: (i) payment of a release price (or, in the event of a partial release by defeasance, defeasing an amount equal to such release price) equal to 120% of the allocated loan amount with respect to such individual Mortgaged Property or Mortgaged Properties; (ii) satisfaction of certain loan-to-value ratio and debt service coverage ratio tests with respect to the remaining Mortgaged Properties; and (iii) satisfaction of REMIC requirements.

●	With respect to the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, on or after June 5, 2019, the borrowers may obtain the release of one or more individual Mortgaged Properties from the lien of the applicable security instruments by prepayment with yield maintenance (if applicable), subject to the satisfaction of certain conditions, including, among others: (i) payment of a release price equal to 110% of the allocated loan amount with respect to such individual Mortgaged Property or individual Mortgaged Properties; (ii) after giving effect to the release, the debt yield (as calculated in the Gateway Net Lease Portfolio Mortgage Loan documents) of the Mortgaged Properties then remaining subject to the lien of the security instruments is equal to or greater than (a) the greater of (1) 10.0% and (2) the debt yield for all of the Mortgaged Properties immediately preceding such release, and (b) 14.0%, provided that the borrowers are permitted to prepay a portion of the Gateway Net Lease Portfolio Whole Loan in an amount reasonably determined by the lender necessary to satisfy the debt yield requirement (together with the yield maintenance premium, if applicable); and (iii) satisfaction of REMIC requirements.

In addition, the Gateway Net Lease Portfolio Whole Loan documents permit the addition of collateral in the form of two specified mortgaged properties currently under construction, as described under “—Redevelopment, Renovation and Expansion” above.

●	With respect to the Marriott Minneapolis Northwest Mortgage Loan, representing approximately 1.8% of the Initial Pool Balance, following the defeasance lockout period, the Mortgage Loan documents permit partial releases of any of two undeveloped parcels currently used for parking in connection with a partial defeasance and bona fide sale of such parcel(s) to a third party for purpose of developing a select-service hotel and shared parking facilities (for Parcel 1) or coffee/quick service retail establishment (for Parcel 2), subject to certain conditions, including, among other things: (i) defeasance of a portion of the loan in an amount equal to greatest of (A) 100% of the appraised value of the release property, (B) an amount that would result in the post-release debt yield for the remaining property being not less than 13% and (C) an amount that would result in the post-release loan-to-value ratio of the remaining property being not greater than 65%; (ii) if requested by the lender, a rating agency confirmation; and (iii) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

Furthermore, some of the Mortgage Loans, including the Mortgage Loans identified on Annex A-1 as Del Amo Fashion Center, Market Street – The Woodlands, iStar Leased Fee Portfolio, Charlotte Southpark Marriott, Crossgates Commons and Manchester Plaza, representing approximately 7.3%, 5.3%, 3.7%, 2.0%, 1.6% and 1.0%, respectively, of the Initial Pool Balance, permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things, or, in the case of the Manchester Plaza Mortgage Loan, dedication of a private road to the City of Manchester, Missouri. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-two (32) of the Mortgage Loans, representing approximately 61.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover certain performance requirements.

Forty-eight (48) of the Mortgage Loans, representing approximately 62.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

Fifty-eight (58) of the Mortgage Loans, representing approximately 56.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-five (25) of the Mortgage Loans, representing approximately 53.2% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Twenty (20) of the Mortgage Loans, representing approximately 25.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. For example, as among the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans:

●	With respect to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, in connection with the origination of the Whole Loan, the related guarantor delivered (i) a guaranty in the amount of $7,242,346 in lieu of making a deposit in such amount into the outstanding TI/LC reserve and (ii) a guaranty in the amount of $828,894 in lieu of making a deposit in such amount into the gap rent reserve. In addition, the guarantor may provide a guaranty or post a letter of credit in lieu of making ongoing monthly deposits into the rollover reserve.

●	With respect to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, the borrower has provided a guaranty from the non-recourse carveout guarantor in lieu of reserves for free and gap rent and existing tenant improvement and leasing commission obligations, and additionally may provide a guaranty in lieu of ongoing tenant improvement and leasing commission reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	35	$462,797,906	37.6%
Hard/Springing Cash Management	9	364,549,550	29.6
None	38	154,365,290	12.5
Soft/Springing Cash Management	2	140,000,000	11.4
Hard/In Place Cash Management	3	109,575,619	8.9
Total:	87	$1,231,288,365	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

With respect to one (1) Mortgage Loan, identified on Annex A-1 as Westchester One, representing approximately 5.5% of the Initial Pool Balance and as to which MSMCH is a mortgage loan seller, the related Whole Loan was originated by Morgan Stanley Bank, N.A. with an exception to its underwriting guidelines and/or typical underwriting procedures. $9,702,169 was required to be provided by the prior owner of the Westchester One Mortgaged Property to the borrower for outstanding tenant improvements for the largest tenant, New York Life, which is not yet in occupancy. Such amount is expected to be held outside of the Westchester One Whole Loan documents pursuant to an escrow agreement expected to be entered into among First American Title Insurance Company, the borrower, New York Life and the lender, which the borrower is required to finalize and execute within ten days after the loan origination date (which was June 8, 2017) (the “New Escrow”). Under the New Escrow, the lender will not hold such tenant improvement funds, and will not have control over such funds in the manner that it would have if such funds had been escrowed under the Westchester One Whole Loan, as such funds, while assigned by the prior owner, were funds of the prior owner that were set aside to be used solely for improvements to the tenant’s space. As a result, the lender will not be permitted to apply such funds to repay the Westchester One Whole Loan following an event of default under the Whole Loan documents, or for any purpose other than the related tenant improvements. Pending negotiation of the New Escrow with the lender, such tenant improvement reserve is currently held pursuant to an escrow agreement with First American Title Insurance Company (the “Existing Escrow”), to which the lender is not a party. The prior owner assigned its rights under the Existing Escrow to the borrower at loan origination. In the event that the New Escrow is not entered into, the tenant improvements reserve would remain held under the Existing Escrow, and the lender would not have any direct rights therein. Failure to enter into the New Escrow is a loss recourse event under the related Whole Loan, and, at the lender’s sole discretion, failure to enter into the New Escrow will constitute an event of default under the related Whole Loan. We cannot assure you that a New Escrow will be entered into within ten days of the loan origination date, or at all.

Under Morgan Stanley Bank’s guidelines and/or typical underwriting procedures, the foregoing tenant improvements reserve would be required under the related Whole Loan agreement and held as collateral for the related Whole Loan. Accordingly, permitting such outside escrow in lieu of a loan reserve fund constitutes a variation from Morgan Stanley Bank’s guidelines and/or typical underwriting procedures. The decision of MSMCH to include such Mortgage Loan in the transaction was based on the fact that the lender is expected to be a party to the New Escrow, that failure to enter into the New Escrow (which includes the lender) is a loss recourse carveout, that the borrower’s rights under the Existing Escrow and/or the New Escrow have been collaterally assigned to the lender, and that the borrower invested $51,215,156 in equity to acquire the Mortgaged Property. Certain characteristics of the Mortgage Loan can be found on Annex A-1 to this prospectus.

With respect to two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as West Gate House, Inc. and 84 Drive Homes Inc., representing approximately 0.3% and 0.2%, respectively, of the Initial Pool Balance and as to which National Cooperative Bank, N.A. is the mortgage loan seller, at loan closing, the related borrower’s maintenance arrears were in excess of the 5.0% maintenance arrears limitation prescribed by the underwriting standards and procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.”. National Cooperative Bank, N.A.’s decision to include each such Mortgage Loan notwithstanding this exception was supported by the following considerations:

●	With respect to the West Gate House, Inc. Mortgage Loan, (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 6.8% and 10.8%, respectively, (b) the U/W NCF DSCR and Cut-off Date U/W NCF Debt Yield are 9.06x and 51.1%, respectively, and (c) at loan closing, the borrower executed a collateral security agreement pursuant to which the borrower deposited into escrow with the lender the sum of $50,000, which such amount will be released to the borrower at such time as the borrower provides evidence to the lender that all outstanding maintenance charges and special assessments (if any) in excess of 30 days past due do not exceed 2.5% of annual maintenance collections. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved the inclusion of the Mortgage Loan in this transaction.

●	With respect to the 84 Drive Homes Inc. Mortgage Loan, (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 32.9% and 28.5%, respectively, (b) the U/W NCF DSCR and Cut-off Date U/W NCF Debt Yield are 3.25x and 18.4%, respectively, and (c) at loan closing, the borrower executed a collateral security agreement pursuant to which the borrower deposited into escrow with the lender the sum of $100,000, which such amount will be released to the borrower at such time as the borrower provides evidence to the lender that all outstanding maintenance charges and special assessments (if any) in excess of 30 days past due do not exceed 3.0% of annual maintenance collections. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved the inclusion of the Mortgage Loan in this transaction.

With respect to three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as 775 Loft Corp., The Bakery, Inc. and 310 West 18th Street Owners Corp., representing approximately 0.2%, 0.1% and 0.1%, respectively, of the Initial Pool Balance, the financial statements received from the related borrower are on a compiled basis. National Cooperative Bank, N.A.’s underwriting criteria, as prescribed by the underwriting standards and procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—National Cooperative Bank, N.A.”, requires audited financial statements for all loans greater than or equal to $1,000,000. National Cooperative Bank, N.A.’s decision to include each such Mortgage Loan notwithstanding this exception was supported by the following considerations:

●	With respect to the 775 Loft Corp. Mortgage Loan, (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 16.0% and 16.9%, respectively, and (b) the U/W NCF DSCR and Cut-off Date U/W NCF Debt Yield are 5.51x and 27.4%, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved the inclusion of the Mortgage Loan in this transaction.

●	With respect to The Bakery, Inc. Mortgage Loan, (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 7.7% and 14.3%, respectively, and (b) the U/W NCF DSCR and Cut-off Date U/W NCF Debt Yield are 7.49x and 36.9%, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved the inclusion of the Mortgage Loan in this transaction.

●	With respect to the 310 West 18th Street Owners Corp. Mortgage Loan, (a) the Cut-off Date LTV Ratio and Coop – LTV as Rental are 16.1% and 23.7%, respectively, and (b) the U/W NCF DSCR and Cut-off Date U/W NCF Debt Yield are 3.70x and 21.1%, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved the inclusion of the Mortgage Loan in this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)		Cut-off Date Total Debt Underwritten NCF DSCR(1)
Olympic Tower	$56,000,000	4.5%	$240,000,000	$149,000,000	$555,000,000	$1,000,000,000	4.2050%	32.2%	52.6%	2.70	x	1.55	x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

(2)	Calculated including any related Companion Loan (but excluding any related Subordinate Companion Loan and the mezzanine debt).

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Mortgage Loans identified in the table above are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan, prior to the prepayment or repayment in full of the Mortgage Loan, generally provided that such prepayment or cure payment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash) and, subject to certain exceptions, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Starwood Capital Group Hotel Portfolio(4)	$72,500,000	N/A	64.9%	2.65x	N/A	Yes	Yes
200 Center Anaheim	$43,500,000	N/A	65.0%	1.59x	9.3%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	The related Whole Loan documents permit the incurrence of mezzanine debt after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all outstanding promissory notes comprising the related Whole Loan are securitized.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Other Secured Indebtedness

General

With respect to the Del Amo Fashion Center Mortgaged Property, representing approximately 7.3% of the Initial Pool Balance, without the prior consent of the lender, the borrower is prohibited from entering into a property assessed clean energy loan that is repaid through multi-year assessments against the Mortgaged Property; provided, that the borrower is permitted to obtain such a loan (which, in each case, is not to exceed $7,000,000), subject to lender’s reasonable approval and delivery of a rating agency confirmation. Failure to timely pay such assessments may give rise to a lien against the Mortgaged Property.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 5/23/2017 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Armory Owners, Inc.	$13,945,417	$1,000,000	$0	$13,945,417	$14,945,417	9.1%	greater of 3.90% or 1MO LIBOR+3.75%	3.65x
220-55 46th Avenue Owners, Inc.	$8,993,124	$750,000	$0	$8,993,124	$9,743,124	10.1%	greater of 3.90% or 1MO LIBOR+3.75%	8.44x
La Costa Apartment Corp.	$4,287,902	$400,000	$0	$4,287,902	$4,687,902	43.1%	greater of 3.90% or 1MO LIBOR+3.75%	2.60x
Park Court Owners, Inc.	$3,988,963	$750,000	$0	$3,988,963	$4,738,963	25.1%	greater of 3.90% or 1MO LIBOR+3.75%	4.36x
West Gate House, Inc.	$3,988,570	$500,000	$0	$3,988,570	$4,488,570	7.7%	greater of 3.90% or 1MO LIBOR+3.75%	8.14x
2711 Henry Hudson Corp.	$3,497,343	$200,000	$0	$3,497,343	$3,697,343	18.2%	greater of 4.00% or 1MO LIBOR+3.75%	5.70x
Holliswood Owners Corp.	$3,490,286	$500,000	$0	$3,490,286	$3,990,286	8.7%	greater of 3.90% or 1MO LIBOR+3.75%	9.05x
Belgravia Gardens Corp.	$3,186,702	$500,000	$0	$3,186,702	$3,686,702	19.9%	greater of 3.90% or 1MO LIBOR+3.75%	4.16x
84 Drive Homes Inc.	$2,995,925	$150,000	$0	$2,995,925	$3,145,925	34.5%	greater of 3.90% or 1MO LIBOR+3.75%	3.09x
775 Loft Corp.	$2,495,961	$250,000	$0	$2,495,961	$2,745,961	17.6%	greater of 3.90% or 1MO LIBOR+3.75%	4.98x
52 Riverside Drive Owners Corp.	$2,494,446	$500,000	$0	$2,494,446	$2,994,446	4.5%	greater of 3.90% or 1MO LIBOR+3.75%	15.31x
Hartsdale Highlands Tenants Corp.	$2,493,129	$300,000	$0	$2,493,129	$2,793,129	26.9%	greater of 3.90% or 1MO LIBOR+3.75%	3.56x
101 Ellwood Tenants Corp.	$2,396,726	$500,000	$0	$2,396,726	$2,896,726	41.8%	greater of 3.90% or 1MO LIBOR+3.75%	3.98x
17 West Apartments Corp.	$1,600,000	$300,000	$0	$1,600,000	$1,900,000	1.9%	greater of 3.90% or 1MO LIBOR+3.75%	38.63x
4265 Webster Avenue Owners, Inc.	$1,396,114	$500,000	$0	$1,396,114	$1,896,114	20.5%	greater of 3.90% or 1MO LIBOR+3.75%	4.96x
20 Bond Owners Corp.	$1,347,856	$200,000	$0	$1,347,856	$1,547,856	8.8%	greater of 3.90% or 1MO LIBOR+3.75%	8.68x
415 West 57th Street Tenants Corporation	$1,346,246	$500,000	$0	$1,346,246	$1,846,246	10.7%	greater of 3.90% or 1MO LIBOR+3.75%	6.11x
The Bakery, Inc.	$1,299,004	$200,000	$0	$1,299,004	$1,499,004	8.9%	greater of 3.90% or 1MO LIBOR+3.75%	6.40x
Murray Hill Owners Corp.	$1,273,264	$500,000	$0	$1,273,264	$1,773,264	5.9%	greater of 3.90% or 1MO LIBOR+3.75%	6.49x
Alta Ave. Apartments Corp.	$1,224,070	$500,000	$0	$1,224,070	$1,724,070	46.0%	greater of 3.90% or 1MO LIBOR+3.75%	4.46x
McCorkle Cooperative Apartments, Inc.	$1,213,307	$500,000	$219,700	$1,433,007	$1,713,307	8.6%	greater of 3.90% or 1MO LIBOR+3.75%	19.02x
310 West 18th Street Owners Corp.	$1,196,637	$250,000	$0	$1,196,637	$1,446,637	19.4%	greater of 3.90% or 1MO LIBOR+3.75%	3.14x
Gramercy Equities Corp.	$1,000,000	$300,000	$0	$1,000,000	$1,300,000	3.0%	greater of 3.90% or 1MO LIBOR+3.75%	18.60x
Barclay Townhouses at Merrick II Owners Corp.	$998,667	$250,000	$0	$998,667	$1,248,667	7.8%	greater of 3.90% or 1MO LIBOR+3.75%	10.94x

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 5/23/2017 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
782 West End Avenue Owners Corp.	$798,968	$300,000	$0	$798,968	$1,098,968	3.7%	greater of 3.70% or 1MO LIBOR+3.50%	14.51x

(1)	For Subordinate LOC non-trust mortgage loans, the values for “Non-Trust Mortgage Loan Maximum Balance Allowed” assume that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The values for “Total Cut-off Date Debt Balance” are calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of May 23, 2017.

(3)	For Subordinate LOC non-trust mortgage loans, the values for “Total Maximum Debt Balance” and “Total Maximum Debt LTV Ratio” are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the values for “Total Maximum Debt U/W NCF DSCR” are calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable Mortgage Loan document (with the applicable interest rate determined using LIBOR in effect as of May 23, 2017 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Mortgage Loans identified on Annex A-1 as Park Court Owners, Inc. and 52 Riverside Drive Owners Corp., representing approximately 0.3% and 0.2%, respectively, of the Initial Pool Balance, the related borrower is permitted to incur additional future indebtedness secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the trust and the total of such additional secured indebtedness does not exceed the lesser of (x) twenty (20%) percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) thirty-five (35%) percent of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related Mortgage Loan included in the trust.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness; provided, however, that with respect to the Bywater Mutual Homes, Inc. Mortgage Loan, such loan-to-value ratio will be determined based on the “Coop-Rental Value” of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the

Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property (applying a discount as determined by the appraiser for rent regulated and rent controlled units), based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the Sprouts Farmers Market Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain unsecured loans from related parties in an aggregate amount up to $560,000, subject to subordination and standstill provisions.

With respect to the Lake Park Pointe Shopping Center Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, the related Mortgage Loan documents permit affiliates of the borrower sponsors to make loans to the borrower up to an aggregate amount of $800,000 solely for purposes of funding property-related tenant improvement and leasing commission costs. Any such future unsecured indebtedness would be subject to subordination and standstill provisions.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, Westchester One, Market Street – The Woodlands, Olympic Tower, iStar Leased Fee Portfolio, Gateway Net Lease Portfolio and Crossgates Commons are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“DAFC 2017-AMO TSA” means the trust and servicing agreement governing the servicing of the Del Amo Fashion Center Whole Loan relating to the securitization of the related Control Note.

“DBJPM 2017-C6 PSA” means the pooling and servicing agreement governing the servicing of each of the Starwood Capital Group Hotel Portfolio Whole Loan and the Gateway Net Lease Portfolio Whole Loan relating to the securitization of the related Control Notes.

“MSC 2017-H1 PSA” means the pooling and servicing agreement governing the servicing of the iStar Leased Fee Portfolio Whole Loan relating to the securitization of the related Control Note.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Del Amo Fashion Center Mortgage Loan, (ii) the Starwood Capital Group Hotel Portfolio Mortgage Loan, (iii) the Olympic Tower Mortgage Loan, (iv) the iStar Leased Fee Portfolio Mortgage Loan, (v) the Gateway Net Lease Portfolio Mortgage Loan and (vi) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu-A/B Whole Loan” means each of (i) the Del Amo Fashion Center Whole Loan, (ii) the Olympic Tower Whole Loan and (iii) the Gateway Net Lease Portfolio Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Starwood Capital Group Hotel Portfolio Whole Loan and (ii) the iStar Leased Fee Portfolio Whole Loan.

“Non-Serviced PSA” means, with respect to (i) the Del Amo Fashion Center Whole Loan, the DAFC 2017-AMO TSA, (ii) each of the Starwood Capital Group Hotel Portfolio Whole Loan and the Gateway Net Lease Portfolio Whole Loan, the DBJPM 2017-C6 PSA, (iii) the Olympic Tower Whole Loan, the Olympic Tower 2017-OT TSA, (iv) the iStar Leased Fee Portfolio Whole Loan, the MSC 2017-H1 PSA and (v) with respect to each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after related Servicing Shift Securitization Date).

“Olympic Tower 2017-OT TSA” means the trust and servicing agreement governing the servicing of the Olympic Tower Whole Loan relating to the securitization of the Control Notes contributed to the Olympic Tower 2017-OT Mortgage Trust.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced A/B Whole Loan”means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Pari Passu Whole Loan, any pari passu promissory note other than the Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Westchester One Mortgage Loan, (ii) the Market Street – The Woodlands Mortgage Loan, (iii) the Crossgates Commons Mortgage Loan and (iv) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” or “Serviced Pari Passu Whole Loan” means each of (i) the Westchester One Whole Loan, (ii) the Market Street – The Woodlands Whole Loan, (iii) the Crossgates Commons Whole Loan and (iv) each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Control Note on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there are no Servicing Shift Mortgage Loans.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Control Note, on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there are no Servicing Shift Whole Loans.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

As of the Closing Date, there will be no Servicing Shift Whole Loans or Serviced A/B Whole Loans. Accordingly, all references in this prospectus to any Servicing Shift Whole Loan, Servicing Shift Mortgage Loan, Serviced A/B Whole Loan, Control Appraisal Period and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

		Control Note/
		Non-Control	Note Cut-off
Mortgage Loan	Note Name	Note	Date Balance	Note Holder
Del Amo Fashion	Note A-1-1	Control Note	$12,125,000	DAFC 2017-AMO(1)
Center	Note A-1-2	Non-Control Note	$36,821,000	BANK 2017-BNK5
	Note A-1-3	Non-Control Note	$24,547,000	Bank of America, National Association
	Note A-1-4	Non-Control Note	$20,457,000	Bank of America, National Association
	Note A-2-1	Non-Control Note	$12,125,000	DAFC 2017-AMO(1)
	Note A-2-2	Non-Control Note	$36,821,000	Barclays Bank PLC
	Note A-2-3	Non-Control Note	$24,547,000	Barclays Bank PLC
	Note A-2-4	Non-Control Note	$20,457,000	Barclays Bank PLC
	Note A-3-1	Non-Control Note	$12,125,000	DAFC 2017-AMO(1)
	Note A-3-2	Non-Control Note	$32,730,000	Société Générale
	Note A-3-3	Non-Control Note	$28,638,000	Société Générale
	Note A-3-4	Non-Control Note	$20,457,000	Société Générale
	Note A-4-1	Non-Control Note	$12,125,000	DAFC 2017-AMO(1)
	Note A-4-2	Non-Control Note	$36,821,000	BANK 2017-BNK5
	Note A-4-3	Non-Control Note	$24,547,000	Wells Fargo Bank, National Association
	Note A-4-4	Non-Control Note	$20,457,000	Wells Fargo Bank, National Association
	Note B-1-1	Non-Control Note	$2,700,000	DAFC 2017-AMO(1)
	Note B-1-2	Non-Control Note	$8,179,000	BANK 2017-BNK5
	Note B-1-3	Non-Control Note	$5,453,000	Bank of America, National Association
	Note B-1-4	Non-Control Note	$4,543,000	Bank of America, National Association
	Note B-2-1	Non-Control Note	$2,700,000	DAFC 2017-AMO(1)
	Note B-2-2	Non-Control Note	$8,179,000	Barclays Bank PLC
	Note B-2-3	Non-Control Note	$5,453,000	Barclays Bank PLC
	Note B-2-4	Non-Control Note	$4,543,000	Barclays Bank PLC
	Note B-3-1	Non-Control Note	$2,700,000	DAFC 2017-AMO(1)
	Note B-3-2	Non-Control Note	$7,270,000	Société Générale
	Note B-3-3	Non-Control Note	$6,362,000	Société Générale
	Note B-3-4	Non-Control Note	$4,543,000	Société Générale
	Note B-4-1	Non-Control Note	$2,700,000	DAFC 2017-AMO(1)
	Note B-4-2	Non-Control Note	$8,179,000	BANK 2017-BNK5
	Note B-4-3	Non-Control Note	$5,453,000	Wells Fargo Bank, National Association
	Note B-4-4	Non-Control Note	$4,543,000	Wells Fargo Bank, National Association
	Note C-1	Non-Control Note	$15,650,000	DAFC 2017-AMO(1)
	Note C-2	Non-Control Note	$15,650,000	DAFC 2017-AMO(1)
	Note C-3	Non-Control Note	$15,650,000	DAFC 2017-AMO(1)
	Note C-4	Non-Control Note	$15,650,000	DAFC 2017-AMO(1)
	Note D-1	Non-Control Note	$10,775,000	DAFC 2017-AMO(1)
	Note D-2	Non-Control Note	$10,775,000	DAFC 2017-AMO(1)
	Note D-3	Non-Control Note	$10,775,000	DAFC 2017-AMO(1)
	Note D-4	Non-Control Note	$10,775,000	DAFC 2017-AMO(1)
	Note E-1	Non-Control Note	$5,000,000	DAFC 2017-AMO(1)
	Note E-2	Non-Control Note	$5,000,000	DAFC 2017-AMO(1)
	Note E-3	Non-Control Note	$5,000,000	DAFC 2017-AMO(1)
	Note E-4	Non-Control Note	$5,000,000	DAFC 2017-AMO(1)
Starwood Capital	Note A-1	Control Note	$40,000,000	DBJPM 2017-C6(2)
Group Hotel	Note A-2	Non-Control Note	$60,000,000	JPMorgan Chase Bank, National Association
Portfolio	Note A-3	Non-Control Note	$72,500,000	BANK 2017-BNK5
	Note A-4	Non-Control Note	$59,317,500	Bank of America, National Association
	Note A-5	Non-Control Note	$50,000,000	Barclays Bank PLC

		Control Note/
		Non-Control	Note Cut-off
Mortgage Loan	Note Name	Note	Date Balance	Note Holder
	Note A-6	Non-Control Note	$50,000,000	Barclays Bank PLC
	Note A-7	Non-Control Note	$40,000,000	DBJPM 2017-C6(2)
	Note A-8	Non-Control Note	$20,000,000	Deutsche Bank AG, New York Branch
	Note A-9	Non-Control Note	$20,000,000	JPMorgan Chase Bank, National Association
	Note A-10	Non-Control Note	$20,000,000	Deutsche Bank AG, New York Branch
	Note A-11	Non-Control Note	$15,000,000	Deutsche Bank AG, New York Branch
	Note A-12	Non-Control Note	$15,000,000	Deutsche Bank AG, New York Branch
	Note A-13	Non-Control Note	$21,817,500	Deutsche Bank AG, New York Branch
	Note A-14	Non-Control Note	$11,817,500	JPMorgan Chase Bank, National Association
	Note A-15	Non-Control Note	$25,000,000	Starwood Mortgage Funding II LLC
	Note A-16-1	Non-Control Note	$15,000,000	Starwood Mortgage Funding II LLC
	Note A-16-2	Non-Control Note	$10,000,000	Starwood Mortgage Funding II LLC
	Note A-17	Non-Control Note	$31,817,500	Barclays Bank PLC
Westchester One	Note A-1	Control Note	$67,500,000	BANK 2017-BNK5
	Note A-2	Non-Control Note	$42,500,000	Morgan Stanley Bank, N.A.
Market Street –	Note A-1	Non-Control Note	$65,000,000	MSC 2017-H1
The Woodlands	Note A-2	Control Note	$22,500,000	BANK 2017-BNK5
	Note A-3	Non-Control Note	$42,500,000	BANK 2017-BNK5
	Note A-4	Non-Control Note	$45,000,000	Wells Fargo Bank, National Association
Olympic Tower	Note A-1-S	Control Note	$165,500,000	Olympic Tower 2017-OT
	Note A-2-S	Control Note	$99,300,000	Olympic Tower 2017-OT
	Note A-3-S	Control Note	$66,200,000	Olympic Tower 2017-OT
	Note A-1-C1	Non-Control Note	$50,000,000	DBJPM 2017-C6(2)
	Note A-1-C2	Non-Control Note	$40,000,000	Deutsche Bank AG, New York Branch
	Note A-1-C3	Non-Control Note	$20,000,000	Deutsche Bank AG, New York Branch
	Note A-1-C4	Non-Control Note	$20,000,000	DBJPM 2017-C6(2)
	Note A-1-C5	Non-Control Note	$10,000,000	DBJPM 2017-C6(2)
	Note A-2-C1	Non-Control Note	$42,000,000	Goldman Sachs Mortgage Company
	Note A-2-C2	Non-Control Note	$42,000,000	Goldman Sachs Mortgage Company
	Note A-3-C	Non-Control Note	$56,000,000	BANK 2017-BNK5
	Note B-1	Control Note	$74,500,000	Olympic Tower 2017-OT
	Note B-2	Control Note	$44,700,000	Olympic Tower 2017-OT
	Note B-3	Control Note	$29,800,000	Olympic Tower 2017-OT
iStar Leased Fee	Note A-1-1	Control Note	$55,000,000	MSC 2017-H1
Portfolio	Note A-1-2	Non-Control Note	$40,600,000	Barclays Bank PLC
	Note A-1-3	Non-Control Note	$40,600,000	Barclays Bank PLC
	Note A-2	Non-Control Note	$45,400,000	DBJPM 2017-C6(2)
	Note A-3	Non-Control Note	$45,400,000	BANK 2017-BNK5
Gateway Net	Note A-1-1	Non-Control Note(3)	$85,000,000	DBJPM 2017-C6(3)
Lease Portfolio	Note A-1-2	Non-Control Note	$85,000,000	JPMorgan Chase Bank, National Association
	Note A-1-3	Non-Control Note	$50,000,000	JPMorgan Chase Bank, National Association
	Note A-1-4	Non-Control Note	$27,100,000	JPMorgan Chase Bank, National Association
	Note A-2-1	Non-Control Note	$45,000,000	BANK 2017-BNK5
	Note A-2-2	Non-Control Note	$45,000,000	Bank of America, National Association
	Note A-2-3	Non-Control Note	$15,900,000	Bank of America, National Association
	Note B-1-1	Control Note	$81,900,000	Apollo(4)
	Note B-1-2	Non-Control Note	$21,000,000	Apollo(4)
	Note B-1-3	Non-Control Note	$5,600,000	Apollo(4)
	Note B-1-4	Non-Control Note	$5,600,000	Apollo(4)
	Note B-1-5	Non-Control Note	$4,900,000	Apollo(4)
	Note B-2-1	Non-Control Note	$35,100,000	Apollo(4)

		Control Note/
		Non-Control	Note Cut-off
Mortgage Loan	Note Name	Note	Date Balance	Note Holder

	Note B-2-2	Non-Control Note	$9,000,000	Apollo(4)
	Note B-2-3	Non-Control Note	$2,400,000	Apollo(4)
	Note B-2-4	Non-Control Note	$2,400,000	Apollo(4)
	Note B-2-5	Non-Control Note	$2,100,000	Apollo(4)
Crossgates	Note A-1	Control Note	$19,976,914	BANK 2017-BNK5
Commons	Note A-2	Non-Control Note	$12,485,571	Bank of America, National Association

(1)	The Del Amo Fashion Center Trust 2017-AMO securitization transaction is scheduled to close on or about June 20, 2017.

(2)	The DBJPM 2017-C6 securitization transaction is scheduled to close on or about June 29, 2017.

(3)	The initial Controlling Holder for the Gateway Net Lease Portfolio Whole Loan is the holder of Note B-1-1. If the initial principal amount of the Gateway Net Lease Portfolio Subordinate Companion Loan (i.e., all of Notes B-1-1, B-1-2, B-1-3, B-1-4, B-1-5, B-2-1, B-2-2, B-2-3, B-2-4 and B-2-5), as reduced by any payments of principal allocated to, and received on, the Gateway Net Lease Portfolio Subordinate Companion Loan and any appraisal reduction amounts or realized losses allocated to the Gateway Net Lease Portfolio Subordinate Companion Loan, is less than 25% of the initial principal amount of the Gateway Net Lease Portfolio Subordinate Companion Loan as reduced by any payments of principal allocated to, and received on, the Gateway Net Lease Portfolio Subordinate Companion Loan, the controlling noteholder will be the controlling class representative of the securitization to which Note A-1-1 is contributed. At all other times, the controlling noteholder for the Gateway Net Lease Portfolio Whole Loan will be the holder of Note B-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Gateway Net Lease Portfolio Pari Passu-A/B Whole Loan”.

(4)	Represents Athene Annuity and Life Company, Athene Annuity & Life Assurance Company, American Equity Investment Life Insurance Company, Midland National Life Insurance Company and American Equity Investment Life Insurance Company, affiliates of Apollo Investment Corporation.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Except with respect to any Serviced A/B Whole Loan, each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to any Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced

Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such

Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced

Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Del Amo Fashion Center Pari Passu-A/B Whole Loan

General

The Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, is part of a Whole Loan that is comprised of forty-four (44) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Del Amo Fashion Center Mortgage Loan is evidenced by two (2) tranches of debt, each comprised of two (2) promissory notes (promissory notes A-1-2 and A-4-2 (the “Trust A Note”) and promissory notes B-1-2 and B-4-2 (the “Trust B Note”)) with an aggregate Cut-off Date Balance of $90,000,000. The two tranches of debt comprising the Del Amo Fashion Center Mortgage Loan are senior/subordinate tranches with identical interest rates as set forth in Annex A-1. The Del Amo Fashion Center Pari Passu Companion Loans are also senior/subordinate debt (but are each pari passu with the related tranche of debt comprising the Del Amo Fashion Center Mortgage Loan) with identical interest rates as set forth in Annex A-1. Each Del Amo Fashion Center Pari Passu Companion Loan is comprised of one or more promissory notes, which together aggregate to twenty-eight (28) promissory notes (promissory notes A-1-1, A-1-3, A-1-4, A-2-1, A-2-2, A-2-3, A-2-4, A-3-1, A-3-2, A-3-3, A-3-4, A-4-1, A-4-3 and A-4-4 (collectively, the “Companion A Notes” and, together with the Trust A Note, the “A Notes”) and promissory notes B-1-1, B-1-3, B-1-4, B-2-1, B-2-2, B-2-3, B-2-4, B-3-1, B-3-2, B-3-3, B-3-4, B-4-1, B-4-3 and B-4-4 (collectively, the “Companion B Notes” and, together with the Trust B Note, the “B Notes”) with an aggregate Cut-off Date Balance of $369,300,000 that are not included in the issuing entity. Only the Del Amo Fashion Center Mortgage Loan is included in the issuing entity. The Del Amo Fashion Center Subordinate Companion Loans are evidenced by three (3) subordinate companion loans, each of which is subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans, and which are subordinate to each more senior subordinate companion loan, each such subordinate companion loan being comprised of four (4) pari passu promissory notes (promissory notes C-1, C-2, C-3 and C-4 (collectively, the “C Notes”), promissory notes D-1, D-2, D-3 and D-4 (collectively, the “D Notes”) and promissory notes E-1, E-2, E-3 and E-4 (collectively, the “E Notes”)), with a collective Cut-off Date Balance of $125,700,000 that are not included in the issuing entity. Each tranche of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans are pari passu with each other in terms of priority. The Del Amo Fashion Center Subordinate Companion Loans are subordinate to the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Pari Passu Companion Loans in terms of priority and subordinate to each Subordinate Companion Loan that is more senior thereto to the extent described below. The Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans are collectively referred to in this prospectus as the “Del Amo Fashion Center Whole Loan” or the “Del Amo Fashion Center Pari Passu-A/B Whole Loan”. The rights of the holders of the promissory notes evidencing the Del Amo Fashion Center Whole Loan (the “Del Amo Fashion Center Noteholders”) are subject to an Intercreditor Agreement (the “Del Amo Fashion Center Intercreditor Agreement”). The Del Amo Fashion Center Whole Loan will be serviced and administered pursuant to the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement. The following summaries describe certain provisions of the Del Amo Fashion Center Intercreditor Agreement.

Servicing

The Del Amo Fashion Center Whole Loan (including the Del Amo Fashion Center Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the DAFC 2017-AMO TSA by the related servicer (the “Del Amo Fashion Center Servicer”) and, if necessary, the related special servicer (the “Del Amo Fashion Center Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Del Amo Fashion Center Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments Prior to an Event of Default

The Del Amo Fashion Center Intercreditor Agreement sets forth the respective rights of the Del Amo Fashion Center Noteholders with respect to distributions of funds received in respect of the Del Amo Fashion Center Whole Loan, and provides, in general, as follows.

Prior to the occurrence and continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, any collections received in respect of the Del Amo Fashion Center Whole Loan or Mortgaged Property will be applied to the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement. Accordingly, subject to the right of the Del Amo Fashion Center Servicer, the Del Amo Fashion Center Special Servicer, the trustee, the certificate administrator and the operating advisor under the DAFC 2017-AMO TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the DAFC 2017-AMO TSA, the monthly interest payment on the Del Amo Fashion Center Whole Loan will be applied: (i) first, to the payment of interest due and payable on each of the A Notes, pro rata and pari passu; (ii) second, to the payment of interest due and payable on each of the B Notes, pro rata and pari passu; (iii) third, to the payment of interest due and payable on each of the C Notes, pro rata and pari passu; (iv) fourth, to the payment of interest due and payable on each of the D Notes, pro rata and pari passu and (v) fifth, to the payment of interest due and payable on each of the E Notes, pro rata and pari passu; and any prepayment or repayment of the principal of the Del Amo Fashion Center Whole Loan will be applied: (a) first, to the reduction of the outstanding principal balance of each of the A Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (b) second, to the reduction of the outstanding principal balance of each of the B Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (c) third, to the reduction of the outstanding principal balance of each of the C Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (d) fourth, to the reduction of the outstanding principal balance of the D Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; and (e) fifth, to the reduction of the outstanding principal balance of each of the E Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Del Amo Fashion Center Whole Loan, payments and proceeds with respect to the Del

Amo Fashion Center Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the Del Amo Fashion Center Servicer and the trustee under the DAFC 2017-AMO TSA (the “Del Amo Fashion Center Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;

●	second, to provide reimbursement to holders of the A Notes for any nonrecoverable monthly debt service advances and interest thereon on the A Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the B Notes for any nonrecoverable monthly debt service advances and interest thereon on the B Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the C Notes for any nonrecoverable monthly debt service advances and interest thereon on the C Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the D Notes for any nonrecoverable monthly debt service advances and interest thereon on the D Notes, on a pari passu and pro rata basis and then to provide reimbursement to holders of the E Notes for any nonrecoverable monthly debt service advances on the E Notes, on a pari passu and pro rata basis;

●	third, to provide reimbursement to the Del Amo Fashion Center Servicer and Del Amo Fashion Center Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;

●	fourth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fifth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

●	sixth, to the holders of the A Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	seventh, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	eighth, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

●	ninth, to the holders of the B Notes, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	tenth, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	eleventh, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the C Notes;

●	twelfth, to the holders of the C Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	thirteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	fourteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the D Notes;

●	fifteenth, to the holders of the D Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	sixteenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

●	seventeenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the E Notes;

●	eighteenth, to the holders of the E Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	nineteenth, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

●	twentieth, to fund any other reserves to the extent then required to be held in escrow;

●	twenty-first, to pay to the holders of the A Notes any yield maintenance or other prepayment premium then due and payable to the holders of the A Notes, on a pro rata and pari passu basis, then to the holders of the B Notes any yield maintenance or other prepayment premium then due and payable to the holders of the B Notes, on a pro rata and pari passu basis, then to the holders of the C Notes any yield maintenance or other prepayment premium then due and payable to the holders of the C Notes, on a pro rata and pari passu basis, then the holders of the D Notes any yield maintenance or other prepayment premium then due and payable to the holders of the D Notes, on a pro rata and pari passu basis, and then the holders of the E Notes any yield maintenance or other prepayment premium then due and payable to the holders of the E Notes, on a pro rata and pari passu basis;

●	twenty-second, to pay the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer default interest and late fees then due and payable under the Del Amo Fashion Center Whole Loan documents, all of which will be applied in accordance with the DAFC 2017-AMO TSA;

●	twenty-third, to pay any additional servicing compensation that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer is entitled to receive under the DAFC 2017-AMO TSA; and

●	twenty-fourth, any remaining amount will be paid pro rata to the holders of the Del Amo Fashion Center Companion Loans and the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan, based on the original principal balance of the Del Amo Fashion Center Mortgage Loan and the Del Amo Fashion Center Companion Loans.

If a P&I Advance is made with respect to the Del Amo Fashion Center Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Del Amo Fashion Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Del Amo Fashion Center Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Del Amo Fashion Center Whole Loan in accordance with the DAFC 2017-AMO TSA and the Del Amo Fashion Center Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the E Notes, D Notes and C Notes have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the Class A Notes, in that order).

To the extent collections received after the final liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Del Amo Fashion Center Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the A Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Del Amo Fashion Center Intercreditor Agreement will be the securitization trust created pursuant to the terms of the DAFC 2017-AMO TSA. Pursuant to the terms of the DAFC 2017-AMO TSA, the related directing certificateholder (the “Del Amo Fashion Center Directing Certificateholder”) will have consent and/or consultation rights with respect to the Del Amo Fashion Center Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is required to provide to the Del Amo Fashion Center Directing Certificateholder (within the same time frame such notices, information and reports to the Del Amo Fashion Center Directing Certificateholder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the DAFC 2017-AMO TSA) with respect to any major decisions to be taken with respect to the Del Amo Fashion Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Del Amo Fashion Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Del Amo Fashion Center Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Del Amo Fashion Center Mortgage Loan, the related the Del Amo Fashion Center Pari Passu Companion Loans and the related the Del Amo Fashion Center Subordinate Companion Loans. Neither the Del Amo Fashion Center Servicer nor the Del Amo Fashion Center Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Del Amo Fashion Center Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation rights under the PSA with respect to the Del Amo Fashion Center Whole Loan or any related REO Property.

Sale of Defaulted Del Amo Fashion Center Whole Loan

Pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement, if the Del Amo Fashion Center Whole Loan becomes a specially serviced loan pursuant to the terms of the DAFC 2017-AMO TSA, and if the Del Amo Fashion Center Special Servicer determines to sell the Del Amo Fashion Center Pari Passu Companion Loans in accordance with the DAFC 2017-AMO TSA, then the Del Amo Fashion Center Special Servicer will be required to sell the Del Amo Fashion Center Mortgage Loan together with the Del Amo Fashion Center Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Companion Loans as one whole loan. In connection with any such sale, the Del Amo Fashion Center Special Servicer will be required to follow the procedures set forth under the DAFC 2017-AMO TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. Proceeds of the sale of the Del Amo Fashion Center Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Del Amo Fashion Center Special Servicer will not be permitted to sell the Del Amo Fashion Center Pari Passu Companion Loans together with the Del Amo Fashion Center Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Del Amo Fashion Center Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless the Del Amo Fashion Center Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Del Amo Fashion Center Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Del Amo Fashion Center Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Del Amo Fashion Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Del Amo Fashion Center Servicer or the Del Amo Fashion Center Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the DAFC 2017-AMO TSA, the holder of the Del Amo Fashion Center Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the Del Amo Fashion Center Intercreditor Agreement and the DAFC 2017-AMO TSA, the securitization trust created pursuant to the DAFC 2017-AMO TSA, as the controlling noteholder, will have the right, with or without cause, to replace the Del Amo Fashion Center Special Servicer then acting with respect to the Del Amo Fashion Center Whole Loan and appoint a replacement special servicer in accordance with the DAFC 2017-AMO TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Olympic Tower Pari Passu-A/B Whole Loan

General

The Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, is part of a Whole Loan that is comprised of 14 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Olympic Tower Whole Loan is evidenced by: (i) one pari passu promissory note designated as Note A-3-C, which evidences the Olympic Tower Mortgage Loan; (ii) three pari passu promissory notes designated as Note A-1-S, Note A-2-S and Note A-3-S, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $331,000,000, (the “Olympic Tower Standalone Pari Passu Companion Loans”) each of which is generally pari passu in right of payment with the Olympic Tower Mortgage Loan and the Olympic Tower Non-Standalone Pari Passu Companion Loan (as defined below); (iii) seven pari passu promissory notes designated as Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-C5, Note A-2-C1 and Note A-2-C2, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $224,000,000, (the “Olympic Tower Non-Standalone Pari Passu Companion Loans” and, together with the Olympic Tower Standalone Pari Passu Companion Loans, the “Olympic Tower Pari Passu

Companion Loans”), which are generally pari passu in right of payment with the Olympic Tower Mortgage Loan and the Olympic Tower Standalone Pari Passu Companion Loans; and (iv) three promissory notes designated as Note B-1, Note B-2 and Note B-3, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $149,000,000 (the “Olympic Tower Subordinate Companion Loan” and, together with the Olympic Tower Pari Passu Companion Loans, the “Olympic Tower Companion Loans”), which are subordinate in right of payment in respect of each of the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans. The Olympic Tower Standalone Pari Passu Companion Loans and the Olympic Tower Subordinate Companion Loan are collectively referred to as the “Olympic Tower Standalone Companion Loans”.

The Olympic Tower Subordinate Companion Loan, together with the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans, are referred to as the “Olympic Tower Whole Loan”. Only the Olympic Tower Mortgage Loan is included in the issuing entity. Each of the Olympic Tower Standalone Companion Loans is included in the Olympic Tower 2017-OT Mortgage Trust. Five of the Olympic Tower Non-Standalone Pari Passu Companion Loans are currently being held by Deutsche Bank AG, New York Branch, and two of the Olympic Tower Non-Standalone Pari Passu Companion Loans are currently being held by Goldman Sachs Mortgage Company.

The holders of the Olympic Tower Whole Loan (the “Olympic Tower Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Olympic Tower Noteholder (the “Olympic Tower Intercreditor Agreement”).

Servicing

As of the Closing Date, the Olympic Tower Whole Loan will be serviced by KeyBank National Association, as master servicer (in such capacity, the “Olympic Tower 2017-OT Master Servicer”), and, if necessary, specially serviced by KeyBank National Association, as special servicer (in such capacity, the “Olympic Tower 2017-OT Special Servicer”), pursuant to the Olympic Tower 2017-OT TSA, dated as of May 6, 2017, between the Depositor, the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Special Servicer, and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Olympic Tower 2017-OT Trustee”), and as certificate administrator and custodian (in such capacity, the “Olympic Tower 2017-OT Certificate Administrator”), in connection with the Olympic Tower 2017-OT Mortgage Trust (into which each of the Olympic Tower Standalone Companion Loans has been deposited), and, subject to the terms of the Olympic Tower Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Olympic Tower Noteholder will be effected in accordance with the Olympic Tower 2017-OT TSA and the Olympic Tower Intercreditor Agreement.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Olympic Tower Mortgage Loan (but not on the Olympic Tower Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The Olympic Tower 2017-OT Master Servicer or Olympic Tower 2017-OT Trustee, as applicable, will be obligated to make servicing advances with respect to the Olympic Tower Whole Loan, in each case unless a similar determination of nonrecoverability is made under the Olympic Tower 2017-OT TSA.

Distributions

The Olympic Tower Intercreditor Agreement sets forth the respective rights of the holders of the Olympic Tower Mortgage Loan and the Olympic Tower Companion Loans with respect to distributions of funds received in respect of the related Olympic Tower Whole Loan, and provides, in general, that:

●	the Olympic Tower Subordinate Companion Loan is, at all times, junior, subject and subordinate to the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans, and the right of the holders of the Olympic Tower Subordinate Companion Loans (the “Olympic Tower Subordinate Companion Loan Holder”) to receive payments with respect to the Olympic Tower Subordinate Companion Loans is, to the extent set forth in the Olympic Tower Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans to receive payments with respect to the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans, respectively.

●	prior to calculating any amounts of interest or principal due to the holders of the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans, the principal balance of the Olympic Tower Subordinate Companion Loan will be reduced (but not below zero) by any realized loss with respect to the Olympic Tower Whole Loan, and after the principal balance of the Olympic Tower Subordinate Companion Loan has been reduced to zero, the principal balances of the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans will be reduced pro rata (based on their respective outstanding principal balances) (in each case, not below zero) by any realized loss with respect to the Olympic Tower Whole Loan.

If no (i) event of default with respect to an obligation of the borrower to pay money due under the Olympic Tower Whole Loan or (ii) non-monetary event of default pursuant to which the Olympic Tower Whole Loan becomes a specially serviced loan (an “Olympic Tower Triggering Event of Default”) has occurred and is continuing, then all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT Special Servicer, as applicable) will be distributed as follows:

(i)	first, (A) first, to the Note A (or the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT Trustee and, if applicable, the master servicer under any PSA relating to an Olympic Tower Non-Standalone Pari Passu Companion Loan securitization), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Olympic Tower Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT Trustee from general collections of the related Olympic Tower Non-Standalone Pari Passu Companion Loan securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Olympic Tower Standalone Companion Loans on the one hand and the Olympic Tower Non-Standalone Pari Passu Companion Loans on the other hand), to the Olympic Tower Standalone Companion Loans (or the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT

Trustee) and the holders of the Olympic Tower Non-Standalone Pari Passu Companion Loans (or the master servicers or trustees of the related securitizations), up to the amount of any nonrecoverable “p&i” advances or P&I Advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or Reimbursement Rate), and (C) third, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Olympic Tower Standalone Companion Loans), to the Olympic Tower Standalone Companion Loans (or the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT Trustee) up to the amount of any Nonrecoverable Administrative Advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)	second, to Note A, on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Note A (or the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee), as applicable, with respect to the Olympic Tower Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Olympic Tower 2017-OT TSA;

(iii)	third, to the Note A and the Note B (or the Olympic Tower 2017-OT Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to the Note A and the Note B (or the Olympic Tower 2017-OT Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Olympic Tower Whole Loan under the Olympic Tower 2017-OT TSA;

(iv)	fourth, pari passu to Note A, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

(v)	fifth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to Note A, on a pro rata basis, up to an amount equal to all such payments and prepayments of principal, until the related principal balances have been reduced to zero;

(vi)	sixth, if the proceeds of any foreclosure sale or any liquidation of the Olympic Tower Whole Loan or the Olympic Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to Note A in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note A, plus interest thereon at the related Note interest rate minus the servicing fee, on a pro rata basis based on the amount of realized losses previously allocated to each such Note;

(vii)	seventh, to Note B (or the Olympic Tower 2017-OT Master Servicer, the Olympic Tower Special Servicer or Olympic Tower 2017-OT Trustee (if any),

as applicable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by Note B (or the Olympic Tower 2017-OT Master Servicer, the Olympic Tower Special Servicer or Olympic Tower 2017-OT Trustee (if any), as applicable), with respect to the Olympic Tower Whole Loan pursuant to the Olympic Tower 2017-OT TSA and the Olympic Tower Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Olympic Tower 2017-OT TSA or the Olympic Tower Intercreditor Agreement, and any cure payment made by Note B pursuant to the Olympic Tower Intercreditor Agreement;

(viii)	eighth, pari passu, to Note B, up to an amount equal to the accrued and unpaid interest on the principal balance at the interest rate on Note B, net of the servicing fee rate on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

(ix)	ninth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to Note B on a pro rata basis, up to an amount equal to all such payments and prepayments of principal, until the principal balance has been reduced to zero;

(x)	tenth, to Note B, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated to each such Note), in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note B, plus interest thereon at the interest rate on Note B minus the servicing fee, compounded monthly from the date the related realized loss was allocated to Note B;

(xi)	eleventh, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the principal balance at the Olympic Tower Whole Loan interest rate and (iii) not required to be paid to the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Special Servicer, the Master Servicer or the Trustee, or the master servicer or trustee under any pooling and servicing agreement relating to an Olympic Tower Non-Standalone Pari Passu Companion Loan securitization, pro rata (based on the amounts described in each of the following clauses (A) and (B)) and pari passu, to (A) Note A in an amount calculated on the Note A principal balance at the excess of (x) the Note A default rate over (y) the Note A interest rate and (B) Note B in an amount calculated on the Note B principal balance at the excess of (x) the Note B default rate over (y) the Note B interest rate;

(xii)	twelfth, pro rata and pari passu, to each Note A, any prepayment premium allocable to any prepayment of the related Note A, and then to Note B, pro rata and pari passu, any prepayment premium allocable to any prepayment of Note B, to the extent actually paid by the borrower;

(xiii)	thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Special Servicer, the Master Servicer or the Trustee, or the master servicer or trustee under any pooling and servicing agreement relating to an Olympic Tower Non-Standalone Pari Passu Companion Loan securitization), to: (i) Note A its percentage interest of any assumption fees and penalty charges and (ii) Note B its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrower; and

(xiv)	fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the Olympic Tower 2017-OT Noteholders pro rata and pari passu in accordance with their respective initial percentage interests.

The Olympic Tower 2017-OT Master Servicer and the Olympic Tower 2017-OT Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the collection account or REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the Olympic Tower 2017-OT TSA.

After the occurrence of and during the continuance of an Olympic Tower Triggering Event of Default, all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT Special Servicer, as applicable) will be distributed as follows:

(i)	first, (A) first, to the Note A (or the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT Trustee and, if applicable, the master servicer under any PSA relating to an Olympic Tower Non-Standalone Pari Passu Companion Loan securitization), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any Olympic Tower Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT trustee from general collections of the related Olympic Tower Non-Standalone Pari Passu Companion Loan securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Olympic Tower Standalone Companion Loans on the one hand and the Olympic Tower Non-Standalone Pari Passu Companion Loans on the other hand), to the Olympic Tower Standalone Companion Loans (or the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT Trustee) and the holders of the Olympic Tower Non-Standalone Pari Passu Companion Loans (or the master servicers or trustees of the related securitizations), up to the amount of any nonrecoverable “p&i” advances or P&I Advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or Reimbursement Rate), and (C) third, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Olympic Tower Standalone Companion Loans), to the Olympic Tower Standalone Companion Loans (or the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT Trustee) up to the amount of any Nonrecoverable Administrative Advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)	second, to Note A, on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Note A (or the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee), as applicable, with respect to the Olympic Tower Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Olympic Tower 2017-OT TSA;

(iii)	third, to the Note A and the Note B (or the Olympic Tower 2017-OT Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to the Note A and the Note B (or the Olympic Tower 2017-OT Special Servicer), any special servicing fees (including without limitation any workout fees and liquidation fees) earned by it with respect to the Olympic Tower Whole Loan under the Olympic Tower 2017-OT TSA;

(iv)	fourth, pari passu to Note A, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

(v)	fifth, pari passu to Note B, up to an amount equal to the accrued and unpaid interest on the principal balance at the interest rate on Note B, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note;

(vi)	sixth, pari passu to Note A, on a pro rata basis, in an amount equal to the outstanding principal balance of each such Note, until the related principal balances have been reduced to zero;

(vii)	seventh, if the proceeds of any foreclosure sale or any liquidation of the Olympic Tower Whole Loan or the Olympic Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to Note A, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note A, plus interest thereon at the related Note interest rate minus the servicing fee, on a pro rata basis based on the amount of realized losses previously allocated to each such Note;

(viii)	eighth, to Note B (or the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee (if any), as applicable) on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by Note B (or the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Special Servicer or the Olympic Tower 2017-OT Trustee (if any), as applicable), with respect to the Olympic Tower Whole Loan pursuant to the Olympic Tower 2017-OT TSA and the Olympic Tower Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the Olympic Tower 2017-OT TSA or the Olympic Tower Intercreditor Agreement, and any cure payment made by Note B pursuant to the Olympic Tower Intercreditor Agreement;

(ix)	ninth, pari passu to Note B, on a pro rata basis, up to an amount equal to the outstanding principal balance of Note B, until the principal balance has been reduced to zero;

(x)	tenth, pari passu to Note B (based on the amount of realized losses previously allocated to each such Note), an amount equal to the aggregate of unreimbursed realized losses previously allocated to Note B, plus interest thereon at the interest rate on Note B minus the servicing fee, compounded monthly from the date the related realized loss was allocated to Note B;

(xi)	eleventh, pro rata and pari passu, to each Note A, any prepayment premium allocable to any prepayment of the related Note A, and then to Note B, pro rata and pari passu, any prepayment premium allocable to any prepayment of Note B, to the extent actually paid by the borrower;

(xii)	twelfth, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the principal balance at the Olympic Tower Whole Loan interest rate and (iii) not required to be paid to the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Special Servicer, the Master Servicer or the Trustee, or the master servicer or trustee under any pooling and servicing agreement relating to an Olympic Tower Non-Standalone Pari Passu Companion Loan securitization, pro rata (based on the amounts described in each of the following clauses (A) and (B)) and pari passu, to (A) Note A in an amount calculated on the Note A principal balance on such monthly payment date prior to the application of funds contemplated in clauses (i) through (xv) at the excess of (x) the Note A default rate over (y) the Note A interest rate and (B) Note B in an amount calculated on the Note B principal balance on such monthly payment date prior to the application of funds contemplated in clauses (i) through (xv) at the excess of (x) the Note B default rate over (y) the Note B interest rate;

(xiii)	thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Special Servicer, the Master Servicer or Trustee, or the master servicer or trustee under any pooling and servicing agreement relating to an Olympic Tower Non-Standalone Pari Passu Companion Loan securitization), to: (i) Note A its percentage interest of any assumption fees and penalty charges and (ii) Note B its percentage interest of any assumption fees and penalty charges, in each case, to the extent actually paid by the borrower; and

(xiv)	fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) will be distributed pro rata to the Notes in accordance with their respective initial percentage interests.

For the purpose of this “—Distributions” section, with respect to the Olympic Tower Mortgage Loan, the Olympic Tower Pari Passu Companion Loans and the Olympic Tower Subordinate Companion Loan, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Olympic Tower Whole Loan.

In addition, solely for the purpose of this “—Distributions” section, the following terms have the meaning below:

An “Olympic Tower Debt Yield Trigger Period” commences upon the occurrence of (i) an event of default under the Olympic Tower Whole Loan, (ii) an event of default under the Olympic Tower mezzanine loan, or (iii) when the debt yield for the Olympic Tower Whole Loan is less than 6.8420% or the aggregate debt yield for the Olympic Tower Mortgage Loan and the Olympic Tower mezzanine loan is less than 5.2000% as of the last calendar day of any fiscal quarter and ends (A) with respect to an Olympic Tower DSCR trigger period continuing pursuant to clause (i), the an event of default under the Olympic Tower Whole Loan commencing the Olympic Tower DSCR trigger period has been cured and such cure has been accepted by the lender (and no other an event of default under the Olympic Tower Whole Loan is then continuing), (B) with respect to an Olympic Tower DSCR trigger period continuing pursuant to clause (ii), receipt by the lender of a mezzanine loan default revocation notice from the mezzanine lender with respect to the event of default under the Olympic Tower mezzanine loan commencing the Olympic Tower DSCR trigger period, or (C) with respect to an Olympic Tower DSCR trigger period continuing pursuant to clause (ii), if the Mortgaged Property has achieved a debt yield for the Olympic Tower Whole Loan of at least 6.8420% and an aggregate debt yield for the Olympic Tower Whole Loan and the Olympic Tower mezzanine loan of at least 5.2000% as of the last calendar day of any fiscal quarter.

“Note A” means, individually or collectively, Note A-1-S, Note A-2-S, Note A-3-S, Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-C5, Note A-2-C1, Note A-2-C2 and Note A-3-C, as the context requires.

“Note B” means, individually or collectively, Note B-1, Note B-2 and Note B-3, as the context requires.

Consultation and Control

As of any date of determination, during an Olympic Tower 2017-OT Subordinate Control Period, the Olympic Tower 2017-OT Controlling Class Representative or its designee (such party, the “Olympic Tower 2017-OT Directing Holder”) will be the controlling holder under the Olympic Tower Intercreditor Agreement. As of the Closing Date, the Olympic Tower 2017-OT Directing Holder is expected to be funds and accounts under management by BlackRock Financial Management, Inc. or its affiliates.

A “Olympic Tower 2017-OT Subordinate Control Period” means any period when the certificate balance of the Olympic Tower 2017-OT Mortgage Trust Class E certificates (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates; provided, if at any time the certificate balances of all classes of certificates senior to such class of certificates have been reduced to zero as a result of the allocation of principal payments on the Olympic Tower Standalone Companion Loans, then an Olympic Tower 2017-OT Subordinate Control Period will be deemed to then be in effect. If the Olympic Tower 2017-OT Directing Holder becomes a borrower related party, an Olympic Tower 2017-OT Subordinate Control Period will be deemed to be terminated (except for the purposes of determining whether the Olympic Tower 2017-OT Directing Holder or an Olympic Tower 2017-OT Controlling Class Certificateholder has the right to appoint the successor special servicer to a Olympic Tower 2017-OT Special Servicer that is a borrower related party).

A “Olympic Tower 2017-OT Subordinate Consultation Period” means any period when both (i) the certificate balance of the Olympic Tower 2017-OT Mortgage Trust Class E certificates (taking into account the application of appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates), is less than 25% of the initial certificate balance of such class of certificates and (ii) the certificate balance of such class of certificates (without regard to the application of appraisal reduction amounts and collateral deficiency amounts allocated to such class of certificates) is at least 25% of the initial certificate balance of such class of certificates. If the Olympic Tower 2017-OT Directing Holder becomes a borrower related party, an Olympic Tower 2017-OT Subordinate Consultation Period will be deemed to be terminated (except for the purposes of determining whether the Olympic Tower 2017-OT Directing Holder or an Olympic Tower 2017-OT Controlling Class Certificateholder has the right to appoint the successor special servicer to an Olympic Tower 2017-OT Special Servicer that is a borrower related party.

When the certificate balance of the Olympic Tower 2017-OT Mortgage Trust Class E Certificates (without regard to the application of appraisal reduction Amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the Olympic Tower 2017-OT Directing Holder will have no consent or consultation rights under the Olympic Tower 2017-OT TSA except for such rights available to it as a certificateholder and such other rights that are available to it in accordance with the Olympic Tower 2017-OT TSA.

Certain decisions to be made with respect to the Olympic Tower Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Olympic Tower 2017-OT TSA are expected to require the approval of the Olympic Tower 2017-OT Directing Holder.

The “Olympic Tower 2017-OT Controlling Class” will be, as of any time of determination, the Olympic Tower 2017-OT Mortgage Trust Class E Certificates so long as such class has an outstanding certificate balance (as reduced by any principal payments, realized losses, appraisal reduction amounts and collateral deficiency amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of such class or, if such class does not meet the preceding requirement, there will be no Olympic Tower 2017-OT Controlling Class.

A “Olympic Tower 2017-OT Controlling Class Certificateholder” will be each holder (or beneficial owner, if applicable) of a certificate of the Olympic Tower 2017-OT Controlling Class.

Neither the Olympic Tower 2017-OT Master Servicer nor the Olympic Tower 2017-OT Special Servicer will be permitted to follow any direction or objection provided by the Olympic Tower 2017-OT Directing Holder that would require or cause the Olympic Tower 2017-OT Master Servicer or the Olympic Tower 2017-OT Special Servicer to violate any provision of the Mortgage Loan documents, the Olympic Tower 2017-OT Intercreditor Agreement, applicable law or the Olympic Tower 2017-OT TSA, including without limitation the Olympic Tower 2017-OT Master Servicer’s or the Olympic Tower 2017-OT Special Servicer’s obligation to act in accordance with the servicing standard, or expose any certificateholder, the Olympic Tower 2017-OT Master Servicer, the Olympic Tower 2017-OT Special Servicer, the Olympic Tower 2017-OT Certificate Administrator, the Olympic Tower 2017-OT Trustee or the Olympic Tower 2017-OT Mortgage Trust or their affiliates, officers, directors or agent to any claim, suit or liability, result in the imposition of a tax upon the Olympic Tower 2017-OT Mortgage Trust or materially expand the scope of the Olympic Tower 2017-OT Master Servicer’s or the Olympic Tower 2017-OT Special Servicer’s responsibilities under the Olympic Tower 2017-OT TSA and the Olympic Tower 2017-OT Intercreditor Agreement.

Cure Rights

If the Olympic Tower Subordinate Companion Loan is no longer included in the Olympic Tower 2017-OT Mortgage Trust and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the Olympic Tower Whole Loan, then the Olympic Tower Subordinate Companion Loan holder will have the right, but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If the Olympic Tower Subordinate Companion Loan holder elects to cure a default by way of a payment of money (a “Cure Payment”), the Olympic Tower Subordinate Companion Loan holder will be required to make such Cure Payment as directed by the Olympic Tower 2017-OT Special Servicer and such Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the issuing entity or the Olympic Tower Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by the Olympic Tower Subordinate Companion Loan holder and the applicable cure period has not expired and the Olympic Tower Subordinate Companion Loan holder is permitted to cure under the terms of the Olympic Tower Intercreditor Agreement, the default will not be treated as a default or an Olympic Tower Triggering Event of Default (i) for purposes of “—Distributions” above, (ii) for purposes of triggering an acceleration of the Olympic Tower Whole Loan, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the Olympic Tower Mortgaged Property, or (iii) for purposes of treating the Olympic Tower Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, the Olympic Tower Subordinate Companion Loan Holders’ right to cure a default will be limited to 6 Cure Events over the life of the Olympic Tower Whole Loan and no single Cure Event may exceed 4 consecutive months. A “Cure Event” means the Olympic Tower Subordinate Companion Loan Holders’ exercise of its cure rights whether for 1 month or for consecutive months in the aggregate.

Purchase Option

If the Olympic Tower Subordinate Companion Loan is no longer included in the Olympic Tower 2017-OT Mortgage Trust and an Olympic Tower Triggering Event of Default has occurred and is continuing, then, upon written notice from the Olympic Tower 2017-OT Special Servicer of such occurrence (a “Repurchase Option Notice”), the Note B holder will have the right (and if all of the Olympic Tower Subordinate Companion Loan Holders provide such notice, then all of the Olympic Tower Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the Olympic Tower 2017-OT Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Olympic Tower Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the Olympic Tower Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the Olympic Tower 2017-OT TSA and the Olympic Tower Intercreditor Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the Olympic Tower Mortgage Loan and Olympic Tower Pari Passu Companion Loans for the applicable purchase price provided in the Olympic Tower Intercreditor Agreement on a date not less than five (5) business days nor more than 15 business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The Olympic Tower 2017-OT Special Servicer will be required to give the Olympic Tower Subordinate Companion Loan Holders five (5) business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the Olympic Tower 2017-OT Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the Olympic Tower Subordinate Companion Loan Holders and the Olympic Tower Subordinate Companion Loan Holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the Olympic Tower 2017-OT Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the Olympic Tower Subordinate Companion Loan Holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the Olympic Tower 2017-OT Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the Olympic Tower Mortgage Loan and the Olympic Tower Pari Passu Companion Loans.

Sale of Defaulted Olympic Tower Whole Loan. Pursuant to the terms of the Olympic Tower Intercreditor Agreement, if the Olympic Tower Whole Loan becomes a defaulted mortgage loan, and if the Olympic Tower 2017-OT Special Servicer determines to sell the Olympic Tower Mortgage Loan and the Olympic Tower Companion Loans in accordance with the Olympic Tower 2017-OT TSA, then the Olympic Tower 2017-OT Special Servicer will have the right and the obligation to sell the Olympic Tower Mortgage Loan and the Olympic Tower Companion Loans as notes evidencing one whole loan in accordance with the terms of the Olympic Tower 2017-OT TSA. In connection with any such sale, the Olympic Tower 2017-OT Special Servicer will be required to follow the procedures set forth in the Olympic Tower 2017-OT TSA.

Special Servicer Appointment Rights. Pursuant to the Olympic Tower Intercreditor Agreement and the Olympic Tower 2017-OT TSA, the Olympic Tower 2017-OT Directing Holder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the Olympic Tower 2017-OT Special Servicer then acting with respect to the Olympic Tower Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Companion Loan Holders.

The Gateway Net Lease Portfolio Pari Passu-A/B Whole Loan

General

The Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, is part of a Whole Loan that is comprised of seventeen (17) mortgage notes, each of which is secured by the same mortgage instrument on the same portfolio of Mortgaged Properties.

The Gateway Net Lease Portfolio Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $45,000,000. The related Companion Loans (the “Gateway Net Lease Portfolio Companion Loans” and together with the Gateway Net Lease Portfolio Mortgage Loan, the “Gateway Net Lease Portfolio Whole Loan”) are evidenced by sixteen (16) promissory notes with an aggregate principal balance as of the Cut-off Date of $478,000,000. The Gateway Net Lease Portfolio Companion Loans will not be included in the issuing entity. Only the Gateway Net Lease Portfolio Mortgage Loan will be included in the issuing entity. The Gateway Net Lease Portfolio Mortgage Loan and six (6) Gateway Net Lease Portfolio Companion Loans (with an aggregate principal balance as of the Cut-off Date of $308,000,000 referred to as the “Gateway Net Lease Portfolio Pari Passu Companion Loans”) are pari passu with each other in terms of priority. Ten (10) Gateway Net Lease Portfolio Companion Loans are generally subordinate in right of payment to the Gateway Net Lease Portfolio Mortgage Loan (each a “Gateway Net Lease Portfolio Subordinate Companion Loan”). The Gateway Net Lease Portfolio Subordinate Companion Loans have an aggregate principal balance as of the Cut-off Date of approximately $170,000,000.

The rights of the issuing entity, as the holder of the Gateway Net Lease Portfolio Mortgage Loan, and the rights of the holders of the Gateway Net Lease Portfolio Companion Loans are subject to the terms of the Gateway Net Lease Portfolio Co-Lender Agreement (the “Gateway Net Lease Portfolio Co-Lender Agreement”). The consultation rights of the issuing entity (as a non-controlling note holder) under the Gateway Net Lease Portfolio Co-Lender Agreement will be exercised by the Directing Certificateholder so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the special servicer pursuant to the terms of the PSA, as described under “Pooling and Servicing Agreement”.

Servicing

The Gateway Net Lease Portfolio Whole Loan and any related REO Property is expected to be serviced and administered in accordance with the DBJPM 2017-C6 PSA, which is separate from the PSA under which your certificates are issued, to be entered into among Deutsche Mortgage & Asset Receiving Corporation (the “DBJPM 2017-C6 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association (the “DBJPM 2017-C6 Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association (the “DBJPM 2017-C6 Special Servicer”), Wells Fargo Bank, National Association (the “DBJPM 2017-C6 Certificate Administrator”), Wells Fargo Bank, National Association (the “DBJPM 2017-C6 Trustee”) and Pentalpha Surveillance LLC (the “DBJPM 2017-C6 Operating Advisor” and the “DBJPM 2017-C6 Asset Representations Reviewer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Gateway Net Lease Portfolio Co-Lender Agreement. In servicing the Gateway Net Lease Portfolio Whole Loan, the servicing standard set forth in the DBJPM 2017-C6 PSA is expected to require the DBJPM 2017-C6 Master Servicer and the DBJPM 2017-C6 Special Servicer to take into account the interests, as a collective whole, of the related certificateholders, the holder of the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans (taking into account the subordinate nature of the Gateway Net Lease Portfolio Subordinate Companion Loans).

Amounts payable to the issuing entity as holder of the Gateway Net Lease Portfolio Mortgage Loan pursuant to the Gateway Net Lease Portfolio Co-Lender Agreement, net of certain fees and expenses on the Gateway Net Lease Portfolio Whole Loan, will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus, and amounts payable to the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans and the Gateway Net Lease Portfolio Subordinate Companion Loans will be distributed to such holders net of certain fees and expenses on the Gateway Net Lease Portfolio Pari Passu Companion Loans and the Gateway Net Lease Portfolio Subordinate Companion Loans as set forth in the Gateway Net Lease Portfolio Co-Lender Agreement and will not be available for distributions on the Offered Certificates. For so long as the holder of the Gateway Net Lease Portfolio Subordinate Companion Loan evidenced by promissory note B-1-1 (the “Gateway Net Lease Portfolio Note B-1-1 Holder”) is the controlling noteholder (the “Gateway Net Lease Portfolio Whole Loan Directing Holder”), the Gateway Net Lease Portfolio Note B-1-1 Holder will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Gateway Net Lease Portfolio Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Gateway Net Lease Portfolio Co-Lender Agreement, the Gateway Net Lease Portfolio Note B-1-1 Holder will have the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

Pursuant to the Gateway Net Lease Portfolio Co-Lender Agreement, except after the occurrence and during the continuance of (i) an event of default with respect to an obligation to pay money due under the Gateway Net Lease Portfolio Whole Loan, (ii) any other event of default for which the Gateway Net Lease Portfolio Whole Loan is actually accelerated, (iii) any other event of default which causes the Gateway Net Lease Portfolio Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Gateway Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the Gateway Net Lease Portfolio Note B-1-1 Holder or the default cure period has not yet expired and the Gateway Net Lease Portfolio Note B-1-1 Holder is exercising its cure rights under the Gateway Net Lease Portfolio Co-Lender Agreement), after payment of amounts for reserves or escrows required by the related Mortgage Loan documents and amounts payable or reimbursable under the PSA to the DBJPM 2017-C6 Master Servicer, DBJPM 2017-C6 Special Servicer, DBJPM 2017-C6 Certificate Administrator, DBJPM 2017-C6 Trustee, DBJPM 2017-C6 Operating Advisor or DBJPM 2017-C6 Asset Representations Reviewer, payments and proceeds received with respect to the Gateway Net Lease Portfolio Whole Loan will generally be applied in the following order:

●	first, to the holder of the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of their respective notes at their net interest rates;

●	second, to the holder of the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the sum of (x) all schedule payments received, if any, (y) an amount equal to the percentage interest of such note multiplied by any voluntary principal prepayments received, if any, and (z)

any mandatory principal prepayments received, if any, until their principal balances have been reduced to zero;

●	third, to the holder of the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder (or paid or advanced by a master servicer or a special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) their relative spread (as set forth in the Gateway Net Lease Portfolio Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Gateway Net Lease Portfolio Whole Loan exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(fourth) and, as a result of a workout, the principal balance of the Gateway Net Lease Portfolio Mortgage Loan and Gateway Net Lease Portfolio Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holder of the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the Gateway Net Lease Portfolio Mortgage Loan and Gateway Net Lease Portfolio Pari Passu Companion Loans as a result of such workout, plus interest on such amount at the related rate set forth in the Gateway Net Lease Portfolio Co-Lender Agreement;

●	sixth, to the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans, on a pro rata basis, in an amount equal to penalty charges received, if any;

●	seventh, to the extent the Gateway Net Lease Portfolio Note B-1-1 Holder has made any payments or advances in the exercise of its cure rights under the Gateway Net Lease Portfolio Co-Lender Agreement, to reimburse such holder for all such cure payments;

●	eighth, to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rates;

●	ninth, to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans on a pro rata and pari passu basis, in an amount equal to the sum of (x) all scheduled payments received, if any, (y) an amount equal to the percentage interest of such note multiplied by any voluntary principal prepayments received, if any, and (z) after the principal balances of the Gateway Net Lease Portfolio Mortgage Loan and Gateway Net Lease Portfolio Pari Passu Companion Loans have been reduced to zero, any mandatory principal prepayments received, if any, until their principal balances have been reduced to zero;

●	tenth, to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i)

their respective percentage interest multiplied by (ii) their relative spread (as set forth in the Gateway Net Lease Portfolio Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	eleventh, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(tenth) and, as a result of a workout, the principal balance of the Gateway Net Lease Portfolio Subordinate Companion Loans has been reduced, such excess amount is required to be paid to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loan, on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the Gateway Net Lease Portfolio Subordinate Companion Loans as a result of such workout, plus interest on such amount at the related interest rate;

●	twelfth, to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, on a pro rata basis, in an amount equal to penalty charges received, if any;

●	thirteenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the DBJPM 2017-C6 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate a master servicer or special servicer (in each case, provided that such reimbursements or payments relate to the Gateway Net Lease Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Gateway Net Lease Portfolio Mortgage Loan, the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans and the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

●	fourteenth, if any excess amount is available to be distributed in respect of the Gateway Net Lease Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(thirteenth), any remaining amount is required to be paid pro rata to the holder of the Gateway Net Lease Portfolio Mortgage Loan, the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans and the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, based on their respective percentage interests.

Following the occurrence and during the continuance of a Gateway Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the related Mortgage Loan documents and amounts then payable or reimbursable under the DBJPM 2017-C6 PSA to the DBJPM 2017-C6 Master Servicer, DBJPM 2017-C6 Special Servicer, DBJPM 2017-C6 Certificate Administrator, DBJPM 2017-C6 Trustee, DBJPM 2017-C6 Operating Advisor or DBJPM 2017-C6 Asset Representations Reviewer, payments and proceeds with respect to the Gateway Net Lease Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to the holder of the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rates;

●	second, to the holder of the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans, pro rata,

based on their outstanding principal balances, until their principal balances have been reduced to zero;

●	third, to the holder of the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder (or paid or advanced by a master servicer or a special servicer on their behalf and not previously paid or reimbursed);

●	fourth, to the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) their relative spread (as set forth in the Gateway Net Lease Portfolio Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	fifth, to the extent one or more holders of the Gateway Net Lease Portfolio Subordinate Companion Loan has made any payments or advances in the exercise of its cure rights under the Gateway Net Lease Portfolio Co-Lender Agreement, to reimburse such holder(s) for all such cure payments;

●	sixth, if the proceeds of any foreclosure sale or any liquidation of the Gateway Net Lease Portfolio Whole Loan exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(fifth) and, as a result of a workout, the principal balance of the Gateway Net Lease Portfolio Mortgage Loan and Gateway Net Lease Portfolio Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holder of the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the Gateway Net Lease Portfolio Mortgage Loan and Gateway Net Lease Portfolio Pari Passu Companion Loans as a result of such workout, plus interest on such amount at the related rate set forth in the Gateway Net Lease Portfolio Co-Lender Agreement;

●	seventh, to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their net interest rates;

●	eighth, to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis, based on their outstanding principal balances, in an amount equal to all amounts allocated as principal remaining after giving effect to the allocations in (second) clause above, until the principal balances of the Gateway Net Lease Portfolio Subordinate Companion Loans have been reduced to zero;

●	ninth, to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) their relative spread (as set forth in the Gateway Net Lease Portfolio Co-Lender Agreement) and (iii) any prepayment premium to the extent paid by the borrower;

●	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the principal balance of the Gateway Net Lease Portfolio Subordinate Companion Loans has been reduced, such excess amount is required to be paid to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount up to the reduction, if any, of the principal balance of the Gateway Net Lease Portfolio Subordinate Companion Loans as a result of such workout, plus interest on such amount at the related interest rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the DBJPM 2017-C6 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate a master servicer or special servicer (in each case, provided that such reimbursements or payments relate to the Gateway Net Lease Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the holder of the Gateway Net Lease Portfolio Mortgage Loan, the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans and the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, pro rata, based on their respective percentage interests;

●	twelfth, to the Gateway Net Lease Portfolio Mortgage Loan and the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to penalty charges received, if any;

●	thirteenth, to the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to penalty charges received, if any; and

●	fourteenth, if any excess amount is available to be distributed in respect of the Gateway Net Lease Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(thirteenth), any remaining amount is required to be paid pro rata to the holder of the Gateway Net Lease Portfolio Mortgage Loan, the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans and the holders of the Gateway Net Lease Portfolio Subordinate Companion Loans, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Gateway Net Lease Portfolio Mortgage Loan, pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on such Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, out of future payments and collections on other Mortgage Loans, but not out of payments or other collections, if any, on the Gateway Net Lease Portfolio Companion Loans, or any loans included in any securitization trust related to the related Gateway Net Lease Portfolio Companion Loans.

Certain fees, costs and expenses (such as a pro rata share of any servicing advance with respect to the Gateway Net Lease Portfolio Whole Loan made pursuant to the DBJPM 2017-C6 PSA, together with interest thereon) and indemnification payments allocable to the Gateway Net Lease Portfolio Mortgage Loan in accordance with the DBJPM 2017-C6 PSA and the Gateway Net Lease Portfolio Co-Lender Agreement may be paid or reimbursed out of payments and other collections on the Mortgage Pool generally.

Consultation and Control

For so long as the Gateway Net Lease Portfolio Note B-1-1 Holder is the Gateway Net Lease Portfolio Whole Loan Directing Holder, the DBJPM 2017-C6 Master Servicer and the DBJPM 2017-C6 Special Servicer will be required to notify the Gateway Net Lease Portfolio Note B-1-1 Holder (or its designee) and receive written consent with respect to the following actions (“Gateway Net Lease Portfolio Major Decisions”):

(i)	any workout or other change to the Gateway Net Lease Portfolio Whole Loan that would result in any modification of, or waiver with respect to, the Gateway Net Lease Portfolio Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Gateway Net Lease Portfolio Whole Loan (or any of the notes) or a modification or waiver of any other monetary term of the Gateway Net Lease Portfolio Whole Loan relating to the amount or timing of any payment of principal or interest or any other sums (including reserve requirements) due and payable under the related Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the Gateway Net Lease Portfolio Whole Loan, including but not limited to provisions which restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the related borrower;

(ii)	any modification of, or waiver with respect to, the Gateway Net Lease Portfolio Whole Loan that would result in a discounted pay-off of the Gateway Net Lease Portfolio Subordinate Companion Loans;

(iii)	any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

(iv)	any material direct or indirect sale of all or any material portion of the related Mortgaged Property or REO Property other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(v)	any substitution, release or addition of collateral for the Gateway Net Lease Portfolio Whole Loan other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender material discretion;

(vi)	any release of the related borrower or guarantor from liability with respect to the Gateway Net Lease Portfolio Whole Loan including, without limitation, by acceptance of an assumption of the Gateway Net Lease Portfolio Whole Loan by a successor borrower or replacement guarantor other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(vii)	any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower) or (2) accelerate the Gateway Net Lease Portfolio Whole Loan (other than automatic accelerations pursuant to the related Mortgage Loan documents);

(viii)	any transfer of the related Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(ix)	any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor agreement, co-lender agreement, participation agreement, subordination agreement or similar agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion);

(x)	the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no material lender discretion;

(xi)	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower unless any option to the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans has expired or been waived;

(xii)	any approval of a major lease (to the extent lender’s approval is required by the related Mortgage Loan documents);

(xiii)	following a default or an event of default with respect to the Gateway Net Lease Portfolio Whole Loan, any exercise of remedies, including the acceleration of the Gateway Net Lease Portfolio Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xiv)	the termination or replacement of a property manager, hotel manager, timeshare manager, franchisor or licensor or execution, termination, renewal or material modification of any property management, hotel management, franchise, timeshare services or license agreement other than those required pursuant to the specific terms of the Mortgage Loan Documents and for which there is no material lender discretion;

(xv)	any determination to bring a related Mortgaged Property or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a related Mortgaged Property or a related REO Property;

(xvi)	(A) any modification, waiver or amendment of any intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Gateway Net Lease Portfolio Whole Loan, or (B) an action to enforce rights with respect thereto;

(xvii)	approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of the debt of the Gateway Net Lease Portfolio Whole Loan rather than to restoration of a related Mortgaged Property, in each case, to the extent lender consent is required under the related Mortgage Loan documents;

(xviii)	any determination by the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer to transfer the Gateway Net Lease Portfolio Whole Loan to the DBJPM 2017-C6 Special Servicer with respect to any default or event of default that is anticipated but has not yet occurred; and

(xix)	any enforcement of any cure right or the exercise of any remedies under any franchise agreement, management agreement, subordination and non-disturbance, comfort letter, recognition agreement or similar agreement related thereto, other than those required pursuant to the specific terms of the applicable document and for which the enforcing or exercising party lacks material discretion;

provided, however, that during the occurrence and continuance of an AB Control Appraisal Period, “Gateway Net Lease Portfolio Major Decision” will have the meaning given to the term “Major Decision” in the DBJPM 2017-C6 PSA.

Neither the DBJPM 2017-C6 Master Servicer nor the DBJPM 2017-C6 Special Servicer may follow any advice or consultation provided by the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans (or its representative) or any holder of a Gateway Net Lease Portfolio Subordinate Companion Loan (or its representative) that would require or cause the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations, be inconsistent with the applicable servicing standard, require or cause the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer, as applicable, to violate provisions of the Gateway Net Lease Portfolio Co-Lender Agreement or the DBJPM 2017-C6 PSA, require or cause the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer, as applicable, to violate the terms of the Gateway Net Lease Portfolio Whole Loan, or materially expand the scope of any of the DBJPM 2017-C6 Master Servicer’s or the DBJPM 2017-C6 Special Servicer’s, as applicable, responsibilities under the Gateway Net Lease Portfolio Co-Lender Agreement or the DBJPM 2017-C6 PSA.

The Directing Holder

The Gateway Net Lease Portfolio Whole Loan Directing Holder under the Gateway Net Lease Portfolio Co-Lender Agreement, as of any date of determination, will be:

●	the Gateway Net Lease Portfolio Note B-1-1 Holder, unless (i) an AB Control Appraisal Period has occurred and is continuing, (ii) any interest in the Gateway Net Lease Portfolio Subordinate Companion Loan evidenced by promissory note B-1-1 is held by (a) the related borrower or (b) an affiliate of the related borrower or (iii) the related borrower or an affiliate of the related borrower would otherwise be entitled to exercise the rights of the Gateway Net Lease Portfolio Whole Loan Directing Holder; or

●	the “controlling class” under the DBJPM 2017-C6 Mortgage Trust if any of the events described in the immediately preceding bullet has occurred and is continuing.

An “AB Control Appraisal Period” will exist with respect to the Gateway Net Lease Portfolio Whole Loan, if and for so long as (a)(1) the sum of the initial principal balances of the Gateway Net Lease Portfolio Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Gateway Net Lease Portfolio Subordinate Companion Loans, (y) any appraisal reduction amounts for the Gateway Net Lease Portfolio Whole Loan that are allocated to the Gateway Net Lease Portfolio Subordinate Companion Loans as of the date of such determination and (z) any realized losses with respect to the Gateway Net Lease Portfolio Mortgaged Property or the Gateway Net Lease Portfolio Whole Loan that are allocated to the Gateway Net Lease Portfolio Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the sum of the initial principal balances of the Gateway Net Lease Portfolio Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Gateway Net Lease Portfolio Subordinate Companion Loans.

The Gateway Net Lease Portfolio Note B-1-1 Holder is entitled to avoid its applicable AB Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral for the benefit of, and acceptable to, to the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer, as applicable, or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Gateway Net Lease Portfolio Co-Lender Agreement (either (x) or (y), the “Gateway Threshold Event Collateral”), and (ii) the Gateway Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the DBJPM 2017-C6 PSA, would cause the applicable AB Control Appraisal Period not to occur.

In addition, pursuant to the terms of the Gateway Net Lease Portfolio Co-Lender Agreement, after the occurrence of and during the continuance of an AB Control Appraisal Period, the issuing entity, as holder of the Gateway Net Lease Portfolio Mortgage Loan (or its representative, which will be the Directing Certificateholder or any other party assigned the right to exercise the rights of the holder of that Mortgage Loan, as and to the extent provided in the PSA) will (i) have a right to receive copies of all notices, information and reports that the DBJPM 2017-C6 Master Servicer or DBJPM 2017-C6 Special Servicer, as applicable, is required to provide to the holder of the majority of the class of securities issued in the DBJPM 2017-C6 securitization transaction designated as the “controlling class” (or such lesser amount as permitted under the terms of the DBJPM 2017-C6 PSA) (the “DBJPM 2017-C6 Directing Certificateholder”) (within the same time frame such notices, information and reports are or would have been required to be provided to the DBJPM 2017-C6 Directing Certificateholder under the DBJPM 2017-C6 PSA and without regard to the occurrence and continuance of a control termination event or consultation termination event under the DBJPM 2017-C6 PSA) with respect to any Gateway Net Lease Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Gateway Net Lease Portfolio Whole Loan, (ii) have the right to attend annual meetings (either telephonically or in person, in the discretion of the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer, as applicable) with the Gateway

Net Lease Portfolio Pari Passu Companion Loans Holder (or the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer, as applicable, acting on its behalf) at the offices of the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer, as applicable, in which servicing issues related to the Gateway Net Lease Portfolio Whole Loan are discussed and (iii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the related Mortgage Loan (or its representative) requests consultation with respect to any such Gateway Net Lease Portfolio Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the Gateway Net Lease Portfolio Whole Loan (and the DBJPM 2017-C6 Master Servicer or DBJPM 2017-C6 Special Servicer, as applicable, will be required to consider alternative actions recommended by the holder of the Gateway Net Lease Portfolio Mortgage Loan (or its representative)). The consultation rights of the holder of the Gateway Net Lease Portfolio Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required to be provided to the DBJPM 2017-C6 Directing Certificateholder relating to the matter subject to consultation whether or not the such holder of the Gateway Net Lease Portfolio Mortgage Loan (or its representative) has responded within such period; provided that if the DBJPM 2017-C6 Master Servicer (or DBJPM 2017-C6 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the holder of the Gateway Net Lease Portfolio Mortgage Loan (or its representative) described above, the DBJPM 2017-C6 Master Servicer or DBJPM 2017-C6 Special Servicer, as applicable, is permitted to make any Gateway Net Lease Portfolio Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans and the Gateway Net Lease Portfolio Mortgage Loan; and neither the DBJPM 2017-C6 Master Servicer nor the DBJPM 2017-C6 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Gateway Net Lease Portfolio Mortgage Loan (or its representative, as applicable).

Cure Rights

In the event that the Gateway Net Lease Portfolio borrower fails to make any payment of principal or interest on the Gateway Net Lease Portfolio Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Gateway Net Lease Portfolio Whole Loan, prior to the occurrence of an AB Control Appraisal Period, the Gateway Net Lease Portfolio Note B-1-1 Holder will have the right to cure such event of default subject to certain limitations set forth in the Gateway Net Lease Portfolio Co-Lender Agreement. Unless the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans consents to additional cures, the Gateway Net Lease Portfolio Note B-1-1 Holder will be limited to six (6) cures over the life of the Gateway Net Lease Portfolio Whole Loan, and, with respect to monetary events of default, no more than three (3) of which may be consecutive. The Gateway Net Lease Portfolio Note B-1-1 Holder will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to the Gateway Net Lease Portfolio Whole Loan has occurred and is continuing, and subject to the terms, conditions and limitations set forth in the Gateway Net Lease Portfolio Co-Lender Agreement, each holder of a Gateway Net Lease Portfolio Subordinate Companion Loan will have the option to purchase the Gateway Net

Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans, (b) accrued and unpaid interest on the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the related Mortgage Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees owing to or by or on behalf of the holders of the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans, (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances with respect to an advance made by or on behalf of the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans, (f) any amounts payable in respect of the Mortgage Loan to the DBJPM 2017-C6 Asset Representations Reviewer, (g) any liquidation fees or workout fees payable with respect to the Gateway Net Lease Portfolio Whole Loan, if (i) the Gateway Net Lease Portfolio Whole Loan borrower or borrower related party is the purchaser or (ii) if the Gateway Net Lease Portfolio Whole Loan is not purchased within 90 days after the first such option becomes exercisable pursuant to the Gateway Net Lease Portfolio Co-Lender Agreement, and (h) certain additional amounts to the extent provided for in the Gateway Net Lease Portfolio Co-Lender Agreement. Notwithstanding the foregoing, the purchase price excludes clauses (d) through (h) above if the seller is a borrower-related party.

Sale of Defaulted Gateway Net Lease Portfolio Whole Loan

Pursuant to the terms of the Gateway Net Lease Portfolio Co-Lender Agreement, if the Gateway Net Lease Portfolio Whole Loan becomes a defaulted loan under the DBJPM 2017-C6 PSA, and if the DBJPM 2017-C6 Special Servicer determines to sell the Gateway Net Lease Portfolio Mortgage Loan in accordance with the DBJPM 2017-C6 PSA, then the DBJPM 2017-C6 Special Servicer will be required to sell the Gateway Net Lease Portfolio Pari Passu Companion Loans (but not the Gateway Net Lease Portfolio Subordinate Companion Loan) together with the Gateway Net Lease Portfolio Mortgage Loan as one whole loan. In connection with any such sale, the DBJPM 2017-C6 Special Servicer will be required to follow the procedures contained in the DBJPM 2017-C6 PSA and the Gateway Net Lease Portfolio Co-Lender Agreement, which are substantially similar in all material respects, but not necessarily identical, to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Notwithstanding the foregoing, the DBJPM 2017-C6 Special Servicer will not be permitted to sell the Gateway Net Lease Portfolio Whole Loan if it becomes a defaulted loan without the written consent of the holder of the Gateway Net Lease Portfolio Mortgage Loan (provided that such consent is not required if such note holder is the borrower or an affiliate of the borrower) unless the DBJPM 2017-C6 Special Servicer has delivered to such note holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the DBJPM 2017-C6 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans, and any documents in the servicing file reasonably requested by such note holder that are material to the price of the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the directing certificateholder under the DBJPM 2017-C6 PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the DBJPM 2017-C6 Master Servicer or the DBJPM 2017-C6 Special Servicer in connection with the proposed sale; provided that the holder of the Gateway Net Lease Portfolio Mortgage Loan may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the DBJPM 2017-C6 PSA, the Gateway Net Lease Portfolio Note B-1-1 Holder (prior to the occurrence and continuance of an AB Control Appraisal Period), the holders of the Gateway Net Lease Portfolio Pari Passu Companion Loans (after the occurrence and during the continuance of an AB Control Appraisal Period) and the holder of the Gateway Net Lease Portfolio Mortgage Loan and their respective representatives will be permitted to submit an offer at any sale of the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant and subject to the terms of the Gateway Net Lease Portfolio Co-Lender Agreement, the controlling noteholder (or its representative) with respect to the Gateway Net Lease Portfolio Whole Loan (which, prior to the occurrence and continuance of an AB Control Appraisal Period, will be the Gateway Net Lease Portfolio Note B-1-1 Holder) will have the right, with or without cause, to replace the DBJPM 2017-C6 Special Servicer then acting with respect to the Gateway Net Lease Portfolio Whole Loan and appoint a replacement special servicer. Pursuant and subject to the terms of the DBJPM 2017-C6 PSA, the DBJPM 2017-C6 Directing Certificateholder (after the occurrence and continuance of an AB Control Appraisal Period and prior to a control termination event under the DBJPM 2017-C6 PSA), and the applicable certificateholders under the DBJPM 2017-C6 PSA with the requisite percentage of voting rights (after the occurrence and continuance of an AB Control Appraisal Period and after a control termination event under the DBJPM 2017-C6 PSA), will have the right, with or without cause, to replace the DBJPM 2017-C6 Special Servicer then acting with respect to the Gateway Net Lease Portfolio Whole Loan, and appoint a replacement special servicer, in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in May 2017 and ending on a hypothetical Determination Date in June 2017. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A. on or about June 29, 2017 (the “Closing Date”); provided, that (i) with respect to the Del Amo Fashion Center Mortgage Loan, each of Bank of America, National Association and Wells Fargo Bank, National Association will sell two of four promissory notes comprising such Mortgage Loan to the depositor, and (ii) with respect to the Market Street – The Woodlands Mortgage Loan, each of Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association will sell one of two promissory notes comprising such Mortgage Loan to the depositor. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E. 42nd Street, 38th Floor, New York, NY 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2016, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.63 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,617 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $29.1 billion, which were included in 84 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells

Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mortgage Loan identified on Annex A-1 Del Amo Fashion Center, representing approximately 7.3% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Bank of America, National Association, Barclays Bank PLC, Société Générale and Wells Fargo Bank, and the Mortgage Loan identified on Annex A-1 as Market Street – The Woodlands, representing approximately 5.3% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2014 to March 31, 2017 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.75	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	3.75	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	6.97
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	6.97

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.54	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	8,111,681,827.61		1	23,000,000.00		0	0.00		0	0.00		1	23,000,000.00		1	13,687,005.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2017 through March 31, 2017 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 12, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 12, 2017, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $25,817,687.97 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. Wells Fargo Bank will be required to retain the RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2013	2014	2015	2016	As of 3/31/2017
Multifamily	$ 411,310,000	$ 518,929,738	$ 1,104,590,000	$ 242,008,000	$8,000,000
Office	1,122,060,000	1,864,674,000	1,863,491,000	1,207,957,250	$638,167,159
Retail	1,613,066,013	1,726,602,172	1,254,393,252	1,392,460,000	$77,432,500
Industrial	46,200,000	31,185,000	1,342,375,000	257,320,721	$96,890,000
Manufactured Housing	365,593,000	87,111,250	116,618,625	19,987,500	$0
Self Storage	140,247,500	93,095,000	546,593,750	156,775,000	$85,400,000
Lodging	2,205,861,250	2,631,502,433	2,241,228,600	70,509,000	$76,200,000
Mixed Use	79,242,199	144,100,000	147,725,000	18,362,500	$0
Other	0	69,930,000	0	150,000,000	$76,900,000
Total	$6,287,108,854	$7,167,129,593	$8,617,015,227	$3,515,379,971	$1,058,989,659

Bank of America is a sponsor and mortgage loan seller in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

The Del Amo Fashion Center, Starwood Capital Group Hotel Portfolio, iStar Leased Fee Portfolio and Gateway Net Lease Portfolio Mortgage Loans.

The Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, was originated in conjunction with Barclays Bank PLC, Société Générale and Wells Fargo Bank, National Association. The Starwood Capital Group Hotel Portfolio Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, was originated in conjunction with Barclays Bank PLC, Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association. The iStar Leased Fee Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, was originated in conjunction with Barclays Bank PLC and JPMorgan Chase Bank, National Association. The Gateway Net Lease Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, was originated in conjunction with JPMorgan Chase Bank, National Association.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Del Amo Fashion Center Mortgage Loan, the Starwood Capital Group Hotel Portfolio Mortgage Loan, the iStar Leased Fee Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 7.3%, 5.9%, 3.7% and 3.7%, respectively, of the Initial Pool Balance, originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated (or with respect to Del Amo Fashion Center Mortgage Loan, the Starwood Capital Group Hotel Portfolio Mortgage Loan, the iStar Leased Fee Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 7.3%, 5.9%, 3.7% and 3.7%, respectively, of the Initial Pool Balance, which were originated in conjunction with one or more third parties) in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The following table sets forth, for the period commencing April 1, 2014, and ending March 31, 2017, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2017, through March 31, 2017, was set forth in a Form ABS-15G filed by Bank of America on May 15, 2017. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]		Assets Pending Repurchase or Replacement (within cure period)				Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	22,163,901	89.26	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	2,668,138	10.74	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF4[8]		Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	375	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	375	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Eurohypo AG, New York Branch	22	261,642,144	53.86	1	4,200,000	0.86	0	0	0.00	0	0	0.00	1	4,200,000	0.86	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bank of America, N.A.	85	165,794,203	34.13	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bridger Commercial Funding LLC	16	37,420,552	7.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	SunTrust Bank	25	20,880,642	4.30	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	1,009,362,677	50.40	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279	0.41	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Citigroup Global Markets Realty Corp.	119	617,927,811	30.85	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	PNC Bank, National Association	52	210,569,227	10.51	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Capmark Finance Inc.	29	165,015,480	8.24	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bank of America, N.A.	80	837,969,320	94.96	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00

Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bridger Commercial Funding LLC	20	44,482,340	5.04	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			1,072	3,395,896,436		1	4,200,000		0	0		0	0		3	12,420,279		376	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from April 1, 2014 to March 31, 2017. Activity with respect to demands received during and, if applicable, prior to such period ended March 31, 2017, is reflected elsewhere in this table. If an asset changed status during such period ended March 31, 2017, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from April 1, 2014 to March 31, 2017. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of March 31, 2017:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by March 31, 2017;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from April 1, 2014 to March 31, 2017.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended March 31, 2017.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of March 31, 2017.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and March 31, 2017, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 15, 2017. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 9, 2017. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $20,031,940.38 Certificate Balance of the RR Interest and Bank of America or an affiliate thereof will retain the Class R certificates. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. Bank of America will be required to retain the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers and the anticipated initial risk retention consultation party of this securitization. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), representing approximately 18.2% of the Initial Pool Balance, which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization (provided, that (i) the Market Street – The Woodlands Mortgage Loan was originated in conjunction with Wells Fargo Bank, and with respect to such Mortgage Loan, MSMCH is only selling a portion thereof, and (ii) the Olympic Tower Mortgage Loan was originated in conjunction with Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company). Morgan Stanley Bank is also the holder of the Westchester One Companion Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2016.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non- Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.5	5.5	1.2	6.6
Year ending December 31, 2012	4.7	2.7	0.2	2.9

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2017, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $37,819,098,430.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties,

which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as discussed in the next paragraph, none of the MSMCH Mortgage Loans was originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

With respect to one (1) Mortgage Loan, identified on Annex A-1 as Westchester One, representing approximately 5.5% of the Initial Pool Balance and as to which MSMCH is a mortgage loan seller, the related Whole Loan was originated by Morgan Stanley Bank, N.A. with an exception to its underwriting guidelines and/or typical underwriting procedures. $9,702,169 was required to be provided by the prior owner of the Westchester One Mortgaged Property to the borrower for outstanding tenant improvements for the largest tenant, New York Life, which is not yet in occupancy. Such amount is expected to be held outside of the Westchester One Whole Loan documents pursuant to an escrow agreement expected to be entered into among First American Title Insurance Company, the borrower, New York Life and the lender, which the borrower is required to finalize and execute within ten days after the loan origination date (which was June 8, 2017) (the “New Escrow”). Under the New Escrow, the lender will not hold such tenant improvement funds, and will not have control over such funds in the manner that it would have if such funds had been escrowed under the Westchester One Whole Loan, as such funds, while assigned by the prior owner, were funds of the prior owner that were set aside to be used solely for improvements to the tenant’s space. As a result, the lender will not be permitted to apply such funds to repay the Westchester One Whole Loan following an event of default under the Whole Loan documents, or for any purpose other than the related tenant improvements. Pending negotiation of the New Escrow with the lender, such tenant improvement reserve is currently held pursuant to an escrow agreement with First American Title Insurance Company (the “Existing Escrow”), to which the lender is not a party. The prior owner assigned its rights under the Existing Escrow to the borrower at loan origination. In the event that the New Escrow is not entered into, the tenant improvements reserve would remain held under the Existing Escrow, and the lender would not have any direct rights therein. Failure to enter into the New Escrow is a loss recourse event under the related Whole Loan, and, at the lender’s sole discretion, failure to enter into the New Escrow will constitute an event of default under the related Whole Loan. We cannot assure you that a New Escrow will be entered into within ten days of the loan origination date, or at all.

Under Morgan Stanley Bank’s guidelines and/or typical underwriting procedures, the foregoing tenant improvements reserve would be required under the related Whole Loan agreement and held as collateral for the related Whole Loan. Accordingly, permitting such outside escrow in lieu of a loan reserve fund constitutes a variation from Morgan Stanley

Bank’s guidelines and/or typical underwriting procedures. The decision of MSMCH to include such Mortgage Loan in the transaction was based on the fact that the lender is expected to be a party to the New Escrow, that failure to enter into the New Escrow (which includes the lender) is a loss recourse carveout, that the borrower’s rights under the Existing Escrow and/or the New Escrow have been collaterally assigned to the lender, and that the borrower invested $51,215,156 in equity to acquire the Mortgaged Property. Certain characteristics of the Mortgage Loan can be found on Annex A-1 to this prospectus.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to (i) the Market Street – The Woodlands Mortgage Loan, originated in conjunction with Wells Fargo Bank and (ii) the Olympic Tower Mortgage Loan, originated in conjunction with Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to (i) the Market Street – The Woodlands Mortgage Loan, originated in conjunction with Wells Fargo Bank and (ii) the Olympic Tower Mortgage Loan, originated in conjunction with Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2014 and ending March 31, 2017, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from December 31, 2016 through March 31, 2017 was set forth in a Form ABS-15G filed by MSMCH on May 12, 2017. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements[1] Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	81,000,000	3.37%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	81,000,000	3.37%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	92,164,462		0	-		0	-		0	-		1	81,000,000		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2014 to March 31, 2017. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2014 to March 31, 2017.

(6)	Includes demands received during and prior to the reporting period from April 1, 2014 to March 31, 2017 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2014 to March 31, 2017. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2014 to March 31, 2017. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2017 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2017 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $15,714,789.89 Certificate Balance of the RR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. Morgan Stanley Bank will be required to retain the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $43,978,509, representing approximately 3.6% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 51st commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on May 31, 2017, National Cooperative Bank, N.A. and its affiliates sold approximately $5.6 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.4 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Twenty-six (26) of the twenty-eight (28) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 5.5% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Independent appraisers performed the appraisals. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower; and (v) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National

Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth “under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on January 18, 2017. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including April 1, 2014 to and including March 31, 2017, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating March 31, 2017, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $114,300,962,000. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration, (iii) preparing disclosure required under the Exchange Act, (iv) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (v) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (vi) signing, or contracting with the applicable master servicer to sign, any distribution report on Form 10 D, current report on Form 8 K or annual report on Form 10 K, including the required certification therein under the Sarbanes Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, BANK 2017-BNK5 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation, and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $200 billion, of which approximately 227 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $144 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 269,000 employees as of September 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $410 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2016, Wells Fargo Bank was acting as custodian of more than 202,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, the Corporate Trust Services Group of Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged Events of Default, and (iii) abide by appropriate standards of care following alleged Events of Default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed Plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so choose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to Dismiss all of the actions are pending except for the recently filed State Court Complaint.

There can be no assurances as to the outcome of the litigations, or the possible impact of the litigations on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $25,817,687.97 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. Wells Fargo Bank will be required to retain the RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a holder of a portion of the RR Interest, a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, is the holder of certain of the Del Amo Fashion Center Companion Loans and one of the Market Street – The Woodlands Companion Loans, and is an affiliate of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (1) expected to be the certificate administrator and the custodian under the DAFC 2017-AMO TSA, which is expected to govern the servicing of the Del Amo Fashion Center Whole Loan, (2) expected to be the trustee, the certificate administrator and the custodian under the DBJPM 2017-C6 PSA, which is expected to govern the servicing of the Starwood Capital Group Hotel Portfolio Whole Loan and the Gateway Net Lease Portfolio Whole Loan, (3) the trustee, the certificate administrator and the custodian under the Olympic Tower 2017-OT TSA, which governs the servicing of the Olympic Tower Whole Loan, and (4) the trustee, the certificate administrator and the custodian under the MSC 2017-H1 PSA, which governs the servicing of the iStar Leased Fee Portfolio Whole Loan. Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 3/31/2017
By Approximate Number:	33,605	32,716	31,128	30,325
By Approximate Aggregate Unpaid Principal Balance (in billions):	$475.4	$503.3	$506.8	$502.1

Within this portfolio, as of March 31, 2017, are approximately 21,243 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $386.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2017, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of March 31, 2017, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$1,113,577,583	0.29%
YTD March 31, 2017	$376,961,069,050	$1,423,418,677	0.38%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans in the US, and by Fitch and S&P as a primary servicer of commercial loans in the UK. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as a master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $25,817,687.97 Certificate Balance of the RR

Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. Wells Fargo Bank will be required to retain the RR Interest (or any portion thereof) for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to twenty-eight (28) of the Mortgage Loans, representing approximately 7.3% of the Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of April 30, 2017, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.7 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of March 31, 2017, National Cooperative Bank, N.A. had total assets of $2,343.6 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-Weighted Assets ratio of 15.0%. For the three months ended March 31, 2017, National Cooperative Bank, N.A. reported net income of $4.2 million (unaudited). As of December 31, 2016, National Cooperative Bank, N.A. had total assets of $2,224.5 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-Weighted Assets ratio of 14.6%. For the year ended December 31, 2016, National Cooperative Bank, N.A. reported net income of $18.5 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2014(1)	2015(1)	2016(1)	2017(2)
By Approximate Number:	3,945	3,858	3,718	3,558
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.7 billion	$5.8 billion	$5.5 billion	$5.1 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of April 30, 2017.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of April 30, 2017, are approximately 1,318 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.7 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of April 30, 2017, were located in 43 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2014	$1,650,576,224	$7,200,000	0.44%
Calendar Year 2015	$1,534,626,850	$4,889,654	0.31%
Calendar Year 2016	$1,635,314,153	$1,818,975	0.11%
Calendar Year 2017(1)	$1,605,328,981	$1,678,692	0.10%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

(1)	As of April 30, 2017.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

CWCapital Asset Management LLC

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), is expected to be appointed as the special servicer and, in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the PSA. CWCAM is owned by an affiliate of Fortress Investment Group LLC (“Fortress”). On February 14, 2017, Fortress and SoftBank Group Corp., a corporation organized under the laws of Japan (“SoftBank”), issued a joint press release announcing that they had entered into definitive agreements pursuant to which SoftBank will acquire Fortress. This transaction is subject to several contingencies, including shareholder approval, regulatory approvals and customary closing conditions, and is anticipated to close in three to six months. CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in the special servicing, management and investment management of commercial real estate assets, including:

●	special servicing of commercial and multifamily real estate loans;

●	commercial real estate property management and insurance brokerage services;

●	commercial mortgage brokerage services; and

●	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2014, CWCAM acted as special servicer with respect to 147 domestic CMBS pools containing 7,800 loans secured by properties throughout the United States with a then-current unpaid principal balance in excess of $110 billion. As of December 31, 2015, CWCAM acted as special servicer with respect to 134 domestic CMBS pools containing approximately 7,000 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $99 billion. As of December 31, 2016, CWCAM acted as special servicer with respect to 137 domestic CMBS pools containing over 5,700 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $79 billion. As of March 31, 2017, CWCAM acted as special servicer with respect to 131 domestic CMBS pools containing approximately 5,000 loans secured by properties throughout the United States with a then-current unpaid principal balance in excess of $72 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of March 31, 2017, CWCAM had 79 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2017, within the CMBS pools described in the preceding paragraph, 308 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “State Court”) for a declaratory judgment as to the proper allocation of certain proceeds in the alleged amount of $560 million (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York (the “Stuyvesant Town Property”) securing loans held by those trusts. CWCAM was the special servicer of the Stuyvesant Town Property. The petition requests the State Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the State Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. On July 19, 2016, the State Court denied CWCAM’s motion to dismiss. On July 22, 2016, the action was removed to federal court in Minnesota (the “Federal Court”). On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to the United States District Court for the Southern District of New York (the “SDNY Court”), a motion to remand to state court and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss. On March 14, 2017, the Federal Court reserved the determination on the motion to hear CWCAM’s request for reconsideration of the motion to dismiss, denied the motion to remand the matter to state court and granted the motion to transfer the proceeding to the SDNY Court. There can be no assurances as to the possible impact on CWCAM of these rulings and the transfer to the SDNY Court. However, CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith, and that the

Disputed Proceeds were properly allocated to CWCAM as penalty interest, and it intends to vigorously contest any claim that such Disputed Proceeds were improperly allocated as penalty interest.

On March 31, 2016, RAIT Preferred Funding II LTD. (“RAIT Preferred Funding”) commenced a complaint (“RAIT Complaint”) with the Supreme Court of the State of New York, County of New York (the “RAIT Court”), claiming it owns $18,500,000 of a mortgage loan secured by the development of the One Congress Street property in Boston, Massachusetts (the “One Congress Street Loan”) and seeking (a) a declaratory judgment stating that RAIT Preferred Funding is the directing lender under a co-lender agreement dated March 28, 2007 and a pooling and servicing agreement dated March 1, 2007 (collectively, the “Operative Agreements”) and was the directing lender at the time of the improper modification of the One Congress Street Loan, (b) a declaratory judgment stating that RAIT Preferred Funding has the right to terminate the special servicer, (c) monetary damages for the value of the bonds and fees paid to CWCAM as the special servicer of the One Congress Street Loan and (d) other things. On May 17, 2016, CWCAM filed a motion to dismiss the RAIT Complaint (“Motion to Dismiss”) stating that the RAIT Complaint did not state a claim and the essential facts of the RAIT Complaint are negated by affidavits and evidentiary materials submitted with the RAIT Complaint. On June 14, 2016, RAIT Preferred Funding filed a Memorandum of Law in Opposition to the Motion to Dismiss (the “Opposition”) stating that the claims in the RAIT Complaint were properly stated. On June 30, 2016, CWCAM filed a reply in support of the Motion to Dismiss and in response to the Opposition, stating that each of CWCAM’s arguments is supported by the express language of the agreements between the parties, the documentary evidence and New York case law. On September 30, 2016, RAIT Preferred Funding and CWCAM entered into a confidential Settlement Agreement (the “2016 Settlement”), which provides for a stay of the RAIT Preferred Funding litigation (the “Litigation Stay”) through August 25, 2017. Pursuant to the terms of the 2016 Settlement, upon satisfaction of a term of the 2016 Settlement by August 25, 2017 (or such later date agreed to by the parties), the RAIT Preferred Funding litigation will be dismissed, with prejudice. If the term is not satisfied, RAIT Preferred Funding will contact the RAIT Court to re-set oral argument on the Motion to Dismiss and other deadlines. The parties may jointly seek to extend the Litigation Stay, subject to RAIT Court approval. CWCAM believes that it has performed its obligations under the Operative Agreements in good faith, and disputes RAIT Preferred Funding’s allegations and should the matter not be resolved via this 2016 Settlement, it intends to vigorously contest such allegations.

On January 24, 2016 PSW NYC LLC commenced a complaint (the “PSW Complaint”) with the Supreme Court of the State of New York, County of New York (the “PSW Court”) against Bank of America, N.A. as trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C30 and COBALT CMBS Commercial Trust 2007-C2, U.S. Bank National Association as trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C31, ML-CFC Commercial Mortgage Trust 2007-5 and ML-CFC Commercial Mortgage Trust 2007-6 (collectively, the “PSW Trusts”), PCV-M Holdings LLC and CWCapital Asset Management LLC, individually and as special servicer for the PSW Trusts (collectively, the “Defendants”) seeking either (a) damages in an amount to be determined by the PSW Court but alleged by the plaintiffs to be approximately $500,000,000 – such amount being the amount PSW NYC LLC alleges would have been recovered on certain mezzanine loans (the “PCVST Mezzanine Loans”) related to the Peter Cooper Village and Stuyvesant Town property (the “PCVST Property”) in New York City which PSW NYC LLC sold to an entity related to the Defendants pursuant to a settlement agreement related to certain prior litigation (the “2010 Settlement Agreement”) or (b) the rescission of the 2010 Settlement Agreement which would result in, among other things, the rescission of the sale of the PCVST Mezzanine Loans and a claim for certain proceeds from the sale of the PCVST Property. PSW NYC LLC alleges that the Defendants procured the 2010 Settlement Agreement by fraud and further that the terms of the 2010 Settlement Agreement were breached by the Defendants. On February 26, 2016, CWCAM on behalf of itself and the other Defendants filed a motion to dismiss the PSW Complaint (the “CWCAM Motion to Dismiss”). On April 11, 2016, PSW NYC LLC opposed the CWCAM Motion to Dismiss and cross-moved for a partial summary judgment on liability regarding allegations of breach of the 2010 Settlement Agreement (the “PSW Cross-Motion”). On May 5, 2016, the Defendants subsequently filed its reply and opposition to the PSW Cross-Motion. On August 23, 2016, oral arguments were provided to the PSW Court regarding the PSW Complaint, the CWCAM Motion to Dismiss and the PSW Cross-Motion and the PSW Court took such arguments under advisement. On October 31, 2016, the PSW Court issued an order granting the CWCAM Motion to Dismiss, denying the PSW Cross-Motion and dismissing the PSW Complaint with prejudice. Subsequently, PSW NYC LLC filed a notice of appeal relating to such order. On February 21, 2017, PSW NYC LLC filed its appeal and supporting brief arguing that the PSW Court erred by finding no breach of the assignment agreement and no fraudulent inducement. Oral argument was heard on May 4, 2017 at which point the court took the arguments under advisement. CWCAM intends to continue vigorously contesting the litigation.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the PSA and limitations on the right of such person to replace CWCAM as the special servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

CWCAM or an affiliate of CWCAM assisted the initial Directing Certificateholder and/or one or more of its affiliates with its due diligence of the underlying Mortgage Loans prior to the Closing Date.

From time to time, CWCAM and/or its affiliates may purchase or sell securities, including CMBS certificates. CWCAM and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market. It is not currently anticipated that CWCAM and/or its affiliates will purchase any of the Certificates at initial issuance.

The foregoing information regarding CWCAM under this heading “Transaction Parties—The Special Servicers—CWCapital Asset Management LLC” has been provided by CWCAM.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to twenty-eight (28) of the Mortgage Loans, representing approximately 7.3% of the Initial Pool Balance, will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of March 31, 2017, National Cooperative Bank, N.A. had total assets of $2,343.6 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-Weighted Assets ratio of 15.0%. For the three months ended March 31, 2017, National Cooperative Bank, N.A. reported net income of $4.2 million (unaudited). As of December 31, 2016, National Cooperative Bank, N.A. had total assets of $2,224.5 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-Weighted Assets ratio of 14.6%. For the year ended December 31, 2016, National Cooperative Bank, N.A. reported net income of $18.5 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2014(1)	2015(1)	2016(1)	2017(2)
By Approximate Number:	3,945	3,858	3,718	3,558
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.7 billion	$5.8 billion	$5.5 billion	$5.1 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of April 30, 2017.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of April 30, 2017, are approximately 1,318 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.7 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of April 30, 2017, were located in 43 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of April 30, 2017, National Cooperative Bank, N.A. was named the special servicer in approximately 38 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.4 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2010 to April 30, 2017.

Portfolio Size – CMBS Special Servicing	2014(1)	2015(1)	2016(1)	2017(2)
Total	$37,525,431	$49,310,253	$25,939,525	$31,624,354

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of April 30, 2017.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to

National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2017, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $110.78 billion issued in 113 transactions.

As of March 31, 2017, Park Bridge Lender Services was acting as asset representations reviewer for 40 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $33.67 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and MSMCH is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Morgan Stanley Bank, Wells Fargo Bank and Bank of America (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $61,564,418.24, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Certificates other than the Class R Certificates and the RR Interest). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of Certificates (other than the Class R Certificates and the RR Interest).

MSMCH will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Wells Fargo Bank and Bank of America, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Wells Fargo Bank, a national banking association, will acquire from the Depositor, and retain, $25,817,687.97 of the RR Interest, representing approximately 41.9% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank originated approximately 41.9% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Bank of America, a national banking association, will acquire from the Depositor, and retain, $20,031,940.38 of the RR Interest, representing approximately 32.5% of the aggregate Certificate Balance of all of the outstanding RR Interest. Bank of America originated approximately 32.5% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, a national banking association, will acquire from the Depositor, and retain, $15,714,789.89 of the RR Interest, representing approximately 25.5% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank is a majority owned affiliate (within the meaning of the Credit Risk Retention Rules) of MSMCH, the Retaining Sponsor. Each Retaining Party (other than Morgan Stanley Bank) will acquire its applicable portion of the RR Interest from the Depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the Depositor the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest. The Certificate Balance of such applicable portion of the RR Interest (i) will represent a reduction in the price received by such Retaining Party from the Depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party to the Depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R Certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust.  The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimburse Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) expected to be outstanding immediately following such Distribution Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all Certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §___.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any

Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2017-BNK5 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and a REMIC regular interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates, the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates), the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class or Interest	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$37,200,000
A-2	$98,300,000
A-SB	$52,700,000
A-3	$52,700,000
A-4	$270,000,000
A-5	$307,906,000
X-A	$818,806,000
X-B	$236,869,000
A-S	$140,367,000
B	$55,562,000
C	$40,940,000
Non-Offered Certificates
X-D	$42,403,000
D	$42,403,000
E	$24,856,000
F	$11,698,000
G	$14,621,000
H	$20,470,946
V	NAP
R	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$61,564,418.24

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately

$818,806,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $236,869,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $42,403,000.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in July 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       solely with respect to the Distribution Date occurring in July 2017, amounts on deposit in the Distribution Account as a result of the initial deposit made by the depositor on the Closing Date equal to $228,443.06 in respect of the Westchester One Mortgage Loan, which has an initial due date in August 2017.

The amount available for distribution to holders of the Regular Certificates (other than the RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the RR Interest) that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates are reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)       to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-5 certificates is reduced to zero; and

(g) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates (other than the RR Interest) for any Distribution Date will equal the rates set forth below:

The pass through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S and Class D certificates will be, in each case, be a fixed rate per annum equal to the pass-through rate set forth opposite table under “Summary of Terms—Offered Certificates-Pass-Through Rates” in this prospectus. The pass-through rate for the Class B certificates will be a variable rate per annum equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the WAC Rate. The pass-through rate for each of the Class C, Class E, Class F, Class G and Class H certificates will be a variable rate per annum equal to the WAC Rate.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate,

the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Scheduled Principal Distribution Amount for that Distribution Date, and

(b) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)   the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)  all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)  any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates (other than the RR Interest in an amount described under “Credit Risk Retention—RR Interest—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (x)(1) to each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, and (4) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x), and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount

Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class E, Class F, Class G, Class H, Class R or Class V certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	March 2022
Class A-2	June 2022
Class A-SB	January 2027
Class A-3	June 2024
Class A-4	May 2027
Class A-5	June 2027
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2027
Class B	June 2027
Class C	June 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in June 2060. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Regular Certificates (other than the RR Interest), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise have the benefit of the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise have the benefit of the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates

(other than the RR Interest) after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates, with respect to the Non-Retained Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)     a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

●	a CREFC® loan periodic update file.

In addition, each master servicer (with respect to Serviced Mortgage Loans) or special servicer (with respect to REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations and will be prohibited from viewing or otherwise retrieving any such information related to any related Excluded Special Servicer Loan; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest, by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be MSMCH.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related

Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to such Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer; and

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report;

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, the operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the

“Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC,

Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2017-BNK5

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of (i) the respective MLPAs pursuant to which Bank of America and Wells Fargo Bank are selling Mortgage Loans and the related discussion below, the Del Amo Fashion Center Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by Bank of America or Wells Fargo Bank, as applicable, and (ii) the respective MLPAs pursuant to which MSMCH and Wells Fargo Bank are selling Mortgage Loans and the related discussion below, the Market Street – The Woodlands Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by MSMCH or Wells Fargo Bank, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)  the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)  other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)   the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)  the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)  the original or a copy of any related mezzanine intercreditor agreement;

(xviii) a copy of all related environmental insurance policies; and

(xix)  a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to each of the Del Amo Fashion Center Mortgage Loan and the Market Street – The Woodlands Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to the Market Street – The Woodlands Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)         the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)        the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)        the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)      any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)        other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)      all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)       a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable mortgage loan seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)      a copy of all zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)      a copy of all UCC searches;

(o)      a copy of all litigation searches;

(p)      a copy of all bankruptcy searches;

(q)      a copy of any origination settlement statement;

(r)       a copy of the insurance summary report;

(s)      a copy of organizational documents of the related mortgagor and any guarantor;

(t)       a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the date set forth in the related MLPA, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)  such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of the Del Amo Fashion Center Mortgage Loan or the Market Street – The Woodlands Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the Del Amo Fashion Center Mortgage Loan or the Market Street – The Woodlands Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Del Amo Fashion Center Mortgage Loan or the Market Street – The Woodlands Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the four (4) most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) 0.10x below the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1 plus 10%, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the applicable special servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Del Amo Fashion Center Mortgage Loan and the Market Street – The Woodlands Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be its respective percentage interest as of the Closing Date of the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)  have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)  have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)   be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, which was co-originated by Bank of America, Wells Fargo Bank and other third parties, each of Bank of America and Wells Fargo Bank will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (50% and 50% with respect to Bank of America and Wells Fargo Bank, respectively). It is possible that under certain circumstances, only one of Bank of America and Wells Fargo Bank will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan shall be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

In addition, as stated above, with respect to a Material Defect related to the Market Street – The Woodlands Mortgage Loan, representing approximately 5.3% of the Initial Pool Balance, which was co-originated by Morgan Stanley Bank and Wells Fargo Bank, each of MSMCH and Wells Fargo Bank will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor 34.6% and 65.4% with respect to MSMCH and Wells Fargo Bank, respectively). It is possible that under certain circumstances only one of MSMCH and Wells Fargo Bank will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan shall be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related

Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the applicable master servicer to make advances;

(D)  the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination,

(2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but (other than a non-recoverability determination by the applicable special servicer) is not binding upon, the applicable master servicer and the trustee. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer.

Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing

Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the

P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates (other than the RR Interest) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account“ and the “Retained Certificate Gain-on-Sale Reserve Account“), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), the amounts will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the RR Interest) (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)   to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)  to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)  to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)  to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)  to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii) to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)  to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)   to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)  to recoup any amounts deposited in its Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii) to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv) to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)  to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi) to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)  in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi) to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Fees

Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Liquidation Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, a portion of the monthly portion of the annual Certificate Administrator/Trustee Fee equal to $290.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Asset Representations Reviewer Asset Review Fee	For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time

P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time

Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate“) on the

Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to any such Mortgage Loan (and any successor REO Loan), 0.00250% per annum (or, with respect to National Cooperative Bank, N.A. Mortgage Loans, 0.08% per annum) plus any “primary servicing fee” and any “pari passu loan primary servicing fee” set forth next to the related Mortgaged Property on Annex A-1, and (ii) with respect to any Serviced Companion Loan (or successor REO Loan), 0.00250% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, such master servicer and such special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related

Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum (or, with respect to the Del Amo Fashion Center Mortgage

Loan and the Olympic Tower Mortgage Loan, 0.00125% per annum), which is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (i) with respect to CWCapital Asset Management LLC, the greater of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)        the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such time period (or extension of such time period, if applicable),

(ii)       the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (b) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)      with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation to each Mortgage Loan for which it acts as special servicer in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)      50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision, and

(vi)     100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Loans.

Each special servicer will also be entitled to penalty charges paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees and insurance commissions or fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00569% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan) and REO Loan, and will be equal to the product of a rate equal to (i) 0.00187% per annum, except with respect to the Westchester One Mortgage Loan, the Market Street – The Woodlands Mortgage Loan and the Crossgates Commons Mortgage Loan, (ii) 0.00336% per annum with respect to the Westchester One Mortgage Loan, (iii) 0.00341% per annum with respect to the Market Street – The Woodlands Mortgage Loan and (iv) 0.00688% per annum with respect to the Crossgates Commons Mortgage Loan (each, an “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the

Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00024% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (a “Subject Loan“), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset

Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event, equal to the excess of

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.        the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (iii) below, in the case of each Mortgaged Property other than the Bywater Mutual Homes, Inc. Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property, (ii) in the case of the Bywater Mutual Homes, Inc. Mortgaged Property, assuming such Mortgaged Property is operated as a multifamily rental property and (iii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.          the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of the Del Amo Fashion Center Whole Loan, the Olympic Tower Whole Loan and the Gateway Net Lease Portfolio Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loans). Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the Non-Retained Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Serviced Mortgage Loans), the special servicers (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The applicable special servicer shall be entitled to conclusively rely on the applicable master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of determining the Controlling Class, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class H certificates, second, to the Class G certificates, third, to the Class F certificates, and fourth, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). Such special servicer will use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Serviced Mortgage Loan) receipt of information requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator, the operating advisor and the special servicers will be entitled to conclusively rely on the applicable master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an

Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion

Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decisions”) or consultation with the Risk Retention Consultation Party or the consent or approval of the applicable special servicer. The applicable master servicer will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, with the consent or deemed consent of the applicable special servicer (who will be required to obtain the approval or deemed approval of the Directing Certificateholder). The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans. However, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. With respect to any Serviced Mortgage Loan or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, a master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a

Control Termination Event, the applicable special servicer having obtained the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 5 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

After receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any request for such modification, waiver, amendment, consent, request or other action, along with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination

Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and other than any Mortgage Loan secured by a residential cooperative property, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000, other than any Mortgage Loan secured by a residential cooperative property); (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout or performance reserve releases specifically scheduled in the PSA; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered a financing commitment or contract of sale, in either case subject only to normal closing conditions and satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such Intercreditor Agreement) the Directing Certificateholder’s

consent shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness; (xi) any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xiii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder; (xiv) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xv) with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and (xvi) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan, the foregoing matters shall not include (and Master Servicer Decision shall not include) any action that constitutes a “major decision” under the related Intercreditor Agreement. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 5 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent. In connection with the processing by such master servicer of any Master Servicer Decision that requires the consent of the Directing Certificateholder, the applicable master servicer will deliver notice thereof to the applicable special servicer and, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the Directing Certificateholder, except to the extent that the applicable special servicer or the Directing Certificateholder notifies such master servicer that it does not desire to receive copies of such items.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) (a) the approval of the Directing Certificateholder with respect to any Major Decision with respect to any Mortgage Loan other than any Excluded Loan as to such party (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-sale” clause, the applicable master servicer or, with respect to Specially Serviced Loans, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i) such special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any transfers or assumptions provided for in clauses (xiv) or (xvi) of the definition of Master Servicer Decision, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 5 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent), (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing Certificateholder, or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under the heading
“—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the applicable master servicer or, with respect to Specially Serviced Loans, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights provided, however, that if (i) the applicable special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiv), (xv) or (xvi) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and) (or, with respect to any Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement), or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the applicable special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 5 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiv) or (xvi) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clauses (xv) or (xvi) of the definition thereof, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any request for such modification, waiver, amendment, consent, request or other action, along with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest upon request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan) (other than with respect to any transfers or assumptions provided for in clause (xiv) or (xvi) of the definition of “Master Servicer Decision” or any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv), (xv) or (xvi) of the definition thereof), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 (and each Mortgaged Property shall be inspected on or prior to December 31, 2019) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2017 and the calendar year ending on December 31, 2017. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan

(including any related Companion Loan) for which such master servicer is responsible for servicing:

(1)          the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)          the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)          the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)          there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)          the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)          the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)          the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)          the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu

Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has

occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for the such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans (except that, with respect to the Gateway Net Lease Portfolio Whole Loan, prior to a Control Appraisal Period under the related Intercreditor Agreement, the related Controlling Holder, and not the related Non-Serviced Directing Certificateholder will hold such rights). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the

Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into applicable the Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control

Appraisal Period), and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the applicable special servicer (or any independent contractor engaged by the applicable special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In connection with any such sale involving any Serviced A/B Whole Loan, the special servicer will also have the right, but not the obligation, to sell the related Subordinate Companion Loan if the special servicer determines that such sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable Subordinate Companion Loan). See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the second succeeding paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters (other than Major Decisions) in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)          absent that selection, or

(2)          until a Directing Certificateholder is so selected, or

(3)          upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Eightfold Real Estate Capital Fund V, L.P. or its affiliate.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G or Class H certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within five (5) business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

“Major Decision” means (i) with respect to any Serviced A/B Whole Loan, the “major decisions” under the related Intercreditor Agreement; and (ii) with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)          any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or

any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of Master Servicer Decisions;

(iii)          any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)          any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clause (xiv), (xv) or (xvi) of the definition of “Master Servicer Decision” or as may be effected without the consent of the lender under the related loan agreement, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)          (a) other than in the case of a Mortgage Loan secured by a residential cooperative property, any property management company changes with respect to a Specially Serviced Loan with a principal balance greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or (b) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)         other than in the case of any Non-Specially Serviced Loan or any Mortgage Loan secured by a residential cooperative property, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion (provided, however, that any releases with respect to Specially Serviced Loans of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)        any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)         other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)          other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)         other than in the case of a Non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)         any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”) have been satisfied;

(xiii)        requests for property releases or substitutions, other than (i) grants of easements or rights of way, (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases, (iii) consents to releases related to condemnation of parcels of a Mortgaged Property, or (iv) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan;

(xiv)        other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)         agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted;

(xvi)        determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease; and

(xvii)       other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion loan when due.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions of this section, (i) the applicable master servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all applicable Serviced Mortgage Loans that are not Specially Serviced Loans, and (ii) the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all applicable Specially Serviced Loans. After receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any request for such modification, waiver, amendment, consent, request or other action, along with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in the applicable master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided under the related Intercreditor Agreement, such special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such

Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any

Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related

Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or Servicing Shift Companion Loan (or Serviced Subordinate Companion Loan, prior to the occurrence and continuance of a Control Appraisal Period) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Meanwhile, the operating advisors or equivalent parties under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan(s). The Olympic Tower 2017-OT TSA does not provide for an operating advisor or equivalent party.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a

Control Termination Event and (if applicable) a Control Appraisal Period), the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a) promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b) promptly reviewing each Final Asset Status Report; and

(c) reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report marked or otherwise communicated as being “final”, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event and, during such period, the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while both a Control Termination Event and (if applicable) a Control Appraisal Period have occurred and are continuing, the operating advisor’s obligations will consist of the following:

(a) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c) the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the applicable special servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d) the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)          after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)         if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)         if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)     that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the applicable special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c) any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e) the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f) the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable

Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 65 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to March 31, 2017, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and March 31, 2017 was approximately 44.34%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 2.68%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 8.13% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 1.77%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the 4 largest Mortgage Loans in the Mortgage Pool represent approximately 24.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 4 largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clause (vi) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)    any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced

Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, Kroll Bond Rating Agency, Inc., Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the RR Interest;

(c) does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d) may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced

Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by Moody’s or DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder or, with respect to the Gateway Net Lease Portfolio Whole Loan prior to the occurrence of a control appraisal period under the related Intercreditor Agreement, the related Controlling Holder (and not the related Non-Serviced Directing Certificateholder, except during a control appraisal period under the related Intercreditor Agreement) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a) (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d) any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)  either of Moody’s or DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or DBRS within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g) such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to a majority of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced

Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the non-serviced securitization trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the applicable special servicer determines that a Material Defect exists, such special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by a special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable special servicer, and such special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the RR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. In particular, KeyBank National Association is (i) expected to be the initial Non-Serviced Master Servicer under the DAFC 2017-AMO TSA, pursuant to which the Del Amo Fashion Center Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, is expected to be serviced and (ii) the initial Non-Serviced Master Servicer and Non-Serviced Special Servicer under the Olympic Tower 2017-OT TSA, pursuant to which the Olympic Tower Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, will be serviced. In addition, Midland Loan Services, a Division of PNC Bank, National Association is (i) expected to be the initial Non-Serviced Master Servicer and Non-Serviced Special Servicer under the DBJPM 2017-C6 PSA, pursuant to which each of the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Mortgage Loan, representing approximately 5.9% and 3.7%, respectively, of the Initial Pool Balance, is expected to be serviced and (ii) the initial Non-Serviced Master Servicer under the MSC 2017-H1 PSA, pursuant to which the iStar Leased Fee Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Pool Balance, will be serviced.

The servicing terms of each such Non-Serviced PSA will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2017-BNK5 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2017-BNK5 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Mortgage Loan

Each of the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Mortgage Loan will be serviced pursuant to the DBJPM 2017-C6 PSA. The servicing terms of the DBJPM 2017-C6 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	DBJPM 2017-C6 Master Servicer earns a servicing fee with respect to the Starwood Capital Group Hotel Portfolio Mortgage Loan and Gateway Net Lease Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Starwood Capital Group Hotel Portfolio Mortgage Loan or the Gateway Net Lease Portfolio Mortgage Loan becoming a specially serviced loan under DBJPM 2017-C6 PSA, DBJPM 2017-C6 Special Servicer will earn a special servicing fee payable monthly accruing at a rate equal to 0.25% per annum, until such time as the applicable Mortgage Loan is no longer specially serviced.

●	DBJPM 2017-C6 Special Servicer will be entitled to a workout fee equal to the lesser of (i) 1.0% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Starwood Capital Group Hotel Portfolio Mortgage Loan or the Gateway Net Lease Portfolio Mortgage Loan and (ii) $1,000,000. The workout fee is subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to each applicable Mortgage Loan.

●	DBJPM 2017-C6 Special Servicer will be entitled to a liquidation fee equal to the lesser of (i) 1.0% of net liquidation proceeds received in connection with the liquidation of the Starwood Capital Group Hotel Portfolio Mortgage Loan or the Gateway Net Lease Portfolio Mortgage Loan and (ii) $1,000,000. The liquidation fee is subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to each applicable Mortgage Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Gateway Net Lease Portfolio Pari Passu-A/B Whole Loan”.

Prospective investors are encouraged to review the full provisions of the DBJPM 2017-C6 PSA, which is available by requesting a copy from the underwriters.

Servicing of the Del Amo Fashion Center Mortgage Loan

The Del Amo Fashion Center Mortgage Loan will be serviced pursuant to the DAFC 2017-AMO TSA. The servicing terms of the DAFC 2017-AMO TSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The Del Amo Fashion Center Servicer earns a servicing fee with respect to the Del Amo Fashion Center Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Del Amo Fashion Center Whole Loan becoming a specially serviced loan under the DAFC 2017-AMO TSA, the Del Amo Fashion Center Special Servicer will earn a special servicing fee payable monthly with respect to the Del Amo Fashion Center Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Del Amo Fashion Center Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The Del Amo Fashion Center Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Del Amo Fashion Center Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Del Amo Fashion Center Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Del Amo Fashion Center Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The DAFC 2017-AMO TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to DAFC 2017-AMO TSA.

●	The DAFC 2017-AMO TSA does not require the Del Amo Fashion Center Servicer to make the equivalent of compensating interest payments in respect of the Del Amo Fashion Center Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Del Amo Fashion Center Pari Passu-A/B Whole Loan”.

Prospective investors are encouraged to review the full provisions of the DAFC 2017-AMO TSA, which is available by requesting a copy from the underwriters.

Servicing of the Olympic Tower Mortgage Loan

The Olympic Tower Mortgage Loan, together with the Olympic Tower Companion Loans, and any related REO Property, are serviced under the Olympic Tower 2017-OT TSA.

The servicing arrangements under the Olympic Tower 2017-OT TSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The Olympic Tower 2017-OT TSA contains terms and conditions that are customary for securitization transactions involving assets similar to the Olympic Tower Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the Olympic Tower Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to Olympic Tower Companion Loans. Such terms include, without limitation:

●	The Olympic Tower 2017-OT Master Servicer earns a servicing fee with respect to the Olympic Tower Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Olympic Tower Whole Loan becoming a specially serviced loan under the Olympic Tower 2017-OT TSA, the Olympic Tower 2017-OT Special Servicer will earn a special servicing fee payable monthly with respect to the Olympic Tower Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as Olympic Tower Whole Loan is no longer specially serviced.

●	The Olympic Tower 2017-OT Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Olympic Tower Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Olympic Tower 2017-OT Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Olympic Tower Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the Olympic Tower Mortgage Loan, unless the master servicer or the trustee, as applicable, or the special servicer, has determined that any such advance would not be recoverable from collections on the Olympic Tower Mortgage Loan, as applicable. The special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination will be conclusive and binding on the master servicer and the trustee.

●	The Olympic Tower 2017-OT Master Servicer or Olympic Tower 2017-OT Trustee, as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the Olympic Tower Standalone Companion Loans (but not with respect to the Olympic Tower Mortgage Loan or any of the Olympic Tower Non-Standalone Pari Passu Companion Loans), unless the Olympic Tower 2017-OT Master Servicer or Olympic Tower 2017-OT Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the Olympic Tower Standalone Companion Loans. Reimbursement of such amounts and interest thereon are payable only from proceeds of the Olympic Tower Standalone Companion Loans.

●	The Olympic Tower 2017-OT Master Servicer or Olympic Tower 2017-OT Trustee, as applicable, is obligated to make property protection advances with respect to Olympic Tower Whole Loan, unless a determination is made by the Olympic Tower 2017-OT Master Servicer or Olympic Tower 2017-OT Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the Olympic Tower Whole Loan. If the Olympic Tower 2017-OT Master Servicer or Olympic Tower 2017-OT Trustee determines that a property protection advance made with respect to the Olympic Tower Whole Loan or the related Mortgaged Property is nonrecoverable, such advance will be reimbursed in full from any collections on the Olympic Tower Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the Olympic Tower Whole Loan.

●	Penalty charges with respect to the Olympic Tower Whole Loan will be allocated in accordance with the Olympic Tower Intercreditor Agreement as described under “—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Olympic Tower Pari Passu-A/B Whole Loan”.

●	Collections on the Olympic Tower Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the Olympic Tower 2017-OT Master Servicer to be deposited and maintained in a separate account in the name of the Olympic Tower 2017-OT Master Servicer for the benefit of the holders of the Olympic Tower Whole Loan until transferred (after payment of certain amounts under the Olympic Tower 2017-OT TSA) on a monthly basis prior to the Distribution Date to the Collection Account by the Olympic Tower 2017-OT Master Servicer for distribution in accordance with the PSA.

●	There is no operating advisor or equivalent party (and therefore no operating advisor fee) with respect to the Olympic Tower 2017-OT Mortgage Trust.

●	The Olympic Tower 2017-OT TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the Olympic Tower 2017-OT Mortgage Trust.

The Olympic Tower 2017-OT Special Servicer and the Olympic Tower 2017-OT Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Olympic Tower Pari Passu-A/B Whole Loan—Special Servicer Appointment Rights”.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Olympic Tower Pari Passu-A/B Whole Loan”.

Servicing of the iStar Leased Fee Portfolio Mortgage Loan

The iStar Leased Fee Portfolio mortgage loan will be serviced pursuant to the MSC 2017-H1 PSA. The servicing terms of the MSC 2017-H1 PSA will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The related master servicer earns a servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the related Mortgage Loan becoming a specially serviced loan under the MSC 2017-H1 PSA, the related special servicer will earn a special servicing fee payable monthly with respect to such Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as such Mortgage Loan is no longer specially serviced. The special servicing fee is subject to a minimum fee of $3,500.

●	The related special servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than default interest) made by the related borrower after a workout. The workout fee is subject to a minimum fee of $25,000 and a cap of $1,000,000.

●	The related special servicer will be entitled to a liquidation fee equal to 1.0% of net liquidation proceeds received in connection with a liquidation. The liquidation fee is subject to a minimum fee of $25,000 and a cap of $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the MSC 2017-H1 PSA, which is available by requesting a copy from the underwriters.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Controlling Companion Loan. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may be subject to certain limitations as set forth in the related Non-Serviced PSA.

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean DBRS, Inc. (“DBRS“), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Non-Retained Certificates (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Non-Retained Certificates (other than the Class V and Class R certificates) and (C) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance (excluding from the Initial Pool Balance and the then aggregate Stated Principal Balance, solely for purposes of this calculation, the Sprouts Farmers Market Mortgage Loan and the iStar Leased Fee Portfolio Mortgage Loan). The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)  to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i) to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j) to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k) to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by DBRS, “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “R-1(low)” by DBRS and (c) each master servicer maintains a rating of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS (provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor)

may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.

Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and

Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller, a sponsor, the retaining sponsor and the anticipated initial risk retention consultation party, is an affiliate of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the RR Interest and the holder of the Westchester One Companion Loan.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, the holder of a portion of the RR Interest and the holder of one or more of the Del Amo Fashion Center Companion Loans and the Market Street – The Woodlands Companion Loans, is also a master servicer, the certificate administrator and the custodian under this securitization, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (1) expected to be the certificate administrator and the custodian under the DAFC 2017-AMO TSA, which is expected to govern the servicing of the Del Amo Fashion Center Whole Loan, (2) expected to be the trustee, the certificate administrator and the custodian under the DBJPM 2017-C6 PSA, which is expected to govern the servicing of the Starwood Capital Group Hotel Portfolio Whole Loan and the Gateway Net Lease Portfolio Whole Loan, (3) the trustee, the certificate administrator and the custodian under the Olympic Tower 2017-OT TSA, which governs the servicing of the Olympic Tower Whole Loan, and (4) the trustee, the certificate administrator and the custodian under the MSC 2017-H1 PSA, which governs the servicing of the iStar Leased Fee Portfolio Whole Loan.

Wells Fargo Bank is the purchaser under a separate repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

Bank of America, a mortgage loan seller, a sponsor, an originator, the holder of a portion of the RR Interest and the holder of one or more of the Del Amo Fashion Center Companion Loans, the Starwood Capital Group Hotel Portfolio Companion Loans, the Gateway Net Lease Portfolio Companion Loans and the Crossgates Commons Companion Loan is also an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans that Bank of America (except with respect to each Non-Serviced Mortgage Loan) and MSMCH will transfer to the depositor.

WTNA, the trustee, is also expected to be the trustee under the DAFC 2017-AMO TSA, which is expected to govern the servicing of the Del Amo Fashion Center Whole Loan.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, is also expected to be the operating advisor under the DAFC 2017-AMO TSA, which is expected to govern the servicing of the Del Amo Fashion Center Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicers nor the special servicers will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5

certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 818,806,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	$ 236,869,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 818,806,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates
Class X-B	$ 236,869,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2017;

●	the Offered Certificates are settled with investors on June 29, 2017; and

●	the Sprouts Farmers Market Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule set forth on Annex A-4.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	85%	85%	85%	85%	85%
June 2019	68%	68%	68%	68%	68%
June 2020	49%	49%	49%	49%	49%
June 2021	22%	22%	22%	22%	22%
June 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.73	2.72	2.72	2.71	2.71

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.89	4.88	4.86	4.66

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	79%	79%	79%	79%	79%
June 2024	57%	57%	57%	57%	57%
June 2025	35%	35%	35%	35%	35%
June 2026	13%	13%	13%	13%	13%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.31	7.31	7.31	7.31	7.31

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.95	6.93	6.92	6.89	6.68

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.78	9.72	9.67	9.59	9.40

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.87	9.85	9.82	9.51

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.93	9.90	9.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.73

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2017 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price
(% of Initial Certificate Balance	Prepayment Assumption (CPP)
of Class A-1 certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.00000%	3.8704%	3.8736%	3.8760%	3.8773%	3.8789%
96.00000%	3.4619%	3.4644%	3.4663%	3.4674%	3.4686%
97.00000%	3.0596%	3.0615%	3.0629%	3.0637%	3.0646%
98.00000%	2.6633%	2.6646%	2.6655%	2.6660%	2.6666%
99.00000%	2.2729%	2.2735%	2.2739%	2.2742%	2.2745%
100.00000%	1.8882%	1.8882%	1.8881%	1.8881%	1.8881%
101.00000%	1.5091%	1.5084%	1.5079%	1.5076%	1.5073%
102.00000%	1.1355%	1.1341%	1.1332%	1.1326%	1.1320%
103.00000%	0.7671%	0.7651%	0.7637%	0.7629%	0.7619%
104.00000%	0.4038%	0.4012%	0.3994%	0.3983%	0.3970%
105.00000%	0.0457%	0.0424%	0.0401%	0.0387%	0.0372%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price
(% of Initial Certificate Balance	Prepayment Assumption (CPP)
of Class A-2 certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	3.4291%	3.4299%	3.4310%	3.4328%	3.4493%
99.00000%	3.2032%	3.2035%	3.2040%	3.2049%	3.2126%
100.00000%	2.9798%	2.9798%	2.9797%	2.9796%	2.9786%
101.00000%	2.7590%	2.7586%	2.7579%	2.7569%	2.7473%
102.00000%	2.5408%	2.5399%	2.5387%	2.5367%	2.5186%
103.00000%	2.3250%	2.3237%	2.3219%	2.3190%	2.2926%
104.00000%	2.1115%	2.1099%	2.1076%	2.1038%	2.0690%
105.00000%	1.9005%	1.8985%	1.8956%	1.8909%	1.8479%
106.00000%	1.6917%	1.6894%	1.6860%	1.6803%	1.6293%
107.00000%	1.4853%	1.4825%	1.4786%	1.4721%	1.4130%
108.00000%	1.2810%	1.2779%	1.2734%	1.2660%	1.1990%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price
(% of Initial Certificate Balance	Prepayment Assumption (CPP)
of Class A-SB certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	3.4962%	3.4962%	3.4962%	3.4962%	3.4962%
99.00000%	3.3376%	3.3376%	3.3376%	3.3376%	3.3376%
100.00000%	3.1808%	3.1808%	3.1808%	3.1808%	3.1808%
101.00000%	3.0259%	3.0259%	3.0259%	3.0259%	3.0259%
102.00000%	2.8728%	2.8728%	2.8728%	2.8728%	2.8728%
103.00000%	2.7215%	2.7215%	2.7215%	2.7215%	2.7215%
104.00000%	2.5719%	2.5719%	2.5719%	2.5719%	2.5719%
105.00000%	2.4239%	2.4239%	2.4239%	2.4239%	2.4239%
106.00000%	2.2777%	2.2777%	2.2777%	2.2777%	2.2777%
107.00000%	2.1330%	2.1330%	2.1330%	2.1330%	2.1330%
108.00000%	1.9900%	1.9899%	1.9899%	1.9899%	1.9899%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price
(% of Initial Certificate Balance	Prepayment Assumption (CPP)
of Class A-3 certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.00000%	3.6817%	3.6828%	3.6842%	3.6864%	3.7047%
97.00000%	3.5134%	3.5142%	3.5152%	3.5169%	3.5303%
98.00000%	3.3470%	3.3475%	3.3482%	3.3493%	3.3580%
99.00000%	3.1826%	3.1828%	3.1832%	3.1836%	3.1877%
100.00000%	3.0201%	3.0200%	3.0200%	3.0199%	3.0194%
101.00000%	2.8594%	2.8591%	2.8587%	2.8581%	2.8530%
102.00000%	2.7005%	2.7000%	2.6992%	2.6980%	2.6884%
103.00000%	2.5434%	2.5426%	2.5415%	2.5398%	2.5257%
104.00000%	2.3881%	2.3870%	2.3855%	2.3833%	2.3648%
105.00000%	2.2345%	2.2331%	2.2313%	2.2285%	2.2056%
106.00000%	2.0825%	2.0809%	2.0787%	2.0754%	2.0482%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price
(% of Initial Certificate Balance	Prepayment Assumption (CPP)
of Class A-4 certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.00000%	3.6292%	3.6316%	3.6340%	3.6375%	3.6457%
97.00000%	3.5039%	3.5057%	3.5075%	3.5100%	3.5161%
98.00000%	3.3801%	3.3812%	3.3824%	3.3841%	3.3880%
99.00000%	3.2578%	3.2583%	3.2588%	3.2596%	3.2614%
100.00000%	3.1368%	3.1368%	3.1367%	3.1366%	3.1363%
101.00000%	3.0173%	3.0166%	3.0160%	3.0150%	3.0127%
102.00000%	2.8991%	2.8979%	2.8966%	2.8948%	2.8904%
103.00000%	2.7823%	2.7805%	2.7786%	2.7759%	2.7695%
104.00000%	2.6668%	2.6644%	2.6619%	2.6584%	2.6500%
105.00000%	2.5525%	2.5495%	2.5465%	2.5421%	2.5318%
106.00000%	2.4395%	2.4360%	2.4323%	2.4272%	2.4149%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price
(% of Initial Certificate Balance	Prepayment Assumption (CPP)
of Class A-5 certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	3.6423%	3.6426%	3.6430%	3.6436%	3.6500%
99.00000%	3.5195%	3.5196%	3.5198%	3.5201%	3.5230%
100.00000%	3.3981%	3.3981%	3.3981%	3.3980%	3.3976%
101.00000%	3.2781%	3.2779%	3.2777%	3.2773%	3.2736%
102.00000%	3.1595%	3.1592%	3.1588%	3.1581%	3.1510%
103.00000%	3.0422%	3.0418%	3.0412%	3.0401%	3.0298%
104.00000%	2.9263%	2.9257%	2.9249%	2.9236%	2.9099%
105.00000%	2.8116%	2.8109%	2.8099%	2.8083%	2.7914%
106.00000%	2.6982%	2.6974%	2.6962%	2.6942%	2.6742%
107.00000%	2.5861%	2.5851%	2.5837%	2.5814%	2.5583%
108.00000%	2.4751%	2.4740%	2.4725%	2.4699%	2.4436%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price
(% of Initial Notional Amount	Prepayment Assumption (CPP)
of Class X-A certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7.30000%	5.5211%	5.4641%	5.4001%	5.3046%	4.7963%
7.40000%	5.1765%	5.1190%	5.0544%	4.9581%	4.4460%
7.50000%	4.8391%	4.7811%	4.7159%	4.6188%	4.1031%
7.60000%	4.5086%	4.4501%	4.3844%	4.2864%	3.7671%
7.70000%	4.1849%	4.1258%	4.0596%	3.9608%	3.4380%
7.80000%	3.8676%	3.8080%	3.7413%	3.6417%	3.1154%
7.90000%	3.5565%	3.4965%	3.4292%	3.3288%	2.7991%
8.00000%	3.2514%	3.1910%	3.1231%	3.0220%	2.4889%
8.10000%	2.9522%	2.8912%	2.8229%	2.7210%	2.1845%
8.20000%	2.6586%	2.5972%	2.5283%	2.4257%	1.8859%
8.30000%	2.3704%	2.3085%	2.2392%	2.1358%	1.5928%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price
(% of Initial Notional Amount	Prepayment Assumption (CPP)
of Class X-B certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.50000%	6.9590%	6.9631%	6.9388%	6.9053%	6.5072%
3.60000%	6.2943%	6.2985%	6.2738%	6.2397%	5.8345%
3.70000%	5.6571%	5.6615%	5.6364%	5.6017%	5.1897%
3.80000%	5.0455%	5.0501%	5.0245%	4.9892%	4.5706%
3.90000%	4.4577%	4.4624%	4.4364%	4.4006%	3.9755%
4.00000%	3.8921%	3.8969%	3.8705%	3.8342%	3.4028%
4.10000%	3.3472%	3.3521%	3.3254%	3.2886%	2.8510%
4.20000%	2.8216%	2.8267%	2.7996%	2.7623%	2.3187%
4.30000%	2.3143%	2.3195%	2.2920%	2.2542%	1.8048%
4.40000%	1.8240%	1.8293%	1.8015%	1.7633%	1.3082%
4.50000%	1.3498%	1.3552%	1.3271%	1.2884%	0.8278%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price
(% of Initial Certificate Balance	Prepayment Assumption (CPP)
of Class A-S certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	3.8800%	3.8800%	3.8805%	3.8811%	3.8864%
99.00000%	3.7564%	3.7564%	3.7567%	3.7570%	3.7594%
100.00000%	3.6343%	3.6343%	3.6343%	3.6343%	3.6339%
101.00000%	3.5137%	3.5137%	3.5134%	3.5130%	3.5098%
102.00000%	3.3944%	3.3944%	3.3938%	3.3931%	3.3871%
103.00000%	3.2765%	3.2765%	3.2757%	3.2746%	3.2659%
104.00000%	3.1600%	3.1599%	3.1589%	3.1574%	3.1460%
105.00000%	3.0447%	3.0446%	3.0434%	3.0416%	3.0275%
106.00000%	2.9307%	2.9306%	2.9291%	2.9270%	2.9103%
107.00000%	2.8180%	2.8179%	2.8162%	2.8137%	2.7944%
108.00000%	2.7065%	2.7064%	2.7044%	2.7016%	2.6797%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price
(% of Initial Certificate Balance	Prepayment Assumption (CPP)
of Class B certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	4.1581%	4.1581%	4.1581%	4.1581%	4.1630%
99.00000%	4.0329%	4.0329%	4.0329%	4.0329%	4.0351%
100.00000%	3.9091%	3.9091%	3.9091%	3.9091%	3.9087%
101.00000%	3.7868%	3.7868%	3.7868%	3.7868%	3.7838%
102.00000%	3.6659%	3.6659%	3.6659%	3.6659%	3.6603%
103.00000%	3.5464%	3.5464%	3.5464%	3.5464%	3.5383%
104.00000%	3.4282%	3.4282%	3.4282%	3.4282%	3.4177%
105.00000%	3.3114%	3.3114%	3.3114%	3.3114%	3.2984%
106.00000%	3.1959%	3.1959%	3.1959%	3.1959%	3.1804%
107.00000%	3.0817%	3.0817%	3.0817%	3.0817%	3.0638%
108.00000%	2.9687%	2.9687%	2.9687%	2.9687%	2.9484%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price
(% of Initial Certificate Balance		Prepayment Assumption (CPP)
of Class C certificates (excluding
accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.00000%	4.5616%	4.5618%	4.5621%	4.5625%	4.5703%
99.00000%	4.4337%	4.4339%	4.4341%	4.4346%	4.4400%
100.00000%	4.3073%	4.3075%	4.3078%	4.3082%	4.3113%
101.00000%	4.1825%	4.1827%	4.1829%	4.1834%	4.1841%
102.00000%	4.0591%	4.0593%	4.0595%	4.0600%	4.0584%
103.00000%	3.9371%	3.9373%	3.9376%	3.9380%	3.9341%
104.00000%	3.8166%	3.8168%	3.8170%	3.8175%	3.8113%
105.00000%	3.6974%	3.6976%	3.6979%	3.6983%	3.6899%
106.00000%	3.5796%	3.5798%	3.5801%	3.5805%	3.5699%
107.00000%	3.4631%	3.4633%	3.4636%	3.4640%	3.4512%
108.00000%	3.3479%	3.3481%	3.3484%	3.3488%	3.3338%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986 (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and the RR Interest (in the case of the RR Interest, excluding the right to receive Excess Interest) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin llp, special tax counsel to the depositor, the entitlement to the Excess Interest and the Excess Interest Distribution Account will be classified as a trust under section 301.7701-4 of the Treasury Regulations (the “Grantor Trust”), and the holders of the RR Interest and the Class V certificates will be treated as the owners of such assets under section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-nine (29) Mortgaged Properties representing approximately 8.7% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986

Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class D, Class E, Class F, Class G and Class H certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that no Class of Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an RR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the sale, exchange, principal payment on or other disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Morgan Stanley & Co. LLC	$7,131,400	$19,365,100	$10,381,900	$10,381,900
Wells Fargo Securities, LLC	16,362,400	44,431,600	23,820,400	23,820,400
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,706,200	34,503,300	18,497,700	18,497,700
Drexel Hamilton, LLC	1,000,000	0	0	0
Total	$37,200,000	$98,300,000	$52,700,000	$52,700,000

Underwriter	Class A-4	Class A-5	Class X-A	Class X-B
Morgan Stanley & Co. LLC	$53,190,000	$59,475,482	$161,304,782	$46,663,193
Wells Fargo Securities, LLC	122,040,000	136,461,512	370,100,312	107,064,788
Merrill Lynch, Pierce, Fenner & Smith Incorporated	94,770,000	105,969,006	287,400,906	83,141,019
Drexel Hamilton, LLC	0	6,000,000	0	0
Total	$270,000,000	$307,906,000	$818,806,000	$236,869,000

Underwriter	Class A-S	Class B	Class C
Morgan Stanley & Co. LLC	$27,652,299	$10,945,714	$8,065,180
Wells Fargo Securities, LLC	63,445,884	25,114,024	18,504,880
Merrill Lynch, Pierce, Fenner & Smith Incorporated	49,268,817	19,502,262	14,369,940
Drexel Hamilton, LLC	0	0	0
Total	$140,367,000	$55,562,000	$40,940,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 109.2% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2017, before deducting expenses payable by the depositor (estimated at $6,900,000, excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of the Morgan Stanley Capital I Inc., which is the depositor, MSMCH, which is a sponsor, a mortgage loan seller and the initial Risk Retention Consultation Party of this securitization, and Morgan Stanley Bank, which is an originator, the holder of a portion of the RR Interest and the holder of the Westchester One Companion Loan.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, the holder of one or more of the Del Amo Fashion Center Companion Loans and the Market Street – the Woodlands Companion Loans and the holder of a portion of the RR Interest, and is also the master servicer, the certificate administrator and the custodian.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller, the holder of one or more of the Del Amo Fashion Center Companion Loans, the Starwood Capital Group Hotel Portfolio Companion Loans, the Gateway Net Lease Portfolio Companion Loans and the Crossgates Commons Companion Loan, and the holder of a portion of the RR Interest.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Morgan

Stanley & Co. LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Morgan Stanley & Co. LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to each of the Del Amo Fashion Center Mortgage Loan and the Market Street – The Woodlands Mortgage Loan, the portions thereof allocable to Wells Fargo Bank);

(2)	the payment by the depositor to Bank of America, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to the Del Amo Fashion Center Mortgage Loan, the portion thereof allocable to Bank of America); and

(3)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to the Market Street – The Woodlands Mortgage Loan, the portion thereof allocable to MSMCH).

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Offered Certificates which are the subject of the offering contemplated by this prospectus (and any supplement hereto) to the public in that Relevant Member State other than:

(a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the depositor for any such offer; or

(c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of the Offered Certificates shall require the depositor, the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206582) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS“), which is a governmental plan, owns an indirect equity interest in the borrower with respect to the Market Street – The Woodlands Whole Loan. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold the Offered Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition,

ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), and to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,091 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary“) will be deemed to have represented by its acquisition of such Offered Certificates that:

(1) none of the depositor, the issuing entity, any underwriter, or any of their respective affiliated entities (the “Transaction Parties“), has provided or will provide advice with respect to the acquisition of Offered Certificates by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act“), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the Plan is invested in the Offered Certificates, will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the Plan investing in the Offered Certificates in such capacity);

(2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of Offered Certificates;

(3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Offered Certificates;

(4) none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Offered Certificates or to negotiate the terms of the Plan’s investment in the Offered Certificates or received a fee or other compensation from the Plan or Plan Fiduciary for the provision of investment advice in connection with the acquisition by the Plan of the Offered Certificates; and

(5) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Offered Certificates; and (b) of the existence and nature of the Transaction Parties financial interests in the Plan’s acquisition of the Offered Certificates.

The above representations in this paragraph are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any Offered Certificates by any Plan.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in June 2060. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

17g-5 Information Provider	411
1986 Act	603
1996 Act	579
2010 Settlement Agreement	366
2015 Budget Act	612
2015 Phase I	205
2015 Phase II	205
2016 Settlement	366
2017 ESA	205
30/360 Basis	454
401(c) Regulations	626
A Notes	268
AB Control Appraisal Period	294
AB Modified Loan	468
Accelerated Mezzanine Loan Lender	404
Acceptable Insurance Default	472
Acting General Counsel’s Letter	158
Actual/360 Basis	233
Actual/360 Loans	441
ADA	581
Additional Exclusions	472
Administrative Cost Rate	385
ADR	163
Advances	436
Advisers Act	624
Affirmative Asset Review Vote	520
Aggregate Available Funds	379
Aggregate Excess Prepayment Interest Shortfall	397
Aggregate Gain-on-Sale Entitlement Amount	380
Aggregate Principal Distribution Amount	386
Allocated Appraisal Reduction Amount	464
Allocated Collateral Deficiency Amount	468
Allocated Cumulative Appraisal Reduction Amount	464
Annual Debt Service	163
Anticipated Repayment Date	233
Appraisal Institute	302
Appraisal Reduction Amount	463
Appraisal Reduction Event	462
Appraised Value	163
Appraised-Out Class	469
ARD Loan	233
Assessment of Compliance	556
Asset Representations Reviewer Asset Review Fee	461
Asset Representations Reviewer Fee	461
Asset Representations Reviewer Fee Rate	461
Asset Representations Reviewer Termination Event	525
Asset Representations Reviewer Upfront Fee	461
Asset Review	522
Asset Review Notice	520
Asset Review Quorum	520
Asset Review Report	523
Asset Review Report Summary	523
Asset Review Standard	522
Asset Review Trigger	518
Asset Review Vote Election	520
Asset Status Report	487
Assumed Final Distribution Date	395
Assumed Scheduled Payment	388
ASTM	203
Attestation Report	557
Available Funds	380
B Notes	268
Balloon Balance	165
Balloon or ARD LTV Ratio	169
Balloon or ARD Payment	169
BAMLCM	326
Bank of America	312
Bank of America Data File	321
Bank of America Guidelines	314
Bankruptcy Code	572
Base Interest Fraction	393
Borrower Party	403
Borrower Party Affiliate	404
Breach Notice	423
C Notes	268
C(WUMP)O	18
CalPERS	621
Cash Flow Analysis	165
CERCLA	579
Certificate Administrator/Trustee Fee	460
Certificate Administrator/Trustee Fee Rate	460
Certificate Balance	377
Certificate Owners	414
Certificateholder	405
Certificateholder Quorum	529

Certificateholder Repurchase Request	540
Certifying Certificateholder	416
CHC	226
Class A Certificates	376
Class A-SB Planned Principal Balance	388
Class X Certificates	376
Clearstream	412
Clearstream Participants	415
Closing Date	162, 299
CMAE	364
CMBS	63
Code	601
Collateral Deficiency Amount	468
Collection Account	440
Collection Period	380
Communication Request	416
Companion A Notes	268
Companion B Notes	268
Companion Distribution Account	440
Companion Holder	254
Companion Holders	254
Companion Loans	160
Compensating Interest Payment	396
Constant Prepayment Rate	590
Consultation Termination Event	505
Control Appraisal Period	255
Control Eligible Certificates	498
Control Note	255
Control Termination Event	505
Controlling Class	498
Controlling Class Certificateholder	498
Controlling Holder	255
Corrected Loan	487
CPP	590
CPR	590
CPY	590
CRE Loans	308, 338
CREC	204
Credit Risk Retention Rules	372
CREFC®	401
CREFC® Intellectual Property Royalty License Fee	462
CREFC® Intellectual Property Royalty License Fee Rate	462
CREFC® Reports	400
Cross-Collateralized Mortgage Loan Repurchase Criteria	426
Cross-Over Date	384
Cumulative Appraisal Reduction Amount	468, 469
Cure Event	284
Cure Payment	284
Cure/Contest Period	523
Custodian	353
Cut-off Date	160
Cut-off Date Balance	166
Cut-off Date Loan-to-Value Ratio	167
Cut-off Date LTV Ratio	167
CWCAM	363
CWCAM Motion to Dismiss	367
D Notes	268
DAFC 2017-AMO TSA	255
DBJPM 2017-C6 Asset Representations Reviewer	286
DBJPM 2017-C6 Certificate Administrator	286
DBJPM 2017-C6 Depositor	286
DBJPM 2017-C6 Directing Certificateholder	295
DBJPM 2017-C6 Master Servicer	286
DBJPM 2017-C6 Operating Advisor	286
DBJPM 2017-C6 PSA	255
DBJPM 2017-C6 Special Servicer	286
DBJPM 2017-C6 Trustee	286
DBRS	555
Debt Service Coverage Ratio	168
Declaration	221
DEF(#)	171
DEF/@(#)	171
DEF/YM(#)	171
DEF/YM@%(#)	171
Defaulted Loan	494
Defeasance Deposit	238
Defeasance Loans	238
Defeasance Lock-Out Period	238
Defeasance Option	238
Definitive Certificate	412
Del Amo Fashion Center Directing Certificateholder	272
Del Amo Fashion Center Intercreditor Agreement	268
Del Amo Fashion Center Noteholders	268
Del Amo Fashion Center Pari Passu-A/B Whole Loan	268
Del Amo Fashion Center Servicer	269
Del Amo Fashion Center Special Servicer	269
Del Amo Fashion Center Trustee	270
Del Amo Fashion Center Whole Loan	268
Delinquent Loan	520
Demand Entities	326, 339
Depositories	413

Determination Date	378
Diligence File	420
Directing Certificateholder	497
Disclosable Special Servicer Fees	459
Discount Rate	394
Dispute Resolution Consultation	543
Dispute Resolution Cut-off Date	542
Disputed Proceeds	365
Distribution Accounts	440
Distribution Date	378
Distribution Date Statement	401
District Court	353
Dodd-Frank Act	138
DOL	622
Draft CRR Amendment Regulation	140
DSCR	168
DTC	412
DTC Participants	413
DTC Rules	414
DTSC	204
Due Date	232, 381
E Notes	268
Earnout Borrower	210
Earnout Reserve	210
ECON	140
ECON Amendments	140
EDGAR	620
Effective Gross Income	165
Eligible Asset Representations Reviewer	524
Eligible Operating Advisor	513
Enforcing Party	540
Enforcing Servicer	540
ESA	203
EU Risk Retention and Due Diligence Requirements	140
Euroclear	412
Euroclear Operator	415
Euroclear Participants	415
Excess Interest	233, 378
Excess Interest Distribution Account	441
Excess Modification Fee Amount	455
Excess Modification Fees	453
Excess Prepayment Interest Shortfall	397
Exchange Act	299
Excluded Controlling Class Holder	403
Excluded Controlling Class Loan	404
Excluded Information	404
Excluded Loan	404
Excluded Plan	624
Excluded Special Servicer	529
Excluded Special Servicer Loan	529
Exemption	622
Exemption Rating Agency	622
Existing Escrow	209, 245, 335
FATCA	614
FDIA	157
FDIC	157
Federal Court	365
Federal Court Complaint	353
FIEL	19
Final Asset Status Report	510
Final Dispute Resolution Election Notice	543
Financial Promotion Order	16
FINRA	618
FIRREA	158
Fitch	357, 555
Fortress	363
FPO Persons	16
FSMA	619
Gain-on-Sale Remittance Amount	380
Gain-on-Sale Reserve Account	441
Garn Act	580
Gateway Net Lease Portfolio Co-Lender Agreement	286
Gateway Net Lease Portfolio Companion Loans	286
Gateway Net Lease Portfolio Major Decisions	291
Gateway Net Lease Portfolio Note B-1-1 Holder	287
Gateway Net Lease Portfolio Pari Passu Companion Loans	286
Gateway Net Lease Portfolio Subordinate Companion Loan	286
Gateway Net Lease Portfolio Whole Loan	286
Gateway Net Lease Portfolio Whole Loan Directing Holder	287
Gateway Sequential Pay Event	287
Gateway Threshold Event Collateral	295
GLA	168
Government Securities	235
Grantor Trust	378, 601
IDOT	109
Indirect Participants	413
Initial Pool Balance	160
Initial Rate	233
Initial Requesting Certificateholder	540
Initial Subordinate Companion Loan Holder	498
In-Place Cash Management	168

Insurance and Condemnation Proceeds	440
Intercreditor Agreement	254
Interest Accrual Amount	386
Interest Accrual Period	386
Interest Distribution Amount	386
Interest Reserve Account	441
Interest Shortfall	386
Interested Person	495
Investor Certification	404
LIBOR	115
Liquidation Fee	456
Liquidation Fee Rate	456
Liquidation Proceeds	440
Litigation Stay	366
LO(#)	171
Loan Per Unit	168
Loan-Specific Directing Certificateholder	498
Lock-out Period	235
Loss of Value Payment	427
Lower-Tier Regular Interests	601
Lower-Tier REMIC	378, 601
LTV Ratio	166
LTV Ratio at Maturity or Anticipated Repayment Date	169
LTV Ratio at Maturity or ARD	169
MAI	428
Major Decision	499
MAS	18
Master Servicer Decision	475
Material Defect	423
Maturity Date Balloon or ARD Payment	169
MLPA	417
Modification Fees	454
Moody’s	357, 555
Morgan Stanley Bank	327
Morgan Stanley Group	327
Morgan Stanley Origination Entity	329
Morningstar	357
Mortgage	162
Mortgage File	418
Mortgage Loans	160
Mortgage Note	162
Mortgage Pool	160
Mortgage Rate	386
Mortgaged Property	162
Motion to Dismiss	366
MSC 2017-H1 PSA	255
MSMCH	327
MSMCH Data File	336
MSMCH Mortgage Loans	327
MSMCH Qualification Criteria	338
MSMCH Securitization Database	336
National Cooperative Bank, N.A. Data Tape	347
National Cooperative Bank, N.A. Deal Team	347
National Cooperative Bank, N.A. Mortgage Loans	342
NBA Properties	216
Net Mortgage Rate	385
Net Operating Income	170
New Escrow	209, 244, 335
New York Life	208
NFA	618
NI 33-105	20
NOI Date	170
Non-Control Note	255
Non-Controlling Holder	255
Nonrecoverable Advance	437
Non-Retained Certificates	376
Non-Retained Percentage	374
Non-Serviced Certificate Administrator	255
Non-Serviced Companion Loan	50, 255
Non-Serviced Companion Loans	50
Non-Serviced Custodian	255
Non-Serviced Directing Certificateholder	256
Non-Serviced Master Servicer	256
Non-Serviced Mortgage Loan	50, 256
Non-Serviced Pari Passu Companion Loan	256
Non-Serviced Pari Passu Whole Loan	256
Non-Serviced Pari Passu-A/B Whole Loan	256
Non-Serviced PSA	256
Non-Serviced Securitization Trust	256
Non-Serviced Special Servicer	256
Non-Serviced Trustee	256
Non-Serviced Whole Loan	50, 256
Non-Specially Serviced Loan	501
Non-U.S. Person	614
Note A	282
Note B	282
Notice of Foreclosure/DIL	285
Notional Amount	377
NRA	170
NRSRO	402
NRSRO Certification	406
O(#)	171
OCC	299, 312
Occupancy As Of Date	170

Occupancy Rate	170
OCS Opposition	366
OER	205
Offered Certificates	376
Offsite Garage	221
OID Regulations	604
OLA	158
Olympic Tower 2017-OT Certificate Administrator	275
Olympic Tower 2017-OT Controlling Class	283
Olympic Tower 2017-OT Controlling Class Certificateholder	283
Olympic Tower 2017-OT Directing Holder	282
Olympic Tower 2017-OT Master Servicer	275
Olympic Tower 2017-OT Special Servicer	275
Olympic Tower 2017-OT Subordinate Consultation Period	283
Olympic Tower 2017-OT Subordinate Control Period	282
Olympic Tower 2017-OT Trustee	275
Olympic Tower 2017-OT TSA	256
Olympic Tower Companion Loans	275
Olympic Tower Debt Yield Trigger Period	282
Olympic Tower Ground Lease	200
Olympic Tower Ground Lessor	200
Olympic Tower Intercreditor Agreement	275
Olympic Tower Non-Standalone Pari Passu Companion Loans	274
Olympic Tower Noteholders	275
Olympic Tower Pari Passu Companion Loans	274
Olympic Tower Standalone Companion Loans	275
Olympic Tower Standalone Pari Passu Companion Loans	274
Olympic Tower Subordinate Companion Loan	275
Olympic Tower Subordinate Companion Loan Holder	276
Olympic Tower Triggering Event of Default	276
Olympic Tower Whole Loan	275
One Congress Street Loan	366
Operating Advisor Consulting Fee	460
Operating Advisor Expenses	461
Operating Advisor Fee	460
Operating Advisor Fee Rate	460
Operating Advisor Standard	512
Operating Advisor Termination Event	515
Operative Agreements	366
Other Master Servicer	256
Other PSA	257
Other Special Servicer	256
P&I	361
P&I Advance	435
P&I Advance Date	435
Pads	177
Par Purchase Price	493
Pari Passu Companion Loans	160
Pari Passu Mortgage Loan	257
Park Bridge Financial	371
Park Bridge Lender Services	371
Participants	413
Parties in Interest	621
Pass-Through Rate	384
Patriot Act	583
PCIS Persons	17
PCVST Mezzanine Loans	366
Percentage Interest	378
Periodic Payments	379
Permitted Investments	379, 442
Permitted Special Servicer/Affiliate Fees	459
PL	303
Plan Fiduciary	624
Plans	621
PML	303
Pochari Ground Lease	200
Pochari Ground Lessor	200
Pochari Premises	200
PRC	17
Preliminary Dispute Resolution Election Notice	542
Prepayment Assumption	606
Prepayment Interest Excess	395
Prepayment Interest Shortfall	396
Prepayment Premium	394
Prepayment Provisions	171
Primary Collateral	426
Prime Rate	440
Principal Balance Certificates	376
Principal Distribution Amount	387
Principal Shortfall	388
Privileged Information	514
Privileged Information Exception	515
Privileged Person	402
Professional Investors	18
Prohibited Prepayment	396

Promotion of Collective Investment Schemes Exemptions Order	16
Proposed Course of Action	541
Proposed Course of Action Notice	541
Prospectus Directive	16
PSA	375
PSA Party Repurchase Request	541
PSW Complaint	366
PSW Court	366
PSW Cross-Motion	367
PSW Trusts	366
PTCE	625
PTE	622
Purchase Price	427
Qualification Criteria	307
Qualified Replacement Special Servicer	530
Qualified Substitute Mortgage Loan	427
Qualifying CRE Loan Percentage	375
RAC No-Response Scenario	554
RAIT Complaint	366
RAIT Court	366
RAIT Preferred Funding	366
RAP	207
Rated Final Distribution Date	395
Rating Agencies	555
Rating Agency Confirmation	555
REA	71, 221
Realized Loss	398
REC	203
Record Date	378
Registration Statement	620
Regular Certificates	376
Regular Interestholder	604
Regular Interests	601
Regulation AB	557
Reimbursement Rate	439
Related Proceeds	438
Release Date	238
Relevant Member State	16
Relevant Persons	17
Relief Act	582
Remaining Term to Maturity or ARD	172
REMIC	601
REMIC Regulations	601
REO Account	442
REO Loan	389
REO Property	486
Repurchase Election Notice	284
Repurchase Option Notice	284
Repurchase Request	541
Requesting Certificateholder	542
Requesting Holders	469
Requesting Investor	416
Requesting Party	554
Required Credit Risk Retention Percentage	375
Requirements	582
Residual Certificates	376
Resolution Failure	541
Resolved	541
Restricted Group	623
Restricted Party	515
Retained Certificate Available Funds	373
Retained Certificate Gain-on-Sale Remittance Amount	373
Retained Certificate Gain-on-Sale Reserve Account	441
Retained Certificate Interest Distribution Amount	374
Retained Certificate Principal Distribution Amount	374
Retaining Parties	372
Retaining Sponsor	372
Review Materials	520
Revised Rate	233
RevPAR	172
Richemont	219
Risk Retention Allocation Percentage	374
Risk Retention Consultation Party	403
RMBS	353
ROFO	223
Rooms	177
RR Interest	376
Rule 15Ga-1 Reporting Period	308
Rule 17g-5	406
S&P	357
Scheduled Principal Distribution Amount	387
Schwab ROFO	220
SDNY Court	365
SEC	299
Securities Act	556
Securitization Accounts	376, 442
Securitization Framework	140
SEL	303
Senior Certificates	376
Serviced A/B Whole Loan	257
serviced companion loan	49
Serviced Companion Loan	257
Serviced Mortgage Loans	431

Serviced Pari Passu Companion Loan	257
Serviced Pari Passu Companion Loan Securities	533
Serviced Pari Passu Mortgage Loan	257
Serviced Pari Passu Whole Loan	257
Serviced Subordinate Companion Loan	257
Serviced Whole Loan	49, 50, 257
Servicer Termination Event	532
Servicing Advances	436
Servicing Fee	451
Servicing Fee Rate	451
Servicing Shift Master Servicer	50
Servicing Shift Mortgage Loan	49, 257
Servicing Shift Pooling and Servicing Agreement	50
Servicing Shift PSA	257
Servicing Shift Securitization Date	50, 257
Servicing Shift Special Servicer	50
Servicing Shift Whole Loan	49, 257
Servicing Standard	433
SF	172
SFA	18
SFO	18
Similar Law	621
SIPC	618
SMMEA	626
SoftBank	363
Special Servicing Fee	455
Special Servicing Fee Rate	455
Specially Serviced Loans	483
Sq. Ft.	172
Square Feet	172
Startup Day	602
State Court	365
State Court Complaint	354
Stated Principal Balance	388
Structured Product	18
Structuring Assumptions	590
Stuyvesant Town Property	365
Subject Loan	461
Subordinate Certificates	376
Subordinate Companion Loan	160, 258
Subordinate LOC	82, 179
Sub-Servicing Agreement	434
T-12	172
tax matters persons	612
TCID	230
TCID Revenue	230
Term to Maturity	172
Termination Purchase Amount	558
Terms and Conditions	415
Tests	522
Title V	581
TMPs	612
Total Operating Expenses	165
Transaction Parties	624
TRIPRA	100
Trust	350
Trust A Note	268
Trust B Note	268
Trust REMICs	378, 601
TTM	172
U.S. Person	613
U/W DSCR	168
U/W Expenses	172
U/W NCF	172
U/W NCF Debt Yield	175
U/W NCF DSCR	168, 175
U/W NOI	176
U/W NOI Debt Yield	176
U/W NOI DSCR	176
U/W Revenues	177
UCC	567
Uncovered Amount	444
Underwriter Entities	125
Underwriting Agreement	616
Underwritten Debt Service Coverage Ratio	168
Underwritten Expenses	172
Underwritten NCF	172
Underwritten NCF Debt Yield	175
Underwritten Net Cash Flow	172
Underwritten Net Cash Flow Debt Service Coverage Ratio	175
Underwritten Net Operating Income	176
Underwritten Net Operating Income Debt Service Coverage Ratio	176
Underwritten NOI	176
Underwritten NOI Debt Yield	176
Underwritten Revenues	177
Units	177
Unscheduled Principal Distribution Amount	387
Unsolicited Information	521
UPB	361
Upper-Tier REMIC	378, 601
Volcker Rule	139
Voting Rights	412
WAC Rate	385
Wachovia Bank	299
Weighted Average Mortgage Rate	177

Weighted Averages	177
Wells Fargo Bank	299
Wells Fargo Bank Data Tape	306
Wells Fargo Bank Deal Team	306
Whole Loan	160
Withheld Amounts	441
Woodlands ROFO	222
Workout Fee	455
Workout Fee Rate	455
Workout-Delayed Reimbursement Amount	439
WTNA	351
Yield Maintenance Charge	394
YM(#)	171
YM@(#)	172

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor
Loan	5, 6	1	Del Amo Fashion Center	7.3%	BANA/WFB	BANA/WFB	$90,000,000	$90,000,000	$90,000,000	$259.56	Refinance	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio	5.9%	BANA	BANA	$72,500,000	$72,500,000	$72,500,000	$90,680.18	Refinance	Starwood Capital Group Global, L.P. or Starwood Capital Group Global II, L.P. or Starwood Capital Group Global I, L.L.C.
Property		2.01	Larkspur Landing Sunnyvale				$4,278,647	$4,278,647	$4,278,647
Property		2.02	Larkspur Landing Milpitas				$3,605,232	$3,605,232	$3,605,232
Property		2.03	Larkspur Landing Campbell				$3,169,977	$3,169,977	$3,169,977
Property		2.04	Larkspur Landing San Francisco				$2,611,535	$2,611,535	$2,611,535
Property		2.05	Larkspur Landing Pleasanton				$2,554,048	$2,554,048	$2,554,048
Property		2.06	Larkspur Landing Bellevue				$2,274,828	$2,274,828	$2,274,828
Property		2.07	Larkspur Landing Sacramento				$1,699,962	$1,699,962	$1,699,962
Property		2.08	Hampton Inn Ann Arbor North				$1,658,900	$1,658,900	$1,658,900
Property		2.09	Larkspur Landing Hillsboro				$1,658,900	$1,658,900	$1,658,900
Property		2.10	Larkspur Landing Renton				$1,642,475	$1,642,475	$1,642,475
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark				$1,576,776	$1,576,776	$1,576,776
Property		2.12	Residence Inn Toledo Maumee				$1,560,351	$1,560,351	$1,560,351
Property		2.13	Residence Inn Williamsburg				$1,494,652	$1,494,652	$1,494,652
Property		2.14	Hampton Inn Suites Waco South				$1,379,679	$1,379,679	$1,379,679
Property		2.15	Holiday Inn Louisville Airport Fair Expo				$1,355,042	$1,355,042	$1,355,042
Property		2.16	Courtyard Tyler				$1,330,405	$1,330,405	$1,330,405
Property		2.17	Hilton Garden Inn Edison Raritan Center				$1,330,405	$1,330,405	$1,330,405
Property		2.18	Hilton Garden Inn St. Paul Oakdale				$1,313,980	$1,313,980	$1,313,980
Property		2.19	Residence Inn Grand Rapids West				$1,297,555	$1,297,555	$1,297,555
Property		2.20	Peoria, AZ Residence Inn				$1,289,343	$1,289,343	$1,289,343
Property		2.21	Hampton Inn Suites Bloomington Normal				$1,281,130	$1,281,130	$1,281,130
Property		2.22	Courtyard Chico				$1,256,493	$1,256,493	$1,256,493
Property		2.23	Hampton Inn Suites Kokomo				$1,215,431	$1,215,431	$1,215,431
Property		2.24	Hampton Inn Suites South Bend				$1,215,431	$1,215,431	$1,215,431
Property		2.25	Courtyard Wichita Falls				$1,157,945	$1,157,945	$1,157,945
Property		2.26	Hampton Inn Morehead				$1,125,095	$1,125,095	$1,125,095
Property		2.27	Residence Inn Chico				$1,092,246	$1,092,246	$1,092,246
Property		2.28	Courtyard Lufkin				$1,042,972	$1,042,972	$1,042,972
Property		2.29	Hampton Inn Carlisle				$1,034,759	$1,034,759	$1,034,759
Property		2.30	Springhill Suites Williamsburg				$1,034,759	$1,034,759	$1,034,759
Property		2.31	Fairfield Inn Bloomington				$1,026,547	$1,026,547	$1,026,547
Property		2.32	Waco Residence Inn				$1,001,910	$1,001,910	$1,001,910
Property		2.33	Holiday Inn Express Fishers				$936,211	$936,211	$936,211
Property		2.34	Larkspur Landing Folsom				$911,574	$911,574	$911,574
Property		2.35	Springhill Suites Chicago Naperville Warrenville				$862,299	$862,299	$862,299
Property		2.36	Holiday Inn Express & Suites Paris				$854,087	$854,087	$854,087
Property		2.37	Toledo Homewood Suites				$854,087	$854,087	$854,087
Property		2.38	Grand Rapids Homewood Suites				$829,450	$829,450	$829,450
Property		2.39	Cheyenne Fairfield Inn & Suites				$771,963	$771,963	$771,963
Property		2.40	Fairfield Inn Laurel				$771,963	$771,963	$771,963
Property		2.41	Courtyard Akron Stow				$755,538	$755,538	$755,538
Property		2.42	Larkspur Landing Roseville				$714,477	$714,477	$714,477
Property		2.43	Towneplace Suites Bloomington				$714,477	$714,477	$714,477
Property		2.44	Hampton Inn Danville				$706,264	$706,264	$706,264
Property		2.45	Holiday Inn Norwich				$698,052	$698,052	$698,052
Property		2.46	Hampton Inn Suites Longview North				$689,840	$689,840	$689,840
Property		2.47	Springhill Suites Peoria Westlake				$689,840	$689,840	$689,840
Property		2.48	Hampton Inn Suites Buda				$681,627	$681,627	$681,627
Property		2.49	Shawnee Hampton Inn				$681,627	$681,627	$681,627
Property		2.50	Racine Fairfield Inn				$665,202	$665,202	$665,202
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam				$648,778	$648,778	$648,778
Property		2.52	Holiday Inn Express & Suites Terrell				$615,928	$615,928	$615,928
Property		2.53	Westchase Homewood Suites				$596,153	$596,153	$596,153
Property		2.54	Holiday Inn Express & Suites Tyler South				$591,291	$591,291	$591,291
Property		2.55	Holiday Inn Express & Suites Huntsville				$566,654	$566,654	$566,654
Property		2.56	Hampton Inn Sweetwater				$517,380	$517,380	$517,380
Property		2.57	Comfort Suites Buda Austin South				$435,256	$435,256	$435,256
Property		2.58	Fairfield Inn & Suites Weatherford				$410,619	$410,619	$410,619
Property		2.59	Holiday Inn Express & Suites Altus				$332,735	$332,735	$332,735
Property		2.60	Comfort Inn & Suites Paris				$295,645	$295,645	$295,645
Property		2.61	Hampton Inn Suites Decatur				$282,912	$282,912	$282,912
Property		2.62	Holiday Inn Express & Suites Texarkana East				$261,988	$261,988	$261,988
Property		2.63	Mankato Fairfield Inn				$234,774	$234,774	$234,774
Property		2.64	Candlewood Suites Texarkana				$181,517	$181,517	$181,517
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East				$172,385	$172,385	$172,385
Loan	5	3	Westchester One	5.5%	MSBNA	MSMCH	$67,500,000	$67,500,000	$58,618,789	$121.22	Acquisition	Andrew Penson; Aryeh Ginzberg; Leibel Lederman
Loan	5, 6, 11	4	Market Street - The Woodlands	5.3%	MSBNA/WFB	MSMCH/WFB	$65,000,000	$65,000,000	$65,000,000	$355.63	Refinance	Institutional Mall Investors LLC
Loan	5, 12	5	Olympic Tower	4.5%	MSBNA	MSMCH	$56,000,000	$56,000,000	$56,000,000	$1,162.99	Refinance	OMERS Administration Corporation; Crown Olympic Partners LLC
Loan		6	Sprouts Farmers Market	4.5%	WFB	WFB	$56,000,000	$56,000,000	$50,512,187	$390.30	Refinance	David B. Dollinger
Loan		7	270 Corporate Center	4.3%	BANA	BANA	$52,500,000	$52,500,000	$51,025,572	$116.81	Refinance	Mark C. Matan; T. Richard Butera
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio	3.7%	BANA	BANA	$45,400,000	$45,400,000	$45,400,000		Recapitalization	iStar Inc.
Property		8.01	Hilton Salt Lake				$11,062,400	$11,062,400	$11,062,400
Property		8.02	Doubletree Seattle Airport				$8,000,000	$8,000,000	$8,000,000
Property		8.03	Doubletree Mission Valley				$7,616,800	$7,616,800	$7,616,800
Property		8.04	One Ally Center				$6,392,200	$6,392,200	$6,392,200
Property		8.05	Doubletree Sonoma				$3,860,000	$3,860,000	$3,860,000
Property		8.06	Doubletree Durango				$3,320,800	$3,320,800	$3,320,800
Property		8.07	Northside Forsyth Hospital Medical Center				$1,515,400	$1,515,400	$1,515,400
Property		8.08	NASA/JPSS Headquarters				$1,038,000	$1,038,000	$1,038,000
Property		8.09	Dallas Market Center: Sheraton Suites				$830,200	$830,200	$830,200
Property		8.10	Dallas Market Center: Marriott Courtyard				$747,200	$747,200	$747,200
Property		8.11	The Buckler Apartments				$726,600	$726,600	$726,600
Property		8.12	Lock-Up Self Storage Facility				$290,400	$290,400	$290,400
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	3.7%	BANA	BANA	$45,000,000	$45,000,000	$45,000,000	$66.64	Acquisition	ETCL Venture LP
Property		9.01	BAE Systems				$3,747,992	$3,747,992	$3,747,992
Property		9.02	FedEx (Stratford)				$3,610,325	$3,610,325	$3,610,325
Property		9.03	FedEx (Baltimore)				$3,323,805	$3,323,805	$3,323,805
Property		9.04	Harman				$2,647,514	$2,647,514	$2,647,514
Property		9.05	GE Aviation (Lafayette)				$2,521,893	$2,521,893	$2,521,893
Property		9.06	GoDaddy				$2,235,373	$2,235,373	$2,235,373

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor
Property		9.07	Carrier				$2,206,119	$2,206,119	$2,206,119
Property		9.08	Emerus				$1,793,977	$1,793,977	$1,793,977
Property		9.09	Cardinal Health				$1,744,933	$1,744,933	$1,744,933
Property		9.10	TE Connectivity				$1,727,725	$1,727,725	$1,727,725
Property		9.11	FCA LLC				$1,627,916	$1,627,916	$1,627,916
Property		9.12	FedEx (Staunton)				$1,369,790	$1,369,790	$1,369,790
Property		9.13	QuadPackaging (Proteus)				$1,146,080	$1,146,080	$1,146,080
Property		9.14	QuadPackaging (Transpak)				$1,134,895	$1,134,895	$1,134,895
Property		9.15	T-Mobile				$1,059,178	$1,059,178	$1,059,178
Property		9.16	Sikorsky Aircraft				$1,025,621	$1,025,621	$1,025,621
Property		9.17	Vatterott College				$951,625	$951,625	$951,625
Property		9.18	Comcast				$853,537	$853,537	$853,537
Property		9.19	Alfa Laval				$778,681	$778,681	$778,681
Property		9.20	LKQ Corporation (New Braunfels)				$768,356	$768,356	$768,356
Property		9.21	Hitachi				$733,939	$733,939	$733,939
Property		9.22	Cameron				$697,801	$697,801	$697,801
Property		9.23	Alliance Data				$661,663	$661,663	$661,663
Property		9.24	Synchrony Financial				$616,061	$616,061	$616,061
Property		9.25	Baxalta (Barry Pointe)				$472,371	$472,371	$472,371
Property		9.26	Baxalta (Casselberry)				$450,000	$450,000	$450,000
Property		9.27	Baxalta (Mounds View)				$425,048	$425,048	$425,048
Property		9.28	Baxalta (Grand Rapids)				$424,187	$424,187	$424,187
Property		9.29	Gerdau				$424,187	$424,187	$424,187
Property		9.30	Baxalta (Wausau)				$413,002	$413,002	$413,002
Property		9.31	Baxalta (Springfield)				$400,956	$400,956	$400,956
Property		9.32	LKQ (Salisbury)				$400,956	$400,956	$400,956
Property		9.33	Baxalta (Ankeny)				$378,585	$378,585	$378,585
Property		9.34	H&E Equipment Services (San Antonio)				$332,122	$332,122	$332,122
Property		9.35	H&E Equipment Services (New Orleans)				$312,333	$312,333	$312,333
Property		9.36	GE Aviation (Pompano)				$292,543	$292,543	$292,543
Property		9.37	Saint-Gobain				$263,289	$263,289	$263,289
Property		9.38	H&E Equipment Services (Columbia)				$260,707	$260,707	$260,707
Property		9.39	H&E Equipment Services (Yukon)				$257,266	$257,266	$257,266
Property		9.40	LKQ Corporation (Toledo)				$256,405	$256,405	$256,405
Property		9.41	H&E Equipment Services (Greer)				$251,243	$251,243	$251,243
Loan	9	10	200 Center Anaheim	3.5%	WFB	WFB	$43,500,000	$43,500,000	$39,677,609	$227.09	Acquisition	Jeffrey S. Mayer; David Tevelde; Anne Sconberg; Les Barkley; Scott Workman
Loan	7	11	Stor-It Southern California Portfolio	2.7%	WFB	WFB	$33,250,000	$33,250,000	$33,250,000	$92.88	Refinance	Craig N. Lyons
Property		11.01	Stor-It Marina Del Rey				$12,403,000	$12,403,000	$12,403,000
Property		11.02	Stor-It Aliso Viejo				$6,866,000	$6,866,000	$6,866,000
Property		11.03	Stor-It Mission Viejo				$5,160,000	$5,160,000	$5,160,000
Property		11.04	Stor-It Downey				$4,427,000	$4,427,000	$4,427,000
Property		11.05	Stor-It San Juan Capistrano				$4,394,000	$4,394,000	$4,394,000
Loan		12	Richmond Marriott Short Pump	2.1%	WFB	WFB	$25,400,000	$25,336,021	$20,576,990	$104,263.46	Acquisition	J. Ryan Lingerfelt; Alan T. Lingerfelt; Four Plus Corporation
Loan	6	13	Charlotte Southpark Marriott	2.0%	WFB	WFB	$25,000,000	$24,942,077	$20,531,958	$125,337.07	Refinance	Thomas Point Ventures, L.P.
Loan		14	36 East 14th Street	1.9%	BANA	BANA	$23,000,000	$23,000,000	$23,000,000	$4,540.07	Refinance	The Feil Organization
Loan		15	Capital Bank Plaza	1.9%	WFB	WFB	$23,000,000	$23,000,000	$19,781,643	$155.26	Refinance	Bobby R. Lewis; Donald F. Carter
Loan		16	The Center At Split Rock	1.8%	MSBNA	MSMCH	$22,500,000	$22,500,000	$17,994,761	$246.72	Refinance	Christine Blakeman-Beard; James Blakeman
Loan	8	17	Marriott Minneapolis Northwest	1.8%	WFB	WFB	$21,875,000	$21,800,803	$17,991,804	$94,786.10	Acquisition	Kiran Patel
Loan	5, 6	18	Crossgates Commons	1.6%	BANA	BANA	$20,000,000	$19,976,914	$18,375,631	$74.24	Refinance	The Pyramid Companies
Loan		19	SouthBridge Office Park	1.5%	WFB	WFB	$19,000,000	$19,000,000	$16,619,964	$84.38	Acquisition	Joseph Popack; Moshe Popack
Loan		20	Jacksonville Hilton Hotels	1.5%	WFB	WFB	$18,000,000	$17,943,307	$16,699,143	$81,191.43	Acquisition	J. Ryan Lingerfelt; Alan T. Lingerfelt; Rebecca D. Duke; Harry Hobbs Goodwin, Sr.; Lingerfelt Commonwealth Income Fund, LLC
Loan		21	Williamsburg Plaza	1.4%	MSBNA	MSMCH	$16,800,000	$16,800,000	$15,449,553	$66,666.67	Refinance	Stephen M Mullins Declaration of Trust DTD; Carol Mullins; Thomas C Smith; Bryan Smith
Loan		22	Park Oaks Shopping Center	1.3%	WFB	WFB	$16,600,000	$16,580,743	$13,509,713	$90.00	Refinance	Scott Dew
Loan	7	23	StorPlace Self Storage Portfolio	1.3%	WFB	WFB	$16,350,000	$16,329,808	$13,179,608	$52.84	Refinance	J. Edmond Freeman, Jr.
Property		23.01	StorPlace of Old Hickory Blvd				$4,850,000	$4,844,010	$3,909,547
Property		23.02	StorPlace of Rutherford Blvd				$4,440,000	$4,434,517	$3,579,049
Property		23.03	StorPlace of Lascassas				$3,800,000	$3,795,307	$3,063,150
Property		23.04	StorPlace of Veterans Parkway				$3,260,000	$3,255,974	$2,627,861
Loan		24	Abington House - Retail	1.3%	WFB	WFB	$16,000,000	$16,000,000	$16,000,000	$638.03	Refinance	The Related Companies, L.P.
Loan		25	Windhaven Park	1.3%	BANA	BANA	$15,400,000	$15,400,000	$14,101,105	$177.49	Refinance	Stacy O. Standridge
Loan		26	Lawndale Plaza	1.2%	WFB	WFB	$15,085,000	$15,085,000	$15,085,000	$179.28	Refinance	Bob Halavi; Farzad Sean Rahbar
Loan		27	SoCal Self Storage - Los Angeles, CA	1.2%	BANA	BANA	$15,000,000	$15,000,000	$15,000,000	$299.62	Refinance	William V. Bromiley; Dennis L. Geiler
Loan		28	Comfort Inn Hotel Circle	1.2%	WFB	WFB	$14,500,000	$14,500,000	$12,899,602	$72,864.32	Refinance	Bharat K. Lall
Loan		29	Armory Owners, Inc.	1.1%	NCB	NCB	$14,000,000	$13,945,417	$10,042,082	$89,393.70	Refinance	N/A
Loan		30	Brenden Theatres	1.1%	WFB	WFB	$13,325,000	$13,303,344	$9,890,607	$199.60	Acquisition	Mark Cunningham
Loan		31	Manchester Plaza	1.0%	MSBNA	MSMCH	$12,500,000	$12,500,000	$12,500,000	$95.47	Acquisition	Urban Edge Properties
Loan		32	Temescal Village Plaza	0.9%	BANA	BANA	$11,000,000	$11,000,000	$10,505,494	$169.34	Acquisition	Ning GS Zhang
Loan		33	Safe Storage Van Nuys	0.9%	MSBNA	MSMCH	$10,500,000	$10,500,000	$8,506,107	$188.91	Refinance	Shane H. Broumand; Brenden Broumand; Cameron Broumand
Loan		34	University Town Center-CA	0.8%	WFB	WFB	$10,250,000	$10,188,028	$8,413,876	$126.13	Refinance	Green Valley Corporation
Loan		35	Lake Park Pointe Shopping Center	0.8%	WFB	WFB	$10,100,000	$10,075,619	$8,240,321	$129.03	Refinance	Ari Golson
Loan	7	36	Stor-It Costa Mesa & Long Beach	0.8%	WFB	WFB	$9,750,000	$9,750,000	$9,750,000	$66.52	Refinance	Craig N. Lyons
Property		36.01	Stor-It Costa Mesa				$5,200,000	$5,200,000	$5,200,000
Property		36.02	Stor-It Long Beach				$4,550,000	$4,550,000	$4,550,000
Loan		37	220-55 46th Avenue Owners, Inc.	0.7%	NCB	NCB	$9,000,000	$8,993,124	$7,922,164	$28,824.12	Refinance	N/A
Loan	15	38	Bywater Mutual Homes, Inc.	0.7%	NCB	NCB	$8,466,545	$8,447,171	$6,966,995	$27,786.75	Refinance	N/A
Loan		39	Easley Town Center - Back Eastern Strip	0.6%	BANA	BANA	$7,100,000	$7,091,894	$5,791,838	$114.26	Refinance	Cedarwood Development
Loan		40	Oceanside Self Storage	0.5%	BANA	BANA	$6,250,000	$6,250,000	$5,753,612	$14,952.15	Refinance	Trico Development Inc.
Loan		41	West Bench Plaza	0.5%	MSBNA	MSMCH	$6,150,000	$6,150,000	$5,175,850	$132.67	Refinance	Jean Pierre Khoury; Dana Senit Henry
Loan		42	Storage Choice - Westover Park	0.5%	BANA	BANA	$6,020,000	$6,020,000	$4,901,466	$68.73	Refinance	Bob Ladd; Trudy Ladd
Loan		43	A Storage Place - Grand Junction East	0.5%	BANA	BANA	$6,000,000	$6,000,000	$6,000,000	$46.50	Refinance	Darryl Flaming; Marta Valenzuela
Loan		44	Shasta Executive Plaza	0.5%	WFB	WFB	$5,675,000	$5,675,000	$4,850,675	$99.67	Refinance	Michael S. Orwitz; Allen Orwitz; Lea Orwitz; Michael Orwitz Living Trust; Allen Orwitz and Lea Orwitz Revocable Trust
Loan	16	45	Horizon Owners Corp.	0.4%	NCB	NCB	$5,500,000	$5,500,000	$4,346,842	$50,000.00	Refinance	N/A
Loan		46	Extra Space Storage Irving	0.4%	BANA	BANA	$5,400,000	$5,400,000	$4,766,615	$94.36	Acquisition	John Losey; Robert Barbera
Loan		47	Storage Choice - League City	0.4%	BANA	BANA	$5,250,000	$5,250,000	$4,274,535	$64.48	Refinance	Ladd Holdings
Loan		48	Sun Valley Self-Storage	0.4%	WFB	WFB	$5,125,000	$5,125,000	$4,732,306	$95.92	Refinance	Robert Kunert; Brandon Varon; Amy Ashley Jackson; Rachel Sarah Varon; The Varon 2010 Children’s Trust
Loan	17	49	Henson Studio	0.4%	MSBNA	MSMCH	$5,100,000	$5,100,000	$79,749	$63.80	Refinance	Jim Henson Family
Loan		50	A Storage Place - Grand Junction West	0.4%	BANA	BANA	$5,000,000	$5,000,000	$5,000,000	$69.70	Refinance	Darryl Flaming
Loan		51	Westport Glendale Self-Storage	0.4%	WFB	WFB	$5,000,000	$5,000,000	$4,610,936	$61.25	Acquisition	Drew Hoeven
Loan		52	Pleasant Hill Station	0.4%	WFB	WFB	$5,000,000	$4,983,760	$4,139,108	$203.42	Refinance	Blake Miraglia
Loan		53	Greensboro Industrial Portfolio	0.4%	WFB	WFB	$4,800,000	$4,800,000	$3,863,175	$75.25	Refinance	Koury Corporation

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor
Loan		54	1111 Studewood	0.4%	MSBNA	MSMCH	$4,750,000	$4,750,000	$3,932,587	$293.86	Refinance	Michael C. Davis; Oakland Family Trust
Loan	7	55	Elgin Village & Cedar Breaks Centre	0.4%	BANA	BANA	$4,600,000	$4,600,000	$4,020,664	$159.35	Refinance	Durham and Bassett
Property		55.01	Elgin Village				$2,512,136	$2,512,136	$2,195,751
Property		55.02	Cedar Breaks Centre				$2,087,864	$2,087,864	$1,824,913
Loan		56	El Dorado Hills	0.4%	WFB	WFB	$4,550,000	$4,550,000	$4,032,867	$52.86	Refinance	Mark Pirie; R. Matthew Moran
Loan		57	Creekside Estates MHC	0.4%	BANA	BANA	$4,500,000	$4,500,000	$4,500,000	$23,936.17	Refinance	Norma J. Nolt
Loan		58	La Costa Apartment Corp.	0.3%	NCB	NCB	$4,300,000	$4,287,902	$3,415,792	$45,135.81	Refinance	N/A
Loan		59	North Ridge & Rossell North Shopping Center	0.3%	WFB	WFB	$4,030,000	$4,020,566	$3,304,335	$111.16	Acquisition	David R. Fried
Loan	9	60	Park Court Owners, Inc.	0.3%	NCB	NCB	$4,000,000	$3,988,963	$3,188,898	$31,911.70	Refinance	N/A
Loan		61	West Gate House, Inc.	0.3%	NCB	NCB	$4,000,000	$3,988,570	$3,168,296	$32,963.39	Refinance	N/A
Loan		62	Pacific Fletcher Parkway	0.3%	WFB	WFB	$3,500,000	$3,500,000	$3,221,133	$84.92	Refinance	Richard C. Dentt
Loan		63	2711 Henry Hudson Corp.	0.3%	NCB	NCB	$3,500,000	$3,497,343	$3,082,723	$71,374.35	Refinance	N/A
Loan		64	Holliswood Owners Corp.	0.3%	NCB	NCB	$3,500,000	$3,490,286	$2,787,295	$13,321.70	Refinance	N/A
Loan		65	Gatekeeper Storage	0.3%	BANA	BANA	$3,250,000	$3,250,000	$2,723,160	$49.96	Refinance	Mark Nicholas Zanides
Loan		66	Belgravia Gardens Corp.	0.3%	NCB	NCB	$3,200,000	$3,186,702	$2,544,789	$44,883.13	Refinance	N/A
Loan		67	Executive Towers Apartment Owners Corp.	0.3%	NCB	NCB	$3,100,000	$3,100,000	$2,725,000	$23,134.33	Refinance	N/A
Loan		68	84 Drive Homes Inc.	0.2%	NCB	NCB	$3,000,000	$2,995,925	$2,380,886	$49,113.52	Refinance	N/A
Loan		69	Springdale Pointe	0.2%	WFB	WFB	$2,630,000	$2,620,725	$1,933,644	$233.78	Refinance	John G. Thompson; Paul M. Thrift; John G. Thompson Revocable Trust; Paul M. Thrift Revocable Trust
Loan		70	149 Spring Street	0.2%	BANA	BANA	$2,500,000	$2,500,000	$2,500,000	$142.05	Refinance	Joshua Danzger
Loan		71	775 Loft Corp.	0.2%	NCB	NCB	$2,500,000	$2,495,961	$2,203,642	$415,993.48	Refinance	N/A
Loan	9	72	52 Riverside Drive Owners Corp.	0.2%	NCB	NCB	$2,500,000	$2,494,446	$2,219,001	$59,391.56	Refinance	N/A
Loan		73	Hartsdale Highlands Tenants Corp.	0.2%	NCB	NCB	$2,500,000	$2,493,129	$1,994,483	$35,616.12	Refinance	N/A
Loan		74	101 Ellwood Tenants Corp.	0.2%	NCB	NCB	$2,400,000	$2,396,726	$1,903,329	$33,287.86	Refinance	N/A
Loan		75	Budget Self Storage of Mesa	0.2%	WFB	WFB	$2,000,000	$1,993,960	$1,795,090	$30.09	Refinance	Jamie Fountain-Battley; The Estate of Candy S. Fountain
Loan		76	17 West Apartments Corp.	0.1%	NCB	NCB	$1,600,000	$1,600,000	$1,600,000	$44,444.44	Refinance	N/A
Loan		77	4265 Webster Avenue Owners, Inc.	0.1%	NCB	NCB	$1,400,000	$1,396,114	$1,114,919	$26,848.35	Refinance	N/A
Loan		78	20 Bond Owners Corp.	0.1%	NCB	NCB	$1,350,000	$1,347,856	$1,192,121	$192,550.80	Refinance	N/A
Loan		79	415 West 57th Street Tenants Corporation	0.1%	NCB	NCB	$1,350,000	$1,346,246	$1,074,714	$53,849.83	Refinance	N/A
Loan		80	The Bakery, Inc.	0.1%	NCB	NCB	$1,300,000	$1,299,004	$1,143,962	$81,187.73	Refinance	N/A
Loan		81	Murray Hill Owners Corp.	0.1%	NCB	NCB	$1,275,000	$1,273,264	$1,011,510	$41,073.05	Refinance	N/A
Loan		82	Alta Ave. Apartments Corp.	0.1%	NCB	NCB	$1,225,000	$1,224,070	$1,078,953	$26,610.22	Refinance	N/A
Loan		83	McCorkle Cooperative Apartments, Inc.	0.1%	NCB	NCB	$1,215,000	$1,213,307	$960,055	$9,478.96	Refinance	N/A
Loan		84	310 West 18th Street Owners Corp.	0.1%	NCB	NCB	$1,200,000	$1,196,637	$953,931	$79,775.79	Refinance	N/A
Loan		85	Gramercy Equities Corp.	0.1%	NCB	NCB	$1,000,000	$1,000,000	$793,788	$100,000.00	Refinance	N/A
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	0.1%	NCB	NCB	$1,000,000	$998,667	$796,207	$26,991.01	Refinance	N/A
Loan		87	782 West End Avenue Owners Corp.	0.1%	NCB	NCB	$800,000	$798,968	$640,377	$18,158.36	Refinance	N/A

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date
Loan	5, 6	1	Del Amo Fashion Center	Simon Property Group, L.P.	1	Retail	Super Regional Mall	Fee	N/A
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio	SCG Hotel Investors Holdings, L.P.	65
Property		2.01	Larkspur Landing Sunnyvale			Hospitality	Extended Stay	Fee	N/A
Property		2.02	Larkspur Landing Milpitas			Hospitality	Extended Stay	Fee	N/A
Property		2.03	Larkspur Landing Campbell			Hospitality	Extended Stay	Fee	N/A
Property		2.04	Larkspur Landing San Francisco			Hospitality	Extended Stay	Fee	N/A
Property		2.05	Larkspur Landing Pleasanton			Hospitality	Extended Stay	Fee	N/A
Property		2.06	Larkspur Landing Bellevue			Hospitality	Extended Stay	Fee	N/A
Property		2.07	Larkspur Landing Sacramento			Hospitality	Extended Stay	Fee	N/A
Property		2.08	Hampton Inn Ann Arbor North			Hospitality	Limited Service	Fee	N/A
Property		2.09	Larkspur Landing Hillsboro			Hospitality	Extended Stay	Fee	N/A
Property		2.10	Larkspur Landing Renton			Hospitality	Extended Stay	Fee	N/A
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark			Hospitality	Full Service	Fee	N/A
Property		2.12	Residence Inn Toledo Maumee			Hospitality	Extended Stay	Fee	N/A
Property		2.13	Residence Inn Williamsburg			Hospitality	Extended Stay	Fee	N/A
Property		2.14	Hampton Inn Suites Waco South			Hospitality	Limited Service	Fee	N/A
Property		2.15	Holiday Inn Louisville Airport Fair Expo			Hospitality	Full Service	Fee	N/A
Property		2.16	Courtyard Tyler			Hospitality	Limited Service	Fee	N/A
Property		2.17	Hilton Garden Inn Edison Raritan Center			Hospitality	Limited Service	Leasehold	9/30/2076
Property		2.18	Hilton Garden Inn St. Paul Oakdale			Hospitality	Limited Service	Fee	N/A
Property		2.19	Residence Inn Grand Rapids West			Hospitality	Extended Stay	Fee	N/A
Property		2.20	Peoria, AZ Residence Inn			Hospitality	Extended Stay	Fee	N/A
Property		2.21	Hampton Inn Suites Bloomington Normal			Hospitality	Limited Service	Fee	N/A
Property		2.22	Courtyard Chico			Hospitality	Limited Service	Fee	N/A
Property		2.23	Hampton Inn Suites Kokomo			Hospitality	Limited Service	Fee	N/A
Property		2.24	Hampton Inn Suites South Bend			Hospitality	Limited Service	Fee	N/A
Property		2.25	Courtyard Wichita Falls			Hospitality	Limited Service	Fee	N/A
Property		2.26	Hampton Inn Morehead			Hospitality	Limited Service	Fee	N/A
Property		2.27	Residence Inn Chico			Hospitality	Extended Stay	Fee	N/A
Property		2.28	Courtyard Lufkin			Hospitality	Limited Service	Fee	N/A
Property		2.29	Hampton Inn Carlisle			Hospitality	Limited Service	Fee	N/A
Property		2.30	Springhill Suites Williamsburg			Hospitality	Limited Service	Fee	N/A
Property		2.31	Fairfield Inn Bloomington			Hospitality	Limited Service	Fee	N/A
Property		2.32	Waco Residence Inn			Hospitality	Extended Stay	Fee	N/A
Property		2.33	Holiday Inn Express Fishers			Hospitality	Limited Service	Fee	N/A
Property		2.34	Larkspur Landing Folsom			Hospitality	Extended Stay	Fee	N/A
Property		2.35	Springhill Suites Chicago Naperville Warrenville			Hospitality	Limited Service	Fee	N/A
Property		2.36	Holiday Inn Express & Suites Paris			Hospitality	Limited Service	Fee	N/A
Property		2.37	Toledo Homewood Suites			Hospitality	Extended Stay	Fee	N/A
Property		2.38	Grand Rapids Homewood Suites			Hospitality	Extended Stay	Fee	N/A
Property		2.39	Cheyenne Fairfield Inn & Suites			Hospitality	Limited Service	Fee	N/A
Property		2.40	Fairfield Inn Laurel			Hospitality	Limited Service	Fee	N/A
Property		2.41	Courtyard Akron Stow			Hospitality	Limited Service	Fee	N/A
Property		2.42	Larkspur Landing Roseville			Hospitality	Extended Stay	Fee	N/A
Property		2.43	Towneplace Suites Bloomington			Hospitality	Extended Stay	Fee	N/A
Property		2.44	Hampton Inn Danville			Hospitality	Limited Service	Fee	N/A
Property		2.45	Holiday Inn Norwich			Hospitality	Full Service	Fee	N/A
Property		2.46	Hampton Inn Suites Longview North			Hospitality	Limited Service	Fee	N/A
Property		2.47	Springhill Suites Peoria Westlake			Hospitality	Limited Service	Fee	N/A
Property		2.48	Hampton Inn Suites Buda			Hospitality	Limited Service	Fee	N/A
Property		2.49	Shawnee Hampton Inn			Hospitality	Limited Service	Fee	N/A
Property		2.50	Racine Fairfield Inn			Hospitality	Limited Service	Fee	N/A
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam			Hospitality	Limited Service	Fee	N/A
Property		2.52	Holiday Inn Express & Suites Terrell			Hospitality	Limited Service	Fee	N/A
Property		2.53	Westchase Homewood Suites			Hospitality	Extended Stay	Fee	N/A
Property		2.54	Holiday Inn Express & Suites Tyler South			Hospitality	Limited Service	Fee	N/A
Property		2.55	Holiday Inn Express & Suites Huntsville			Hospitality	Limited Service	Fee	N/A
Property		2.56	Hampton Inn Sweetwater			Hospitality	Limited Service	Fee	N/A
Property		2.57	Comfort Suites Buda Austin South			Hospitality	Limited Service	Fee	N/A
Property		2.58	Fairfield Inn & Suites Weatherford			Hospitality	Limited Service	Fee	N/A
Property		2.59	Holiday Inn Express & Suites Altus			Hospitality	Limited Service	Fee	N/A
Property		2.60	Comfort Inn & Suites Paris			Hospitality	Limited Service	Fee	N/A
Property		2.61	Hampton Inn Suites Decatur			Hospitality	Limited Service	Fee	N/A
Property		2.62	Holiday Inn Express & Suites Texarkana East			Hospitality	Limited Service	Fee	N/A
Property		2.63	Mankato Fairfield Inn			Hospitality	Limited Service	Fee	N/A
Property		2.64	Candlewood Suites Texarkana			Hospitality	Extended Stay	Fee	N/A
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East			Hospitality	Limited Service	Fee	N/A
Loan	5	3	Westchester One	Andrew Penson; Aryeh Ginzberg; Leibel Lederman	1	Office	CBD	Fee	N/A
Loan	5, 6, 11	4	Market Street - The Woodlands	Institutional Mall Investors LLC	1	Retail	Lifestyle Center	Fee	N/A
Loan	5, 12	5	Olympic Tower	OPG Investment Holdings (US), LLC; Crown Retail Services LLC; Centurian Management Corporation; Crown 600 Broadway LLC	1	Mixed Use	Office/Retail	Leasehold	9/30/2074; 1/22/2067
Loan		6	Sprouts Farmers Market	David B. Dollinger; The David Dollinger Living Trust	1	Retail	Anchored	Fee	N/A
Loan		7	270 Corporate Center	Mark C. Matan; T. Richard Butera	1	Office	Suburban	Fee	N/A
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio	iStar Inc.	12
Property		8.01	Hilton Salt Lake			Other	Leased Fee	Fee	N/A
Property		8.02	Doubletree Seattle Airport			Other	Leased Fee	Fee/Leasehold	1/31/2044
Property		8.03	Doubletree Mission Valley			Other	Leased Fee	Fee	N/A
Property		8.04	One Ally Center			Other	Leased Fee	Fee	N/A
Property		8.05	Doubletree Sonoma			Other	Leased Fee	Fee	N/A
Property		8.06	Doubletree Durango			Other	Leased Fee	Fee	N/A
Property		8.07	Northside Forsyth Hospital Medical Center			Other	Leased Fee	Fee	N/A
Property		8.08	NASA/JPSS Headquarters			Other	Leased Fee	Fee	N/A
Property		8.09	Dallas Market Center: Sheraton Suites			Other	Leased Fee	Fee	N/A
Property		8.10	Dallas Market Center: Marriott Courtyard			Other	Leased Fee	Fee	N/A
Property		8.11	The Buckler Apartments			Other	Leased Fee	Fee	N/A
Property		8.12	Lock-Up Self Storage Facility			Other	Leased Fee	Fee	N/A
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	N/A	41
Property		9.01	BAE Systems			Industrial	Manufacturing	Fee	N/A
Property		9.02	FedEx (Stratford)			Industrial	Warehouse Distribution	Fee	N/A
Property		9.03	FedEx (Baltimore)			Industrial	Warehouse Distribution	Leasehold	7/31/2021
Property		9.04	Harman			Office	Suburban	Fee	N/A
Property		9.05	GE Aviation (Lafayette)			Industrial	Manufacturing	Fee	N/A
Property		9.06	GoDaddy			Office	Suburban	Leasehold	12/31/2101
A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date
Property		9.07	Carrier			Industrial	Warehouse Distribution	Fee	N/A
Property		9.08	Emerus			Office	Suburban	Fee	N/A
Property		9.09	Cardinal Health			Industrial	Warehouse Distribution	Fee	N/A
Property		9.10	TE Connectivity			Industrial	Flex	Fee	N/A
Property		9.11	FCA LLC			Industrial	Warehouse Distribution	Fee	N/A
Property		9.12	FedEx (Staunton)			Industrial	Warehouse Distribution	Fee	N/A
Property		9.13	QuadPackaging (Proteus)			Industrial	Manufacturing	Fee	N/A
Property		9.14	QuadPackaging (Transpak)			Industrial	Manufacturing	Fee	N/A
Property		9.15	T-Mobile			Office	Suburban	Fee	N/A
Property		9.16	Sikorsky Aircraft			Industrial	Warehouse Distribution	Leasehold	2/21/2049
Property		9.17	Vatterott College			Office	Suburban	Fee	N/A
Property		9.18	Comcast			Office	Suburban	Fee	N/A
Property		9.19	Alfa Laval			Industrial	Flex	Fee	N/A
Property		9.20	LKQ Corporation (New Braunfels)			Industrial	Warehouse Distribution	Fee	N/A
Property		9.21	Hitachi			Office	Suburban	Leasehold	4/13/2040
Property		9.22	Cameron			Industrial	Manufacturing	Fee	N/A
Property		9.23	Alliance Data			Office	Suburban	Fee	N/A
Property		9.24	Synchrony Financial			Office	Suburban	Fee	N/A
Property		9.25	Baxalta (Barry Pointe)			Office	Medical	Fee	N/A
Property		9.26	Baxalta (Casselberry)			Office	Medical	Fee	N/A
Property		9.27	Baxalta (Mounds View)			Office	Medical	Fee	N/A
Property		9.28	Baxalta (Grand Rapids)			Office	Medical	Fee	N/A
Property		9.29	Gerdau			Industrial	Flex	Fee	N/A
Property		9.30	Baxalta (Wausau)			Office	Medical	Fee	N/A
Property		9.31	Baxalta (Springfield)			Office	Medical	Fee	N/A
Property		9.32	LKQ (Salisbury)			Industrial	Warehouse Distribution	Fee	N/A
Property		9.33	Baxalta (Ankeny)			Office	Medical	Fee	N/A
Property		9.34	H&E Equipment Services (San Antonio)			Industrial	Warehouse Distribution	Fee	N/A
Property		9.35	H&E Equipment Services (New Orleans)			Industrial	Warehouse Distribution	Fee	N/A
Property		9.36	GE Aviation (Pompano)			Industrial	Flex	Fee	N/A
Property		9.37	Saint-Gobain			Industrial	Warehouse Distribution	Fee	N/A
Property		9.38	H&E Equipment Services (Columbia)			Industrial	Warehouse Distribution	Fee	N/A
Property		9.39	H&E Equipment Services (Yukon)			Industrial	Warehouse Distribution	Fee	N/A
Property		9.40	LKQ Corporation (Toledo)			Industrial	Warehouse Distribution	Fee	N/A
Property		9.41	H&E Equipment Services (Greer)			Industrial	Warehouse Distribution	Fee	N/A
Loan	9	10	200 Center Anaheim	Jeffrey S. Mayer	1	Office	Suburban	Fee	N/A
Loan	7	11	Stor-It Southern California Portfolio	Craig N. Lyons; Craig N. Lyons and Gretchen S. Lyons as trustees of the C. and G. Lyons Revocable Trust	5
Property		11.01	Stor-It Marina Del Rey			Self Storage	Self Storage	Fee	N/A
Property		11.02	Stor-It Aliso Viejo			Self Storage	Self Storage	Fee	N/A
Property		11.03	Stor-It Mission Viejo			Self Storage	Self Storage	Fee	N/A
Property		11.04	Stor-It Downey			Self Storage	Self Storage	Fee	N/A
Property		11.05	Stor-It San Juan Capistrano			Self Storage	Self Storage	Fee	N/A
Loan		12	Richmond Marriott Short Pump	J. Ryan Lingerfelt; Alan T. Lingerfelt; Four Plus Corporation	1	Hospitality	Full Service	Fee	N/A
Loan	6	13	Charlotte Southpark Marriott	Thomas Point Ventures, L.P.	1	Hospitality	Full Service	Fee	N/A
Loan		14	36 East 14th Street	Jeffrey Feil; Lloyd Goldman; Stanley Chera; Ralph Braha	1	Retail	Single Tenant	Fee	N/A
Loan		15	Capital Bank Plaza	Donald F. Carter; Bobby R. Lewis	1	Office	CBD	Fee	N/A
Loan		16	The Center At Split Rock	James Blakeman; Christine Blakeman-Beard	1	Retail	Anchored	Fee	N/A
Loan	8	17	Marriott Minneapolis Northwest	Kiran Patel	1	Hospitality	Full Service	Fee	N/A
Loan	5, 6	18	Crossgates Commons	Washington Commons Associates; Madeira Associates	1	Retail	Power Center	Fee	N/A
Loan		19	SouthBridge Office Park	Joseph Popack; Moshe Popack	1	Office	Suburban	Fee	N/A
Loan		20	Jacksonville Hilton Hotels	J. Ryan Lingerfelt; Alan T. Lingerfelt; Rebecca D. Duke; Harry Hobbs Goodwin, Sr.; Lingerfelt Commonwealth Income Fund, LLC	1	Hospitality	Full Service	Leasehold	10/3/2046
Loan		21	Williamsburg Plaza	Stephen Mullins	1	Multifamily	Garden	Fee	N/A
Loan		22	Park Oaks Shopping Center	Scott Dew; Richard Pachulski; Nathan Rubin	1	Retail	Anchored	Fee	N/A
Loan	7	23	StorPlace Self Storage Portfolio	J. Edmond Freeman, Jr.	4
Property		23.01	StorPlace of Old Hickory Blvd			Self Storage	Self Storage	Fee	N/A
Property		23.02	StorPlace of Rutherford Blvd			Self Storage	Self Storage	Fee	N/A
Property		23.03	StorPlace of Lascassas			Self Storage	Self Storage	Fee	N/A
Property		23.04	StorPlace of Veterans Parkway			Self Storage	Self Storage	Fee	N/A
Loan		24	Abington House - Retail	Mark Kalimian; Linda S. Berley; The Related Companies, L.P.	1	Retail	Unanchored	Fee	N/A
Loan		25	Windhaven Park	Stacy O. Standridge	1	Retail	Anchored	Fee	N/A
Loan		26	Lawndale Plaza	Bob Halavi; Farzad Sean Rahbar	1	Retail	Anchored	Fee	N/A
Loan		27	SoCal Self Storage - Los Angeles, CA	William V. Bromiley; Dennis L. Geiler	1	Self Storage	Self Storage	Fee	N/A
Loan		28	Comfort Inn Hotel Circle	Bharat K. Lall; B&H Lall Family Trust	1	Hospitality	Limited Service	Fee/Leasehold	12/31/2069
Loan		29	Armory Owners, Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		30	Brenden Theatres	Mark Cunningham	1	Retail	Movie Theater	Fee	N/A
Loan		31	Manchester Plaza	Urban Edge Properties LP	1	Retail	Anchored	Fee	N/A
Loan		32	Temescal Village Plaza	Ning GS Zhang	1	Retail	Shadow Anchored	Fee	N/A
Loan		33	Safe Storage Van Nuys	Houshang Broumand	1	Self Storage	Self Storage	Fee	N/A
Loan		34	University Town Center-CA	Green Valley Corporation	1	Mixed Use	Retail/Office/Multifamily	Fee	N/A
Loan		35	Lake Park Pointe Shopping Center	Ari Golson	1	Retail	Anchored	Fee	N/A
Loan	7	36	Stor-It Costa Mesa & Long Beach	Craig N. Lyons; Craig N. Lyons and Gretchen S. Lyons as trustees of the C. and G. Lyons Revocable Trust; David H. Clark as trustee of The Holly and Michael Trust	2
Property		36.01	Stor-It Costa Mesa			Self Storage	Self Storage	Fee	N/A
Property		36.02	Stor-It Long Beach			Self Storage	Self Storage	Fee	N/A
Loan		37	220-55 46th Avenue Owners, Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan	15	38	Bywater Mutual Homes, Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		39	Easley Town Center - Back Eastern Strip	Lenora J. Petrarca	1	Retail	Shadow Anchored	Fee	N/A
Loan		40	Oceanside Self Storage	Michael Rolfes; Barry Adnams	1	Self Storage	Self Storage	Fee	N/A
Loan		41	West Bench Plaza	Jean Pierre Khoury; Dana Senit Henry	1	Retail	Shadow Anchored	Fee	N/A
Loan		42	Storage Choice - Westover Park	Paul A. Glover; Ladd 1998 Real Properties, Ltd	1	Self Storage	Self Storage	Fee	N/A
Loan		43	A Storage Place - Grand Junction East	Darryl Flaming; Marta Valenzuela	1	Self Storage	Self Storage	Fee	N/A
Loan		44	Shasta Executive Plaza	Michael S. Orwitz; Allen Orwitz; Lea Orwitz; Michael Orwitz Living Trust; Allen Orwitz and Lea Orwitz Revocable Trust	1	Office	Suburban	Fee	N/A
Loan	16	45	Horizon Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		46	Extra Space Storage Irving	Alex Meshechok; Richard Schontz	1	Self Storage	Self Storage	Fee	N/A
Loan		47	Storage Choice - League City	Paul A. Glover; Ladd 1998 Real Properties, Ltd.	1	Self Storage	Self Storage	Fee	N/A
Loan		48	Sun Valley Self-Storage	Robert Kunert; Brandon Varon; Amy Ashley Jackson; Rachel Sarah Varon; The Varon 2010 Children’s Trust	1	Self Storage	Self Storage	Fee	N/A
Loan	17	49	Henson Studio	The Jim Henson Company, Inc.	1	Office	Suburban	Fee	N/A
Loan		50	A Storage Place - Grand Junction West	Darryl Flaming	1	Self Storage	Self Storage	Fee	N/A
Loan		51	Westport Glendale Self-Storage	Drew Hoeven	1	Self Storage	Self Storage	Fee	N/A
Loan		52	Pleasant Hill Station	Blake Miraglia	1	Retail	Unanchored	Fee	N/A
Loan		53	Greensboro Industrial Portfolio	Koury Corporation	1	Industrial	Flex	Fee	N/A

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date
Loan		54	1111 Studewood	Michael C. Davis; David Oakland	1	Retail	Unanchored	Fee	N/A
Loan	7	55	Elgin Village & Cedar Breaks Centre	Durham and Bassett	2
Property		55.01	Elgin Village			Retail	Shadow Anchored	Fee	N/A
Property		55.02	Cedar Breaks Centre			Retail	Shadow Anchored	Fee	N/A
Loan		56	El Dorado Hills	Mark Pirie; R. Matthew Moran	1	Industrial	Flex	Fee	N/A
Loan		57	Creekside Estates MHC	Norma J. Nolt	1	Manufactured Housing	Manufactured Housing	Fee	N/A
Loan		58	La Costa Apartment Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		59	North Ridge & Rossell North Shopping Center	David R. Fried	1	Retail	Unanchored	Fee	N/A
Loan	9	60	Park Court Owners, Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		61	West Gate House, Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		62	Pacific Fletcher Parkway	Richard C. Dentt	1	Industrial	Flex	Fee	N/A
Loan		63	2711 Henry Hudson Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		64	Holliswood Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		65	Gatekeeper Storage	Mark Nicholas Zanides; Yamel Zanides	1	Self Storage	Self Storage	Fee	N/A
Loan		66	Belgravia Gardens Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		67	Executive Towers Apartment Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		68	84 Drive Homes Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		69	Springdale Pointe	John G. Thompson; Paul M. Thrift; John G. Thompson Revocable Trust; Paul M. Thrift Revocable Trust	1	Retail	Unanchored	Fee	N/A
Loan		70	149 Spring Street	Joshua Danzger	1	Mixed Use	Multifamily/Retail	Fee	N/A
Loan		71	775 Loft Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan	9	72	52 Riverside Drive Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		73	Hartsdale Highlands Tenants Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		74	101 Ellwood Tenants Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		75	Budget Self Storage of Mesa	Jamie Fountain-Battley; The Estate of Candy S. Fountain	1	Self Storage	Self Storage	Fee	N/A
Loan		76	17 West Apartments Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		77	4265 Webster Avenue Owners, Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		78	20 Bond Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		79	415 West 57th Street Tenants Corporation	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		80	The Bakery, Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		81	Murray Hill Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		82	Alta Ave. Apartments Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		83	McCorkle Cooperative Apartments, Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		84	310 West 18th Street Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		85	Gramercy Equities Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		87	782 West End Avenue Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date
Loan	5, 6	1	Del Amo Fashion Center	3525 West Carson Street	Torrance	Los Angeles	CA	90503	1961	2017	1,769,525	SF	85.2%	5/15/2017	$1,155,000,000	4/23/2017
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio								6,366	Rooms	74.6%		$956,000,000	4/23/2017
Property		2.01	Larkspur Landing Sunnyvale	748 North Mathilda Avenue	Sunnyvale	Santa Clara	CA	94085	2000	N/A	126	Rooms	83.8%	3/31/2017	$52,100,000	4/23/2017
Property		2.02	Larkspur Landing Milpitas	40 Ranch Drive	Milpitas	Santa Clara	CA	95035	1998	N/A	124	Rooms	85.7%	3/31/2017	$43,900,000	4/23/2017
Property		2.03	Larkspur Landing Campbell	550 West Hamilton Avenue	Campbell	Santa Clara	CA	95008	2000	N/A	117	Rooms	84.3%	3/31/2017	$38,600,000	4/23/2017
Property		2.04	Larkspur Landing San Francisco	690 Gateway Boulevard	South San Francisco	San Mateo	CA	94080	1999	N/A	111	Rooms	84.9%	3/31/2017	$31,800,000	4/23/2017
Property		2.05	Larkspur Landing Pleasanton	5535 Johnson Drive	Pleasanton	Alameda	CA	94588	1997	N/A	124	Rooms	82.9%	3/31/2017	$31,100,000	4/23/2017
Property		2.06	Larkspur Landing Bellevue	15805 Southeast 37th Street	Bellevue	King	WA	98006	1998	N/A	126	Rooms	78.8%	3/31/2017	$27,700,000	4/23/2017
Property		2.07	Larkspur Landing Sacramento	555 Howe Avenue	Sacramento	Sacramento	CA	95825	1998	N/A	124	Rooms	83.0%	3/31/2017	$20,700,000	4/23/2017
Property		2.08	Hampton Inn Ann Arbor North	2300 Green Road	Ann Arbor	Washtenaw	MI	48105	1988	2015	129	Rooms	73.9%	3/31/2017	$20,200,000	4/23/2017
Property		2.09	Larkspur Landing Hillsboro	3133 Northeast Shute Road	Hillsboro	Washington	OR	97124	1997	N/A	124	Rooms	74.1%	3/31/2017	$20,200,000	4/23/2017
Property		2.10	Larkspur Landing Renton	1701 East Valley Road	Renton	King	WA	98057	1998	N/A	127	Rooms	80.3%	3/31/2017	$20,000,000	4/23/2017
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark	1311 Wet ‘n Wild Way	Arlington	Tarrant	TX	76011	2008	2013	147	Rooms	78.3%	3/31/2017	$19,200,000	4/23/2017
Property		2.12	Residence Inn Toledo Maumee	1370 Arrowhead Drive	Maumee	Lucas	OH	43537	2008	2016	108	Rooms	81.7%	3/31/2017	$19,000,000	4/23/2017
Property		2.13	Residence Inn Williamsburg	1648 Richmond Road	Williamsburg	Willamsburg	VA	23185	1999	2012	108	Rooms	73.0%	3/31/2017	$18,200,000	4/23/2017
Property		2.14	Hampton Inn Suites Waco South	2501 Marketplace Drive	Waco	McLennan	TX	76711	2008	2013	123	Rooms	77.7%	3/31/2017	$16,800,000	4/23/2017
Property		2.15	Holiday Inn Louisville Airport Fair Expo	447 Farmington Avenue	Louisville	Jefferson	KY	40209	2008	N/A	106	Rooms	72.9%	3/31/2017	$16,500,000	4/23/2017
Property		2.16	Courtyard Tyler	7424 South Broadway Avenue	Tyler	Smith	TX	75703	2010	2016	121	Rooms	58.8%	3/31/2017	$16,200,000	4/23/2017
Property		2.17	Hilton Garden Inn Edison Raritan Center	50 Raritan Center Parkway	Edison	Middlesex	NJ	08837	2002	2014	132	Rooms	78.1%	3/31/2017	$16,200,000	4/23/2017
Property		2.18	Hilton Garden Inn St. Paul Oakdale	420 Inwood Avenue North	Oakdale	Washington	MN	55128	2005	2013	116	Rooms	80.0%	3/31/2017	$16,000,000	4/23/2017
Property		2.19	Residence Inn Grand Rapids West	3451 Rivertown Point Court Southwest	Grandville	Kent	MI	49418	2000	2017	90	Rooms	72.6%	3/31/2017	$15,800,000	4/23/2017
Property		2.20	Peoria, AZ Residence Inn	8435 West Paradise Lane	Peoria	Maricopa	AZ	85382	1998	2013	90	Rooms	80.8%	3/31/2017	$15,700,000	4/23/2017
Property		2.21	Hampton Inn Suites Bloomington Normal	320 South Towanda Avenue	Normal	Mclean	IL	61761	2007	2015	128	Rooms	70.8%	3/31/2017	$15,600,000	4/23/2017
Property		2.22	Courtyard Chico	2481 Carmichael Drive	Chico	Butte	CA	95928	2005	2015	90	Rooms	84.6%	3/31/2017	$15,300,000	4/23/2017
Property		2.23	Hampton Inn Suites Kokomo	2920 South Reed Road	Kokomo	Howard	IN	46902	1997	2013	105	Rooms	77.9%	3/31/2017	$14,800,000	4/23/2017
Property		2.24	Hampton Inn Suites South Bend	52709 Indiana State Road 933	South Bend	St. Joseph	IN	46637	1997	2014	117	Rooms	69.9%	3/31/2017	$14,800,000	4/23/2017
Property		2.25	Courtyard Wichita Falls	3800 Tarry Street	Wichita Falls	Wichita	TX	76308	2009	2017	93	Rooms	77.4%	3/31/2017	$14,100,000	4/23/2017
Property		2.26	Hampton Inn Morehead	4035 Arendell Street	Morehead City	Carteret	NC	28557	1991	2017	118	Rooms	66.6%	3/31/2017	$13,700,000	4/23/2017
Property		2.27	Residence Inn Chico	2485 Carmichael Drive	Chico	Butte	CA	95928	2005	2014	78	Rooms	88.0%	3/31/2017	$13,300,000	4/23/2017
Property		2.28	Courtyard Lufkin	2130 South First Street	Lufkin	Angelina	TX	75901	2009	2017	101	Rooms	64.9%	3/31/2017	$12,700,000	4/23/2017
Property		2.29	Hampton Inn Carlisle	1164 Harrisburg Pike	Carlisle	Cumberland	PA	17013	1997	2014	97	Rooms	76.1%	3/31/2017	$12,600,000	4/23/2017
Property		2.30	Springhill Suites Williamsburg	1644 Richmond Road	Williamsburg	James City	VA	23185	2002	2012	120	Rooms	71.7%	3/31/2017	$12,600,000	4/23/2017
Property		2.31	Fairfield Inn Bloomington	120 South Fairfield Drive	Bloomington	Monroe	IN	47404	1995	2015	105	Rooms	87.1%	3/31/2017	$12,500,000	4/23/2017
Property		2.32	Waco Residence Inn	501 South University Parks Drive	Waco	Mclennan	TX	76706	1997	2012	78	Rooms	82.0%	3/31/2017	$12,200,000	4/23/2017
Property		2.33	Holiday Inn Express Fishers	9791 North by Northeast Boulevard	Fishers	Hamilton	IN	46037	2000	2012	115	Rooms	67.1%	3/31/2017	$11,400,000	4/23/2017
Property		2.34	Larkspur Landing Folsom	121 Iron Point Road	Folsom	Sacramento	CA	95630	2000	N/A	84	Rooms	86.4%	3/31/2017	$11,100,000	4/23/2017
Property		2.35	Springhill Suites Chicago Naperville Warrenville	4305 Weaver Parkway	Warrenville	Peoria	IL	60555	1997	2013	128	Rooms	67.1%	3/31/2017	$10,500,000	4/23/2017
Property		2.36	Holiday Inn Express & Suites Paris	3025 Northeast Loop 286	Paris	Lamar	TX	75460	2009	N/A	84	Rooms	72.6%	3/31/2017	$10,400,000	4/23/2017
Property		2.37	Toledo Homewood Suites	1410 Arrowhead Drive	Maumee	Lucas	OH	43537	1997	2014	78	Rooms	82.2%	3/31/2017	$10,400,000	4/23/2017
Property		2.38	Grand Rapids Homewood Suites	3920 Stahl Drive Southeast	Grand Rapids	Kent	MI	49546	1997	2013	78	Rooms	84.1%	3/31/2017	$10,100,000	4/23/2017
Property		2.39	Cheyenne Fairfield Inn & Suites	1415 Stillwater Avenue	Cheyenne	Laramie	WY	82009	1994	2013	60	Rooms	74.6%	3/31/2017	$9,400,000	4/23/2017
Property		2.40	Fairfield Inn Laurel	13700 Baltimore Avenue	Laurel	Prince Georges	MD	20707	1988	2013	109	Rooms	79.9%	3/31/2017	$9,400,000	4/23/2017
Property		2.41	Courtyard Akron Stow	4047 Bridgewater Parkway	Stow	Summit	OH	44224	2005	2014	101	Rooms	65.9%	3/31/2017	$9,200,000	4/23/2017
Property		2.42	Larkspur Landing Roseville	1931 Taylor Road	Roseville	Placer	CA	95661	1999	N/A	90	Rooms	79.5%	3/31/2017	$8,700,000	4/23/2017
Property		2.43	Towneplace Suites Bloomington	105 South Franklin Road	Bloomington	Monroe	IN	47404	2000	2013	83	Rooms	89.1%	3/31/2017	$8,700,000	4/23/2017
Property		2.44	Hampton Inn Danville	97 Old Valley School Road	Danville	Montour	PA	17821	1998	2013	71	Rooms	80.0%	3/31/2017	$8,600,000	4/23/2017
Property		2.45	Holiday Inn Norwich	10 Laura Boulevard	Norwich	New London	CT	06360	1975	2013	135	Rooms	56.7%	3/31/2017	$8,500,000	4/23/2017
Property		2.46	Hampton Inn Suites Longview North	3044 North Eastman Road	Longview	Gregg	TX	75605	2008	2013	91	Rooms	63.8%	3/31/2017	$8,400,000	4/23/2017
Property		2.47	Springhill Suites Peoria Westlake	2701 West Lake Avenue	Peoria	Peoria	IL	61615	2000	2013	124	Rooms	63.3%	3/31/2017	$8,400,000	4/23/2017
Property		2.48	Hampton Inn Suites Buda	1201 Cabelas Drive	Buda	Hays	TX	78610	2008	N/A	74	Rooms	74.5%	3/31/2017	$8,300,000	4/23/2017
Property		2.49	Shawnee Hampton Inn	4851 North Kickapoo	Shawnee	Pottawatomie	OK	74804	1996	2013	63	Rooms	77.6%	3/31/2017	$8,300,000	4/23/2017
Property		2.50	Racine Fairfield Inn	6421 Washington	Racine	Racine	WI	53406	1991	2016	62	Rooms	68.6%	3/31/2017	$8,100,000	4/23/2017
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam	3 Stetler Avenue	Shamokin Dam	Snyder	PA	17876	1996	2013	75	Rooms	75.6%	3/31/2017	$7,900,000	4/23/2017
Property		2.52	Holiday Inn Express & Suites Terrell	300 Tanger Drive	Terrell	Kaufman	TX	75160	2007	2013	68	Rooms	84.0%	3/31/2017	$7,500,000	4/23/2017
Property		2.53	Westchase Homewood Suites	2424 Rogerdale Road	Houston	Harris	TX	77042	1998	2016	96	Rooms	63.4%	3/31/2017	$9,800,000	4/23/2017
Property		2.54	Holiday Inn Express & Suites Tyler South	2421 East Southeast Loop 323	Tyler	Smith	TX	75701	2000	2015	88	Rooms	65.9%	3/31/2017	$7,200,000	4/23/2017
Property		2.55	Holiday Inn Express & Suites Huntsville	148 Interstate 45 South	Huntsville	Walker	TX	77340	2008	2013	87	Rooms	65.5%	3/31/2017	$6,900,000	4/23/2017
Property		2.56	Hampton Inn Sweetwater	302 Southeast Georgia Avenue	Sweetwater	Nolan	TX	79556	2009	N/A	72	Rooms	62.9%	3/31/2017	$6,300,000	4/23/2017
Property		2.57	Comfort Suites Buda Austin South	15295 South Interstate 35 Building 800	Buda	Hays	TX	78610	2009	N/A	72	Rooms	76.8%	3/31/2017	$5,300,000	4/23/2017
Property		2.58	Fairfield Inn & Suites Weatherford	175 Alford Drive	Weatherford	Parker	TX	76086	2009	2016	86	Rooms	63.4%	3/31/2017	$5,000,000	4/23/2017
Property		2.59	Holiday Inn Express & Suites Altus	2812 East Broadway Street	Altus	Jackson	OK	73521	2008	2013	68	Rooms	67.4%	3/31/2017	$4,600,000	4/23/2017
Property		2.60	Comfort Inn & Suites Paris	3035 Northeast Loop 286	Paris	Lamar	TX	75460	2009	N/A	56	Rooms	67.4%	3/31/2017	$3,600,000	4/23/2017
Property		2.61	Hampton Inn Suites Decatur	110 US-287	Decatur	Wise	TX	76234	2008	2013	74	Rooms	64.6%	3/31/2017	$3,600,000	4/23/2017
Property		2.62	Holiday Inn Express & Suites Texarkana East	5210 Crossroads Parkway	Texarkana	Miller	AR	71854	2009	N/A	88	Rooms	66.5%	3/31/2017	$4,100,000	4/23/2017
Property		2.63	Mankato Fairfield Inn	141 Apache Place	Mankato	Blue Earth	MN	56001	1997	2016	61	Rooms	58.0%	3/31/2017	$3,600,000	4/23/2017
Property		2.64	Candlewood Suites Texarkana	2901 South Cowhorn Creek Loop	Texarkana	Bowie	TX	75503	2009	2014	80	Rooms	75.0%	3/31/2017	$2,600,000	4/23/2017
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East	20611 Highway 59	Humble	Harris	TX	77338	2001	2017	62	Rooms	54.1%	3/31/2017	$3,200,000	4/23/2017
Loan	5	3	Westchester One	44 South Broadway; 120 Westchester Avenue	White Plains	Westchester	NY	10601	1976	2016	907,436	SF	87.8%	6/1/2017	$173,000,000	4/19/2017
Loan	5, 6, 11	4	Market Street - The Woodlands	9595 Six Pines Drive	The Woodlands	Montgomery	TX	77380	2004	2012	492,082	SF	92.5%	5/1/2017	$326,190,000	4/11/2017
Loan	5, 12	5	Olympic Tower	645, 647, 651 Fifth Avenue and 10 East 52nd Street	New York	New York	NY	10022	1905; 1930; 1973	2017	525,372	SF	98.8%	4/27/2017	$1,900,000,000	4/1/2017
Loan		6	Sprouts Farmers Market	1028, 32, 36, 38, 58, 68, 78, 88, 98 East Brokaw Road	San Jose	Santa Clara	CA	95131	2016	N/A	143,479	SF	95.3%	4/1/2017	$107,600,000	4/10/2017
Loan		7	270 Corporate Center	20201, 20250, 20251, 20300 Century Boulevard	Germantown	Montgomery	MD	20874	1983	2014	449,443	SF	87.8%	5/11/2017	$71,500,000	1/26/2017
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio												$346,160,000
Property		8.01	Hilton Salt Lake	255 South West Temple	Salt Lake City	Salt Lake	UT	84101	1983	2012	499	Rooms	N/A	N/A	$79,900,000	2/20/2017
Property		8.02	Doubletree Seattle Airport	18740 International Boulevard	Seattle	King	WA	98188	1969	2011	850	Rooms	N/A	N/A	$75,700,000	2/27/2017
Property		8.03	Doubletree Mission Valley	7450 Hazard Center Drive	San Diego	San Diego	CA	92108	1991	2012	300	Rooms	N/A	N/A	$55,000,000	2/16/2017
Property		8.04	One Ally Center	500 Woodward Avenue	Detroit	Wayne	MI	48226	1992	N/A	957,355	SF	N/A	N/A	$46,140,000	2/23/2017
Property		8.05	Doubletree Sonoma	1 Doubletree Drive	Rohnert Park	Sonoma	CA	94928	1987	2016	245	Rooms	N/A	N/A	$27,700,000	2/15/2017
Property		8.06	Doubletree Durango	501 Camino Del Rio	Durango	La Plata	CO	81301	1986	2009	159	Rooms	N/A	N/A	$24,400,000	2/17/2017
Property		8.07	Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantrell Memorial Road	Cumming	Forsyth	GA	30040	2017	N/A	92,573	SF	N/A	N/A	$11,000,000	2/22/2017
Property		8.08	NASA/JPSS Headquarters	7700 and 7720 Hubble Drive	Lanham	Prince George’s	MD	20706	1994	N/A	120,000	SF	N/A	N/A	$7,550,000	2/15/2017
Property		8.09	Dallas Market Center: Sheraton Suites	2101 North Stemmons Freeway	Dallas	Dallas	TX	75207	1989	2017	251	Rooms	N/A	N/A	$6,000,000	2/20/2017
Property		8.10	Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard	Dallas	Dallas	TX	75207	1989	2015	184	Rooms	N/A	N/A	$5,400,000	2/20/2017
Property		8.11	The Buckler Apartments	401 West Michigan Street	Milwaukee	Milwaukee	WI	53203	1977	2016	207	Units	N/A	N/A	$5,300,000	2/17/2017
Property		8.12	Lock-Up Self Storage Facility	221 American Boulevard West	Bloomington	Hennepin	MN	55420	2008	N/A	104,000	SF	N/A	N/A	$2,070,000	2/21/2017
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio								5,296,943	SF	100.0%		$785,215,000
Property		9.01	BAE Systems	4300 Airport Expressway	Fort Wayne	Allen	IN	46801	2015	N/A	333,750	SF	100.0%	6/1/2017	$65,400,000	2/22/2017
Property		9.02	FedEx (Stratford)	825 Lordship Boulevard	Stratford	Fairfield	CT	06615	2016	N/A	225,198	SF	100.0%	6/1/2017	$63,000,000	2/24/2017
Property		9.03	FedEx (Baltimore)	101 Bethlehem Boulevard	Edgemere	Baltimore	MD	21219	2016	N/A	306,016	SF	100.0%	6/1/2017	$58,000,000	2/27/2017
Property		9.04	Harman	30001 Cabot Drive	Novi	Oakland	MI	48377	2015	N/A	188,042	SF	100.0%	6/1/2017	$46,200,000	3/2/2017
Property		9.05	GE Aviation (Lafayette)	3720 US Highway 52 S	Lafayette	Tippecanoe	IN	47905	2015	N/A	306,406	SF	100.0%	6/1/2017	$44,000,000	2/22/2017
Property		9.06	GoDaddy	2155 East GoDaddy Way	Tempe	Maricopa	AZ	85284	2014	N/A	150,000	SF	100.0%	6/1/2017	$39,000,000	2/24/2017

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date
Property		9.07	Carrier	16011 Applewhite Road	San Antonio	Bexar	TX	78264	2014	N/A	517,000	SF	100.0%	6/1/2017	$38,500,000	2/23/2017
Property		9.08	Emerus	8686 New Trails Drive	The Woodlands	Montgomery	TX	77381	2000	N/A	95,640	SF	100.0%	6/1/2017	$31,300,000	2/24/2017
Property		9.09	Cardinal Health	6000 Rosa Parks Boulevard	Detroit	Wayne	MI	48208	2015	N/A	275,951	SF	100.0%	6/1/2017	$30,450,000	2/21/2017
Property		9.10	TE Connectivity	501 Shenandoah Drive	Shakopee	Scott	MN	55379	2014	N/A	176,648	SF	100.0%	6/1/2017	$30,150,000	2/27/2017
Property		9.11	FCA LLC	2348 FM 464	Seguin	Guadalupe	TX	78155	2012	N/A	300,000	SF	100.0%	6/1/2017	$28,400,000	2/22/2017
Property		9.12	FedEx (Staunton)	7 Industry Way	Staunton	Staunton	VA	24401	2016	N/A	225,198	SF	100.0%	6/1/2017	$23,900,000	3/2/2017
Property		9.13	QuadPackaging (Proteus)	1 & 3 West World Packaging Circle	Franklin	Milwaukee	WI	53132	2006	N/A	205,000	SF	100.0%	6/1/2017	$20,000,000	2/24/2017
Property		9.14	QuadPackaging (Transpak)	2 & 4 West World Packaging Circle	Franklin	Milwaukee	WI	53132	2006	N/A	218,000	SF	100.0%	6/1/2017	$19,800,000	2/24/2017
Property		9.15	T-Mobile	820 Tom Martin Drive	Birmingham	Jefferson	AL	35211	1996	2014	66,500	SF	100.0%	6/1/2017	$18,475,000	2/23/2017
Property		9.16	Sikorsky Aircraft	1727 South Main Street	Dallas	Tarrant	TX	75261	2008	N/A	150,975	SF	100.0%	6/1/2017	$17,900,000	2/17/2017
Property		9.17	Vatterott College	8580 Evans Avenue	Berkeley	St. Louis	MO	63121	2007	N/A	90,000	SF	100.0%	6/1/2017	$16,600,000	2/15/2017
Property		9.18	Comcast	12645 Corporate Lakes Drive	Fort Myers	Lee	FL	33931	2008	N/A	57,260	SF	100.0%	6/1/2017	$14,900,000	2/24/2017
Property		9.19	Alfa Laval	5400 International Trade Drive	Richmond	Henrico	VA	23231	1990	2005	180,252	SF	100.0%	6/1/2017	$13,600,000	2/24/2017
Property		9.20	LKQ Corporation (New Braunfels)	5545 Goodwin Lane	New Braunfels	Comal	TX	78130	2016	N/A	98,771	SF	100.0%	6/1/2017	$13,400,000	2/22/2017
Property		9.21	Hitachi	1375 North 28th Avenue	Irving	Dallas	TX	75261	2000	2012	72,056	SF	100.0%	6/1/2017	$12,800,000	2/22/2017
Property		9.22	Cameron	2503 South Main Street	Mansfield	Tioga	PA	16933	2013	N/A	75,000	SF	100.0%	6/1/2017	$12,175,000	2/21/2017
Property		9.23	Alliance Data	220 West Schrock Road	Westerville	Franklin	OH	43081	1990	2005	100,800	SF	100.0%	6/1/2017	$11,550,000	2/17/2017
Property		9.24	Synchrony Financial	140 Wekiva Springs Road	Longwood	Seminole	FL	32779	1983	N/A	67,775	SF	100.0%	6/1/2017	$10,750,000	2/22/2017
Property		9.25	Baxalta (Barry Pointe)	9500 NE 82nd Terrace	Kansas City	Clay	MO	64158	2017	N/A	16,686	SF	100.0%	6/1/2017	$8,250,000	8/8/2017
Property		9.26	Baxalta (Casselberry)	1385 State Road 436	Casselberry	Seminole	FL	32707	2017	N/A	16,694	SF	100.0%	6/1/2017	$7,850,000	10/9/2017
Property		9.27	Baxalta (Mounds View)	2325 County Road 10	Mounds View	Ramsey	MN	55112	2015	N/A	16,694	SF	100.0%	6/1/2017	$7,420,000	2/27/2017
Property		9.28	Baxalta (Grand Rapids)	4020 Sparks Drive SE	Grand Rapids	Kent	MI	42595	2014	N/A	16,694	SF	100.0%	6/1/2017	$7,400,000	2/20/2017
Property		9.29	Gerdau	4265 West Tompkins Avenue	Las Vegas	Clark	NV	89103	1986	2015	46,976	SF	100.0%	6/1/2017	$7,400,000	3/1/2017
Property		9.30	Baxalta (Wausau)	3201 Rib Mountain Drive	Wausau	Marathon	WI	54401	2015	N/A	16,694	SF	100.0%	6/1/2017	$7,200,000	2/17/2017
Property		9.31	Baxalta (Springfield)	1815 McCurry Road	Springfield	Greene	MO	65807	2015	N/A	16,694	SF	100.0%	6/1/2017	$7,000,000	2/27/2017
Property		9.32	LKQ (Salisbury)	1001 Carrier Drive	Charlotte	Mecklenburg	NC	28216	1960	2005	205,100	SF	100.0%	6/1/2017	$7,000,000	2/23/2017
Property		9.33	Baxalta (Ankeny)	725 SE Oralabor Road	Ankeny	Polk	IA	50021	2015	N/A	16,694	SF	100.0%	6/1/2017	$6,600,000	3/1/2017
Property		9.34	H&E Equipment Services (San Antonio)	5327 and 5423 Tex-Con Road	San Antonio	Bexar	TX	78220	2015	N/A	26,535	SF	100.0%	6/1/2017	$5,800,000	2/23/2017
Property		9.35	H&E Equipment Services (New Orleans)	4202 Almonaster Avenue	New Orleans	Orleans Parish	LA	70126	2015	N/A	18,808	SF	100.0%	6/1/2017	$5,450,000	2/27/2017
Property		9.36	GE Aviation (Pompano)	2705 Gateway Drive	Pompano Beach	Broward	FL	33069	1985	2012	30,892	SF	100.0%	6/1/2017	$5,100,000	2/22/2017
Property		9.37	Saint-Gobain	30 Sibley Drive	Russellville	Franklin	AL	35654	2009; 2014	N/A	102,950	SF	100.0%	6/1/2017	$4,600,000	2/17/2017
Property		9.38	H&E Equipment Services (Columbia)	1031 Buckner Park Drive	Columbia	Richland	SC	29203	2015	N/A	19,380	SF	100.0%	6/1/2017	$4,550,000	2/20/2017
Property		9.39	H&E Equipment Services (Yukon)	10700 NW 4th Street	Yukon	Oklahoma City	OK	73099	2015	N/A	19,608	SF	100.0%	6/1/2017	$4,490,000	2/20/2017
Property		9.40	LKQ Corporation (Toledo)	6180 Hagman Road	Toledo	Lucas	OH	43612	1975; 2012	2013	207,998	SF	100.0%	6/1/2017	$4,475,000	2/22/2017
Property		9.41	H&E Equipment Services (Greer)	585 Brookshire Road	Greer	Spartanburg	SC	29651	2015	N/A	19,608	SF	100.0%	6/1/2017	$4,380,000	2/17/2017
Loan	9	10	200 Center Anaheim	200 & 295 West Center Street Promenade	Anaheim	Orange	CA	92805	1991	2015	191,556	SF	100.0%	6/1/2017	$63,400,000	7/1/2017
Loan	7	11	Stor-It Southern California Portfolio								357,999	SF	91.6%		$100,000,000
Property		11.01	Stor-It Marina Del Rey	4064 & 4068 Del Rey Avenue	Los Angeles	Los Angeles	CA	90292	1988	N/A	87,410		88.9%	3/26/2017	$36,800,000	2/24/2017
Property		11.02	Stor-It Aliso Viejo	51 Argonaut	Aliso Viejo	Orange	CA	92656	1990	N/A	76,781		92.0%	3/26/2017	$20,900,000	2/21/2017
Property		11.03	Stor-It Mission Viejo	23552 Madero	Mission Viejo	Orange	CA	92691	1987	N/A	68,415		90.4%	3/26/2017	$15,500,000	2/21/2017
Property		11.04	Stor-It Downey	9641 Imperial Highway	Downey	Los Angeles	CA	90242	2000	N/A	66,962		94.1%	3/26/2017	$14,300,000	2/20/2017
Property		11.05	Stor-It San Juan Capistrano	32981 Calle Aviador	San Juan Capistrano	Orange	CA	92675	1989	N/A	58,431		93.4%	3/26/2017	$12,500,000	2/21/2017
Loan		12	Richmond Marriott Short Pump	4240 Dominion Boulevard	Glen Allen	Henrico	VA	23060	2001	2015	243	Rooms	69.3%	4/30/2017	$39,100,000	3/3/2017
Loan	6	13	Charlotte Southpark Marriott	2200 Rexford Road	Charlotte	Mecklenburg	NC	28211	1984	2017	199	Rooms	75.6%	2/28/2017	$46,600,000	3/31/2017
Loan		14	36 East 14th Street	36 East 14th Street	New York	New York	NY	10003	2006	N/A	5,066	SF	100.0%	6/1/2017	$40,700,000	3/17/2017
Loan		15	Capital Bank Plaza	333 Fayetteville Street	Raleigh	Wake	NC	27601	1965	2002	148,142	SF	95.7%	4/24/2017	$32,000,000	3/7/2017
Loan		16	The Center At Split Rock	698-708 Bridgeport Avenue	Shelton	Fairfield	CT	06484	2007	N/A	91,197	SF	98.8%	5/1/2017	$35,100,000	4/7/2017
Loan	8	17	Marriott Minneapolis Northwest	7025 Northland Drive North	Brooklyn Park	Hennepin	MN	55428	1989	2012	230	Rooms	72.0%	3/31/2017	$30,300,000	12/20/2016
Loan	5, 6	18	Crossgates Commons	161 Washington Avenue Extension	Albany	Albany	NY	12205	1994	N/A	437,286	SF	90.7%	4/5/2017	$55,750,000	4/7/2017
Loan		19	SouthBridge Office Park	2000-2100 SouthBridge Parkway	Birmingham	Jefferson	AL	35209	1984	N/A	225,162	SF	88.3%	3/31/2017	$28,500,000	2/13/2017
Loan		20	Jacksonville Hilton Hotels	1201 Kings Avenue	Jacksonville	Duval	FL	32207	2009	N/A	221	Rooms	84.5%	4/30/2017	$25,000,000	1/11/2017
Loan		21	Williamsburg Plaza	2900 Williamsburg Terrace	Platte City	Platte	MO	64079	2000	2015	252	Units	90.5%	4/12/2017	$25,300,000	2/24/2017
Loan		22	Park Oaks Shopping Center	16522, 16602-16620 and 16622-16668 San Pedro Avenue	San Antonio	Bexar	TX	78232	1985-2007	N/A	184,238	SF	93.0%	4/25/2017	$23,780,000	3/27/2017
Loan	7	23	StorPlace Self Storage Portfolio								309,063	SF	91.5%		$31,600,000
Property		23.01	StorPlace of Old Hickory Blvd	14977 Old Hickory Boulevard	Nashville	Davidson	TN	37211	1995	N/A	80,221		90.7%	1/19/2017	$9,200,000	1/26/2017
Property		23.02	StorPlace of Rutherford Blvd	2615 South Rutherford Boulevard	Murfreesboro	Rutherford	TN	37130	2004	N/A	72,599		93.2%	1/19/2017	$8,100,000	1/26/2017
Property		23.03	StorPlace of Lascassas	2079 Lascassas Pike	Murfreesboro	Rutherford	TN	37130	2010	N/A	67,763		91.5%	1/19/2017	$6,900,000	1/26/2017
Property		23.04	StorPlace of Veterans Parkway	1720 Veterans Parkway	Murfreesboro	Rutherford	TN	37128	2009	N/A	88,480		91.0%	1/19/2017	$7,400,000	1/26/2017
Loan		24	Abington House - Retail	500 West 30th Street	New York	New York	NY	10001	2015	N/A	25,077	SF	95.8%	3/1/2017	$34,700,000	3/9/2017
Loan		25	Windhaven Park	6101 Windhaven Parkway	Plano	Collin County	TX	75093	2007	N/A	86,766	SF	100.0%	4/27/2017	$24,100,000	3/5/2017
Loan		26	Lawndale Plaza	4320 Marine Avenue; 4320 Marine Avenue Rear; 4329, 4333, 4337 West 153rd Street; 15202,15120,15128 Hawthorne Boulevard	Lawndale	Los Angeles	CA	90260	1956	N/A	84,141	SF	100.0%	3/1/2017	$28,700,000	2/16/2017
Loan		27	SoCal Self Storage - Los Angeles, CA	2240 Sawtelle Boulevard	Los Angeles	Los Angeles	CA	90064	1998	N/A	50,064	SF	89.4%	4/21/2017	$25,700,000	2/24/2017
Loan		28	Comfort Inn Hotel Circle	2485 Hotel Circle Place	San Diego	San Diego	CA	92108	1970	2012-2017	199	Rooms	79.4%	4/30/2017	$26,400,000	2/20/2017
Loan		29	Armory Owners, Inc.	529 West 42nd Street	New York	New York	NY	10036	1912	1999	156	Units	95.0%	2/14/2017	$164,300,000	2/14/2017
Loan		30	Brenden Theatres	531 Davis Street	Vacaville	Solano	CA	95688	1998	2017	66,650	SF	100.0%	6/1/2017	$21,200,000	3/22/2017
Loan		31	Manchester Plaza	14244 -14260 Manchester Road	Manchester	St. Louis	MO	63011	1976	2004; 2017	130,934	SF	88.8%	1/1/2017	$19,850,000	4/12/2017
Loan		32	Temescal Village Plaza	1181-1199 Magnolia Avenue	Corona	Riverside	CA	92879	1983	N/A	64,959	SF	93.6%	4/27/2017	$17,000,000	3/19/2017
Loan		33	Safe Storage Van Nuys	14601 Sherman Way	Van Nuys	Los Angeles	CA	91405	2000	N/A	55,581	SF	94.0%	3/29/2017	$17,500,000	3/29/2017
Loan		34	University Town Center-CA	1101 Pacific Avenue	Santa Cruz	Santa Cruz	CA	95060	1999	N/A	80,773	SF	83.3%	3/31/2017	$20,450,000	10/5/2016
Loan		35	Lake Park Pointe Shopping Center	1300-1358 East 47th Street	Chicago	Cook	IL	60653	1999	N/A	78,088	SF	92.2%	4/5/2017	$20,700,000	2/10/2017
Loan	7	36	Stor-It Costa Mesa & Long Beach								146,571	SF	93.7%		$32,890,000
Property		36.01	Stor-It Costa Mesa	961 West 17th Street	Costa Mesa	Orange	CA	92627	1986	N/A	70,901		91.0%	3/26/2017	$17,250,000	2/15/2017
Property		36.02	Stor-It Long Beach	2601 East South Street	Long Beach	Los Angeles	CA	90805	1986	N/A	75,670		96.3%	3/26/2017	$15,640,000	3/2/2017
Loan		37	220-55 46th Avenue Owners, Inc.	220-55 46th Avenue	Bayside	Queens	NY	11361	1962	2002	312	Units	95.0%	3/13/2017	$96,650,000	3/13/2017
Loan	15	38	Bywater Mutual Homes, Inc.	1800-1917 Copeland Street & 901-912 Royal Street	Annapolis	Anne Arundel	MD	21401	1970; 1972	2013	304	Units	96.0%	1/13/2017	$38,000,000	1/13/2017
Loan		39	Easley Town Center - Back Eastern Strip	211-249 & 265 Rolling Hills Circle	Easley	Pickens	SC	29640	2013	N/A	62,066	SF	94.4%	4/17/2017	$9,800,000	3/21/2017
Loan		40	Oceanside Self Storage	2121 Oceanside Blvd	Oceanside	San Diego	CA	92054	1961	N/A	418	Units	90.0%	4/25/2017	$10,300,000	3/9/2017
Loan		41	West Bench Plaza	8011-8093 West 3500 South	Magna	Salt Lake	UT	84044	1998; 2004	N/A	46,357	SF	87.0%	3/27/2017	$8,880,000	3/30/2017
Loan		42	Storage Choice - Westover Park	141 Maple Leaf Drive	League City	Galveston	TX	77573	2010	N/A	87,588	SF	86.9%	5/8/2017	$8,600,000	4/5/2017
Loan		43	A Storage Place - Grand Junction East	2980 North Avenue & 501 Centennial Road	Grand Junction	Mesa	CO	81504	1998	N/A	129,042	SF	85.0%	3/31/2017	$10,950,000	3/9/2017
Loan		44	Shasta Executive Plaza	1900 Churn Creek Road	Redding	Shasta	CA	96002	1986	N/A	56,937	SF	93.2%	3/13/2017	$9,800,000	3/2/2017
Loan	16	45	Horizon Owners Corp.	42 Pine Street	Yonkers	Westchester	NY	10701	1964	2001	110	Units	97.0%	10/2/2016	$10,970,000	10/2/2016
Loan		46	Extra Space Storage Irving	2300 Imperial Drive	Irving	Dallas	TX	75062	1986	2010	57,228	SF	90.7%	3/5/2017	$7,490,000	4/1/2017
Loan		47	Storage Choice - League City	502 FM W 646	League City	Galveston	TX	77539	2011	N/A	81,425	SF	91.1%	5/8/2017	$7,500,000	4/5/2017
Loan		48	Sun Valley Self-Storage	10711 Vinedale Street	Los Angeles	Los Angeles	CA	91352	2003	N/A	53,431	SF	96.8%	2/10/2017	$10,110,000	2/14/2017
Loan	17	49	Henson Studio	1416 North La Brea Avenue	Los Angeles	Los Angeles	CA	90028	1917-1971	N/A	79,940	SF	100.0%	6/1/2017	$21,900,000	3/1/2017
Loan		50	A Storage Place - Grand Junction West	2384 Patterson Road	Grand Junction	Mesa	CO	81505	1995	N/A	71,735	SF	96.5%	4/12/2017	$8,810,000	3/9/2017
Loan		51	Westport Glendale Self-Storage	5801 West San Miguel Avenue	Glendale	Maricopa	AZ	85301	1974	N/A	81,638	SF	89.9%	3/31/2017	$7,900,000	1/5/2017
Loan		52	Pleasant Hill Station	2442 Pleasant Hill Road	Duluth	Gwinnett	GA	30096	2000	N/A	24,500	SF	100.0%	3/10/2017	$7,125,000	1/10/2017
Loan		53	Greensboro Industrial Portfolio	214, 218 East JJ Drive	Greensboro	Guilford	NC	27406	2000; 2001	N/A	63,791	SF	100.0%	1/31/2017	$7,350,000	4/3/2017
A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date
Loan		54	1111 Studewood	1111 Studewood Street	Houston	Harris	TX	77008	2011	N/A	16,164	SF	100.0%	5/10/2017	$7,370,000	2/15/2017
Loan	7	55	Elgin Village & Cedar Breaks Centre								28,868	SF	100.0%		$8,240,000
Property		55.01	Elgin Village	910 Lee Dildy Boulevard	Elgin	Bastrop	TX	78621	2004	N/A	19,628		100.0%	4/1/2017	$4,500,000	4/3/2017
Property		55.02	Cedar Breaks Centre	4506 Williams Drive	Georgetown	Williamson	TX	78633	2013	N/A	9,240		100.0%	4/1/2017	$3,740,000	4/3/2017
Loan		56	El Dorado Hills	1132, 1136 and 1144 Suncast Lane; 4810, 4814, 4818, 4822 and 4826 Golden Hills Parkway	El Dorado Hills	El Dorado	CA	95762	2004	N/A	86,069	SF	86.0%	2/1/2017	$7,900,000	11/18/2016
Loan		57	Creekside Estates MHC	5101 Northeast 121st Avenue	Vancouver	Clark	WA	98682	1988	N/A	188	Pads	100.0%	4/1/2017	$15,400,000	2/24/2017
Loan		58	La Costa Apartment Corp.	397-399 North Broadway	Yonkers	Westchester	NY	10701	1973	2012	95	Units	97.0%	1/31/2017	$10,880,000	1/31/2017
Loan		59	North Ridge & Rossell North Shopping Center	6315, 6323, 6405, 6407 & 6419 West North Avenue	Oak Park	Cook	IL	60302	1957	1996	36,170	SF	89.9%	2/16/2017	$5,900,000	2/15/2017
Loan	9	60	Park Court Owners, Inc.	755-765 Bronx River Road	Bronxville	Westchester	NY	10708	1949	2016	125	Units	97.1%	2/14/2017	$18,890,000	2/14/2017
Loan		61	West Gate House, Inc.	860-870 West 181st Street	New York	New York	NY	10033	1922-1923	2016	121	Units	96.0%	2/1/2017	$58,400,000	2/1/2017
Loan		62	Pacific Fletcher Parkway	1100 North Magnolia Avenue	EL Cajon	San Diego	CA	92020	1986	N/A	41,213	SF	100.0%	5/1/2017	$5,900,000	3/8/2017
Loan		63	2711 Henry Hudson Corp.	2711 Henry Hudson Parkway	Bronx	Bronx	NY	10463	1952	1992	49	Units	96.1%	3/22/2017	$20,300,000	3/22/2017
Loan		64	Holliswood Owners Corp.	196-04 Pompeii Avenue	Queens	Queens	NY	11423	1949	2007	262	Units	95.0%	12/7/2016	$46,100,000	12/7/2016
Loan		65	Gatekeeper Storage	3221 East Memorial Road	Edmond	Oklahoma	OK	73013	1996	2001	65,055	SF	85.6%	4/17/2017	$4,390,000	3/24/2017
Loan		66	Belgravia Gardens Corp.	61-88 Dry Harbor Road	Middle Village	Queens	NY	11379	1962	2010	71	Units	96.0%	1/4/2017	$18,550,000	1/4/2017
Loan		67	Executive Towers Apartment Owners Corp.	160 Academy Street	Poughkeepsie	Dutchess	NY	12601	1972	2003	134	Units	95.0%	3/17/2017	$14,940,000	3/17/2017
Loan		68	84 Drive Homes Inc.	140-17 84th Drive	Briarwood	Queens	NY	11435	1961	1997	61	Units	96.1%	1/25/2017	$9,110,000	1/25/2017
Loan		69	Springdale Pointe	5 East Kemper Road	Cincinnati	Hamilton	OH	45246	2010	N/A	11,210	SF	100.0%	2/1/2017	$6,080,000	2/10/2017
Loan		70	149 Spring Street	149 Spring Street	New York	New York	NY	10012	1900	2016	17,600	SF	100.0%	2/28/2017	$24,000,000	2/9/2017
Loan		71	775 Loft Corp.	775 Sixth Avenue	New York	New York	NY	10001	1903	2012	6	Units	94.3%	2/8/2017	$15,639,000	2/8/2017
Loan	9	72	52 Riverside Drive Owners Corp.	52 Riverside Drive	New York	New York	NY	10024	1926	2000	42	Units	97.0%	12/15/2016	$66,170,000	12/15/2016
Loan		73	Hartsdale Highlands Tenants Corp.	125 North Washington Avenue	Hartsdale	Westchester	NY	10530	1960-1961	1996	70	Units	95.1%	1/31/2017	$10,400,000	1/31/2017
Loan		74	101 Ellwood Tenants Corp.	101 Ellwood Avenue	Mount Vernon	Westchester	NY	10552	1945	2001	72	Units	98.0%	3/16/2017	$6,929,000	3/16/2017
Loan		75	Budget Self Storage of Mesa	240 East Southern Avenue	Mesa	Maricopa	AZ	85210	1978	N/A	66,275	SF	89.7%	3/20/2017	$4,090,000	3/13/2017
Loan		76	17 West Apartments Corp.	17 West 71st Street	New York	New York	NY	10023	1923	1992	36	Units	96.0%	3/16/2017	$98,650,000	3/16/2017
Loan		77	4265 Webster Avenue Owners, Inc.	4265 Webster Avenue	Bronx	Bronx	NY	10470	1955-1956	1997	52	Units	97.1%	2/28/2017	$9,240,000	2/28/2017
Loan		78	20 Bond Owners Corp.	20 Bond Street	New York	New York	NY	10012	1894	1997	7	Units	96.0%	2/17/2017	$17,500,000	2/17/2017
Loan		79	415 West 57th Street Tenants Corporation	415 West 57th Street	New York	New York	NY	10019	1870	2009	25	Units	96.9%	3/3/2017	$17,310,000	3/3/2017
Loan		80	The Bakery, Inc.	521 West 47th Street	New York	New York	NY	10036	1926	2007	16	Units	95.0%	3/29/2017	$16,920,000	3/29/2017
Loan		81	Murray Hill Owners Corp.	264 Lexington Avenue	New York	New York	NY	10016	1924	2007	31	Units	97.1%	3/30/2017	$30,200,000	3/30/2017
Loan		82	Alta Ave. Apartments Corp.	47 Alta Avenue	Yonkers	Westchester	NY	10705	1973-1978	1997	46	Units	95.0%	3/22/2017	$3,750,000	3/22/2017
Loan		83	McCorkle Cooperative Apartments, Inc.	245-247 Parkview Avenue	Bronxville	Westchester	NY	10708	1951	2004	128	Units	97.0%	4/6/2017	$19,900,000	4/6/2017
Loan		84	310 West 18th Street Owners Corp.	310 West 18th Street	New York	New York	NY	10011	1888	2002	15	Units	95.0%	1/31/2017	$7,440,000	1/31/2017
Loan		85	Gramercy Equities Corp.	35 East 20th Street	New York	New York	NY	10003	1897	2002	10	Units	95.5%	1/30/2017	$43,000,000	1/30/2017
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	1425 Jerusalem Avenue	Merrick	Nassau	NY	11566	1987-1988	2007	37	Units	95.0%	3/4/2017	$16,085,000	3/4/2017
Loan		87	782 West End Avenue Owners Corp.	782-786 West End Avenue, a/k/a 261-267 West 98th Street	New York	New York	NY	10025	1912	2007	44	Units	96.0%	3/21/2017	$29,650,000	3/21/2017

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Loan	5, 6	1	Del Amo Fashion Center	3.6575%	0.01018%	0.00250%	0.00000%	0.00125%	0.00569%	0.00000%	0.00024%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio	4.4860%	0.01143%	0.00250%	0.00000%	0.00250%	0.00569%	0.00000%	0.00024%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Property		2.01	Larkspur Landing Sunnyvale
Property		2.02	Larkspur Landing Milpitas
Property		2.03	Larkspur Landing Campbell
Property		2.04	Larkspur Landing San Francisco
Property		2.05	Larkspur Landing Pleasanton
Property		2.06	Larkspur Landing Bellevue
Property		2.07	Larkspur Landing Sacramento
Property		2.08	Hampton Inn Ann Arbor North
Property		2.09	Larkspur Landing Hillsboro
Property		2.10	Larkspur Landing Renton
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark
Property		2.12	Residence Inn Toledo Maumee
Property		2.13	Residence Inn Williamsburg
Property		2.14	Hampton Inn Suites Waco South
Property		2.15	Holiday Inn Louisville Airport Fair Expo
Property		2.16	Courtyard Tyler
Property		2.17	Hilton Garden Inn Edison Raritan Center
Property		2.18	Hilton Garden Inn St. Paul Oakdale
Property		2.19	Residence Inn Grand Rapids West
Property		2.20	Peoria, AZ Residence Inn
Property		2.21	Hampton Inn Suites Bloomington Normal
Property		2.22	Courtyard Chico
Property		2.23	Hampton Inn Suites Kokomo
Property		2.24	Hampton Inn Suites South Bend
Property		2.25	Courtyard Wichita Falls
Property		2.26	Hampton Inn Morehead
Property		2.27	Residence Inn Chico
Property		2.28	Courtyard Lufkin
Property		2.29	Hampton Inn Carlisle
Property		2.30	Springhill Suites Williamsburg
Property		2.31	Fairfield Inn Bloomington
Property		2.32	Waco Residence Inn
Property		2.33	Holiday Inn Express Fishers
Property		2.34	Larkspur Landing Folsom
Property		2.35	Springhill Suites Chicago Naperville Warrenville
Property		2.36	Holiday Inn Express & Suites Paris
Property		2.37	Toledo Homewood Suites
Property		2.38	Grand Rapids Homewood Suites
Property		2.39	Cheyenne Fairfield Inn & Suites
Property		2.40	Fairfield Inn Laurel
Property		2.41	Courtyard Akron Stow
Property		2.42	Larkspur Landing Roseville
Property		2.43	Towneplace Suites Bloomington
Property		2.44	Hampton Inn Danville
Property		2.45	Holiday Inn Norwich
Property		2.46	Hampton Inn Suites Longview North
Property		2.47	Springhill Suites Peoria Westlake
Property		2.48	Hampton Inn Suites Buda
Property		2.49	Shawnee Hampton Inn
Property		2.50	Racine Fairfield Inn
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam
Property		2.52	Holiday Inn Express & Suites Terrell
Property		2.53	Westchase Homewood Suites
Property		2.54	Holiday Inn Express & Suites Tyler South
Property		2.55	Holiday Inn Express & Suites Huntsville
Property		2.56	Hampton Inn Sweetwater
Property		2.57	Comfort Suites Buda Austin South
Property		2.58	Fairfield Inn & Suites Weatherford
Property		2.59	Holiday Inn Express & Suites Altus
Property		2.60	Comfort Inn & Suites Paris
Property		2.61	Hampton Inn Suites Decatur
Property		2.62	Holiday Inn Express & Suites Texarkana East
Property		2.63	Mankato Fairfield Inn
Property		2.64	Candlewood Suites Texarkana
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East
Loan	5	3	Westchester One	4.0760%	0.01479%	0.00250%	0.00250%	0.00000%	0.00569%	0.00336%	0.00024%	0.00050%	Actual/360	0	No	121	121	37	37	360	360
Loan	5, 6, 11	4	Market Street - The Woodlands	4.0850%	0.01484%	0.00250%	0.00250%		0.00569%	0.00341%	0.00024%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan	5, 12	5	Olympic Tower	3.95394737%	0.01018%	0.00250%	0.00000%	0.00125%	0.00569%	0.00000%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		6	Sprouts Farmers Market	3.9700%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	Yes	120	119	57	56	360	360
Loan		7	270 Corporate Center	4.9170%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	60	60	36	36	360	360
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio	3.7950%	0.01143%	0.00250%	0.00000%	0.00250%	0.00569%	0.00000%	0.00024%	0.00050%	Actual/360	2	Yes	120	118	120	118	0	0
Property		8.01	Hilton Salt Lake
Property		8.02	Doubletree Seattle Airport
Property		8.03	Doubletree Mission Valley
Property		8.04	One Ally Center
Property		8.05	Doubletree Sonoma
Property		8.06	Doubletree Durango
Property		8.07	Northside Forsyth Hospital Medical Center
Property		8.08	NASA/JPSS Headquarters
Property		8.09	Dallas Market Center: Sheraton Suites
Property		8.10	Dallas Market Center: Marriott Courtyard
Property		8.11	The Buckler Apartments
Property		8.12	Lock-Up Self Storage Facility
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	3.56283%	0.01143%	0.00250%	0.00000%	0.00250%	0.00569%	0.00000%	0.00024%	0.00050%	Actual/360	0	No	84	84	84	84	0	0
Property		9.01	BAE Systems
Property		9.02	FedEx (Stratford)
Property		9.03	FedEx (Baltimore)
Property		9.04	Harman
Property		9.05	GE Aviation (Lafayette)
Property		9.06	GoDaddy

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Property		9.07	Carrier
Property		9.08	Emerus
Property		9.09	Cardinal Health
Property		9.10	TE Connectivity
Property		9.11	FCA LLC
Property		9.12	FedEx (Staunton)
Property		9.13	QuadPackaging (Proteus)
Property		9.14	QuadPackaging (Transpak)
Property		9.15	T-Mobile
Property		9.16	Sikorsky Aircraft
Property		9.17	Vatterott College
Property		9.18	Comcast
Property		9.19	Alfa Laval
Property		9.20	LKQ Corporation (New Braunfels)
Property		9.21	Hitachi
Property		9.22	Cameron
Property		9.23	Alliance Data
Property		9.24	Synchrony Financial
Property		9.25	Baxalta (Barry Pointe)
Property		9.26	Baxalta (Casselberry)
Property		9.27	Baxalta (Mounds View)
Property		9.28	Baxalta (Grand Rapids)
Property		9.29	Gerdau
Property		9.30	Baxalta (Wausau)
Property		9.31	Baxalta (Springfield)
Property		9.32	LKQ (Salisbury)
Property		9.33	Baxalta (Ankeny)
Property		9.34	H&E Equipment Services (San Antonio)
Property		9.35	H&E Equipment Services (New Orleans)
Property		9.36	GE Aviation (Pompano)
Property		9.37	Saint-Gobain
Property		9.38	H&E Equipment Services (Columbia)
Property		9.39	H&E Equipment Services (Yukon)
Property		9.40	LKQ Corporation (Toledo)
Property		9.41	H&E Equipment Services (Greer)
Loan	9	10	200 Center Anaheim	4.1950%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	60	60	360	360
Loan	7	11	Stor-It Southern California Portfolio	4.1000%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Property		11.01	Stor-It Marina Del Rey
Property		11.02	Stor-It Aliso Viejo
Property		11.03	Stor-It Mission Viejo
Property		11.04	Stor-It Downey
Property		11.05	Stor-It San Juan Capistrano
Loan		12	Richmond Marriott Short Pump	4.4900%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan	6	13	Charlotte Southpark Marriott	4.9000%	0.03080%	0.00250%	0.02000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		14	36 East 14th Street	4.4200%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		15	Capital Bank Plaza	4.6800%	0.04080%	0.00250%	0.03000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	24	23	360	360
Loan		16	The Center At Split Rock	4.1200%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan	8	17	Marriott Minneapolis Northwest	4.9300%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	3	No	120	117	0	0	360	357
Loan	5, 6	18	Crossgates Commons	4.6420%	0.01831%	0.00250%	0.00250%		0.00569%	0.00688%	0.00024%	0.00050%	Actual/360	1	No	60	59	0	0	360	359
Loan		19	SouthBridge Office Park	4.3900%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	36	34	360	360
Loan		20	Jacksonville Hilton Hotels	5.2700%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	3	No	60	57	0	0	360	357
Loan		21	Williamsburg Plaza	4.7000%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	60	59	360	360
Loan		22	Park Oaks Shopping Center	4.6200%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan	7	23	StorPlace Self Storage Portfolio	4.3400%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Property		23.01	StorPlace of Old Hickory Blvd
Property		23.02	StorPlace of Rutherford Blvd
Property		23.03	StorPlace of Lascassas
Property		23.04	StorPlace of Veterans Parkway
Loan		24	Abington House - Retail	3.9900%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	120	118	0	0
Loan		25	Windhaven Park	4.4250%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	60	59	360	360
Loan		26	Lawndale Plaza	4.5400%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	3	No	120	117	120	117	0	0
Loan		27	SoCal Self Storage - Los Angeles, CA	4.1650%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		28	Comfort Inn Hotel Circle	4.8600%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	60	60	0	0	300	300
Loan		29	Armory Owners, Inc.	3.8100%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	300	298
Loan		30	Brenden Theatres	4.7000%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	300	299
Loan		31	Manchester Plaza	4.3200%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	120	120	0	0
Loan		32	Temescal Village Plaza	4.7450%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	84	83	48	47	360	360
Loan		33	Safe Storage Van Nuys	4.4900%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan		34	University Town Center-CA	4.8900%	0.04330%	0.00250%	0.03250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	5	No	120	115	0	0	360	355
Loan		35	Lake Park Pointe Shopping Center	4.7000%	0.04080%	0.00250%	0.03000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan	7	36	Stor-It Costa Mesa & Long Beach	4.1000%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Property		36.01	Stor-It Costa Mesa
Property		36.02	Stor-It Long Beach
Loan		37	220-55 46th Avenue Owners, Inc.	3.8800%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	480	479
Loan	15	38	Bywater Mutual Homes, Inc.	4.9600%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		39	Easley Town Center - Back Eastern Strip	4.6900%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan		40	Oceanside Self Storage	4.7680%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	60	59	360	360
Loan		41	West Bench Plaza	4.8200%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	12	12	360	360
Loan		42	Storage Choice - Westover Park	4.6390%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan		43	A Storage Place - Grand Junction East	4.0650%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		44	Shasta Executive Plaza	4.4500%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	24	22	360	360
Loan	16	45	Horizon Owners Corp.	3.7900%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan		46	Extra Space Storage Irving	4.7930%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	36	36	360	360
Loan		47	Storage Choice - League City	4.6390%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan		48	Sun Valley Self-Storage	4.9500%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	3	No	120	117	60	57	360	360
Loan	17	49	Henson Studio	4.7600%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	120	120
Loan		50	A Storage Place - Grand Junction West	4.0650%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		51	Westport Glendale Self-Storage	4.9000%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	4	No	120	116	60	56	360	360
Loan		52	Pleasant Hill Station	5.1300%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	3	No	120	117	0	0	360	357
Loan		53	Greensboro Industrial Portfolio	4.3000%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Loan		54	1111 Studewood	5.1500%	0.09080%	0.00250%	0.08000%	0.00000%	0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan	7	55	Elgin Village & Cedar Breaks Centre	4.3500%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	36	35	360	360
Property		55.01	Elgin Village
Property		55.02	Cedar Breaks Centre
Loan		56	El Dorado Hills	4.9600%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	3	No	120	117	36	33	360	360
Loan		57	Creekside Estates MHC	4.1500%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		58	La Costa Apartment Corp.	3.9300%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		59	North Ridge & Rossell North Shopping Center	4.8500%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan	9	60	Park Court Owners, Inc.	4.0300%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		61	West Gate House, Inc.	3.8500%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		62	Pacific Fletcher Parkway	4.7600%	0.09080%	0.00250%	0.08000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	60	58	360	360
Loan		63	2711 Henry Hudson Corp.	3.9000%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	480	479
Loan		64	Holliswood Owners Corp.	4.0000%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		65	Gatekeeper Storage	4.6700%	0.10280%	0.00250%	0.09200%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	12	12	360	360
Loan		66	Belgravia Gardens Corp.	3.9500%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	3	No	120	117	0	0	360	357
Loan		67	Executive Towers Apartment Owners Corp.	3.8400%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	480	480
Loan		68	84 Drive Homes Inc.	3.9000%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan		69	Springdale Pointe	4.4500%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	300	298
Loan		70	149 Spring Street	4.2140%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		71	775 Loft Corp.	3.9300%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	480	478
Loan	9	72	52 Riverside Drive Owners Corp.	4.1500%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	3	No	120	117	0	0	480	477
Loan		73	Hartsdale Highlands Tenants Corp.	4.0500%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		74	101 Ellwood Tenants Corp.	3.8800%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan		75	Budget Self Storage of Mesa	5.4000%	0.01330%	0.00250%	0.00250%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	60	58	0	0	300	298
Loan		76	17 West Apartments Corp.	3.9600%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan		77	4265 Webster Avenue Owners, Inc.	4.0000%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		78	20 Bond Owners Corp.	3.9900%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	480	478
Loan		79	415 West 57th Street Tenants Corporation	3.9900%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		80	The Bakery, Inc.	3.8700%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	480	479
Loan		81	Murray Hill Owners Corp.	3.8900%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan		82	Alta Ave. Apartments Corp.	3.9000%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	480	479
Loan		83	McCorkle Cooperative Apartments, Inc.	3.7800%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan		84	310 West 18th Street Owners Corp.	3.9500%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		85	Gramercy Equities Corp.	3.9100%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	0	No	120	120	0	0	360	360
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	3.9900%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan		87	782 West End Avenue Owners Corp.	4.1400%	0.08830%	0.08000%	0.00000%		0.00569%	0.00187%	0.00024%	0.00050%	Actual/360	1	No	120	119	0	0	360	359

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio
Loan	5, 6	1	Del Amo Fashion Center	5/12/2017	7/1/2017	N/A	6/1/2027	N/A	$0.00	$278,122.40	$0.00	3,337,468.80	Hard	Springing	No	N/A	N/A	3.48x	N/A	3.34x	39.8%
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio	5/24/2017	7/1/2017	N/A	6/1/2027	N/A	$0.00	$274,793.46	$0.00	3,297,521.52	Soft	Springing	No	N/A	N/A	2.72x	N/A	2.72x	60.4%
Property		2.01	Larkspur Landing Sunnyvale
Property		2.02	Larkspur Landing Milpitas
Property		2.03	Larkspur Landing Campbell
Property		2.04	Larkspur Landing San Francisco
Property		2.05	Larkspur Landing Pleasanton
Property		2.06	Larkspur Landing Bellevue
Property		2.07	Larkspur Landing Sacramento
Property		2.08	Hampton Inn Ann Arbor North
Property		2.09	Larkspur Landing Hillsboro
Property		2.10	Larkspur Landing Renton
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark
Property		2.12	Residence Inn Toledo Maumee
Property		2.13	Residence Inn Williamsburg
Property		2.14	Hampton Inn Suites Waco South
Property		2.15	Holiday Inn Louisville Airport Fair Expo
Property		2.16	Courtyard Tyler
Property		2.17	Hilton Garden Inn Edison Raritan Center
Property		2.18	Hilton Garden Inn St. Paul Oakdale
Property		2.19	Residence Inn Grand Rapids West
Property		2.20	Peoria, AZ Residence Inn
Property		2.21	Hampton Inn Suites Bloomington Normal
Property		2.22	Courtyard Chico
Property		2.23	Hampton Inn Suites Kokomo
Property		2.24	Hampton Inn Suites South Bend
Property		2.25	Courtyard Wichita Falls
Property		2.26	Hampton Inn Morehead
Property		2.27	Residence Inn Chico
Property		2.28	Courtyard Lufkin
Property		2.29	Hampton Inn Carlisle
Property		2.30	Springhill Suites Williamsburg
Property		2.31	Fairfield Inn Bloomington
Property		2.32	Waco Residence Inn
Property		2.33	Holiday Inn Express Fishers
Property		2.34	Larkspur Landing Folsom
Property		2.35	Springhill Suites Chicago Naperville Warrenville
Property		2.36	Holiday Inn Express & Suites Paris
Property		2.37	Toledo Homewood Suites
Property		2.38	Grand Rapids Homewood Suites
Property		2.39	Cheyenne Fairfield Inn & Suites
Property		2.40	Fairfield Inn Laurel
Property		2.41	Courtyard Akron Stow
Property		2.42	Larkspur Landing Roseville
Property		2.43	Towneplace Suites Bloomington
Property		2.44	Hampton Inn Danville
Property		2.45	Holiday Inn Norwich
Property		2.46	Hampton Inn Suites Longview North
Property		2.47	Springhill Suites Peoria Westlake
Property		2.48	Hampton Inn Suites Buda
Property		2.49	Shawnee Hampton Inn
Property		2.50	Racine Fairfield Inn
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam
Property		2.52	Holiday Inn Express & Suites Terrell
Property		2.53	Westchase Homewood Suites
Property		2.54	Holiday Inn Express & Suites Tyler South
Property		2.55	Holiday Inn Express & Suites Huntsville
Property		2.56	Hampton Inn Sweetwater
Property		2.57	Comfort Suites Buda Austin South
Property		2.58	Fairfield Inn & Suites Weatherford
Property		2.59	Holiday Inn Express & Suites Altus
Property		2.60	Comfort Inn & Suites Paris
Property		2.61	Hampton Inn Suites Decatur
Property		2.62	Holiday Inn Express & Suites Texarkana East
Property		2.63	Mankato Fairfield Inn
Property		2.64	Candlewood Suites Texarkana
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East
Loan	5	3	Westchester One	6/8/2017	7/1/2017	8/1/2020	7/1/2027	N/A	$325,219.84	$232,459.38	3,902,638.08	2,789,512.56	Soft	Springing	No	N/A	1.82x	2.54x	1.64x	2.29x	63.6%
Loan	5, 6, 11	4	Market Street - The Woodlands	5/3/2017	7/1/2017	N/A	6/1/2027	N/A	$0.00	$224,344.04	$0.00	2,692,128.48	Hard	Springing	No	N/A	N/A	2.20x	N/A	2.04x	53.6%
Loan	5, 12	5	Olympic Tower	5/1/2017	6/6/2017	N/A	5/6/2027	N/A	$0.00	$187,080.29	$0.00	2,244,963.48	Hard	In Place	No	N/A	N/A	2.79x	N/A	2.70x	32.2%
Loan		6	Sprouts Farmers Market	5/4/2017	6/11/2017	6/11/2020	5/11/2027	5/11/2029	$266,384.93	$187,839.81	3,196,619.16	2,254,077.72	Springing	Springing	No	N/A	1.53x	2.17x	1.47x	2.08x	52.0%
Loan		7	270 Corporate Center	5/11/2017	7/1/2017	7/1/2020	6/1/2022	N/A	$279,174.26	$218,106.51	3,350,091.12	2,617,278.12	Hard	Springing	No	N/A	1.79x	2.30x	1.61x	2.06x	73.4%
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio	3/30/2017	5/6/2017	N/A	4/6/2027	4/6/2028	$0.00	$145,571.63	$0.00	1,746,859.56	Hard	Springing	No	N/A	N/A	2.12x	N/A	2.12x	65.6%
Property		8.01	Hilton Salt Lake
Property		8.02	Doubletree Seattle Airport
Property		8.03	Doubletree Mission Valley
Property		8.04	One Ally Center
Property		8.05	Doubletree Sonoma
Property		8.06	Doubletree Durango
Property		8.07	Northside Forsyth Hospital Medical Center
Property		8.08	NASA/JPSS Headquarters
Property		8.09	Dallas Market Center: Sheraton Suites
Property		8.10	Dallas Market Center: Marriott Courtyard
Property		8.11	The Buckler Apartments
Property		8.12	Lock-Up Self Storage Facility
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	5/19/2017	7/5/2017	N/A	6/5/2024	N/A	$0.00	$135,461.77	$0.00	1,625,541.24	Hard	Springing	No	N/A	N/A	3.90x	N/A	3.54x	45.0%
Property		9.01	BAE Systems
Property		9.02	FedEx (Stratford)
Property		9.03	FedEx (Baltimore)
Property		9.04	Harman
Property		9.05	GE Aviation (Lafayette)
Property		9.06	GoDaddy

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio
Property		9.07	Carrier
Property		9.08	Emerus
Property		9.09	Cardinal Health
Property		9.10	TE Connectivity
Property		9.11	FCA LLC
Property		9.12	FedEx (Staunton)
Property		9.13	QuadPackaging (Proteus)
Property		9.14	QuadPackaging (Transpak)
Property		9.15	T-Mobile
Property		9.16	Sikorsky Aircraft
Property		9.17	Vatterott College
Property		9.18	Comcast
Property		9.19	Alfa Laval
Property		9.20	LKQ Corporation (New Braunfels)
Property		9.21	Hitachi
Property		9.22	Cameron
Property		9.23	Alliance Data
Property		9.24	Synchrony Financial
Property		9.25	Baxalta (Barry Pointe)
Property		9.26	Baxalta (Casselberry)
Property		9.27	Baxalta (Mounds View)
Property		9.28	Baxalta (Grand Rapids)
Property		9.29	Gerdau
Property		9.30	Baxalta (Wausau)
Property		9.31	Baxalta (Springfield)
Property		9.32	LKQ (Salisbury)
Property		9.33	Baxalta (Ankeny)
Property		9.34	H&E Equipment Services (San Antonio)
Property		9.35	H&E Equipment Services (New Orleans)
Property		9.36	GE Aviation (Pompano)
Property		9.37	Saint-Gobain
Property		9.38	H&E Equipment Services (Columbia)
Property		9.39	H&E Equipment Services (Yukon)
Property		9.40	LKQ Corporation (Toledo)
Property		9.41	H&E Equipment Services (Greer)
Loan	9	10	200 Center Anaheim	5/25/2017	7/11/2017	7/11/2022	6/11/2027	N/A	$212,595.54	$154,180.82	2,551,146.48	1,850,169.84	Hard	In Place	No	N/A	1.68x	2.32x	1.57x	2.17x	68.6%
Loan	7	11	Stor-It Southern California Portfolio	4/3/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$115,182.00	$0.00	1,382,184.00	Springing	Springing	No	Group B	N/A	4.41x	N/A	4.32x	33.3%
Property		11.01	Stor-It Marina Del Rey
Property		11.02	Stor-It Aliso Viejo
Property		11.03	Stor-It Mission Viejo
Property		11.04	Stor-It Downey
Property		11.05	Stor-It San Juan Capistrano
Loan		12	Richmond Marriott Short Pump	4/7/2017	5/11/2017	N/A	4/11/2027	N/A	$128,547.19	$0.00	1,542,566.28	$0	Springing	Springing	No	Group A	2.48x	N/A	2.19x	N/A	64.8%
Loan	6	13	Charlotte Southpark Marriott	3/30/2017	5/11/2017	N/A	4/11/2027	N/A	$132,681.68	$0.00	1,592,180.16	$0	Springing	Springing	No	N/A	2.32x	N/A	1.95x	N/A	53.5%
Loan		14	36 East 14th Street	5/1/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$85,893.29	$0.00	1,030,719.48	Hard	Springing	No	N/A	N/A	1.59x	N/A	1.58x	56.5%
Loan		15	Capital Bank Plaza	5/1/2017	6/11/2017	6/11/2019	5/11/2027	N/A	$119,010.37	$90,945.83	1,428,124.44	1,091,349.96	Springing	Springing	No	N/A	1.63x	2.13x	1.48x	1.94x	71.9%
Loan		16	The Center At Split Rock	5/17/2017	7/1/2017	N/A	6/1/2027	N/A	$108,980.84	$0.00	1,307,770.08	$0	Springing	Springing	No	N/A	1.77x	N/A	1.66x	N/A	64.1%
Loan	8	17	Marriott Minneapolis Northwest	3/2/2017	4/11/2017	N/A	3/11/2027	N/A	$116,495.68	$0.00	1,397,948.16	$0	Springing	Springing	No	N/A	2.52x	N/A	2.06x	N/A	71.9%
Loan	5, 6	18	Crossgates Commons	4/27/2017	6/1/2017	N/A	5/1/2022	N/A	$103,031.49	$0.00	1,236,377.88	$0.00	Hard	Springing	No	N/A	1.85x	N/A	1.66x	N/A	58.2%
Loan		19	SouthBridge Office Park	4/3/2017	5/11/2017	5/11/2020	4/11/2027	N/A	$95,032.37	$70,473.73	1,140,388.44	845,684.76	Springing	Springing	No	N/A	1.76x	2.37x	1.52x	2.05x	66.7%
Loan		20	Jacksonville Hilton Hotels	2/28/2017	4/11/2017	N/A	3/11/2022	N/A	$99,619.76	$0.00	1,195,437.12	$0	Springing	Springing	No	Group A	2.23x	N/A	1.92x	N/A	71.8%
Loan		21	Williamsburg Plaza	5/1/2017	6/1/2017	6/1/2022	5/1/2027	N/A	$87,131.15	$66,713.89	1,045,573.80	800,566.68	Springing	Springing	No	N/A	1.33x	1.74x	1.27x	1.66x	66.4%
Loan		22	Park Oaks Shopping Center	5/10/2017	6/11/2017	N/A	5/11/2027	N/A	$85,297.49	$0.00	1,023,569.88	$0	Hard	Springing	No	N/A	1.61x	N/A	1.46x	N/A	69.7%
Loan	7	23	StorPlace Self Storage Portfolio	4/26/2017	6/11/2017	N/A	5/11/2027	N/A	$81,295.96	$0.00	975,551.52	$0	N/A	N/A	No	N/A	1.99x	N/A	1.94x	N/A	51.7%
Property		23.01	StorPlace of Old Hickory Blvd
Property		23.02	StorPlace of Rutherford Blvd
Property		23.03	StorPlace of Lascassas
Property		23.04	StorPlace of Veterans Parkway
Loan		24	Abington House - Retail	4/7/2017	5/11/2017	N/A	4/11/2027	N/A	$0.00	$53,938.89	$0.00	647,266.68	Springing	Springing	No	N/A	N/A	2.12x	N/A	2.08x	46.1%
Loan		25	Windhaven Park	4/20/2017	6/1/2017	6/1/2022	5/1/2027	N/A	$77,344.77	$57,576.22	928,137.24	690,914.64	Springing	Springing	No	N/A	1.92x	2.58x	1.83x	2.45x	63.9%
Loan		26	Lawndale Plaza	3/10/2017	4/11/2017	N/A	3/11/2027	N/A	$0.00	$57,864.24	$0.00	694,370.88	Springing	Springing	No	N/A	N/A	2.22x	N/A	2.09x	52.6%
Loan		27	SoCal Self Storage - Los Angeles, CA	4/28/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$52,785.59	$0.00	633,427.08	N/A	N/A	No	N/A	N/A	2.34x	N/A	2.33x	58.4%
Loan		28	Comfort Inn Hotel Circle	5/22/2017	7/11/2017	N/A	6/11/2022	N/A	$83,587.04	$0.00	1,003,044.48	$0	Springing	Springing	No	N/A	2.62x	N/A	2.31x	N/A	54.9%
Loan		29	Armory Owners, Inc.	3/30/2017	5/1/2017	N/A	4/1/2027	N/A	$72,436.36	$0.00	869,236.32	$0	N/A	N/A	No	N/A	3.91x	N/A	3.85x	N/A	8.5%
Loan		30	Brenden Theatres	4/28/2017	6/11/2017	N/A	5/11/2027	N/A	$75,585.43	$0.00	907,025.16	$0	Springing	Springing	No	N/A	1.84x	N/A	1.72x	N/A	62.8%
Loan		31	Manchester Plaza	5/24/2017	7/1/2017	N/A	6/1/2027	N/A	$0.00	$45,625.00	$0.00	547,500.00	Springing	Springing	No	N/A	N/A	2.19x	N/A	2.04x	63.0%
Loan		32	Temescal Village Plaza	5/1/2017	6/1/2017	6/1/2021	5/1/2024	N/A	$57,348.06	$44,099.94	688,176.72	529,199.28	Springing	Springing	No	N/A	1.65x	2.15x	1.52x	1.98x	64.7%
Loan		33	Safe Storage Van Nuys	5/18/2017	7/1/2017	N/A	6/1/2027	N/A	$53,139.59	$0.00	637,675.08	$0	Springing	Springing	No	N/A	1.46x	N/A	1.45x	N/A	60.0%
Loan		34	University Town Center-CA	12/29/2016	2/11/2017	N/A	1/11/2027	N/A	$54,337.20	$0.00	652,046.40	$0	Springing	Springing	No	N/A	1.57x	N/A	1.41x	N/A	49.8%
Loan		35	Lake Park Pointe Shopping Center	3/31/2017	5/11/2017	N/A	4/11/2027	N/A	$52,382.42	$0.00	628,589.04	$0	Hard	In Place	No	N/A	1.90x	N/A	1.70x	N/A	48.7%
Loan	7	36	Stor-It Costa Mesa & Long Beach	4/3/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$33,775.17	$0.00	405,302.04	Springing	Springing	No	Group B	N/A	4.75x	N/A	4.68x	29.6%
Property		36.01	Stor-It Costa Mesa
Property		36.02	Stor-It Long Beach
Loan		37	220-55 46th Avenue Owners, Inc.	4/28/2017	6/1/2017	N/A	5/1/2027	N/A	$36,945.57	$0.00	443,346.84	$0	N/A	N/A	No	N/A	9.33x	N/A	9.15x	N/A	9.3%
Loan	15	38	Bywater Mutual Homes, Inc.	3/9/2017	5/1/2017	N/A	4/1/2027	N/A	$45,243.49	$0.00	542,921.88	$0	N/A	N/A	No	N/A	4.34x	N/A	4.12x	N/A	22.2%
Loan		39	Easley Town Center - Back Eastern Strip	4/26/2017	6/1/2017	N/A	5/1/2027	N/A	$36,780.62	$0.00	441,367.44	$0.00	Hard	Springing	No	N/A	1.56x	N/A	1.44x	N/A	72.4%
Loan		40	Oceanside Self Storage	5/1/2017	6/1/2017	6/1/2022	5/1/2027	N/A	$32,670.80	$25,178.24	392,049.60	302,138.88	Springing	Springing	No	N/A	1.46x	1.89x	1.44x	1.87x	60.7%
Loan		41	West Bench Plaza	5/8/2017	7/1/2017	7/1/2018	6/1/2027	N/A	$32,341.31	$25,045.59	388,095.72	300,547.08	Springing	Springing	No	N/A	1.59x	2.05x	1.44x	1.86x	69.3%
Loan		42	Storage Choice - Westover Park	5/10/2017	7/1/2017	N/A	6/1/2027	N/A	$31,001.66	$0.00	372,019.92	$0.00	Springing	Springing	No	Group C	1.43x	N/A	1.39x	N/A	70.0%
Loan		43	A Storage Place - Grand Junction East	4/19/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$20,607.29	$0.00	247,287.48	N/A	N/A	No	Group D	N/A	2.69x	N/A	2.62x	54.8%
Loan		44	Shasta Executive Plaza	4/3/2017	5/11/2017	5/11/2019	4/11/2027	N/A	$28,586.04	$21,337.08	343,032.48	256,044.96	Springing	Springing	No	N/A	2.17x	2.90x	1.97x	2.64x	57.9%
Loan	16	45	Horizon Owners Corp.	5/19/2017	7/1/2017	N/A	6/1/2027	N/A	$25,596.35	$0.00	307,156.20	$0	N/A	N/A	No	N/A	3.17x	N/A	3.06x	N/A	50.1%
Loan		46	Extra Space Storage Irving	5/9/2017	7/1/2017	7/1/2020	6/1/2027	N/A	$28,309.09	$21,868.06	339,709.08	262,416.72	Springing	Springing	No	N/A	1.40x	1.82x	1.37x	1.77x	72.1%
Loan		47	Storage Choice - League City	5/10/2017	7/1/2017	N/A	6/1/2027	N/A	$27,036.33	$0.00	324,435.96	$0.00	Springing	Springing	No	Group C	1.42x	N/A	1.39x	N/A	70.0%
Loan		48	Sun Valley Self-Storage	3/10/2017	4/11/2017	4/11/2022	3/11/2027	N/A	$27,355.71	$21,434.24	328,268.52	257,210.88	N/A	N/A	No	N/A	1.93x	2.46x	1.91x	2.43x	50.7%
Loan	17	49	Henson Studio	5/4/2017	7/1/2017	N/A	6/1/2027	N/A	$53,497.11	$0.00	641,965.32	$0	Springing	Springing	No	N/A	2.79x	N/A	2.51x	N/A	23.3%
Loan		50	A Storage Place - Grand Junction West	4/19/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$17,172.74	$0.00	206,072.88	N/A	N/A	No	Group D	N/A	2.60x	N/A	2.55x	56.8%
Loan		51	Westport Glendale Self-Storage	2/9/2017	3/11/2017	3/11/2022	2/11/2027	N/A	$26,536.34	$20,700.23	318,436.08	248,402.76	N/A	N/A	No	N/A	1.76x	2.26x	1.72x	2.21x	63.3%
Loan		52	Pleasant Hill Station	3/10/2017	4/11/2017	N/A	3/11/2027	N/A	$27,239.73	$0.00	326,876.76	$0	Springing	Springing	No	N/A	1.60x	N/A	1.57x	N/A	69.9%
Loan		53	Greensboro Industrial Portfolio	5/15/2017	7/11/2017	N/A	6/11/2027	N/A	$23,753.83	$0.00	285,045.96	$0	N/A	N/A	No	N/A	1.87x	N/A	1.69x	N/A	65.3%
A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio
Loan		54	1111 Studewood	6/1/2017	7/1/2017	N/A	6/1/2027	N/A	$25,936.25	$0.00	311,235.00	$0	Springing	Springing	No	N/A	1.52x	N/A	1.44x	N/A	64.5%
Loan	7	55	Elgin Village & Cedar Breaks Centre	4/28/2017	6/1/2017	6/1/2020	5/1/2027	N/A	$22,899.34	$16,906.60	274,792.08	202,879.20	Springing	Springing	No	N/A	1.94x	2.63x	1.82x	2.46x	55.8%
Property		55.01	Elgin Village
Property		55.02	Cedar Breaks Centre
Loan		56	El Dorado Hills	2/24/2017	4/11/2017	4/11/2020	3/11/2027	N/A	$24,314.27	$19,067.87	291,771.24	228,814.44	Springing	Springing	No	N/A	2.02x	2.58x	1.82x	2.32x	57.6%
Loan		57	Creekside Estates MHC	4/13/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$15,778.65	$0.00	189,343.80	Springing	Springing	No	N/A	N/A	4.19x	N/A	4.12x	29.2%
Loan		58	La Costa Apartment Corp.	3/29/2017	5/1/2017	N/A	4/1/2027	N/A	$20,355.71	$0.00	244,268.52	$0	N/A	N/A	No	N/A	2.93x	N/A	2.81x	N/A	39.4%
Loan		59	North Ridge & Rossell North Shopping Center	3/30/2017	5/11/2017	N/A	4/11/2027	N/A	$21,265.98	$0.00	255,191.76	$0	Springing	Springing	No	N/A	1.72x	N/A	1.65x	N/A	68.1%
Loan	9	60	Park Court Owners, Inc.	3/30/2017	5/1/2017	N/A	4/1/2027	N/A	$19,165.86	$0.00	229,990.32	$0	N/A	N/A	No	N/A	5.29x	N/A	5.08x	N/A	21.1%
Loan		61	West Gate House, Inc.	3/28/2017	5/1/2017	N/A	4/1/2027	N/A	$18,752.33	$0.00	225,027.96	$0	N/A	N/A	No	N/A	9.25x	N/A	9.06x	N/A	6.8%
Loan		62	Pacific Fletcher Parkway	4/11/2017	5/11/2017	5/11/2022	4/11/2027	N/A	$18,278.76	$14,076.16	219,345.12	168,913.92	Springing	Springing	No	N/A	1.66x	2.15x	1.55x	2.01x	59.3%
Loan		63	2711 Henry Hudson Corp.	4/27/2017	6/1/2017	N/A	5/1/2027	N/A	$14,410.92	$0.00	172,931.04	$0	N/A	N/A	No	N/A	6.13x	N/A	6.02x	N/A	17.2%
Loan		64	Holliswood Owners Corp.	3/16/2017	5/1/2017	N/A	4/1/2027	N/A	$16,709.54	$0.00	200,514.48	$0	N/A	N/A	No	N/A	10.48x	N/A	10.15x	N/A	7.6%
Loan		65	Gatekeeper Storage	5/5/2017	7/1/2017	7/1/2018	6/1/2027	N/A	$16,797.18	$12,823.58	201,566.16	153,882.96	Springing	Springing	No	N/A	1.46x	1.91x	1.43x	1.87x	74.0%
Loan		66	Belgravia Gardens Corp.	2/28/2017	4/1/2017	N/A	3/1/2027	N/A	$15,185.19	$0.00	182,222.28	$0	N/A	N/A	No	N/A	4.81x	N/A	4.72x	N/A	17.2%
Loan		67	Executive Towers Apartment Owners Corp.	5/12/2017	7/1/2017	N/A	6/1/2027	N/A	$12,649.33	$0.00	151,791.96	$0	N/A	N/A	No	N/A	7.98x	N/A	7.74x	N/A	20.7%
Loan		68	84 Drive Homes Inc.	5/1/2017	6/1/2017	N/A	5/1/2027	N/A	$14,150.05	$0.00	169,800.60	$0	N/A	N/A	No	N/A	3.43x	N/A	3.25x	N/A	32.9%
Loan		69	Springdale Pointe	4/10/2017	5/11/2017	N/A	4/11/2027	N/A	$14,543.85	$0.00	174,526.20	$0	N/A	N/A	No	N/A	2.21x	N/A	2.15x	N/A	43.1%
Loan		70	149 Spring Street	5/1/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$8,901.10	$0.00	106,813.20	N/A	N/A	No	N/A	N/A	6.03x	N/A	5.99x	10.4%
Loan		71	775 Loft Corp.	3/30/2017	5/1/2017	N/A	4/1/2027	N/A	$10,339.89	$0.00	124,078.68	$0	N/A	N/A	No	N/A	5.55x	N/A	5.51x	N/A	16.0%
Loan	9	72	52 Riverside Drive Owners Corp.	3/1/2017	4/1/2017	N/A	3/1/2027	N/A	$10,682.89	$0.00	128,194.68	$0	N/A	N/A	No	N/A	18.50x	N/A	18.34x	N/A	3.8%
Loan		73	Hartsdale Highlands Tenants Corp.	3/16/2017	5/1/2017	N/A	4/1/2027	N/A	$12,007.56	$0.00	144,090.72	$0	N/A	N/A	No	N/A	4.09x	N/A	3.94x	N/A	24.0%
Loan		74	101 Ellwood Tenants Corp.	4/26/2017	6/1/2017	N/A	5/1/2027	N/A	$11,292.56	$0.00	135,510.72	$0	N/A	N/A	No	N/A	4.85x	N/A	4.73x	N/A	34.6%
Loan		75	Budget Self Storage of Mesa	4/10/2017	5/11/2017	N/A	4/11/2022	N/A	$12,162.60	$0.00	145,951.20	$0	N/A	N/A	No	N/A	1.73x	N/A	1.66x	N/A	48.8%
Loan		76	17 West Apartments Corp.	4/26/2017	6/1/2017	N/A	5/1/2027	N/A	$0.00	$5,353.33	$0.00	64,239.96	N/A	N/A	No	N/A	N/A	48.78x	N/A	48.08x	1.6%
Loan		77	4265 Webster Avenue Owners, Inc.	3/30/2017	5/1/2017	N/A	4/1/2027	N/A	$6,683.81	$0.00	80,205.72	$0	N/A	N/A	No	N/A	6.73x	N/A	6.53x	N/A	15.1%
Loan		78	20 Bond Owners Corp.	3/28/2017	5/1/2017	N/A	4/1/2027	N/A	$5,633.78	$0.00	67,605.36	$0	N/A	N/A	No	N/A	10.14x	N/A	10.08x	N/A	7.7%
Loan		79	415 West 57th Street Tenants Corporation	3/31/2017	5/1/2017	N/A	4/1/2027	N/A	$6,437.33	$0.00	77,247.96	$0	N/A	N/A	No	N/A	8.25x	N/A	8.12x	N/A	7.8%
Loan		80	The Bakery, Inc.	5/1/2017	6/1/2017	N/A	5/1/2027	N/A	$5,328.57	$0.00	63,942.84	$0	N/A	N/A	No	N/A	7.56x	N/A	7.49x	N/A	7.7%
Loan		81	Murray Hill Owners Corp.	5/1/2017	6/1/2017	N/A	5/1/2027	N/A	$6,006.47	$0.00	72,077.64	$0	N/A	N/A	No	N/A	8.91x	N/A	8.78x	N/A	4.2%
Loan		82	Alta Ave. Apartments Corp.	4/27/2017	6/1/2017	N/A	5/1/2027	N/A	$5,043.82	$0.00	60,525.84	$0	N/A	N/A	No	N/A	6.49x	N/A	6.33x	N/A	32.6%
Loan		83	McCorkle Cooperative Apartments, Inc.	5/1/2017	6/1/2017	N/A	5/1/2027	N/A	$5,647.56	$0.00	67,770.72	$0	N/A	N/A	No	N/A	26.92x	N/A	26.16x	N/A	6.1%
Loan		84	310 West 18th Street Owners Corp.	3/31/2017	5/1/2017	N/A	4/1/2027	N/A	$5,694.45	$0.00	68,333.40	$0	N/A	N/A	No	N/A	3.77x	N/A	3.70x	N/A	16.1%
Loan		85	Gramercy Equities Corp.	5/18/2017	7/1/2017	N/A	6/1/2027	N/A	$4,722.41	$0.00	56,668.92	$0	N/A	N/A	No	N/A	23.83x	N/A	23.76x	N/A	2.3%
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	5/1/2017	6/1/2017	N/A	5/1/2027	N/A	$4,768.39	$0.00	57,220.68	$0	N/A	N/A	No	N/A	13.69x	N/A	13.48x	N/A	6.2%
Loan		87	782 West End Avenue Owners Corp.	4/28/2017	6/1/2017	N/A	5/1/2027	N/A	$3,884.17	$0.00	46,610.04	$0	N/A	N/A	No	N/A	19.51x	N/A	19.16x	N/A	2.7%

A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield
Loan	5, 6	1	Del Amo Fashion Center	39.8%	0	0	First	LO(24);DEF(89);O(7)		$51,645,131	$16,605,695	$35,039,436	12/31/2015	7.6%	$75,673,675	$24,572,583	$51,101,092	12/31/2016	11.1%
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio	60.4%	0	0	First	LO(12);YM1(105);O(3)	A	$210,181,276	$136,174,637	$74,006,639	12/31/2015	12.8%	$214,236,030	$139,766,633	$74,469,397	12/31/2016	12.9%
Property		2.01	Larkspur Landing Sunnyvale							$7,402,221	$3,043,842	$4,358,379	12/31/2015		$7,817,367	$3,196,232	$4,621,136	12/31/2016
Property		2.02	Larkspur Landing Milpitas							$6,284,848	$2,765,694	$3,519,154	12/31/2015		$6,748,863	$2,919,223	$3,829,640	12/31/2016
Property		2.03	Larkspur Landing Campbell							$5,892,933	$2,614,126	$3,278,807	12/31/2015		$6,251,271	$2,837,671	$3,413,600	12/31/2016
Property		2.04	Larkspur Landing San Francisco							$5,806,373	$3,043,071	$2,763,303	12/31/2015		$5,905,601	$3,162,141	$2,743,461	12/31/2016
Property		2.05	Larkspur Landing Pleasanton							$4,880,674	$2,567,319	$2,313,355	12/31/2015		$5,319,602	$2,764,545	$2,555,057	12/31/2016
Property		2.06	Larkspur Landing Bellevue							$4,615,653	$2,539,918	$2,075,735	12/31/2015		$4,726,484	$2,501,374	$2,225,110	12/31/2016
Property		2.07	Larkspur Landing Sacramento							$4,176,563	$2,318,331	$1,858,232	12/31/2015		$4,200,451	$2,369,171	$1,831,280	12/31/2016
Property		2.08	Hampton Inn Ann Arbor North							$4,678,954	$2,774,233	$1,904,721	12/31/2015		$4,956,425	$2,996,409	$1,960,016	12/31/2016
Property		2.09	Larkspur Landing Hillsboro							$3,915,128	$2,027,124	$1,888,005	12/31/2015		$4,016,848	$2,189,946	$1,826,902	12/31/2016
Property		2.10	Larkspur Landing Renton							$4,324,596	$2,570,888	$1,753,708	12/31/2015		$4,349,218	$2,659,463	$1,689,754	12/31/2016
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark							$5,424,474	$3,999,092	$1,425,382	12/31/2015		$5,505,741	$3,984,588	$1,521,153	12/31/2016
Property		2.12	Residence Inn Toledo Maumee							$3,874,115	$2,579,170	$1,294,945	12/31/2015		$3,998,051	$2,569,850	$1,428,201	12/31/2016
Property		2.13	Residence Inn Williamsburg							$3,685,293	$2,398,382	$1,286,911	12/31/2015		$4,098,296	$2,645,877	$1,452,419	12/31/2016
Property		2.14	Hampton Inn Suites Waco South							$4,247,264	$2,754,599	$1,492,665	12/31/2015		$4,293,352	$2,832,923	$1,460,429	12/31/2016
Property		2.15	Holiday Inn Louisville Airport Fair Expo							$4,124,662	$2,659,301	$1,465,361	12/31/2015		$4,308,290	$2,810,936	$1,497,354	12/31/2016
Property		2.16	Courtyard Tyler							$3,919,126	$2,220,154	$1,698,971	12/31/2015		$3,429,564	$2,089,629	$1,339,935	12/31/2016
Property		2.17	Hilton Garden Inn Edison Raritan Center							$5,493,273	$4,439,380	$1,053,893	12/31/2015		$5,761,789	$4,454,017	$1,307,772	12/31/2016
Property		2.18	Hilton Garden Inn St. Paul Oakdale							$4,711,861	$3,108,429	$1,603,432	12/31/2015		$4,983,720	$3,192,469	$1,791,252	12/31/2016
Property		2.19	Residence Inn Grand Rapids West							$3,062,200	$1,923,049	$1,139,151	12/31/2015		$3,310,952	$2,018,261	$1,292,691	12/31/2016
Property		2.20	Peoria, AZ Residence Inn							$3,187,787	$2,012,469	$1,175,318	12/31/2015		$3,292,301	$2,053,732	$1,238,569	12/31/2016
Property		2.21	Hampton Inn Suites Bloomington Normal							$4,022,171	$2,458,126	$1,564,044	12/31/2015		$3,759,689	$2,340,772	$1,418,917	12/31/2016
Property		2.22	Courtyard Chico							$3,178,650	$2,087,242	$1,091,408	12/31/2015		$3,812,434	$2,381,258	$1,431,176	12/31/2016
Property		2.23	Hampton Inn Suites Kokomo							$3,524,349	$2,357,841	$1,166,508	12/31/2015		$3,744,550	$2,431,095	$1,313,454	12/31/2016
Property		2.24	Hampton Inn Suites South Bend							$3,424,014	$2,329,908	$1,094,106	12/31/2015		$3,779,982	$2,535,257	$1,244,725	12/31/2016
Property		2.25	Courtyard Wichita Falls							$2,944,157	$1,949,071	$995,086	12/31/2015		$3,055,163	$1,967,538	$1,087,624	12/31/2016
Property		2.26	Hampton Inn Morehead							$2,908,105	$1,894,889	$1,013,216	12/31/2015		$3,140,885	$2,029,198	$1,111,688	12/31/2016
Property		2.27	Residence Inn Chico							$3,017,201	$1,895,739	$1,121,462	12/31/2015		$3,230,070	$2,003,854	$1,226,216	12/31/2016
Property		2.28	Courtyard Lufkin							$3,391,091	$2,179,605	$1,211,486	12/31/2015		$2,938,698	$2,065,448	$873,250	12/31/2016
Property		2.29	Hampton Inn Carlisle							$3,477,412	$2,258,369	$1,219,043	12/31/2015		$3,524,239	$2,363,148	$1,161,091	12/31/2016
Property		2.30	Springhill Suites Williamsburg							$3,204,858	$2,304,606	$900,252	12/31/2015		$3,440,078	$2,462,690	$977,388	12/31/2016
Property		2.31	Fairfield Inn Bloomington							$2,237,500	$1,653,149	$584,352	12/31/2015		$2,956,451	$1,695,639	$1,260,812	12/31/2016
Property		2.32	Waco Residence Inn							$2,926,457	$2,041,322	$885,135	12/31/2015		$3,115,712	$2,129,416	$986,296	12/31/2016
Property		2.33	Holiday Inn Express Fishers							$2,880,638	$1,935,320	$945,318	12/31/2015		$3,132,794	$2,184,957	$947,837	12/31/2016
Property		2.34	Larkspur Landing Folsom							$2,842,366	$1,914,516	$927,850	12/31/2015		$2,893,984	$2,022,130	$871,854	12/31/2016
Property		2.35	Springhill Suites Chicago Naperville Warrenville							$3,334,536	$2,615,422	$719,114	12/31/2015		$3,229,904	$2,567,803	$662,101	12/31/2016
Property		2.36	Holiday Inn Express & Suites Paris							$2,256,662	$1,456,462	$800,200	12/31/2015		$2,339,461	$1,515,400	$824,061	12/31/2016
Property		2.37	Toledo Homewood Suites							$2,585,574	$1,880,413	$705,161	12/31/2015		$2,879,994	$1,999,558	$880,436	12/31/2016
Property		2.38	Grand Rapids Homewood Suites							$3,044,043	$2,141,853	$902,190	12/31/2015		$3,082,919	$2,206,236	$876,683	12/31/2016
Property		2.39	Cheyenne Fairfield Inn & Suites							$2,184,113	$1,274,027	$910,086	12/31/2015		$2,069,004	$1,233,313	$835,692	12/31/2016
Property		2.40	Fairfield Inn Laurel							$2,980,035	$2,319,285	$660,749	12/31/2015		$3,060,436	$2,430,414	$630,022	12/31/2016
Property		2.41	Courtyard Akron Stow							$3,378,668	$2,167,968	$1,210,700	12/31/2015		$3,339,430	$2,310,440	$1,028,990	12/31/2016
Property		2.42	Larkspur Landing Roseville							$2,792,081	$1,987,238	$804,842	12/31/2015		$2,791,909	$2,028,202	$763,707	12/31/2016
Property		2.43	Towneplace Suites Bloomington							$1,990,897	$1,378,491	$612,406	12/31/2015		$2,355,692	$1,515,451	$840,241	12/31/2016
Property		2.44	Hampton Inn Danville							$2,301,578	$1,688,631	$612,946	12/31/2015		$2,521,595	$1,800,163	$721,433	12/31/2016
Property		2.45	Holiday Inn Norwich							$4,347,308	$3,741,178	$606,130	12/31/2015		$4,825,972	$4,034,355	$791,617	12/31/2016
Property		2.46	Hampton Inn Suites Longview North							$3,058,158	$1,867,316	$1,190,842	12/31/2015		$2,373,357	$1,694,366	$678,991	12/31/2016
Property		2.47	Springhill Suites Peoria Westlake							$3,126,977	$2,492,033	$634,944	12/31/2015		$2,854,364	$2,384,615	$469,749	12/31/2016
Property		2.48	Hampton Inn Suites Buda							$2,802,930	$1,805,221	$997,709	12/31/2015		$2,680,752	$1,780,820	$899,932	12/31/2016
Property		2.49	Shawnee Hampton Inn							$1,834,041	$1,262,710	$571,331	12/31/2015		$1,890,630	$1,254,672	$635,957	12/31/2016
Property		2.50	Racine Fairfield Inn							$1,757,437	$1,159,991	$597,446	12/31/2015		$1,800,048	$1,203,878	$596,170	12/31/2016
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam							$2,166,585	$1,511,366	$655,218	12/31/2015		$2,342,011	$1,691,679	$650,333	12/31/2016
Property		2.52	Holiday Inn Express & Suites Terrell							$2,004,889	$1,411,915	$592,974	12/31/2015		$2,116,706	$1,494,300	$622,406	12/31/2016
Property		2.53	Westchase Homewood Suites							$4,364,744	$3,053,944	$1,310,801	12/31/2015		$3,210,256	$2,668,409	$541,847	12/31/2016
Property		2.54	Holiday Inn Express & Suites Tyler South							$2,201,486	$1,542,169	$659,318	12/31/2015		$2,077,217	$1,500,505	$576,713	12/31/2016
Property		2.55	Holiday Inn Express & Suites Huntsville							$3,196,798	$1,860,283	$1,336,515	12/31/2015		$2,407,786	$1,674,172	$733,614	12/31/2016
Property		2.56	Hampton Inn Sweetwater							$2,002,056	$1,401,720	$600,336	12/31/2015		$1,725,603	$1,225,261	$500,342	12/31/2016
Property		2.57	Comfort Suites Buda Austin South							$2,032,396	$1,501,547	$530,849	12/31/2015		$2,074,254	$1,519,552	$554,702	12/31/2016
Property		2.58	Fairfield Inn & Suites Weatherford							$1,465,030	$1,177,226	$287,804	12/31/2015		$1,543,315	$1,276,569	$266,746	12/31/2016
Property		2.59	Holiday Inn Express & Suites Altus							$1,322,219	$1,123,647	$198,572	12/31/2015		$1,422,396	$1,182,112	$240,285	12/31/2016
Property		2.60	Comfort Inn & Suites Paris							$1,058,458	$812,594	$245,864	12/31/2015		$1,161,068	$884,258	$276,810	12/31/2016
Property		2.61	Hampton Inn Suites Decatur							$1,669,635	$1,341,281	$328,354	12/31/2015		$1,547,032	$1,330,723	$216,309	12/31/2016
Property		2.62	Holiday Inn Express & Suites Texarkana East							$1,496,353	$1,347,419	$148,934	12/31/2015		$1,621,549	$1,440,815	$180,734	12/31/2016
Property		2.63	Mankato Fairfield Inn							$1,247,365	$1,021,766	$225,599	12/31/2015		$1,222,539	$1,043,308	$179,231	12/31/2016
Property		2.64	Candlewood Suites Texarkana							$1,127,933	$964,547	$163,386	12/31/2015		$1,270,187	$1,104,763	$165,424	12/31/2016
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East							$1,363,324	$1,246,696	$116,629	12/31/2015		$599,729	$909,669	-$309,940	12/31/2016
Loan	5	3	Westchester One	55.2%	0	5	First	LO(24);DEF(93);O(4)		$24,082,236	$12,801,059	$11,281,176	12/31/2015	10.3%	$23,542,121	$12,593,744	$10,948,376	12/31/2016	10.0%
Loan	5, 6, 11	4	Market Street - The Woodlands	53.6%	0	0	First	LO(24);DEF(89);O(7)		$22,613,560	$8,087,850	$14,525,710	12/31/2014	8.3%	$23,041,449	$8,428,986	$14,612,463	12/31/2015	8.3%
Loan	5, 12	5	Olympic Tower	32.2%	3	0	Sixth	LO(25);DEF(88);O(7)		$71,105,293	$21,121,302	$49,983,991	12/31/2014	8.2%	$81,133,807	$23,050,850	$58,082,957	12/31/2015	9.5%
Loan		6	Sprouts Farmers Market	46.9%	0	0	Eleventh	LO(25);DEF(88);O(7)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		7	270 Corporate Center	71.4%	0	0	First	LO(24);DEF(32);O(4)		$7,428,278	$3,709,201	$3,719,077	12/31/2014	7.1%	$8,502,808	$3,821,719	$4,681,089	12/31/2015	8.9%
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio	65.6%	0	0	Sixth	LO(26);DEF/YM1(89);O(5)	B	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.01	Hilton Salt Lake							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.02	Doubletree Seattle Airport							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.03	Doubletree Mission Valley							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.04	One Ally Center							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.05	Doubletree Sonoma							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.06	Doubletree Durango							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.07	Northside Forsyth Hospital Medical Center							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.08	NASA/JPSS Headquarters							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.09	Dallas Market Center: Sheraton Suites							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.10	Dallas Market Center: Marriott Courtyard							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.11	The Buckler Apartments							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		8.12	Lock-Up Self Storage Facility							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	45.0%	0	0	Fifth	LO(24);DEF(56);O(4)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.01	BAE Systems							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.02	FedEx (Stratford)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.03	FedEx (Baltimore)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.04	Harman							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.05	GE Aviation (Lafayette)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.06	GoDaddy							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A

A-1-16

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield
Property		9.07	Carrier							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.08	Emerus							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.09	Cardinal Health							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.10	TE Connectivity							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.11	FCA LLC							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.12	FedEx (Staunton)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.13	QuadPackaging (Proteus)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.14	QuadPackaging (Transpak)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.15	T-Mobile							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.16	Sikorsky Aircraft							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.17	Vatterott College							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.18	Comcast							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.19	Alfa Laval							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.20	LKQ Corporation (New Braunfels)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.21	Hitachi							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.22	Cameron							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.23	Alliance Data							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.24	Synchrony Financial							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.25	Baxalta (Barry Pointe)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.26	Baxalta (Casselberry)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.27	Baxalta (Mounds View)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.28	Baxalta (Grand Rapids)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.29	Gerdau							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.30	Baxalta (Wausau)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.31	Baxalta (Springfield)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.32	LKQ (Salisbury)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.33	Baxalta (Ankeny)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.34	H&E Equipment Services (San Antonio)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.35	H&E Equipment Services (New Orleans)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.36	GE Aviation (Pompano)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.37	Saint-Gobain							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.38	H&E Equipment Services (Columbia)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.39	H&E Equipment Services (Yukon)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.40	LKQ Corporation (Toledo)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		9.41	H&E Equipment Services (Greer)							N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Loan	9	10	200 Center Anaheim	62.6%	0	0	Eleventh	LO(24);DEF(92);O(4)		N/A	N/A	N/A	N/A	N/A	$789,597	$1,413,663	-$624,066	12/31/2016	-1.4%
Loan	7	11	Stor-It Southern California Portfolio	33.3%	0	10	First	LO(25);DEF(91);O(4)		$7,296,618	$1,771,035	$5,525,583	12/31/2014	16.6%	$7,571,726	$1,885,049	$5,686,677	12/31/2015	17.1%
Property		11.01	Stor-It Marina Del Rey							$2,502,575	$428,430	$2,074,145	12/31/2014		$2,619,961	$488,381	$2,131,580	12/31/2015
Property		11.02	Stor-It Aliso Viejo							$1,559,595	$368,669	$1,190,926	12/31/2014		$1,608,268	$378,718	$1,229,550	12/31/2015
Property		11.03	Stor-It Mission Viejo							$1,254,729	$321,624	$933,105	12/31/2014		$1,254,391	$313,720	$940,671	12/31/2015
Property		11.04	Stor-It Downey							$997,017	$344,743	$652,274	12/31/2014		$1,074,874	$344,814	$730,060	12/31/2015
Property		11.05	Stor-It San Juan Capistrano							$982,702	$307,569	$675,133	12/31/2014		$1,014,232	$359,416	$654,816	12/31/2015
Loan		12	Richmond Marriott Short Pump	52.6%	0	0	Eleventh	LO(26);DEF(90);O(4)		$7,220,888	$5,853,679	$1,367,209	12/31/2015	5.4%	$10,970,485	$7,388,170	$3,582,315	12/31/2016	14.1%
Loan	6	13	Charlotte Southpark Marriott	44.1%	5	0	Eleventh	LO(26);DEF(90);O(4)		$12,743,791	$8,392,551	$4,351,240	12/31/2015	17.4%	$11,557,285	$7,975,654	$3,581,631	12/31/2016	14.4%
Loan		14	36 East 14th Street	56.5%	0	0	First	LO(25);DEF(91);O(4)		$1,542,799	$27,027	$1,515,772	12/31/2014	6.6%	$1,542,799	$27,621	$1,515,178	12/31/2015	6.6%
Loan		15	Capital Bank Plaza	61.8%	0	0	Eleventh	LO(25);DEF(91);O(4)		$3,184,220	$1,269,700	$1,914,520	12/31/2014	8.3%	$3,610,787	$1,429,723	$2,181,064	12/31/2015	9.5%
Loan		16	The Center At Split Rock	51.3%	5	5	First	LO(24);DEF(92);O(4)		$3,284,066	$830,164	$2,453,902	12/31/2015	10.9%	$3,244,839	$787,569	$2,457,270	12/31/2016	10.9%
Loan	8	17	Marriott Minneapolis Northwest	59.4%	0	0	Eleventh	LO(27);DEF(89);O(4)		$16,124,983	$12,669,632	$3,455,351	12/31/2015	15.8%	$16,286,183	$12,590,792	$3,695,391	12/31/2016	17.0%
Loan	5, 6	18	Crossgates Commons	53.6%	0	4	First	LO(23);YM1(33);O(4)	C	$6,054,209	$2,298,306	$3,755,903	12/31/2015	11.6%	$5,500,063	$2,246,971	$3,253,092	12/31/2016	10.0%
Loan		19	SouthBridge Office Park	58.3%	0	0	Eleventh	LO(26);DEF(90);O(4)		$4,176,110	$1,731,593	$2,444,517	12/31/2015	12.9%	$4,314,518	$1,694,896	$2,619,622	12/31/2016	13.8%
Loan		20	Jacksonville Hilton Hotels	66.8%	0	0	Eleventh	LO(27);DEF(29);O(4)		$8,575,675	$6,251,041	$2,324,634	12/31/2015	13.0%	$9,127,210	$6,596,496	$2,530,714	12/31/2016	14.1%
Loan		21	Williamsburg Plaza	61.1%	5	5	First	LO(25);DEF(91);O(4)		$2,211,926	$873,595	$1,338,331	12/31/2014	8.0%	$2,316,125	$990,945	$1,325,180	12/31/2015	7.9%
Loan		22	Park Oaks Shopping Center	56.8%	0	0	Eleventh	LO(13);YM1(100);O(7)	D	$2,604,473	$983,697	$1,620,776	12/31/2015	9.8%	$2,628,951	$993,807	$1,635,144	12/31/2016	9.9%
Loan	7	23	StorPlace Self Storage Portfolio	41.7%	0	0	Eleventh	LO(25);DEF(88);O(7)		$2,751,870	$1,073,958	$1,677,911	12/31/2015	10.3%	$3,072,735	$1,097,115	$1,975,620	12/31/2016	12.1%
Property		23.01	StorPlace of Old Hickory Blvd							$858,910	$308,624	$550,286	12/31/2015		$907,960	$310,842	$597,118	12/31/2016
Property		23.02	StorPlace of Rutherford Blvd							$799,521	$302,290	$497,230	12/31/2015		$853,671	$305,527	$548,144	12/31/2016
Property		23.03	StorPlace of Lascassas							$475,895	$218,515	$257,380	12/31/2015		$679,802	$243,678	$436,125	12/31/2016
Property		23.04	StorPlace of Veterans Parkway							$617,544	$244,529	$373,015	12/31/2015		$631,301	$237,068	$394,233	12/31/2016
Loan		24	Abington House - Retail	46.1%	0	0	Eleventh	LO(26);YM1(87);O(7)	E	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		25	Windhaven Park	58.5%	5	4	First	LO(25);DEF(90);O(5)		$1,678,655	$556,656	$1,121,999	12/31/2014	7.3%	$1,890,315	$613,817	$1,276,498	12/31/2015	8.3%
Loan		26	Lawndale Plaza	52.6%	0	0	Eleventh	LO(27);DEF(89);O(4)		$1,851,042	$449,332	$1,401,710	12/31/2015	9.3%	$1,962,865	$463,307	$1,499,558	12/31/2016	9.9%
Loan		27	SoCal Self Storage - Los Angeles, CA	58.4%	5	4	First	LO(25);DEF(91);O(4)		$2,015,858	$571,439	$1,444,419	12/31/2015	9.6%	$2,054,942	$581,100	$1,473,842	12/31/2016	9.8%
Loan		28	Comfort Inn Hotel Circle	48.9%	0	0	Eleventh	LO(24);DEF(32);O(4)		$7,026,578	$4,683,678	$2,342,900	12/31/2015	16.2%	$7,543,163	$5,023,427	$2,519,736	12/31/2016	17.4%
Loan		29	Armory Owners, Inc.	6.1%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	Brenden Theatres	46.7%	0	0	Eleventh	LO(25);DEF(88);O(7)		$2,129,484	$309,131	$1,820,353	12/31/2014	13.7%	$2,147,291	$324,778	$1,822,513	12/31/2015	13.7%
Loan		31	Manchester Plaza	63.0%	0	5	First	LO(24);DEF(89);O(7)		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		32	Temescal Village Plaza	61.8%	5	4	First	LO(25);YM1(54);O(5)	G	$1,389,501	$443,058	$946,443	12/31/2014	8.6%	$1,524,386	$441,835	$1,082,551	12/31/2015	9.8%
Loan		33	Safe Storage Van Nuys	48.6%	5	5	First	LO(24);DEF(92);O(4)		$1,078,032	$368,945	$709,087	12/31/2014	6.8%	$1,229,153	$381,437	$847,716	12/31/2015	8.1%
Loan		34	University Town Center-CA	41.1%	0	0	Eleventh	LO(29);DEF(87);O(4)		$1,577,502	$622,600	$954,902	12/31/2015	9.4%	$1,561,453	$652,201	$909,252	12/31/2016	8.9%
Loan		35	Lake Park Pointe Shopping Center	39.8%	5	0	Eleventh	LO(26);DEF(89);O(5)		$1,623,998	$895,509	$728,489	12/31/2014	7.2%	$1,737,501	$743,813	$993,688	12/31/2015	9.9%
Loan	7	36	Stor-It Costa Mesa & Long Beach	29.6%	0	10	First	LO(25);DEF(91);O(4)		$2,507,594	$741,634	$1,765,960	12/31/2015	18.1%	$2,690,566	$770,946	$1,919,620	12/31/2016	19.7%
Property		36.01	Stor-It Costa Mesa							$1,362,770	$372,680	$990,090	12/31/2015		$1,418,981	$393,124	$1,025,857	12/31/2016
Property		36.02	Stor-It Long Beach							$1,144,824	$368,954	$775,870	12/31/2015		$1,271,585	$377,822	$893,763	12/31/2016
Loan		37	220-55 46th Avenue Owners, Inc.	8.2%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	15	38	Bywater Mutual Homes, Inc.	18.3%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39	Easley Town Center - Back Eastern Strip	59.1%	5	4	First	LO(25);DEF(91);O(4)		N/A	N/A	N/A	N/A	N/A	$562,618	$137,692	$424,926	12/31/2015	6.0%
Loan		40	Oceanside Self Storage	55.9%	5	6	First	LO(25);YM1(90);O(5)	H	$730,396	$226,682	$503,714	12/31/2015	8.1%	$842,498	$239,502	$602,996	12/31/2016	9.6%
Loan		41	West Bench Plaza	58.3%	5	5	First	LO(24);DEF(92);O(4)		$844,847	$294,957	$549,890	12/31/2014	8.9%	$746,999	$263,718	$483,281	12/31/2015	7.9%
Loan		42	Storage Choice - Westover Park	57.0%	5	4	First	LO(24);DEF(92);O(4)		$814,700	$343,369	$471,331	12/31/2015	7.8%	$888,344	$348,016	$540,328	12/31/2016	9.0%
Loan		43	A Storage Place - Grand Junction East	54.8%	5	4	First	LO(25);DEF(91);O(4)		$872,893	$308,048	$564,845	12/31/2015	9.4%	$945,691	$308,369	$637,322	12/31/2016	10.6%
Loan		44	Shasta Executive Plaza	49.5%	0	0	Eleventh	LO(26);DEF/YM1(87);O(7)	I	$1,085,693	$457,336	$628,357	12/31/2015	11.1%	$1,181,590	$439,434	$742,156	12/31/2016	13.1%
Loan	16	45	Horizon Owners Corp.	39.6%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		46	Extra Space Storage Irving	63.6%	5	4	First	LO(24);DEF(91);O(5)		$543,406	$293,166	$250,240	12/31/2015	4.6%	$703,645	$280,646	$422,999	12/31/2016	7.8%
Loan		47	Storage Choice - League City	57.0%	5	4	First	LO(24);DEF(92);O(4)		$693,439	$288,310	$405,129	12/31/2015	7.7%	$776,790	$315,988	$460,802	12/31/2016	8.8%
Loan		48	Sun Valley Self-Storage	46.8%	0	0	Eleventh	LO(27);DEF(89);O(4)		$789,187	$314,782	$474,405	12/31/2015	9.3%	$837,387	$340,574	$496,814	12/31/2016	9.7%
Loan	17	49	Henson Studio	0.4%	5	5	First	LO(24);DEF(92);O(4)		$1,874,250	$0	$1,874,250	12/31/2014	36.8%	$1,874,250	$0	$1,874,250	12/31/2015	36.8%
Loan		50	A Storage Place - Grand Junction West	56.8%	5	4	First	LO(25);DEF(91);O(4)		$657,383	$248,459	$408,924	12/31/2015	8.2%	$761,352	$258,228	$503,124	12/31/2016	10.1%
Loan		51	Westport Glendale Self-Storage	58.4%	0	0	Eleventh	LO(28);DEF(88);O(4)		$612,536	$226,708	$385,828	12/31/2015	7.7%	$776,939	$231,596	$545,343	12/31/2016	10.9%
Loan		52	Pleasant Hill Station	58.1%	0	0	Eleventh	LO(27);DEF(89);O(4)		$670,371	$192,053	$478,318	12/31/2014	9.6%	$758,239	$191,432	$566,807	12/31/2015	11.4%
Loan		53	Greensboro Industrial Portfolio	52.6%	0	0	Eleventh	LO(24);DEF(92);O(4)		$512,147	$106,695	$405,452	12/31/2015	8.4%	$651,608	$108,242	$543,366	12/31/2016	11.3%
A-1-17

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield
Loan		54	1111 Studewood	53.4%	5	5	First	LO(24);DEF(92);O(4)		N/A	N/A	N/A	N/A	N/A	$320,603	$22,604	$297,999	12/31/2015	6.3%
Loan	7	55	Elgin Village & Cedar Breaks Centre	48.8%	4	4	First	LO(25);DEF(91);O(4)		$651,100	$238,844	$412,256	12/31/2015	9.0%	$755,797	$245,912	$509,885	12/31/2016	11.1%
Property		55.01	Elgin Village							$412,848	$153,894	$258,954	12/31/2015		$475,838	$157,683	$318,155	12/31/2016
Property		55.02	Cedar Breaks Centre							$238,252	$84,950	$153,302	12/31/2015		$279,959	$88,229	$191,730	12/31/2016
Loan		56	El Dorado Hills	51.0%	0	0	Eleventh	LO(27);DEF(89);O(4)		$843,593	$246,916	$596,677	12/31/2015	13.1%	$833,251	$305,389	$527,862	12/31/2016	11.6%
Loan		57	Creekside Estates MHC	29.2%	5	4	First	LO(25);DEF(89);O(6)		$1,189,477	$381,715	$807,762	12/31/2014	18.0%	$1,211,024	$400,174	$810,850	12/31/2015	18.0%
Loan		58	La Costa Apartment Corp.	31.4%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		59	North Ridge & Rossell North Shopping Center	56.0%	0	0	Eleventh	LO(26);DEF(90);O(4)		$722,852	$421,854	$300,998	12/31/2014	7.5%	$790,127	$402,085	$388,042	12/31/2015	9.7%
Loan	9	60	Park Court Owners, Inc.	16.9%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		61	West Gate House, Inc.	5.4%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		62	Pacific Fletcher Parkway	54.6%	0	0	Eleventh	LO(26);DEF(90);O(4)		$404,072	$104,083	$299,989	12/31/2015	8.6%	$401,753	$100,514	$301,240	12/31/2016	8.6%
Loan		63	2711 Henry Hudson Corp.	15.2%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		64	Holliswood Owners Corp.	6.0%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		65	Gatekeeper Storage	62.0%	5	4	First	LO(24);DEF(92);O(4)		$481,654	$164,186	$317,468	12/31/2015	9.8%	$490,747	$179,089	$311,658	12/31/2016	9.6%
Loan		66	Belgravia Gardens Corp.	13.7%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		67	Executive Towers Apartment Owners Corp.	18.2%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		68	84 Drive Homes Inc.	26.1%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		69	Springdale Pointe	31.8%	0	0	Eleventh	LO(26);DEF(90);O(4)		$492,957	$98,051	$394,906	12/31/2014	15.1%	$494,936	$94,584	$400,352	12/31/2015	15.3%
Loan		70	149 Spring Street	10.4%	5	4	First	LO(25);DEF(91);O(4)		$1,027,958	$334,072	$693,886	12/31/2014	27.8%	$1,068,205	$400,950	$667,255	12/31/2015	26.7%
Loan		71	775 Loft Corp.	14.1%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	72	52 Riverside Drive Owners Corp.	3.4%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		73	Hartsdale Highlands Tenants Corp.	19.2%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		74	101 Ellwood Tenants Corp.	27.5%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		75	Budget Self Storage of Mesa	43.9%	0	0	Eleventh	LO(26);DEF(30);O(4)		$390,895	$203,535	$187,360	12/31/2015	9.4%	$443,845	$216,294	$227,552	12/31/2016	11.4%
Loan		76	17 West Apartments Corp.	1.6%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		77	4265 Webster Avenue Owners, Inc.	12.1%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		78	20 Bond Owners Corp.	6.8%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		79	415 West 57th Street Tenants Corporation	6.2%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		80	The Bakery, Inc.	6.8%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		81	Murray Hill Owners Corp.	3.3%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		82	Alta Ave. Apartments Corp.	28.8%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		83	McCorkle Cooperative Apartments, Inc.	4.8%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		84	310 West 18th Street Owners Corp.	12.8%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		85	Gramercy Equities Corp.	1.8%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	4.9%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		87	782 West End Avenue Owners Corp.	2.2%	10	10	First	YM1(113);1%(3);O(4)	F	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-18

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield
Loan	5, 6	1	Del Amo Fashion Center	$77,175,155	$23,956,448	$53,218,707	3/31/2017 TTM	11.6%	87.0%	$81,259,520	$21,915,628	$59,343,892	12.9%	$223,460	$2,154,999	$56,965,434	12.4%
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio	$212,650,616	$140,075,692	$72,574,924	3/31/2017 TTM	12.6%	74.6%	$213,600,210	$142,270,818	$71,329,392	12.4%	$0	$0	$71,329,392	12.4%
Property		2.01	Larkspur Landing Sunnyvale	$7,774,225	$3,182,596	$4,591,630	3/31/2017 TTM		83.8%	$7,774,225	$3,602,265	$4,171,961		$0	$0	$4,171,961
Property		2.02	Larkspur Landing Milpitas	$6,764,028	$2,934,998	$3,829,030	3/31/2017 TTM		85.7%	$6,764,028	$3,201,871	$3,562,157		$0	$0	$3,562,157
Property		2.03	Larkspur Landing Campbell	$6,059,570	$2,757,497	$3,302,074	3/31/2017 TTM		84.3%	$6,059,570	$2,860,144	$3,199,426		$0	$0	$3,199,426
Property		2.04	Larkspur Landing San Francisco	$5,697,514	$3,243,028	$2,454,486	3/31/2017 TTM		84.9%	$5,697,514	$3,270,929	$2,426,585		$0	$0	$2,426,585
Property		2.05	Larkspur Landing Pleasanton	$5,193,352	$2,729,274	$2,464,078	3/31/2017 TTM		82.9%	$5,193,352	$2,754,991	$2,438,362		$0	$0	$2,438,362
Property		2.06	Larkspur Landing Bellevue	$4,692,425	$2,495,573	$2,196,852	3/31/2017 TTM		78.8%	$4,692,425	$2,518,899	$2,173,526		$0	$0	$2,173,526
Property		2.07	Larkspur Landing Sacramento	$4,214,257	$2,376,584	$1,837,673	3/31/2017 TTM		83.0%	$4,214,257	$2,397,345	$1,816,912		$0	$0	$1,816,912
Property		2.08	Hampton Inn Ann Arbor North	$4,826,301	$2,931,510	$1,894,791	3/31/2017 TTM		73.9%	$4,826,301	$2,990,175	$1,836,126		$0	$0	$1,836,126
Property		2.09	Larkspur Landing Hillsboro	$3,941,272	$2,212,809	$1,728,463	3/31/2017 TTM		74.1%	$3,941,272	$2,232,510	$1,708,763		$0	$0	$1,708,763
Property		2.10	Larkspur Landing Renton	$4,423,020	$2,707,102	$1,715,917	3/31/2017 TTM		80.3%	$4,423,020	$2,728,888	$1,694,132		$0	$0	$1,694,132
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark	$5,568,856	$4,003,041	$1,565,815	3/31/2017 TTM		78.3%	$5,568,856	$4,031,609	$1,537,247		$0	$0	$1,537,247
Property		2.12	Residence Inn Toledo Maumee	$4,066,425	$2,577,284	$1,489,141	3/31/2017 TTM		81.7%	$4,066,425	$2,597,554	$1,468,871		$0	$0	$1,468,871
Property		2.13	Residence Inn Williamsburg	$3,955,706	$2,577,258	$1,378,448	3/31/2017 TTM		73.0%	$3,955,706	$2,596,962	$1,358,744		$0	$0	$1,358,744
Property		2.14	Hampton Inn Suites Waco South	$4,293,844	$2,857,582	$1,436,261	3/31/2017 TTM		77.7%	$4,293,844	$2,879,053	$1,414,791		$0	$0	$1,414,791
Property		2.15	Holiday Inn Louisville Airport Fair Expo	$4,185,314	$2,774,983	$1,410,331	3/31/2017 TTM		72.9%	$4,185,314	$2,796,547	$1,388,767		$0	$0	$1,388,767
Property		2.16	Courtyard Tyler	$3,341,364	$2,071,232	$1,270,131	3/31/2017 TTM		58.8%	$3,341,364	$2,088,004	$1,253,360		$0	$0	$1,253,360
Property		2.17	Hilton Garden Inn Edison Raritan Center	$5,848,958	$4,501,494	$1,347,464	3/31/2017 TTM		78.1%	$5,848,958	$4,531,561	$1,317,397		$0	$0	$1,317,397
Property		2.18	Hilton Garden Inn St. Paul Oakdale	$4,891,094	$3,176,826	$1,714,268	3/31/2017 TTM		80.0%	$4,891,094	$3,201,247	$1,689,847		$0	$0	$1,689,847
Property		2.19	Residence Inn Grand Rapids West	$3,115,120	$1,993,563	$1,121,557	3/31/2017 TTM		72.6%	$3,115,120	$2,008,993	$1,106,127		$0	$0	$1,106,127
Property		2.20	Peoria, AZ Residence Inn	$3,248,248	$2,073,979	$1,174,268	3/31/2017 TTM		80.8%	$3,248,248	$2,090,221	$1,158,027		$0	$0	$1,158,027
Property		2.21	Hampton Inn Suites Bloomington Normal	$3,738,690	$2,323,067	$1,415,623	3/31/2017 TTM		70.8%	$3,738,690	$2,341,747	$1,396,943		$0	$0	$1,396,943
Property		2.22	Courtyard Chico	$3,850,184	$2,409,784	$1,440,399	3/31/2017 TTM		84.6%	$3,850,184	$2,410,998	$1,439,185		$0	$0	$1,439,185
Property		2.23	Hampton Inn Suites Kokomo	$3,680,915	$2,406,941	$1,273,974	3/31/2017 TTM		77.9%	$3,680,915	$2,425,349	$1,255,566		$0	$0	$1,255,566
Property		2.24	Hampton Inn Suites South Bend	$3,810,167	$2,560,292	$1,249,874	3/31/2017 TTM		69.9%	$3,810,167	$2,577,957	$1,232,210		$0	$0	$1,232,210
Property		2.25	Courtyard Wichita Falls	$3,121,444	$2,010,030	$1,111,414	3/31/2017 TTM		77.4%	$3,121,444	$2,025,834	$1,095,610		$0	$0	$1,095,610
Property		2.26	Hampton Inn Morehead	$3,154,358	$2,044,468	$1,109,890	3/31/2017 TTM		66.6%	$3,154,358	$2,060,293	$1,094,065		$0	$0	$1,094,065
Property		2.27	Residence Inn Chico	$3,273,835	$2,069,989	$1,203,846	3/31/2017 TTM		88.0%	$3,273,835	$2,065,656	$1,208,180		$0	$0	$1,208,180
Property		2.28	Courtyard Lufkin	$2,752,597	$2,000,258	$752,338	3/31/2017 TTM		64.9%	$2,752,597	$2,014,311	$738,285		$0	$0	$738,285
Property		2.29	Hampton Inn Carlisle	$3,439,196	$2,305,135	$1,134,061	3/31/2017 TTM		76.1%	$3,439,196	$2,322,290	$1,116,905		$0	$0	$1,116,905
Property		2.30	Springhill Suites Williamsburg	$3,361,902	$2,469,058	$892,843	3/31/2017 TTM		71.7%	$3,361,902	$2,485,794	$876,108		$0	$0	$876,108
Property		2.31	Fairfield Inn Bloomington	$3,018,966	$1,711,211	$1,307,756	3/31/2017 TTM		87.1%	$3,018,966	$1,747,736	$1,271,230		$0	$0	$1,271,230
Property		2.32	Waco Residence Inn	$3,136,682	$2,208,764	$927,918	3/31/2017 TTM		82.0%	$3,136,682	$2,224,447	$912,234		$0	$0	$912,234
Property		2.33	Holiday Inn Express Fishers	$3,176,451	$2,209,137	$967,314	3/31/2017 TTM		67.1%	$3,176,451	$2,225,023	$951,428		$0	$0	$951,428
Property		2.34	Larkspur Landing Folsom	$2,902,483	$2,029,275	$873,208	3/31/2017 TTM		86.4%	$2,902,483	$2,043,619	$858,864		$0	$0	$858,864
Property		2.35	Springhill Suites Chicago Naperville Warrenville	$3,321,573	$2,613,848	$707,725	3/31/2017 TTM		66.9%	$3,321,573	$2,653,751	$667,822		$0	$0	$667,822
Property		2.36	Holiday Inn Express & Suites Paris	$2,343,673	$1,533,494	$810,179	3/31/2017 TTM		72.6%	$2,343,673	$1,545,193	$798,480		$0	$0	$798,480
Property		2.37	Toledo Homewood Suites	$2,929,714	$1,970,860	$958,854	3/31/2017 TTM		82.2%	$2,929,714	$1,985,509	$944,205		$0	$0	$944,205
Property		2.38	Grand Rapids Homewood Suites	$3,009,146	$2,254,528	$754,618	3/31/2017 TTM		84.1%	$3,009,146	$2,269,574	$739,572		$0	$0	$739,572
Property		2.39	Cheyenne Fairfield Inn & Suites	$1,961,942	$1,198,541	$763,401	3/31/2017 TTM		74.6%	$1,961,942	$1,208,351	$753,591		$0	$0	$753,591
Property		2.40	Fairfield Inn Laurel	$3,127,939	$2,454,865	$673,074	3/31/2017 TTM		79.9%	$3,127,939	$2,470,469	$657,471		$0	$0	$657,471
Property		2.41	Courtyard Akron Stow	$3,168,035	$2,265,448	$902,586	3/31/2017 TTM		65.9%	$3,168,035	$2,281,919	$886,115		$0	$0	$886,115
Property		2.42	Larkspur Landing Roseville	$2,851,065	$2,050,973	$800,092	3/31/2017 TTM		79.5%	$2,851,065	$2,064,916	$786,149		$0	$0	$786,149
Property		2.43	Towneplace Suites Bloomington	$2,441,633	$1,579,332	$862,300	3/31/2017 TTM		89.1%	$2,441,633	$1,591,528	$850,105		$0	$0	$850,105
Property		2.44	Hampton Inn Danville	$2,591,371	$1,849,816	$741,555	3/31/2017 TTM		80.0%	$2,591,371	$1,862,762	$728,609		$0	$0	$728,609
Property		2.45	Holiday Inn Norwich	$4,801,904	$4,023,218	$778,687	3/31/2017 TTM		56.7%	$4,801,904	$4,049,772	$752,132		$0	$0	$752,132
Property		2.46	Hampton Inn Suites Longview North	$2,322,688	$1,660,639	$662,049	3/31/2017 TTM		63.8%	$2,322,688	$1,672,245	$650,443		$0	$0	$650,443
Property		2.47	Springhill Suites Peoria Westlake	$2,918,586	$2,421,747	$496,839	3/31/2017 TTM		63.3%	$2,918,586	$2,448,540	$470,046		$0	$0	$470,046
Property		2.48	Hampton Inn Suites Buda	$2,627,746	$1,761,027	$866,719	3/31/2017 TTM		74.5%	$2,627,746	$1,774,143	$853,603		$0	$0	$853,603
Property		2.49	Shawnee Hampton Inn	$1,892,474	$1,264,237	$628,237	3/31/2017 TTM		77.6%	$1,892,474	$1,273,699	$618,775		$0	$0	$618,775
Property		2.50	Racine Fairfield Inn	$1,812,261	$1,199,377	$612,885	3/31/2017 TTM		68.6%	$1,812,261	$1,208,438	$603,823		$0	$0	$603,823
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam	$2,433,055	$1,733,654	$699,401	3/31/2017 TTM		75.6%	$2,433,055	$1,745,776	$687,279		$0	$0	$687,279
Property		2.52	Holiday Inn Express & Suites Terrell	$2,149,392	$1,533,271	$616,121	3/31/2017 TTM		84.0%	$2,149,392	$1,543,906	$605,485		$0	$0	$605,485
Property		2.53	Westchase Homewood Suites	$2,958,058	$2,563,519	$394,540	3/31/2017 TTM		63.6%	$2,958,058	$2,578,316	$379,742		$0	$0	$379,742
Property		2.54	Holiday Inn Express & Suites Tyler South	$2,128,673	$1,518,165	$610,507	3/31/2017 TTM		65.9%	$2,128,673	$1,528,792	$599,880		$0	$0	$599,880
Property		2.55	Holiday Inn Express & Suites Huntsville	$2,360,887	$1,659,727	$701,160	3/31/2017 TTM		65.5%	$2,360,887	$1,671,501	$689,387		$0	$0	$689,387
Property		2.56	Hampton Inn Sweetwater	$1,585,686	$1,177,401	$408,284	3/31/2017 TTM		62.9%	$1,585,686	$1,185,317	$400,369		$0	$0	$400,369
Property		2.57	Comfort Suites Buda Austin South	$2,082,208	$1,530,153	$552,056	3/31/2017 TTM		76.8%	$2,082,208	$1,540,640	$541,569		$0	$0	$541,569
Property		2.58	Fairfield Inn & Suites Weatherford	$1,659,116	$1,339,100	$320,016	3/31/2017 TTM		63.4%	$1,659,116	$1,347,398	$311,718		$0	$0	$311,718
Property		2.59	Holiday Inn Express & Suites Altus	$1,417,147	$1,198,163	$218,984	3/31/2017 TTM		67.4%	$1,417,147	$1,205,199	$211,948		$0	$0	$211,948
Property		2.60	Comfort Inn & Suites Paris	$1,157,262	$900,440	$256,821	3/31/2017 TTM		67.4%	$1,157,262	$906,202	$251,060		$0	$0	$251,060
Property		2.61	Hampton Inn Suites Decatur	$1,550,317	$1,362,365	$187,952	3/31/2017 TTM		64.6%	$1,550,317	$1,370,105	$180,212		$0	$0	$180,212
Property		2.62	Holiday Inn Express & Suites Texarkana East	$1,638,961	$1,463,932	$175,029	3/31/2017 TTM		66.5%	$1,638,961	$1,472,078	$166,883		$0	$0	$166,883
Property		2.63	Mankato Fairfield Inn	$1,236,472	$1,080,742	$155,731	3/31/2017 TTM		58.0%	$1,236,472	$1,086,924	$149,548		$0	$0	$149,548
Property		2.64	Candlewood Suites Texarkana	$1,239,140	$1,117,335	$121,805	3/31/2017 TTM		75.0%	$1,239,140	$1,123,516	$115,624		$0	$0	$115,624
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East	$413,730	$860,149	-$446,419	3/31/2017 TTM		70.6%	$1,363,324	$1,253,517	$109,807		$0	$0	$109,807
Loan	5	3	Westchester One	$23,331,793	$12,607,026	$10,724,767	3/31/2017 TTM	9.7%	84.4%	$24,385,810	$12,817,560	$11,568,250	10.5%	$226,859	$914,144	$10,427,247	9.5%
Loan	5, 6, 11	4	Market Street - The Woodlands	$24,050,575	$8,831,551	$15,219,024	12/31/2016	8.7%	92.5%	$24,779,479	$8,827,590	$15,951,889	9.1%	$78,733	$1,120,268	$14,752,888	8.4%
Loan	5, 12	5	Olympic Tower	$85,428,630	$24,792,052	$60,636,578	12/31/2016	9.9%	96.0%	$94,904,955	$26,624,023	$68,280,932	11.2%	$131,343	$2,012,895	$66,136,694	10.8%
Loan		6	Sprouts Farmers Market	N/A	N/A	N/A	N/A	N/A	92.8%	$6,176,895	$1,275,785	$4,901,111	8.8%	$28,696	$188,526	$4,683,889	8.4%
Loan		7	270 Corporate Center	$9,078,426	$4,145,459	$4,932,967	12/31/2016	9.4%	89.2%	$10,279,642	$4,267,232	$6,012,410	11.5%	$89,889	$543,465	$5,379,056	10.2%
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$18,511,396	8.2%	$0	$0	$18,511,396	8.2%
Property		8.01	Hilton Salt Lake	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$3,300,706		$0	$0	$3,300,706
Property		8.02	Doubletree Seattle Airport	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$5,374,280		$0	$0	$5,374,280
Property		8.03	Doubletree Mission Valley	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$1,776,034		$0	$0	$1,776,034
Property		8.04	One Ally Center	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$3,353,970		$0	$0	$3,353,970
Property		8.05	Doubletree Sonoma	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$1,157,870		$0	$0	$1,157,870
Property		8.06	Doubletree Durango	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$1,155,514		$0	$0	$1,155,514
Property		8.07	Northside Forsyth Hospital Medical Center	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$654,595		$0	$0	$654,595
Property		8.08	NASA/JPSS Headquarters	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$472,292		$0	$0	$472,292
Property		8.09	Dallas Market Center: Sheraton Suites	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$524,334		$0	$0	$524,334
Property		8.10	Dallas Market Center: Marriott Courtyard	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$297,000		$0	$0	$297,000
Property		8.11	The Buckler Apartments	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$312,186		$0	$0	$312,186
Property		8.12	Lock-Up Self Storage Facility	N/A	N/A	N/A	N/A		N/A	N/A	N/A	$132,615		$0	$0	$132,615
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	N/A	N/A	N/A	N/A	N/A	95.0%	$79,004,104	$29,231,519	$49,772,586	14.1%	$781,904	$3,909,520	$45,081,162	12.8%
Property		9.01	BAE Systems	N/A	N/A	N/A	N/A		95.0%	$6,796,684	$2,514,773	$4,281,911		$50,063	$250,313	$3,981,536
Property		9.02	FedEx (Stratford)	N/A	N/A	N/A	N/A		95.0%	$5,379,160	$1,990,289	$3,388,871		$33,780	$168,899	$3,186,193
Property		9.03	FedEx (Baltimore)	N/A	N/A	N/A	N/A		95.0%	$5,375,273	$1,988,851	$3,386,422		$45,902	$229,512	$3,111,008
Property		9.04	Harman	N/A	N/A	N/A	N/A		95.0%	$5,387,147	$1,993,244	$3,393,902		$28,206	$141,032	$3,224,665
Property		9.05	GE Aviation (Lafayette)	N/A	N/A	N/A	N/A		95.0%	$4,259,069	$1,575,856	$2,683,213		$45,961	$229,805	$2,407,448
Property		9.06	GoDaddy	N/A	N/A	N/A	N/A		95.0%	$3,876,583	$1,434,336	$2,442,247		$22,500	$112,500	$2,307,247

A-1-19

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield
Property		9.07	Carrier	N/A	N/A	N/A	N/A		95.0%	$3,465,588	$1,282,268	$2,183,320		$76,880	$384,398	$1,722,043
Property		9.08	Emerus	N/A	N/A	N/A	N/A		95.0%	$3,397,543	$1,257,091	$2,140,452		$14,346	$71,730	$2,054,376
Property		9.09	Cardinal Health	N/A	N/A	N/A	N/A		95.0%	$2,790,425	$1,032,457	$1,757,968		$41,393	$206,963	$1,509,612
Property		9.10	TE Connectivity	N/A	N/A	N/A	N/A		95.0%	$2,932,121	$1,084,885	$1,847,237		$26,497	$132,486	$1,688,253
Property		9.11	FCA LLC	N/A	N/A	N/A	N/A		95.0%	$2,747,456	$1,016,559	$1,730,897		$45,000	$225,000	$1,460,897
Property		9.12	FedEx (Staunton)	N/A	N/A	N/A	N/A		95.0%	$2,190,820	$810,603	$1,380,217		$33,780	$168,899	$1,177,538
Property		9.13	QuadPackaging (Proteus)	N/A	N/A	N/A	N/A		95.0%	$1,815,035	$671,563	$1,143,472		$31,500	$157,500	$954,472
Property		9.14	QuadPackaging (Transpak)	N/A	N/A	N/A	N/A		95.0%	$1,797,749	$665,167	$1,132,582		$31,200	$156,000	$945,382
Property		9.15	T-Mobile	N/A	N/A	N/A	N/A		95.0%	$1,801,998	$666,739	$1,135,259		$9,975	$49,875	$1,075,409
Property		9.16	Sikorsky Aircraft	N/A	N/A	N/A	N/A		95.0%	$1,858,180	$687,527	$1,170,653		$22,646	$113,231	$1,034,776
Property		9.17	Vatterott College	N/A	N/A	N/A	N/A		95.0%	$2,127,329	$787,112	$1,340,217		$13,500	$67,500	$1,259,217
Property		9.18	Comcast	N/A	N/A	N/A	N/A		95.0%	$1,666,826	$616,725	$1,050,100		$8,589	$42,945	$998,566
Property		9.19	Alfa Laval	N/A	N/A	N/A	N/A		95.0%	$1,711,602	$633,293	$1,078,309		$27,038	$135,189	$916,082
Property		9.20	LKQ Corporation (New Braunfels)	N/A	N/A	N/A	N/A		95.0%	$1,447,775	$535,677	$912,098		$15,054	$75,268	$821,777
Property		9.21	Hitachi	N/A	N/A	N/A	N/A		95.0%	$1,371,194	$507,342	$863,852		$10,808	$54,042	$799,002
Property		9.22	Cameron	N/A	N/A	N/A	N/A		95.0%	$1,619,001	$599,030	$1,019,971		$11,228	$56,138	$952,606
Property		9.23	Alliance Data	N/A	N/A	N/A	N/A		95.0%	$1,395,792	$516,443	$879,349		$15,120	$75,600	$788,629
Property		9.24	Synchrony Financial	N/A	N/A	N/A	N/A		95.0%	$1,093,022	$404,418	$688,604		$10,166	$50,831	$627,606
Property		9.25	Baxalta (Barry Pointe)	N/A	N/A	N/A	N/A		95.0%	$725,110	$268,291	$456,819		$2,502	$12,510	$441,807
Property		9.26	Baxalta (Casselberry)	N/A	N/A	N/A	N/A		95.0%	$730,164	$270,161	$460,003		$2,504	$12,521	$444,979
Property		9.27	Baxalta (Mounds View)	N/A	N/A	N/A	N/A		95.0%	$705,097	$260,886	$444,211		$2,502	$12,510	$429,199
Property		9.28	Baxalta (Grand Rapids)	N/A	N/A	N/A	N/A		95.0%	$706,976	$261,581	$445,395		$2,504	$12,519	$430,372
Property		9.29	Gerdau	N/A	N/A	N/A	N/A		95.0%	$915,967	$338,908	$577,059		$7,046	$35,232	$534,781
Property		9.30	Baxalta (Wausau)	N/A	N/A	N/A	N/A		95.0%	$655,724	$242,618	$413,106		$2,502	$12,512	$398,093
Property		9.31	Baxalta (Springfield)	N/A	N/A	N/A	N/A		95.0%	$660,942	$244,548	$416,393		$2,504	$12,521	$401,369
Property		9.32	LKQ (Salisbury)	N/A	N/A	N/A	N/A		95.0%	$700,201	$259,074	$441,127		$26,018	$130,091	$285,018
Property		9.33	Baxalta (Ankeny)	N/A	N/A	N/A	N/A		95.0%	$621,471	$229,944	$391,527		$2,516	$12,579	$376,432
Property		9.34	H&E Equipment Services (San Antonio)	N/A	N/A	N/A	N/A		95.0%	$614,375	$227,319	$387,056		$3,980	$19,901	$363,174
Property		9.35	H&E Equipment Services (New Orleans)	N/A	N/A	N/A	N/A		95.0%	$617,481	$228,468	$389,013		$2,821	$14,106	$372,086
Property		9.36	GE Aviation (Pompano)	N/A	N/A	N/A	N/A		95.0%	$559,537	$207,029	$352,508		$4,634	$23,169	$324,706
Property		9.37	Saint-Gobain	N/A	N/A	N/A	N/A		95.0%	$562,737	$208,213	$354,525		$15,443	$77,213	$261,870
Property		9.38	H&E Equipment Services (Columbia)	N/A	N/A	N/A	N/A		95.0%	$485,579	$179,664	$305,915		$2,907	$14,535	$288,473
Property		9.39	H&E Equipment Services (Yukon)	N/A	N/A	N/A	N/A		95.0%	$474,788	$175,672	$299,117		$2,941	$14,706	$281,469
Property		9.40	LKQ Corporation (Toledo)	N/A	N/A	N/A	N/A		95.0%	$474,634	$175,614	$299,019		$24,508	$122,538	$151,974
Property		9.41	H&E Equipment Services (Greer)	N/A	N/A	N/A	N/A		95.0%	$489,950	$181,281	$308,668		$2,941	$14,706	$291,021
Loan	9	10	200 Center Anaheim	$1,047,601	$1,470,676	-$423,075	2/28/2017 TTM	-1.0%	95.0%	$6,463,976	$2,179,017	$4,284,959	9.9%	$43,036	$226,199	$4,015,725	9.2%
Loan	7	11	Stor-It Southern California Portfolio	$8,074,819	$1,971,714	$6,103,105	12/31/2016	18.4%	87.9%	$8,074,819	$1,978,269	$6,096,550	18.3%	$122,938	$0	$5,973,612	18.0%
Property		11.01	Stor-It Marina Del Rey	$2,798,286	$512,344	$2,285,942	12/31/2016		84.6%	$2,798,286	$539,987	$2,258,299		$29,965	$0	$2,228,334
Property		11.02	Stor-It Aliso Viejo	$1,694,267	$428,336	$1,265,931	12/31/2016		90.9%	$1,694,267	$425,418	$1,268,849		$35,295	$0	$1,233,554
Property		11.03	Stor-It Mission Viejo	$1,291,854	$353,222	$938,632	12/31/2016		87.8%	$1,291,854	$340,122	$951,732		$24,723	$0	$927,009
Property		11.04	Stor-It Downey	$1,174,090	$358,053	$816,037	12/31/2016		90.9%	$1,174,090	$358,945	$815,145		$19,853	$0	$795,292
Property		11.05	Stor-It San Juan Capistrano	$1,116,322	$319,759	$796,563	12/31/2016		88.8%	$1,116,322	$313,797	$802,525		$13,102	$0	$789,423
Loan		12	Richmond Marriott Short Pump	$11,358,108	$7,553,993	$3,804,115	4/30/2017 TTM	15.0%	69.3%	$11,358,108	$7,530,135	$3,827,973	15.1%	$454,324	$0	$3,373,648	13.3%
Loan	6	13	Charlotte Southpark Marriott	$10,417,640	$7,596,375	$2,821,265	2/28/2017 TTM	11.3%	68.3%	$11,779,220	$8,091,822	$3,687,398	14.8%	$588,961	$0	$3,098,437	12.4%
Loan		14	36 East 14th Street	$1,542,799	$29,401	$1,513,398	12/31/2016	6.6%	95.0%	$1,689,765	$53,371	$1,636,394	7.1%	$1,013	$5,057	$1,630,324	7.1%
Loan		15	Capital Bank Plaza	$3,542,926	$1,374,375	$2,168,552	12/31/2016	9.4%	93.0%	$3,737,756	$1,415,511	$2,322,245	10.1%	$29,628	$175,896	$2,116,720	9.2%
Loan		16	The Center At Split Rock	$3,246,346	$758,291	$2,488,055	4/30/2017 TTM	11.1%	93.7%	$3,086,298	$770,054	$2,316,244	10.3%	$13,680	$125,605	$2,176,959	9.7%
Loan	8	17	Marriott Minneapolis Northwest	$16,367,582	$12,549,474	$3,818,108	3/31/2017 TTM	17.5%	72.3%	$16,205,652	$12,678,686	$3,526,966	16.2%	$648,226	$0	$2,878,740	13.2%
Loan	5, 6	18	Crossgates Commons	$5,571,014	$2,313,502	$3,257,512	2/28/2017 TTM	10.0%	89.3%	$6,058,700	$2,344,782	$3,713,918	11.4%	$87,457	$284,208	$3,342,253	10.3%
Loan		19	SouthBridge Office Park	$4,257,992	$1,704,762	$2,553,230	1/31/2017 TTM	13.4%	75.2%	$3,691,161	$1,687,051	$2,004,111	10.5%	$45,032	$225,000	$1,734,078	9.1%
Loan		20	Jacksonville Hilton Hotels	$9,289,243	$6,344,954	$2,944,290	4/30/2017 TTM	16.4%	84.5%	$9,289,243	$6,626,937	$2,662,306	14.8%	$371,570	$0	$2,290,737	12.8%
Loan		21	Williamsburg Plaza	$2,366,599	$1,042,552	$1,324,047	3/31/2017 TTM	7.9%	90.5%	$2,423,740	$1,028,248	$1,395,492	8.3%	$63,000	$0	$1,332,492	7.9%
Loan		22	Park Oaks Shopping Center	$2,667,119	$1,017,917	$1,649,202	2/28/2017 TTM	9.9%	90.1%	$2,681,238	$1,032,606	$1,648,632	9.9%	$46,000	$108,281	$1,494,351	9.0%
Loan	7	23	StorPlace Self Storage Portfolio	$3,099,747	$1,105,877	$1,993,870	3/31/2017 TTM	12.2%	84.2%	$3,018,724	$1,080,174	$1,938,549	11.9%	$48,665	$0	$1,889,884	11.6%
Property		23.01	StorPlace of Old Hickory Blvd	$905,038	$308,850	$596,187	3/31/2017 TTM		90.0%	$910,554	$316,021	$594,533		$12,033	$0	$582,500
Property		23.02	StorPlace of Rutherford Blvd	$858,784	$307,703	$551,081	3/31/2017 TTM		87.5%	$815,506	$298,503	$517,003		$10,886	$0	$506,117
Property		23.03	StorPlace of Lascassas	$709,904	$251,137	$458,767	3/31/2017 TTM		88.6%	$667,869	$236,422	$431,447		$10,164	$0	$421,282
Property		23.04	StorPlace of Veterans Parkway	$626,021	$238,187	$387,835	3/31/2017 TTM		70.7%	$624,794	$229,228	$395,567		$15,581	$0	$379,985
Loan		24	Abington House - Retail	$680,099	$68,397	$611,702	1/31/2017 TTM	3.8%	90.1%	$1,469,593	$98,247	$1,371,346	8.6%	$5,017	$20,991	$1,345,338	8.4%
Loan		25	Windhaven Park	$2,320,083	$665,039	$1,655,044	12/31/2016	10.7%	95.0%	$2,498,965	$714,999	$1,783,966	11.6%	$8,983	$80,000	$1,694,983	11.0%
Loan		26	Lawndale Plaza	$2,016,167	$459,325	$1,556,841	3/31/2017 TTM	10.3%	95.0%	$2,028,779	$489,456	$1,539,323	10.2%	$16,828	$70,834	$1,451,662	9.6%
Loan		27	SoCal Self Storage - Los Angeles, CA	$2,074,395	$575,987	$1,498,408	3/31/2017 TTM	10.0%	89.7%	$2,074,395	$589,436	$1,484,959	9.9%	$7,523	$0	$1,477,436	9.8%
Loan		28	Comfort Inn Hotel Circle	$7,450,779	$5,141,853	$2,308,926	4/30/2017 TTM	15.9%	80.0%	$7,578,323	$4,953,587	$2,624,736	18.1%	$303,133	$0	$2,321,603	16.0%
Loan		29	Armory Owners, Inc.	N/A	N/A	N/A	N/A	N/A	95.0%	$7,474,880	$4,077,260	$3,397,620	24.4%	$47,100	$0	$3,350,520	24.0%
Loan		30	Brenden Theatres	$2,095,454	$326,115	$1,769,339	12/31/2016	13.3%	95.0%	$2,113,452	$441,804	$1,671,648	12.6%	$13,330	$95,269	$1,563,050	11.7%
Loan		31	Manchester Plaza	N/A	N/A	N/A	N/A	N/A	88.4%	$1,867,992	$669,907	$1,198,085	9.6%	$23,483	$60,230	$1,114,372	8.9%
Loan		32	Temescal Village Plaza	$1,489,829	$433,872	$1,055,957	12/31/2016	9.6%	92.4%	$1,613,657	$475,544	$1,138,113	10.3%	$19,091	$73,230	$1,045,792	9.5%
Loan		33	Safe Storage Van Nuys	$1,344,394	$409,879	$934,515	3/31/2017 TTM	8.9%	92.0%	$1,391,935	$461,541	$930,394	8.9%	$5,558	$0	$924,836	8.8%
Loan		34	University Town Center-CA	$1,541,452	$603,504	$937,948	3/31/2017 TTM	9.2%	79.6%	$1,660,027	$636,640	$1,023,387	10.0%	$19,386	$83,596	$920,406	9.0%
Loan		35	Lake Park Pointe Shopping Center	$1,671,926	$811,845	$860,081	12/31/2016	8.5%	88.6%	$2,068,960	$872,460	$1,196,499	11.9%	$32,026	$98,651	$1,065,823	10.6%
Loan	7	36	Stor-It Costa Mesa & Long Beach	$2,715,114	$775,164	$1,939,949	3/31/2017 TTM	19.9%	87.1%	$2,715,114	$789,266	$1,925,848	19.8%	$29,085	$0	$1,896,763	19.5%
Property		36.01	Stor-It Costa Mesa	$1,420,576	$396,279	$1,024,297	3/31/2017 TTM		88.2%	$1,420,576	$407,360	$1,013,216		$14,180	$0	$999,036
Property		36.02	Stor-It Long Beach	$1,294,538	$378,885	$915,652	3/31/2017 TTM		85.8%	$1,294,538	$381,906	$912,632		$14,905	$0	$897,727
Loan		37	220-55 46th Avenue Owners, Inc.	N/A	N/A	N/A	N/A	N/A	95.0%	$7,960,806	$3,824,397	$4,136,409	46.0%	$78,500	$0	$4,057,908	45.1%
Loan	15	38	Bywater Mutual Homes, Inc.	N/A	N/A	N/A	N/A	N/A	96.0%	$4,188,749	$1,829,893	$2,358,856	27.9%	$123,200	$0	$2,235,656	26.5%
Loan		39	Easley Town Center - Back Eastern Strip	$669,246	$149,465	$519,781	12/31/2016	7.3%	91.3%	$873,400	$185,979	$687,421	9.7%	$12,413	$37,611	$637,397	9.0%
Loan		40	Oceanside Self Storage	$842,454	$240,612	$601,842	3/31/2017 TTM	9.6%	90.6%	$842,454	$271,262	$571,192	9.1%	$5,013	$0	$566,179	9.1%
Loan		41	West Bench Plaza	$810,337	$241,181	$569,156	12/31/2016	9.3%	85.8%	$853,257	$236,184	$617,073	10.0%	$8,636	$49,138	$559,299	9.1%
Loan		42	Storage Choice - Westover Park	$889,470	$354,411	$535,059	2/28/2017 TTM	8.9%	94.2%	$889,470	$358,986	$530,484	8.8%	$13,119	$0	$517,365	8.6%
Loan		43	A Storage Place - Grand Junction East	$945,036	$319,256	$625,780	2/28/2017 TTM	10.4%	84.6%	$945,036	$278,634	$666,402	11.1%	$18,807	$0	$647,595	10.8%
Loan		44	Shasta Executive Plaza	$1,181,699	$441,429	$740,270	4/30/2017 TTM	13.0%	90.6%	$1,195,110	$452,069	$743,041	13.1%	$11,387	$56,937	$674,717	11.9%
Loan	16	45	Horizon Owners Corp.	N/A	N/A	N/A	N/A	N/A	97.0%	$1,900,186	$925,991	$974,195	17.7%	$33,300	$0	$940,895	17.1%
Loan		46	Extra Space Storage Irving	$732,222	$284,679	$447,543	3/31/2017 TTM	8.3%	85.1%	$741,497	$264,445	$477,052	8.8%	$11,303	$0	$465,749	8.6%
Loan		47	Storage Choice - League City	$784,861	$324,842	$460,019	2/28/2017 TTM	8.8%	90.4%	$784,861	$323,304	$461,557	8.8%	$12,023	$0	$449,534	8.6%
Loan		48	Sun Valley Self-Storage	$872,799	$416,334	$456,465	3/31/2017 TTM	8.9%	95.0%	$954,796	$321,423	$633,372	12.4%	$7,554	$0	$625,819	12.2%
Loan	17	49	Henson Studio	$1,874,250	$0	$1,874,250	12/31/2016	36.8%	95.0%	$2,835,689	$1,047,080	$1,788,610	35.1%	$17,587	$159,880	$1,611,143	31.6%
Loan		50	A Storage Place - Grand Junction West	$773,125	$260,475	$512,650	2/28/2017 TTM	10.3%	88.0%	$773,125	$236,623	$536,502	10.7%	$10,760	$0	$525,742	10.5%
Loan		51	Westport Glendale Self-Storage	$800,396	$226,397	$573,999	3/31/2017 TTM	11.5%	80.4%	$802,755	$242,176	$560,580	11.2%	$12,209	$0	$548,370	11.0%
Loan		52	Pleasant Hill Station	$744,197	$168,336	$575,861	12/31/2016	11.6%	92.0%	$689,441	$165,274	$524,167	10.5%	$7,350	$3,375	$513,442	10.3%
Loan		53	Greensboro Industrial Portfolio	$656,785	$113,007	$543,778	4/30/2017 TTM	11.3%	94.0%	$640,504	$108,371	$532,133	11.1%	$18,740	$31,760	$481,633	10.0%
A-1-20

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield
Loan		54	1111 Studewood	$488,496	$81,104	$407,393	12/31/2016	8.6%	95.0%	$680,708	$208,176	$472,532	9.9%	$2,425	$22,461	$447,646	9.4%
Loan	7	55	Elgin Village & Cedar Breaks Centre	$763,676	$256,110	$507,566	2/28/2017 TTM	11.0%	89.9%	$771,032	$236,854	$534,178	11.6%	$6,313	$28,768	$499,097	10.8%
Property		55.01	Elgin Village	$487,450	$165,816	$321,634	2/28/2017 TTM		82.9%	$418,254	$148,613	$269,641		$4,464	$17,576	$247,601
Property		55.02	Cedar Breaks Centre	$276,226	$90,294	$185,932	2/28/2017 TTM		100.0%	$352,778	$88,241	$264,537		$1,849	$11,192	$251,496
Loan		56	El Dorado Hills	$822,072	$320,130	$501,942	3/31/2017 TTM	11.0%	93.3%	$884,499	$294,565	$589,934	13.0%	$15,492	$43,035	$531,407	11.7%
Loan		57	Creekside Estates MHC	$1,247,729	$389,171	$858,558	12/31/2016	19.1%	95.0%	$1,219,171	$425,366	$793,805	17.6%	$13,536	$0	$780,269	17.3%
Loan		58	La Costa Apartment Corp.	N/A	N/A	N/A	N/A	N/A	97.0%	$1,414,917	$698,807	$716,110	16.7%	$28,800	$0	$687,310	16.0%
Loan		59	North Ridge & Rossell North Shopping Center	$834,391	$436,636	$397,754	12/31/2016	9.9%	89.1%	$916,012	$475,890	$440,122	10.9%	$7,234	$12,128	$420,760	10.5%
Loan	9	60	Park Court Owners, Inc.	N/A	N/A	N/A	N/A	N/A	97.1%	$2,123,392	$905,738	$1,217,654	30.5%	$50,400	$0	$1,167,254	29.3%
Loan		61	West Gate House, Inc.	N/A	N/A	N/A	N/A	N/A	96.0%	$3,161,494	$1,079,557	$2,081,937	52.2%	$42,700	$0	$2,039,237	51.1%
Loan		62	Pacific Fletcher Parkway	$422,445	$71,361	$351,083	2/28/2017 TTM	10.0%	95.0%	$472,752	$108,825	$363,927	10.4%	$7,830	$17,107	$338,990	9.7%
Loan		63	2711 Henry Hudson Corp.	N/A	N/A	N/A	N/A	N/A	96.1%	$1,840,825	$780,165	$1,060,660	30.3%	$20,000	$0	$1,040,660	29.8%
Loan		64	Holliswood Owners Corp.	N/A	N/A	N/A	N/A	N/A	95.0%	$4,252,604	$2,151,873	$2,100,731	60.2%	$66,000	$0	$2,034,731	58.3%
Loan		65	Gatekeeper Storage	$488,904	$176,296	$312,608	2/28/2017 TTM	9.6%	83.8%	$492,323	$198,243	$294,080	9.0%	$6,567	$0	$287,513	8.8%
Loan		66	Belgravia Gardens Corp.	N/A	N/A	N/A	N/A	N/A	96.0%	$1,543,322	$665,990	$877,332	27.5%	$18,000	$0	$859,332	27.0%
Loan		67	Executive Towers Apartment Owners Corp.	N/A	N/A	N/A	N/A	N/A	95.0%	$2,144,568	$933,753	$1,210,815	39.1%	$35,500	$0	$1,175,315	37.9%
Loan		68	84 Drive Homes Inc.	N/A	N/A	N/A	N/A	N/A	96.1%	$1,060,384	$478,123	$582,261	19.4%	$31,000	$0	$551,261	18.4%
Loan		69	Springdale Pointe	$471,229	$104,328	$366,901	12/31/2016	14.0%	95.0%	$596,052	$210,663	$385,389	14.7%	$2,242	$8,408	$374,740	14.3%
Loan		70	149 Spring Street	$1,095,033	$289,451	$805,582	12/31/2016	32.2%	92.7%	$989,883	$346,053	$643,830	25.8%	$4,258	$0	$639,572	25.6%
Loan		71	775 Loft Corp.	N/A	N/A	N/A	N/A	N/A	94.3%	$880,673	$192,565	$688,108	27.6%	$4,000	$0	$684,108	27.4%
Loan	9	72	52 Riverside Drive Owners Corp.	N/A	N/A	N/A	N/A	N/A	97.0%	$3,639,485	$1,267,664	$2,371,821	95.1%	$21,000	$0	$2,350,821	94.2%
Loan		73	Hartsdale Highlands Tenants Corp.	N/A	N/A	N/A	N/A	N/A	95.1%	$1,336,735	$747,167	$589,568	23.6%	$21,300	$0	$568,268	22.8%
Loan		74	101 Ellwood Tenants Corp.	N/A	N/A	N/A	N/A	N/A	98.0%	$1,305,471	$647,888	$657,583	27.4%	$17,000	$0	$640,583	26.7%
Loan		75	Budget Self Storage of Mesa	$450,672	$219,704	$230,968	2/28/2017 TTM	11.6%	89.8%	$490,243	$237,723	$252,520	12.7%	$9,754	$0	$242,766	12.2%
Loan		76	17 West Apartments Corp.	N/A	N/A	N/A	N/A	N/A	96.0%	$4,600,664	$1,467,326	$3,133,338	195.8%	$44,400	$0	$3,088,938	193.1%
Loan		77	4265 Webster Avenue Owners, Inc.	N/A	N/A	N/A	N/A	N/A	97.1%	$989,110	$449,198	$539,912	38.7%	$15,900	$0	$524,012	37.5%
Loan		78	20 Bond Owners Corp.	N/A	N/A	N/A	N/A	N/A	96.0%	$880,320	$194,909	$685,411	50.9%	$4,100	$0	$681,311	50.5%
Loan		79	415 West 57th Street Tenants Corporation	N/A	N/A	N/A	N/A	N/A	96.9%	$939,904	$302,448	$637,456	47.4%	$10,000	$0	$627,456	46.6%
Loan		80	The Bakery, Inc.	N/A	N/A	N/A	N/A	N/A	95.0%	$811,581	$327,915	$483,666	37.2%	$4,800	$0	$478,866	36.9%
Loan		81	Murray Hill Owners Corp.	N/A	N/A	N/A	N/A	N/A	97.1%	$1,307,996	$665,440	$642,556	50.5%	$9,600	$0	$632,956	49.7%
Loan		82	Alta Ave. Apartments Corp.	N/A	N/A	N/A	N/A	N/A	95.0%	$689,199	$296,513	$392,686	32.1%	$9,400	$0	$383,286	31.3%
Loan		83	McCorkle Cooperative Apartments, Inc.	N/A	N/A	N/A	N/A	N/A	97.0%	$3,014,400	$1,189,840	$1,824,560	150.4%	$52,000	$0	$1,772,560	146.1%
Loan		84	310 West 18th Street Owners Corp.	N/A	N/A	N/A	N/A	N/A	95.0%	$452,339	$194,821	$257,518	21.5%	$4,800	$0	$252,718	21.1%
Loan		85	Gramercy Equities Corp.	N/A	N/A	N/A	N/A	N/A	95.5%	$1,897,290	$546,597	$1,350,693	135.1%	$4,000	$0	$1,346,693	134.7%
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	N/A	N/A	N/A	N/A	N/A	95.0%	$1,124,040	$340,662	$783,378	78.4%	$12,000	$0	$771,378	77.2%
Loan		87	782 West End Avenue Owners Corp.	N/A	N/A	N/A	N/A	N/A	96.0%	$1,623,201	$713,870	$909,331	113.8%	$16,200	$0	$893,131	111.8%

A-1-21

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF
Loan	5, 6	1	Del Amo Fashion Center	J.C. Penney	12/31/2018	163,346	9.2%	Nordstrom	2/28/2031	138,000	7.8%
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio
Property		2.01	Larkspur Landing Sunnyvale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.02	Larkspur Landing Milpitas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.03	Larkspur Landing Campbell	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.04	Larkspur Landing San Francisco	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.05	Larkspur Landing Pleasanton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.06	Larkspur Landing Bellevue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.07	Larkspur Landing Sacramento	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.08	Hampton Inn Ann Arbor North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.09	Larkspur Landing Hillsboro	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.10	Larkspur Landing Renton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.12	Residence Inn Toledo Maumee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.13	Residence Inn Williamsburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.14	Hampton Inn Suites Waco South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.15	Holiday Inn Louisville Airport Fair Expo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.16	Courtyard Tyler	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.17	Hilton Garden Inn Edison Raritan Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.18	Hilton Garden Inn St. Paul Oakdale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.19	Residence Inn Grand Rapids West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.20	Peoria, AZ Residence Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.21	Hampton Inn Suites Bloomington Normal	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.22	Courtyard Chico	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.23	Hampton Inn Suites Kokomo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.24	Hampton Inn Suites South Bend	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.25	Courtyard Wichita Falls	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.26	Hampton Inn Morehead	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.27	Residence Inn Chico	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.28	Courtyard Lufkin	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.29	Hampton Inn Carlisle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.30	Springhill Suites Williamsburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.31	Fairfield Inn Bloomington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.32	Waco Residence Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.33	Holiday Inn Express Fishers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.34	Larkspur Landing Folsom	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.35	Springhill Suites Chicago Naperville Warrenville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.36	Holiday Inn Express & Suites Paris	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.37	Toledo Homewood Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.38	Grand Rapids Homewood Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.39	Cheyenne Fairfield Inn & Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.40	Fairfield Inn Laurel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.41	Courtyard Akron Stow	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.42	Larkspur Landing Roseville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.43	Towneplace Suites Bloomington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.44	Hampton Inn Danville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.45	Holiday Inn Norwich	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.46	Hampton Inn Suites Longview North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.47	Springhill Suites Peoria Westlake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.48	Hampton Inn Suites Buda	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.49	Shawnee Hampton Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.50	Racine Fairfield Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.52	Holiday Inn Express & Suites Terrell	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.53	Westchase Homewood Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.54	Holiday Inn Express & Suites Tyler South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.55	Holiday Inn Express & Suites Huntsville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.56	Hampton Inn Sweetwater	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.57	Comfort Suites Buda Austin South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.58	Fairfield Inn & Suites Weatherford	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.59	Holiday Inn Express & Suites Altus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.60	Comfort Inn & Suites Paris	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.61	Hampton Inn Suites Decatur	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.62	Holiday Inn Express & Suites Texarkana East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.63	Mankato Fairfield Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.64	Candlewood Suites Texarkana	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	3	Westchester One	New York Life Insurance	3/31/2030	192,060	21.2%	Reader’s Digest	4/30/2025	53,399	5.9%
Loan	5, 6, 11	4	Market Street - The Woodlands	H-E-B Woodlands Market	7/1/2024	82,525	16.8%	Merrill Lynch	1/1/2020	23,682	4.8%
Loan	5, 12	5	Olympic Tower	NBA Properties, Inc.	12/31/2035	191,957	36.5%	Richmont North America, Inc.	7/31/2028	126,386	24.1%
Loan		6	Sprouts Farmers Market	Sprouts Farmers Market	9/30/2026	29,986	20.9%	Ross Dress For Less	1/31/2028	25,000	17.4%
Loan		7	270 Corporate Center	Department of Energy	11/30/2019	90,203	20.1%	Viavi	12/31/2021	49,246	11.0%
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio
Property		8.01	Hilton Salt Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.02	Doubletree Seattle Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.03	Doubletree Mission Valley	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.04	One Ally Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.05	Doubletree Sonoma	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.06	Doubletree Durango	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.07	Northside Forsyth Hospital Medical Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.08	NASA/JPSS Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.09	Dallas Market Center: Sheraton Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.10	Dallas Market Center: Marriott Courtyard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.11	The Buckler Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.12	Lock-Up Self Storage Facility	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio
Property		9.01	BAE Systems	BAE Systems Controls Inc.	8/31/2025	333,750	100.0%	N/A	N/A	N/A	N/A
Property		9.02	FedEx (Stratford)	FedEx Ground Package System, Inc.	6/30/2026	225,198	100.0%	N/A	N/A	N/A	N/A
Property		9.03	FedEx (Baltimore)	Fedex Ground Package System, Inc.	12/31/2031	306,016	100.0%	N/A	N/A	N/A	N/A
Property		9.04	Harman	Harman Becker Automotive Systems, Inc.	10/31/2030	188,042	100.0%	N/A	N/A	N/A	N/A
Property		9.05	GE Aviation (Lafayette)	General Electric Company	9/13/2030	306,406	100.0%	N/A	N/A	N/A	N/A
Property		9.06	GoDaddy	GoDaddy	5/31/2025	150,000	100.0%	N/A	N/A	N/A	N/A

A-1-22

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF
Property		9.07	Carrier	Carrier Corporation	9/30/2026	517,000	100.0%	N/A	N/A	N/A	N/A
Property		9.08	Emerus	Emerus Holdings, Inc.	12/31/2026	95,640	100.0%	N/A	N/A	N/A	N/A
Property		9.09	Cardinal Health	Cardinal Health 200, LLC	4/30/2030	275,951	100.0%	N/A	N/A	N/A	N/A
Property		9.10	TE Connectivity	Tyco Electronics	4/30/2024	176,648	100.0%	N/A	N/A	N/A	N/A
Property		9.11	FCA LLC	FCA, LLC	8/31/2022	300,000	100.0%	N/A	N/A	N/A	N/A
Property		9.12	FedEx (Staunton)	FedEx BTS (Staunton)	3/31/2026	225,198	100.0%	N/A	N/A	N/A	N/A
Property		9.13	QuadPackaging (Proteus)	Proteus Packaging Corporation	12/16/2021	205,000	100.0%	N/A	N/A	N/A	N/A
Property		9.14	QuadPackaging (Transpak)	Transpak Corporation	12/16/2021	218,000	100.0%	N/A	N/A	N/A	N/A
Property		9.15	T-Mobile	T-Mobile South LLC	2/28/2025	66,500	100.0%	N/A	N/A	N/A	N/A
Property		9.16	Sikorsky Aircraft	Sikorsky Aircraft Corporation	1/31/2019	150,975	100.0%	N/A	N/A	N/A	N/A
Property		9.17	Vatterott College	Vatterott Educational Centers, Inc.	12/31/2024	90,000	100.0%	N/A	N/A	N/A	N/A
Property		9.18	Comcast	Comcast	6/30/2020	57,260	100.0%	N/A	N/A	N/A	N/A
Property		9.19	Alfa Laval	Alfa Laval INC.	12/31/2021	180,252	100.0%	N/A	N/A	N/A	N/A
Property		9.20	LKQ Corporation (New Braunfels)	LKQ Best Automotive Corp.	8/31/2033	98,771	100.0%	N/A	N/A	N/A	N/A
Property		9.21	Hitachi	Hitachi High Technologies America, INC.	4/30/2022	72,056	100.0%	N/A	N/A	N/A	N/A
Property		9.22	Cameron	Cameron International Corporation	12/14/2023	75,000	100.0%	N/A	N/A	N/A	N/A
Property		9.23	Alliance Data	Comenity Servicing LLC	7/31/2024	100,800	100.0%	N/A	N/A	N/A	N/A
Property		9.24	Synchrony Financial	Retail Finance International Holdings, Inc.	5/31/2025	67,775	100.0%	N/A	N/A	N/A	N/A
Property		9.25	Baxalta (Barry Pointe)	BioLife Plasma Services L.P.	8/31/2032	16,686	100.0%	N/A	N/A	N/A	N/A
Property		9.26	Baxalta (Casselberry)	BioLife Plasma Services L.P.	10/31/2032	16,694	100.0%	N/A	N/A	N/A	N/A
Property		9.27	Baxalta (Mounds View)	BioLife Plasma Services L.P.	11/30/2030	16,694	100.0%	N/A	N/A	N/A	N/A
Property		9.28	Baxalta (Grand Rapids)	BioLife Plasma Services L.P.	11/30/2030	16,694	100.0%	N/A	N/A	N/A	N/A
Property		9.29	Gerdau	Gerdau	3/31/2025	46,976	100.0%	N/A	N/A	N/A	N/A
Property		9.30	Baxalta (Wausau)	BioLife Plasma Services L.P.	10/31/2030	16,694	100.0%	N/A	N/A	N/A	N/A
Property		9.31	Baxalta (Springfield)	BioLife Plasma Services L.P.	11/30/2030	16,694	100.0%	N/A	N/A	N/A	N/A
Property		9.32	LKQ (Salisbury)	LKQ Salisbury, Inc.	8/6/2030	205,100	100.0%	N/A	N/A	N/A	N/A
Property		9.33	Baxalta (Ankeny)	BioLife Plasma Services L.P.	11/30/2030	16,694	100.0%	N/A	N/A	N/A	N/A
Property		9.34	H&E Equipment Services (San Antonio)	H&E Equipment Services, Inc.	11/30/2030	26,535	100.0%	N/A	N/A	N/A	N/A
Property		9.35	H&E Equipment Services (New Orleans)	H&E Equipment Services, Inc.	12/31/2030	18,808	100.0%	N/A	N/A	N/A	N/A
Property		9.36	GE Aviation (Pompano)	GE Aviation Systems, LLC	8/14/2022	30,892	100.0%	N/A	N/A	N/A	N/A
Property		9.37	Saint-Gobain	Saint-Gobain Adfors America, Inc.	9/1/2024	102,950	100.0%	N/A	N/A	N/A	N/A
Property		9.38	H&E Equipment Services (Columbia)	H&E Equipment (Columbia)	12/31/2030	19,380	100.0%	N/A	N/A	N/A	N/A
Property		9.39	H&E Equipment Services (Yukon)	H&E Equipment (Oklahoma City)	6/30/2030	19,608	100.0%	N/A	N/A	N/A	N/A
Property		9.40	LKQ Corporation (Toledo)	LKQ Heavy Trucks	6/17/2027	207,998	100.0%	N/A	N/A	N/A	N/A
Property		9.41	H&E Equipment Services (Greer)	H&E Equipment (Greer)	11/30/2030	19,608	100.0%	N/A	N/A	N/A	N/A
Loan	9	10	200 Center Anaheim	St. Joseph Heritage Healthcare	5/31/2027	191,556	100.0%	N/A	N/A	N/A	N/A
Loan	7	11	Stor-It Southern California Portfolio
Property		11.01	Stor-It Marina Del Rey	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		11.02	Stor-It Aliso Viejo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		11.03	Stor-It Mission Viejo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		11.04	Stor-It Downey	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		11.05	Stor-It San Juan Capistrano	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		12	Richmond Marriott Short Pump	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	13	Charlotte Southpark Marriott	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		14	36 East 14th Street	Bank of America, N.A.	7/31/2027	5,066	100.0%	N/A	N/A	N/A	N/A
Loan		15	Capital Bank Plaza	Capital Bank	Multiple Leases -- 3,314 square feet MTM; 62,016 square feet expiring 3/31/2021	65,330	44.1%	Clark Nexsen	Multiple Leases -- 190 square feet MTM; 29,499 square feet expiring 6/30/2022	29,689	20.0%
Loan		16	The Center At Split Rock	Walgreens	6/30/2031	14,739	16.2%	Tutor Time	1/31/2029	10,360	11.4%
Loan	8	17	Marriott Minneapolis Northwest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6	18	Crossgates Commons	Home Depot	1/31/2020	102,680	23.5%	At Home	10/19/2026	82,551	18.9%
Loan		19	SouthBridge Office Park	RGN-Birmingham IV, LLC	2/29/2024	17,012	7.6%	Oakworth Capital Bank	12/31/2017	16,711	7.4%
Loan		20	Jacksonville Hilton Hotels	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		21	Williamsburg Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		22	Park Oaks Shopping Center	Big Lots	1/31/2022	34,107	18.5%	Freedom Fitness	4/30/2024	33,407	18.1%
Loan	7	23	StorPlace Self Storage Portfolio
Property		23.01	StorPlace of Old Hickory Blvd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.02	StorPlace of Rutherford Blvd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.03	StorPlace of Lascassas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.04	StorPlace of Veterans Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Abington House - Retail	Manhattan Parking Group	7/31/2019	17,948	71.6%	Wells Fargo Bank	8/31/2028	2,540	10.1%
Loan		25	Windhaven Park	Rifle Gear	4/30/2020	15,054	17.4%	Salon Boutique	2/2/2021	10,005	11.5%
Loan		26	Lawndale Plaza	Bodega Latina, Inc	4/30/2022	29,000	34.5%	United States Postal Service	12/14/2017	10,000	11.9%
Loan		27	SoCal Self Storage - Los Angeles, CA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		28	Comfort Inn Hotel Circle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		29	Armory Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	Brenden Theatres	Brenden Theatres	5/31/2031	66,650	100.0%	N/A	N/A	N/A	N/A
Loan		31	Manchester Plaza	Academy Sports	9/30/2031	62,943	48.1%	Bob’s Discount Furniture	2/28/2027	29,386	22.4%
Loan		32	Temescal Village Plaza	CVS	2/28/2019	22,040	33.9%	Citi Bank	6/30/2027	5,244	8.1%
Loan		33	Safe Storage Van Nuys	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	University Town Center-CA	UCSC Extension Housing	3/31/2027	27,700	34.3%	New Leaf Market - Corp Offices	9/30/2023	8,146	10.1%
Loan		35	Lake Park Pointe Shopping Center	Ross Dress for Less	1/31/2024	26,537	34.0%	Walgreens	12/31/2068	12,647	16.2%
Loan	7	36	Stor-It Costa Mesa & Long Beach
Property		36.01	Stor-It Costa Mesa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		36.02	Stor-It Long Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		37	220-55 46th Avenue Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	15	38	Bywater Mutual Homes, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39	Easley Town Center - Back Eastern Strip	Burke’s Outlet Store	1/31/2024	20,163	32.5%	Planet Fitness	10/31/2026	18,003	29.0%
Loan		40	Oceanside Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	West Bench Plaza	Dollar Tree	1/31/2020	8,955	19.3%	Downeast Outfitters	1/15/2018	5,850	12.6%
Loan		42	Storage Choice - Westover Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		43	A Storage Place - Grand Junction East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		44	Shasta Executive Plaza	Far Northern Regional Center	6/30/2020	31,651	55.6%	FBI	9/30/2018	5,658	9.9%
Loan	16	45	Horizon Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		46	Extra Space Storage Irving	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		47	Storage Choice - League City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		48	Sun Valley Self-Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	17	49	Henson Studio	Jim Henson Company	2/29/2032	79,940	100.0%	N/A	N/A	N/A	N/A
Loan		50	A Storage Place - Grand Junction West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		51	Westport Glendale Self-Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		52	Pleasant Hill Station	Mattress Firm	6/30/2018	4,060	16.6%	Vincent Bakery	10/31/2020	2,450	10.0%
Loan		53	Greensboro Industrial Portfolio	N.B. Hndy Cmpny	5/31/2025	36,008	56.4%	Dal-Tile Cmpny	3/31/2022	19,200	30.1%

A-1-23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF
Loan		54	1111 Studewood	Los Cucos	2/29/2024	5,500	34.0%	Arthur Ave	10/7/2026	3,500	21.7%
Loan	7	55	Elgin Village & Cedar Breaks Centre
Property		55.01	Elgin Village	Anytime Fitness	8/31/2022	5,367	27.3%	Asian Delight Restaurant (Koy)	7/31/2022	3,422	17.4%
Property		55.02	Cedar Breaks Centre	Castle Dental	1/31/2024	3,000	32.5%	Texan Urgent Care	1/31/2025	2,800	30.3%
Loan		56	El Dorado Hills	SlideBelts Inc.	10/31/2018	6,249	7.3%	Paul Olsen	6/30/2018	5,358	6.2%
Loan		57	Creekside Estates MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		58	La Costa Apartment Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		59	North Ridge & Rossell North Shopping Center	Dollar Tree	7/31/2022	10,000	27.6%	Cash America	2/28/2022	7,560	20.9%
Loan	9	60	Park Court Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		61	West Gate House, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		62	Pacific Fletcher Parkway	Helix Mechanical	10/31/2019	12,005	29.1%	McKeever, Inc.	12/31/2020	6,450	15.7%
Loan		63	2711 Henry Hudson Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		64	Holliswood Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		65	Gatekeeper Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		66	Belgravia Gardens Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		67	Executive Towers Apartment Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		68	84 Drive Homes Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		69	Springdale Pointe	Verizon Wireless	10/31/2021	4,506	40.2%	Vitamin Shoppe Industries, LLC	10/31/2025	3,497	31.2%
Loan		70	149 Spring Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		71	775 Loft Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	72	52 Riverside Drive Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		73	Hartsdale Highlands Tenants Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		74	101 Ellwood Tenants Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		75	Budget Self Storage of Mesa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		76	17 West Apartments Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		77	4265 Webster Avenue Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		78	20 Bond Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		79	415 West 57th Street Tenants Corporation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		80	The Bakery, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		81	Murray Hill Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		82	Alta Ave. Apartments Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		83	McCorkle Cooperative Apartments, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		84	310 West 18th Street Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		85	Gramercy Equities Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		87	782 West End Avenue Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-24

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Loan	5, 6	1	Del Amo Fashion Center	Dick’s Sporting Goods	4/30/2027	83,210	4.7%	AMC Theatres	9/30/2021	76,800	4.3%
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio
Property		2.01	Larkspur Landing Sunnyvale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.02	Larkspur Landing Milpitas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.03	Larkspur Landing Campbell	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.04	Larkspur Landing San Francisco	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.05	Larkspur Landing Pleasanton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.06	Larkspur Landing Bellevue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.07	Larkspur Landing Sacramento	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.08	Hampton Inn Ann Arbor North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.09	Larkspur Landing Hillsboro	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.10	Larkspur Landing Renton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.12	Residence Inn Toledo Maumee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.13	Residence Inn Williamsburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.14	Hampton Inn Suites Waco South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.15	Holiday Inn Louisville Airport Fair Expo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.16	Courtyard Tyler	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.17	Hilton Garden Inn Edison Raritan Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.18	Hilton Garden Inn St. Paul Oakdale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.19	Residence Inn Grand Rapids West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.20	Peoria, AZ Residence Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.21	Hampton Inn Suites Bloomington Normal	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.22	Courtyard Chico	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.23	Hampton Inn Suites Kokomo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.24	Hampton Inn Suites South Bend	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.25	Courtyard Wichita Falls	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.26	Hampton Inn Morehead	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.27	Residence Inn Chico	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.28	Courtyard Lufkin	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.29	Hampton Inn Carlisle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.30	Springhill Suites Williamsburg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.31	Fairfield Inn Bloomington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.32	Waco Residence Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.33	Holiday Inn Express Fishers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.34	Larkspur Landing Folsom	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.35	Springhill Suites Chicago Naperville Warrenville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.36	Holiday Inn Express & Suites Paris	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.37	Toledo Homewood Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.38	Grand Rapids Homewood Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.39	Cheyenne Fairfield Inn & Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.40	Fairfield Inn Laurel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.41	Courtyard Akron Stow	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.42	Larkspur Landing Roseville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.43	Towneplace Suites Bloomington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.44	Hampton Inn Danville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.45	Holiday Inn Norwich	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.46	Hampton Inn Suites Longview North	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.47	Springhill Suites Peoria Westlake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.48	Hampton Inn Suites Buda	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.49	Shawnee Hampton Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.50	Racine Fairfield Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.52	Holiday Inn Express & Suites Terrell	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.53	Westchase Homewood Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.54	Holiday Inn Express & Suites Tyler South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.55	Holiday Inn Express & Suites Huntsville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.56	Hampton Inn Sweetwater	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.57	Comfort Suites Buda Austin South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.58	Fairfield Inn & Suites Weatherford	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.59	Holiday Inn Express & Suites Altus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.60	Comfort Inn & Suites Paris	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.61	Hampton Inn Suites Decatur	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.62	Holiday Inn Express & Suites Texarkana East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.63	Mankato Fairfield Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.64	Candlewood Suites Texarkana	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	3	Westchester One	PURE	6/30/2026	49,463	5.5%	Towers Watson	12/31/2020	46,682	5.1%
Loan	5, 6, 11	4	Market Street - The Woodlands	Regus	3/1/2027	23,495	4.8%	Cinemark	5/1/2020	20,664	4.2%
Loan	5, 12	5	Olympic Tower	Cartier	7/31/2037	55,000	10.5%	MSD Capital	3/31/2022	43,979	8.4%
Loan		6	Sprouts Farmers Market	HomeGoods	10/31/2026	21,021	14.7%	Ulta	2/28/2027	10,046	7.0%
Loan		7	270 Corporate Center	Herrick	12/31/2022	36,531	8.1%	ActioNet	2/29/2020	26,826	6.0%
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio
Property		8.01	Hilton Salt Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.02	Doubletree Seattle Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.03	Doubletree Mission Valley	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.04	One Ally Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.05	Doubletree Sonoma	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.06	Doubletree Durango	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.07	Northside Forsyth Hospital Medical Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.08	NASA/JPSS Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.09	Dallas Market Center: Sheraton Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.10	Dallas Market Center: Marriott Courtyard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.11	The Buckler Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		8.12	Lock-Up Self Storage Facility	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio
Property		9.01	BAE Systems	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.02	FedEx (Stratford)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.03	FedEx (Baltimore)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.04	Harman	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.05	GE Aviation (Lafayette)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.06	GoDaddy	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-25

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Property		9.07	Carrier	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.08	Emerus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.09	Cardinal Health	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.10	TE Connectivity	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.11	FCA LLC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.12	FedEx (Staunton)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.13	QuadPackaging (Proteus)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.14	QuadPackaging (Transpak)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.15	T-Mobile	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.16	Sikorsky Aircraft	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.17	Vatterott College	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.18	Comcast	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.19	Alfa Laval	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.20	LKQ Corporation (New Braunfels)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.21	Hitachi	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.22	Cameron	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.23	Alliance Data	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.24	Synchrony Financial	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.25	Baxalta (Barry Pointe)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.26	Baxalta (Casselberry)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.27	Baxalta (Mounds View)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.28	Baxalta (Grand Rapids)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.29	Gerdau	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.30	Baxalta (Wausau)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.31	Baxalta (Springfield)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.32	LKQ (Salisbury)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.33	Baxalta (Ankeny)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.34	H&E Equipment Services (San Antonio)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.35	H&E Equipment Services (New Orleans)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.36	GE Aviation (Pompano)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.37	Saint-Gobain	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.38	H&E Equipment Services (Columbia)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.39	H&E Equipment Services (Yukon)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.40	LKQ Corporation (Toledo)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		9.41	H&E Equipment Services (Greer)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	10	200 Center Anaheim	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	7	11	Stor-It Southern California Portfolio
Property		11.01	Stor-It Marina Del Rey	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		11.02	Stor-It Aliso Viejo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		11.03	Stor-It Mission Viejo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		11.04	Stor-It Downey	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		11.05	Stor-It San Juan Capistrano	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		12	Richmond Marriott Short Pump	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	13	Charlotte Southpark Marriott	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		14	36 East 14th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		15	Capital Bank Plaza	Jacob’s (FKA KingStubbins)	1/31/2018	6,362	4.3%	Sfl+a Architects	Multiple Leases -- 64 square feet MTM; 6,024 square feet expiring 7/31/2019	6,088	4.1%
Loan		16	The Center At Split Rock	Vazzy’s	4/30/2027	7,210	7.9%	Mattress Firm	11/30/2022	6,257	6.9%
Loan	8	17	Marriott Minneapolis Northwest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6	18	Crossgates Commons	Sears Outlet	5/31/2018	44,327	10.1%	Michaels	8/31/2022	31,480	7.2%
Loan		19	SouthBridge Office Park	National Cement Company, Inc	12/31/2025	14,988	6.7%	Mauldin & Jenkins CPA, LLC	12/31/2021	9,769	4.3%
Loan		20	Jacksonville Hilton Hotels	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		21	Williamsburg Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		22	Park Oaks Shopping Center	Big Texas Icehouse	4/30/2022	15,349	8.3%	Dollar Tree	4/30/2024	11,700	6.4%
Loan	7	23	StorPlace Self Storage Portfolio
Property		23.01	StorPlace of Old Hickory Blvd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.02	StorPlace of Rutherford Blvd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.03	StorPlace of Lascassas	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.04	StorPlace of Veterans Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Abington House - Retail	Whitmans	9/30/2026	1,766	7.0%	Think Coffee	7/31/2025	1,012	4.0%
Loan		25	Windhaven Park	Davita	2/28/2025	8,182	9.4%	Tri-Shop	12/31/2025	6,418	7.4%
Loan		26	Lawndale Plaza	Cushman & Wakefield at Anthem	7/31/2022	8,160	9.7%	CSK Auto, Inc.#1539 dba O’Reilly Automo	1/31/2020	6,204	7.4%
Loan		27	SoCal Self Storage - Los Angeles, CA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		28	Comfort Inn Hotel Circle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		29	Armory Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	Brenden Theatres	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		31	Manchester Plaza	Pan-Asia Market II, LLC	1/31/2027	23,905	18.3%	N/A	N/A	N/A	N/A
Loan		32	Temescal Village Plaza	County of Riverside	1/31/2020	4,808	7.4%	Jersey’s Pizzeria	3/31/2021	4,032	6.2%
Loan		33	Safe Storage Van Nuys	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	University Town Center-CA	Goodtimes Magazine	8/31/2017	5,178	6.4%	Compass Rose Media	7/31/2021	3,715	4.6%
Loan		35	Lake Park Pointe Shopping Center	Binny’s	1/31/2032	10,662	13.7%	Sherwin Williams	4/30/2022	3,610	4.6%
Loan	7	36	Stor-It Costa Mesa & Long Beach
Property		36.01	Stor-It Costa Mesa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		36.02	Stor-It Long Beach	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		37	220-55 46th Avenue Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	15	38	Bywater Mutual Homes, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		39	Easley Town Center - Back Eastern Strip	Boot Barn	12/31/2024	10,000	16.1%	Rue 21	1/31/2020	4,500	7.3%
Loan		40	Oceanside Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		41	West Bench Plaza	Just Dance Studio	10/31/2018	3,500	7.6%	Carl’s Jr.	7/31/2024	3,177	6.9%
Loan		42	Storage Choice - Westover Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		43	A Storage Place - Grand Junction East	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		44	Shasta Executive Plaza	First American Title Company	2/28/2021	4,450	7.8%	CA Dept. of Rehabilitation	6/30/2023	3,760	6.6%
Loan	16	45	Horizon Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		46	Extra Space Storage Irving	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		47	Storage Choice - League City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		48	Sun Valley Self-Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	17	49	Henson Studio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		50	A Storage Place - Grand Junction West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		51	Westport Glendale Self-Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		52	Pleasant Hill Station	Macaroon Karaoke	12/31/2021	2,450	10.0%	Todahmgol (Korean Restaurant)	10/31/2019	2,100	8.6%
Loan		53	Greensboro Industrial Portfolio	Bozzetto, Inc.	9/30/2020	8,583	13.5%	N/A	N/A	N/A	N/A

A-1-26

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Loan		54	1111 Studewood	Discover Dental	10/31/2026	3,500	21.7%	Event Space	3/1/2029	3,000	18.6%
Loan	7	55	Elgin Village & Cedar Breaks Centre
Property		55.01	Elgin Village	Family Total Dental	9/30/2022	3,087	15.7%	TGF / Regis Hair Salon	6/30/2018	1,400	7.1%
Property		55.02	Cedar Breaks Centre	Centennial Wealth Advisor	11/30/2021	2,420	26.2%	Great Clips	2/28/2019	1,020	11.0%
Loan		56	El Dorado Hills	Trimark Associates, Inc	7/31/2021	3,740	4.3%	West Coast Studio Fit	12/31/2018	3,482	4.0%
Loan		57	Creekside Estates MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		58	La Costa Apartment Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		59	North Ridge & Rossell North Shopping Center	Valeteria Cleaners	2/28/2021	2,870	7.9%	Felony Franks Restaurant Group	1/31/2020	1,799	5.0%
Loan	9	60	Park Court Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		61	West Gate House, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		62	Pacific Fletcher Parkway	Peterson Lighting	1/31/2022	5,943	14.4%	Fitness Concepts	4/30/2021	3,915	9.5%
Loan		63	2711 Henry Hudson Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		64	Holliswood Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		65	Gatekeeper Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		66	Belgravia Gardens Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		67	Executive Towers Apartment Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		68	84 Drive Homes Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		69	Springdale Pointe	Aspen Dental Management, Inc.	4/30/2026	3,207	28.6%	N/A	N/A	N/A	N/A
Loan		70	149 Spring Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		71	775 Loft Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	72	52 Riverside Drive Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		73	Hartsdale Highlands Tenants Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		74	101 Ellwood Tenants Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		75	Budget Self Storage of Mesa	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		76	17 West Apartments Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		77	4265 Webster Avenue Owners, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		78	20 Bond Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		79	415 West 57th Street Tenants Corporation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		80	The Bakery, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		81	Murray Hill Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		82	Alta Ave. Apartments Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		83	McCorkle Cooperative Apartments, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		84	310 West 18th Street Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		85	Gramercy Equities Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		87	782 West End Avenue Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-27

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
Loan	5, 6	1	Del Amo Fashion Center	Burlington Coat Factory	1/31/2025	60,000	3.4%	$0	$0
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio					$0	one-twelfth (1/12th) of the greater of (i) 4% of Gross Income from Operations for the calendar month two months prior to Payment Date and (ii) deposit amount required under the Franchise Agreement for FF&E
Property		2.01	Larkspur Landing Sunnyvale	N/A	N/A	N/A	N/A
Property		2.02	Larkspur Landing Milpitas	N/A	N/A	N/A	N/A
Property		2.03	Larkspur Landing Campbell	N/A	N/A	N/A	N/A
Property		2.04	Larkspur Landing San Francisco	N/A	N/A	N/A	N/A
Property		2.05	Larkspur Landing Pleasanton	N/A	N/A	N/A	N/A
Property		2.06	Larkspur Landing Bellevue	N/A	N/A	N/A	N/A
Property		2.07	Larkspur Landing Sacramento	N/A	N/A	N/A	N/A
Property		2.08	Hampton Inn Ann Arbor North	N/A	N/A	N/A	N/A
Property		2.09	Larkspur Landing Hillsboro	N/A	N/A	N/A	N/A
Property		2.10	Larkspur Landing Renton	N/A	N/A	N/A	N/A
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark	N/A	N/A	N/A	N/A
Property		2.12	Residence Inn Toledo Maumee	N/A	N/A	N/A	N/A
Property		2.13	Residence Inn Williamsburg	N/A	N/A	N/A	N/A
Property		2.14	Hampton Inn Suites Waco South	N/A	N/A	N/A	N/A
Property		2.15	Holiday Inn Louisville Airport Fair Expo	N/A	N/A	N/A	N/A
Property		2.16	Courtyard Tyler	N/A	N/A	N/A	N/A
Property		2.17	Hilton Garden Inn Edison Raritan Center	N/A	N/A	N/A	N/A
Property		2.18	Hilton Garden Inn St. Paul Oakdale	N/A	N/A	N/A	N/A
Property		2.19	Residence Inn Grand Rapids West	N/A	N/A	N/A	N/A
Property		2.20	Peoria, AZ Residence Inn	N/A	N/A	N/A	N/A
Property		2.21	Hampton Inn Suites Bloomington Normal	N/A	N/A	N/A	N/A
Property		2.22	Courtyard Chico	N/A	N/A	N/A	N/A
Property		2.23	Hampton Inn Suites Kokomo	N/A	N/A	N/A	N/A
Property		2.24	Hampton Inn Suites South Bend	N/A	N/A	N/A	N/A
Property		2.25	Courtyard Wichita Falls	N/A	N/A	N/A	N/A
Property		2.26	Hampton Inn Morehead	N/A	N/A	N/A	N/A
Property		2.27	Residence Inn Chico	N/A	N/A	N/A	N/A
Property		2.28	Courtyard Lufkin	N/A	N/A	N/A	N/A
Property		2.29	Hampton Inn Carlisle	N/A	N/A	N/A	N/A
Property		2.30	Springhill Suites Williamsburg	N/A	N/A	N/A	N/A
Property		2.31	Fairfield Inn Bloomington	N/A	N/A	N/A	N/A
Property		2.32	Waco Residence Inn	N/A	N/A	N/A	N/A
Property		2.33	Holiday Inn Express Fishers	N/A	N/A	N/A	N/A
Property		2.34	Larkspur Landing Folsom	N/A	N/A	N/A	N/A
Property		2.35	Springhill Suites Chicago Naperville Warrenville	N/A	N/A	N/A	N/A
Property		2.36	Holiday Inn Express & Suites Paris	N/A	N/A	N/A	N/A
Property		2.37	Toledo Homewood Suites	N/A	N/A	N/A	N/A
Property		2.38	Grand Rapids Homewood Suites	N/A	N/A	N/A	N/A
Property		2.39	Cheyenne Fairfield Inn & Suites	N/A	N/A	N/A	N/A
Property		2.40	Fairfield Inn Laurel	N/A	N/A	N/A	N/A
Property		2.41	Courtyard Akron Stow	N/A	N/A	N/A	N/A
Property		2.42	Larkspur Landing Roseville	N/A	N/A	N/A	N/A
Property		2.43	Towneplace Suites Bloomington	N/A	N/A	N/A	N/A
Property		2.44	Hampton Inn Danville	N/A	N/A	N/A	N/A
Property		2.45	Holiday Inn Norwich	N/A	N/A	N/A	N/A
Property		2.46	Hampton Inn Suites Longview North	N/A	N/A	N/A	N/A
Property		2.47	Springhill Suites Peoria Westlake	N/A	N/A	N/A	N/A
Property		2.48	Hampton Inn Suites Buda	N/A	N/A	N/A	N/A
Property		2.49	Shawnee Hampton Inn	N/A	N/A	N/A	N/A
Property		2.50	Racine Fairfield Inn	N/A	N/A	N/A	N/A
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam	N/A	N/A	N/A	N/A
Property		2.52	Holiday Inn Express & Suites Terrell	N/A	N/A	N/A	N/A
Property		2.53	Westchase Homewood Suites	N/A	N/A	N/A	N/A
Property		2.54	Holiday Inn Express & Suites Tyler South	N/A	N/A	N/A	N/A
Property		2.55	Holiday Inn Express & Suites Huntsville	N/A	N/A	N/A	N/A
Property		2.56	Hampton Inn Sweetwater	N/A	N/A	N/A	N/A
Property		2.57	Comfort Suites Buda Austin South	N/A	N/A	N/A	N/A
Property		2.58	Fairfield Inn & Suites Weatherford	N/A	N/A	N/A	N/A
Property		2.59	Holiday Inn Express & Suites Altus	N/A	N/A	N/A	N/A
Property		2.60	Comfort Inn & Suites Paris	N/A	N/A	N/A	N/A
Property		2.61	Hampton Inn Suites Decatur	N/A	N/A	N/A	N/A
Property		2.62	Holiday Inn Express & Suites Texarkana East	N/A	N/A	N/A	N/A
Property		2.63	Mankato Fairfield Inn	N/A	N/A	N/A	N/A
Property		2.64	Candlewood Suites Texarkana	N/A	N/A	N/A	N/A
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East	N/A	N/A	N/A	N/A
Loan	5	3	Westchester One	Millennium Partners	10/31/2019	45,671	5.0%	$7,000,000	$0
Loan	5, 6, 11	4	Market Street - The Woodlands	Tommy Bahama	Multiple Leases - 11,986 square feet expiring 3/1/2020; 372 square feet expiring 11/30/2019	12,358	2.5%	$0	$0
Loan	5, 12	5	Olympic Tower	Versace U.S.A., Inc.	12/31/2023	20,000	3.8%	$25,989,597	$0
Loan		6	Sprouts Farmers Market	Care Now	2/28/2027	5,130	3.6%	$0	$2,400
Loan		7	270 Corporate Center	Amarex	7/31/2025	26,375	5.9%	$0	$7,491
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio					$0	$0
Property		8.01	Hilton Salt Lake	N/A	N/A	N/A	N/A
Property		8.02	Doubletree Seattle Airport	N/A	N/A	N/A	N/A
Property		8.03	Doubletree Mission Valley	N/A	N/A	N/A	N/A
Property		8.04	One Ally Center	N/A	N/A	N/A	N/A
Property		8.05	Doubletree Sonoma	N/A	N/A	N/A	N/A
Property		8.06	Doubletree Durango	N/A	N/A	N/A	N/A
Property		8.07	Northside Forsyth Hospital Medical Center	N/A	N/A	N/A	N/A
Property		8.08	NASA/JPSS Headquarters	N/A	N/A	N/A	N/A
Property		8.09	Dallas Market Center: Sheraton Suites	N/A	N/A	N/A	N/A
Property		8.10	Dallas Market Center: Marriott Courtyard	N/A	N/A	N/A	N/A
Property		8.11	The Buckler Apartments	N/A	N/A	N/A	N/A
Property		8.12	Lock-Up Self Storage Facility	N/A	N/A	N/A	N/A
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio					$0	$0
Property		9.01	BAE Systems	N/A	N/A	N/A	N/A
Property		9.02	FedEx (Stratford)	N/A	N/A	N/A	N/A
Property		9.03	FedEx (Baltimore)	N/A	N/A	N/A	N/A
Property		9.04	Harman	N/A	N/A	N/A	N/A
Property		9.05	GE Aviation (Lafayette)	N/A	N/A	N/A	N/A
Property		9.06	GoDaddy	N/A	N/A	N/A	N/A

A-1-28

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
Property		9.07	Carrier	N/A	N/A	N/A	N/A
Property		9.08	Emerus	N/A	N/A	N/A	N/A
Property		9.09	Cardinal Health	N/A	N/A	N/A	N/A
Property		9.10	TE Connectivity	N/A	N/A	N/A	N/A
Property		9.11	FCA LLC	N/A	N/A	N/A	N/A
Property		9.12	FedEx (Staunton)	N/A	N/A	N/A	N/A
Property		9.13	QuadPackaging (Proteus)	N/A	N/A	N/A	N/A
Property		9.14	QuadPackaging (Transpak)	N/A	N/A	N/A	N/A
Property		9.15	T-Mobile	N/A	N/A	N/A	N/A
Property		9.16	Sikorsky Aircraft	N/A	N/A	N/A	N/A
Property		9.17	Vatterott College	N/A	N/A	N/A	N/A
Property		9.18	Comcast	N/A	N/A	N/A	N/A
Property		9.19	Alfa Laval	N/A	N/A	N/A	N/A
Property		9.20	LKQ Corporation (New Braunfels)	N/A	N/A	N/A	N/A
Property		9.21	Hitachi	N/A	N/A	N/A	N/A
Property		9.22	Cameron	N/A	N/A	N/A	N/A
Property		9.23	Alliance Data	N/A	N/A	N/A	N/A
Property		9.24	Synchrony Financial	N/A	N/A	N/A	N/A
Property		9.25	Baxalta (Barry Pointe)	N/A	N/A	N/A	N/A
Property		9.26	Baxalta (Casselberry)	N/A	N/A	N/A	N/A
Property		9.27	Baxalta (Mounds View)	N/A	N/A	N/A	N/A
Property		9.28	Baxalta (Grand Rapids)	N/A	N/A	N/A	N/A
Property		9.29	Gerdau	N/A	N/A	N/A	N/A
Property		9.30	Baxalta (Wausau)	N/A	N/A	N/A	N/A
Property		9.31	Baxalta (Springfield)	N/A	N/A	N/A	N/A
Property		9.32	LKQ (Salisbury)	N/A	N/A	N/A	N/A
Property		9.33	Baxalta (Ankeny)	N/A	N/A	N/A	N/A
Property		9.34	H&E Equipment Services (San Antonio)	N/A	N/A	N/A	N/A
Property		9.35	H&E Equipment Services (New Orleans)	N/A	N/A	N/A	N/A
Property		9.36	GE Aviation (Pompano)	N/A	N/A	N/A	N/A
Property		9.37	Saint-Gobain	N/A	N/A	N/A	N/A
Property		9.38	H&E Equipment Services (Columbia)	N/A	N/A	N/A	N/A
Property		9.39	H&E Equipment Services (Yukon)	N/A	N/A	N/A	N/A
Property		9.40	LKQ Corporation (Toledo)	N/A	N/A	N/A	N/A
Property		9.41	H&E Equipment Services (Greer)	N/A	N/A	N/A	N/A
Loan	9	10	200 Center Anaheim	N/A	N/A	N/A	N/A	$0	$3,991
Loan	7	11	Stor-It Southern California Portfolio					$0	$0
Property		11.01	Stor-It Marina Del Rey	N/A	N/A	N/A	N/A
Property		11.02	Stor-It Aliso Viejo	N/A	N/A	N/A	N/A
Property		11.03	Stor-It Mission Viejo	N/A	N/A	N/A	N/A
Property		11.04	Stor-It Downey	N/A	N/A	N/A	N/A
Property		11.05	Stor-It San Juan Capistrano	N/A	N/A	N/A	N/A
Loan		12	Richmond Marriott Short Pump	N/A	N/A	N/A	N/A	$0	$36,914
Loan	6	13	Charlotte Southpark Marriott	N/A	N/A	N/A	N/A	$0	$0
Loan		14	36 East 14th Street	N/A	N/A	N/A	N/A	$0	$0
Loan		15	Capital Bank Plaza	DeMent Askew	Multiple Leases -- 565 square feet MTM; 5,443 square feet expiring 3/15/2018	6,008	4.1%	$0	$2,469
Loan		16	The Center At Split Rock	Outback	8/31/2021	6,248	6.9%	$0	$1,140
Loan	8	17	Marriott Minneapolis Northwest	N/A	N/A	N/A	N/A	$0	$54,019
Loan	5, 6	18	Crossgates Commons	Ollie’s Bargain Outlet	1/31/2021	26,948	6.2%	$0	$7,288
Loan		19	SouthBridge Office Park	Coal Emissions Reduction Technologies, LLC	8/31/2022	9,028	4.0%	$3,753	$3,753
Loan		20	Jacksonville Hilton Hotels	N/A	N/A	N/A	N/A	$0	$28,478
Loan		21	Williamsburg Plaza	N/A	N/A	N/A	N/A	$0	$5,250
Loan		22	Park Oaks Shopping Center	Sylvan Learning Center	4/30/2021	10,880	5.9%	$0	$3,833
Loan	7	23	StorPlace Self Storage Portfolio					$0	$0
Property		23.01	StorPlace of Old Hickory Blvd	N/A	N/A	N/A	N/A
Property		23.02	StorPlace of Rutherford Blvd	N/A	N/A	N/A	N/A
Property		23.03	StorPlace of Lascassas	N/A	N/A	N/A	N/A
Property		23.04	StorPlace of Veterans Parkway	N/A	N/A	N/A	N/A
Loan		24	Abington House - Retail	Dog City	MTM	756	3.0%	$0	$418
Loan		25	Windhaven Park	The Body Machine	5/31/2021	6,417	7.4%	$0	$749
Loan		26	Lawndale Plaza	J. Core Style	8/31/2020	5,376	6.4%	$0	$1,402
Loan		27	SoCal Self Storage - Los Angeles, CA	N/A	N/A	N/A	N/A	$0	$0
Loan		28	Comfort Inn Hotel Circle	N/A	N/A	N/A	N/A	$665,000	$25,261
Loan		29	Armory Owners, Inc.	N/A	N/A	N/A	N/A	$0	$0
Loan		30	Brenden Theatres	N/A	N/A	N/A	N/A	$0	$1,111
Loan		31	Manchester Plaza	N/A	N/A	N/A	N/A	$0	$1,957
Loan		32	Temescal Village Plaza	Red Ginger China Bistro	8/31/2023	3,600	5.5%	$140,000	$1,856
Loan		33	Safe Storage Van Nuys	N/A	N/A	N/A	N/A	$0	$0
Loan		34	University Town Center-CA	GSA Contract	7/18/2017	3,323	4.1%	$0	$1,616
Loan		35	Lake Park Pointe Shopping Center	The Original Pancake House	3/15/2022	3,493	4.5%	$0	$2,669
Loan	7	36	Stor-It Costa Mesa & Long Beach					$0	$0
Property		36.01	Stor-It Costa Mesa	N/A	N/A	N/A	N/A
Property		36.02	Stor-It Long Beach	N/A	N/A	N/A	N/A
Loan		37	220-55 46th Avenue Owners, Inc.	N/A	N/A	N/A	N/A	$0	$0
Loan	15	38	Bywater Mutual Homes, Inc.	N/A	N/A	N/A	N/A	$1,044,000	$0
Loan		39	Easley Town Center - Back Eastern Strip	Massage Envy	3/31/2025	3,400	5.5%	$0	$828
Loan		40	Oceanside Self Storage	N/A	N/A	N/A	N/A	$0	$500
Loan		41	West Bench Plaza	Oquirrh Dental	12/31/2019	2,800	6.0%	$0	$773
Loan		42	Storage Choice - Westover Park	N/A	N/A	N/A	N/A	$0	$1,093
Loan		43	A Storage Place - Grand Junction East	N/A	N/A	N/A	N/A	$0	$1,567
Loan		44	Shasta Executive Plaza	CA Dept. of Alcoholic Beverage Control	12/30/2023	2,960	5.2%	$0	$0
Loan	16	45	Horizon Owners Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		46	Extra Space Storage Irving	N/A	N/A	N/A	N/A	$176,500	$1,361
Loan		47	Storage Choice - League City	N/A	N/A	N/A	N/A	$0	$1,002
Loan		48	Sun Valley Self-Storage	N/A	N/A	N/A	N/A	$0	$630
Loan	17	49	Henson Studio	N/A	N/A	N/A	N/A	$0	$1,332
Loan		50	A Storage Place - Grand Junction West	N/A	N/A	N/A	N/A	$0	$897
Loan		51	Westport Glendale Self-Storage	N/A	N/A	N/A	N/A	$0	$1,020
Loan		52	Pleasant Hill Station	What the Pho	12/31/2020	2,100	8.6%	$0	$613
Loan		53	Greensboro Industrial Portfolio	N/A	N/A	N/A	N/A	$0	$868

A-1-29

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
Loan		54	1111 Studewood	10 Storage Units	N/A	664	4.1%	$0	$202
Loan	7	55	Elgin Village & Cedar Breaks Centre					$0	$526
Property		55.01	Elgin Village	Domino’s Pizza	10/31/2019	1,400	7.1%
Property		55.02	Cedar Breaks Centre	N/A	N/A	N/A	N/A
Loan		56	El Dorado Hills	Almendariz Consulting	5/31/2018	3,139	3.6%	$0	$1,291
Loan		57	Creekside Estates MHC	N/A	N/A	N/A	N/A	$0	$1,128
Loan		58	La Costa Apartment Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		59	North Ridge & Rossell North Shopping Center	Quality Furniture	12/31/2017	1,406	3.9%	$200,000	$603
Loan	9	60	Park Court Owners, Inc.	N/A	N/A	N/A	N/A	$0	$0
Loan		61	West Gate House, Inc.	N/A	N/A	N/A	N/A	$0	$0
Loan		62	Pacific Fletcher Parkway	Mr. D’s Painting	10/31/2017	2,150	5.2%	$0	$653
Loan		63	2711 Henry Hudson Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		64	Holliswood Owners Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		65	Gatekeeper Storage	N/A	N/A	N/A	N/A	$0	$547
Loan		66	Belgravia Gardens Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		67	Executive Towers Apartment Owners Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		68	84 Drive Homes Inc.	N/A	N/A	N/A	N/A	$0	$0
Loan		69	Springdale Pointe	N/A	N/A	N/A	N/A	$0	$187
Loan		70	149 Spring Street	N/A	N/A	N/A	N/A	$0	$355
Loan		71	775 Loft Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan	9	72	52 Riverside Drive Owners Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		73	Hartsdale Highlands Tenants Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		74	101 Ellwood Tenants Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		75	Budget Self Storage of Mesa	N/A	N/A	N/A	N/A	$0	$813
Loan		76	17 West Apartments Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		77	4265 Webster Avenue Owners, Inc.	N/A	N/A	N/A	N/A	$0	$0
Loan		78	20 Bond Owners Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		79	415 West 57th Street Tenants Corporation	N/A	N/A	N/A	N/A	$0	$0
Loan		80	The Bakery, Inc.	N/A	N/A	N/A	N/A	$0	$0
Loan		81	Murray Hill Owners Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		82	Alta Ave. Apartments Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		83	McCorkle Cooperative Apartments, Inc.	N/A	N/A	N/A	N/A	$0	$0
Loan		84	310 West 18th Street Owners Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		85	Gramercy Equities Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	N/A	N/A	N/A	N/A	$0	$0
Loan		87	782 West End Avenue Owners Corp.	N/A	N/A	N/A	N/A	$0	$0

A-1-30

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves
Loan	5, 6	1	Del Amo Fashion Center	$446,400	$0	$0
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio	$0	$0	$0
Property		2.01	Larkspur Landing Sunnyvale
Property		2.02	Larkspur Landing Milpitas
Property		2.03	Larkspur Landing Campbell
Property		2.04	Larkspur Landing San Francisco
Property		2.05	Larkspur Landing Pleasanton
Property		2.06	Larkspur Landing Bellevue
Property		2.07	Larkspur Landing Sacramento
Property		2.08	Hampton Inn Ann Arbor North
Property		2.09	Larkspur Landing Hillsboro
Property		2.10	Larkspur Landing Renton
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark
Property		2.12	Residence Inn Toledo Maumee
Property		2.13	Residence Inn Williamsburg
Property		2.14	Hampton Inn Suites Waco South
Property		2.15	Holiday Inn Louisville Airport Fair Expo
Property		2.16	Courtyard Tyler
Property		2.17	Hilton Garden Inn Edison Raritan Center
Property		2.18	Hilton Garden Inn St. Paul Oakdale
Property		2.19	Residence Inn Grand Rapids West
Property		2.20	Peoria, AZ Residence Inn
Property		2.21	Hampton Inn Suites Bloomington Normal
Property		2.22	Courtyard Chico
Property		2.23	Hampton Inn Suites Kokomo
Property		2.24	Hampton Inn Suites South Bend
Property		2.25	Courtyard Wichita Falls
Property		2.26	Hampton Inn Morehead
Property		2.27	Residence Inn Chico
Property		2.28	Courtyard Lufkin
Property		2.29	Hampton Inn Carlisle
Property		2.30	Springhill Suites Williamsburg
Property		2.31	Fairfield Inn Bloomington
Property		2.32	Waco Residence Inn
Property		2.33	Holiday Inn Express Fishers
Property		2.34	Larkspur Landing Folsom
Property		2.35	Springhill Suites Chicago Naperville Warrenville
Property		2.36	Holiday Inn Express & Suites Paris
Property		2.37	Toledo Homewood Suites
Property		2.38	Grand Rapids Homewood Suites
Property		2.39	Cheyenne Fairfield Inn & Suites
Property		2.40	Fairfield Inn Laurel
Property		2.41	Courtyard Akron Stow
Property		2.42	Larkspur Landing Roseville
Property		2.43	Towneplace Suites Bloomington
Property		2.44	Hampton Inn Danville
Property		2.45	Holiday Inn Norwich
Property		2.46	Hampton Inn Suites Longview North
Property		2.47	Springhill Suites Peoria Westlake
Property		2.48	Hampton Inn Suites Buda
Property		2.49	Shawnee Hampton Inn
Property		2.50	Racine Fairfield Inn
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam
Property		2.52	Holiday Inn Express & Suites Terrell
Property		2.53	Westchase Homewood Suites
Property		2.54	Holiday Inn Express & Suites Tyler South
Property		2.55	Holiday Inn Express & Suites Huntsville
Property		2.56	Hampton Inn Sweetwater
Property		2.57	Comfort Suites Buda Austin South
Property		2.58	Fairfield Inn & Suites Weatherford
Property		2.59	Holiday Inn Express & Suites Altus
Property		2.60	Comfort Inn & Suites Paris
Property		2.61	Hampton Inn Suites Decatur
Property		2.62	Holiday Inn Express & Suites Texarkana East
Property		2.63	Mankato Fairfield Inn
Property		2.64	Candlewood Suites Texarkana
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East
Loan	5	3	Westchester One	$0	$13,000,000	$0
Loan	5, 6, 11	4	Market Street - The Woodlands	$0	$0	$0
Loan	5, 12	5	Olympic Tower	$0	$21,357,936	$0
Loan		6	Sprouts Farmers Market	$57,000	$0	$0
Loan		7	270 Corporate Center	$0	$0	$44,944
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio	$0	$0	$0
Property		8.01	Hilton Salt Lake
Property		8.02	Doubletree Seattle Airport
Property		8.03	Doubletree Mission Valley
Property		8.04	One Ally Center
Property		8.05	Doubletree Sonoma
Property		8.06	Doubletree Durango
Property		8.07	Northside Forsyth Hospital Medical Center
Property		8.08	NASA/JPSS Headquarters
Property		8.09	Dallas Market Center: Sheraton Suites
Property		8.10	Dallas Market Center: Marriott Courtyard
Property		8.11	The Buckler Apartments
Property		8.12	Lock-Up Self Storage Facility
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	$0	$0	$0
Property		9.01	BAE Systems
Property		9.02	FedEx (Stratford)
Property		9.03	FedEx (Baltimore)
Property		9.04	Harman
Property		9.05	GE Aviation (Lafayette)
Property		9.06	GoDaddy

A-1-31

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves
Property		9.07	Carrier
Property		9.08	Emerus
Property		9.09	Cardinal Health
Property		9.10	TE Connectivity
Property		9.11	FCA LLC
Property		9.12	FedEx (Staunton)
Property		9.13	QuadPackaging (Proteus)
Property		9.14	QuadPackaging (Transpak)
Property		9.15	T-Mobile
Property		9.16	Sikorsky Aircraft
Property		9.17	Vatterott College
Property		9.18	Comcast
Property		9.19	Alfa Laval
Property		9.20	LKQ Corporation (New Braunfels)
Property		9.21	Hitachi
Property		9.22	Cameron
Property		9.23	Alliance Data
Property		9.24	Synchrony Financial
Property		9.25	Baxalta (Barry Pointe)
Property		9.26	Baxalta (Casselberry)
Property		9.27	Baxalta (Mounds View)
Property		9.28	Baxalta (Grand Rapids)
Property		9.29	Gerdau
Property		9.30	Baxalta (Wausau)
Property		9.31	Baxalta (Springfield)
Property		9.32	LKQ (Salisbury)
Property		9.33	Baxalta (Ankeny)
Property		9.34	H&E Equipment Services (San Antonio)
Property		9.35	H&E Equipment Services (New Orleans)
Property		9.36	GE Aviation (Pompano)
Property		9.37	Saint-Gobain
Property		9.38	H&E Equipment Services (Columbia)
Property		9.39	H&E Equipment Services (Yukon)
Property		9.40	LKQ Corporation (Toledo)
Property		9.41	H&E Equipment Services (Greer)
Loan	9	10	200 Center Anaheim	$95,778	$0	$0
Loan	7	11	Stor-It Southern California Portfolio	$0	$0	$0
Property		11.01	Stor-It Marina Del Rey
Property		11.02	Stor-It Aliso Viejo
Property		11.03	Stor-It Mission Viejo
Property		11.04	Stor-It Downey
Property		11.05	Stor-It San Juan Capistrano
Loan		12	Richmond Marriott Short Pump	$0	$0	$0
Loan	6	13	Charlotte Southpark Marriott	$0	$0	$0
Loan		14	36 East 14th Street	$0	$0	$0
Loan		15	Capital Bank Plaza	$112,500; reducing to $54,000, as long as there is no event of default and the lender determines borrower is properly maintaining the property, upon written request from the borrower and satisfaction of the following conditions between July 1 and October 1, 2022: (i) Capital Bank and Clark Nexsen (or replacement tenants acceptable to the lender): (a) renew or extend their leases on terms and conditions acceptable to the lender; and (b) are in occupancy, open for business, paying full unabated rent and all TILCs have been paid; (ii) economic occupancy at the property is at least 95%; and (iii) Debt Yield is at least 8.5%	$0	$25,075
Loan		16	The Center At Split Rock	$68,398	$0	$6,250
Loan	8	17	Marriott Minneapolis Northwest	$0	$0	$0
Loan	5, 6	18	Crossgates Commons	$0	$880,000	$23,686
Loan		19	SouthBridge Office Park	$0	$37,527	$37,527
Loan		20	Jacksonville Hilton Hotels	$0	$0	$0
Loan		21	Williamsburg Plaza	$0	$0	$0
Loan		22	Park Oaks Shopping Center	$138,000	$0	$15,353
Loan	7	23	StorPlace Self Storage Portfolio	$0	$0	$0
Property		23.01	StorPlace of Old Hickory Blvd
Property		23.02	StorPlace of Rutherford Blvd
Property		23.03	StorPlace of Lascassas
Property		23.04	StorPlace of Veterans Parkway
Loan		24	Abington House - Retail	$0	$0	$0
Loan		25	Windhaven Park	$0	$0	$6,667
Loan		26	Lawndale Plaza	$50,472	$0	$5,259
Loan		27	SoCal Self Storage - Los Angeles, CA	$0	$0	$0
Loan		28	Comfort Inn Hotel Circle	$0	$0	$0
Loan		29	Armory Owners, Inc.	$0	$0	$0
Loan		30	Brenden Theatres	$26,660	$0	$0
Loan		31	Manchester Plaza	$0	$845,334	$0
Loan		32	Temescal Village Plaza	$0	$0	$5,303
Loan		33	Safe Storage Van Nuys	$0	$0	$0
Loan		34	University Town Center-CA	$48,000	$0	$11,313
Loan		35	Lake Park Pointe Shopping Center	$0	$100,000	$9,304
Loan	7	36	Stor-It Costa Mesa & Long Beach	$0	$0	$0
Property		36.01	Stor-It Costa Mesa
Property		36.02	Stor-It Long Beach
Loan		37	220-55 46th Avenue Owners, Inc.	$0	$0	$0
Loan	15	38	Bywater Mutual Homes, Inc.	$0	$0	$0
Loan		39	Easley Town Center - Back Eastern Strip	$0	$0	$2,586
Loan		40	Oceanside Self Storage	$0	$0	$0
Loan		41	West Bench Plaza	$0	$150,000	$2,318
Loan		42	Storage Choice - Westover Park	$50,139	$0	$0
Loan		43	A Storage Place - Grand Junction East	$0	$0	$0
Loan		44	Shasta Executive Plaza	$0	$75,000	$4,745
Loan	16	45	Horizon Owners Corp.	$0	$0	$0
Loan		46	Extra Space Storage Irving	$0	$0	$0
Loan		47	Storage Choice - League City	$28,866	$0	$0
Loan		48	Sun Valley Self-Storage	$22,662	$0	$0
Loan	17	49	Henson Studio	$31,976	$0	$13,323
Loan		50	A Storage Place - Grand Junction West	$0	$0	$0
Loan		51	Westport Glendale Self-Storage	$36,720	$0	$0
Loan		52	Pleasant Hill Station	$14,700	$150,000	$2,531
Loan		53	Greensboro Industrial Portfolio	$0	$0	$2,635

A-1-32

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves
Loan		54	1111 Studewood	$0	$0	$1,482
Loan	7	55	Elgin Village & Cedar Breaks Centre	$17,320	$0	$2,406
Property		55.01	Elgin Village
Property		55.02	Cedar Breaks Centre
Loan		56	El Dorado Hills	$30,985	$50,000	$5,451
Loan		57	Creekside Estates MHC	$0	$0	$0
Loan		58	La Costa Apartment Corp.	$0	$0	$0
Loan		59	North Ridge & Rossell North Shopping Center	$50,000	$150,000	$2,625
Loan	9	60	Park Court Owners, Inc.	$0	$0	$0
Loan		61	West Gate House, Inc.	$0	$0	$0
Loan		62	Pacific Fletcher Parkway	$15,672	$35,000	$1,624
Loan		63	2711 Henry Hudson Corp.	$0	$0	$0
Loan		64	Holliswood Owners Corp.	$0	$0	$0
Loan		65	Gatekeeper Storage	$19,700	$0	$0
Loan		66	Belgravia Gardens Corp.	$0	$0	$0
Loan		67	Executive Towers Apartment Owners Corp.	$0	$0	$0
Loan		68	84 Drive Homes Inc.	$0	$0	$0
Loan		69	Springdale Pointe	$6,750	$0	$0
Loan		70	149 Spring Street	$0	$0	$0
Loan		71	775 Loft Corp.	$0	$0	$0
Loan	9	72	52 Riverside Drive Owners Corp.	$0	$0	$0
Loan		73	Hartsdale Highlands Tenants Corp.	$0	$0	$0
Loan		74	101 Ellwood Tenants Corp.	$0	$0	$0
Loan		75	Budget Self Storage of Mesa	$0	$0	$0
Loan		76	17 West Apartments Corp.	$0	$0	$0
Loan		77	4265 Webster Avenue Owners, Inc.	$0	$0	$0
Loan		78	20 Bond Owners Corp.	$0	$0	$0
Loan		79	415 West 57th Street Tenants Corporation	$0	$0	$0
Loan		80	The Bakery, Inc.	$0	$0	$0
Loan		81	Murray Hill Owners Corp.	$0	$0	$0
Loan		82	Alta Ave. Apartments Corp.	$0	$0	$0
Loan		83	McCorkle Cooperative Apartments, Inc.	$0	$0	$0
Loan		84	310 West 18th Street Owners Corp.	$0	$0	$0
Loan		85	Gramercy Equities Corp.	$0	$0	$0
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	$0	$0	$0
Loan		87	782 West End Avenue Owners Corp.	$0	$0	$0

A-1-33

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Loan	5, 6	1	Del Amo Fashion Center	$6,465,600	$0	$0	$0	$0	$0	$8,071,240	$0
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio	$0	$0	$0	$0	$0	$0	$12,268,991	$0
Property		2.01	Larkspur Landing Sunnyvale
Property		2.02	Larkspur Landing Milpitas
Property		2.03	Larkspur Landing Campbell
Property		2.04	Larkspur Landing San Francisco
Property		2.05	Larkspur Landing Pleasanton
Property		2.06	Larkspur Landing Bellevue
Property		2.07	Larkspur Landing Sacramento
Property		2.08	Hampton Inn Ann Arbor North
Property		2.09	Larkspur Landing Hillsboro
Property		2.10	Larkspur Landing Renton
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark
Property		2.12	Residence Inn Toledo Maumee
Property		2.13	Residence Inn Williamsburg
Property		2.14	Hampton Inn Suites Waco South
Property		2.15	Holiday Inn Louisville Airport Fair Expo
Property		2.16	Courtyard Tyler
Property		2.17	Hilton Garden Inn Edison Raritan Center
Property		2.18	Hilton Garden Inn St. Paul Oakdale
Property		2.19	Residence Inn Grand Rapids West
Property		2.20	Peoria, AZ Residence Inn
Property		2.21	Hampton Inn Suites Bloomington Normal
Property		2.22	Courtyard Chico
Property		2.23	Hampton Inn Suites Kokomo
Property		2.24	Hampton Inn Suites South Bend
Property		2.25	Courtyard Wichita Falls
Property		2.26	Hampton Inn Morehead
Property		2.27	Residence Inn Chico
Property		2.28	Courtyard Lufkin
Property		2.29	Hampton Inn Carlisle
Property		2.30	Springhill Suites Williamsburg
Property		2.31	Fairfield Inn Bloomington
Property		2.32	Waco Residence Inn
Property		2.33	Holiday Inn Express Fishers
Property		2.34	Larkspur Landing Folsom
Property		2.35	Springhill Suites Chicago Naperville Warrenville
Property		2.36	Holiday Inn Express & Suites Paris
Property		2.37	Toledo Homewood Suites
Property		2.38	Grand Rapids Homewood Suites
Property		2.39	Cheyenne Fairfield Inn & Suites
Property		2.40	Fairfield Inn Laurel
Property		2.41	Courtyard Akron Stow
Property		2.42	Larkspur Landing Roseville
Property		2.43	Towneplace Suites Bloomington
Property		2.44	Hampton Inn Danville
Property		2.45	Holiday Inn Norwich
Property		2.46	Hampton Inn Suites Longview North
Property		2.47	Springhill Suites Peoria Westlake
Property		2.48	Hampton Inn Suites Buda
Property		2.49	Shawnee Hampton Inn
Property		2.50	Racine Fairfield Inn
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam
Property		2.52	Holiday Inn Express & Suites Terrell
Property		2.53	Westchase Homewood Suites
Property		2.54	Holiday Inn Express & Suites Tyler South
Property		2.55	Holiday Inn Express & Suites Huntsville
Property		2.56	Hampton Inn Sweetwater
Property		2.57	Comfort Suites Buda Austin South
Property		2.58	Fairfield Inn & Suites Weatherford
Property		2.59	Holiday Inn Express & Suites Altus
Property		2.60	Comfort Inn & Suites Paris
Property		2.61	Hampton Inn Suites Decatur
Property		2.62	Holiday Inn Express & Suites Texarkana East
Property		2.63	Mankato Fairfield Inn
Property		2.64	Candlewood Suites Texarkana
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East
Loan	5	3	Westchester One	$5,000,000	$2,094,346	$349,058	$43,221	$43,221	$0	$8,602,652	$0
Loan	5, 6, 11	4	Market Street - The Woodlands	$0	$0	$0	$0	$0	$0	$0	$0
Loan	5, 12	5	Olympic Tower	$0	$0	$0	$298,431	$0	$0	$13,997,581	$153,680
Loan		6	Sprouts Farmers Market	$0	$0	$58,272	$0	$0	$0	$559,329	$0
Loan		7	270 Corporate Center	$0	$658,667	$65,867	$0	$0	$0	$440,785	$0
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio	N/A	$0	$0	$0	$0	$0	$0	$0
Property		8.01	Hilton Salt Lake
Property		8.02	Doubletree Seattle Airport
Property		8.03	Doubletree Mission Valley
Property		8.04	One Ally Center
Property		8.05	Doubletree Sonoma
Property		8.06	Doubletree Durango
Property		8.07	Northside Forsyth Hospital Medical Center
Property		8.08	NASA/JPSS Headquarters
Property		8.09	Dallas Market Center: Sheraton Suites
Property		8.10	Dallas Market Center: Marriott Courtyard
Property		8.11	The Buckler Apartments
Property		8.12	Lock-Up Self Storage Facility
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	$0	$0	$0	$0	$0	$0	$10,720,000	$0
Property		9.01	BAE Systems
Property		9.02	FedEx (Stratford)
Property		9.03	FedEx (Baltimore)
Property		9.04	Harman
Property		9.05	GE Aviation (Lafayette)
Property		9.06	GoDaddy

A-1-34

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Property		9.07	Carrier
Property		9.08	Emerus
Property		9.09	Cardinal Health
Property		9.10	TE Connectivity
Property		9.11	FCA LLC
Property		9.12	FedEx (Staunton)
Property		9.13	QuadPackaging (Proteus)
Property		9.14	QuadPackaging (Transpak)
Property		9.15	T-Mobile
Property		9.16	Sikorsky Aircraft
Property		9.17	Vatterott College
Property		9.18	Comcast
Property		9.19	Alfa Laval
Property		9.20	LKQ Corporation (New Braunfels)
Property		9.21	Hitachi
Property		9.22	Cameron
Property		9.23	Alliance Data
Property		9.24	Synchrony Financial
Property		9.25	Baxalta (Barry Pointe)
Property		9.26	Baxalta (Casselberry)
Property		9.27	Baxalta (Mounds View)
Property		9.28	Baxalta (Grand Rapids)
Property		9.29	Gerdau
Property		9.30	Baxalta (Wausau)
Property		9.31	Baxalta (Springfield)
Property		9.32	LKQ (Salisbury)
Property		9.33	Baxalta (Ankeny)
Property		9.34	H&E Equipment Services (San Antonio)
Property		9.35	H&E Equipment Services (New Orleans)
Property		9.36	GE Aviation (Pompano)
Property		9.37	Saint-Gobain
Property		9.38	H&E Equipment Services (Columbia)
Property		9.39	H&E Equipment Services (Yukon)
Property		9.40	LKQ Corporation (Toledo)
Property		9.41	H&E Equipment Services (Greer)
Loan	9	10	200 Center Anaheim	$0	$80,709	$26,903	$0	$0	$0	$1,340,774	$0
Loan	7	11	Stor-It Southern California Portfolio	$0	$0	$0	$0	$0	$0	$0	$0
Property		11.01	Stor-It Marina Del Rey
Property		11.02	Stor-It Aliso Viejo
Property		11.03	Stor-It Mission Viejo
Property		11.04	Stor-It Downey
Property		11.05	Stor-It San Juan Capistrano
Loan		12	Richmond Marriott Short Pump	$0	$96,103	$19,221	$0	$0	$0	$0	$0
Loan	6	13	Charlotte Southpark Marriott	$0	$0	$0	$0	$0	$0	$0	$0
Loan		14	36 East 14th Street	$0	$51,523	$10,305	$0	$0	$0	$0	$0
Loan		15	Capital Bank Plaza	$1,137,500; reducing to $546,000, as long as there is no event of default and the lender determines borrower is properly maintaining the property, upon written request from the borrower and satisfaction of the following conditions between July 1 and October 1, 2022: (i) Capital Bank and Clark Nexsen (or replacement tenants acceptable to the lender): (a) renew or extend their leases on terms and conditions acceptable to the lender; and (b) are in occupancy, open for business, paying full unabated rent and all TILCs have been paid; (ii) economic occupancy at the property is at least 95%; and (iii) Debt Yield is at least 8.5%	$48,745	$9,749	$11,233	$2,247	$0	$77,000	$0
Loan		16	The Center At Split Rock	$375,000	$154,087	$25,681	$24,086	$4,014	$0	$0	$0
Loan	8	17	Marriott Minneapolis Northwest	$0	$247,772	$41,296	$7,464	$7,466	$0	$1,400,000	$0
Loan	5, 6	18	Crossgates Commons	$0	$727,706	$145,541	$0	$0	$0	$869,897	$0
Loan		19	SouthBridge Office Park	$500,000	$120,722	$30,180	$5,101	$5,102	$0	$171,542	$0
Loan		20	Jacksonville Hilton Hotels	$0	$108,443	$27,110	$0	$0	$0	$2,400,000	$0
Loan		21	Williamsburg Plaza	$0	$95,595	$15,932	$0	$0	$0	$1,400,000	$0
Loan		22	Park Oaks Shopping Center	$552,720	$223,465	$44,693	$0	$0	$0	$711,874	$0
Loan	7	23	StorPlace Self Storage Portfolio	$0	$0	$0	$0	$0	$0	$0	$0
Property		23.01	StorPlace of Old Hickory Blvd
Property		23.02	StorPlace of Rutherford Blvd
Property		23.03	StorPlace of Lascassas
Property		23.04	StorPlace of Veterans Parkway
Loan		24	Abington House - Retail	$0	$5,762	$1,438	$0	$0	$0	$284,231	$0
Loan		25	Windhaven Park	$240,000	$170,827	$34,165	$4,766	$2,383	$0	$50,000	$0
Loan		26	Lawndale Plaza	$190,000	$16,924	$16,924	$5,925	$2,963	$0	$43,232	$0
Loan		27	SoCal Self Storage - Los Angeles, CA	$0	$23,388	$7,796	$0	$0	$0	$0	$0
Loan		28	Comfort Inn Hotel Circle	$0	$105,720	$26,430	$0	$0	$0	$18,874	$0
Loan		29	Armory Owners, Inc.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		30	Brenden Theatres	$0	$0	$0	$0	$0	$73,750	$0	$0
Loan		31	Manchester Plaza	$0	$0	$0	$0	$0	$2,500	$66,709	$0
Loan		32	Temescal Village Plaza	$190,908	$11,545	$11,545	$0	$1,343	$0	$130,000	$0
Loan		33	Safe Storage Van Nuys	$0	$9,624	$4,812	$0	$0	$0	$0	$0
Loan		34	University Town Center-CA	$150,000	$68,690	$13,738	$0	$0	$0	$400,000	$0
Loan		35	Lake Park Pointe Shopping Center	$0	$114,817	$42,300	$37,469	$3,747	$0	$0	$0
Loan	7	36	Stor-It Costa Mesa & Long Beach	$0	$0	$0	$0	$0	$0	$0	$0
Property		36.01	Stor-It Costa Mesa
Property		36.02	Stor-It Long Beach
Loan		37	220-55 46th Avenue Owners, Inc.	$0	$0	$0	$0	$0	$0	$0	$0
Loan	15	38	Bywater Mutual Homes, Inc.	$0	$105,590	$13,154	$17,341	$8,671	$0	$932,000	$0
Loan		39	Easley Town Center - Back Eastern Strip	$0	$28,136	$4,689	$0	$0	$0	$0	$0
Loan		40	Oceanside Self Storage	$0	$11,765	$2,941	$4,665	$2,333	$0	$0	$0
Loan		41	West Bench Plaza	$295,000	$77,700	$9,712	$4,309	$1,436	$26,112	$0	$0
Loan		42	Storage Choice - Westover Park	$0	$62,829	$6,981	$0	$0	$12,813	$0	$0
Loan		43	A Storage Place - Grand Junction East	$0	$6,943	$6,943	$0	$0	$0	$0	$0
Loan		44	Shasta Executive Plaza	$225,000	$0	$0	$0	$0	$0	$30,000	$0
Loan	16	45	Horizon Owners Corp.	$0	$34,750	$2,500	$0	$0	$225,650	$1,774,350	$0
Loan		46	Extra Space Storage Irving	$0	$51,479	$4,290	$0	$0	$52,500	$0	$0
Loan		47	Storage Choice - League City	$0	$51,970	$5,774	$0	$0	$12,813	$0	$0
Loan		48	Sun Valley Self-Storage	$0	$4,242	$4,242	$696	$696	$0	$0	$0
Loan	17	49	Henson Studio	$319,760	$74,933	$14,987	$0	$0	$0	$0	$0
Loan		50	A Storage Place - Grand Junction West	$0	$4,311	$4,311	$0	$0	$0	$0	$0
Loan		51	Westport Glendale Self-Storage	$0	$7,221	$7,221	$0	$0	$0	$0	$0
Loan		52	Pleasant Hill Station	$150,000	$24,668	$3,524	$0	$0	$25,000	$0	$0
Loan		53	Greensboro Industrial Portfolio	$125,000	$50,556	$4,596	$0	$0	$0	$334,300	$0

A-1-35

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Loan		54	1111 Studewood	$0	$60,749	$10,125	$2,866	$2,866	$9,844	$0	$0
Loan	7	55	Elgin Village & Cedar Breaks Centre	$115,472	$45,994	$9,199	$0	$0	$0	$0	$0
Property		55.01	Elgin Village
Property		55.02	Cedar Breaks Centre
Loan		56	El Dorado Hills	$100,000	$9,276	$4,638	$0	$0	$0	$0	$0
Loan		57	Creekside Estates MHC	$0	$16,080	$8,040	$14,419	$1,802	$0	$0	$0
Loan		58	La Costa Apartment Corp.	$0	$18,081	$9,040	$0	$0	$0	$150,000	$0
Loan		59	North Ridge & Rossell North Shopping Center	$150,000	$108,084	$27,021	$801	$801	$22,500	$0	$0
Loan	9	60	Park Court Owners, Inc.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		61	West Gate House, Inc.	$0	$0	$0	$0	$0	$0	$50,000	$0
Loan		62	Pacific Fletcher Parkway	$75,000	$4,951	$4,951	$1,564	$521	$0	$124,500	$0
Loan		63	2711 Henry Hudson Corp.	$0	$0	$0	$0	$0	$0	$750,000	$0
Loan		64	Holliswood Owners Corp.	$0	$100,994	$50,497	$0	$0	$0	$0	$0
Loan		65	Gatekeeper Storage	$0	$30,741	$4,392	$0	$0	$33,688	$0	$0
Loan		66	Belgravia Gardens Corp.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		67	Executive Towers Apartment Owners Corp.	$0	$135,000	$24,000	$0	$0	$0	$0	$0
Loan		68	84 Drive Homes Inc.	$0	$39,800	$13,267	$0	$0	$0	$850,000	$0
Loan		69	Springdale Pointe	$0	$13,563	$13,563	$0	$0	$0	$0	$0
Loan		70	149 Spring Street	$0	$87,375	$14,562	$13,095	$1,190	$0	$0	$0
Loan		71	775 Loft Corp.	$0	$0	$0	$0	$0	$0	$1,000,000	$0
Loan	9	72	52 Riverside Drive Owners Corp.	$0	$39,000	$39,000	$0	$0	$0	$0	$0
Loan		73	Hartsdale Highlands Tenants Corp.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		74	101 Ellwood Tenants Corp.	$0	$64,500	$9,000	$0	$0	$0	$0	$0
Loan		75	Budget Self Storage of Mesa	$0	$1,386	$1,386	$1,018	$1,018	$61,813	$0	$0
Loan		76	17 West Apartments Corp.	$0	$129,349	$43,116	$0	$0	$0	$0	$0
Loan		77	4265 Webster Avenue Owners, Inc.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		78	20 Bond Owners Corp.	$0	$13,600	$6,800	$0	$0	$0	$0	$0
Loan		79	415 West 57th Street Tenants Corporation	$0	$0	$0	$0	$0	$0	$0	$0
Loan		80	The Bakery, Inc.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		81	Murray Hill Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		82	Alta Ave. Apartments Corp.	$0	$31,200	$5,650	$0	$0	$0	$0	$0
Loan		83	McCorkle Cooperative Apartments, Inc.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		84	310 West 18th Street Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		85	Gramercy Equities Corp.	$0	$0	$26,767	$0	$0	$0	$0	$0
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0
Loan		87	782 West End Avenue Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0

A-1-36

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt
Loan	5, 6	1	Del Amo Fashion Center	Outstanding TI/LC Reserve; Gap Rent Reserve	5/11/2017	4/17/2017	N/A	4/20/2017	4/14/2017	Yes - 4	12.0%	$369,300,000
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio	Deposit to Capital Work Reserve Fund, Larkspur Capital Work/FF&E Reserve Fund								$504,770,000
Property		2.01	Larkspur Landing Sunnyvale		5/12/2017	4/26/2017	N/A	4/28/2017	4/26/2017	Yes - 4	5.0%
Property		2.02	Larkspur Landing Milpitas		5/12/2017	4/19/2017	N/A	4/28/2017	4/19/2017	Yes - 4	13.0%
Property		2.03	Larkspur Landing Campbell		5/12/2017	4/19/2017	N/A	4/28/2017	4/28/2017	Yes - 4	5.0%
Property		2.04	Larkspur Landing San Francisco		5/12/2017	4/26/2017	N/A	4/28/2017	4/21/2017	Yes - 4	7.0%
Property		2.05	Larkspur Landing Pleasanton		5/12/2017	4/27/2017	N/A	4/28/2017	4/27/2017	Yes - 4	13.0%
Property		2.06	Larkspur Landing Bellevue		5/12/2017	4/21/2017	N/A	4/28/2017	4/20/2017	Yes - 3	7.0%
Property		2.07	Larkspur Landing Sacramento		5/12/2017	4/21/2017	N/A	4/28/2017	4/20/2017	Yes - 4	2.0%
Property		2.08	Hampton Inn Ann Arbor North		5/12/2017	4/14/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.09	Larkspur Landing Hillsboro		5/12/2017	4/19/2017	N/A	4/28/2017	4/24/2017	Yes - 3	3.0%
Property		2.10	Larkspur Landing Renton		5/12/2017	4/26/2017	N/A	4/28/2017	4/20/2017	Yes - 3	5.0%
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark		5/16/2017	4/4/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.12	Residence Inn Toledo Maumee		5/12/2017	4/20/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.13	Residence Inn Williamsburg		5/12/2017	4/28/2017	N/A	4/24/2017	N/A	No	N/A
Property		2.14	Hampton Inn Suites Waco South		5/12/2017	4/5/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.15	Holiday Inn Louisville Airport Fair Expo		5/12/2017	4/25/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.16	Courtyard Tyler		5/12/2017	3/29/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.17	Hilton Garden Inn Edison Raritan Center		5/12/2017	4/20/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.18	Hilton Garden Inn St. Paul Oakdale		5/12/2017	4/18/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.19	Residence Inn Grand Rapids West		5/12/2017	4/4/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.20	Peoria, AZ Residence Inn		5/12/2017	4/8/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.21	Hampton Inn Suites Bloomington Normal		5/12/2017	4/28/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.22	Courtyard Chico		5/12/2017	4/21/2017	N/A	4/28/2017	4/21/2017	Yes - 3	5.0%
Property		2.23	Hampton Inn Suites Kokomo		5/12/2017	4/17/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.24	Hampton Inn Suites South Bend		5/12/2017	4/21/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.25	Courtyard Wichita Falls		5/12/2017	4/2/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.26	Hampton Inn Morehead		5/12/2017	4/19/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.27	Residence Inn Chico		5/12/2017	4/19/2017	N/A	4/28/2017	4/21/2017	Yes - 3	5.0%
Property		2.28	Courtyard Lufkin		5/12/2017	4/3/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.29	Hampton Inn Carlisle		5/12/2017	4/25/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.30	Springhill Suites Williamsburg		5/12/2017	4/21/2017	N/A	4/25/2017	N/A	No	N/A
Property		2.31	Fairfield Inn Bloomington		5/12/2017	4/20/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.32	Waco Residence Inn		5/12/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.33	Holiday Inn Express Fishers		5/12/2017	4/26/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.34	Larkspur Landing Folsom		5/12/2017	4/28/2017	N/A	4/28/2017	4/27/2017	Yes - 4	5.0%
Property		2.35	Springhill Suites Chicago Naperville Warrenville		5/12/2017	4/27/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.36	Holiday Inn Express & Suites Paris		5/12/2017	4/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.37	Toledo Homewood Suites		5/12/2017	4/3/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.38	Grand Rapids Homewood Suites		5/12/2017	4/4/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.39	Cheyenne Fairfield Inn & Suites		5/12/2017	4/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.40	Fairfield Inn Laurel		5/12/2017	4/19/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.41	Courtyard Akron Stow		5/12/2017	4/15/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.42	Larkspur Landing Roseville		5/12/2017	4/28/2017	N/A	4/25/2017	4/27/2017	Yes - 4	5.0%
Property		2.43	Towneplace Suites Bloomington		5/12/2017	4/25/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.44	Hampton Inn Danville		5/12/2017	4/20/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.45	Holiday Inn Norwich		5/12/2017	4/21/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.46	Hampton Inn Suites Longview North		5/12/2017	4/3/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.47	Springhill Suites Peoria Westlake		5/12/2017	4/28/2017	N/A	4/28/2017	N/A	No	N/A
Property		2.48	Hampton Inn Suites Buda		5/12/2017	4/5/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.49	Shawnee Hampton Inn		5/12/2017	4/10/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.50	Racine Fairfield Inn		5/12/2017	3/31/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam		5/12/2017	4/21/2017	N/A	4/25/2017	N/A	No	N/A
Property		2.52	Holiday Inn Express & Suites Terrell		5/12/2017	4/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.53	Westchase Homewood Suites		5/12/2017	4/10/2017	N/A	4/10/2017	N/A	No	N/A
Property		2.54	Holiday Inn Express & Suites Tyler South		5/12/2017	4/4/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.55	Holiday Inn Express & Suites Huntsville		5/12/2017	4/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.56	Hampton Inn Sweetwater		5/12/2017	4/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.57	Comfort Suites Buda Austin South		5/12/2017	3/30/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.58	Fairfield Inn & Suites Weatherford		5/12/2017	4/6/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.59	Holiday Inn Express & Suites Altus		5/12/2017	4/5/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.60	Comfort Inn & Suites Paris		5/12/2017	4/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.61	Hampton Inn Suites Decatur		5/12/2017	4/5/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.62	Holiday Inn Express & Suites Texarkana East		5/12/2017	4/3/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.63	Mankato Fairfield Inn		5/12/2017	4/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.64	Candlewood Suites Texarkana		5/12/2017	4/4/2017	N/A	4/7/2017	N/A	No	N/A
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East		5/12/2017	4/7/2017	N/A	4/7/2017	N/A	No	N/A
Loan	5	3	Westchester One	Outstanding TI/LC, Free Rent	5/16/2017	5/3/2017	N/A	5/3/2017	N/A	No	N/A	$42,500,000
Loan	5, 6, 11	4	Market Street - The Woodlands	N/A	5/1/2017	4/14/2017	N/A	4/14/2017	N/A	No	N/A	$110,000,000
Loan	5, 12	5	Olympic Tower	Free Rent Funds; Ground Rent Funds	5/1/2017	3/21/2017	N/A	3/20/2017	N/A	No	N/A	$555,000,000
Loan		6	Sprouts Farmers Market	Rent Concession / Tenant Specific TILC	4/19/2017	4/17/2017	N/A	4/11/2017	4/11/2017	Yes - 4	11.0%
Loan		7	270 Corporate Center	Free Rent Reserve; Existing TI/LC Reserve Funds	2/21/2017	1/31/2017	N/A	2/1/2017	N/A	No	N/A
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio	N/A								$181,600,000
Property		8.01	Hilton Salt Lake		3/23/2017	2/23/2017	N/A	2/22/2017	2/22/2017	Yes - 3	10.0%
Property		8.02	Doubletree Seattle Airport		3/27/2017	2/23/2017	N/A	2/23/2017	2/23/2017	Yes - 3	12.0%
Property		8.03	Doubletree Mission Valley		3/23/2017	2/22/2017	N/A	2/22/2017	2/22/2017	Yes - 4	8.0%
Property		8.04	One Ally Center		3/8/2017	2/22/2017	N/A	2/22/2017	N/A	No	N/A
Property		8.05	Doubletree Sonoma		3/27/2017	2/28/2017	N/A	2/22/2017	2/22/2017	Yes	6.0%
Property		8.06	Doubletree Durango		3/28/2017	2/22/2017	N/A	2/22/2017	N/A	No	N/A
Property		8.07	Northside Forsyth Hospital Medical Center		3/28/2017	2/23/2017	N/A	2/23/2017	N/A	No	N/A
Property		8.08	NASA/JPSS Headquarters		3/23/2017	2/21/2017	N/A	2/23/2017	N/A	No	N/A
Property		8.09	Dallas Market Center: Sheraton Suites		3/23/2017	1/23/2017	N/A	2/22/2017	N/A	No	N/A
Property		8.10	Dallas Market Center: Marriott Courtyard		3/23/2017	2/21/2017	N/A	2/23/2017	N/A	No	N/A
Property		8.11	The Buckler Apartments		3/23/2017	2/23/2017	N/A	2/22/2017	N/A	No	N/A
Property		8.12	Lock-Up Self Storage Facility		3/7/2017	2/23/2017	N/A	2/21/2017	N/A	No	N/A
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	Earnout Reserve								$308,000,000
Property		9.01	BAE Systems		3/28/2017	4/11/2017	N/A	2/22/2017	N/A	No	N/A
Property		9.02	FedEx (Stratford)		4/3/2017	3/7/2017	N/A	2/24/2017	N/A	No	N/A
Property		9.03	FedEx (Baltimore)		3/28/2017	3/8/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.04	Harman		4/4/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.05	GE Aviation (Lafayette)		3/28/2017	4/11/2017	N/A	2/22/2017	N/A	No	N/A
Property		9.06	GoDaddy		4/4/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A

A-1-37

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt
Property		9.07	Carrier		4/4/2017	4/21/2017	N/A	2/22/2017	N/A	No	N/A
Property		9.08	Emerus		4/4/2017	4/11/2017	N/A	3/31/2017	N/A	No	N/A
Property		9.09	Cardinal Health		3/27/2017	4/11/2017	N/A	2/22/2017	N/A	No	N/A
Property		9.10	TE Connectivity		4/5/2017	3/8/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.11	FCA LLC		3/29/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.12	FedEx (Staunton)		3/24/2017	4/11/2017	N/A	3/7/2017	N/A	No	N/A
Property		9.13	QuadPackaging (Proteus)		4/4/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.14	QuadPackaging (Transpak)		4/5/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.15	T-Mobile		4/3/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.16	Sikorsky Aircraft		3/27/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.17	Vatterott College		3/29/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.18	Comcast		4/3/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.19	Alfa Laval		3/24/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.20	LKQ Corporation (New Braunfels)		4/5/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.21	Hitachi		3/27/2017	4/8/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.22	Cameron		4/6/2017	4/11/2017	N/A	2/22/2017	N/A	No	N/A
Property		9.23	Alliance Data		4/4/2017	3/8/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.24	Synchrony Financial		4/3/2017	3/6/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.25	Baxalta (Barry Pointe)		3/27/2017	4/21/2017	N/A	N/A	N/A	No	N/A
Property		9.26	Baxalta (Casselberry)		4/3/2017	4/11/2017	N/A	N/A	N/A	No	N/A
Property		9.27	Baxalta (Mounds View)		4/5/2017	3/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.28	Baxalta (Grand Rapids)		4/4/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.29	Gerdau		3/27/2017	3/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.30	Baxalta (Wausau)		4/4/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.31	Baxalta (Springfield)		4/5/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.32	LKQ (Salisbury)		4/3/2017	3/8/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.33	Baxalta (Ankeny)		3/29/2017	4/21/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.34	H&E Equipment Services (San Antonio)		4/5/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.35	H&E Equipment Services (New Orleans)		3/29/2017	3/8/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.36	GE Aviation (Pompano)		4/4/2017	3/7/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.37	Saint-Gobain		4/3/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.38	H&E Equipment Services (Columbia)		4/5/2017	4/11/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.39	H&E Equipment Services (Yukon)		4/3/2017	4/21/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.40	LKQ Corporation (Toledo)		4/3/2017	3/8/2017	N/A	4/7/2017	N/A	No	N/A
Property		9.41	H&E Equipment Services (Greer)		4/5/2017	3/7/2017	N/A	4/7/2017	N/A	No	N/A
Loan	9	10	200 Center Anaheim	Elevator Renovation / Rent Concession	4/25/2017	4/4/2017	N/A	4/7/2017	4/7/2017	Yes - 4	Office-10%; Parking-7%
Loan	7	11	Stor-It Southern California Portfolio	N/A
Property		11.01	Stor-It Marina Del Rey		3/16/2017	2/27/2017	N/A	2/24/2017	2/24/2017	Yes - 4	15.0%
Property		11.02	Stor-It Aliso Viejo		3/14/2017	2/27/2017	N/A	2/24/2017	2/24/2017	Yes - 4	10.0%
Property		11.03	Stor-It Mission Viejo		3/13/2017	2/24/2017	N/A	2/24/2017	2/24/2017	Yes - 4	10.0%
Property		11.04	Stor-It Downey		3/16/2017	2/27/2017	N/A	2/27/2017	2/24/2017	Yes - 4	13.0%
Property		11.05	Stor-It San Juan Capistrano		3/10/2017	2/27/2017	N/A	2/27/2017	2/27/2017	Yes - 4	18.0%
Loan		12	Richmond Marriott Short Pump	N/A	3/24/2017	1/23/2017	N/A	1/20/2017	N/A	No	N/A
Loan	6	13	Charlotte Southpark Marriott	N/A	3/9/2017	1/12/2017	N/A	1/12/2017	N/A	No	N/A
Loan		14	36 East 14th Street	N/A	3/31/2017	3/23/2017	N/A	3/23/2017	N/A	No	N/A
Loan		15	Capital Bank Plaza	Rent Concession Reserve	4/25/2017	3/10/2017	N/A	3/10/2017	N/A	No	N/A
Loan		16	The Center At Split Rock	N/A	5/16/2017	4/11/2017	N/A	4/10/2017	N/A	No	N/A
Loan	8	17	Marriott Minneapolis Northwest	PIP Reserve	1/9/2017	1/4/2017	N/A	12/27/2016	N/A	No	N/A
Loan	5, 6	18	Crossgates Commons	At Home Reserve	4/25/2017	4/13/2017	N/A	4/19/2017	N/A	No	N/A	$12,485,571
Loan		19	SouthBridge Office Park	Tenant Specific TILC / HVAC Repair	3/23/2017	2/9/2017	N/A	2/10/2017	N/A	No	N/A
Loan		20	Jacksonville Hilton Hotels	PIP Reserve	1/30/2017	1/3/2017	N/A	1/5/2017	N/A	No	N/A
Loan		21	Williamsburg Plaza	Upfront Capital Expenditures Reserve	4/25/2017	3/8/2017	N/A	3/8/2017	N/A	No	N/A
Loan		22	Park Oaks Shopping Center	Rent Concession / Tenant Specific TILC / Sylvan Learning Center / Environmental	4/25/2017	4/21/2017	N/A	4/6/2017	N/A	No	N/A
Loan	7	23	StorPlace Self Storage Portfolio	N/A
Property		23.01	StorPlace of Old Hickory Blvd		2/20/2017	1/27/2017	N/A	1/27/2017	N/A	No	N/A
Property		23.02	StorPlace of Rutherford Blvd		2/20/2017	1/27/2017	N/A	1/27/2017	N/A	No	N/A
Property		23.03	StorPlace of Lascassas		2/20/2017	1/27/2017	N/A	1/27/2017	N/A	No	N/A
Property		23.04	StorPlace of Veterans Parkway		2/22/2017	1/27/2017	N/A	1/27/2017	N/A	No	N/A
Loan		24	Abington House - Retail	Rent Concession / Tenant Specific TILC	3/28/2017	4/10/2017	N/A	3/13/2017	N/A	No	N/A
Loan		25	Windhaven Park	Body Machine Reserve Fund	3/28/2017	3/9/2017	N/A	3/8/2017	N/A	No	N/A
Loan		26	Lawndale Plaza	Tenant Specific TILC Reserve	2/27/2017	2/14/2017	N/A	2/14/2017	2/13/2017	Yes - 4	19.0%
Loan		27	SoCal Self Storage - Los Angeles, CA	N/A	3/6/2017	3/3/2017	N/A	3/3/2017	3/3/2017	Yes - 4	15.0%
Loan		28	Comfort Inn Hotel Circle	Upfront/Springing Ground Rent	3/15/2017	3/1/2017	N/A	2/28/2017	3/1/2017	Yes - 4	13.0%
Loan		29	Armory Owners, Inc.	N/A	2/27/2017	2/21/2017	N/A	3/1/2017	N/A	No	N/A		$1,000,000
Loan		30	Brenden Theatres	N/A	4/12/2017	3/15/2017	N/A	3/15/2017	3/15/2017	Yes - 3	15.0%
Loan		31	Manchester Plaza	Pan Asia Market Reserve	5/11/2017	6/6/2017	N/A	4/24/2017	N/A	No	N/A
Loan		32	Temescal Village Plaza	Existing TI/LC Obligations Reserve Funds	4/25/2017	3/7/2017	N/A	4/21/2017	3/13/2017	Yes - 4	13.0%
Loan		33	Safe Storage Van Nuys	N/A	4/25/2017	4/6/2017	N/A	4/5/2017	4/6/2017	Yes - 4	13.0%
Loan		34	University Town Center-CA	UCSC Reserve	11/2/2016	10/28/2016	N/A	10/13/2016	10/17/2016	Yes - 4	9.0%
Loan		35	Lake Park Pointe Shopping Center	N/A	3/20/2017	2/16/2017	N/A	2/16/2017	N/A	No	N/A
Loan	7	36	Stor-It Costa Mesa & Long Beach	N/A
Property		36.01	Stor-It Costa Mesa		3/21/2017	2/23/2017	N/A	2/22/2017	2/22/2017	Yes - 4	8.0%
Property		36.02	Stor-It Long Beach		3/21/2017	2/23/2017	N/A	2/22/2017	2/22/2017	Yes - 4	10.0%
Loan		37	220-55 46th Avenue Owners, Inc.	N/A	4/6/2017	3/21/2017	N/A	3/22/2017	N/A	No	N/A		$750,000
Loan	15	38	Bywater Mutual Homes, Inc.	Collateral Security for Capital Improvements; HAP Renewal Escrow	2/21/2017	3/8/2017	N/A	3/8/2017	N/A	No	N/A
Loan		39	Easley Town Center - Back Eastern Strip	N/A	4/12/2017	4/18/2017	N/A	3/30/2017	N/A	No	N/A
Loan		40	Oceanside Self Storage	N/A	4/25/2017	3/16/2017	N/A	3/13/2017	3/14/2017	Yes - 4	11.0%
Loan		41	West Bench Plaza	N/A	4/12/2017	4/7/2017	N/A	4/7/2017	4/7/2017	Yes - 3	7.0%
Loan		42	Storage Choice - Westover Park	N/A	4/27/2017	4/17/2017	N/A	4/17/2017	N/A	No	N/A
Loan		43	A Storage Place - Grand Junction East	N/A	4/12/2017	3/14/2017	N/A	3/13/2017	N/A	No	N/A
Loan		44	Shasta Executive Plaza	Tenant Specific TILC	3/13/2017	3/9/2017	N/A	3/9/2017	3/9/2017	Yes - 3	6.0%
Loan	16	45	Horizon Owners Corp.	Collateral Security Agreement for Capital Improvements	3/13/2017	10/12/2016	N/A	1/4/2017	N/A	No	N/A
Loan		46	Extra Space Storage Irving	N/A	4/26/2017	4/12/2017	N/A	4/12/2017	N/A	No	N/A
Loan		47	Storage Choice - League City	N/A	4/26/2017	4/18/2017	N/A	4/17/2017	N/A	No	N/A
Loan		48	Sun Valley Self-Storage	N/A	3/3/2017	2/22/2017	N/A	2/22/2017	2/22/2017	Yes - 4	10.0%
Loan	17	49	Henson Studio	N/A	4/19/2017	1/23/2017	N/A	1/23/2017	1/26/2017	Yes - 4	23.0%
Loan		50	A Storage Place - Grand Junction West	N/A	3/15/2017	3/13/2017	N/A	3/13/2017	N/A	No	N/A
Loan		51	Westport Glendale Self-Storage	N/A	1/19/2017	1/11/2017	N/A	1/11/2017	N/A	No	N/A
Loan		52	Pleasant Hill Station	N/A	2/24/2017	1/27/2017	N/A	1/27/2017	N/A	No	N/A
Loan		53	Greensboro Industrial Portfolio	ABC Supply TILC Reserve	4/26/2017	N/A	N/A	4/12/2017	N/A	No	N/A

A-1-38

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt
Loan		54	1111 Studewood	N/A	4/12/2017	3/20/2017	N/A	3/20/2017	N/A	No	N/A
Loan	7	55	Elgin Village & Cedar Breaks Centre	N/A
Property		55.01	Elgin Village		4/24/2017	4/6/2017	N/A	4/6/2017	N/A	No	N/A
Property		55.02	Cedar Breaks Centre		4/24/2017	4/6/2017	N/A	4/6/2017	N/A	No	N/A
Loan		56	El Dorado Hills	N/A	2/2/2017	12/1/2016	N/A	12/1/2016	12/1/2016	Yes - 3	4.0%
Loan		57	Creekside Estates MHC	N/A	3/3/2017	3/2/2017	N/A	3/2/2017	3/2/2017	Yes - 3	4.0%
Loan		58	La Costa Apartment Corp.	Collateral Security Agreement for Capital Improvements	2/24/2017	2/9/2017	N/A	2/10/2017	N/A	No	N/A		$400,000
Loan		59	North Ridge & Rossell North Shopping Center	N/A	3/5/2017	1/17/2017	3/7/2017	1/18/2017	N/A	No	N/A
Loan	9	60	Park Court Owners, Inc.	N/A	2/23/2017	2/22/2017	N/A	2/21/2017	N/A	No	N/A		$750,000
Loan		61	West Gate House, Inc.	Collateral Security Agreement for Maintenance Arrears	2/21/2017	2/9/2017	N/A	2/9/2017	N/A	No	N/A		$500,000
Loan		62	Pacific Fletcher Parkway	Roof Replacement Reserve	3/21/2017	3/9/2017	N/A	3/9/2017	3/9/2017	Yes - 4	10.0%
Loan		63	2711 Henry Hudson Corp.	Collateral Security Agreement for Capital Improvements	4/24/2017	4/3/2017	N/A	4/7/2017	N/A	No	N/A		$200,000
Loan		64	Holliswood Owners Corp.	N/A	12/13/2016	12/12/2016	N/A	12/15/2016	N/A	No	N/A		$500,000
Loan		65	Gatekeeper Storage	N/A	4/28/2017	3/28/2017	N/A	3/28/2017	N/A	No	N/A
Loan		66	Belgravia Gardens Corp.	N/A	1/26/2017	1/6/2017	N/A	1/9/2017	N/A	No	N/A		$500,000
Loan		67	Executive Towers Apartment Owners Corp.	N/A	3/23/2017	3/23/2017	N/A	3/24/2017	N/A	No	N/A
Loan		68	84 Drive Homes Inc.	Collateral Security Agreement for Capital Improvements; Collateral Security Agreement for Maintenance Arrears	2/22/2017	2/8/2017	N/A	2/6/2017	N/A	No	N/A		$150,000
Loan		69	Springdale Pointe	N/A	4/3/2017	N/A	N/A	2/17/2017	N/A	No	N/A
Loan		70	149 Spring Street	N/A	3/27/2017	2/28/2017	N/A	2/28/2017	N/A	No	N/A
Loan		71	775 Loft Corp.	Collateral Security Agreement for Capital Improvements	3/3/2017	2/28/2017	N/A	3/6/2017	N/A	No	N/A		$250,000
Loan	9	72	52 Riverside Drive Owners Corp.	N/A	1/9/2017	12/27/2016	N/A	12/27/2016	N/A	No	N/A		$500,000
Loan		73	Hartsdale Highlands Tenants Corp.	N/A	2/24/2017	2/13/2017	N/A	2/14/2017	N/A	No	N/A		$300,000
Loan		74	101 Ellwood Tenants Corp.	N/A	4/11/2017	3/22/2017	N/A	3/21/2017	N/A	No	N/A		$500,000
Loan		75	Budget Self Storage of Mesa	N/A	3/27/2017	N/A	N/A	3/20/2017	N/A	No	N/A
Loan		76	17 West Apartments Corp.	N/A	4/6/2017	3/24/2017	N/A	3/23/2017	N/A	No	N/A		$300,000
Loan		77	4265 Webster Avenue Owners, Inc.	N/A	3/15/2017	3/1/2017	N/A	3/1/2017	N/A	No	N/A		$500,000
Loan		78	20 Bond Owners Corp.	N/A	2/28/2017	2/28/2017	N/A	2/28/2017	N/A	No	N/A		$200,000
Loan		79	415 West 57th Street Tenants Corporation	N/A	3/20/2017	3/2/2017	N/A	3/2/2017	N/A	No	N/A		$500,000
Loan		80	The Bakery, Inc.	N/A	4/21/2017	4/5/2017	N/A	4/7/2017	N/A	No	N/A		$200,000
Loan		81	Murray Hill Owners Corp.	N/A	4/25/2017	4/13/2017	N/A	4/14/2017	N/A	No	N/A		$500,000
Loan		82	Alta Ave. Apartments Corp.	N/A	4/12/2017	3/29/2017	N/A	3/30/2017	N/A	No	N/A		$500,000
Loan		83	McCorkle Cooperative Apartments, Inc.	N/A	5/2/2017	4/13/2017	N/A	4/13/2017	N/A	No	N/A		$500,000
Loan		84	310 West 18th Street Owners Corp.	N/A	2/22/2017	2/8/2017	N/A	2/9/2017	N/A	No	N/A		$250,000
Loan		85	Gramercy Equities Corp.	N/A	2/28/2017	4/25/2017	N/A	4/26/2017	N/A	No	N/A		$300,000
Loan		86	Barclay Townhouses at Merrick II Owners Corp.	N/A	3/24/2017	3/20/2017	N/A	3/20/2017	N/A	No	N/A		$250,000
Loan		87	782 West End Avenue Owners Corp.	N/A	4/19/2017	3/30/2017	N/A	3/31/2017	N/A	No	N/A		$300,000

A-1-39

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
Loan	5, 6	1	Del Amo Fashion Center	$125,700,000	50.6%	2.63x	10.1%
Loan	5, 7, 8, 9, 10	2	Starwood Capital Group Hotel Portfolio		60.4%	2.72x	12.4%
Property		2.01	Larkspur Landing Sunnyvale
Property		2.02	Larkspur Landing Milpitas
Property		2.03	Larkspur Landing Campbell
Property		2.04	Larkspur Landing San Francisco
Property		2.05	Larkspur Landing Pleasanton
Property		2.06	Larkspur Landing Bellevue
Property		2.07	Larkspur Landing Sacramento
Property		2.08	Hampton Inn Ann Arbor North
Property		2.09	Larkspur Landing Hillsboro
Property		2.10	Larkspur Landing Renton
Property		2.11	Holiday Inn Arlington Northeast Rangers Ballpark
Property		2.12	Residence Inn Toledo Maumee
Property		2.13	Residence Inn Williamsburg
Property		2.14	Hampton Inn Suites Waco South
Property		2.15	Holiday Inn Louisville Airport Fair Expo
Property		2.16	Courtyard Tyler
Property		2.17	Hilton Garden Inn Edison Raritan Center
Property		2.18	Hilton Garden Inn St. Paul Oakdale
Property		2.19	Residence Inn Grand Rapids West
Property		2.20	Peoria, AZ Residence Inn
Property		2.21	Hampton Inn Suites Bloomington Normal
Property		2.22	Courtyard Chico
Property		2.23	Hampton Inn Suites Kokomo
Property		2.24	Hampton Inn Suites South Bend
Property		2.25	Courtyard Wichita Falls
Property		2.26	Hampton Inn Morehead
Property		2.27	Residence Inn Chico
Property		2.28	Courtyard Lufkin
Property		2.29	Hampton Inn Carlisle
Property		2.30	Springhill Suites Williamsburg
Property		2.31	Fairfield Inn Bloomington
Property		2.32	Waco Residence Inn
Property		2.33	Holiday Inn Express Fishers
Property		2.34	Larkspur Landing Folsom
Property		2.35	Springhill Suites Chicago Naperville Warrenville
Property		2.36	Holiday Inn Express & Suites Paris
Property		2.37	Toledo Homewood Suites
Property		2.38	Grand Rapids Homewood Suites
Property		2.39	Cheyenne Fairfield Inn & Suites
Property		2.40	Fairfield Inn Laurel
Property		2.41	Courtyard Akron Stow
Property		2.42	Larkspur Landing Roseville
Property		2.43	Towneplace Suites Bloomington
Property		2.44	Hampton Inn Danville
Property		2.45	Holiday Inn Norwich
Property		2.46	Hampton Inn Suites Longview North
Property		2.47	Springhill Suites Peoria Westlake
Property		2.48	Hampton Inn Suites Buda
Property		2.49	Shawnee Hampton Inn
Property		2.50	Racine Fairfield Inn
Property		2.51	Hampton Inn Selinsgrove Shamokin Dam
Property		2.52	Holiday Inn Express & Suites Terrell
Property		2.53	Westchase Homewood Suites
Property		2.54	Holiday Inn Express & Suites Tyler South
Property		2.55	Holiday Inn Express & Suites Huntsville
Property		2.56	Hampton Inn Sweetwater
Property		2.57	Comfort Suites Buda Austin South
Property		2.58	Fairfield Inn & Suites Weatherford
Property		2.59	Holiday Inn Express & Suites Altus
Property		2.60	Comfort Inn & Suites Paris
Property		2.61	Hampton Inn Suites Decatur
Property		2.62	Holiday Inn Express & Suites Texarkana East
Property		2.63	Mankato Fairfield Inn
Property		2.64	Candlewood Suites Texarkana
Property		2.65	Country Inn & Suites Houston Intercontinental Airport East
Loan	5	3	Westchester One		63.6%	1.64x	10.5%
Loan	5, 6, 11	4	Market Street - The Woodlands		53.6%	2.04x	9.1%
Loan	5, 12	5	Olympic Tower	$149,000,000	40.0%	2.17x	9.0%	$240,000,000	52.6%	1.55x	6.8%
Loan		6	Sprouts Farmers Market
Loan		7	270 Corporate Center
Loan	5, 6, 7, 8	8	iStar Leased Fee Portfolio		65.6%	2.12x	8.2%
Property		8.01	Hilton Salt Lake
Property		8.02	Doubletree Seattle Airport
Property		8.03	Doubletree Mission Valley
Property		8.04	One Ally Center
Property		8.05	Doubletree Sonoma
Property		8.06	Doubletree Durango
Property		8.07	Northside Forsyth Hospital Medical Center
Property		8.08	NASA/JPSS Headquarters
Property		8.09	Dallas Market Center: Sheraton Suites
Property		8.10	Dallas Market Center: Marriott Courtyard
Property		8.11	The Buckler Apartments
Property		8.12	Lock-Up Self Storage Facility
Loan	5, 7, 8, 13, 14	9	Gateway Net Lease Portfolio	$170,000,000	66.6%	2.04x	9.5%
Property		9.01	BAE Systems
Property		9.02	FedEx (Stratford)
Property		9.03	FedEx (Baltimore)
Property		9.04	Harman
Property		9.05	GE Aviation (Lafayette)
Property		9.06	GoDaddy

A-1-40

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
Property		9.07	Carrier
Property		9.08	Emerus
Property		9.09	Cardinal Health
Property		9.10	TE Connectivity
Property		9.11	FCA LLC
Property		9.12	FedEx (Staunton)
Property		9.13	QuadPackaging (Proteus)
Property		9.14	QuadPackaging (Transpak)
Property		9.15	T-Mobile
Property		9.16	Sikorsky Aircraft
Property		9.17	Vatterott College
Property		9.18	Comcast
Property		9.19	Alfa Laval
Property		9.20	LKQ Corporation (New Braunfels)
Property		9.21	Hitachi
Property		9.22	Cameron
Property		9.23	Alliance Data
Property		9.24	Synchrony Financial
Property		9.25	Baxalta (Barry Pointe)
Property		9.26	Baxalta (Casselberry)
Property		9.27	Baxalta (Mounds View)
Property		9.28	Baxalta (Grand Rapids)
Property		9.29	Gerdau
Property		9.30	Baxalta (Wausau)
Property		9.31	Baxalta (Springfield)
Property		9.32	LKQ (Salisbury)
Property		9.33	Baxalta (Ankeny)
Property		9.34	H&E Equipment Services (San Antonio)
Property		9.35	H&E Equipment Services (New Orleans)
Property		9.36	GE Aviation (Pompano)
Property		9.37	Saint-Gobain
Property		9.38	H&E Equipment Services (Columbia)
Property		9.39	H&E Equipment Services (Yukon)
Property		9.40	LKQ Corporation (Toledo)
Property		9.41	H&E Equipment Services (Greer)
Loan	9	10	200 Center Anaheim
Loan	7	11	Stor-It Southern California Portfolio
Property		11.01	Stor-It Marina Del Rey
Property		11.02	Stor-It Aliso Viejo
Property		11.03	Stor-It Mission Viejo
Property		11.04	Stor-It Downey
Property		11.05	Stor-It San Juan Capistrano
Loan		12	Richmond Marriott Short Pump
Loan	6	13	Charlotte Southpark Marriott
Loan		14	36 East 14th Street
Loan		15	Capital Bank Plaza
Loan		16	The Center At Split Rock
Loan	8	17	Marriott Minneapolis Northwest
Loan	5, 6	18	Crossgates Commons		58.2%	1.66x	11.4%
Loan		19	SouthBridge Office Park
Loan		20	Jacksonville Hilton Hotels
Loan		21	Williamsburg Plaza
Loan		22	Park Oaks Shopping Center
Loan	7	23	StorPlace Self Storage Portfolio
Property		23.01	StorPlace of Old Hickory Blvd
Property		23.02	StorPlace of Rutherford Blvd
Property		23.03	StorPlace of Lascassas
Property		23.04	StorPlace of Veterans Parkway
Loan		24	Abington House - Retail
Loan		25	Windhaven Park
Loan		26	Lawndale Plaza
Loan		27	SoCal Self Storage - Los Angeles, CA
Loan		28	Comfort Inn Hotel Circle
Loan		29	Armory Owners, Inc.		9.1%	3.65x	22.7%					$67,000,000	20.8%					N/A
Loan		30	Brenden Theatres
Loan		31	Manchester Plaza
Loan		32	Temescal Village Plaza
Loan		33	Safe Storage Van Nuys
Loan		34	University Town Center-CA
Loan		35	Lake Park Pointe Shopping Center
Loan	7	36	Stor-It Costa Mesa & Long Beach
Property		36.01	Stor-It Costa Mesa
Property		36.02	Stor-It Long Beach
Loan		37	220-55 46th Avenue Owners, Inc.		10.1%	8.44x	42.5%					$67,670,000	13.3%	6.7%	21			$85,655
Loan	15	38	Bywater Mutual Homes, Inc.									$38,000,000	22.2%	3.0%			9	N/A
Loan		39	Easley Town Center - Back Eastern Strip
Loan		40	Oceanside Self Storage
Loan		41	West Bench Plaza
Loan		42	Storage Choice - Westover Park
Loan		43	A Storage Place - Grand Junction East
Loan		44	Shasta Executive Plaza
Loan	16	45	Horizon Owners Corp.									$12,800,000	43.0%	4.5%	2		3	$18,012
Loan		46	Extra Space Storage Irving
Loan		47	Storage Choice - League City
Loan		48	Sun Valley Self-Storage
Loan	17	49	Henson Studio
Loan		50	A Storage Place - Grand Junction West
Loan		51	Westport Glendale Self-Storage
Loan		52	Pleasant Hill Station
Loan		53	Greensboro Industrial Portfolio

A-1-41

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
Loan		54	1111 Studewood
Loan	7	55	Elgin Village & Cedar Breaks Centre
Property		55.01	Elgin Village
Property		55.02	Cedar Breaks Centre
Loan		56	El Dorado Hills
Loan		57	Creekside Estates MHC
Loan		58	La Costa Apartment Corp.		43.1%	2.60x	15.3%					$9,800,000	43.8%	1.1%			1	N/A
Loan		59	North Ridge & Rossell North Shopping Center
Loan	9	60	Park Court Owners, Inc.		25.1%	4.36x	25.7%					$18,000,000	22.2%	16.8%	21			$53,832
Loan		61	West Gate House, Inc.		7.7%	8.14x	46.4%					$37,100,000	10.8%	18.2%		22		$158,665
Loan		62	Pacific Fletcher Parkway
Loan		63	2711 Henry Hudson Corp.		18.2%	5.70x	28.7%					$20,800,000	16.8%	12.2%	6			$20,802
Loan		64	Holliswood Owners Corp.		8.7%	9.05x	52.6%					$31,300,000	11.2%	4.6%	12			$25,582
Loan		65	Gatekeeper Storage
Loan		66	Belgravia Gardens Corp.		19.9%	4.16x	23.8%					$14,300,000	22.3%	4.2%	3			$4,349
Loan		67	Executive Towers Apartment Owners Corp.									$17,400,000	17.8%					N/A
Loan		68	84 Drive Homes Inc.		34.5%	3.09x	18.5%					$10,500,000	28.5%	8.2%	3	2		$23,739
Loan		69	Springdale Pointe
Loan		70	149 Spring Street
Loan		71	775 Loft Corp.		17.6%	4.98x	25.1%					$14,800,000	16.9%	16.7%	1			$115,500
Loan	9	72	52 Riverside Drive Owners Corp.		4.5%	15.31x	79.2%					$58,800,000	4.2%	2.4%			1	N/A
Loan		73	Hartsdale Highlands Tenants Corp.		26.9%	3.56x	21.1%					$9,500,000	26.2%	4.3%	3			-$6,742
Loan		74	101 Ellwood Tenants Corp.		41.8%	3.98x	22.7%					$9,000,000	26.6%	1.4%			1	N/A
Loan		75	Budget Self Storage of Mesa
Loan		76	17 West Apartments Corp.		1.9%	38.63x	164.9%					$56,200,000	2.8%	5.6%			2	N/A
Loan		77	4265 Webster Avenue Owners, Inc.		20.5%	4.96x	28.5%					$10,000,000	14.0%	3.8%	2			$7,151
Loan		78	20 Bond Owners Corp.		8.8%	8.68x	44.3%					$17,100,000	7.9%					N/A
Loan		79	415 West 57th Street Tenants Corporation		10.7%	6.11x	34.5%					$15,700,000	8.6%	8.0%	2			$6,877
Loan		80	The Bakery, Inc.		8.9%	6.40x	32.3%					$9,100,000	14.3%	6.3%	1			$17,943
Loan		81	Murray Hill Owners Corp.		5.9%	6.49x	36.2%					$15,800,000	8.1%	12.9%	4			-$4,218
Loan		82	Alta Ave. Apartments Corp.		46.0%	4.46x	22.8%					$5,100,000	24.0%	2.2%			1	N/A
Loan		83	McCorkle Cooperative Apartments, Inc.	$219,700	8.6%	19.02x	106.5%					$26,300,000	4.6%					N/A
Loan		84	310 West 18th Street Owners Corp.		19.4%	3.14x	17.8%					$5,050,000	23.7%	6.7%	1			$3,091
Loan		85	Gramercy Equities Corp.		3.0%	18.60x	103.9%					$31,700,000	3.2%					N/A
Loan		86	Barclay Townhouses at Merrick II Owners Corp.		7.8%	10.94x	62.7%					$14,700,000	6.8%					N/A
Loan		87	782 West End Avenue Owners Corp.		3.7%	14.51x	82.7%					$16,200,000	4.9%	40.9%	18			$46,453

A-1-42

BANK 2017-BNK5

Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; BANA—Bank of America, National Association; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; WFB—Wells Fargo Bank, National Association; NCB—National Cooperative Bank, National Association

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations--Other” in this prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans.

(5)	Each of the Del Amo Fashion Center (Mortgage Loan No. 1), the Starwood Capital Group Hotel Portfolio Mortgage Loan (Mortgage Loan No. 2), the Westchester One Mortgage Loan (Mortgage Loan No. 3), the Market Street - The Woodlands Mortgage Loan (Mortgage Loan No. 4), the Olympic Tower Mortgage Loan (Mortgage Loan No. 5), the iStar Leased Fee Portfolio Mortgage Loan (Mortgage Loan No. 8), the Gateway Net Lease Portfolio Mortgage Loan (Mortgage Loan No. 9) and the Crossgates Commons Mortgage Loan (Mortgage Loan No. 18) is part of a whole loan related to the Issuing Entity. For further information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “The Del Amo Fashion Center Pari Passu-A/B Whole Loan”, “The Olympic Tower Pari Passu-A/B Whole Loan,” and “The Gateway Net Lease Portfolio Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, Del Amo Fashion Center, Mortgage Loan No. 4, Market Street - The Woodlands, Mortgage Loan No. 8, iStar Leased Fee Portfolio, Mortgage Loan No. 13, Charlotte Southpark Marriott and Mortgage Loan No. 18, Crossgates Commons, the related loan documents permit an outparcel or other release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus.

(7)	With respect to Mortgage Loan No. 2, Starwood Capital Group Hotel Portfolio, Mortgage Loan No. 8, iStar Leased Fee Portfolio, Mortgage Loan No. 9, Gateway Net Lease Portfolio, Mortgage Loan No. 11, Store-It Southern California Portfolio, Mortgage Loan No. 23, StorPlace Self Storage Portfolio, Mortgage Loan No. 36, Stor-It Costa Mesa & Long Beach, and Mortgage Loan No. 55, Elgin Village & Cedar Breaks Centre, each such mortgage loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

A-1-43

(8)	With respect to Mortgage Loan No. 2, Starwood Capital Group Hotel Portfolio, Mortgage Loan No. 8, iStar Leased Fee Portfolio, Mortgage Loan No. 9, Gateway Net Lease Portfolio, and Mortgage Loan No. 17, Marriott Minneapolis Northwest, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases” in this prospectus.

(9)	With respect to Mortgage Loan No. 2, Starwood Capital Group Hotel Portfolio, Mortgage Loan No. 10, 200 Center Anaheim, Mortgage Loan No. 60, Park Court Owners, Inc., and Mortgage Loan No. 72, 52 Riverside Drive Owners Corp., the related mortgage loan documents permit future subordinate secured financing or mezzanine financing generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and “Other Secured Indebtedness” in this prospectus.

(10)	With respect to Mortgage Loan No. 2, Starwood Capital Hotel Portfolio, the “As Portfolio” Appraised Value of $956.0 million reflects an 8.1% premium attributed to the aggregate “As-is” value of the Starwood Capital Group Hotel Portfolio Properties as a whole. The sum of the value of the “As-is” and “As-renovated” values, as applicable, for each of the Starwood Capital Group Hotel Portfolio Properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “As-is” value for each individual property as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.3%. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions-Definitions” in this prospectus.

(11)	With respect to Mortgage Loan No. 4, Market Street - The Woodlands, the appraised value of $326,190,000 includes the “as is” value of $315,930,000 and the “Present Value of TCID Revenue” of $10,260,000. The “as-is” appraised value of $315,930,000 as of April 11, 2017 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Market Street - The Woodlands Whole Loan of 55.4% and 55.4%, respectively. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions-Definitions” in this prospectus.

(12)	With respect to Mortgage Loan No. 5, Olympic Tower, the Grace Period to Late Charge Days is three days, allowable once every 12 months.

(13)	With respect to Mortgage Loan No. 9, Gateway Net Lease Portfolio, the Appraised Value represents the aggregate “As Is” values for each of the properties except with respect to Baxalta (Barry Pointe) and Baxalta (Casselberry), which are currently under construction and will be added to the collateral upon distribution of their allocated portions of a $10,720,000 earnout reserve, provided that certain conditions to such distributions of the earnout reserve and additions of collateral are satisfied, for which the “As Stabilized” and “As Complete” values, respectively, were used. The “As Stabilized” and “As Complete” values assume each property is 100.0% leased upon completion of the construction. According to the borrower sponsor, both Baxalta (Barry Pointe) and Baxalta (Casselberry) are expected to open in the fourth quarter of 2017. Both the Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the $769.115 million “As is” value, which excludes Baxalta (Barry Pointe) and Baxalta (Casselberry), are 45.9%. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions-Definitions” in this prospectus.

(14)	With respect to Mortgage Loan No. 9, Gateway Net Lease Portfolio, at loan origination the borrowers established a $10,720,000 earnout reserve (the “Earnout Reserve”) in connection with the two properties under construction, Baxalta (Barry Pointe) and Baxalta (Casselberry), which will be added to the collateral upon disbursement of their allocated portions of such earnout reserve, provided that certain conditions to such disbursements and additions to collateral are satisfied.

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Under the Gateway Net Lease Portfolio loan documents, the Gateway Net Lease Portfolio borrowers are entitled to disbursements from this reserve upon satisfaction of the following terms and conditions, among others: (i) no event of default has occurred and is continuing on either the date of the request or the date of the advance; (ii) the net operating income for each of the two properties under construction provides for a debt yield of at least 9.8% based on the outstanding principal balance of the allocated Gateway Net Lease Portfolio whole loan amount for such property (including the amount requested for disbursement from the reserve); (iii) the owners of the properties deliver a joinder to the Gateway Net Lease Portfolio whole loan documents; (iv) the loan-to-value ratio based on the allocated loan amount for each property is not greater than 65.5%; and (v) the applicable property is 100.0% occupied by tenants paying full and unabated rent pursuant to one or more leases approved by the lender in accordance with the Gateway Net Lease Portfolio whole loan documents.

(15)	With respect to Mortgage Loan No. 38, Bywater Mutual Homes, Inc., upon satisfaction of certain conditions outlined in the Deed of Trust, the entire balance of the HAP Renewal Escrow Account is required to be transferred to the Replacement Escrow Fund established under the Deed of Trust

(16)	With respect to Mortgage Loan No. 45, Horizon Owners Corp., the Collateral Security Agreement for Capital Improvements establishes reserves for two (2) components: (a) a deferred maintenance component and (b) a capital improvements component. The Collateral Security Agreement for Capital Improvements requires the borrower to complete the deferred maintenance items outlined in the engineering report within six (6) months of loan closing (as such date may be extended by the lender if the borrower is diligently prosecuting such deferred maintenance work to completion). Upon completion of the deferred maintenance items, any remaining funds that were allocated for the deferred maintenance items but not expended can be used for capital improvements.

(17)	With respect to Mortgage Loan No. 49, Henson Studio, the sole tenant, representing 100% of the net rentable square feet, is an affiliate of the borrower.

A.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

B.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Prepayment Release Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the rate which, when compounded monthly, is equivalent to the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant

A-1-45

Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Prepayment Release Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

C.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the last day of the Open Period each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess, if any, of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the last day of the Open Period, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean the Payment Date that immediately follows the date of prepayment, unless prepayment is made on a Payment Date, in which case the Prepayment Calculation Date shall mean such Payment Date. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to the Applicable Percentage of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

E.	“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to 1% of the amount prepaid (provided that, after the occurrence and during the continuance of an Event of Default, the amount under this clause (a) shall be increased to 3% of the amount prepaid); or (b) an amount equal to (i) the amount, if any, by which the sum of

A-1-46

the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Maturity Date), from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

F.

The prepayment premium shall be equal to the greater of (A) One percent (1%) of the amount of principal being prepaid; or (B) The product obtained by multiplying: (1) the amount of principal being prepaid, by (2) the difference obtained by subtracting from the Interest Rate on this Note the Yield Rate (as defined below), on the twenty-fifth Business Day preceding (x) the Noticed Prepayment Date, or (y) the date Payee accelerates the indebtedness evidenced by this Note or, except with respect to a Casualty Prepayment (as to which no Prepayment Premium shall be payable), otherwise accepts a prepayment by reason of Payee’s application of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration, by (3) the present value factor calculated using the following formula:

(1 - (1 + r)^(-n/12)) / r

r = Yield Rate

n = the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the last day of the month during which the prepayment is made, or (y) in any other case, the date on which Payee accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date.

As used herein, the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Fed Release”) under the heading “U.S. government securities”) closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three decimal places):

(((a-b) / (x-y)) x (z-y)) + b

a = the yield for the longer U.S. Treasury constant maturity

b = the yield for the shorter U.S. Treasury constant maturity

x = the term of the longer U.S. Treasury constant maturity

y = the term of the shorter U.S. Treasury constant maturity

z = “n” (as defined in the present value factor calculation above) divided by 12.

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Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term shall be used, and interpolation shall not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Payee shall determine the Yield Rate from another source selected by Payee. Any determination of the Yield Rate by Payee will be binding absent manifest error. ALL NCB

G.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15- Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

H.	As used herein, “Yield Maintenance” means a prepayment premium in an amount equal to the greater of (i) 1% of the portion of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date (defined below) of a series of monthly payments over the remaining term of the Loan (to the end of the Lockout Period) each equal to the amount of interest which would be due on the portion of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the end of the Lockout Period, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of the Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

I.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date, from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United

A-1-48

States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, if the Loan is prepaid in accordance with Section 2.7(a) hereof, “Maturity Date” shall be replaced with “Open Period Start Date” in the definition of Periodic Treasury Yield and Yield Maintenance Premium.

A-1-49

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2
Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Wells Fargo Bank, National Association	28	$428,853,759	34.8%	4.4832%	114	2.03x	12.4%	57.7%	50.5%
Bank of America, National Association	20	$355,638,808	28.9%	4.3402%	102	2.26x	11.1%	60.8%	58.8%
Morgan Stanley Mortgage Capital Holdings LLC	9	$201,800,000	16.4%	4.2009%	120	1.93x	10.9%	54.1%	47.7%
Bank of America, National Association/ Wells Fargo Bank, National Association	1	$90,000,000	7.3%	3.6575%	120	3.34x	12.9%	39.8%	39.8%
National Cooperative Bank, National Association	28	$89,995,798	7.3%	4.0038%	118	7.44x	40.7%	17.5%	14.2%
Morgan Stanley Mortgage Capital Holdings LLC/ Wells Fargo Bank, National Association	1	$65,000,000	5.3%	4.0850%	120	2.04x	9.1%	53.6%	53.6%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
798,968 - 5,000,000	38	$109,179,096	8.9%	4.3104%	117	5.52x	30.0%	37.5%	32.3%
5,000,001 - 10,000,000	14	$90,752,189	7.4%	4.4932%	119	3.09x	18.3%	48.1%	40.8%
10,000,001 - 15,000,000	9	$111,012,408	9.0%	4.4961%	107	2.11x	13.2%	51.8%	45.8%
15,000,001 - 20,000,000	9	$153,115,771	12.4%	4.5561%	103	1.74x	10.8%	61.1%	55.2%
20,000,001 - 35,000,000	7	$173,828,900	14.1%	4.4974%	119	2.30x	13.5%	57.8%	50.1%
35,000,001 - 50,000,000	3	$133,900,000	10.9%	3.8469%	107	2.42x	10.7%	59.7%	57.7%
50,000,001 - 90,000,000	7	$459,500,000	37.3%	4.1283%	113	2.30x	11.1%	52.9%	50.8%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: $798,968
Maximum: $90,000,000
Average: $14,152,740

A-2-1

Annex A-2
Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	35	$385,647,362	31.3%	4.1724%	116	2.46x	12.3%	51.0%	47.5%
New York	33	$266,525,541	21.6%	4.0662%	115	3.81x	20.1%	40.2%	36.7%
Texas	38	$147,447,172	12.0%	4.2975%	118	2.01x	10.1%	59.1%	55.2%
Maryland	5	$66,080,939	5.4%	4.8317%	70	2.05x	13.7%	65.2%	63.1%
North Carolina	5	$54,268,128	4.4%	4.7352%	118	1.76x	12.4%	62.4%	52.7%
Missouri	5	$31,124,952	2.5%	4.4807%	117	1.71x	9.2%	63.8%	60.9%
Virginia	5	$30,013,902	2.4%	4.4233%	116	2.33x	14.8%	63.0%	52.7%
Connecticut	3	$26,808,377	2.2%	4.0545%	115	1.94x	10.9%	61.4%	50.7%
Minnesota	6	$25,792,729	2.1%	4.7765%	114	2.22x	15.7%	68.9%	58.3%
Alabama	3	$20,322,467	1.7%	4.3362%	116	1.65x	10.7%	65.3%	57.4%
Florida	5	$20,155,448	1.6%	5.0826%	60	2.10x	14.7%	68.9%	64.4%
Utah	2	$17,212,400	1.4%	4.1612%	119	1.88x	8.8%	66.9%	63.0%
Illinois	5	$16,929,454	1.4%	4.6998%	118	1.86x	11.7%	55.3%	47.1%
Washington	4	$16,417,303	1.3%	4.0572%	119	2.81x	11.8%	54.4%	54.4%
Tennessee	4	$16,329,808	1.3%	4.3400%	119	1.94x	11.9%	51.7%	41.7%
Michigan	7	$14,994,739	1.2%	3.8949%	108	2.73x	11.2%	57.7%	57.7%
Colorado	3	$14,320,800	1.2%	4.0024%	119	2.48x	10.3%	58.0%	58.0%
Indiana	7	$11,377,982	0.9%	3.9773%	100	3.17x	13.3%	51.9%	51.9%
Arizona	4	$10,518,676	0.9%	4.6599%	99	2.22x	12.2%	56.3%	53.0%
South Carolina	3	$7,603,844	0.6%	4.6141%	117	1.58x	10.0%	70.6%	58.2%
Ohio	6	$6,708,770	0.5%	4.3456%	114	2.61x	13.5%	51.5%	47.1%
Georgia	2	$6,499,160	0.5%	4.8187%	117	1.70x	10.0%	68.9%	59.8%
Oklahoma	4	$4,521,628	0.4%	4.5657%	118	1.84x	10.1%	69.3%	60.7%
Wisconsin	5	$4,085,779	0.3%	3.7544%	96	3.15x	12.8%	51.2%	51.2%
Pennsylvania	4	$3,087,602	0.3%	4.2774%	112	2.91x	12.8%	56.9%	56.9%
Oregon	1	$1,658,900	0.1%	4.4860%	120	2.72x	12.4%	60.4%	60.4%
Kentucky	1	$1,355,042	0.1%	4.4860%	120	2.72x	12.4%	60.4%	60.4%
New Jersey	1	$1,330,405	0.1%	4.4860%	120	2.72x	12.4%	60.4%	60.4%
Wyoming	1	$771,963	0.1%	4.4860%	120	2.72x	12.4%	60.4%	60.4%
Nevada	1	$424,187	0.0%	3.5628%	84	3.54x	14.1%	45.0%	45.0%
Iowa	1	$378,585	0.0%	3.5628%	84	3.54x	14.1%	45.0%	45.0%
Louisiana	1	$312,333	0.0%	3.5628%	84	3.54x	14.1%	45.0%	45.0%
Arkansas	1	$261,988	0.0%	4.4860%	120	2.72x	12.4%	60.4%	60.4%
Total:	211	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

A-2-2

Annex A-2
Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Retail
Anchored	7	$148,141,361	12.0%	4.2501%	119	1.66x	9.9%	57.8%	51.3%
Super Regional Mall	1	$90,000,000	7.3%	3.6575%	120	3.34x	12.9%	39.8%	39.8%
Lifestyle Center	1	$65,000,000	5.3%	4.0850%	120	2.04x	9.1%	53.6%	53.6%
Unanchored	5	$32,375,051	2.6%	4.4797%	118	1.86x	9.9%	55.0%	49.1%
Shadow Anchored	5	$28,841,894	2.3%	4.6845%	105	1.53x	10.3%	66.2%	58.3%
Single Tenant	1	$23,000,000	1.9%	4.4200%	119	1.58x	7.1%	56.5%	56.5%
Power Center	1	$19,976,914	1.6%	4.6420%	59	1.66x	11.4%	58.2%	53.6%
Movie Theater	1	$13,303,344	1.1%	4.7000%	119	1.72x	12.6%	62.8%	46.7%
Subtotal:	22	$420,638,564	34.2%	4.1874%	116	2.08x	10.4%	53.8%	49.8%
Office
Suburban	14	$137,327,868	11.2%	4.4763%	94	1.80x	12.0%	66.1%	61.0%
CBD	2	$90,500,000	7.4%	4.2295%	120	1.60x	10.4%	65.7%	56.9%
Medical	7	$2,964,149	0.2%	3.5628%	84	3.54x	14.1%	45.0%	45.0%
Subtotal:	23	$230,792,017	18.7%	4.3678%	104	1.74x	11.4%	65.7%	59.2%
Hospitality
Full Service	7	$93,652,077	7.6%	4.8509%	106	2.06x	15.1%	64.6%	54.9%
Limited Service	41	$47,336,737	3.8%	4.6006%	102	2.59x	14.1%	58.7%	56.9%
Extended Stay	22	$36,033,393	2.9%	4.4860%	120	2.72x	12.4%	60.4%	60.4%
Subtotal:	70	$177,022,207	14.4%	4.7097%	108	2.34x	14.3%	62.2%	56.6%
Self Storage
Self Storage	23	$134,118,768	10.9%	4.3639%	118	2.67x	12.9%	50.9%	46.5%
Subtotal:	23	$134,118,768	10.9%	4.3639%	118	2.67x	12.9%	50.9%	46.5%
Multifamily
Cooperative	28	$89,995,798	7.3%	4.0038%	118	7.44x	40.7%	17.5%	14.2%
Garden	1	$16,800,000	1.4%	4.7000%	119	1.27x	8.3%	66.4%	61.1%
Subtotal:	29	$106,795,798	8.7%	4.1133%	119	6.47x	35.6%	25.2%	21.6%
Mixed Use
Office/Retail	1	$56,000,000	4.5%	3.9539%	119	2.70x	11.2%	32.2%	32.2%
Retail/Office/Multifamily	1	$10,188,028	0.8%	4.8900%	115	1.41x	10.0%	49.8%	41.1%
Multifamily/Retail	1	$2,500,000	0.2%	4.2140%	119	5.99x	25.8%	10.4%	10.4%
Subtotal:	3	$68,688,028	5.6%	4.1023%	118	2.63x	11.6%	34.0%	32.7%
Leased Fee
Leased Fee	12	$45,400,000	3.7%	3.7950%	118	2.12x	8.2%	65.6%	65.6%
Subtotal:	12	$45,400,000	3.7%	3.7950%	118	2.12x	8.2%	65.6%	65.6%
Industrial
Warehouse Distribution	16	$18,011,185	1.5%	3.5628%	84	3.54x	14.1%	45.0%	45.0%
Flex	7	$16,073,136	1.3%	4.4392%	111	2.07x	12.1%	57.7%	51.1%
Manufacturing	5	$9,248,662	0.8%	3.5628%	84	3.54x	14.1%	45.0%	45.0%
Subtotal:	28	$43,332,983	3.5%	3.8879%	94	2.99x	13.4%	49.7%	47.2%
Manufactured Housing
Manufactured Housing	1	$4,500,000	0.4%	4.1500%	119	4.12x	17.6%	29.2%	29.2%
Subtotal:	1	$4,500,000	0.4%	4.1500%	119	$4.12	17.6%	29.2%	29.2%
Total:	211	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

A-2-3

Annex A-2
Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.56283 - 4.00000	29	$380,173,122	30.9%	3.8087%	115	3.60x	16.7%	40.2%	38.8%
4.00001 - 4.50000	27	$496,537,058	40.3%	4.2498%	120	2.37x	12.4%	56.9%	52.6%
4.50001 - 5.00000	27	$324,907,158	26.4%	4.7873%	101	1.75x	12.5%	62.6%	55.0%
5.00001 - 5.40000	4	$29,671,027	2.4%	5.2360%	77	1.77x	13.2%	68.8%	61.7%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: 3.56283%
Maximum: 5.40000%
Weighted Average: 4.27920%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	5	$106,914,181	8.7%	4.9261%	59	1.77x	13.0%	67.3%	63.7%
84	2	$56,000,000	4.5%	3.7950%	84	3.14x	13.4%	48.9%	48.3%
120	79	$1,000,874,184	81.3%	4.2509%	119	2.69x	14.1%	51.6%	47.3%
121	1	$67,500,000	5.5%	4.0760%	121	1.64x	10.5%	63.6%	55.2%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: 60 mos.
Maximum: 121 mos.
Weighted Average: 113 mos.

A-2-4

Annex A-2
Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
57 - 60	5	$106,914,181	8.7%	4.9261%	59	1.77x	13.0%	67.3%	63.7%
82 - 84	2	$56,000,000	4.5%	3.7950%	84	3.14x	13.4%	48.9%	48.3%
113 - 116	2	$15,188,028	1.2%	4.8933%	115	1.51x	10.4%	54.2%	46.8%
117 - 121	78	$1,053,186,155	85.5%	4.2304%	119	2.64x	13.9%	52.4%	47.8%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: 57 mos.
Maximum: 121 mos.
Weighted Average: 112 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	18	$518,085,000	42.1%	4.0167%	116	2.95x	12.3%	48.1%	48.1%
120	1	$5,100,000	0.4%	4.7600%	120	2.51x	35.1%	23.3%	0.4%
300	5	$46,363,446	3.8%	4.4983%	98	2.57x	18.0%	42.3%	34.2%
360	55	$637,288,115	51.8%	4.4867%	110	2.02x	13.2%	60.6%	53.0%
480	8	$24,451,804	2.0%	3.9170%	119	8.91x	45.1%	13.0%	11.5%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: 120 mos.
Maximum: 480 mos.
Weighted Average: 358 mos.

A-2-5

Annex A-2
Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	18	$518,085,000	42.1%	4.0167%	116	2.95x	12.3%	48.1%	48.1%
120 - 300	6	$51,463,446	4.2%	4.5242%	100	2.56x	19.7%	40.4%	30.9%
301 - 480	63	$661,739,919	53.7%	4.4656%	110	2.28x	14.4%	58.8%	51.5%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: 120 mos.
Maximum: 480 mos.
Weighted Average: 358 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.27 - 1.30	1	$16,800,000	1.4%	4.7000%	119	1.27x	8.3%	66.4%	61.1%
1.31 - 1.40	3	$16,670,000	1.4%	4.6889%	120	1.38x	8.8%	70.7%	59.1%
1.41 - 1.50	10	$143,760,665	11.7%	4.4231%	119	1.46x	9.4%	60.7%	52.2%
1.51 - 1.60	6	$104,983,760	8.5%	4.4004%	115	1.56x	9.5%	64.9%	59.9%
1.61 - 1.80	10	$201,670,403	16.4%	4.4825%	98	1.65x	11.1%	64.9%	57.4%
1.81 - 2.00	8	$94,565,191	7.7%	4.7480%	107	1.91x	13.3%	58.8%	51.4%
2.01 - 2.25	8	$203,742,548	16.5%	4.2065%	119	2.09x	10.6%	59.4%	56.4%
2.26 - 2.50	2	$29,500,000	2.4%	4.5066%	90	2.32x	13.9%	56.7%	53.7%
2.51 - 48.08	39	$419,595,798	34.1%	3.9824%	116	4.15x	19.6%	37.3%	36.3%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: 1.27x
Maximum: 48.08x
Weighted Average: 2.57x

A-2-6

Annex A-2
Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.6 - 50.0	40	$371,474,130	30.2%	3.9401%	114	4.24x	20.3%	33.2%	31.6%
50.1 - 60.0	18	$300,283,799	24.4%	4.3270%	112	1.89x	10.7%	54.4%	50.5%
60.1 - 65.0	11	$256,039,364	20.8%	4.3839%	118	2.02x	11.6%	62.8%	56.5%
65.1 - 70.0	11	$172,505,069	14.0%	4.2977%	119	1.66x	9.4%	67.5%	61.1%
70.1 - 74.0	7	$130,986,003	10.6%	4.9024%	87	1.68x	12.2%	72.6%	65.9%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: 1.6%
Maximum: 74.0%
Weighted Average: 53.5%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
0.4 - 40.0	37	$303,792,141	24.7%	3.9492%	119	4.54x	22.2%	30.4%	28.7%
40.1 - 50.0	13	$224,157,217	18.2%	4.2423%	107	2.11x	11.9%	51.6%	45.8%
50.1 - 55.0	10	$171,497,935	13.9%	4.3261%	112	1.95x	10.8%	58.0%	53.0%
55.1 - 60.0	16	$228,047,765	18.5%	4.4279%	119	1.70x	10.6%	64.8%	57.0%
60.1 - 65.0	8	$187,950,000	15.3%	4.4776%	118	2.00x	10.7%	65.2%	61.5%
65.1 - 71.4	3	$115,843,307	9.4%	4.5320%	82	1.86x	10.7%	70.1%	68.4%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: 0.4%
Maximum: 71.4%
Weighted Average: 49.2%

A-2-7

Annex A-2
Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	17	$472,685,000	38.4%	4.0380%	116	3.03x	12.7%	46.4%	46.4%
Amortizing Balloon	50	$359,003,365	29.2%	4.5254%	109	3.02x	19.2%	50.5%	41.7%
Partial Interest Only	18	$298,200,000	24.2%	4.4969%	108	1.59x	10.5%	66.8%	60.5%
Partial Interest Only ARD	1	$56,000,000	4.5%	3.9700%	119	1.47x	8.8%	52.0%	46.9%
Interest Only ARD	1	$45,400,000	3.7%	3.7950%	118	2.12x	8.2%	65.6%	65.6%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
7.1 - 8.0	1	$23,000,000	1.9%	4.4200%	119	1.58x	7.1%	56.5%	56.5%
8.1 - 9.0	9	$164,620,000	13.4%	4.1180%	119	1.68x	8.6%	59.5%	55.1%
9.1 - 9.5	2	$71,250,000	5.8%	4.1449%	120	1.99x	9.1%	54.2%	53.8%
9.6 - 10.0	8	$115,760,665	9.4%	4.4294%	119	1.67x	9.9%	65.3%	58.6%
10.1 - 11.0	10	$175,589,326	14.3%	4.3375%	117	1.66x	10.4%	64.2%	56.2%
11.1 - 12.0	10	$190,682,340	15.5%	4.4483%	96	2.03x	11.4%	54.3%	50.9%
12.1 - 14.0	7	$193,147,304	15.7%	4.1465%	119	2.86x	12.7%	50.4%	48.8%
14.1 - 16.0	5	$115,842,129	9.4%	4.3380%	95	2.62x	14.6%	55.3%	49.5%
16.1 - 195.8	35	$181,396,601	14.7%	4.2341%	114	5.42x	29.8%	31.0%	26.7%
Total:	87	$1,231,288,365	100.0%	4.2792%	112	2.57x	13.7%	53.5%	49.2%

Minimum: 7.1%
Maximum: 195.8%
Weighted Average: 13.7%

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
COLLATERALIZED MORTGAGE LOANS

A-3-1

BANK 2017-BNK5	Del Amo Fashion Center

Mortgage Loan No. 1 – Del Amo Fashion Center

A-3-2

BANK 2017-BNK5	Del Amo Fashion Center

Mortgage Loan No. 1 – Del Amo Fashion Center

A-3-3

BANK 2017-BNK5	Del Amo Fashion Center

Mortgage Loan No. 1 – Del Amo Fashion Center

Los Angeles International Airport
Dockweiler State Beach
El Segundo
Inglewood
Los Angeles Southwest College
Imperial Hwy
Downtown Los Angeles 11 miles
Hawthorne
Aviation/LAX
Mariposa
Northrop Grumman
120th St
Robert F. Kennedy Medical Ctr.
Crenshaw
METRO
GREEN LINE
Vermont
Harbor Freeway
Avalon
Hawthorne Municipal Airport
El Segundo Blvd
El Segundo
Raytheon Space and Airborne Systems
Chevron Oil Refinery
Plaza El Segundo
Douglas
Rosecrans Ave
The Point
Manhattan Village
Marine Ave
Aviation Blvd
San Diego Fwy
Del Aire
Inglewood Ave
Hawthorne Blvd
Crenshaw Blvd
Western Ave
Normandie Ave
Vernon Ave
Harbor Fwy
135th St
Compton
Gardena
Highland Ave
Manhattan Beach County Park
Redondo Beach
Lawndale
Alondra Park
Memorial Hospital of Gardena
Downtown Manhattan Beach
Sepulveda Blvd
Manhattan Beach Blvd
Redondo Beach Blvd
Gardena Civic Center
Alondra Blvd
Manhattan Beach
Manhattan Beach Pier, Roundhouse Aquarium
Ocean Dr
Redondo Beach Ave
Alondra Park Golf Course
El Camino College
166th St
Figueroa St
Main St
Artesia Blvd
Van Ness Ave
Grant Ave
South Bay Galleria
182nd St
Hermosa Beach
Hermosa Beach Pier
Hermosa Ave
Clark Stadium
Ripley Ave
Columbia Regional Park
190th St
Victoria St
Cal. State University - Dominguez Hills
Anita St
Beryl St
South Bay Medical Center
Del Amo Blvd
LOS ANGELES COUNTY
Victoria Golf Course
Redondo Beach Pier
Redondo Beach
The Pier Shopping Center
Anza Ave
Maple Ave
Torrance Blvd
Southbay Pavilion
Pacific Ocean
Torrance
Camino Real
Carson St
Madrona Marsh Nature Preserve
Harbor UCLA Medical Center
223rd St
Redondo Beach State Park
Prospect Ave
Del Amo Fashion Center
3525 West Carson Street
Torrance, CA 90503
Carson
Pacific Coast Hwy
Torrance Memorial Medical Center
235th St
Sepulveda Blvd
Torrance Technology Center
Torrance Airport
Torrance Crossroads
Lomita Blvd
LOS ANGELES
Palos Verdes Estates
Palos Verdes Golf Course
Lomita
Kaiser Permanente South Bay Medical Center
Wilmington Blvd
Avalon Blvd
South Coast Botanic Garden
Pacific Coast Hwy
Harbor Park Muni. GC
Harbor Park
Rolling Hills Country Club
Wilmington
Los Angeles Harbor College
Anaheim St
Rolling Hills Estates
Palos Verdes Dr North
Harry Bridges Blvd
Rolling Hills
Western Ave
Downtown Long Beach 4 miles
Rancho Palos Verdes
Front St
VINCENT THOMAS BRIDGE
San Pedro
1st St
PORT OF LOS ANGELES
Terminal Island
Gaffey St
105
405
110
107
91
1
47
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
Northridge
Chatsworth
ANGELES NATIONAL FOREST
LOS ANGELES COUNTY
La Canada Flintridge
Burbank
Glendale
Pasadena
Thousand Oaks
Van Nuys
Altadena
Monrovia
Azusa
Calabasas
Encino
Sherman Oaks
SAN MONICA MTS.
Arcadia
LOS ANGELES
Alhambra
El Monte
Malibu
Santa Monica
West Covina
Culver City
Pico Rivera
Hacienda Heights
Inglewood
South Gate
Whittier
El Segundo
Downey
La Habra
Manhattan Beach
Gardena
Compton
Norwalk
Fullerton
Redondo Beach
Lakewood
Cerritos
Torrance
ANAHEIM
Carson
Pacific Ocean
Rancho Palos Verdes
LONG BEACH
Seal Beach
San Pedro
Huntington Beach

A-3-4

BANK 2017-BNK5	Del Amo Fashion Center

Mortgage Loan No. 1 – Del Amo Fashion Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA/WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$90,000,000			Location:	Torrance, CA 90503
Cut-off Date Balance(1):	$90,000,000			General Property Type:	Retail
% of Initial Pool Balance:	7.3%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Year Built/Renovated:	1961/2017
				Size:	1,769,525 SF
				Cut-off Date Balance per SF(1):	$260
				Maturity Date Balance per SF(1):	$260
Mortgage Rate:	3.6575%			Property Manager:	Simon Management Associates II, LLC (borrower-related)
Note Date:	5/12/2017
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$59,343,892
Seasoning:	0 months			UW NOI Debt Yield(1):	12.9%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.34x
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt			Most Recent NOI:	$53,218,707 (3/31/2017 TTM)
Additional Debt Balance(1)(3):	$369,300,000/$125,700,000			2nd Most Recent NOI:	$51,101,092 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$35,039,436 (12/31/2015)
Reserves(4)				Most Recent Occupancy(5):	85.2% (5/15/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.5% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.1% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$1,155,000,000 (4/23/2017)
Recurring Replacements:	$0	Springing	$446,400	Cut-off Date LTV Ratio(1):	39.8%
TI/LC:	$0	Springing	$6,465,600	Maturity Date LTV Ratio(1):	39.8%
Other:	$8,071,240	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	$3,288,487	0.6%
			Return of Equity:	$70,584,168	12.1%
Total Sources:	$585,000,000	100.0%	Total Uses:	$585,000,000	100.0%

(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of sixteen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, sixteen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000 (together, the “Del Amo Fashion Center Senior Loan”), and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000 (together, the “Del Amo Fashion Center Subordinate Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined principal balance of the promissory notes comprising the Del Amo Fashion Center Senior Loan and the Del Amo Fashion Center Subordinate Loan are $331, $331, 10.1%, 10.1%, 2.63x, 50.6% and 50.6%, respectively.
(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Del Amo Fashion Center Whole Loan promissory note to be securitized and (b) May 2, 2020. The assumed lockout period of 24 payments is based on the closing date of this transaction in June 2017.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Most Recent Occupancy includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018). Most Recent Occupancy also includes three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

A-3-5

BANK 2017-BNK5	Del Amo Fashion Center

The Mortgage Loan. The largest mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) evidenced by sixteen promissory A-Notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, sixteen promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other (such A-Notes and B-Notes, collectively, the “Del Amo Fashion Center Senior Loan”) and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation (collectively, the “Del Amo Fashion Center Subordinate Loan”), which are secured by a first priority fee mortgage encumbering 1,769,525 SF of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Notes A-1-2 and B-1-2 (contributed by Bank of America, N.A.) and A-4-2 and B-4-2 (contributed by Wells Fargo Bank, N.A.), in the aggregate principal amount of $90,000,000, are from each of the two A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the BANK 2017-BNK5 securitization trust.

The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Del Amo Fashion Center Pari Passu-A/B Whole Loan” in the Prospectus.

Del Amo Fashion Center Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder(2)	Controlling Piece
A-1-1	$12,125,000	$12,125,000	DAFC 2017-AMO	Yes
A-1-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-1-3	$24,547,000	$24,547,000	Bank of America, NA	No
A-1-4	$20,457,000	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-2-2	$36,821,000	$36,821,000	Barclays Bank PLC	No
A-2-3	$24,547,000	$24,547,000	Barclays Bank PLC	No
A-2-4	$20,457,000	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-3-2	$32,730,000	$32,730,000	Société Générale	No
A-3-3	$28,638,000	$28,638,000	Société Générale	No
A-3-4	$20,457,000	$20,457,000	Société Générale	No
A-4-1	$12,125,000	$12,125,000	DAFC 2017-AMO	No
A-4-2	$36,821,000	$36,821,000	BANK 2017-BNK5	No
A-4-3	$24,547,000	$24,547,000	Wells Fargo Bank, NA	No
A-4-4	$20,457,000	$20,457,000	Wells Fargo Bank, NA	No
B-1-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-1-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-1-3	$5,453,000	$5,453,000	Bank of America, NA	No
B-1-4	$4,543,000	$4,543,000	Bank of America, NA	No
B-2-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-2-2	$8,179,000	$8,179,000	Barclays Bank PLC	No
B-2-3	$5,453,000	$5,453,000	Barclays Bank PLC	No
B-2-4	$4,543,000	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-3-2	$7,270,000	$7,270,000	Société Générale	No
B-3-3	$6,362,000	$6,362,000	Société Générale	No
B-3-4	$4,543,000	$4,543,000	Société Générale	No
B-4-1	$2,700,000	$2,700,000	DAFC 2017-AMO	No
B-4-2	$8,179,000	$8,179,000	BANK 2017-BNK5	No
B-4-3	$5,453,000	$5,453,000	Wells Fargo Bank, NA	No
B-4-4	$4,543,000	$4,543,000	Wells Fargo Bank, NA	No
Del Amo Fashion Center Subordinate Loan	$125,700,000	$125,700,000	DAFC 2017-AMO	No
Total Del Amo Fashion Center Whole Loan	$585,000,000	$585,000,000

(1)	The B-Notes are subordinate to the A-Notes.
(2)	The promissory notes currently held by Bank of America, N.A., Barclays Bank, PLC, Societe Generale and Wells Fargo Bank, NA are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

A-3-6

BANK 2017-BNK5	Del Amo Fashion Center

The Del Amo Fashion Center Whole Loan was co-originated by Bank of America, N.A., Wells Fargo Bank, N.A., Barclays Bank, PLC and Société Générale. The proceeds of the Del Amo Fashion Center Whole Loan were used to pay off previous mortgage debt, pay closing costs and to return equity to the borrower sponsor. Based on the total cost basis in the Del Amo Fashion Center Property, the borrower sponsor has over $350 million in equity invested in the asset.

The Borrower and the Sponsor. The borrower is Del Amo Fashion Center Operating Company, L.L.C. (the “Del Amo Fashion Center Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. Simon Property Group, L.P. is the non-recourse carveout guarantor. The Del Amo Fashion Center Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The sponsor is a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”).

Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG). Simon is a publicly-traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 SF of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million SF Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel, restaurants including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant), entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open), as well as over 100 in-line retailers and brands including 25 first-to-market brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Collateral anchors include J.C. Penney and Nordstrom. Included in the collateral are 11,892 parking spaces (approximately 6.7 spaces per 1,000 SF).

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700, floor to ceiling living plant walls, skylights and lounge areas with complimentary Wi-Fi, (ii) the addition of approximately 350,000 SF of in-line shops, the Nordstrom anchor and a multi-level parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads, BRIO Tuscan Grille and EMC Seafood & Raw Bar (which is expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s which is expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. The following table presents a summary of the historical in-line occupancy at the Del Amo Fashion Center Property:

Historical In-Line Occupancy
Historical Occupancy	2013	2014	2015	2016
In-Line (including temporary tenants)	80.1%	92.8%	88.5%	93.8%
In-Line (excluding temporary tenants)	75.2%	85.7%	79.7%	86.6%

A-3-7

BANK 2017-BNK5	Del Amo Fashion Center

The 2016 estimated total gross sales for the Del Amo Fashion Center Property were approximately $543.4 million. The following table presents a summary of historical anchor sales at the Del Amo Fashion Center Property.

Anchor Sales Summary
Tenant	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral) (2)(4)	$32,500,000	$30,200,000	NAV(5)	$96
Nordstrom(6)	N/A	N/A	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theaters(7)	$17,979,000	$18,114,000	$17,307,000	$961,500

(1)	Sales PSF reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.
(3)	Macy’s currently operates two stores at the Del Amo Fashion Center, totaling 423,307 SF. Sales figures are representative of both stores. 2014 sales represent three Macy’s stores.
(4)	Sears occupies 313,495 SF, with approximately two levels being used for merchandizing and one level being used for office space. When excluding the office space, the adjusted estimated Sales PSF are approximately $144 PSF.
(5)	2016 sales data not yet available.
(6)	Nordstrom opened in October 2015.
(7)	AMC Theaters Sales PSF reflects sales per screen.

As of the trailing-twelve-month period ended March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. While the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales PSF have grown from $441 PSF to $611 PSF, representing a 39% increase from 2013 to the trailing twelve month period ended March 31, 2017.

The following table presents a summary of historical comparable in-line sales at the Del Amo Fashion Center Property.

Comparable In-Line Sales Summary(1)
	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%

(1)	Information as provided by the borrower sponsor and only include tenants reporting comparable sales.

A-3-8

BANK 2017-BNK5	Del Amo Fashion Center

The following table presents certain information relating to the major tenants at the Del Amo Fashion Center Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent		Annual UW Rent PSF(3)	Most Recent Sales(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$457,325	0.9%	$2.80	21,061,000	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(5)	0.0%(5)	$0(5)	51,480,000	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$3,066,624	6.1%	$39.93	$17,307,000	$961,500(7)	17.7%	9/30/2021
Major Tenants(6)
LA Fitness	NR/NR/NR	47,137	2.7%	$1,792,237	3.6%	$38.02	N/A	N/A	N/A	1/31/2022
Dave & Buster’s(8)	NR/NR/NR	42,336	2.4%	$1,439,424	2.9%	$34.00	N/A	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$1,352,163	2.7%	$16.25	N/A	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$1,076,189	2.1%	$42.90	N/A	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$1,050,625	2.1%	$39.20	$8,791,000	$328	12.0%	10/31/2027
Burlington Coat Factory(9)	NR/NR/NR	60,000	3.4%	$840,000	1.7%	$14.00	N/A	N/A	N/A	1/31/2025
Marshalls(8)	NR/A2/A+	30,716	1.7%	$752,542	1.5%	$24.50	N/A	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$741,858	1.5%	$66.19	N/A	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$712,799	1.4%	$39.62	$7,784,000	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$707,595	1.4%	$35.00	$7,613,000	$377	13.4%	1/31/2018
Subtotal/Wtd. Avg.		742,848	42.0%	$13,989,380	27.8%	$18.83
Other Retail Tenants(10)		764,810	43.2%	$36,415,851	72.2%	$47.61
Vacant Space		261,867	14.8%
Total/Wtd. Avg.		1,769,525	100.0%	$50,405,231		$33.43

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Most Recent Sales $ and PSF represent trailing 12 months ending March 31, 2017 information for Old Navy and XXI Forever, and 2016 information for all other tenants.
(5)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.
(6)	Major Tenants are ordered by Annual UW Rent.
(7)	Most Recent Sales PSF represents Sales per screen.
(8)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.
(9)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.
(10)	Other Retail Tenants includes eleven tenants (2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

A-3-9

BANK 2017-BNK5	Del Amo Fashion Center

The following table presents certain information relating to the lease rollover at the Del Amo Fashion Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2017	8	26,342	$39.50	1.5%	1.5%	$1,040,552	2.1%	2.1%
2018	11	204,233	$10.06	11.5%	13.0%	$2,054,097	4.1%	6.1%
2019	16	45,696	$44.89	2.6%	15.6%	$2,051,118	4.1%	10.2%
2020	12	88,993	$24.44	5.0%	20.6%	$2,174,566	4.3%	14.5%
2021	10	115,598	$39.74	6.5%	27.2%	$4,593,303	9.1%	23.6%
2022	11	67,982	$47.71	3.8%	31.0%	$3,243,680	6.4%	30.1%
2023	4	75,763	$18.02	4.3%	35.3%	$1,365,309	2.7%	32.8%
2024	17	51,974	$69.18	2.9%	38.2%	$3,595,680	7.1%	39.9%
2025	44	176,862	$50.40	10.0%	48.2%	$8,913,244	17.7%	57.6%
2026	56	222,472	$51.91	12.6%	60.8%	$11,548,229	22.9%	80.5%
2027	22	202,821	$33.39	11.5%	72.3%	$6,772,847	13.4%	93.9%
2028 & Beyond	6	228,922	$13.33	12.9%	85.2%	$3,052,606	6.1%	100.0%
Vacant	0	261,867	$0.00	14.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	217	1,769,525	$33.43	100.0%		$50,405,231	100.0%

(1)	Information is based on the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a 5-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 SF (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 PSF, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 PSF. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

A-3-10

BANK 2017-BNK5	Del Amo Fashion Center

The following table presents certain competitive retail properties to the Del Amo Fashion Center Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occupancy	Comparable In-line Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Del Amo Fashion Center Torrance, CA	Super Regional Mall	1961/2017	1,769,525	85.2%(1)	$611(2)	Macy’s (non-collateral), Sears (non- collateral), Nordstrom, J.C. Penney	N/A
South Bay Galleria Redondo Beach, CA	Super Regional Mall	1984/2014	960,200	84.9%	$435-$445	Macy’s, Kohl’s, Cinemas	3.5
Promenade on the Peninsula Rancho Palos Verdes, CA	Regional Center	1981/N/A	374,186	80.6%	$350-$375	Equinox Fitness, Cinemas	5.4
Manhattan Village Manhattan Beach, CA	Super Regional Mall	1981/N/A	620,008	99.4%	$450-$475	Macy’s, Fry’s Electronics, Ralph’s/CVS	7.5
South Bay Pavilion Carson, CA	Super Regional Mall	1973/ N/A	1,016,554	82.2%	N/A	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas	8.5

Source: Appraisal

(1)	Occupancy as of May 15, 2017 which includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.
(2)	Comparable in-line sales shown as of March 31, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Del Amo Fashion Center Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Base Rent(1)(2)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	$29.13
Vacant Space	$0	$0	$0	$0	$11,430,694	$6.46
Total Recoveries	$12,142,979	$15,224,540	$25,514,526	$26,374,801	$25,211,150	$14.25
Specialty Leasing	$1,960,645	$2,348,117	$3,373,175	$3,266,342	$3,366,899	$1.90
Other Income(3)	$584,173	$964,983	$1,396,597	$1,359,783	$1,135,576	$0.64
Less Vacancy	($316,274)	($134,368)	($441,700)	($630,344)	($11,430,694)	(13.0%)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	$45.92
Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	$12.39
Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	$33.54
Capital Expenditures	$0	$0	$0	$0	$223,460	$0.13
TI/LC	$0	$0	$0	$0	$2,154,999	$1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	$32.19

Occupancy %	93.5%	86.1%	91.5%	85.2%(2)	87.0%
NOI DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(4)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF Debt Yield(4)	6.3%	7.6%	11.1%	11.6%	12.4%

(1)	UW Base Rent is based on the May 15, 2017 underwritten rent roll and includes contractual rent steps through July 1, 2018.
(2)	Occupancy as of May 15, 2017. The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.
(3)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.
(4)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

A-3-11

BANK 2017-BNK5	Del Amo Fashion Center

Escrows and Reserves. During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrower is required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrower will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrower fails to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

At loan origination, the Del Amo Fashion Center Whole Loan guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Del Amo Fashion Center Whole Loan. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrower is required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred weekly for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrower, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) without the manager being replaced within 60 days, (iv) a DSCR Trigger Period, or (v) a Nordstrom Trigger Event (as defined below).

A Lockbox Event will end, provided no event of default shall be continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrower.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrower’s failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being re-leased to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Additional Secured Indebtedness (not including trade debts). The Del Amo Fashion Center Property also secures fourteen senior pari passu promissory A-Notes with an aggregate principal balance of $302,158,000 (which are pari passu with each other and the A-Notes included in the Del Amo Fashion Center Mortgage Loan) and fourteen senior promissory B-Notes (which are pari passu with each other and the B-Notes included in the Del Amo Fashion Center Mortgage Loan) with an aggregate principal balance of $67,142,000 (the “Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans”) as well as the Del Amo Fashion Center Subordinate Loan, which includes twelve subordinate mortgage notes, comprised of four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation), with an aggregate principal balance of $125,700,000. The Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan accrue interest at the same rate as the Del Amo Fashion Center Mortgage Loan. The Del Amo Fashion Center Mortgage Loan is entitled to payments of principal (if applicable) and interest on a pro rata and pari passu basis with the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans (provided that all A-Notes are entitled to payments of principal (if applicable) and interest prior to all B-Notes) before payments of principal (if applicable) and interest to the Del Amo Fashion Center Subordinate Loan.

The holders of the Del Amo Fashion Center Mortgage Loan, the Del Amo Fashion Center Non-Serviced Pari Passu Companion Loans and the Del Amo Fashion Center Subordinate Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Del Amo Fashion Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Del Amo Fashion Center Pari Passu-A/B Whole Loan” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. No material releases permitted.

Terrorism Insurance. The Del Amo Fashion Center Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Del Amo Fashion Center Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for property insurance required under the related Del Amo Fashion Center Whole Loan documents (on a stand-alone basis), but excluding the wind and flood components of such premiums.

A-3-12

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-13

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

Mortgage Loan No. 2 – Starwood Capital Group Hotel Portfolio

A-3-14

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

Mortgage Loan No. 2 – Starwood Capital Group Hotel Portfolio

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Starwood Hotel Portfolio

1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St. Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites Kokomo	Kokomo, IN
24	Hampton Inn Suites South Bend	South Bend, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Toledo, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Cheyenne Fairfield Inn & Suites	Cheyenne, WY
40	Fairfield Inn Laurel	Laurel, MD
41	Courtyard Akron Stow	Stow, OH
42	Larkspur Landing Roseville	Roseville, CA
43	Towneplace Suites Bloomington	Bloomington, IN
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

A-3-15

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

Mortgage Loan No. 2 – Starwood Capital Group Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$72,500,000			Location:	Various
Cut-off Date Balance(1):	$72,500,000			General Property Type:	Hospitality
% of Initial Pool Balance:	5.9%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting(4):	Fee / Leasehold
Sponsor:	Starwood Capital Group Global, L.P.;			Year Built/Renovated:	Various / Various
	Starwood Capital Group Global II, L.P.;			Size:	6,366 Rooms
	Starwood Capital Group Global I, L.L.C.			Cut-off Date Balance Per Room(1):	$90,680
Mortgage Rate:	4.4860%			Maturity Date Balance Per Room(1):	$90,680
Note Date:	5/24/2017			Property Manager(5):	Various
First Payment Date:	7/1/2017
Maturity Date:	6/1/2027
Original Term:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$71,329,392
Prepayment Provisions:	LO (12); YM1 (105); O(3)			UW NOI Debt Yield:	12.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	12.4%
Additional Debt Type(2):	Pari Passu			UW NCF DSCR:	2.72x
Additional Debt Balance(2):	$504,770,000			Most Recent NOI:	$72,574,924 (3/31/2017 TTM)
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			2nd Most Recent NOI:	$74,469,397 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$74,006,639 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	74.6% (3/31/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	74.7% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	74.8% (12/31/2015)
Recurring Replacements:	$0	Springing(3)	N/A	Appraised Value (as of) (6):	$956,000,000 (4/23/2017)
Other:	$12,268,991	Springing	N/A	Cut-off Date LTV Ratio(1):	60.4%
				Maturity Date LTV Ratio(1):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$577,270,000	100.0%	Loan Payoff:	$425,033,863	73.6%
			Closing Costs:	$8,975,399	1.6%
			Reserves:	$12,268,991	2.1%
			Return of Equity:	$130,991,748	22.7%
Total Sources:	$577,270,000	100.0%	Total Uses:	$577,270,000	100.0%

(1)	The Starwood Capital Group Hotel Portfolio Mortgage Loan is part of the Starwood Capital Group Hotel Portfolio Whole Loan, which is comprised of seventeen pari passu promissory notes with an aggregate principal balance of $577,270,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Starwood Capital Group Hotel Portfolio Whole Loan.
(2)	See “The Mortgage Loan”, and “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” for a discussion of the additional debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Hilton Garden Inn Edison Raritan Center (1.8% of allocated loan amounts) is subject to a ground lease. See “Ground Leases” below for further details.
(5)	The Property Managers include: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), TMI Property Management, L.L.C. (“TMI”), Schulte Hospitality Group, Inc. (“Schulte”) and Pillar Hotels and Resorts, LLC (“Pillar”).
(6)	The “As Portfolio” Appraised Value of $956.0 million reflects an 8.1% premium attributed to the aggregate “As-is” value of the Starwood Capital Group Hotel Portfolio Properties as a whole. The sum of the value of the “As-is” and “As-renovated” values, as applicable, for each of the Starwood Capital Group Hotel Portfolio Properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “As-is” value for each individual property as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.3%.

The Mortgage Loan. The second largest mortgage loan (the “Starwood Capital Group Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Starwood Capital Group Hotel Portfolio Whole Loan”) evidenced by seventeen pari passu promissory notes in the aggregate original principal amount of $577,270,000. The Starwood Capital Group Hotel Portfolio Whole Loan is secured by the fee simple, leasehold and operating leasehold interests in a hospitality portfolio consisting of 65 properties and 6,366 rooms located across 21 states throughout the continental United States (the “Starwood Capital Group Hotel Portfolio Properties”). The Starwood Capital Group Hotel Portfolio Whole Loan was co-originated by Bank of America, N.A., Barclays Bank, PLC, Deutsche Bank, AG, New York Branch and JP Morgan Chase Bank, N.A. Promissory Note A-3, in the original principal amount of $72,500,000, represents the Starwood Capital Group Hotel Portfolio Mortgage Loan, and will be included in the BANK 2017-BNK5 securitization trust.

A-3-16

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

The following table presents a summary of the notes comprising the Starwood Capital Group Hotel Portfolio Whole Loan. The promissory notes identified below, other than the Starwood Capital Group Hotel Portfolio Mortgage Loan (such promissory notes, the “Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans”) are expected to be contributed to future securitization transactions or may be otherwise transferred at any time. The Starwood Capital Group Hotel Portfolio Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the DBJPM 2017-C6 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—the Non-Serviced Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Starwood Capital Group Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(1)	Controlling Piece
Note A-1	$40,000,000	$40,000,000	DBJPM 2017-C6	Yes
Note A-2	$60,000,000	$60,000,000	JP Morgan Chase Bank, N.A.	No
Note A-3	$72,500,000	$72,500,000	BANK 2017-BNK5	No
Note A-4	$59,317,500	$59,317,500	Bank of America, N.A.	No
Note A-5	$50,000,000	$50,000,000	Barclays Bank, PLC	No
Note A-6	$50,000,000	$50,000,000	Barclays Bank, PLC	No
Note A-7	$40,000,000	$40,000,000	DBJPM 2017-C6	No
Note A-8	$20,000,000	$20,000,000	Deutsche Bank AG, New York Branch	No
Note A-9	$20,000,000	$20,000,000	JP Morgan Chase Bank, N.A.	No
Note A-10	$20,000,000	$20,000,000	Deutsche Bank AG, New York Branch	No
Note A-11	$15,000,000	$15,000,000	Deutsche Bank AG, New York Branch	No
Note A-12	$15,000,000	$15,000,000	Deutsche Bank AG, New York Branch	No
Note A-13	$21,817,500	$21,817,500	Deutsche Bank AG, New York Branch	No
Note A-14	$11,817,500	$11,817,500	JP Morgan Chase Bank, N.A.	No
Note A-15	$25,000,000	$25,000,000	Starwood Capital Group, L.P.(2)	No
Note A-16-1	$15,000,000	$15,000,000	Starwood Capital Group, L.P.(2)	No
Note A-16-2	$10,000,000	$10,000,000	Starwood Capital Group, L.P.(2)	No
Note A-17	$31,817,500	$31,817,500	Barclays Bank, PLC	No
Total	$577,270,000	$577,270,000

(1)	The promissory notes (other than Note A-3) are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

(2)	Starwood Capital Group, L.P. is an affiliate of the Starwood Capital Group Hotel Portfolio Borrowers. The related co-lender agreement provides that Starwood Capital Group, L.P. will have no non-controlling noteholder rights.

The Borrowers and the Sponsor. The borrowers consist of 92 single-purpose Delaware limited liability companies and 36 single-purpose Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure (the “Starwood Capital Group Hotel Portfolio Borrowers”). There are two borrowers with respect to each of the Starwood Capital Group Portfolio Properties, the property owner borrower and the operating lessee borrower.

The sponsors are any of Starwood Capital Group Global, L.P., Starwood Capital Group Global II, L.P. and Starwood Capital Group Global I, L.L.C. The non-recourse carve-out guarantor is SCG Hotel Investors Holdings, L.P., an affiliate of Starwood Capital Group, L.P. (“SCG”). The aggregate recourse to the guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. See “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Prospectus.

SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across various real estate asset classes, geographies and positions in the capital stack. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies with offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington, D.C.

The Properties. The Starwood Capital Group Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms, with an average count of 98 rooms. The Starwood Capital Group Hotel Portfolio Properties benefit from geographic and brand diversity. No individual portfolio property accounts for greater than 2.3% of total rooms or 5.8% of underwritten net cash flow. The top 10 properties based on allocated loan amount account for only 19.4% of total rooms and 35.1% of underwritten net cash flow. The hotels range in age from seven to 42 years old, with an average age of approximately 16 years, and 59.0% of the Starwood Capital Group Hotel Portfolio Properties based on underwritten net cash flow have been renovated since 2012.

A-3-17

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

A summary detailing the composition of the portfolio by property sub-type is provided below:

Starwood Capital Group Hotel Portfolio Sub-Property Types
Property Sub-Type	# Hotels	#Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Appraised Value Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	$32,572,979	45.7%	$403,300,000	$108,007	131.5%
Full Service	3	388	6.1%	$3,678,146	5.2%	$44,200,000	$113,918	106.4%
Total / Weighted Average	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The “As Portfolio” Appraised Value of $956.0 million reflects an 8.1% premium attributed to the aggregate “As-is” value of the Starwood Capital Group Hotel Portfolio Properties as a whole. The sum of the value of the “As-is” and “As-Renovated” values, as applicable, for each of the Starwood Capital Group Hotel Portfolio Properties on an individual basis is $889.2 million. Additionally, the aggregate “As-is” value for each individual property as of April 23, 2017 is $884.7 million.

All 65 hotels in the Starwood Capital Group Hotel Portfolio are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels), as detailed in the below summary:

Starwood Capital Group Hotel Management Company Summary
Management Company	# Hotels	#Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Appraised Value Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4%	$12,107,023	17.0%	$137,400,000	$140,061
TMI	9	666	10.5%	$6,259,518	8.8%	$87,600,000	$131,532
Schulte	6	692	10.9%	$5,458,243	7.7%	$69,700,000	$100,723
Pillar	2	168	2.6%	$2,647,365	3.7%	$28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,078

(1)	The “As Portfolio” Appraised Value of $956.0 million reflects an 8.1% premium attributed to the aggregate “As-is” value of the Starwood Capital Group Hotel Portfolio Properties as a whole. The sum of the value of the “As-is” and “As-if” values, as applicable, for each of the Starwood Capital Group Hotel Portfolio Properties on an individual basis is $889.2 million. Additionally, the aggregate “As-is” value for each individual property as of April 23, 2017 is $884.7 million.

A-3-18

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

A summary of the individual Starwood Capital Group Hotel Portfolio Properties is provided below:

Starwood Capital Group Hotel Portfolio Property Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NCF	% of UW NCF	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas	Milpitas, CA	124	1998 / NAP	28,706,103	5.0%	43,900,000	3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell	Campbell, CA	117	2000 / NAP	25,240,446	4.4%	38,600,000	3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco	S. San Francisco, CA	111	1999 / NAP	20,793,943	3.6%	31,800,000	2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5%	31,100,000	2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue	Bellevue, WA	126	1998 / NAP	18,112,963	3.1%	27,700,000	2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento	Sacramento, CA	124	1998 / NAP	13,535,680	2.3%	20,700,000	1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3%	20,200,000	1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3%	20,200,000	1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton	Renton, WA	127	1998 / NAP	13,077,951	2.3%	20,000,000	1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2%	19,200,000	1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2%	19,000,000	1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1%	18,200,000	1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9%	16,800,000	1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9%	16,500,000	1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8%	16,200,000	1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(3)	Edison, NJ	132	2002 / 2014	10,593,141	1.8%	16,200,000	1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8%	16,000,000	1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West	Grandville, MI	90	2000 / 2017	10,331,582	1.8%	15,800,000(5)	1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8%	15,700,000(5)	1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8%	15,600,000	1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7%	15,300,000(5)	1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7%	14,800,000	1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7%	14,800,000	1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6%	14,100,000	1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead	Morehead City, NC	118	1991 / 2017	8,958,397	1.6%	13,700,000(5)	1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5%	13,300,000	1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin	Lufkin, TX	101	2009 / 2017	8,304,499	1.4%	12,700,000(5)	738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4%	12,600,000	1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4%	12,600,000	876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4%	12,500,000	1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	7,977,550	1.4%	12,200,000(5)	912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	7,454,432	1.3%	11,400,000	951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom	Folsom, CA	84	2000 / NAP	7,258,263	1.3%	11,100,000	858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2%	10,500,000	667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2%	10,400,000	798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites	Maumee, OH	78	1997 / 2014	6,800,535	1.2%	10,400,000(5)	944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1%	10,100,000(5)	739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1%	9,400,000(5)	753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1%	9,400,000	657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0%	9,200,000	886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville	Roseville, CA	90	1999 / NAP	5,688,909	1.0%	8,700,000	786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0%	8,700,000	850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0%	8,600,000	728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0%	8,500,000	752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0%	8,400,000	650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0%	8,400,000	470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9%	8,300,000	853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn	Shawnee, OK	63	1996 / 2013	5,427,350	0.9%	8,300,000(5)	618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn	Racine, WI	62	1991 / 2016	5,296,570	0.9%	8,100,000(5)	603,823	0.8%	68.6%	154.1%
HI Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9%	7,900,000	687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8%	7,500,000	605,485	0.8%	84.0%	183.4%
Westchase Homewood Suites	Houston, TX	96	1998 / 2016	4,746,774	0.8%	9,800,000(5)	379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8%	7,200,000	599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8%	6,900,000	689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7%	6,300,000	400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6%	5,300,000	541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6%	5,000,000	311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5%	4,600,000	211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4%	3,600,000	251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4%	3,600,000	180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4%	4,100,000	166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3%	3,600,000	149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3%	2,600,000	115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport E.	Humble, TX	62	2001 / 2017	1,372,592	0.2%	3,200,000	109,807	0.2%	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total with Portfolio Premium						$956,000,000

(1)	The “As Portfolio” Appraised Value of $956.0 million reflects an 8.1% premium attributed to the aggregate “As-is” value of the Starwood Capital Group Hotel Portfolio Properties as a whole. The sum of the value of the “As-is” and “As-Renovated” values, as applicable, for each of the Starwood Capital Group Hotel Portfolio Properties on an individual basis is $889.2 million. Additionally, the aggregate “As-is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	TTM RevPAR Penetration is based on operating statements as of March 31, 2017 provided by the Starwood Capital Group Hotel Portfolio Borrowers and competitive set data provided from a third-party hospitality research report. The SCG Hotel Portfolio weighted average is weighted based on total room count.

(3)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years, with current annual ground rent of $275,517.

(4)	Country Inn & Suites Houston Intercontinental Airport East was out of service from May 2016 through January 2017 due to flood damage. The Starwood Capital Group Hotel Portfolio Borrowers used insurance proceeds of nearly $1.1 million to renovate the property, which is now back online.

(5)	“As-Renovated” appraised values are shown for twelve properties, which values assume the completion of certain property improvements, for which the lender has fully reserved.

A-3-19

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

The Starwood Capital Group Hotel Portfolio Properties benefit from well-known brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio is associated with Marriott or Hilton flags, providing the portfolio with institutional brand affiliations across the majority of the Starwood Capital Group Hotel Portfolio Properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the portfolio is associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group (as licensor), which owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each applicable individual property calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the Starwood Capital Group Hotel Portfolio Whole Loan documents, the Larkspur Landing licensing agreements may not be terminated by the borrowers unless the borrowers replace the Larkspur Landing flag with a qualified franchisor.

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the Starwood Capital Group Whole Loan documents, an excess cash flow sweep will be triggered (see “Lockbox and Cash Management”). Additionally, there is a recourse carve-out for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement without the prior written consent of the lender, in violation of the Starwood Capital Group Hotel Portfolio Whole Loan documents.

The Starwood Capital Group Hotel Portfolio Properties are operated under six brands and fourteen flags, a summary of which is provided below:

Starwood Capital Group Hotel Portfolio Brand Summary
Brand	# Hotels	# Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing(2)(3)
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott(2)
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	$44,138,087	$87,229	$67,500,000	65.4%	$5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	$30,902,406	$63,980	$48,000,000	64.4%	$3,747,382	5.3%
SpringHill Suites	3	372	5.8%	$20,597,773	$55,370	$31,500,000	65.4%	$2,013,975	2.8%
TownePlace Suites	1	83	1.3%	$5,688,909	$68,541	$8,700,000	65.4%	$850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	$21,055,502	$84,901	$32,200,000	65.4%	$3,007,244	4.2%
Homewood Suites	3	252	4.0%	$18,151,674	$72,030	$30,300,000	59.9%	$2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	$28,902,272	$74,490	$44,200,000	65.4%	$3,678,146	5.2%
Candlewood	1	80	1.3%	$1,445,301	$18,066	$2,600,000	55.6%	$115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million reflects an 8.1% premium attributed to the aggregate “As-is” value of the Starwood Capital Group Hotel Portfolio Properties as a whole. The sum of the value of the “As-is” and “As-Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As-is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	The Marriott and Larkspur Landing brand/flag are affiliated with Starwood Capital Group, L.P.

(3)	The Larkspur Landing individual properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice. There is a recourse carve-out for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement without the prior written consent of the lender in violation of the Starwood Capital Group Hotel Portfolio Whole Loan documents. Per the terms of the Starwood Capital Group Hotel Portfolio Whole Loan documents, the Larkspur Landing licensing agreements may not be terminated by the borrower unless the borrowers replace the Larkspur Landing flag with a qualified franchisor.

A-3-20

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

A summary of franchise agreement expirations within the Starwood Capital Group Hotel Portfolio is provided below:

Starwood Capital Group Hotel Portfolio Franchise Expiration Schedule(1)(2)
Year	# Hotels	#Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	$1,158,027	2.5%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	$2,892,322	6.2%	427	8.4%	$4,050,349	8.7%
2020	0	0	0.0%	$0	0.0%	427	8.4%	$4,050,349	8.7%
2021	1	62	1.2%	$603,823	1.3%	489	9.6%	$4,654,173	10.0%
2022	21	2,025	39.8%	$18,055,211	38.8%	2,514	49.4%	$22,709,384	48.8%
2023	0	0	0.0%	$0	0.0%	2,514	49.4%	$22,709,384	48.8%
2024	0	0	0.0%	$0	0.0%	2,514	49.4%	$22,709,384	48.8%
2025	4	378	7.4%	$4,634,247	10.0%	2,892	56.8%	$27,343,631	58.8%
2026	1	128	2.5%	$1,396,943	3.0%	3,020	59.3%	$28,740,574	61.8%
2027	2	140	2.8%	$1,022,042	2.2%	3,160	62.1%	$29,762,616	64.0%
2028 & Beyond	21	1,929	37.9%	$16,729,941	36.0%	5,089	100.0%	$46,492,556	100.0%
Total(1)	54	5,089	100.0%	$46,492,556	100.0%

(1)	The information presented is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group.

(2)	For individual lease expirations, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the Prospectus.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the Starwood Capital Group Hotel Portfolio Properties. Going forward, the Starwood Capital Group Hotel Portfolio Borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand-mandated property improvement plans. At origination, the Starwood Capital Group Hotel Portfolio Borrowers reserved the approximately $5.9 million in capital expenditures related to a brand-mandated property improvement plan. Additionally, at loan origination, the Starwood Capital Group Hotel Portfolio Borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing-branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The remaining budgeted capital expenditures have not been reserved for and the Starwood Capital Group Hotel Portfolio Borrower is not required under the Starwood Capital Group Hotel Portfolio Whole Loan to complete the related capital improvements.

A summary of the historical and capital expenditures at the Starwood Capital Group Hotel Portfolio Properties is provided below:

Starwood Capital Group Hotel Portfolio Historical Capital Expenditures
	2012	2013	2014	2015	2016
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417

Historically, the Starwood Capital Group Hotel Portfolio Properties as a whole have outperformed their competitive set with occupancy, ADR and RevPAR penetration rates all in excess of 100.0% for 2014 through the trailing 12-month period ended March 31, 2017. The Starwood Capital Group Hotel Portfolio Properties have generally also outperformed on an individual basis, with 80.1% of the portfolio based on room count having achieved a RevPAR penetration in excess of 100.0% for the trailing 12-month period ended March 31, 2017.

A summary of the Starwood Capital Group Hotel Portfolio’s historical performance is provided below:

Starwood Capital Group Hotel Portfolio Historical Occupancy, ADR, RevPAR(1)
Year	Starwood Capital Group Hotel Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
3/31/2017 TTM	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Based on operating statements provided by the borrower sponsor and weighted based on available rooms and occupied rooms, as applicable.

(3)	Competitive Set data for each individual property obtained from a third party hospitality research report.

(4)	Penetration Factor data for each individual property is based on operating statements provided by the borrower sponsor and competitive set data obtained from a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

A-3-21

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

The Markets. The Starwood Capital Group Hotel Portfolio Properties have broad exposure across the United States with properties located across 21 states and 55 cities, with no individual state accounting for more than 16.8% of total rooms or 30.7% of underwritten net cash flow.

A summary of the regional representation of the Starwood Capital Group Hotel Portfolio Properties is provided below:

Starwood Capital Group Hotel Portfolio Regional Summary
Region	# Hotels	# Rooms	% of Total Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.73	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$105.64	$74.18	131.2%	$13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$107.72	$83.34	114.0%	$5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.62	$97.56	105.9%	$3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$130.98	$99.85	118.5%	$3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.84	$92.95	121.8%	$3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$105.14	$70.56	103.1%	$2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.04	$94.83	191.7%	$2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$119.08	$86.15	131.4%	$2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$122.88	$88.92	127.6%	$1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	$1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	$1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	$1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	$1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	$1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$95.08	$68.74	148.7%	$830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	$753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	$752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	$657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	$603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	$166,883	0.2%
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower sponsor provided operating statements dated as of March 31, 2017, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third-party hospitality research report, and weighted based on total rooms. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

A-3-22

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Group Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	U/W	U/W per Room(1)
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.68

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
F&B Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553

Room Expense	$43,419,428	$44,601,150	$46,539,452	$46,836,463	$47,702,619	$7,493
F&B Expense	3,731,961	4,181,990	3,877,875	3,826,532	3,826,294	601
Other Departmental Expenses	2,076,802	754,103	883,759	857,468	857,390	135
Departmental Expenses	$49,228,191	$49,537,243	$51,301,086	$51,520,462	$52,386,303	$8,229

Departmental Profit	$150,280,754	$160,644,033	$162,934,944	$161,130,154	$161,213,908	$25,324
Operating Expenses	$56,768,412	$60,404,169	$61,876,151	$62,127,172	$62,263,971	$9,781
Gross Operating Profit	$93,512,342	$100,239,865	$101,058,793	$99,002,982	$98,949,936	$15,544

Management Fee	$6,387,948	$6,809,293	$6,853,190	$6,818,728	$7,967,134	$1,252
Property Taxes	8,481,331	8,752,425	8,874,165	8,811,094	8,818,912	1,385
Property Insurance	1,772,892	1,800,134	1,821,444	1,812,439	1,809,568	284
Ground Lease Expense	261,733	287,860	284,102	292,098	292,098	46
Other Expenses	76,316	0	0	0	0	0
FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	1,372
Total Other Expenses	$24,960,579	$26,233,225	$26,589,396	$26,428,058	$27,620,544	$4,339
Net Operating Income	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205

NOI DSCR(2)	2.61x	2.82x	2.84x	2.76x	2.72x
NCF DSCR(2)	2.61x	2.82x	2.84x	2.76x	2.72x
NOI Debt Yield(2)	11.9%	12.8%	12.9%	12.6%	12.4%
NCF Debt Yield(2)	11.9%	12.8%	12.9%	12.6%	12.4%

(1)	U/W per Room is based on a total of 6,366 rooms.

(2)	Debt service coverage ratios and debt yields are based on the Starwood Capital Group Hotel Portfolio Whole Loan.

Escrows and Reserves. At loan origination, the Starwood Capital Group Hotel Portfolio Borrowers established a (i) $6,385,000 Larkspur Landing FF&E capital work reserve to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 existing capital work reserve to be used towards existing capital improvement and property improvement plan work as described in the Starwood Capital Group Hotel Portfolio Whole Loan documents.

Commencing in July 2017, the Starwood Capital Group Hotel Portfolio Borrowers are required to make monthly deposits equal to 1/12th of the greater of (a) 4.0% of gross revenues for the calendar month two months prior and (b) the amount required under the related franchise agreements for FF&E work. For any future capital work required under any franchise agreement, the Starwood Capital Group Hotel Portfolio Borrowers are required to deposit into a future capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated property improvement plan less (y) any amounts then on deposit in the FF&E reserve account (provided that a capital work guaranty or a letter of credit may be provided by the Starwood Capital Group Hotel Portfolio guarantor in lieu of such deposit).

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the Starwood Capital Group Hotel Portfolio Borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums (unless an acceptable blanket policy is in place) and (iii) 1/12 of the ground rent due under the ground lease encumbering the single leasehold property.

A “Trigger Period” will occur upon (i) an event of default under the Starwood Capital Group Hotel Portfolio Whole Loan, (ii) any bankruptcy or insolvency action of the Starwood Capital Group Hotel Portfolio Borrowers or property managers, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the Starwood Capital Group Hotel Portfolio Whole Loan documents or (iv) the debt service coverage ratio for the Starwood Capital Group Hotel Portfolio Whole Loan being below 1.75x.

A-3-23

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

A Trigger Period will end upon: (a) with respect to clause (i) above, a cure of the event of default; (b) with respect to clause (ii) above, only with respect to a bankruptcy or insolvency action of the Starwood Capital Group Hotel Portfolio Borrowers, the Starwood Capital Group Hotel Portfolio Borrowers’ bankruptcy or insolvency action being discharged, stayed or dismissed; (c) with respect to clause (ii) above, only with respect to a bankruptcy or insolvency action of a property manager, the Starwood Capital Group Hotel Portfolio Borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action; (d) with respect to clause (iii) above, the Starwood Capital Group Hotel Portfolio Borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the existing franchise agreement expiration, cancellation or termination; and (e) with respect to clause (iv) above, the debt service coverage ratio being equal to or greater than 1.75x for two consecutive calendar quarters, which may be achieved (provided such prepayment is to be accompanied by applicable yield maintenance premium) by a prepayment of principal or deposit of cash in an amount such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters. In addition, a Trigger Period related to one individual property can be cured by the release of that individual property in accordance with the conditions set forth below under “Release of Property”.

Lockbox and Cash Management. At loan origination the Starwood Capital Group Hotel Portfolio Borrowers were required to establish seven lender-controlled lockbox accounts. Upon the occurrence and during the continuance of a Cash Management Trigger Period (as defined below), all rents and payments (including credit card receivables) are required to be deposited directly into the applicable lender-controlled lockbox account and swept each business day into the applicable borrower operating account, unless a Trigger Period has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the Starwood Capital Group Hotel Portfolio Whole Loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the Starwood Capital Group Hotel Portfolio Whole Loan.

A “Cash Management Trigger Period” will occur upon the debt service coverage ratio for the Starwood Capital Group Hotel Portfolio Whole Loan being below 2.00x and will end upon the debt service coverage ratio being equal to or greater than 2.00x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Starwood Capital Group Hotel Portfolio Properties also secure sixteen pari passu promissory notes (the “Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans”), with an aggregate cut-off date balance of $504,770,000. The Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Starwood Capital Group Hotel Portfolio Mortgage Loan. The Starwood Capital Group Hotel Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans. The holders of the Starwood Capital Group Hotel Portfolio Mortgage Loan and the Starwood Capital Group Hotel Portfolio Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the Starwood Capital Group Hotel Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. After the earlier of (i) May 24, 2018 and (ii) the date that the last Starwood Capital Group Hotel Portfolio Non-Serviced Pari Passu Companion Loan has been securitized, certain direct and indirect owners of the Starwood Capital Group Hotel Portfolio Borrowers are permitted to obtain a mezzanine loan secured by the direct or indirect ownership interests in the Starwood Capital Group Hotel Portfolio Borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio (including the principal amount of the mezzanine loan) does not exceed 64.9%, (iii) the combined debt service coverage ratio (calculated for the Starwood Capital Group Hotel Portfolio Whole Loan and the mezzanine loan) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, an interest rate cap agreement is obtained containing a strike rate that provides for a debt service coverage ratio (calculated for the Starwood Capital Group Hotel Portfolio Whole Loan and the mezzanine loan) of not less than 1.75x, (v) the mortgage and mezzanine lenders enter into an intercreditor agreement and (vi) delivery of a rating agency confirmation.

Release of Property. After June 1, 2018, the Starwood Capital Group Hotel Portfolio Borrower may obtain the release of an individual property or properties subject to, among other conditions: (i) no monetary event of default has occurred and is continuing under the Starwood Capital Group Hotel Portfolio Whole Loan, (ii) the remaining Starwood Capital Group Hotel Portfolio Properties have a debt service coverage ratio no less than the greater of (a) 2.65x and (b) the debt service coverage ratio for the remaining properties immediately prior to the release (which may be satisfied with an additional prepayment of principal with the related yield maintenance premium, as applicable, or a cash deposit with lender to meet such test), (iii) prepayment of the Starwood Capital Group Hotel Portfolio Whole Loan in an amount equal to the Release Price (as defined below) together with the related yield maintenance premium associated with the Release Price and (iv) satisfaction of customary REMIC requirements.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, the developer of the property, together with its successors and assigns, has the right to purchase the property in the event, among other things, either the improvements are abandoned or permanently closed or the borrower fails to use the property for its intended use for 60 days or more (other than due to a casualty or remodeling) or otherwise violates the declaration. In the event that such purchase option is exercised, the purchase price is equal to the sum of the price paid by the prior owner of the property (i.e. the initial transferee from the developer) and the costs of the improvements (as described in the declaration), and the applicable borrower is required to promptly cause the release of the property in compliance with the release provisions described above (except that the applicable borrower may release the property during the lockout period with payment of the applicable yield maintenance premium). The Starwood Capital Group Hotel Portfolio Whole Loan documents require that any release of such property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The Starwood Capital Group Hotel Portfolio Hotel Portfolio Whole Loan is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

The “Release Price” means an amount equal to (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any such released individual property is to be conveyed to an affiliate of the Starwood Capital Group Hotel Portfolio Borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

A-3-24

BANK 2017-BNK5	Starwood Capital Group Hotel Portfolio

Ground Leases. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to annual rent increases every five years during the term of the ground lease. See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases”, in the Prospectus.

Terrorism Insurance. The Starwood Capital Group Hotel Portfolio Borrowers are required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender.

A-3-25

BANK 2017-BNK5	Westchester One

Mortgage Loan No. 3 – Westchester One

A-3-26

BANK 2017-BNK5	Westchester One

Mortgage Loan No. 3 – Westchester One

A-3-27

BANK 2017-BNK5	Westchester One

Mortgage Loan No. 3 – Westchester One

Westchester One
44 South Broadway; 120 Westchester Avenue
White Plains, NY 10601
WHITE PLAINS
Westchester Medical Center
New York Medical College-Valhalla Campus
Taconic State Parkway
METRO NORTH HARLEM LINE
Valhalla
VALHALLA
Kensico Lake
Mt. Kisco Rd
Cranberry Lake County Park
Rye Lake
Greenwich
Bruce Memorial Golf Club
Tudor Investment Corporation
CONNECTICUT
NEW YORK
Westchester County Airport
Sprain Brook Pkwy
Grasslands Rd
Westchester Community College
Bronx River Pkwy
Elmsford
Knollwood Country Club
Hillside Ave
NORTH WHITE PLAINS
Silver Lake Park
Lake St
Barnes Ln
Purchase St
Rye Brook
Country Club of Purchase
The Performing Arts Center
SUNY at Purchase
Brae Burn Golf Club
Purchase
Crossroads Shopping Center
Cross Westchester Expwy
Pace University
Dobbs Ferry Rd
Metropolis Country Club
Westchester County Center
Heineken Corporation
One City Place
Anderson Hill Rd
PepsiCo
Lincoln Ave
Reid Castle
Manhattanville College
Fordham Univ.-Westchester Campus
Dalewood Shopping Center I
City Center
Trump Tower
The Westchester
The Galleria Mall at White Plains
NY-Presbyterian Hospital-Westchester
Hartsdale
White Plains Hospital
Bloomingdale's
The Centre at Purchase
Pernod Ricard USA
MasterCard
Hutchinson River Pkwy
The Exchange at Westchester
Ridge Road Park
Bryant Ave
Morgan Stanley
Burke Rehabilitation Hospital
WESTCHESTER COUNTY
PepsiCo
1133 Westchester Ave
North St
Central Park Ave
HARTSDALE
Sunningdale Country Club
Scarsdale Golf Club
West Post Road
Soundview Ave
Old Mamaroneck Rd
Ridgeway
Westchester Hills Golf Club
Kenilworth Rd
Mamaroneck Ave
Fenway Golf Club
Westchester Country Club
Rosedale Ave
North St
Apawamis Country Club
Scarsdale
Harrison
Pleasant Ridge Rd
Saxon Woods County Park
Saxon Woods Golf Course
Union Ave
Rye
New England Thruway
Quaker Ridge Golf Club
N.Y. City 29 miles
HARRISON
METRO NORTH
22
100
9A
287
119
684
120
104
127
125
95
NEW YORK
CONNECTICUT
STAMFORD
NEW JERSEY
YONKERS
NEW YORK CITY
MANHATTAN
QUEENS
BRONX
Long Island
Long Island Sound
Greenwich
Port Chester
Scarsdale
New Rochelle
Mount Vernon
Peekskill
Ossining
Chappaqua
Mount Kisco
Bedford
Ridgefield
Norwalk
Haverstraw
Nyack
Tarrytown
Valhalla
White Plains
Larchmont
Glen Cove
Huntington
Oyster Bay
Hicksville
Syosset
Jericho
Great Neck
Manhasset
Port Washington
Hackensack
Englewood
Teaneck
Paramus
Ridgewood
Yorktown Heights
Croton-on-Hudson
Spring Valley
Pearl River
Orangeburg
Saddle River
Passaic
Rye

A-3-28

BANK 2017-BNK5	Westchester One

Mortgage Loan No. 3 – Westchester One

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$67,500,000			Location:	White Plains, NY 10601
Cut-off Date Balance(1):	$67,500,000			General Property Type:	Office
% of Initial Pool Balance:	5.5%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Andrew Penson; Aryeh Ginzberg; Leibel Lederman			Year Built/Renovated:	1976/2016
				Size:	907,436 SF
Mortgage Rate:	4.0760%			Cut-off Date Balance per SF(1):	$121
Note Date:	6/8/2017			Maturity Date Balance per SF(1):	$105
First Payment Date:	7/1/2017			Property Manager:	Cushman & Wakefield U.S., Inc.
Maturity Date:	7/1/2027
Original Term to Maturity:	121 months
Original Amortization Term:	360 months
IO Period:	37 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(5):	$11,568,250
Prepayment Provisions(2):	LO (24); DEF (93); O (4)			UW NOI Debt Yield(1):	10.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity(1):	12.1%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.29x (IO) 1.64x (P&I)
Additional Debt Balance(3):	$42,500,000			Most Recent NOI:	$10,724,767 (3/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$10,948,376 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$11,281,176 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	87.8% (6/1/2017)
RE Tax:	$2,094,346	$349,058	N/A	2nd Most Recent Occupancy:	79.2% (12/31/2016)
Insurance:	$43,221	$43,221	N/A	3rd Most Recent Occupancy:	77.3% (12/31/2015)
Recurring Replacements:	$7,000,000	$0	N/A	Appraised Value (as of):	$173,000,000 (4/19/2017)
TI/LC:	$13,000,000	Springing	$5,000,000	Cut-off Date LTV Ratio(1):	63.6%
Other:	$8,602,652	$0	N/A	Maturity Date LTV Ratio(1):	55.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$110,000,000	64.4%	Net Purchase Price(7):	$128,695,179	75.3%
Borrower Equity:	$51,215,156	35.6%	Reserves:	$30,740,219	23.7%
			Closing Costs:	$1,779,758	1.0%
Total Sources:	$161,215,156	100.00%	Total Uses:	$161,215,156	100.00%

(1)	The Westchester One Mortgage Loan is part of the Westchester One Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $110,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Westchester One Whole Loan.
(2)	Defeasance is permitted at any time after the earlier of (i) January 1, 2021, or (ii) two years from the closing date of the securitization of the last Westchester One Whole Loan promissory note to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in June 2017.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for further discussion of additional debt.
(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(5)	UW NOI includes UW Gross Potential Rent which has been underwritten based on the June 1, 2017 rent roll and includes rent steps of $53,099 through May 31, 2018, a downward mark to market adjustment totaling $802,909 for multiple tenants and straight line rent underwritten for New York Life Insurance in the amount of $271,506.
(6)	Most recent occupancy includes two tenants (30,234 SF) that are dark, but paying rent, and one tenant (3,296 SF) expected to vacate upon lease expiration on November 30, 2017.

(7)	The borrower is acquiring the property for a contract purchase price of $147,000,000, less a seller credit of $18,304,821 which represents the balance of outstanding tenant improvement obligations, leasing commissions and free rent owed to existing tenants, resulting in a Net Purchase Price of $128,695,179. The seller credit is made up of $8,602,652 for outstanding TI/LC and rent concessions, which was reserved for at origination, and $9,702,169 for outstanding tenant improvements for New York Life Insurance company which is expected to be held outside of the Westchester One Whole Loan pursuant to an escrow agreement among the title company, the borrower, the tenant and the lender to be entered into post-closing. See “Escrows and Reserves” below.

The Mortgage Loan. The third largest mortgage loan (the “Westchester One Mortgage Loan”) is part of a whole loan (the “Westchester One Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $110,000,000, all of which are secured by a first priority fee mortgage encumbering a 907,436 SF office property known as Westchester One located in White Plains, New York (the “Westchester One Property”). Promissory Note A-1, in the original principal amount of $67,500,000, represents the Westchester One Mortgage Loan and will be included in the BANK 2017-BNK5 securitization trust. Promissory Note A-2 in the original principal amount of $42,500,000 (the “Westchester One Serviced Pari Passu Companion Loan”) is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Westchester One Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK5 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Prospectus.

A-3-29

BANK 2017-BNK5	Westchester One

The proceeds of the Westchester One Whole Loan, together with $51,215,156 of borrower equity, were used to acquire the Westchester One Property, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is 44 South Broadway Owner LLC (the “Westchester One Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsors and non-recourse carveout guarantors are Andrew Penson, Aryeh Ginzberg and Leibel Lederman.

Andrew Penson founded Argent Ventures LLC (“Argent”), a private real estate developer and real estate operator based in New York City which has purchased over $2.5 billion in real estate assets and debt instruments in New York and other markets in the United States. Andrew Penson oversees all property development activities at Argent and has participated in the repositioning of New York properties such as the Manhattan Mall, One Park Avenue, and 633 Third Avenue. He was also involved in Argent’s 2006 acquisition of Grand Central Terminal.

Aryeh Ginzberg has over 35 years of real estate experience. His organizational experience includes the management of portfolios of multifamily properties throughout the tri-state area. Aryeh Ginzberg has overseen the management and rehabilitation of several thousand HUD & HPD units. Aryeh Ginzburg is currently a partner at E&M Associates (“E&M”), which is a privately-held, vertically-integrated real estate company that acquires, owns and manages over 3000 apartments in the New York metropolitan area.

Leibel Lederman’s first exposure to the real estate industry came in 1973 as a managing agent for a boutique real estate firm in Greenpoint, Brooklyn. Between 1976 and 1985, Leibel Lederman and several partners purchased over 65 buildings in Brooklyn, The Bronx, and Manhattan, totaling 4,000 units. From 1985 to 1989, Leibel Lederman purchased shopping centers and office complexes in Pittsburgh and Philadelphia. In 1994, Lederman joined E&M, where he is currently a partner.

The Property. The Westchester One Property consists of a 20-story, Class A, multi-tenant office building totaling 907,436 SF (the “Office Tower”), an adjacent 1,800 space 10-story parking garage (the “Adjacent Garage”) and a 750 space four-story parking garage located a few blocks from the Office Tower (the “Off-Site Garage”). Amenities at the Westchester One Property include an on-site full service cafeteria and a shuttle service to the White Plains Metro North train service, which is one mile from the Westchester One Property. The Westchester One Property was built in 1976 and has undergone a variety of renovations in recent years. According to the borrower sponsors, approximately $12.8 million in capital expenditures was spent by the prior owner between 2006 and 2016, which included a comprehensive lobby renovation, cooling tower upgrades, roof replacements, cafeteria and meeting room renovations and the purchase of a new generator, among other items. The borrower sponsors’ business plan includes a capital expenditure budget of $7,007,000 for property improvements over the next 12 months. Planned expenditures include installation of new HVAC chillers ($750,000), elevator modernization ($682,000), renovation of the Adjacent Garage ($4,715,000) and lobby and cafeteria upgrades ($860,000). The Westchester One Borrower reserved $7,000,000 for recurring replacements, to be used in connection with the borrower sponsors’ business plan, at origination.

The Westchester One Property is centrally located in the White Plains central business district (“White Plains CBD”) of Westchester County, New York, in close proximity to numerous vehicular arteries. The immediate area surrounding the Westchester One Property is characterized by a variety of restaurants, bars, entertainment venues, residential and commercial buildings and retail properties. Directly to the south of the Westchester One Property sits an approximately 890,000 SF Neiman Marcus and Nordstrom anchored mall owned by Simon Property Group. A 24-story mixed use residential tower with over 700 units, approximately 90,000 SF of retail space, underground parking, outdoor dining areas and open public space is currently being developed within blocks of the Westchester One Property.

Major Tenants.

New York Life Insurance (192,060 SF, 21.2% of NRA, 24.4% of underwritten rent). New York Life Insurance (“New York Life”), America’s largest mutual life insurance company, recently signed a lease and is in the process of moving its Westchester headquarters to the Westchester One Property. New York Life provides insurance, investment, and retirement solutions and guidance. According to its 2016 annual report, as of December 31, 2016, New York Life reported $957 billion of individual life insurance in force, $538 billion of assets under management and $230 billion of total cash and invested assets. New York Life has approximately 20,000 employees and agents across approximately 120 offices in the United States. According to the borrower sponsors, New York Life is expected to move 500 employees to its location at the Westchester One Property over two phases. Phase I is expected to include 102,634 SF of space on the lower level, 17th and 18th floors and phase II is expected to include 89,426 SF located on the 15th and 16th floors. New York Life is expected to move into phase I during the summer of 2017 and into phase II prior to the end of 2017. The lease commencement date for phase I and phase II is January 9, 2017 and May 1, 2017, respectively. New York Life has free rent until July 2018 for the phase I space, November 2018 for the 16th floor space and October 2019 for the 15th floor space. 100% of this free rent is being reserved for, which amount was offset against the purchase price paid by the Westchester One Borrower to the previous owner of the Westchester One Property.

Reader’s Digest (53,399 SF, 5.9% of NRA, 6.2% of underwritten rent). Reader’s Digest is a general-interest family magazine that is published ten times annually. The magazine was founded in 1922 and was a best-selling consumer magazine in the United States. Today, the magazine has a global circulation of 10.5 million which makes it the largest paid circulation magazine in the world. Reader’s Digest has been in occupancy since 2010 and has a lease expiration of April 30, 2025. Reader’s Digest may reduce its space by 2,540 SF at any time, provided that written notice is delivered 10 months prior to such space reduction.

PURE (49,463 SF, 5.5% of NRA, 6.0% of underwritten rent). PURE is a policyholder-owned insurer that provides coverage for high value homes, vehicles, jewelry, art, personal umbrella liability, watercraft, and flood insurance. PURE has been in occupancy since 2011 and has a lease expiration of June 30, 2026. PURE has a termination option for all but 5,294 SF of its space, effective June 14, 2023, provided that written notice is delivered 12 months prior to such termination. The termination payment is (i) three months of rent and (ii) the unamortized costs in connection with the delivery of the lease and the preparation of the premises for PURE’s initial occupancy. PURE originally leased 26,793 SF of the Westchester One Property and has expanded twice into its current footprint of 49,463 SF.

A-3-30

BANK 2017-BNK5	Westchester One

The following table presents certain information relating to the leases at the Westchester One Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
New York Life Insurance(4)	NR/NR/NR	192,060	21.2%	$5,248,586	24.4%	$27.33	3/31/2030
Reader’s Digest(5)	NR/NR/NR	53,399	5.9%	$1,327,236	6.2%	$24.86	4/30/2025
PURE(6)	NR/NR/NR	49,463	5.5%	$1,289,847	6.0%	$26.08	6/30/2026
Towers Watson(7)	NR/NR/NR	46,682	5.1%	$1,400,460	6.5%	$30.00	12/31/2020
Millennium Partners	NR/NR/NR	45,671	5.0%	$1,370,130	6.4%	$30.00	10/31/2019
Subtotal/Wtd. Avg.		387,275	42.7%	$10,636,259	49.4%	$27.46

Other Tenants(8)(9)		409,793	45.2%	$10,894,290	50.6%	$26.58
Vacant Space		110,368	12.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		907,436	100.0%	$21,530,549	100.0%	$27.53

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and 15,011 SF associated with cafeteria, meeting room and management office space.
(4)	New York Life is expected to take occupancy at the Westchester One Property during the summer of 2017 with respect to 102,634 SF (phase I) and prior to the end of 2017 with respect to 89,426 SF (phase II). New York Life has free rent until July 2018 for the phase I space, November 2018 for the 16th floor space and October 2019 for the 15th floor space.
(5)	Reader’s Digest may reduce its space by 2,540 SF of its space, provided that written notice is delivered 10 months prior to such space reduction.
(6)	PURE has a termination option for all but 5,294 SF effective June 14, 2023 provided that written notice is delivered 12 months prior to such termination. The termination payment is (i) three months of rent and (ii) the unamortized costs in connection with the delivery of the lease and the preparation of the premises for PURE’s initial occupancy.
(7)	Towers Watson has a termination option effective January 1, 2018 if (i) three or more floors of the Westchester One Property are leased to the government or a school, or (ii) Hewitt Associates, Mercer Consultants or Watson Wyatt Worldwide signs a lease at the Westchester One Property.
(8)	Other Tenants includes Chemoil (6,108 SF) and Cravath Swaine & Moore (24,126 SF), which are dark, but paying rent. Other Tenants also includes Boston Hearts Diagnostics (3,296 SF), which is in occupancy but expected to vacate upon lease expiration on November 30, 2017.

(9)	Other tenants also includes the New York State Attorney General (4.2% of both net rentable square footage and underwritten rent) and the New York State Department of Tax (4.4% of both net rentable square footage and underwritten rent), which have provisions in their leases requiring that their approval be obtained prior to any sale of the Westchester One Property. Notwithstanding such provision, the tenants refused to provide the approval prior to the acquisition of the Westchester One Property by the Westchester One Borrower. According to information provided by the tenants and/or the borrower, the tenants have advised that they do not typically provide such approval prior to transfer. The Westchester One Borrower is required to obtain such approval within 110 days after loan origination (which took place June 8, 2017). We cannot assure you that such approval will be obtained. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the Prospectus.

The following table presents certain information relating to the lease rollover schedule at the Westchester One Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017(4)	1	3,296	0.4%	0.4%	$30.00	$98,880	0.5%	0.5%
2018(5)	5	92,830	10.2%	10.6%	$29.69	$2,756,335	12.8%	13.3%
2019	2	47,887	5.3%	15.9%	$30.00	$1,436,610	6.7%	19.9%
2020	1	46,682	5.1%	21.0%	$30.00	$1,400,460	6.5%	26.4%
2021	4	58,455	6.4%	27.5%	$33.69	$1,969,461	9.1%	35.6%
2022(6)	3	65,609	7.2%	34.7%	$26.12	$1,713,760	8.0%	43.5%
2023	0	0	0.0%	34.7%	$0.00	$0	0.0%	43.5%
2024	2	78,857	8.7%	43.4%	$24.04	$1,895,844	8.8%	52.4%
2025	1	53,399	5.9%	49.3%	$24.86	$1,327,236	6.2%	58.5%
2026	2	94,176	10.4%	59.6%	$26.04	$2,452,385	11.4%	69.9%
2027	1	14,912	1.6%	61.3%	$28.00	$417,536	1.9%	71.8%
2028 & Beyond	2	240,965	26.6%	87.8%	$25.16	$6,062,042	28.2%	100.0%
Vacant	0	110,368	12.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	24	907,436	100.0%		$27.53	$21,530,549	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Total Rent PSF Rolling and Total UW Rent Rolling exclude vacant space and 15,011 SF associated with cafeteria, meeting room and management office space.
(4)	2017 includes Boston Hearts Diagnostics (3,296 SF), which is in occupancy but expected to vacate upon lease expiration on November 30, 2017.
(5)	2018 includes Chemoil (6,108 SF and $181,670 of underwritten rent), which is dark, but paying rent.
(6)	2022 includes Cravath Swaine & Moore (24,126 SF and $723,780 of underwritten rent), which is dark, but paying rent.

A-3-31

BANK 2017-BNK5	Westchester One

The Market. The Westchester One Property is located approximately 30 miles north of Midtown Manhattan, in the White Plains CBD sub-market of Westchester County, New York. According to the appraisal, Westchester County’s transportation system and quality of life have attracted a commuter population and the corporate headquarters of over 170 businesses. At the height of the recession in 2009, Westchester County experienced only a 1.8% drop in its gross metropolitan product (GMP) and 4.8 percent cut in total non-farm payroll before entering its recovery. No traditional ground-up office construction has been delivered within Westchester County since 2006.

According to the appraisal, for the fourth quarter in 2016, the Westchester County office market contained 28,903,251 SF of office space, with a direct vacancy of 19.3% and direct average Class A rent of $30.31 PSF. For the fourth quarter in 2016, the White Plains CBD office sub-market contained 6,207,675 SF of office space, with a direct vacancy of 18.0% and direct average Class A rent of $33.69 PSF.

The estimated 2015 population within White Plains, Westchester County and the state of New York is 58,927, 975,229 and 19,845,348 respectively, according to the appraisal. The estimated 2015 average household income within White Plains, Westchester County and the state of New York is $122,879, $135,073 and $87,081, respectively.

The following table presents information relating to comparable office property sales for the Westchester One Property:

Comparable Property Sales
Property Name/Location	Sale Date	Year Built	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Cap Rate
Westchester One (subject) White Plains, NY	Mar-2017	1976	907,436(1)	87.8%(1)	$147,000,000	161.99	7.75%
140 & 150 Grand Street White Plains, NY	Dec-2015	1926	217,416	84.0%	$32,000,000	$147.18	8.50%
399 Knollwood Road White Plains, NY	Jun-2015	1985	145,943	93.0%	$24,500,000	$167.87	8.00%
1 Pepsi Way Somers, NY	Mar-2015	1987	522,800	100.0%	$87,000,000	$166.41	9.00%
1111-1129 Westchester Avenue White Plains, NY	Dec-2014	1985	366,460	100.0%	$56,629,210	$154.53	N/A
555 Theodore Fremd Avenue Rye, NY	Nov-2014	1990	180,000	98.0%	$39,500,000	$219.44	7.35%
411 Theodore Fremd Avenue Rye, NY	Sep-2016	1982	118,129	100.0%	$25,200,000	$213.33	6.89%

Source: Appraisal

(1)	Total NRA (SF) and Total Occupancy for the Westchester One Property are based on the underwritten rent roll.

The following table presents recent leasing data at comparable office buildings with respect to the Westchester One Property:

Comparable Lease Summary
Property Name/Address	Year Built	Class	Total NRA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Reimbursements
81 Main Street 81 Main Street White Plains, NY	1988	A	150,000	Carl Bloom	4,116	Apr-2016	5.0	$31.00	Modified Gross
Gateway Plaza 1 North Lexington Avenue White Plains, NY	1985	A	530,000	Osaka Gas	9,118	May-2016	10.6	$32.00	Modified Gross
10 Bank Street 10 Bank Street White Plains, NY	1988	A	220,000	Mitsui & CO (USA)	11,994	Oct-2016	7.7	$33.00	Modified Gross
White Plains Plaza 1 North Broadway White Plains, NY	1971	A	396,000	Little Big Brands	8,289	May-2016	7.7	$25.16	Modified Gross
50 Main Street 50 Main Street White Plains, NY	1984	A	310,000	Wells Fargo	22,500	Apr-2016	4.0	$34.26	Modified Gross
Courthouse Square 140 Grand Street White Plains, NY	1990	A	120,000	Belowich & Walsh	4,763	Apr-2016	10.8	$28.50	Modified Gross
White Plains Plaza 445 Hamilton Avenue White Plains, NY	1968	A	340,000	Cuddy & Feder	26,356	Apr-2016	10.4	$25.50	Modified Gross

Source: Appraisal

A-3-32

BANK 2017-BNK5	Westchester One

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Westchester One Property:

Cash Flow Analysis
	2014	2015	2016	3/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$18,305,050	$19,623,691	$19,711,849	$19,578,751	$24,200,533	$26.67
Total Recoveries	$2,251,329	$2,838,801	$2,205,054	$2,122,177	$2,361,625	$2.60
Total Other Income(2)	$1,569,792	$1,619,744	$1,625,218	$1,630,865	$1,691,577	$1.86
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	($3,867,925)	($4.26)
Effective Gross Income	$22,126,171	$24,082,236	$23,542,121	$23,331,793	$24,385,810	$26.87
Total Operating Expenses	$10,112,698	$12,801,059	$12,593,744	$12,607,026	$12,817,560	$14.13
Net Operating Income	$12,013,473	$11,281,176	$10,948,376	$10,724,767	$11,568,250	$12.75
Capital Expenditures	$0	$0	$0	$0	$226,859	$0.25
TI/LC	$0	$0	$0	$0	$914,144	$1.01
Net Cash Flow	$12,013,473	$11,281,176	$10,948,376	$10,724,767	$10,427,247	$11.49

Occupancy %	78.8%	77.3%	79.2%	87.8%(3)	84.4%
NOI DSCR (IO)(4)	2.64x	2.48x	2.41x	2.36x	2.54x
NOI DSCR (P&I)(4)	1.89x	1.77x	1.72x	1.69x	1.82x
NCF DSCR (IO)(4)	2.64x	2.48x	2.41x	2.36x	2.29x
NCF DSCR (P&I)(4)	1.89x	1.77x	1.72x	1.69x	1.64x
NOI Debt Yield(4)	10.9%	10.3%	10.0%	9.7%	10.5%
NCF Debt Yield(4)	10.9%	10.3%	10.0%	9.7%	9.5%

(1)	Gross Potential Rent has been underwritten based on the June 1, 2017 rent roll and includes rent steps of $53,099 through May 31, 2018, a downward mark to market adjustment totaling $802,909 for multiple tenants and straight line rent underwritten for New York Life Insurance in the amount of $271,506. The increase in UW Gross Potential Rent can be attributed to the recent lease signing of New York Life,
(2)	Total Other Income is primarily comprised of parking income.
(3)	3/31/2016 TTM Occupancy % is based on occupancy as of June 1, 2017 and includes Chemoil (6,108 SF) and Cravath Swaine & Moore (24,126 SF), which are dark, but paying rent, and Boston Hearts Diagnostics (3,296 SF), which is in occupancy but expected to vacate upon lease expiration on November 30, 2017.
(4)	Debt service coverage ratios and debt yields are based on the Westchester One Whole Loan.

Escrows and Reserves. The Westchester One Whole Loan documents provide for upfront reserves in the amount of $13,000,000 for tenant improvements and leasing commissions that may be incurred in future (the “Future TILC Reserve”), $7,000,000 for capital expenditures in accordance with a budget set forth in the Westchester One Whole Loan loan agreement and with the Westchester One Borrower’s business plan (as described above under “--The Property”), $609,438 for tenant improvements and leasing commissions due under existing leases (other than those for New York Life that are to be held in an outside escrow as described in the paragraph below) and $7,993, 214 for rent concessions owed to tenants (to be disbursed monthly in each month in which a free rent period applies in lieu of the rent that would have been due absent such free rent period), $2,094,346 for real estate taxes and $43,221 for insurance premiums. The Westchester One Borrower is required to escrow monthly: (i) 1/12th of the annual estimated real estate taxes and (ii) 1/12th of the annual estimated insurance premiums (unless the Westchester One Borrower maintains an acceptable blanket policy). The Westchester One Borrower is required to deposit monthly $113,430 into the Future TILC Reserve; provided that the Westchester One Borrower will not be required to make such monthly deposits unless the amount on deposit in the Future TILC Reserve equals less than $5,000,000 (the “TILC Cap”), at which time the Westchester One Borrower is required to make such monthly deposits until the amount on deposit in the Future TILC Reserve equals the TILC Cap.

In addition, $9,702,169 is required to be escrowed post-closing by the seller of the Westchester One Property for outstanding tenant improvements for New York, which is expected to be held outside of the Westchester One Whole Loan documents pursuant to an escrow agreement expected to be entered into among the title company, the borrower, the lender and New York Life. The lender will not have control over the funds therein, in the way that it would have if such funds had been escrowed under the Westchester One Whole Loan, and will not be permitted to apply such funds to repay the Westchester One Whole Loan following an event of default. The borrower is required to enter into such escrow agreement within thirty days after the loan origination date. The related funds are currently held under an existing escrow with the title company, to which the lender is not a party. We cannot assure you that the new escrow agreement with the lender will be entered into. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” in the Prospectus.

Lockbox and Cash Management. A lockbox is in place with respect to the Westchester One Whole Loan. Prior to the occurrence of a Cash Sweep Event Period (as defined below), the Westchester One Borrower and the property manager are required to deposit all rents into the lockbox account within two business days of receipt. Upon the occurrence of a Cash Sweep Event Period, the Westchester One Borrower is required to direct all tenants to deposit rents directly into the lockbox account. The Westchester One Whole Loan has springing cash management. If no Cash Sweep Event Period (as defined below) is continuing, all funds in the lockbox account are required to be disbursed to the Westchester One Borrower. Upon the first occurrence of a Cash Sweep Event Period, the Westchester One Borrower is required to cooperate with the lender to establish a cash management account controlled by the lender, and during the continuance of a Cash Sweep Event Period, all funds on deposit in the lockbox account are required to be swept to such cash management account on each business day, and, provided that no event of default is continuing under the Westchester One Whole Loan, applied on each monthly payment date to pay debt service on the Westchester One Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses referenced in the approved annual budget and extraordinary expenses approved by the lender and to disburse the remainder into an account to be held by the lender as additional security for the Westchester One Whole Loan during the continuance of such Cash Sweep Event Period.

A-3-33

BANK 2017-BNK5	Westchester One

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Westchester One Whole Loan documents and ending upon the date that such event of default is cured or waived, or

(ii) commencing on the date upon which the amortizing debt service coverage ratio on the Westchester One Whole Loan is less than 1.15x for nine consecutive calendar months, and ending on the date the amortizing debt service coverage ratio equals or exceeds 1.15x for six consecutive calendar months, or

(iii) commencing upon the date that New York Life (or a replacement tenant for all or a portion of the space leased by New York Life) (in either case, a “Major Tenant”) is subject to a bankruptcy or insolvency event and ending upon either (1) such Major Tenant’s lease has been affirmed in bankruptcy and the lender receives a tenant estoppel certificate stating that such Major Tenant is in occupancy of its space, open for business and paying full contractual rent, or (2) the entirety of such Major Tenant’s space has been re-let to one or more replacement tenant(s) acceptable to the lender pursuant to replacement lease(s) acceptable to the lender and the lender receives a tenant estoppel certificate(s) from each such replacement tenant(s) stating that such tenant(s) is/are in occupancy of such Major Tenant’s space, open for business and paying full contractual rent (a “Replacement Tenant Cure”), or

(iv) commencing upon (a) any Major Tenant not renewing or extending such Major Tenant’s lease by the day which is 12 months prior to the expiration of its lease, (b) any Major Tenant giving notice to vacate or exercising any termination option under its lease, or (iii) any Major Tenant canceling or terminating its lease and ending upon either (1) such Major Tenant renews or extends its lease on terms and conditions acceptable to the lender, and the lender receives a tenant estoppel certificate stating that such Major Tenant is in occupancy of its space, open for business and paying full contractual rent or (2) a Replacement Tenant Cure, or

(v) commencing upon the date any Major Tenant (or its respective subtenant(s) or assignee(s)) has, for all or substantially all of its leased space, “gone dark”, vacated its space, not opened for business or terminated its lease (or given written notice of its intention to do so), other than certain temporary closures, and ending upon either (1) such Major Tenant is in occupancy of the entirety of its space, and the lender receives a tenant estoppel certificate stating that such Major Tenant is in occupancy of its space, open for business and paying full contractual rent or (2) a Replacement Tenant Cure.

Additional Secured Indebtedness (not including trade debts). The Westchester One Property also secures the Westchester One Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $42,500,000 and are currently held by Morgan Stanley Bank, N.A. or an affiliate thereof and expected to be contributed to one or more future securitization trusts. The Westchester One Serviced Pari Passu Companion Loans accrue interest at the same rate as the Westchester One Mortgage Loan. The Westchester One Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Westchester One Serviced Pari Passu Companion Loans. The holders of the Westchester One Mortgage Loan and the Westchester One Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Westchester One Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Westchester One Whole Loan documents require that the “all risk” insurance policy required to be maintained by Westchester One Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Westchester One Property and eighteen months of business interruption insurance, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

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A-3-35

BANK 2017-BNK5	Market Street – The Woodlands

Mortgage Loan No. 4 – Market Street – The Woodlands

A-3-36

BANK 2017-BNK5	Market Street – The Woodlands

Mortgage Loan No. 4 – Market Street – The Woodlands

H-E-B
UnionBank
VOGUE CLEANERS
BOARDROOM FOR MEN
PARK LAKE
FULL PSYCLE
GLO SUN SPA
THRIVE DRIP SPA
GROGANS MILL ROAD
PHILANTHROPY FASHION
WOODLAND DENTISTRY
LENSCRAFTERS
SCHILLECI'S PO-BOY SHOP
Z GALLERIE
STADIA
LUSH
WEST MARKET STREET
IDEAL IMAGE
TESLA MOTORS
THE COUNTER
HEMLINE
LAKE WOODLANDS DRIVE
SOUTH MITCHELL AVENUE
KENDRA SCOTT
Alex and Ani
NORTH MITCHELL AVENUE
Bath&BodyWorks
GAP BODY
JASPER'S
J.Jill
TUMI
NORTH MARKET STREET
L'OCCITANE
J.McLaughlin
UNI SUSHI
MAGGIES
sunglass hut
1252 TAPAS BAR
cru
LAKE ROBBINS DRIVE
COS BAR
CLUB MONACO
J.CREW
water
Allen Edmonds
lululemon athletica
vineyard vines
SOUTH MARKET STREET
Madewell
Sur La Table
ANN TAYLOR
MICHAEL KORS
Tommy Bahama
TRINA TURK
PAVILION WAY
ORVIS
SUITSUPPLY
TIFFANY & CO.
EAST MARKET STREET
kate spade
TORY BURCH
ELAINE TURNER
TD Ameritrade
BERRYHILL TAMALES
LA MADELEINE
SIX PINES DRIVE
Grotto

Anchor / Major

Non Anchor / Inline / Outparcel

Vacant

A-3-37

BANK 2017-BNK5	Market Street – The Woodlands

Mortgage Loan No. 4 – Market Street – The Woodlands

Market Street - The Woodlands
9595 Six Pines Drive
The Woodlands, TX 77380
Conroe
Woodloch
The Woodlands
Spring
MONTGOMERY COUNTY
HARRIS COUNTY
North Frwy
Grand Lake
River Plantation Country Club
3 Palms Action Sports Park
W.G. Jones State Forest
College Park Shopping Center
Lone Star College - Montgomery
College Park Dr.
St. Luke's Health - Lakeside Hospital
Sam Moon Center
Portofino Shopping Center
Research Forest Dr.
College Park Dr.
Palmer Golf Course
Club at Carlton Woods
Cochran's Crossing
Gosling Rd.
Woodlands Pkwy.
Lake Woodland Dr.
Indian Springs Village Center
Flintridge
Memorial Hermann The Woodlands Hospital
Pinecroft Center
The Woodlands Children's Museum
Lake Woodlands
Cynthia Woods Mitchell Pavilion
The Woodlands Mall
Waterway Square
Chevron Phillips Chemical Co.
Tom Fazio Championship Course at Carlton Woods
Kuykendahl Rd.
Hana Rd.
Scrap Yard Sports
Robinson Rd.
The Woodlands Resort and Conference Ctr.
Glen Loch Dr.
Grogans Mill Rd.
Elan Blvd.
Sawdust Plaza
The Woodlands Gateway Plaza
Sawdust Rd.
Rayford Rd.
Augusta Pines
Northcrest Dr.
The Woodlands Country Club
Wood Winds Shopping Center
Rayford Rd.
ExxonMobil Houston Campus
Hardy Toll Rd
Grand Pkwy
Southwestern Energy Company
Grand Pkwy
Spring Stuebner Rd.
Pundt Park
David Wayne Hooks Memorial Airport
Houston 22 miles
Northland Center
George Bush Inctl. Airport 13 miles
Conroe-Porter Rd.
Research Forest Dr
Coldspring
New Waverly
Shepherd
Lake Conroe
Willis
Montgomery
Cleveland
Pinehurst
Porter Heights
Woodbranch
Stagecoach
Tomball
Spring
Dayton
Kingwood
Atascocita
Cypress
Humble
Lake Houston
Crosby
Aldine
Jersey Village
HOUSTON
Sheldon
Barrett
Katy
Channelview
Cloverleaf
Baytown
Westchase
Uptown
Downtown
Jacinto City

A-3-38

BANK 2017-BNK5	Market Street – The Woodlands

Mortgage Loan No. 4 – Market Street – The Woodlands

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH/WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$65,000,000			Location:	The Woodlands, TX 77380
Cut-off Date Balance(1):	$65,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.3%			Detailed Property Type:	Lifestyle Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Institutional Mall Investors LLC			Year Built/Renovated:	2004 / 2012
Mortgage Rate:	4.0850%			Size:	492,082 SF
Note Date:	5/3/2017			Cut-off Date Balance per SF(1):	$356
First Payment Date:	7/1/2017			Maturity Date Balance per SF(1):	$356
Maturity Date:	6/1/2027			Property Manager:	Trademark Management, Ltd.
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$15,951,889
Seasoning:	0 months			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield at Maturity(1):	9.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.04x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$15,219,024 (12/31/2016)
Additional Debt Balance(3):	$110,000,000			2nd Most Recent NOI:	$14,612,463 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$14,525,710 (12/31/2014)
Reserves(4)				Most Recent Occupancy(6):	92.5% (5/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.3% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$326,190,000 (4/11/2017)
Recurring Replacements:	$0	Springing	$143,136	Cut-off Date LTV Ratio(1)(7):	53.6%
TI/LC(5):	$0	Springing	$1,192,896	Maturity Date LTV Ratio(1)(7):	53.6%
Free Rent(5):	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$175,000,000	100.0%	Loan Payoff:	$102,042,655	58.3%
			Closing Costs:	$2,222,861	1.3%
			Return of Equity:	$70,734,484	40.4%
Total Sources:	$175,000,000	100.0%	Total Uses:	$175,000,000	100.0%

(1)	The Market Street - The Woodlands Mortgage Loan is part of the Market Street - The Woodlands Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $175,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Market Street - The Woodlands Whole Loan.

(2)	Defeasance of the Market Street - The Woodlands Whole Loan is permitted at any time after the earlier of (i) July 1, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Market Street - The Woodlands Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in June 2017.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The Market Street – The Woodlands sponsor has provided a guaranty for outstanding free rent and outstanding TI/LC obligations.

(6)	Most Recent Occupancy includes six new tenants with executed leases totaling 2.5% of NRA, that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

(7)	Appraised Value represents, and Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon, an “As Is Plus PV of TCID Revenue” value of $326,190,000 as of April 11, 2017, which includes the “as is” value of $315,930,000 and the “Present Value of TCID Revenue” of $10,260,000. The “as-is” appraised value of $315,930,000 as of April 11, 2017 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Market Street - The Woodlands Whole Loan of 55.4% and 55.4%, respectively. See “The Property” below for a discussion of TCID (Town Center Improvement District) related revenue.

The Mortgage Loan. The fourth largest mortgage loan (the “Market Street - The Woodlands Mortgage Loan”) is part of a whole loan (the “Market Street - The Woodlands Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $175,000,000, all of which are secured by a first priority fee mortgage encumbering a lifestyle center with a second and third floor office component known as Market Street - The Woodlands (the “Market Street - The Woodlands Property”). The Market Street - The Woodlands Whole Loan was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association (“WFB”). Promissory Note A-2, which is being contributed by Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), in the original principal amount of $22,500,000 and Promissory Note A-3, which is being contributed by WFB, in the original principal amount of $42,500,000, represent the Market Street - The Woodlands Mortgage Loan, and will be included in the BANK 2017-BNK5 securitization trust. Promissory Note A-1, with an original principal balance of $65,000,000 is expected to be contributed to the MSC 2017-H1 securitization trust. Promissory Note A-4, in the original principal balance of $45,000,000 is currently being held by WFB, or an affiliate thereof, and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Notes A-1 and A-4 represent the pari passu companion loans (the “Market Street - The Woodlands Serviced Pari Passu Companion Loans”). The Market Street - The Woodlands Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 securitization trust and, from and after the

A-3-39

BANK 2017-BNK5	Market Street – The Woodlands

closing of the BANK 2017-BNK5 securitization transaction, will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK5 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

The proceeds of the Market Street - The Woodlands Whole Loan were primarily used to refinance a previous loan of approximately $102.0 million, pay closing costs of approximately $2.2 million and return equity of approximately $70.7 million to the Market Street – The Woodlands sponsor. The Market Street - The Woodlands Property was previously securitized in the COMM 2007-C9 transaction.

The Borrower and the Sponsors. The borrower is IMI MSW LLC (the “Market Street - The Woodlands Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The Market Street - The Woodlands Borrower is 95.25% owned by entities controlled by Institutional Mall Investors LLC (“IMI”). IMI is the sponsor and non-recourse carveout guarantor of the Market Street - The Woodlands Whole Loan. IMI is owned 99.0% by the California Public Employees Retirement System (“CalPERS”) and 1.0% by MCA Mall Investors LLC, and is managed by Miller Capital Advisory, Inc.

IMI is an investment platform focused on fashion oriented retail properties. As of March 2017, IMI’s portfolio included approximately 19.9 million SF of retail space and over 0.9 million SF of office space.

The liability of IMI under the non-recourse carveout guaranty (which also covers environmental matters) is capped with respect to full recourse items at $100.0 million, plus the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder.

The Property. The Market Street - The Woodlands Property is a 492,082 SF grocery-anchored outdoor lifestyle center with a second and third floor office component located in The Woodlands, Texas, a master-planned community comprised of residential villages, commercial developments, schools, churches and parks approximately 35 miles north of downtown Houston, Texas. The Market Street – The Woodlands Property sits within the Town Center, a retail center within the community that also includes The Woodlands Mall, located adjacent to the Market Street – The Woodlands Property.

Built in 2004, the Market Street - The Woodlands Property sits on 34.5 acres and is comprised of 377,112 SF of retail space and 114,970 SF of second and third floor office space and contains a total of 2,019 parking spaces (4.11 spaces per 1,000 SF of NRA). As of May 1, 2017, the Market Street - The Woodlands Property was 92.5% leased by a mix of 94 national and local retail, office and restaurant tenants including Cinemark, Tommy Bahama, Tiffany & Co., Michael Kors, Tesla, Kendra Scott, Lululemon, J. Crew, Vineyard Vines, Suitsupply, Trina Turk and Jasper’s. H-E-B Woodlands Market serves as the anchor tenant and accounts for 16.8% of NRA and 8.4% of underwritten rent. No other tenant represents more than 4.8% of NRA or 5.4% of underwritten rent. H-E-B Woodlands Market reported sales of approximately $77.0 million ($934 PSF) as of December 2016. Retail tenants excluding H-E-B Woodlands Market and Cinemark had combined sales of over $118.5 million ($575 PSF) during the same period. Of the Market Street – The Woodlands Property’s 64 retail tenants that reported sales in 2016, 35 had sales of at least $500 PSF, and ten had sales of over $900 PSF in 2016. 31 tenants totaling 213,329 SF (43.4% of NRA) have either taken occupancy or renewed at the Market Street - The Woodlands Property since 2016. The largest office tenants include Merrill Lynch and Regus, which have exercised extension options in 2016 and 2017, respectively.

The Market Street – The Woodlands Property is shadow anchored by the 70-key Hyatt Centric boutique hotel. The Hyatt Centric hotel is one unit of a two unit condominium, in which the other unit is a single 23,934 SF building included in the Market Street - The Woodlands Property in which five tenants are located including Charming Charlie (9,237 SF). Such building in the Market Street - The Woodlands Property has a 25.81% interest in the condominium, and does not have control over the condominium board.

The Market Street – The Woodlands Borrower is entitled to receive payments related to a tax increment financing known as Town Center Improvement District (“TCID”), pursuant to which the Market Street – The Woodlands Borrower, as successor to the developer of the Mortgaged Property, is entitled to receive a portion of a tax assessed for the purpose of reimbursing the TCID and the developer for the cost of developing a parking garage and central plaza. The “As Is Plus PV of TCID Revenue” appraised value of the Mortgaged Property includes $10,260,000, which is equal to the present value of projected revenue in connection with such reimbursement through 2027, as projected in the appraisal. There is no assurance that such revenue will be received in such amount or in any particular amount. In addition, the tax assessment may terminate prior to the full reimbursement of the reimbursable amount. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus.

Major Retail Tenants.

H-E-B Woodlands Market (82,525 SF, 16.8% of NRA, 8.4% of underwritten rent). H-E-B Woodlands Market (“H-E-B”), a tenant at the Market Street – The Woodlands Property since 2004, is a supermarket chain with over 100,000 employees at more than 380 stores, primarily in Texas (332 stores) and Mexico (56 Stores). H-E-B has extended its lease three times, has a lease expiration of July 1, 2024 and has four five-year renewal options. In 2016, H-E-B had sales of approximately $77.0 million at the Market Street - The Woodlands Property with an average of $934 PSF.

Cinemark (20,664 SF, 4.2% of NRA, 3.1% of underwritten rent). Cinemark leases 20,664 SF at the Market Street – The Woodlands Property and operates the space as a five-screen movie theatre. Cinemark has 4,541 screens across 337 locations in 41 states in the United States and has 1,353 screens across 188 locations in 15 countries throughout Latin America. Cinemark’s lease commenced May 1, 2005 and has an expiration date of May 1, 2020, with four five-year renewal options. In 2016, Cinemark had sales of approximately $2.4 million at the Market Street - The Woodlands Property with an average of $487,337 per screen.

Tommy Bahama (12,358 SF, 2.5% of NRA, 3.3% of underwritten rent). Tommy Bahama operates as a restaurant and bar, with a retail store at the Market Street – The Woodlands Property. The restaurant offers live music events and a private dining room for events. The restaurant features tropical cuisine featuring popular seafood offerings. The clothing portion offers customers island-themed apparel for both men and women. Tommy Bahama’s lease commenced March 16, 2005 and has an expiration date of March 1, 2020, with two five-year renewal options, and an expiration date of November 30, 2019 for 372 SF of storage space. In 2016, Tommy Bahama had sales of approximately $10.7 million at the Market Street - The Woodlands Property with an average of $870 PSF.

A-3-40

BANK 2017-BNK5	Market Street – The Woodlands

The following table presents a summary regarding the largest tenants at the Market Street - The Woodlands Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent(3)	% of Annual UW Rent	Annual UW Rent PSF(4)	2016 Sales		Occ. Cost %(5)	Lease Expiration
							$	PSF
Major Retail Tenants
H-E-B Woodlands Market	NR/NR/NR	82,525	16.8%	$1,325,352	8.4%	$16.06	$77,040,960	$934	2.8%	7/1/2024
Cinemark(6)	NR/NR/NR	20,664	4.2%	$485,604	3.1%	$23.50	$2,436,685	$487,337	20.6%	5/1/2020
Tommy Bahama	NR/NR/NR	12,358	2.5%	$524,510	3.3%	$42.44	$10,748,103	$870	6.1%	3/1/2020
Jasper’s	NR/NR/NR	10,041	2.0%	$316,994	2.0%	$31.57	$5,043,310	$502	10.1%	10/1/2020
Charming Charlie	NR/NR/NR	9,237	1.9%	$359,966	2.3%	$38.97	$1,592,854	$172	22.6%	7/1/2020
Subtotal/Wtd. Avg.(7)		134,825	27.4%	$3,012,426	19.1%	$22.34	$96,861,911	$827	3.9%
Other Retail Tenants		208,930	42.5%	$8,877,118	56.3%	$42.49	$101,122,270	$580	11.0%
Vacant Retail Space		33,357	6.8%	$0	0.0%	$0.00
Retail Subtotal/Wtd. Avg.(7)		377,112	76.6%	$11,889,544	75.4%	$34.59	$197,984,181	$678	7.6%

Major Office Tenants
Merrill Lynch	A/Baa1/BBB+	23,682	4.8%	$849,237	5.4%	$35.86				1/1/2020
Regus(8)(9)	NR/NR/NR	23,495	4.8%	$810,578	5.1%	$34.50				3/1/2027
Spartan	NR/NR/NR	12,222	2.5%	$458,325	2.9%	$37.50				6/1/2021
Cherry Creek Mortgage	NR/NR/NR	8,292	1.7%	$269,138	1.7%	$32.46				6/1/2024
Jefferson Refinery	NR/NR/NR	6,798	1.4%	$261,723	1.7%	$38.50				12/1/2018
Subtotal/Wtd. Avg.		74,489	15.1%	$2,649,000	16.8%	$35.56
Other Office Tenants		37,126	7.5%	$1,231,859	7.8%	$33.18
Vacant Office Space		3,355	0.7%	$0	0.0%	$0.00
Office Subtotal/Wtd. Avg.		114,970	23.4%	$3,880,859	24.6%	$34.77

Total/Wtd. Avg.		492,082	100.0%	$15,770,403	100.0%	$34.63

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent includes contractual rent steps equal to $749,934 through May 31, 2018.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Occ. Cost % is based on the underwritten rent as of the May 1, 2017 rent roll and Underwritten Reimbursements divided by most recently reported sales.

(6)	Sales PSF for Cinemark is based on 5 screens.

(7)	For purposes of calculating Major Retail Tenants subtotals for 2016 Sales PSF and Occ. Cost %, amounts exclude Cinemark and tenants that do not report sales. Wtd. Avg. is based on Tenant SF for 2016 Sales PSF and by 2016 Sales $ for Occ. Cost %.

(8)	Regus has a termination option at any time on or after March 1, 2025 upon 6 months’ notice.

(9)	Actual Rent PSF for Regus is $17.25 through March 31, 2018, as Regus has a partial rent abatement through that date. See “—Escrows and Reserves” below.

The following table presents historical sales information for the anchor tenants at the Market Street - The Woodlands Property:

Historical Sales Summary(1)
	2014 Sales			2015 Sales			2016 Sales
Tenant	Sales ($)	Sales (PSF)	Occ. Cost %(2)	Sales ($)	Sales (PSF)	Occ. Cost %(2)	Sales ($)	Sales (PSF)	Occ. Cost %(2)
H-E-B Woodlands Market	$74,409,768	$902	2.9%	$79,449,680	$963	2.7%	$77,040,960	$934	2.8%
Cinemark(3)	$2,973,625	$594,725	16.9%	$2,637,060	$527,412	19.0%	$2,436,685	$487,337	20.6%
Tommy Bahama	$11,739,121	$950	5.6%	$11,444,621	$926	5.7%	$10,748,103	$870	6.1%
Jasper’s	$6,676,568	$665	7.6%	$5,989,473	$597	8.5%	$5,043,310	$502	10.1%
Charming Charlie	$2,193,196	$237	16.4%	$1,847,910	$200	19.5%	$1,592,854	$172	22.6%
Subtotal/Wtd. Avg.(4)	$97,992,278	$832	3.9%	$101,368,744	$865	3.7%	$96,861,911	$827	3.9%
Other Retail Tenants	$99,327,606	$588	10.7%	$103,117,033	$606	10.4%	$101,122,270	$580	11.0%
Total/Wtd. Avg.(4)	$197,319,884	$687	7.3%	$204,485,777	$710	7.1%	$197,984,181	$678	7.6%

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	2014, 2015 and 2016 Occ. Cost % is based on the underwritten rent as of the May 1, 2017 rent roll and Underwritten Reimbursements divided by the respective year’s reported sales.

(3)	Sales PSF for Cinemark is based on 5 screens.

(4)	Subtotal/Wtd. Avg. and Total/Wtd. Avg. 2016 Sales (PSF) and Occ. Cost % exclude Cinemark and tenants that do not report sales. Wtd. Avg. is based on Tenant SF for Sales (PSF) and by Sales ($) for Occ. Cost.%.

A-3-41

BANK 2017-BNK5	Market Street – The Woodlands

The following table presents certain information relating to the lease rollover at Market Street - The Woodlands Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Annual UW Rent PSF Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	3,602	0.7%	0.7%	$179,560	$49.85	1.1%	1.1%
2017	3	6,875	1.4%	2.1%	$301,594	$43.87	1.9%	3.1%
2018	8	26,415	5.4%	7.5%	$964,475	$36.51	6.1%	9.2%
2019	10	36,080	7.3%	14.8%	$1,226,410	$33.99	7.8%	16.9%
2020	19	120,147	24.4%	39.2%	$4,101,653	$34.14	26.0%	43.0%
2021	15	52,800	10.7%	50.0%	$2,094,556	$39.67	13.3%	56.2%
2022	15	41,394	8.4%	58.4%	$1,655,678	$40.00	10.5%	66.7%
2023	4	9,875	2.0%	60.4%	$443,964	$44.96	2.8%	69.5%
2024	10	108,440	22.0%	82.4%	$2,534,314	$23.37	16.1%	85.6%
2025	3	6,102	1.2%	83.7%	$527,560	$86.46	3.3%	89.0%
2026	1	2,379	0.5%	84.2%	$84,455	$35.50	0.5%	89.5%
2027	6	36,670	7.5%	91.6%	$1,530,196	$41.73	9.7%	99.2%
2028 & Beyond	1	4,591	0.9%	92.5%	$125,990	$27.44	0.8%	100.0%
Vacant	0	36,712	7.5%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	96	492,082	100.0%		$15,770,403	$34.63	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total UW Rent Rolling includes contractual rent steps equal to $749,934 through May 31, 2018.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Market Street - The Woodlands Property is located in a densely developed part of The Woodlands, a master planned community 35 miles north of Houston. The area surrounding the Market Street - The Woodlands Property is comprised of a mix of commercial, retail and multifamily development which includes The Woodlands Mall (1.4 million SF) directly to the east, The Cynthia Woods Mitchell Pavilion, an outdoor amphitheater with a capacity of over 16,000 directly to the south, a 24 Hour Fitness directly to the north and approximately 8.3 million SF of office space and 2,200 multifamily units within a one-mile radius. According to the appraisal, The Woodlands is a closed market and the owner, Howard Hughes Corporation, retains most of the available land; accordingly, if Howard Hughes Corporation does not approve of an intended use, it does not get developed.

The Market Street - The Woodlands Property is located in the north retail submarket of Houston, Texas. According to the appraisal, over the past two years, retail occupancy levels in the overall Houston market have ranged from 94.8% to 95.3%, while retail occupancy levels in the north retail submarket have ranged from 94.7% to 95.0%. For the first quarter of 2017, the north retail submarket had an average occupancy of 94.9% and average rent PSF of $15.17.

The Market Street - The Woodlands Property is located in the Woodlands office submarket of Houston, Texas. According to the appraisal, over the past two years, office occupancy levels in the overall Houston market have ranged from 84.2% to 89.2%, while office occupancy levels in the Woodlands office submarket have ranged from 88.6% to 94.0%. For the first quarter of 2017, the Woodlands office submarket had an average occupancy of 89.1% and average rent PSF of $29.76.

The estimated 2016 population within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is 4,208, 60,130 and 149,260, respectively, according to the appraisal. The estimated 2016 average household income within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is $143,741, $108,174 and $118,199, respectively.

A-3-42

BANK 2017-BNK5	Market Street – The Woodlands

The appraisal identified a primary trade area of a three to five mile radius around the Market Street - The Woodlands Property. A summary of demographics in the primary trade area is presented below.

Statistic	1-mile Radius	3-mile Radius	5-mile Radius
Population
2021 Total Population (projected)	4,927	67,111	171,294
2016 Total Population	4,208	60,130	149,260
2010 Total Population	3,203	53,961	125,312
2000 Total Population	2,227	46,547	88,290
Annual Growth 2016-2021 (projected)	3.21%	2.22%	2.79%
Annual Growth 2010-2016	4.65%	1.82%	2.96%
Annual Growth 2000-2010	3.70%	1.49%	3.56%

Households
2021 Total Households (projected)	2,790	27,993	64,696
2016 Total Households	2,367	25,063	56,607
2010 Total Households	1,760	22,387	47,969
2000 Total Households	1,092	17,683	31,140
Annual Growth 2016-2021 (projected)	3.34%	2.24%	2.71%
Annual Growth 2010-2016	5.06%	1.90%	2.80%
Annual Growth 2000-2010	4.89%	2.39%	4.42%

Household Income
2016 Median Household Income	$89,662	$75,336	$87,349
2016 Average Household Income	$143,741	$108,174	$118,199
2016 Per Capita Income	$75,967	$45,299	$44,737

Source: Appraisal

The following table presents comparable retail properties with respect to the Market Street - The Woodlands Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Market Street - The Woodlands Property	Lifestyle Center	2004/2012	492,082(1)	92.5%(1)	H-E-B Woodlands Market, Cinemark, Tommy Bahama	N/A
Sterling Ridge Village Center	Anchored Retail	2001/N/A	128,639	100.0%	Kroger, CVS	4.6 miles
Indian Springs Village Center	Anchored Retail	2004/N/A	136,625	100.0%	H-E-B	4.6 miles
Alden Bridge Village Center	Anchored Retail	1998/N/A	138,953	100.0%	Kroger, Walgreens	5.0 miles
Total/Wtd. Avg.(2)			404,217	100.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of May 1, 2017.

(2)	Total/Wtd. Avg. excludes the Market Street - The Woodlands Property.

The adjacent The Woodlands Mall, as well as two other nearby retail developments, Hughes Center and Pinecroft Center, constitute competing retail centers with respect to the Market Street - The Woodlands Property.

A-3-43

BANK 2017-BNK5	Market Street – The Woodlands

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Market Street - The Woodlands Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW(1)	UW PSF
Base Rent	$13,785,725	$15,222,078	$15,308,117	$15,720,727	$16,939,379	$34.42
Total Recoveries	$5,031,532	$5,524,058	$5,854,619	$6,062,079	$5,975,447	$12.14
Other Income(2)	$1,839,025	$1,867,424	$1,878,713	$2,267,769	$1,864,652	$3.79
Less Vacancy	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$20,656,282	$22,613,560	$23,041,449	$24,050,575	$24,779,479	$50.36
Total Expenses	$7,677,682	$8,087,850	$8,428,986	$8,831,551	$8,827,590	$17.94
Net Operating Income	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$15,951,889	$32.42
Capital Expenditures	$0	$0	$0	$0	$78,733	$0.16
TI/LC	$0	$0	$0	$0	$1,120,268	$2.28
Net Cash Flow	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$14,752,888	$29.98

Occupancy %	95.4%	95.3%	93.8%	N/A(3)	92.5%(4)
NOI DSCR(5)	1.79x	2.00x	2.02x	2.10x	2.20x
NCF DSCR(5)	1.79x	2.00x	2.02x	2.10x	2.04x
NOI Debt Yield(5)	7.4%	8.3%	8.3%	8.7%	9.1%
NCF Debt Yield(5)	7.4%	8.3%	8.3%	8.7%	8.4%

(1)	Underwritten Rent is based on the rent roll dated May 1, 2017 and includes rent steps through May 31, 2018 totaling $749,934.

(2)	Other Income is comprised of merchant association fees, parking income, income related to the TCID, event income, sponsorship income, sign income and various other incomes.

(3)	2016 Occupancy % was not provided. The Market Street - The Woodlands Property was 92.5% leased as of May 1, 2017.

(4)	UW Occupancy % includes six new tenants with executed leases totaling 2.5% of NRA, that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

(5)	Debt service coverage ratios and debt yields are based on the Market Street - The Woodlands Whole Loan.

Escrows and Reserves. At loan closing, the Market Street - The Woodlands Borrower delivered to the lender guaranties from Institutional Mall Investors LLC of the Market Street - The Woodlands Borrower’s obligations (i) to deposit with the lender the amount of $399,264 in respect of free rent for the tenants Regus and Tory Burch, to be reduced by the amount pertaining to each such tenant at such time as it has begun paying full unabated rent, and (ii) to deposit with the lender the amount of $2,433,834 in respect of tenant allowances and leasing commissions owed to Regus and Tory Burch, less, on a dollar for dollar basis, any tenant improvements, tenant allowances, landlord work and/or leasing commissions actually paid by or on behalf of the Market Street - The Woodlands Borrower, in each case in lieu of depositing upfront reserves for such amounts.

During a Collection Reserve Trigger Period (defined below), or at any time (x) all real estate taxes are not paid by the Market Street - The Woodlands Borrower prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents), (y) the Market Street - The Woodlands Borrower fails to promptly provide evidence that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents) or (z) an event of default exists under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments. During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, if the Market Street - The Woodlands Borrower has not provided satisfactory evidence to the lender that the Market Street - The Woodlands Property is covered by a reasonably acceptable blanket insurance policy, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums.

During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount of $5,964 into a replacement reserve; provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of such replacement reserve to exceed $143,136 on any monthly payment date. In addition, during the continuance of a Collection Reserve Trigger Period or an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount $49,704 into a reserve for future tenant improvements and leasing commissions (the “Rollover Reserve”); provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of the Rollover Reserve to exceed $1,192,896 (the “Rollover Reserve Cap”) on any monthly payment date; and provided further, that so long as no DSCR Trigger Period (as defined below) exists, in lieu of making deposits to the Rollover Reserve, the Market Street - The Woodlands Borrower may deliver a letter of credit in the amount of such deposits or a guaranty from Institutional Mall Investors LLC or a replacement guarantor meeting the requirements of the Market Street - The Woodlands Whole Loan documents, of the obligation to make such deposits. The liability of any such guarantor under any such guaranty will not exceed the Rollover Reserve Cap.

A “Collection Reserve Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.35x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.35x or greater for two consecutive calendar quarters.

A “DSCR Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.25x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.25x or greater for two consecutive calendar quarters.

A-3-44

BANK 2017-BNK5	Market Street – The Woodlands

Lockbox and Cash Management. A hard lockbox is in place with respect to the Market Street - The Woodlands Whole Loan. Within 30 days after the loan origination date, the Market Street - The Woodlands Borrower is required to notify and advise each tenant to send rent payments directly to the lockbox account. The Market Street - The Woodlands Whole Loan has springing cash management (i.e., the Market Street - The Woodlands Whole Loan has cash management only after the initial occurrence and during the continuance of a Lockbox Event Period). Provided a Lockbox Event Period is not continuing, funds in the lockbox account are required to be swept daily to an account designated by the Market Street - The Woodlands Borrower. Upon the occurrence of a Lockbox Event Period, the Market Street - The Woodlands Borrower is required to establish and maintain a lender-controlled cash management account, and, during the continuance of a Lockbox Event Period, funds in the lockbox account are required to be transferred weekly to the cash management account. During the continuance of a Lockbox Event Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Market Street - The Woodlands Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses in accordance with the approved annual budget, if any or, if no approved annual budget is available for such period because review is pending or not required, in accordance with the existing annual budget (as increased to reflect actual increases in expenses outside the control of the Market Street - The Woodlands Borrower), and extraordinary operating expenses approved by the lender (or necessary for emergency expenses), and to disburse the remainder into an account to be held by the lender as additional security for the Market Street - The Woodlands Whole Loan during the continuance of such Lockbox Event Period.

A “Lockbox Event Period” means the period:

(i) commencing upon an event of default under the Market Street - The Woodlands Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or (ii) commencing upon the occurrence of a voluntary or involuntary bankruptcy of the Market Street - The Woodlands Borrower and continuing thereafter, or (iii) commencing upon a voluntary or involuntary bankruptcy of the property manager, if it is an affiliate of the Market Street - The Woodlands Borrower, and ending if the property manager is replaced within 60 days with a Qualified Manager (as defined below) pursuant to a replacement management agreement in substantially the form and substance of the original management agreement or otherwise reasonably approved by the lender, or the bankruptcy is discharged or dismissed within 90 days without any adverse consequences to the Market Street - The Woodlands Property or the Market Street - The Woodlands Whole Loan, or (iv) during the continuance of a DSCR Trigger Period.

“Qualified Manager” means MCA Management Associates or an affiliate, Trademark Management, Ltd. or an affiliate, Institutional Mall Investors LLC, CalPERS or their affiliates, a manager meeting certain experience and/or financial requirements or an affiliate thereof, or a manager otherwise reasonably approved by the lender.

Additional Secured Indebtedness (not including trade debts). The Market Street - The Woodlands Property also secures the Market Street - The Woodlands Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $110,000,000. The Market Street - The Woodlands Serviced Pari Passu Companion Loans accrue interest at the same rate as the Market Street - The Woodlands Mortgage Loan. The Market Street - The Woodlands Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Market Street - The Woodlands Serviced Pari Passu Companion Loans. The holders of the Market Street - The Woodlands Mortgage Loan and the Market Street - The Woodlands Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Market Street - The Woodlands Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Market Street - The Woodlands Whole Loan permits the release of an unimproved release parcel, without payment or defeasance of a release amount, upon satisfaction of the following conditions (among others); (i) transfer of the parcel to a third party or an affiliate of the Market Street - The Woodlands Borrower in connection with expansion or other development, (ii) delivery of an officer’s certificate certifying that the release parcel constitutes or will constitute a separate tax lot, has been legally subdivided from the remainder of the Market Street - The Woodlands Property, and that after such subdivision both such release parcel and the remaining Market Street - The Woodlands Property comply with zoning, parking and other legal requirements, (iii) compliance with any requirements relating to such release in any lease or reciprocal easement agreement and (iv) compliance with REMIC requirements. In addition, the Market Street - The Woodlands Whole Loan generally permits the release of immaterial or non-income producing parcels, subject to certain conditions.

Terrorism Insurance. The Market Street - The Woodlands Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015, as the same may be amended, restated, supplemented or otherwise modified is not in effect, the Market Street - The Woodlands Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below). “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Market Street - The Woodlands Borrower for the insurance policies required under the Market Street - The Woodlands Whole Loan documents (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis. Such stand-alone terrorism policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Market Street - The Woodlands Property and reasonable for the geographic region where the Market Street - The Woodlands Property is located, provided that such deductible shall not exceed $500,000 (the “Required Deductible”) or such higher deductible if the Market Street - The Woodlands Borrower provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-45

BANK 2017-BNK5	Olympic Tower

Mortgage Loan No. 5 – Olympic Tower

A-3-46

BANK 2017-BNK5	Olympic Tower

Mortgage Loan No. 5 – Olympic Tower

A-3-47

BANK 2017-BNK5	Olympic Tower

Mortgage Loan No. 5 – Olympic Tower

Olympic Tower
645, 647, 651 Fifth Avenue and 10 East 52nd Street
New York, NY 10022
CENTRAL PARK
East Green
Upper East Side
MANHATTAN
Midtown
East Side
Murray Hill
Kips Bay
East River
Roosevelt Island
UNITED NATIONS
ROCKEFELLER CENTER
Bryant Park
TIMES SQUARE
HERALD SQUARE
Grand Central Terminal (Metro North)
LONG ISLAND RAILROAD
Queens Midtown Tunnel
495
FDR Drive
FERRY TO LONG ISLAND CITY
St. Vartan's Park
NYU Medical Center
Broadway
5th Ave.
6th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
Central Park South
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
W. 57th St.
W. 55th St.
E. 55th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
W. 47th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
W. 37th St.
E. 37th St.
W. 36th St.
E. 36th St.
W. 35th St.
E. 35th St.
W. 34th St.
E. 34th St.
W. 33rd St.
E. 33rd St.
W. 32nd St.
E. 32nd St.
W. 31st St.
E. 31st St.
Hunter College
Temple Emanu-El
The Dairy
Central Park Zoo
Wollman Rink
The Pond
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
The Peninsula New York
St. Regis New York
Museum of Modern Art
666 Fifth Avenue
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Exxon Building
GE Building
1 Rockefeller Plaza
Saks Fifth Avenue
ITT-American Building
Palmolive Building
Mutual of Omaha Building
Lever House
399 Park
Citigroup Center
Lipstick Building
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
US Plywood Building
Japan Society
News Corp. Building
JPMorgan Chase Tower
565 Fifth Ave.
245 Park Avenue
485 Lexington
747 Third Avenue
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
505 Fifth Ave.
Chrysler Building
Daily News
New York Public Library
Lefcourt Manhattan Bldg.
HSBC Tower
260 Madison Ave.
450 Fifth Ave.
425 Fifth Ave.
The Setai Fifth Ave.
The Morgan Library & Museum
Macy's
Empire State Building
180 Madison Ave.
Manhattan Mall
325 Fifth Ave.
Tower 111
Textile Building
5TH AVE/59TH ST
59TH ST/LEXINGTON
63RD ST/LEXINGTON
57TH ST
5TH AVE/53RD ST
53RD ST
51ST ST/LEXINGTON
ROCKEFELLER CTR.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/42ND ST
BRYANT PARK
HERALD SQUARE
33RD ST/LEXINGTON
N R W
N Q R W
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
SoHo
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
Governors Island

A-3-48

BANK 2017-BNK5	Olympic Tower

Mortgage Loan No. 5 – Olympic Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$56,000,000			Location:	New York, NY 10022
Cut-off Date Balance(1):	$56,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	4.5%			Detailed Property Type:	Office/Retail
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	OMERS Administration Corporation; Crown Olympic Partners LLC			Year Built/Renovated:	1905, 1930, 1973/2017
				Size:	525,372 SF
Mortgage Rate:	3.95394737%			Cut-off Date Balance per SF(1):	$1,163
Note Date:	5/1/2017			Maturity Date Balance per SF(1):	$1,163
First Payment Date:	6/6/2017			Property Manager:	Oxford I Asset Management USA Inc. (borrower-related)
Maturity Date:	5/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$68,280,932
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield(1):	11.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	11.2%
Additional Debt Type(3):	Pari Passu/B-Note/MezzanineDebt			UW NCF DSCR(1):	2.70x
Additional Debt Balance(3):	$555,000,000 / $149,000,000 / $240,000,000			Most Recent NOI:	$60,636,578 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$58,082,957 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$49,983,991 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.8% (4/27/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	95.5% (12/31/2016)
Insurance:	$298,431	Springing	N/A	3rd Most Recent Occupancy:	95.5% (12/31/2015)
Recurring Replacements:	$25,989,597	Springing	N/A	Appraised Value (as of):	$1,900,000,000 (4/1/2017)
TI/LC:	$21,357,936	Springing	N/A	Cut-off Date LTV Ratio(1):	32.2%
Other:	$13,997,581	$153,680	N/A	Maturity Date LTV Ratio(1):	32.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$760,000,000	76.0%	Loan Payoff:	$249,903,892	25.0%
Mezzanine Loan:	$240,000,000	24.0%	Reserves:	$61,643,545	6.2%
			Closing Costs:	$22,652,548	2.3%
			Return of Equity:	$665,800,015	66.6%
Total Sources:	$1,000,000,000	100.0%	Total Uses:	$1,000,000,000	100.0%

(1)	The Olympic Tower Mortgage Loan is part of the Olympic Tower Whole Loan (as defined below), which is comprised of eleven pari passu senior promissory notes with an aggregate principal balance of $611,000,000 and three pari passu junior promissory notes with an aggregate principal balance of $149,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising Olympic Tower Senior Loan (as defined below), without regard to the Olympic Tower Subordinate Companion Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $760,000,000 Olympic Tower Whole Loan are $1,447, $1,447, 9.0%, 9.0%, 2.17x, 40.0% and 40.0%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Olympic Tower Whole Loan and mezzanine loan are $1,903, $1,903, 6.8%, 6.8%, 1.55x, 52.6% and 52.6%, respectively.

(2)	Defeasance of the Olympic Tower Whole Loan is permitted at any time after the earlier of (i) May 1, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Olympic Tower Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in June 2017.

(3)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Olympic Tower Mortgage Loan”) is part of a whole loan (the “Olympic Tower Whole Loan”) in the total original principal amount of $760,000,000. The Olympic Tower Whole Loan is secured by a first priority leasehold mortgage encumbering a mixed use property in New York, New York (the “Olympic Tower Property”). The Olympic Tower Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Goldman Sachs Mortgage Company (“GSMC”) and Morgan Stanley Bank, N.A. The Olympic Tower Whole Loan is comprised of (i) a senior loan, comprised of eleven senior notes, that are pari passu with each other, with an outstanding principal balance of $611,000,000 (collectively, the “Olympic Tower Senior Loan”) and (ii) a subordinate companion loan, comprised of three subordinate notes, that are pari passu with each other, with an outstanding principal balance of $149,000,000 (collectively, the “Olympic Tower Subordinate Companion Loan”), each as described below. Promissory Note A-3-C in the original principal amount of $56,000,000 represents the Olympic Tower Mortgage Loan and will be included in the BANK 2017-BNK5 securitization trust. Of the remaining senior pari passu Promissory Notes (collectively, the “Olympic Tower Non-

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BANK 2017-BNK5	Olympic Tower

Serviced Pari Passu Companion Loans”), the Olympic Tower Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-S, A-2-S and A-3-S, in the aggregate original principal balance of $331,000,000 and the entire Olympic Tower Subordinate Companion Loan were contributed to the Olympic Tower 2017-OT securitization trust. The Olympic Tower Whole Loan will be serviced pursuant to the trust and servicing agreement for the Olympic Tower 2017-OT securitization trust. The remaining Olympic Tower Non-Serviced Pari Passu Companion Loans are held by DBNY and GSMC, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Olympic Tower Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Notes	Original Balance	Note Holder	Controlling Interest
A-1-S	$165,500,000	Olympic Tower 2017-OT	No
A-2-S	$99,300,000	Olympic Tower 2017-OT	No
A-3-S	$66,200,000	Olympic Tower 2017-OT	No
A-1-C1	$50,000,000	Deutsche Bank AG, New York Branch	No
A-1-C2	$40,000,000	Deutsche Bank AG, New York Branch	No
A-1-C3	$20,000,000	Deutsche Bank AG, New York Branch	No
A-1-C4	$20,000,000	Deutsche Bank AG, New York Branch	No
A-1-C5	$10,000,000	Deutsche Bank AG, New York Branch	No
A-2-C1	$42,000,000	Goldman Sachs Mortgage Company	No
A-2-C2	$42,000,000	Goldman Sachs Mortgage Company	No
A-3-C	$56,000,000	BANK 2017 BNK5	No
B-1	$74,500,000	Olympic Tower 2017-OT	Yes
B-2	$44,700,000	Olympic Tower 2017-OT	Yes
B-3	$29,800,000	Olympic Tower 2017-OT	Yes
Total	$760,000,000

The proceeds of the Olympic Tower Whole Loan were used to refinance a previous loan of $249,903,892 secured by the Olympic Tower Property, return equity of approximately $665,800,015 to the Olympic Tower Borrowers, pay closing costs of $22,652,548 and fund upfront reserves of $61,643,545.

The Borrower and the Sponsor. The Borrower is OT Real Estate Owner LLC (the “Olympic Tower Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Olympic Tower Whole Loan sponsors are OMERS Administration Corporation (“OMERS”) and Crown Olympic Partners LLC and the non-recourse carveout guarantors are OPG Investment Holdings (US), LLC, Crown Retail Services LLC, Centurian Management Corporation and Crown 600 Broadway LLC, on a joint and several basis. Oxford Properties Group (“Oxford”) is the real estate investment arm of and a subsidiary of OMERS. Crown Olympic Partners LLC is an affiliate of Crown Acquisitions (“Crown”). The Olympic Tower Whole Loan recourse does not cover the typical nonrecourse carve-outs. It will cover certain acts of the related borrower and/or its principals specified in the related Olympic Tower Whole Loan documents, including certain voluntary or collusive bankruptcy-related events, provided, however, that any recourse with respect to bankruptcy-related events is capped at an amount equal to 10% of the original principal balance of the Olympic Tower Whole Loan, plus all reasonable, out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder. Notwithstanding the foregoing, there is no limitation on guarantor recourse liability if any such bankruptcy-related event in any way results in a termination, surrender or rejection of the Olympicgold Ground Lease (as defined below), or an amendment or modification of the Olympicgold Ground Lease in a manner adverse to the lender without the lender’s prior written consent.

OMERS is one of Canada’s largest pension funds with over $85.2 billion of net assets as of year-end 2016, according to its 2016 annual report. Oxford is the global real estate investment arm of OMERS. Established in 1960, Oxford manages real estate for itself and on behalf of its co-owners and investment partners with offices across Canada and in New York, Washington, Boston, London and Luxembourg. Oxford’s approximately $41.0 billion real estate portfolio consists of approximately 60 million SF and over 150 properties that total approximately 3,600 hotel rooms and over 9,500 residential units located across Canada, Western Europe and the United States. Recently completed development projects include 600 Massachusetts Avenue and MNP Tower totaling 670,000 SF in Washington, DC and Vancouver, respectively, as well as the Leadenhall Building, a 600,000 SF office development located in London. Other Oxford investments include 900 New York Avenue in Washington, DC, One Memorial Drive in Cambridge, Massachusetts, retail units on New Bond Street in London and the Hudson Yards development in New York City. Crown’s portfolio of ownership interests includes over 50 assets in markets such as New York, Chicago, San Francisco, Las Vegas, and Miami.

The Property. The Olympic Tower Property is located between 51st Street and 52nd Street on Fifth Avenue in New York, New York and is comprised of four buildings, including (i) a commercial condominium unit that is part of a 52-story Class A mixed-use tower, such commercial condominium consisting of 388,170 SF of office space across floors 3 - 21 and 36,556 SF of retail space across floors 1 - 2 and two sublevel floors (the “Olympic Tower”), (ii) a five-story adjoining building totaling approximately 55,000 SF of ground and upper floor retail space occupied by Cartier (the “Cartier Building”), (iii) a five-story adjoining building totaling approximately 20,000 SF of ground and upper level luxury retail space occupied by Versace U.S.A., Inc. (the “Versace Building”), and (iv) a 25,646 SF seven story Class A office building (“10 East 52nd Street”). Located at the Olympic Tower is an approximately 230-unit residential condominium located directly above the commercial condominium portion of the mixed use tower on floors 22 – 52 (the “Residential Condominium Unit”). The Residential Condominium Unit is not collateral for the Olympic Tower Whole Loan. The condominium comprised of the Olympic Tower commercial condominium unit and the Residential Condominium Unit is governed by a board of managers that is currently composed of nine members. The Olympic Tower commercial condominium unit owner has the right to designate not less than four members of the board, and the Residential Condominium Unit owners have the right to designate the remaining members; accordingly the Olympic Tower Borrower does not control the condominium.

The Olympic Tower Property has an eight year average historical occupancy of 97.2%. The five largest tenants at the Olympic Tower Property comprise 437,322 SF, representing 83.2% of the NRA and 72.1% of underwritten gross rent. The Olympic Tower Property is a flag ship location for Cartier, the New York headquarters for the NBA Properties, the North American headquarters for Richemont and the corporate headquarters for MSD Capital.

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BANK 2017-BNK5	Olympic Tower

The Ground Leases. Olympic Tower is subject to a ground lease that commenced on September 30, 1975 and expires on September 30, 2074 (the “Olympicgold Ground Lease”) and in which Olympicgold, L.L.C. is the landlord (the “Ground Lessor”) and the Olympic Tower Borrower is the tenant (the “Ground Lessee”). Olympicgold, L.L.C. is the successor-in-interest under the Ground Lease to The Equitable Life Assurance Society of the United States. The Ground Lessor is the fee owner of substantially all of the land underlying the building that is the collateral for the Olympic Tower Mortgage Loan, and the Charles Pochari Estate, Ellen Gradt, Thomas R. Pochari, Sr. and Violet A. Curley (the “Pochari Family”) is the fee owner of a 2,211 SF portion of the land underlying a portion of the building (i.e. a part of the Olympic Tower) that is the collateral for the Olympic Tower Mortgage Loan (the “Pochari Parcel”). The Pochari Family leases the Pochari Parcel to the Ground Lessor pursuant to a ground lease (the “Pochari Ground Lease”), such that the Olympicgold Ground Lease demises both Olympicgold, L.L.C.’s leasehold interest in the Pochari Parcel and Olympicgold, L.L.C.’s fee simple interest in the remaining portion of the land. Thus, the Olympicgold Ground Lease (the leasehold estate which is the collateral for the Olympic Tower Mortgage Loan) is partially a sublease with respect to the Pochari Parcel. The Ground Lessor is not required to enter into a new lease with a leasehold mortgagee in the event that the Olympicgold Ground Lease is terminated (whether in the Ground Lessee’s bankruptcy, for the Ground Lessee’s default, or otherwise).

The Olympicgold Ground Lease rent is equal to $1.75 million per year, with no contractual increases or future resets. The Pochari Ground Lease commenced January 23, 1968 and expires on January 22, 2067. At the commencement of the Pochari Ground Lease term, the Pochari Ground Lease rent was equal to $26,000 per year and is subject to a cost of living increase; the rent is currently equal to $94,160 in 2017.

Major Tenants.

The following table presents certain information relating to the leases at the Olympic Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Total Annual UW Rent	Lease Expiration
Major Tenants
NBA (4)(5)	NR/NR/NR	191,957	36.5%	$16,115,256	$83.95	17.4%	12/1/2035
Richemont(6)	NR/NR/NR	126,386	24.1%	$9,952,132	$78.74	10.7%	7/1/2028
Cartier(7)	NR/NR/NR	55,000	10.5%	$23,077,964	$419.60	24.9%	7/31/2037
MSD	NR/NR/NR	43,979	8.4%	$3,955,892	$89.95	4.3%	3/31/2022
Versace(7)	NR/NR/NR	20,000	3.8%	$13,704,210	$685.21	14.8%	12/31/2023
Subtotal/Wtd. Avg.		437,322	83.2%	$66,805,454	$152.76	72.1%

Other Tenants(8)		81,582	15.5%	$25,887,623	$317.32	27.9%
Vacant Office Space		6,468	1.2%	$0		0.0%
Total/Wtd. Avg.		525,372	100.0%	$92,693,077	$178.63	100.0%

(1)	Information is based on the underwritten rent roll as of April 27, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	The NBA has the one-time right, before July 1, 2018, to terminate (a) all of each of its space on the 12th floor, 12A, 12B and 12C or (b) the entire twentieth floor of the Olympic Tower upon written notice. The NBA also has the one-time right to terminate either (i) the uppermost floor of office space or (i) the entire space leased to the NBA on the lowermost floor of office space after January 1, 2026 subject to payment of a termination fee. The NBA also has the one-time right to vacate or surrender all or a portion of the Swing Space upon 180 days’ prior written notice. The NBA can expand to include the Swing Space for the full term of the lease upon 180 days’ written notice. Upon exercising their expansion option to include all or a portion of the Swing Space under its lease, the NBA will be granted an additional eight months of free rent on the Swing Space, which has not been reserved for. In addition, the NBA was granted a free rent period from July 2018 through December 2018, which was reserved for at loan closing.

(5)	The NBA leases 163,117 SF of space, including 794 SF of storage space, with an expiration date of December 31, 2035. The NBA leases 28,840 SF of space as “Swing Space”. The NBA was granted 12 months of free rent on the Swing Space, five months of which were reserved upfront at loan closing. Unless the NBA exercises its option to include the Swing Space for the full term of the lease, the 28,840 SF of space currently leased as Swing Space will expire on April 6, 2020.

(6)	Richemont is entitled to free rent on a single suite (Suite 902—2,791 SF) of its space through December 2017.

(7)	Tenant SF for Cartier and Versace are an approximation based on the total building SF of the Cartier Building and Versace Building, respectively.

(8)	Longchamp (1.1% of NRA, 6.8% of Annual UW rent) is not yet in occupancy and has not yet begun paying rent. Longchamp recently executed a lease, estimated to commence on December 1, 2017, to backfill the space to be vacated by Swatch, which exercised an early termination option. The Olympic Tower Borrower reserved $1,041,666 in gap rent at loan origination for the transition of the space.

A-3-51

BANK 2017-BNK5	Olympic Tower

The following table presents certain information relating to the lease rollover schedule at the Olympic Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	2	5,626	1.1%	1.1%	$660,229	$117.35	0.7%	0.7%
2019	2	6,918	1.3%	2.4%	$655,859	$94.80	0.7%	1.4%
2020	3	31,314	6.0%	8.3%	$1,691,304	$54.01	1.8%	3.2%
2021	1	975	0.2%	8.5%	$97,255	$99.75	0.1%	3.3%
2022	4	70,120	13.3%	21.9%	$16,208,547	$231.15	17.5%	20.8%
2023	3	30,477	5.8%	27.7%	$14,513,600	$476.21	15.7%	36.5%
2024	1	6,677	1.3%	29.0%	$538,434	$80.64	0.6%	37.1%
2025	1	2,110	0.4%	29.4%	$179,536	$85.09	0.2%	37.3%
2026	0	0	0.0%	29.4%	$0	$0.00	0.0%	37.3%
2027	1	5,811	1.1%	30.5%	$6,263,334	$1,077.84	6.8%	44.0%
Thereafter	5	358,876	68.3%	98.8%	$51,884,980	$144.58	56.0%	100.0%
Vacant	0	6,468	1.2%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	23	525,372	100.0%		$92,693,077	$178.63	100.0%

(1)	Information is based on the underwritten rent roll as of April 27, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Olympic Tower Property is located on Fifth Avenue between East 51st Street and East 52nd Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict within the Plaza Office District, and is considered one of Manhattan’s premier office locations according to the appraisal. The Olympic Tower Property is surrounded by many well-known New York landmarks, restaurants, hotels, retail shops and tourist attractions, made accessible by the presence of several transportation options.

Historically, the Plaza District has evidenced the highest rents in Midtown due to the demand generated by its location and quality space according to the appraisal. The Plaza District contains 81.8 million SF of Class A office space, 4.9 million SF of Class B office space and 368,885 SF of Class C office space. As of the fourth quarter of 2016, the Class A office space in the Plaza Office District had a direct vacancy rate of 8.9% and average asking rents of $98.53 PSF, above the direct primary Midtown Class A average of $87.14 PSF. As of the fourth quarter of 2016, the Madison/Fifth Avenue subdistrict consisted of approximately 21.1 million SF of Class A office space and had a direct vacancy rate of 10.6% and overall direct weighted average asking rents of $107.68 PSF. According to the appraisal, Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped 1.5% during the quarter to 11.5%, its lowest level in almost eight years.

The following table presents certain information relating to comparable leases for the Olympic Tower Property:

Comparable Lease Summary
Property Address	Year Built	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Reimbursements
437 Madison Avenue	1968	712,117	Lighthouse Investment Partners	Feb-2017 / 10.0 Yrs.	17,750	$81.00	Gross
630 Fifth Avenue	1935	948,572	Hudson Housing Capital	Jan-2017 / 10.0 Yrs.	8,112	$85.00	Gross
600 Fifth Avenue	1952	350,000	HIG	Feb-2017 / 5.0 Yrs.	7,979	$85.00	Gross
535 Madison Avenue	1982	415,000	Aquiline Capital	Jan-2017 / 10.0 Yrs.	13,389	$90.50	Gross
65 East 55th Street	1986/2016	518,011	ICM Partners	Nov-2016 / 15.0 Yrs.	35,283	$95.00	Gross
55 West 46th Street	2013	321,000	Comcast	Oct-2016 / 10.0 Yrs.	45,045	$105.00	Gross
55 West 46th Street	2013	321,000	Nixon Peabody	Oct-2016 / 15.0 Yrs.	66,297	$83.00	Gross
500 Park Avenue	1960	180,000	The Georgetown Company	Sept-2016 / 12.0 Yrs.	18,795	$86.50	Gross
600 Fifth Avenue	1952	350,000	China Renaissance	Aug-2016 / 7.0 Yrs.	7,981	$77.00	Gross
712 Fifth Avenue	1990	457,281	Unifund	Aug-2016 / 10.0 Yrs.	31,000	$78.33	Gross

Source: Appraisal.

A-3-52

BANK 2017-BNK5	Olympic Tower

The following table presents certain information relating to competitive office properties with respect to the Olympic Tower Property:

Competitive Property Summary
		Direct	Sublease	%	%	Direct
	Office Area	Available	Available	Occupied	Occupied	Asking Rent
Property Address	(SF)	SF	SF	(Direct)	(Total)	Low	High
Olympic Tower Property(1)	406,899	2,201	0	99.46%	99.46%
650 Fifth Avenue	327,570	48,525	0	85.19%	85.19%	$75.00	$90.00
712 Fifth Avenue	457,281	31,408	9,813	93.13%	90.99%	$85.00	$140.00
717 Fifth Avenue	405,192	13,718	0	96.61%	96.61%	$110.00	$110.00
725 Fifth Avenue	190,000	14,900	0	92.16%	92.16%	$100.00	$100.00
535 Madison Avenue	415,000	14,765	0	96.44%	96.44%	$105.00	$105.00
540 Madison Avenue	258,511	19,112	10,900	92.61%	88.39%	$85.00	$107.00
Total/Wtd. Avg.(2)	2,053,554	142,428	20,713	93.06%	92.06%

Source: Appraisal.

(1)	Based on the rent roll dated April 27, 2017.

(2)	Total/ Wtd. Avg. does not include the Olympic Tower Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Olympic Tower Property:

Cash Flow Analysis
	2014	2015	2016	UW(1)	UW PSF
Base Rent	$67,699,023	$76,002,330	$79,607,342	$85,478,957	$162.70
NPV Rent Credit(2)	$0	$0	$0	$2,682,845	$5.11
Rent Steps(3)	$0	$0	$0	$1,807,706	$3.44
CAM / Other Recoveries	$1,928,140	$3,510,841	$5,419,802	$8,176,679	$15.56
Other Income	$1,478,130	$1,620,636	$401,486	$114,528	$0.22
Less Vacancy & Credit Loss	$0	$0	$0	($3,355,761)	($6.39)
Effective Gross Income	$71,105,293	$81,133,807	$85,428,630	$94,904,955	$180.64
Total Operating Expenses	$21,121,302	$23,050,850	$24,792,052	$26,624,023	$50.68
Net Operating Income	$49,983,991	$58,082,957	$60,636,578	$68,280,932	$129.97
Capital Expenditures	$0	$0	$0	$131,343	$0.25
TI/LC	$0	$0	$0	$2,012,895	$3.83
Net Cash Flow	$49,983,991	$58,082,957	$60,636,578	$66,136,694	$125.89

Occupancy %	100.0%	95.5%	95.5%	98.8%(4)
NOI DSCR(5)	2.04x	2.37x	2.48x	2.79x
NCF DSCR(5)	2.04x	2.37x	2.48x	2.70x
NOI Debt Yield(5)	8.2%	9.5%	9.9%	11.2%
NCF Debt Yield (5)	8.2%	9.5%	9.9%	10.8%

(1)	UW Base Rent reflects contractual rents as of April 27, 2017.

(2)	Based on net present value of future contractual rent steps after April 1, 2018 for the NBA, Richemont and Cartier through the earlier of the lease expiration or maturity of the Olympic Tower Whole loan, using a discount rate of 7.0%.

(3)	Includes contractual rent steps through April 1, 2018 for all tenants.

(4)	Occupancy as of April 27, 2017. UW Occupancy % includes one new tenant with an executed lease that is not expected to be in occupancy at the Olympic Tower Property until December 1, 2017.

(5)	The debt service coverage ratios and debt yields are based on the Olympic Tower Senior Loan, and exclude the Olympic Tower Subordinate Companion Loan.

Escrows and Reserves. The Olympic Tower Whole Loan requires upfront reserves in the amount of (i) $11,843,236 for free rent for four tenants, including the largest tenant, NBA, and the second largest tenant, Richemont, (ii) $25,989,597 for lobby renovations, (iii) $21,357,936 for tenant allowances under existing leases for four tenants, including NBA and Richemont, (iv) $1,846,985 (one year’s ground rent) for a ground rent reserve and (v) $298,431 on account of outstanding insurance premiums. In addition, at origination, the Olympic Tower Borrower was required to deposit into a ground rent reserve $307,360 in respect of the ground rent due in May and June 2017, and on each monthly payment date commencing in June 2017 (other than the last 12 monthly payment dates), the Olympic Tower Borrower is required to deposit into the ground rent reserve an amount equal to the ground rent for the month immediately following the month in which such monthly payment date occurs.

On each monthly payment date during the continuance of an Olympic Tower Trigger Period (as defined below), the Olympic Tower Borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the Olympic Tower Borrower is maintaining a blanket policy in accordance with the related loan documents, and excluding any insurance premiums for insurance policies permitted to be maintained by the condominium board for the condominium included in the Olympic Tower Property or by a tenant, in lieu of the Olympic Tower

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Borrower maintaining such insurance policies, (ii) a capital expenditure reserve in an amount equal to $8,700, (iii) a tenant improvements and leasing commissions reserve in an amount equal to $65,253 and (iv) a condominium common charges reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay condominium common charges over the then succeeding 12-month period.

Lockbox and Cash Management. The Olympic Tower Whole Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the Olympic Tower Borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require all other money received by the Olympic Tower Borrower or the property manager with respect to the Olympic Tower Property to be deposited into such lockbox account by the end of the second business day following receipt. All funds in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Amounts on deposit in the cash management account are required to be used to fund the required reserves deposits described above under “Escrows and Reserves,” to pay debt service on the Olympic Tower Whole Loan, to disburse monthly operating expenses as set forth in the annual budget (which is required to be approved by the lender only during an Olympic Tower Trigger Period) and extraordinary expenses reasonably approved by the lender, to pay, provided no event of default is continuing under the Olympic Tower Whole Loan, debt service on the Olympic Tower Mezzanine Loan (as defined below), to pay, during an Olympic Tower Trigger Period (and provided no event of default is continuing under the Olympic Tower Whole Loan), leasing expenses approved by the lender or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, to the extent that funds in the tenant improvements and leasing commissions account are insufficient, to pay (provided no event of default is continuing under the Olympic Tower Whole Loan and no notice of a default under the Olympic Tower Mezzanine Loan is in effect), funds sufficient to make REIT Distributions (as defined below) in an aggregate amount not to exceed $100,000 for each calendar year and to disburse the remainder, (i) during the continuance of an Olympic Tower Trigger Period, into an account to be held as additional security for the Olympic Tower Whole Loan during such Olympic Tower Trigger Period, or (ii) otherwise, to the Olympic Tower Borrower. “REIT Distributions” means distributions by borrower to its member so that such member or its owners can make distributions required for such member or its owners to continue to qualify as a real estate investment trust and avoid income and/or excise taxes.

An “Olympic Tower Trigger Period” commences upon (i) the occurrence of an event of default under the Olympic Tower Whole Loan, (ii) the occurrence of an event of default under the Olympic Tower Mezzanine Loan, as evidenced by notice from the mezzanine lender, or (iii) the commencement of a Low Debt Yield Period (as defined below); and ends if, (A) with respect to an Olympic Tower Trigger Period continuing due to clause (i), the lender has accepted a cure of the related event of default, (B) with respect to an Olympic Tower Trigger Period continuing due to clause (ii), receipt by the lender from the mezzanine lender of a notice revoking its notice of an event of default under the Olympic Tower Mezzanine Loan, or (C) with respect to an Olympic Tower Trigger Period continuing due to clause (iii), the Low Debt Yield Period has ended pursuant to the terms thereof.

A “Low Debt Yield Period” commences if, as of the end of any calendar quarter, either the debt yield on the Olympic Tower Whole Loan is less than 6.842% or the aggregate debt yield on the Olympic Tower Whole Loan and the Olympic Tower Mezzanine Loan is less than 5.200%; and ends if, as of the end of any calendar quarter, both the debt yield on the Olympic Tower Whole Loan is at least 6.842% and the aggregate debt yield on the Olympic Tower Whole Loan and the Olympic Tower Mezzanine Loan is at least 5.200%.

Additional Secured Indebtedness (not including trade debts). In addition to the Olympic Tower Mortgage Loan, the Olympic Tower Property also secures the Olympic Tower Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $555,000,000 and the Olympic Tower Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $149,000,000. The Olympic Tower Non-Serviced Pari Passu Companion Loans and the Olympic Tower Subordinate Companion Loans all accrue interest at the same rate as the Olympic Tower Mortgage Loan. The Olympic Tower Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Olympic Tower Non-Serviced Pari Passu Companion Loans. Payment of principal and interest on the Olympic Tower Subordinate Companion Loans is generally subordinate to payment of principal and interest on the Olympic Tower Mortgage Loan and the Olympic Tower Non-Serviced Pari Passu Companion Loans. The holders of the Olympic Tower Mortgage Loan, the Olympic Tower Non-Serviced Pari Passu Companion Loans and the Olympic Tower Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Olympic Tower Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Olympic Tower Pari Passu A/B Whole Loan” in the Prospectus.

Mezzanine Loan and Preferred Equity. The “Olympic Tower Mezzanine Loan” refers to a loan in the original principal amount of $240,000,000 made to OT Real Estate Mezz A LLC, a Delaware limited liability company, by DBNY, GSMC and MSMCH, secured by 100% of the direct equity interest in the Olympic Tower Borrower and put in place simultaneously with the origination of the Olympic Tower Whole Loan. The Olympic Tower Mezzanine Loan and the Olympic Tower Whole Loan are subject to an intercreditor agreement between the Olympic Tower Whole Loan lender and the related mezzanine lender. As of May 19, 2017, the mezzanine loan was transferred 51% to Teachers Insurance and Annuity Association of America, and 49% to Mirae Asset Maps US Professional Investment Private Real Estate Investment Trust 10.

The following table presents certain information relating to the Olympic Tower Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$240,000,000	5.0%	120	0	120	1.55x	6.8%	52.6%

A-3-54

BANK 2017-BNK5	Olympic Tower

Release of Property. Not permitted.

Terrorism Insurance. So long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect, the Olympic Tower Borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Olympic Tower Property (plus 36 months of business interruption coverage), provided that so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the Olympic Tower Borrower is required to carry terrorism insurance throughout the term of the Olympic Tower Whole Loan as described in the preceding sentence, but in that event the Olympic Tower Borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property insurance required under the related loan documents (without giving effect to the cost of the terrorism components of such property insurance), and if the cost of terrorism insurance exceeds such amount, then the lender may, at its option (1) purchase such terrorism policy, with the Olympic Tower Borrower paying such portion of the insurance premiums equal to such amount and the lender paying the remainder or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums with respect to such policy to such amount. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-55

BANK 2017-BNK5	Sprouts Farmers Market

Mortgage Loan No. 6 – Sprouts Farmers Market

A-3-56

BANK 2017-BNK5	Sprouts Farmers Market

Mortgage Loan No. 6 – Sprouts Farmers Market

A-3-57

BANK 2017-BNK5	Sprouts Farmers Market

Mortgage Loan No. 6 – Sprouts Farmers Market

Sprouts Farmers Market
1028, 32, 36, 38, 58, 68, 78, 88, 98 East Brokaw Road
San Jose, CA 95131
Oakland Intl. Airport 27 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Milpitas
SUNNYVALE
SAN JOSE
SANTA CLARA
SANTA CLARA COUNTY
San Francisco Intl. Airport 27 miles
Sunnyvale Baylands Park
Santa Clara Golf & Tennis Club
Santa Clara Convention Center
Levi's Stadium
California's Great America
West Valley Mission College
Mercado Santa Clara
Akamai Technologies
Intel
Ericsson
NVIDIA
Oracle
Rivermark Village
James Lick Mansion
SK Hynix
Sun Power
Maximum Integrated
Samsung
Cisco
River Oaks
Cadence Design Systems
Qualcomm
McCarthy Ranch
Great Mall of the Bay Area
Supermicro
North Park Plaza
Cavium
eBay
PayPal
Bay 101 Casino
Sony
San Jose Mun. Golf Course
The SJ Flea Market
Northside
Watson Park
San Jose International Airport
Santa Clara University
Heritage Rose Garden
Japantown
SAP Center
Downtown
San Jose State University
Adobe
McEnery Convention Ctr.
Children's Discovery Museum
O'Connor Hospital
Westfield Valley Fair
Santana Row
Santa Clara Valley Medical Center
Burbank
San Jose City College
South Bay Fwy
Bayshore Fwy
Nimitz Fwy
Guadalupe Fwy
Sinclair Fwy
Montague Expwy.
Central Expwy.
Lawrence Expwy.
San Tomas Expwy.
El Camino Real
Tasman Dr.
Great America Pkwy.
Lafayette St.
Zanker Rd.
N. 1st St.
Brokaw Rd.
Trimble Rd.
Charcot Ave.
Oakland Rd.
Coleman Ave.
The Alameda
Park Ave.
San Carlos St.
CALTRAIN
VTA LIGHT RAIL
Richmond
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pleasanton
Livermore
Fremont
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
Saratoga
Los Gatos
Pacific Ocean
San Francisco Bay

A-3-58

BANK 2017-BNK5	Sprouts Farmers Market

Mortgage Loan No. 6 – Sprouts Farmers Market

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$56,000,000			Location:	San Jose, CA 95131
Cut-off Date Balance:	$56,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.5%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	David B. Dollinger			Year Built/Renovated:	2016/N/A
Mortgage Rate(1):	3.9700%			Size:	143,479 SF
Note Date:	5/4/2017			Cut-off Date Balance per SF:	$390
First Payment Date:	6/11/2017			Maturity Date Balance per SF:	$352
Anticipated Repayment Date(1):	5/11/2027			Property Manager:	DPM Property Management, Inc. (borrower-related)
Final Maturity Date(1):	5/11/2029
Original Term to ARD:	120 months
Original Amortization Term:	360 months
IO Period(2):	57 months
Seasoning:	1 months
Prepayment Provisions:	LO (25); DEF (88); O (7)
Lockbox/Cash Mgmt Status:	Springing/Springing
Additional Debt Type:	N/A
Additional Debt Balance:	N/A			Underwriting and Financial Information
Future Debt Permitted (Type)(3):	Yes (Unsecured)			UW NOI:	$4,901,111
Reserves(4)				UW NOI Debt Yield:	8.8%
Type	Initial	Monthly	Cap	UW NOI Debt Yield at Maturity or ARD:	9.7%
RE Tax:	$0	$58,272	N/A	UW NCF DSCR:	2.08x (IO) 1.47x (P&I)
Insurance:	$0	Springing	N/A	Most Recent NOI(5):	N/A
Recurring Replacements:	$0	$2,400	$57,000	2nd Most Recent NOI(5):	N/A
Rent Concession:	$116,249	$0	N/A	3rd Most Recent NOI(5):	N/A
Sprouts Rent:	$0	Springing	N/A	Most Recent Occupancy(6):	95.3% (4/1/2017)
Existing TI/LC:	$443,080	$0	N/A	2nd Most Recent Occupancy(5):	N/A
TI/LC:	$0	Springing	(4)	3rd Most Recent Occupancy(5):	N/A
Home Goods TI/LC:	$0	Springing	(4)	Appraised Value (as of):	$107,600,000 (4/10/2017)
Ross TI/LC:	$0	Springing	(4)	Cut-off Date LTV Ratio:	52.0%
Sprouts TI/LC:	$0	Springing	(4)	LTV Ratio at Maturity or ARD:	46.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$56,000,000	100.0%	Loan Payoff:	$47,738,259	85.2%
			Reserves:	$559,329	1.0%
			Closing Costs:	$125,621	0.2%
			Return of Equity:	$7,576,791	13.5%
Total Sources:	$56,000,000	100.0%	Total Uses:	$56,000,000	100.0%

(1)	The Sprouts Farmers Market Mortgage Loan (as defined below) has an anticipated repayment date of May 11, 2027 (the “ARD”) and a final maturity date of May 11, 2029. In the event that the Sprouts Farmers Market Mortgage Loan is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 3.9700% (the “Initial Interest Rate”) to 6.9700% (the “Adjusted Interest Rate”). After the ARD, the Sprouts Farmers Market Mortgage Borrower is required to pay a monthly payment equal to interest at the Adjusted Interest Rate; however, interest at the excess of the Adjusted Interest Rate over the Initial Interest Rate is required to be applied to principal. References herein to “maturity” and “maturity date”, unless specified otherwise, refer to the ARD.

(2)	The Sprouts Farmers Market Mortgage Loan requires interest only payments during the first 36 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule from payment periods 37 to 99 and then interest only payments from payment period 100 through ARD.

(3)	See “—Mezzanine Loan and Preferred Equity” below for further discussion of permitted future unsecured debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Historical information is not available, as the Sprouts Farmers Market Property was built in 2016.

(6)	Most Recent Occupancy of 95.3% includes tenants with executed leases but not yet in occupancy. Café Snowy Village (1,450 SF, 1.0% of NRA) is expected to be open for business by June 15, 2017, Comcast Xfinity Wireless (3,864 SF, 2.7% of NRA) is expected to be open for business by August 1, 2017 and Yalla Mediterranean (2,301 SF, 1.6% of NRA) is expected to be open for business by September 15, 2017. Excluding these tenants, the occupancy of the Sprouts Farmers Market Property is 90.0%. All future rent credits or abatements have been reserved for at origination.

The Mortgage Loan. The sixth largest mortgage loan (the “Sprouts Farmers Market Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $56,000,000 and is secured by a first priority fee mortgage encumbering an anchored retail property located in San Jose, California (the “Sprouts Farmers Market Property”).

A-3-59

BANK 2017-BNK5	Sprouts Farmers Market

The Sprouts Farmers Market Mortgage Loan has an anticipated repayment date of May 11, 2027 and final maturity date of May 11, 2029. Prior to the ARD, the Sprouts Farmers Market Mortgage Loan accrues interest at a fixed rate of 3.9700% (the “Initial Interest Rate”) and requires payments of interest only for the first 36 payment periods; beginning June 11, 2020, the Sprouts Farmers Market Mortgage Loan requires payments of principal and interest based on a 30-year amortization schedule; and on September 11, 2025, the Sprouts Farmers Market Mortgage Loan reverts back to interest only payments through the ARD. In the event the Sprouts Farmers Market Mortgage Loan is not repaid in full on or before the ARD, the interest rate will increase to a rate equal to 6.9700% (the “Adjusted Interest Rate”). If the Sprouts Farmers Market Mortgage Loan is not repaid in full on or prior to the ARD, after the occurrence of the ARD, the Sprouts Farmers Market Mortgage Borrower is required to pay a monthly payment equal to interest at the Adjusted Interest Rate; however, interest at the excess of the Adjusted Interest Rate over the Initial Interest Rate is required to be applied to principal. In addition, after the ARD, all excess cash flow, after payment of the required monthly payment and payment of all reserve accounts and operating expenses, is required to be applied to repay the principal balance of the Sprouts Farmers Market Mortgage Loan, and then to pay interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate.

The proceeds of the Sprouts Farmers Market Mortgage Loan were primarily used to refinance existing debt on the Sprouts Farmers Market Property, fund reserves, pay closing costs and return equity to the Sprouts Farmers Market Borrower (as defined below).

The Borrower and the Sponsor. The borrower is Sprouts @ Brokaw Center LLC (the “Sprouts Farmers Market Borrower”), a single-purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sprouts Farmers Market Mortgage Loan. The sponsor of the Sprouts Farmers Market Mortgage Loan is David B. Dollinger (the “Sprouts Farmers Market Sponsor”), who, along with The David Dollinger Living Trust, also serves as the non-recourse carveout guarantor with respect to the Sprouts Farmers Market Mortgage Loan.

David B. Dollinger is a principal at Dollinger Properties, LLC, a family-owned business focused on the acquisition, through construction or purchase, of multi-tenant R&D/industrial flex and retail properties. Headquartered in Redwood City, California, Dollinger Properties, LLC owns and manages over 60 properties in California representing more than 4.0 million SF.

The Property. The Sprouts Farmers Market Property comprises a 143,479 SF anchored retail center built in 2016 and located in San Jose, California, approximately 4.3 miles north of downtown San Jose. The Sprouts Farmers Market Sponsor purchased the 13.9-acre site in November 2014 for $23.0 million and subsequently began the demolition of the previous industrial complex and development of the Sprouts Farmers Market Property. Totaling six separate buildings, the Sprouts Farmers Market Property is anchored by Sprouts Farmers Market, Ross Dress for Less, HomeGoods and Ulta, representing an aggregate 60.0% of NRA and 41.0% of underwritten base rent. The remaining Sprouts Farmers Market Property rent roll is comprised of 20 tenants representing a mix of lifestyle and restaurant tenants. The Sprouts Farmers Market Property contains 669 surface parking spaces, resulting in a parking ratio of 4.7 spaces per 1,000 square feet of rentable area. As of April 1, 2017, the Sprouts Farmers Market Property was 95.3% leased to 24 tenants.

Major Tenants.

Sprouts Farmers Market (29,986 SF, 20.9% of NRA, 13.8% of underwritten base rent). The Sprouts Farmers Market (“Sprouts”) lease commenced September 7, 2016 and has an expiration date of September 30, 2026 with four five-year renewal options. Sprouts (NASDAQ: SFM) is a grocery store operator that offers natural and organic food household items catering to consumers’ interest in health and wellness. As of February 23, 2017, Sprouts operated 256 stores in 14 states.

Ross Dress for Less (25,000 SF, 17.4% of NRA, 11.3% of underwritten base rent). The Ross Dress for Less (“Ross”) lease commenced February 13, 2017 and has an expiration date of January 31, 2028 with four five-year renewal options. Ross (NASDAQ: ROST) is an off-price apparel and home fashion chain store in the United States with 1,340 locations in 36 states, as of January 28, 2017.

HomeGoods (21,021 SF, 14.7% of NRA, 9.3% of underwritten base rent). The HomeGoods lease commenced October 23, 2016 and has an expiration date of October 31, 2026 with four five-year renewal options. HomeGoods, a subsidiary of TJX Companies, Inc. (NYSE: TJX), is an off-price retailer of home fashions in the United States. Through its 579 stores, as of January 28, 2017, HomeGoods offers an array of home fashions, including home basics, giftware, accent furniture, lamps, rugs, wall decor, seasonal items, decorative accessories from around the world and other merchandise.

Ulta (10,046 SF, 7.0% of NRA, 6.6% of underwritten base rent). The Ulta lease commenced February 17, 2017 and has an expiration date of February 28, 2027 with two five-year renewal options. Ulta (NASDAQ:ULTA) is a beauty retailer offering cosmetics, fragrance, skin and hair care products and salon services comprising approximately 20,000 products from over 500 brands. As of March 9, 2017, Ulta operated 970 retail locations in 48 states.

Bank of America (5,000 SF, 3.5% of NRA, 6.3% of underwritten base rent). The Bank of America lease commenced March 4, 2017 and has an expiration date of March 31, 2027 with two five-year renewal options. Bank of America (NYSE:BAC) is a bank and financial holding company with a range of banking, investing, asset management and other financial and risk management products and services. According to a federal bank regulatory agency, Bank of America is the third-largest bank in the United States by total assets as of February 2017.

A-3-60

BANK 2017-BNK5	Sprouts Farmers Market

The following table presents certain information relating to the anchor tenants and major tenants at the Sprouts Farmers Market Property. Certain tenants may have co-tenancy provisions permitting the early termination of their leases based on sales performance and/or occupancy at the Sprouts Farmers Market Property.

Tenant Summary
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Sprouts	NR/NR/NR	29,986	20.9%	$719,664	13.8%	$24.00	9/30/2026
Ross	A3/A-/NR	25,000	17.4%	$588,250	11.3%	$23.53	1/31/2028
HomeGoods	A2/A+/NR	21,021	14.7%	$483,483	9.3%	$23.00	10/31/2026
Ulta	NR/NR/NR	10,046	7.0%	$341,564	6.6%	$34.00	2/28/2027
Bank of America	Baa1/BBB+/A	5,000	3.5%	$325,200	6.3%	$65.04	3/31/2027
Subtotal/Wtd. Avg.		91,053	63.5%	$2,458,161	47.3%	$27.00

Other Tenants(2)		45,680	31.8%	$2,740,196	52.7%	$59.99
Vacant Space		6,746	4.7%
Total/Wtd. Avg.		143,479	100.0%	$5,198,357	100.0%	$38.02

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Includes tenants with executed leases but not yet in occupancy. Café Snowy Village (1,450 SF, 1.0% of NRA) is expected to be open for business by June 15, 2017, Comcast Xfinity Wireless (3,864 SF, 2.7% of NRA) is expected to be open for business by August 1, 2017 and Yalla Mediterranean (2,301 SF, 1.6% of NRA) is expected to be open for business by September 15, 2017. Excluding these tenants, the occupancy of the Sprouts Farmers Market Property is 90.0%. All future rent credits or abatements have been reserved for at origination.

The following table presents certain information relating to the lease rollover schedule at the Sprouts Farmers Market Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	UW Rent PSF Rolling(3)	Total UW Rent Rolling	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	1	1,862	1.3%	1.3%	$60.00	$111,720	2.1%	2.1%
2022	3	3,417	2.4%	3.7%	$60.81	$207,783	4.0%	6.1%
2023	0	0	0.0%	3.7%	$0.00	$0	0.0%	6.1%
2024	2	5,082	3.5%	7.2%	$64.32	$326,880	6.3%	12.4%
2025	0	0	0.0%	7.2%	$0.00	$0	0.0%	12.4%
2026	5	60,534	42.2%	49.4%	$28.72	$1,738,717	33.4%	45.9%
2027	12	40,838	28.5%	77.9%	$54.48	$2,225,007	42.8%	88.7%
2028 and Beyond	1	25,000	17.4%	95.3%	$23.53	$588,250	11.3%	100.0%
Vacant	0	6,746	4.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	24	143,479	100.0%		$38.02	$5,198,357	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling excludes vacant space.

A-3-61

BANK 2017-BNK5	Sprouts Farmers Market

The Market. The Sprouts Farmers Market Property is situated at the southwest corner of the intersection of Oakland Road and East Brokaw Road in San Jose, California, approximately 4.3 miles north of downtown San Jose and approximately 0.3 miles from Interstate 880, which connects San Jose with the east Bay Area. According to a third party market report, the signalized Oakland Road and East Brokaw Road intersection is highly commercialized with retail and office developments and has an average daily traffic count of 68,793 vehicles. Across East Brokaw Road from the Sprouts Farmers Market Property is an approximately 102,216 SF fitness center-anchored retail center, and across Oakland Road is an approximately 264,181 SF seven-building office park with a current vacancy rate of 2.2% and a five-year average vacancy rate of 2.3%. Immediately south of the Sprouts Farmers Market Property is Orchard Park, a 15.9-acre development containing 239 single-family attached residences. Approximately 0.5 miles west of the Sprouts Farmers Market Property is Super Micro Computer’s (NASDAQ: SMCI; Fortune 1,000 Company) approximately 1.7 million SF headquarters campus. The campus recently expanded by 182,000 SF with the construction of a new fuel cell-powered manufacturing facility. The Bay Area Rapid Transit (“BART”), the fifth largest heavy rail transit system in the United States with approximately 135.3 million passengers in 2016, is undergoing a 16-mile, six-station extension into Silicon Valley and San Jose. Phase I of the BART extension will encompass two stations (Milpitas and Berryessa), both of which will be within 2.5 miles of the Sprouts Farmers Market Property. BART’s Phase I extension stations are expected to commence passenger service in 2018 and will both include a bus transit center, parking garage and bicycle storage. According to the appraisal, as of 2016, the estimated population within a one-, three- and five-mile radius of the Sprouts Farmers Market Property was 12,626, 175,985 and 525,764, respectively, and the average household income within the same radii was $132,441, $115,815 and $101,458, respectively.

According to a third-party market research report, the Sprouts Farmers Market Property is located within the San Jose, IBP East submarket, which accounts for approximately 3.6% of the overall South Bay/San Jose retail market. As of the first quarter of 2017, the submarket reported total inventory of 187 retail properties totaling approximately 2.8 million square feet with an 8.7% vacancy rate. The appraisal determined the following market rents for the Sprouts Farmers Market Property, all on a triple-net basis: $25.00 PSF for the Sprouts, Ross and HomeGoods spaces; $35.00 PSF for the Ulta space; $55.00 PSF for the Care Now space; $60.00 PSF for typical inline space; $62.00 PSF for restaurant inline and bank branch space; and $65.00 PSF for restaurant end cap space. In aggregate, the appraiser concluded that the in-place rents at the Sprouts Farmers Market Property are approximately 3.5% below market rent.

The following table presents recent leasing data at comparable retail properties with respect to the Sprouts Farmers Market Property:

Comparable Lease Summary
Property Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
1028, 32, 36, 38, 58, 68, 78, 88, 98 E. Brokaw Road, San Jose, CA	2016/N/A	143,479	Sprouts	29,986	September 2016	10.0	$24.00	Triple Net
760 East El Camino Real, Sunnyvale, CA	2005/N/A	30,071	New Leaf Grocery	30,071	January 2016	10.0	$36.00	Triple Net
1010 N Rengstorff Ave., Mountain View, CA	1994/N/A	18,320	Total Wine	18,320	June 2016	10.0	$30.00	Triple Net
2400-2470 Charleston Road, Mountain View, CA	2006/N/A	132,590	REI	30,500	September 2016	5.0	$33.32	Triple Net
2685 Augustine Drive, Santa Clara, CA	2016/N/A	117,435	Whole Foods Market	50,000	July 2016	20.0	$22.50	Triple Net

Source: Appraisal

A-3-62

BANK 2017-BNK5	Sprouts Farmers Market

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Sprouts Farmers Market Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	UW	UW PSF
Base Rent	N/A	N/A	N/A	$5,198,357	$36.23
Grossed Up Vacant Space	N/A	N/A	N/A	$404,760	$2.82
Total Recoveries	N/A	N/A	N/A	$978,538	$6.82
Other Income	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	($404,760)(3)	($2.82)
Effective Gross Income	N/A	N/A	N/A	$6,176,895	$43.05
Total Operating Expenses	N/A	N/A	N/A	$1,275,785	$8.89
Net Operating Income	N/A	N/A	N/A	$4,901,111	$34.16
Capital Expenditures	N/A	N/A	N/A	$28,696	$0.20
TI/LC	N/A	N/A	N/A	$188,526	$1.31
Net Cash Flow	N/A	N/A	N/A	$4,683,889	$32.65

Occupancy	N/A	N/A	95.3%(2)	92.8%(3)
NOI DSCR (IO)	N/A	N/A	N/A	2.17x
NOI DSCR (P&I)	N/A	N/A	N/A	1.53x
NOI DSCR(IO)	N/A	N/A	N/A	2.08x
NCF DSCR (P&I)	N/A	N/A	N/A	1.47x
NOI Debt Yield	N/A	N/A	N/A	8.8%
NCF Debt Yield	N/A	N/A	N/A	8.4%

(1)	Historical information is not available, as the Sprouts Farmers Market Property was built in 2016.

(2)	Most Recent Occupancy of 95.3% includes tenants with executed leases but not yet in occupancy. Café Snowy Village (1,450 SF, 1.0% of NRA) is expected to be open for business by June 15, 2017, Comcast Xfinity Wireless (3,864 SF, 2.7% of NRA) is expected to be open for business by August 1, 2017 and Yalla Mediterranean (2,301 SF, 1.6% of NRA) is expected to be open for business by September 15, 2017. Excluding these tenants, the occupancy of the Sprouts Farmers Market Property is 90.0%. All future rent credits or abatements have been reserved for at origination.

(3)	Underwritten vacancy of 7.2% is based on the actual economic vacancy as of April 1, 2017. As of the same date, the physical vacancy was 4.7%.

Escrows and Reserves. At origination, the Sprouts Farmers Market Borrower deposited $116,249 for future rent credits or abatements under four existing leases (Comcast ($47,296); New Tung Kee ($21,038); Starbird ($38,193); and Supercuts ($9,722)) and $443,080 for tenant improvements and leasing commissions (TI/LCs) obligations under existing leases (Comcast ($135,240); Café Snowy Village ($36,250); New Tung Kee ($76,770); Starbird ($100,200); Supercuts ($25,590); and Yalla Mediterranean ($69,030)). The Sprouts Farmers Market Borrower is required to escrow monthly an amount equal to (i) 1/12 of the estimated annual real estate tax payment (currently $58,272); (ii) $2,400 for replacement reserves (subject to a cap of $57,000); (iii) commencing in October 2025, $50,000 for general TI/LCs (“General TI/LC Reserve”); (iv) commencing upon the earlier of (a) October 1, 2025 or (b) 12 months prior to the Sprouts lease expiration (September 30, 2026), $50,000 for TI/LCs that may be incurred in connection with the Sprouts space (“Sprouts TI/LC Reserve”); (v) commencing upon the earlier of (a) November 1, 2025 or (b) 12 months prior to the HomeGoods lease expiration (October 31, 2026), $50,000 for TI/LCs that may be incurred in connection with the HomeGoods space (“HomeGoods TI/LC Reserve”); (vi) commencing upon the earlier of (a) (1) if David B. Dollinger is the Sprouts Farmers Market Sponsor, February 1, 2027 or (2) if David B. Dollinger is not the Sprouts Farmers Market Sponsor, February 1, 2026 or (b) 12 months prior to the Ross lease expiration (January 31, 2028), $50,000 for TI/LCs that may be incurred in connection with the Ross space (“Ross TI/LC Reserve”). The monthly springing escrows for the General TI/LC Reserve, Sprouts TI/LC Reserve, HomeGoods TI/LC Reserve and Ross TI/LC Reserve are subject to an aggregate cap of $2,400,000 for all four escrow accounts.

The Sprouts Farmers Market Borrower is required to escrow an amount equal to $935,000 for TI/LCs (“Sprouts Rent Reserve”) that may be incurred in connection with the Sprouts space within 15 days of a Sprouts Rent Reserve Period (as defined below).

The Sprouts Farmers Market Borrower is not required to escrow monthly for insurance premiums as long as (i) no event of default exists; (ii) the Sprouts Farmers Market Borrower provides satisfactory evidence that the Sprouts Farmers Market Property is insured under an acceptable blanket policy; and (iii) the Sprouts Farmers Market Borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

A “Sprouts Rent Reserve Period” means the period commencing upon the date (i) a monetary or material non-monetary default occurs under the Sprouts lease; (ii) Sprouts files, or becomes involved in, a bankruptcy or similar insolvency proceeding; (iii) Sprouts goes dark, vacates, fails to continuously occupy its entire space or fails to be open for business during customary hours, or gives notice of its intent to commence any of the foregoing; or (iv) Sprouts terminates or cancels its lease, or gives notice of any of the foregoing. A Sprouts Rent Reserve Period will be cured, with regard to clauses (i), (ii), (iii) or (iv), if a Sprouts Re-Tenanting Event (as defined below) has occurred; or with regard to clause (i), if the default is cured and there is no other occurrence and continuance of a default under the Sprouts lease for two consecutive calendar quarters; with regard to clause (ii), if the bankruptcy or insolvency proceeding has terminated or the Sprouts lease is affirmed in such proceeding; with regard to clause (iii), if Sprouts has resumed its normal business operations in its entire space and is open during customary hours for two consecutive calendar quarters; and with regard to clause (iv), if the lender has received evidence that any applicable default has been cured and the Sprouts lease has been in full force and effect for two consecutive calendar quarters.

A “Sprouts Re-Tenanting Event” means all of the Sprouts space is leased and fully occupied, with a satisfactory replacement tenant being open for business and paying full unabated rent (or the Sprouts Farmers Market Borrower has escrowed the full amount of any future rent credits or abatements), and that all TI/LCs provided to the replacement tenant(s) have been paid (or the Sprouts Farmers Market Borrower has escrowed the full amount of all

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BANK 2017-BNK5	Sprouts Farmers Market

such TI/LCs, or the amount in the Sprouts Rent Reserve escrow and/or Sprouts TI/LC Reserve escrow on deposit is equal to or greater than the full amount of all such TI/LCs).

Lockbox and Cash Management. The Sprouts Farmers Market Mortgage Loan has a springing lockbox with springing cash management upon the commencement and during the continuance of a Cash Trap Event Period (as defined below). Also during the continuation of a Cash Trap Event Period, the Sprouts Farmers Market Borrower will be required to deposit all excess cash with respect to the Sprouts Farmers Market Mortgage Loan into an account to be held by the lender as additional security for the Sprouts Farmers Market Mortgage Loan.

A “Cash Trap Event Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default under the Sprouts Farmers Market Mortgage Loan; (ii) the amortizing net cash flow debt service coverage ratio falling below 1.20x (tested quarterly); (iii) the net cash flow debt yield falling below 7.5%; (iv) if the Sprouts Farmers Market Borrower fails to make payments into required reserve accounts; or (v) the occurrence of the ARD. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iii), upon the debt yield being equal to or greater than 7.5% for two consecutive calendar quarters; and with regard to clause (iv), upon the Sprouts Farmers Market Borrower depositing all required payments into the reserve accounts. No cure of a Cash Trap Event Period with regard to clause (v) is permitted.

Additional Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Provided no event of default is continuing under the Sprouts Farmers Market Mortgage Loan, the Sprouts Farmers Market Borrower or a Sprouts Farmers Market Borrower affiliate is permitted to incur non-recourse unsecured subordinate debt, provided certain conditions are satisfied, including among others, the aggregate amount is no greater than $560,000.

Release of Property. Not permitted.

Terrorism Insurance. The Sprouts Farmers Market Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Sprouts Farmers Market Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Sprouts Farmers Market Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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BANK 2017-BNK5	270 Corporate Center

Mortgage Loan No. 7 – 270 Corporate Center

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BANK 2017-BNK5	270 Corporate Center

Mortgage Loan No. 7 – 270 Corporate Center

270 Corporate Center
20201, 20250, 20251, 20300 Century Boulevard
Germantown, MD 20874
Frederick 16 miles
Gateway 270 Corporate Park
Clarksburg Premium Outlets
Clarksburg
Clarksburg Rd
Frederick Rd
Little Seneca Pkwy
Snowden Farm Pkwy
Old Baltimore Rd
Washington National Pike
Black Hill Regional Park
Ridge Rd Recreational Park
Ridge Rd
Earth Networks
Neelsville Village
Milestone Center
Texas Instruments
Fisher BioServices
Senseonics
Mantaro Networks
ActioNet
Intrexon Corp.
Spirent Communications
Montgomery College - Germantown Campus
Germantown Rd
Little Seneca Lake
North Germantown Park
Apple Ridge Rd
Wightman Rd
Montgomery Village
Father Hurley Blvd
MARC TRAIN
Germantown Commons
Lotte Plaza
US Dept. of Energy
Hughes Network Systems
Fox Chapel Shopping Center
Clopper Rd
GERMANTOWN
Montgomery Village Golf Course
Montgomery Village Ave
Centerway Rd
Germantown Square
Watkins Mill Rd
Goshen Rd
Richter Farm Rd
Great Seneca Hwy
Wisteria Dr
Kingsview Village Center
Gaithersburg Medical Ctr.- Kaiser Permanente
Leidos Corporate Office
Lake Forest Mall
Montgomery Village Plaza
MONTGOMERY COUNTY
South Germantown Recreational Park
Clopper Mill Village
Seneca Creek State Park
METRO-GROVE
Gaithersburg Square
Gaithersburg
GAITHERSBURG
Clopper Lake
Germantown Rd
Riffle Ford Rd
Longdraft Rd
Quince Orchard Plaza
Quince Orchard Rd
National Institute of Standards and Technology
City of Gaithersburg Water Park
Kentlands Square
MedImmune
Festival Shopping Center
Wash. D.C. 20 miles
Muddy Branch Rd
Kentlands
Kentlands Market Square
North Potomac
Darnestown Rd
Muddy Branch Square
Downtown Crown
RIO Washington Center
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Aspen Hill
Laurel
MARYLAND
Lansdowne
Wheaton
Ashburn
North Bethesda
Beltsville
Sterling
VIRGINIA
Potomac
Great Falls
Silver Spring
Bethesda
Herndon
Reston
Takoma Park
Seabrook
Hyattsville
McLean
Wolf Trap
Tysons Corner
WASHINGTON D.C.
Landover
Oakton
Vienna
Falls Church
Chantilly
Centreville
ARLINGTON
Largo
Fairfax
Suitland
Hillcrest Heights
Annandale
ALEXANDRIA
Burke
Camp Springs
Springfield
Clinton
Manassas
Franconia
National Harbor
Mount Vernon

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BANK 2017-BNK5	270 Corporate Center

Mortgage Loan No. 7 – 270 Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$52,500,000			Location:	Germantown, MD 20874
Cut-off Date Balance:	$52,500,000			General Property Type:	Office
% of Initial Pool Balance:	4.3%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Mark C. Matan; T. Richard Butera			Year Built/Renovated:	1983/2014
				Size:	449,443 SF
Mortgage Rate:	4.9170%			Cut-off Date Balance per SF:	$117
Note Date:	5/11/2017			Maturity Date Balance per SF:	$114
First Payment Date:	7/1/2017			Property Manager:	Matan Companies, LLLP (borrower-related)
Maturity Date:	6/1/2022
Original Term to Maturity:	60 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$6,012,410
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NOI Debt Yield:	11.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.8%
Additional Debt Type:	N/A			UW NCF DSCR:	2.06x (IO) 1.61x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$4,932,967 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$4,681,089 (12/31/2015)
Reserves(1)				3rd Most Recent NOI:	$3,719,077 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.8% (5/11/2017)
RE Tax:	$658,667	$65,867	N/A	2nd Most Recent Occupancy:	84.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	79.1% (12/31/2015)
Recurring Replacements:	$0	$7,491	N/A	Appraised Value (as of):	$71,500,000 (1/26/2017)
TI/LC:	$0	$44,944	N/A	Cut-off Date LTV Ratio:	73.4%
Other:	$440,785	$0	N/A	Maturity Date LTV Ratio:	71.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$52,500,000	95.2%	Loan Payoff (2):	$53,177,617	96.4%
Borrower Equity:	$2,671,202	4.8%	Reserves:	$1,099,452	2.0%
			Closing Costs:	$894,132	1.6%
Total Sources:	$55,171,202	100.0%	Total Uses:	$55,171,202	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The 270 Corporate Center Property previously secured a commercial mortgage-backed securities loan in the original principal amount of $74,000,000. In January 2014, the previous loan was bifurcated into a $52,500,000 A-Note and an $17,199,000 B-Note. The Loan Payoff amount includes repayment of the A-Note. The B-Note was forgiven by the previous lender.

The Mortgage Loan. The seventh largest mortgage loan (the “270 Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $52,500,000, and secured by a first priority fee mortgage encumbering a four-building suburban office property known as 270 Corporate Center in Germantown, Maryland (the “270 Corporate Center Property”). The 270 Corporate Center Property was previously securitized in the LBUBS 2005-C5 transaction. The proceeds of the 270 Corporate Center Mortgage Loan, together with $2,671,202 of borrower equity, were used to pay off $53,177,617 of previous debt (with $17,093,843 forgiven by the previous lender, as more fully described under “Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus), to fund approximately $1.1 million of reserves and pay closing costs.

The Borrower and the Sponsors. The borrowers are 270 B, LLC, 270 M, LLC and BP 270, LLC, tenants-in-common, and 270 B II, LLC, 270 M II, LLC and BP 270 II, LLC, tenants-in-common (together, the “270 Corporate Center Borrower”), each a single purpose entity with two independent directors. The 270 Corporate Center Borrower is majority owned by Mark C. Matan and T. Richard Butera, the borrower sponsors and non-recourse carveout guarantors.

Mark C. Matan is the Managing Partner of Matan Companies. Matan Companies, headquartered in suburban Maryland, is a Maryland/Washington, D.C.-area regional commercial real estate services and development firm founded over 35 years ago. The firm’s current portfolio consists of over six million SF of office and industrial assets, three million SF of entitled space in the development pipeline, several active residential developments, and a separate portfolio of multifamily units. The firm delivers a range of services to its real estate investors and tenants including asset and property management, leasing and tenant services.

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BANK 2017-BNK5	270 Corporate Center

T. Richard Butera is a real estate investor and philanthropist, having built the Hilton Head Racquet Club in South Carolina, and owned the Aspen Club, Hotel Jerome and Woodstone Inn in Colorado. T. Richard Butera was a founder of the Sidney Kimmel Foundation for Cancer Research and has served as a director of the Johns Hopkins Medical Advisory Board, James Cancer Hospital at Ohio State and Aspen Cancer Conference.

The Property. The 270 Corporate Center Property consists of four office buildings located at 20201, 20250, 20251 and 20300 Century Boulevard in Germantown, Maryland on a 21.4-acre parcel. The total rentable area at the 270 Corporate Center Property is 449,443 SF. Two of the buildings have five stories: 20250 Century Boulevard, constructed in 1995 and consisting of 106,794 SF, and 20300 Century Boulevard, constructed in 1991 and consisting of 133,499 SF. Two of the buildings have four stories: 20201 Century Boulevard, constructed in 1987 and consisting of 103,137 SF, and 20251 Century Boulevard, constructed in 1983 and consisting of 106,013 SF.

The 270 Corporate Center Property’s amenities include landscaped courtyards between the buildings, a 36-seat conference center, fitness center with yoga studio and locker rooms, 3,777 SF of storage space and a 1,270 SF cafe. The 270 Corporate Center Property includes 1,440 surface parking spaces (approximately 3.2 spaces per 1,000 SF).

The 270 Corporate Center sponsors acquired the 270 Corporate Center Property in 2005 and have invested a total of $80,769,996 in the 270 Corporate Center Property between the purchase price, capital improvements and tenant improvements and leasing commissions. Since January 2014, the 270 Corporate Center sponsors have invested $5,438,277 of capital improvements in the 270 Corporate Center Property.

The 270 Corporate Center Property was 87.8% occupied as of May 11, 2017 to 35 tenants. The largest tenants are Department of Energy, Viavi, Herrick, ActioNet and Amarex. No other tenant occupies more than 4.3% of NRA or represents more than 5.0% of underwritten rent.

Major Tenants.

Department of Energy (90,203 SF, 20.1% of NRA, 23.2% of underwritten rent). The U.S. Department of Energy (“DOE”) occupies 90,203 SF at 20300 Century Boulevard under a lease that was amended on May 12, 2017 which extended its lease expiration to November 30, 2024 and effective November 30, 2019 reduces its leased area to 87,396 SF and increases its annual rental rate to $2,942,064. DOE is a General Services Administration tenant. The DOE leads the nation in the research, development, demonstration, and deployment of clean energy and efficiency technologies, supporting the President’s Climate Action Plan and an energy strategy to combat climate change. DOE also continues to address the clean-up of legacy nuclear waste and contamination and is modernizing our nuclear security infrastructure. DOE’s 2017 budget provides $32.5 billion in total funding, including $30.2 billion in discretionary funding and $2.3 billion in new direct spending authority. DOE has a 109-acre headquarter campus across from the 270 Corporate Center Property, situated on the southwest quadrant of I-270 and Route 118.

Viavi (49,246 SF, 11.0% of NRA, 12.3% of underwritten rent). Viavi Solutions Inc. (“Viavi”) occupies a total of 49,246 SF at 20250 Century Boulevard under three leases, each expiring on December 31, 2021. Viavi has two five-year renewal options for any and all of its leases upon ten months’ prior written notice. Viavi has a one-time termination right on any and all of its leases as of December 31, 2019 upon 180 days’ prior notice and payment of a termination fee of $463,510 for Suite 500 (24,211 SF), $411,896 for Suite 400 (21,515 SF) and $39,605 for Suite 100 (3,520 SF). Viavi (NASDAQ: VIAV) is comprised of two publicly-traded companies: Lumentum Holdings Inc., an optical components and commercial lasers company providing security, safety and performance solutions to anti-counterfeiting, consumer and industrial, government and healthcare markets, and Viavi, a network and service enablement and optical coatings company that deploys, maintains and optimizes performance of physical, virtual and hybrid networks to communications service providers and enterprise clients. Viavi reported 2016 annual revenue of $906.3 million and employs approximately 3,200 employees across 45 global offices.

Herrick (36,531 SF, 8.1% of NRA, 9.1% of underwritten rent). Herrick Technology Laboratories, Inc. (“Herrick”) occupies a total of 36,531 SF at 20201 Century Boulevard. In April 2017, Herrick extended its lease to December 31, 2022 and expanded by 13,586 SF (for which space Herrick is entitled to six remaining months of abated rent, for which lender has fully reserved (see “Escrows and Reserves”).Herrick has a one-time termination right on the expansion space, upon notice by July 2018, which if exercised would be effective as of December 31, 2018. Founded in 2000, Herrick develops receiver/processor systems for the Department of Defense and intelligence community, focusing on a range of engineering domains including radio frequency and printed-circuit board design, field-programmable gate array development, embedded and user-interface software development and antenna design.

ActioNet (26,826 SF, 6.0% of NRA, 7.8% of underwritten rent). ActioNet occupies 26,826 SF under a lease at 20300 Century Boulevard that expires February 29, 2020 with one five-year renewal option upon 180 days’ prior notice. ActioNet was founded in 1998, and provides software engineering and program management support, cloud based cyber monitoring, data storage assessment, centralized service desk and mobility management. ActioNet’s clients include the Department of Transportation, Department of Energy, Department of Health and Human Services, Army, Navy, Air Force, Department of Commerce, Department of State, Department of the Treasury, Department of Housing and Urban Development, Department of Justice and Department of Education.

Amarex (26,375 SF, 5.9% of NRA, 6.4% of underwritten rent). Amarex Clinical Research (“Amarex”) occupies a total of 26,375 SF at 20201 Century Boulevard under three leases, each expiring on July 31, 2025. Amarex was established in 1998 and is based at the 270 Corporate Center Property. Amarex is a full-service clinical research organization assisting clients through the process of successful development of FDA approved medical products. Amarex’s leadership team has expertise in biomedical research, standardization of data management protocols, oversight of clinical trial operations, and trial management and has been involved in executing over 300 clinical research projects in over 35 countries.

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BANK 2017-BNK5	270 Corporate Center

The following table presents certain information relating to the major tenants at the 270 Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Department of Energy	AAA/Aaa/AA+	90,203	20.1%	$2,179,946	23.2%	$24.17	11/30/2024
Viavi(4)	NR/NR/NR	49,246	11.0%	$1,149,336	12.3%	$23.34	12/31/2021
Herrick(5)	NR/NR/NR	36,531	8.1%	$849,252	9.1%	$23.25	12/31/2022
ActioNet	NR/NR/NR	26,826	6.0%	$732,178	7.8%	$27.29	2/29/2020
Amarex	NR/NR/NR	26,375	5.9%	$598,681	6.4%	$22.70	7/31/2025
Subtotal/Wtd. Avg.		229,181	51.0%	$5,509,393	58.8%	$24.04

Other Tenants		165,354	36.8%	$3,867,826	41.2%	$23.39
Vacant Space		54,908	12.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		449,443	100.0%	$9,377,219	100.0%	$23.77

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company (or in the case of Department of Energy, the United States) whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Viavi has a one-time termination right on any and all of its suites as of December 31, 2019 upon 180 days’ prior notice and payment of a termination fee of $463,510 for Suite 500 (24,211 SF), $411,896 for Suite 400 (21,515 SF) and $39,605 for Suite 100 (3,520 SF).

(5)	Herrick expanded by 13,586 SF and is entitled to six remaining months of abated rent, for which lender has fully reserved (see “Escrows and Reserves”). Herrick has a one-time termination right on the expansion space, upon notice by July 2018, which if exercised would be effective as of December 31, 2018.

The following table presents certain information relating to the lease rollover at the 270 Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	5	13,036	2.9%	2.9%	$10.81	$140,863	1.5%	1.5%
2018	5	16,037	3.6%	6.5%	$25.17	$403,674	4.3%	5.8%
2019	2	6,768	1.5%	8.0%	$24.79	$167,804	1.8%	7.6%
2020	6	48,637	10.8%	18.8%	$26.04	$1,266,702	13.5%	21.1%
2021	11	73,947	16.5%	35.2%	$23.71	$1,753,419	18.7%	39.8%
2022	9	64,705	14.4%	49.6%	$23.88	$1,545,028	16.5%	56.3%
2023	7	46,281	10.3%	59.9%	$24.14	$1,117,358	11.9%	68.2%
2024	1	90,203	20.1%	80.0%	$24.17	$2,179,946	23.2%	91.4%
2025	4	29,926	6.7%	86.7%	$22.79	$682,096	7.3%	98.7%
2026	0	0	0.0%	86.7%	$0.00	$0	0.0%	98.7%
2027	1	4,995	1.1%	87.8%	$24.09	$120,330	1.3%	100.0%
2028 & Beyond	0	0	0.0%	87.8%	$0.00	$0	0.0%	100.0%
Vacant	0	54,908	12.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	51	449,443	100.0%		$23.77	$9,377,219	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 270 Corporate Center Property is located along Interstate-270 in Germantown, Maryland, approximately 25 miles northwest of downtown Washington, D.C. Access to the immediate area is provided by I-270, the primary north-south highway extending from the Capital Beltway (I-495) northwestward to Frederick, Maryland. The I-270 Corridor is developed with office and industrial parks clustering around major interchanges extending from Bethesda north through Rockville, Gaithersburg, Germantown, and Clarksville. Much of the development has been driven by technology and biotech companies and a large number of government agencies such as the National Institute of Standards & Technology and the Department of Energy.

According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the 270 Corporate Center Property was 15,897, 106,117 and 213,459, respectively. The population within a five-mile radius has grown 2.15% for the period 2000-2010 and another 1.56% for the period 2010-2016. The 2016 estimated average household income within a one-, three- and five-mile radius of the 270 Corporate Center Property was $83,399, $107,127 and $111,690, respectively.

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BANK 2017-BNK5	270 Corporate Center

The 270 Corporate Center Property is located within the -270/Gaithersburg-Germantown submarket. According to a market report, as of the fourth quarter of 2016, the I-270/Gaithersburg-Germantown submarket was comprised of 5.1 million SF with an average vacancy rate of 11.2% and average asking rents of $24.33 PSF. The appraisal noted no anticipated new supply in the Germantown submarket or within the I-270 Corridor.

The following table presents recent leasing data at competitive office buildings with respect to the 270 Corporate Center Property:

Competitive Property Summary
Property Name/Address	Occ.	Year Built/ Renov	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date/Term (Yrs.)	Initial Rent/SF	Tenant Improv/SF	Rent Steps
1801 & 1803 Research Blvd 1801 & 1803 Research Blvd Rockville, MD	60%	1981/1995	274,320	Glotech ESAC C-Management AFLAC	7,446 8,025 15,120 4,121	Dec 16 / 5.4 Dec 16 / 5.5 Dec 16 / 12.0 Feb 16 / 5.5	$23.50 $23.50 $23.00 $22.50	$11.00 $32.00 $47.00 $29.65	2.75% 2.75% 2.50% 3.00%
Metro Executive Park 15800 & 15850 Crabbs Branch Way Rockville, MD	66%	1985/2006	123,825	AACPM Advanced Nursing Specialties TechGlobal	2,867 2,474 1,850 3,048	Aug 16 / 11.3 Jun 16 / 7.5 Apr 16 / 2.0 Apr 16 / 5.6	$21.25 $21.00 $23.50 $21.50	$3.00 $2.00 $0.00 $25.00	2.75% 2.75% 3.00% 2.75%
Park Plaza 1 2101 Gaither Road Rockville, MD	83%	1991/2014	131,336	Raymond James & Assoc. Pinnacle Financial Group Northrup Grumman HomeBridge Financial	1,275 4,640 12,507 6,353	Feb 16 / 5.3 Jan 16 / 11.0 Nov 15 / 3.0 Nov 15 / 5.3	$27.75 $26.75 $26.50 $29.00	$0.00 $65.00 $7.50 $50.00	2.75% 2.50% 2.50% 2.50%
Woodmont Place 1451 Rockville Pike Rockville, MD	98%	1983/NA	105,733	GSA – FDA Encompass, LLC American Assoc. of Immunoligists Motionsoft, Inc	45,052 6,337 12,418 20,127	Jan 16 / 5.0 Nov 15 / 7.0 Oct 15 / 11.0 Jun 15 / 11.0	$32.50 $26.50 $27.00 $26.50	$20.00 $65.00 $60.00 $60.00	Flat 3.00% 3.00% 3.00%
Montgomery Office Building 656 Quince Orchard Road Gaithersburg, MD	88%	1979/NA	107,284	Digital Infusion	30,116	May 15 / 10.1	$20.50	$35.00	2.50%
Cloverleaf Center Bldg 2 20440 Century Blvd Germantown, MD	66%	2000/NA	52,500	The Mgmt Group Assoc.	10,288	Jul 15 / 7.0	$23.75	$19.44	2.75%

Source: Appraisal

A-3-71

BANK 2017-BNK5	270 Corporate Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 270 Corporate Center Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Gross Potential Rent(1)	$10,021,902	$9,974,589	$9,933,048	$10,120,092	$10,624,122	$23.64
Total Recoveries	$710,385	$671,611	$831,635	$843,582	$895,923	$1.99
Other Income	$10,190	$3,809	$33,211	$41,521	$6,500	$0.01
Less Vacancy & Credit Loss	($3,767,526)	($3,221,731)	($2,295,086)	($1,926,769)	($1,246,903)	(10.8%)
Effective Gross Income	$6,974,951	$7,428,278	$8,502,808	$9,078,426	$10,279,642	$22.87
Total Operating Expenses	$2,665,469	$3,709,201	$3,821,719	$4,145,459	$4,267,232	$9.49
Net Operating Income	$4,309,482	$3,719,077	$4,681,089	$4,932,967	$6,012,410	$13.38
Capital Expenditures	$0	$0	$0	$0	$89,889	$0.20
TI/LC	$0	$0	$0	$0	$543,465	$1.21
Net Cash Flow	$4,309,482	$3,719,077	$4,681,089	$4,932,967	$5,379,056	$11.97

Occupancy %	64.7%(2)	76.5%	79.1%	87.8%(3)	89.2%
NOI DSCR (P&I)	1.29x	1.11x	1.40x	1.47x	1.79x
NOI DSCR (IO)	1.65x	1.42x	1.79x	1.88x	2.30x
NCF DSCR (P&I)	1.29x	1.11x	1.40x	1.47x	1.61x
NCF DSCR (IO)	1.65x	1.42x	1.79x	1.88x	2.06x
NOI Debt Yield	8.2%	7.1%	8.9%	9.4%	11.5%
NCF Debt Yield	8.2%	7.1%	8.9%	9.4%	10.2%

(1)	Gross Potential Rent has been underwritten based on the May 1, 2017 rent roll and includes rent steps of $90,891 through December 1, 2017 and assumes the average rent for Department of Energy through the loan term.

(2)	The 20250 Century Boulevard building had historically been 100% occupied by DRT, Inc. which vacated in the fall of 2012 due to the company’s acquisition by Boeing. The 2013 Occupancy % is reflective of the 20250 Century Boulevard building being vacant for renovations.

(3)	Occupancy as of May 11, 2017.

Escrows and Reserves. The 270 Corporate Center Mortgage Loan documents require monthly reserves for (i) real estate taxes, (ii) insurance premiums (unless an acceptable blanket policy is in place), (iii) replacement reserves in the amount of $7,491 and (iv) tenant improvements and leasing commissions in the amount of $44,944 through June 1, 2019 and $74,907 thereafter. The 270 Corporate Center Mortgage Loan documents require upfront reserves of $658,667 for real estate taxes, upfront reserves of $244,974 for free rent periods through December 1, 2017 relating to the tenants Herrick, Project Enhancement and Vanguard and upfront reserves of $195,811 for tenant improvements and leasing commissions relating to the tenant Herrick.

Lockbox and Cash Management. The 270 Corporate Center Mortgage Loan documents require a hard lockbox with springing cash management. Upon the occurrence of and during the continuance of a Cash Sweep Period (as defined below), funds in the lockbox account are required to be transferred on each business day to the lender-controlled cash management account and applied on each monthly payment date to pay debt service on the 270 Corporate Center Mortgage Loan and to fund the required reserves deposits, with the excess cash flow held by lender as additional security for the 270 Corporate Center Mortgage Loan.

A “Cash Sweep Period” will occur during either (i) an event of default under the 270 Corporate Center Mortgage Loan until the cure of the event of default and, (ii) the debt service coverage ratio being less than 1.10x for three consecutive calendar months until the debt service coverage ratio is equal to or greater than 1.15x for three consecutive calendar months.

Additional Secured Indebtedness (not including trade debts). Not permitted

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 270 Corporate Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 270 Corporate Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 270 Corporate Center Property and eighteen months of business interruption insurance with a six-month extended period of indemnity.

A-3-72

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A-3-73

BANK 2017-BNK5	iStar Leased Fee Portfolio

Mortgage Loan No. 8 – iStar Leased Fee Portfolio

A-3-74

BANK 2017-BNK5	iStar Leased Fee Portfolio

Mortgage Loan No. 8 – iStar Leased Fee Portfolio

CANADA
UNITED STATES
MEXICO
CUBA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Seattle
Portland
Boise
Rohnert Park
San Francisco
Sacramento
San Jose
Los Angeles
San Diego
Las Vegas
Salt Lake City
Denver
Durango
Phoenix
Albuquerque
El Paso
Minneapolis
Bloomington
Milwaukee
Chicago
Detroit
Omaha
Kansas City
St. Louis
Indianapolis
Columbus
Cleveland
Pittsburgh
Louisville
Nashville
Memphis
Oklahoma City
Fort Worth
Dallas
Austin
Houston
New Orleans
Charlotte
Cumming
Atlanta
Charleston
Jacksonville
Orlando
Tampa
Miami
Norfolk
Washington, DC
Baltimore
Lanham
Philadelphia
New York
Boston
WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
MI
IL
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
CT
NJ
DE
MD
iStar Leased Fee Portfolio
1 Hilton Salt Lake — Salt Lake City, UT
2 DoubleTree Seattle Airport — Seattle, WA
3 DoubleTree Mission Valley — San Diego, CA
4 One Ally Center — Detroit, MI
5 DoubleTree Sonoma — Rohnert Park, CA
6 DoubleTree Durango — Durango, CO
7 Northside Forsyth Hospital Medical Center — Cumming, GA
8 NASA/JPSS Headquarters — Lanham, MD
9 Dallas Market Center: Sheraton Suites — Dallas, TX
10 Dallas Market Center: Marriott Courtyard — Dallas, TX
11 The Buckler Apartments — Milwaukee, WI
12 Lock-Up Self Storage Facility — Bloomington, MN

A-3-75

BANK 2017-BNK5	iStar Leased Fee Portfolio

Mortgage Loan No. 8 – iStar Leased Fee Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$45,400,000			Location:	Various
Cut-off Date Balance(1):	$45,400,000			General Property Type:	Leased Fee
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Leased Fee
Loan Purpose(2):	Recapitalization			Title Vesting:	Various
Sponsor:	iStar Inc.			Year Built/Renovated:	Various / Various
Mortgage Rate:	3.7950%			Size:	Various
Note Date:	3/30/2017			Cut-off Date Balance PSF:	N/A
First Payment Date:	5/6/2017			Maturity Date or ARD Balance PSF:	N/A
Anticipated Repayment Date(3):	4/6/2027			Property Manager:	N/A
Maturity Date(3):	4/6/2028
Original Term to ARD(3):	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(6):	$18,511,396
Seasoning:	2 months			UW NOI Debt Yield(6)(7):	8.2%
Prepayment Provisions(4):	LO (26); DEF/YM1 (89); O (5)			UW NOI Debt Yield at Maturity or ARD(6):	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(6)(7):	2.12x
Additional Debt Type:	Pari Passu			Most Recent NOI(6):	N/A
Additional Debt Balance:	$181,600,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(5)				Most Recent Occupancy(6):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$346,160,000 (Various)
Recurring Replacements:	$0	N/A	N/A	Cut-off Date LTV Ratio(1)(8):	65.6%
TI/LC:	$0	N/A	N/A	Maturity Date or ARD LTV Ratio(1):	65.6%
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$227,000,000	100.0%	Closing Costs:	$5,242,871	2.3%
			Return of Equity(2):	$221,757,129	97.7%
Total Sources:	$227,000,000	100.0%	Total Uses:	$227,000,000	100.0%

(1)	The iStar Leased Fee Portfolio Mortgage Loan is part of the iStar Leased Fee Portfolio Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $227,000,000. The UW NOI Debt Yield, UW NOI Debt Yield at Maturity or ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the iStar Leased Fee Portfolio Whole Loan.

(2)	Immediately prior to the iStar Leased Fee Portfolio Whole Loan origination, the borrower sponsor had no outstanding mortgage debt associated with the iStar Leased Fee Portfolio Properties. Immediately after loan origination, 51.0% of the equity interest in the borrowers was sold to two entities, GIC (Realty) Private Limited and Lubert-Adler, L.P. in two separate transactions, for an aggregate purchase price of $57.5 million or an implied value of the iStar Leased Fee Portfolio Properties of approximately $339.7 million which would result in a Cut-off Date LTV Ratio of 66.8% and a Maturity Date or ARD LTV Ratio of 66.8%.

(3)	The iStar Leased Fee Portfolio Whole Loan has an anticipated repayment date of April 6, 2027 (the “ARD”) and a stated maturity date of April 6, 2028. In the event the iStar Leased Fee Portfolio Whole Loan is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 3.7950% to the greater of (a) 3.0% above the interpolated U.S. treasury swap rate, (b) 3.0% above the interpolated U.S. treasury rate and (c) 6.7950%. See “The Mortgage Loan” below.

(4)	Defeasance is permitted in whole or in part at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last iStar Leased Fee Portfolio Whole Loan promissory note to be securitized and (ii) March 30, 2020 (the “REMIC Prohibition Period”). The assumed lockout period of 26 payments is based on the closing date of this transaction in June 2017. In addition, after the expiration of the REMIC Prohibition Period, the iStar Leased Fee Portfolio Borrowers are permitted to obtain the release of any one or more individual iStar Leased Fee Portfolio Properties with the payment of the sum of a release price equal to 120% of the allocated loan amount with respect to such individual property and the yield maintenance premium. See “Release of Property” below. If the iStar Leased Fee Portfolio Borrowers have not previously elected to defease the iStar Leased Fee Portfolio Whole Loan in whole or in part and/or obtain a partial release, the iStar Leased Fee Portfolio Borrowers are also permitted to prepay the iStar Leased Fee Portfolio Whole Loan in whole after the expiration of the REMIC Prohibition Period with the payment of a yield maintenance premium.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Underwriting and financial information is based on the current annual ground lease payments due under the ground leases described under “The Properties” below. Historical NOI and occupancy data are not available.

(7)	The estimated “Look Through” DSCR and “Look Through” Debt Yield based on the UW estimated NOI of the non-collateral improvements on the iStar Leased Fee Portfolio Properties (not taking into account other debt for which the non-collateral improvements may be collateral) is approximately 7.26x and 27.9% respectively.

(8)	The estimated “Look Through” Cut-off Date LTV Ratio for the estimated fee simple value of $714,450,000 (i.e. assuming that iStar Leased Fee Portfolio Properties were unencumbered by the ground leases) is 31.8%.

A-3-76

BANK 2017-BNK5	iStar Leased Fee Portfolio

The Mortgage Loan. The eighth largest mortgage loan (the “iStar Leased Fee Portfolio Mortgage Loan”) is part of a whole loan (the “iStar Leased Fee Portfolio Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $227,000,000. The iStar Leased Fee Portfolio Whole Loan is secured by (a) a first priority fee mortgage encumbering the land under seven hotel properties, three office properties, one multifamily property and one self-storage property and (b) a first priority fee and leasehold mortgage encumbering a leasehold interest and a portion of the fee interest in the land under one hotel site, all of which land is encumbered by ground leases (collectively, the “iStar Leased Fee Portfolio Properties”). The iStar Leased Fee Portfolio Whole Loan was co-originated by Bank of America, N.A., Barclays Bank, PLC and JP Morgan Chase Bank, N.A. Promissory Note A-3, in the original principal amount of $45,400,000, represents the iStar Leased Fee Portfolio Mortgage Loan, and will be included in the BANK 2017-BNK5 securitization trust. Promissory Notes A-1-1, A-1-2, A-1-3 and A-2, in the aggregate original principal amount of $181,600,000, collectively represent the companion loans (the “iStar Leased Fee Portfolio Non-Serviced Pari Passu Companion Loans”).

The following table presents a summary of the notes comprising the iStar Leased Fee Portfolio Whole Loan. The iStar Leased Fee Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the MSC 2017-H1 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The iStar Leased Fee Portfolio Whole Loan” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

iStar Leased Fee Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(1)	Controlling Piece
A-1-1	$55,000,000	$55,000,000	MSC 2017-H1	Yes
A-1-2	$40,600,000	$40,600,000	Barclays Bank, PLC	No
A-1-3	$40,600,000	$40,600,000	Barclays Bank, PLC	No
A-2	$45,400,000	$45,400,000	DBJPM 2017-C6	No
A-3	$45,400,000	$45,400,000	BANK 2017-BNK5	No
Total	$227,000,000	$227,000,000

(1)	The promissory notes (other than Note A-1-1 and Note A-3) are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

The iStar Leased Fee Portfolio Whole Loan has an anticipated repayment date of April 6, 2027 (the “ARD”) and final maturity date of April 6, 2028. Prior to the ARD, the iStar Leased Fee Portfolio Whole Loan accrues interest at a fixed rate of 3.7950% (the “Initial Interest Rate”) and requires payments of interest only. In the event the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or before the ARD, the interest rate will increase to a rate (the “Adjusted Interest Rate”) equal to the greater of (a) 3.0% above the interpolated U.S. Treasury Swap Rate with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan, (b) 3.0% above the interpolated U.S. Treasury Rate with a maturity date most nearly approximating the maturity date of the iStar Leased Fee Portfolio Whole Loan and (c) 6.7950%. In the event that the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or prior to the ARD, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. Provided no event of default has occurred and is continuing, from and after the ARD, all excess cash flow from the iStar Leased Fee Portfolio Properties after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (a) first to repay the principal balance of the iStar Leased Fee Portfolio Whole Loan until repaid in full and (b) second to the payment of Accrued Interest.

The Borrowers and the Sponsor. The borrowers are RLH Partnership II LP, 500 Woodward LLC, Hubble Drive Lanham LLC, iStar North Old Atlanta Road LLC, iStar Dallas GL LP, 401 W Michigan Street – Milwaukee LLC and 221 American Boulevard – Bloomington LLC, (the “iStar Leased Fee Portfolio Borrowers”), each a single-purpose Delaware limited liability company or limited partnership structured to be bankruptcy-remote, with at least two independent directors. The iStar Leased Fee Portfolio Borrowers are currently owned by Safety, Income and Growth Inc. (“SFTY”). The sponsor and the nonrecourse carve-out guarantor of the iStar Leased Fee Portfolio Whole Loan is iStar Inc. SFTY was formerly 100.0% owned by iStar, Inc., but is currently 49.0% owned by iStar Inc. and the remaining equity is owned by GIC (Realty) Private Limited and Lubert-Adler, L.P. iStar Inc. is a public commercial real estate finance and investment company which as of December 31, 2016, had total assets of approximately $4.8 billion and 196 employees in its New York City headquarters and its seven regional offices across the United States.

In April 2017, SFTY filed a preliminary prospectus to sell shares of its common stock and has received clearance to apply to have the common stock listed on the New York Stock Exchange with the intent to elect and qualify to be taxed as a real estate investment trust. SFTY will be externally managed by a wholly-owned subsidiary of iStar Inc. According to the preliminary S-11 offering documents filed by iStar, upon completion of the common stock initial public offering, it is anticipated that iStar Inc. will purchase shares of SFTY’s common stock having an aggregate value of $45.0 million. Upon the completion of SFTY becoming a public vehicle, the loan documents provide for SFTY to become the non-recourse carveout guarantor under the iStar Leased Fee Portfolio Whole Loan in lieu of iStar Inc., provided that SFTY has a market capitalization in excess of $500,000,000 or net worth in excess of $250,000,000. See “Description of the Mortgage Pool-Non Recourse Carveout Limitations” in the Prospectus. There can be no assurance as to whether, or when, any of these transactions will occur.

The Properties. The iStar Leased Fee Portfolio Properties are located in ten different states and underlie improvements consisting of seven hotels (2,488 keys, 78.1% of allocated loan amounts), three offices (1,169,928 SF, 19.7% of allocated loan amounts), one multifamily complex (207 units, 1.6% of allocated loan amounts) and one self-storage facility (104,000 SF, 0.6% of allocated loan amounts). Five of the properties (74.6% of the allocated loan amounts) (the “Hilton Properties”) are leased under a unitary lease to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is the guarantor of the master lease from borrower to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is a subsidiary of Park Hotels & Resorts Inc. and one of two Hilton Worldwide Holdings Inc. spin-offs. The Hilton Properties each have initial lease expiration dates in eight years on December 31, 2025, which can each be extended for two additional five-year periods. One Ally Center (14.1% of allocated loan amounts) is ground leased to 500 Webward LLC with an initial lease expiration date in March 2114 with two 30-year extension options. No other leasehold owner accounts for more than 3.3% of allocated loan amounts. The iStar Leased Fee Portfolio Properties have a weighted average age of approximately 17 years and a remaining initial ground lease term of approximately 29 years, or approximately 48 years when fully extended.

A-3-77

BANK 2017-BNK5	iStar Leased Fee Portfolio

The following table presents certain information relating to the iStar Leased Fee Portfolio Properties:

iStar Leased Fee Portfolio Properties
Property Name	Whole Loan Cut-off Date Allocated Loan Amount	Ownership Interest	Leasehold Owner	Initial Leasehold Expiration	Final Leasehold Expiration	Leased Fee NOI	Leased Fee Appraised Value
Hilton Salt Lake	$55,312,000	Fee	HLT Operate DTWC LLC	12/31/2025(1)	12/31/2035	$3,300,706	$79,900,000
DoubleTree Seattle Airport	$40,000,000	Fee/Leasehold(2)	HLT Operate DTWC LLC	12/31/2025(1)	12/31/2035	$5,374,280	$75,700,000
DoubleTree Mission Valley	$38,084,000	Fee	HLT Operate DTWC LLC	12/31/2025(1)	12/31/2035	$1,776,034	$55,000,000
One Ally Center	$31,961,000	Fee	500 Webward LLC	3/31/2114(3)	3/31/2174	$3,353,970	$46,140,000
DoubleTree Sonoma	$19,300,000	Fee	HLT Operate DTWC LLC	12/31/2025(1)	12/31/2035	$1,157,870	$27,700,000
DoubleTree Durango	$16,604,000	Fee	HLT Operate DTWC LLC	12/31/2025(1)	12/31/2035	$1,155,514	$24,400,000
Northside Forsyth Hospital Medical Center	$7,577,000	Fee	Forsyth Physicians Center SPE1, LLC	4/25/2115(4)	4/25/2175	$654,595	$11,000,000
NASA/JPSS Headquarters	$5,190,000	Fee	DRV Greentec LLC	10/31/2075(5)	10/31/2105	$472,292	$7,550,000
Dallas Market Center: Sheraton Suites	$4,151,000	Fee	Dallas Suites RE LLC	9/30/2114	9/30/2114	$524,334	$6,000,000
Dallas Market Center: Marriott Courtyard	$3,736,000	Fee	ARC Hospitality Portfolio I DLGL Owner, LP	1/2/2026(6)	1/2/2066	$297,000	$5,400,000
The Buckler Apartments	$3,633,000	Fee	CA / Phoenix 401 Property Owner, LLC	11/30/2112	11/30/2112	$312,186	$5,300,000
Lock-Up Self Storage Facility	$1,452,000	Fee	Lock-Up Evergreen Development Series LLC	9/30/2037	9/30/2037	$132,615	$2,070,000
Total						$18,511,396	$346,160,000

(1)	HLT Operate DTWC LLC has two five-year extension options.

(2)	The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The leasehold interest is owned in fee by a third party, and underlies the majority of the DoubleTree Seattle hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which total 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport site totals $391,128 annually which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their NNN ground lease from the iStar Leased Fee Portfolio Borrowers. The iStar Leased Fee Portfolio Borrowers’ ground lease from the fee owner expires in January 2044.

(3)	500 Webward LLC has two 30-year extension options.

(4)	Forsyth Physicians Center SPE1, LLC has two 30-year extension options.

(5)	DRV Greentec LLC has two 15-year extension options.

(6)	ARC Hospitality Portfolio I DLGL Owner, LP has four 10-year extension options.

The following table presents certain information relating to the non-collateral improvements to the iStar Leased Fee Portfolio Properties:

iStar Leased Fee Portfolio Non-collateral Improvements
Property Name	Location	Property Type	Year Built / Renovated	Look- Through NOI	Units (SF or Rooms)	Look Through Most Recent Occupancy(1)	Fee Simple Appraised Value(2)
Hilton Salt Lake	Salt Lake City, UT	Hotel	1983 / 2012	$9,778,443	499	72.0%	$105,100,000
DoubleTree Seattle Airport	Seattle, WA	Hotel	1969 / 2011	$14,682,914	850	85.0%	$140,000,000
DoubleTree Mission Valley	San Diego, CA	Hotel	1991 / 2012	$7,804,702	300	87.0%	$82,000,000
One Ally Center	Detroit, MI	Office	1992 / N/A	$13,920,739	957,355	100.0%	$174,620,000
DoubleTree Sonoma	Rohnert Park, CA	Hotel	1987 / 2016	$4,153,633	245	75.0%	$41,600,000
DoubleTree Durango	Durango, CO	Hotel	1986 / 2009	$3,379,284	159	79.0%	$36,400,000
Northside Forsyth Hospital Medical Center	Cumming, GA	Office	2017 / N/A	$901,501	92,573	95.0%	$15,730,000
NASA/JPSS Headquarters	Lanham, MD	Office	1994 / N/A	$1,221,724	120,000	100.0%	$17,100,000
Dallas Market Center: Sheraton Suites	Dallas, TX	Hotel	1989 / 2017	$2,438,398	251	79.0%	$20,900,000
Dallas Market Center: Marriott Courtyard	Dallas, TX	Hotel	1989 / 2015	$2,254,686	184	72.0%	$27,300,000
The Buckler Apartments	Milwaukee, WI	Multifamily	1977 / 2016	$2,103,422	207	75.0%	$39,900,000
Lock-Up Self Storage Facility	Bloomington, MN	Self Storage	2008 / N/A	$754,685	104,000	84.0%	$13,800,000
Total				$63,394,131			$714,450,000

(1)	The hotel occupancy rates shown are the average occupancy rates of the hotels for the 12 months ending December 31, 2016. Construction at Northside Forsyth Hospital Medical Center was recently completed and occupancy reflects pre-leased percentage as of December 31, 2016. The occupancy rate of Buckler Apartments is as of March 15, 2017. The occupancy rate of Lock-Up Self Storage Facility is as of June 30, 2016.

(2)	The Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

A-3-78

BANK 2017-BNK5	iStar Leased Fee Portfolio

Major Properties (by allocated loan amount)

Hilton Salt Lake (499 keys, 24.4% of portfolio allocated loan amount, 17.8% of portfolio leased fee NOI). Hilton Salt Lake, built in 1983 and renovated in 2012, is a 16-story full service hotel consisting of 499 keys and located in Salt Lake City, Utah. Hilton Salt Lake features 24,000 SF of meeting space, two restaurants, a Starbucks, an indoor pool and jacuzzi, a fitness center, business center, gift shop and on-site car rental services. Hilton Salt Lake is located across the street from the Salt Palace Convention Center and is one block from a Trax Light Rail stop which offers access to the surrounding Salt Lake City metropolitan statistical area.

DoubleTree Seattle Airport (850 keys, 17.6% of portfolio allocated loan amount, 29.0% of portfolio leased fee NOI). DoubleTree Seattle Airport, built in 1969 and renovated in 2011, is a full service hotel consisting of 850 keys and located on a 24.4 acre site in Seattle, Washington. According to the appraisal, DoubleTree Seattle Airport is the third largest hotel property in the Pacific Northwest and is located at the busiest intersection in the SeaTac International Airport area. DoubleTree Seattle Airport features 26 meeting and event rooms totaling 36,000 SF that accommodate up to 1,200 guests, a complimentary 24-hour airport shuttle, two restaurants, a cafe, an outdoor seasonal pool, two fitness centers and a business center. DoubleTree Seattle Airport is located less than a mile from the SeaTac International Airport.

The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The portion of the collateral which consists of a leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground leased site totals $391,128 annually, which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their NNN ground lease from the iStar Leased Fee Portfolio Borrower. The iStar Leased Fee Portfolio Borrower’s ground lease from the third party fee owner expires in January 2044.

DoubleTree Mission Valley (300 keys, 16.8% of portfolio allocated loan amount, 9.6% of portfolio leased fee NOI). DoubleTree Mission Valley, built in 1991 and renovated in 2012, is an 11-story full service hotel consisting of 300 keys and located in San Diego, California. DoubleTree Mission Valley features 25,000 SF of meeting space, a cafe, an indoor and outdoor pool and a fitness center. DoubleTree Mission Valley is attached via a pedestrian bridge to San Diego’s Fashion Valley Mall, which is anchored by Neiman Marcus, Nordstrom, Bloomingdales and Macy’s, and is within walking distance of San Diego’s retail corridor.

One Ally Center (957,355 SF, 14.1% of portfolio allocated loan amount, 18.1% of portfolio leased fee NOI). One Ally Center, built in 1992, is a 43-story Class A office building consisting of 957,355 SF and located in Detroit, Michigan. One Ally Center is the tallest office building in the state of Michigan, featuring 360-degree views, and is occupied by a diverse tenant roster. The largest tenant, Ally Financial, occupies 13 floors of space and has over 1,500 Ally Financial employees onsite. Other notable tenants include Pricewaterhouse Coopers LLP, several law firms including Clark Hill, Dickinson Wright, Foley & Lardner, Kerr, Russel and Webber, and the Police and Fire and General Retirement Systems of the City of Detroit. One Ally Center offers amenities such as a 10,000 SF fitness center, a cafe and bistro and on-site parking with valet service.

DoubleTree Sonoma (245 keys, 8.5% of portfolio allocated loan amount, 6.3% of portfolio leased fee NOI). DoubleTree Sonoma, built in 1987 and renovated in 2016, is a full service hotel consisting of 245 keys and located on a 12.5 acre site in Rohnert Park, California. DoubleTree Sonoma is located adjacent to the U.S. 101 Freeway in Sonoma Wine Country and features 18,000 SF of indoor space and 32,000 SF of exterior space including a large divisible ballroom that can accommodate meetings for 10-500 people. Additionally, DoubleTree Sonoma features an airport shuttle to San Francisco and Oakland International Airports, Bacchus Restaurant & Wine Bar, a heated outdoor pool, tennis/sport court and fitness center. DoubleTree Sonoma is adjacent to two championship golf courses and is accessible to over 400 of Sonoma’s wineries from downtown Sonoma to Healdsburg.

The Markets. The iStar Leased Fee Portfolio is comprised of twelve properties located in ten states and eleven distinct markets, listed below by descending allocated loan amount.

iStar Leased Fee Portfolio Demographic Information
Property Name	Address	Estimated 2016 Population (five- mile radius)	Estimated Average 2016 Household Income (five- mile radius)
Hilton Salt Lake	255 South West Temple, Salt Lake City, UT	230,805	$69,217
DoubleTree Seattle Airport	18740 International Boulevard, Seattle, WA	219,802	$70,608
DoubleTree Mission Valley	7450 Hazard Center Drive, San Diego, CA	520,204	$75,313
One Ally Center	500 Woodward Avenue, Detroit, MI	189,959	$36,581
DoubleTree Sonoma	1 DoubleTree Drive, Rohnert Park, CA	118,400	$74,918
DoubleTree Durango	501 Camino Del Rio, Durango, CO	23,216	$72,938
Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantell Memorial Road, Cumming, GA	98,372	$113,511
NASA/JPSS Headquarters	7700 and 7720 Hubble Drive, Lanham, MD	170,176	$101,951
Dallas Market Center: Sheraton Suites	2101 Stemmons Freeway, Dallas, TX	351,125	$94,722
Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard, Dallas, TX	351,125	$94,722
The Buckler Apartments	401 W Michigan Street, Milwaukee, WI	457,329	$53,318
Lock-Up Self Storage Facility	221 American Boulevard West, Bloomington, MN	232,507	$97,793

A-3-79

BANK 2017-BNK5	iStar Leased Fee Portfolio

Underwritten Net Operating Income. The following table presents certain information relating to the Underwritten Net Operating Income at the iStar Leased Fee Portfolio Properties:

Property Name	UW Base Rent(1)	Overage Rent(2)	UW NOI	% of UW NOI	UW NOI DSCR	“Look Through” Fee Simple UW NOI	“Look Through” Fee Simple UW NOI DSCR(3)
Hilton Salt Lake	$2,687,691	$613,015	$3,300,706	17.8%	1.55x	$9,778,443	4.59x
DoubleTree Seattle Airport	$4,503,580	$870,700	$5,374,280	29.0%	3.49x	$14,682,914	9.54x
DoubleTree Mission Valley	$1,122,198	$653,836	$1,776,034	9.6%	1.21x	$7,804,702	5.33x
One Ally Center	$3,353,970	$0	$3,353,970	18.1%	2.73x	$13,920,739	11.32x
DoubleTree Sonoma	$733,106	$424,764	$1,157,870	6.3%	1.56x	$4,153,633	5.59x
DoubleTree Durango	$860,668	$294,846	$1,155,514	6.2%	1.81x	$3,379,284	5.29x
Northside Forsyth Hospital Medical Center	$654,595	$0	$654,595	3.5%	2.25x	$901,501	3.09x
NASA/JPSS Headquarters	$472,292	$0	$472,292	2.6%	2.37x	$1,221,724	6.12x
Dallas Market Center: Sheraton Suites	$524,334	$0	$524,334	2.8%	3.28x	$2,438,398	15.27x
Dallas Market Center: Marriott Courtyard	$125,000	$172,000	$297,000	1.6%	2.07x	$2,254,686	15.68x
The Buckler Apartments	$312,186	$0	$312,186	1.7%	2.23x	$2,103,422	15.05x
Lock-Up Self Storage Facility	$132,615	$0	$132,615	0.7%	2.37x	$754,685	13.51x
Total	$15,482,235	$3,029,161	$18,511,396	100.0%	2.12x	$63,394,131	7.26x

(1)	UW Base Rent is inclusive of approximately $1,256,456 of straight-line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

(2)	Overage Rent is based on 7.5% of gross sales over a breakpoint of $32,979,294 for DoubleTree Seattle Airport, $20,688,611 for Hilton Salt Lake, $12,392,794 for DoubleTree Mission Valley, $9,293,520 for DoubleTree Sonoma and $6,037,795 for DoubleTree Durango. Overage Rent for Dallas Market Center: Marriott Courtyard is calculated as 5.0% of gross room sales in excess of $125,000.

(3)	The estimated “Look Through” Fee Simple UW NOI DSCR is based on the UW estimated NOI of the non-collateral improvements on the iStar Leased Fee Portfolio Properties (not taking into account other debt for which the non-collateral improvements may be collateral).

Escrows and Reserves. During the continuance of a Trigger Period (as defined below) (and to the extent that a Borrower Reserve Period (as defined below) caused by a Tax Reserve Trigger Event (as defined below) or a Ground Lease Termination Event (as defined below), is continuing) the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated tax payments with respect to each individual property for which a Borrower Reserve Period caused by a Tax Reserve Trigger Event or a Ground Lease Termination Event is continuing.

During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by an Insurance Reserve Trigger Event (as defined below) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the iStar Leased Fee Portfolio Borrowers maintain an acceptable blanket policy) with respect to each individual property for which a Borrower Reserve Period caused by an Insurance Reserve Trigger Event or a Ground Lease Termination Event is continuing.

During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the amount that would be sufficient to pay the ground rent payable during the next 12 months with respect to each individual property for which a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event or a Ground Lease Termination Event is continuing.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the iStar Leased Fee Portfolio Whole Loan; (ii) the debt service coverage ratio for the immediately preceding four calendar quarters being less than 1.50x for two consecutive calendar quarters (a “DSCR Trigger Event”); (iii) the monthly payment date in October 2025 (unless on or prior to such date, cash or a letter of credit has been delivered to the lender in an amount equal to $12,000,000 to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan (the “Loan Term Cash Collateral”)); and (iv) the iStar Leased Fee Portfolio Borrowers’ failure to repay the iStar Leased Fee Portfolio Whole Loan before the ARD. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the earlier of (a) the debt service coverage ratio for the immediately preceding four calendar quarters being equal to or greater than 1.55x for two consecutive calendar quarters or (b) the date that the iStar Leased Fee Portfolio Borrowers have deposited cash or a letter of credit to lender in an amount equal to the amount that, if applied to the reduction of the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan, would result in a debt service coverage ratio for the immediately preceding four calendar quarters equal to or greater than 1.55x; and with regard to clause (iii) the delivery of the Loan Term Cash Collateral.

A “Borrower Reserve Period” will commence upon the earlier of (i) the date that, as to any of the iStar Leased Fee Portfolio Properties, the applicable ground lease is no longer in effect or the title to or possession of all or any of the leasehold or subleasehold, as applicable, interest has been returned to the iStar Leased Fee Portfolio Borrowers (a “Ground Lease Termination Event”); and (ii) the date on which the tenant under the applicable ground lease at any of the iStar Leased Fee Portfolio Properties shall have failed to pay (a) all taxes and other charges under such lease when the same are due and payable (a “Tax Reserve Trigger Event”), (b) all insurance premiums under such lease when the same are due and payable (an “Insurance Reserve Trigger Event”) or (c) all ground rent under such lease when the same are due and payable (a “Ground Rent Reserve Trigger Event”). A Borrower Reserve Period will expire upon the iStar Leased Fee Portfolio Borrowers entering into an approved replacement triple net leased fee lease with respect to such property which caused a Ground Lease Termination Event, a Tax Reserve Trigger Event, an Insurance Reserve Trigger Event or a Ground Rent Reserve Trigger Event.

Lockbox and Cash Management. A hard lockbox is in place with respect to the iStar Leased Fee Portfolio Whole Loan with springing cash management upon the occurrence of a Trigger Period. Upon the occurrence of a Trigger Period, the iStar Leased Fee Portfolio Borrowers are required

A-3-80

BANK 2017-BNK5	iStar Leased Fee Portfolio

to establish and maintain a cash management account controlled by the lender, and, during the continuance of a Trigger Period, funds in the lockbox account are required to be transferred on each business day to the cash management account to be applied on each monthly payment date to pay debt service on the iStar Leased Fee Portfolio Whole Loan, to fund the required reserve deposits, to disburse the monthly operating expenses and capital expenditures referenced in the annual budget, to disburse extraordinary operating expenses or capital expenses approved by the lender, and to disburse the remainder into an excess cash flow account to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan. If no Trigger Period is continuing, funds in the lockbox account are disbursed to the iStar Leased Fee Portfolio Borrower. Provided no event of default has occurred and is continuing, on each monthly payment date occurring after the ARD, all funds in the excess cash flow account are required to be applied first to reduce the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan with any remaining amounts to be applied toward the accrued interest. Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow account will be disbursed to the iStar Leased Fee Portfolio Borrowers upon the expiration of any Trigger Period.

Additional Secured Indebtedness (not including trade debts). The iStar Leased Fee Portfolio Properties also secure the iStar Leased Fee Portfolio Non-Serviced Pari Passu Companion Loans, with an aggregate cut-off date balance of $181,600,000. The promissory notes evidencing the iStar Leased Fee Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the iStar Leased Fee Portfolio Mortgage Loan. The iStar Leased Fee Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the iStar Leased Fee Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the iStar Leased Fee Portfolio Mortgage Loan and the iStar Leased Fee Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the iStar Leased Fee Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Following the lockout period and prior to April 6, 2027, the iStar Leased Fee Portfolio Borrowers are permitted to obtain the release of any iStar Leased Fee Portfolio individual property in connection with a partial release with the payment of the sum of 120% of the allocated loan amount with respect to such individual property (the “Release Price”) and the yield maintenance premium (a “Prepayment Partial Release”), subject to certain conditions, including (i) no event of default has occurred and is continuing (unless such event of default relates solely to the individual property being released); (ii) the loan-to-value with respect to the remaining iStar Leased Fee Portfolio Properties will be no greater than the lesser of 65.6% or the loan-to-value ratio immediately prior to the release (but in no event, less than 63.0%); (iii) the amortizing debt service coverage ratio with respect to the remaining iStar Leased Fee Portfolio Properties will be no less than the greater of 2.41x and the debt service coverage ratio immediately prior to the release (but in no event, greater than 2.43x); (iv) the debt yield (as calculated under the iStar Leased Fee Portfolio Whole Loan documents) with respect to the remaining properties will be no less than the greater of 9.2% and the debt yield immediately prior to the release (but in no event, greater than 9.35%), (v) if required by lender, the lender receives rating agency confirmation from each rating agency rating the BANK 2017-BNK5 Certificates and (vi) satisfaction of REMIC requirements (collectively, the “Release Conditions”). Additionally, provided that the iStar Leased Fee Portfolio Borrowers have not previously obtained a Prepayment Partial Release, following the lockout period and prior to December 6, 2026, the iStar Leased Fee Portfolio Borrowers are permitted to partially defease the iStar Leased Fee Portfolio Whole Loan by delivering defeasance collateral equal to the Release Price and satisfying the Release Conditions.

At any time prior to the ARD and provided no event of default has occurred and is continuing and the Northside Forsyth Hospital Medical Center leased fee lease is still in effect, the iStar Leased Fee Portfolio Borrowers may obtain the partial release of an undeveloped portion of the Northside Forsyth Hospital Medical Center defined in the related lease (the “Forsyth Partial Release Property”), without prepayment or defeasance, upon the satisfaction of the following conditions: (i) the Forsyth Partial Release Property is conveyed to a person other than the iStar Leased Fee Portfolio Borrowers, (ii) the iStar Leased Fee Portfolio Borrowers provide 20 days prior written notice of the proposed release, (iii) a separate tax identification number has been issued (or applied for) with respect to the Forsyth Partial Release Property, (iv) satisfaction of REMIC requirements, (v) a rating agency confirmation if reasonably required by the lender (provided rating agency confirmation will not be required if the tenant of the Forsyth Partial Release Property, following the conveyance, has agreed that it will not solicit subtenants of the Northside Forsyth Hospital Medical Center property to relocate to the Forsyth Partial Release Property and, in connection with such relocation, terminate their subleases or refuse to extend to renew such sublease), and (vi) satisfaction of any other requirements set forth in the iStar Leased Fee Portfolio Whole Loan documents.

Terrorism Insurance. The iStar Leased Fee Portfolio Borrowers are required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender in an amount equal to 100.0% of the full replacement cost subject to a loss limit of $150,000,000 per occurrence.

With respect to One Ally Center, Northside Forsyth Hospital Medical Center, NASA/JPSS Headquarters, Dallas Market Center: Sheraton Suites, Dallas Market Center: Marriott Courtyard, Buckler Apartments and Lock-Up Self-Storage Facility, the iStar Leased Fee Portfolio Borrowers’ obligation to maintain the insurance coverage with respect to such properties shall be suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole Loan documents has occurred and is continuing with respect to such property and (ii) the iStar Leased Fee Portfolio Borrowers will cause the tenants at each such properties to maintain the insurance required by the ground lease. See “Risk Factors-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-81

BANK 2017-BNK5	Gateway Net Lease Portfolio

Mortgage Loan No. 9 – Gateway Net Lease Portfolio

A-3-82

BANK 2017-BNK5	Gateway Net Lease Portfolio

Mortgage Loan No. 9 – Gateway Net Lease Portfolio

MINN.
MINNEAPOLIS
ST. PAUL
WISCONSIN
MILWAUKEE
CHICAGO
DETROIT
MICHIGAN
IOWA
ILLINOIS
INDIANA
OHIO
INDIANAPOLIS
COLUMBUS
CLEVELAND
CINCINNATI
ST. LOUIS
LOUISVILLE
KENTUCKY
MISSOURI
KANSAS CITY
ONTARIO
Lake Superior
Lake Michigan
Lake Huron
Lake Erie

NEW YORK
PENNSYLVANIA
NEW JERSEY
MARYLAND
PHILADELPHIA
BALTIMORE
WASH. D.C.
NEW YORK
Atlantic Ocean
CT
MA
DE
VA

Gateway Net Lease Portfolio

1	BAE Systems	Fort Wayne, IN
2	FedEx (Stratford)	Stratford, CT
3	FedEx (Baltimore)	Edgemere, MD
4	Harman	Novi, MI
5	GE Aviation (Lafayette)	Lafayette, IN
6	GoDaddy	Tempe, AZ
7	Carrier	San Antonio, TX
8	Emerus	The Woodlands, TX
9	Cardinal Health	Detroit, MI
10	TE Connectivity	Shakopee, MN
11	FCA LLC	Seguin, TX
12	FedEx (Staunton)	Staunton, VA
13	QuadPackaging (Proteus)	Franklin, WI
14	QuadPackaging (Transpak)	Franklin, WI
15	T-Mobile	Birmingham, AL
16	Sikorsky Aircraft	Dallas, TX
17	Vatterott College	Berkeley, MO
18	Comcast	Fort Myers, FL
19	Alfa Laval	Richmond, VA
20	LKQ Corporation (New Braunfels)	New Braunfels, TX
21	Hitachi	Irving, TX
22	Cameron	Mansfield, PA
23	Alliance Data	Westerville, OH
24	Synchrony Financial	Longwood, FL
25	Baxalta (Barry Pointe)	Kansas City, MO
26	Baxalta (Casselberry)	Casselberry, FL
27	Baxalta (Mounds View)	Mounds View, MN
28	Baxalta (Grand Rapids)	Grand Rapids, MI
29	Gerdau	Las Vegas, NV
30	Baxalta (Wausau)	Wausau, WI
31	Baxalta (Springfield)	Springfield, MO
32	LKQ (Salisbury)	Charlotte, NC
33	Baxalta (Ankeny)	Ankeny, IA
34	H&E Equipment Services (San Antonio)	San Antonio, TX
35	H&E Equipment Services (New Orleans)	New Orleans, LA
36	GE Aviation	Pompano Beach, FL
37	Saint-Gobain	Russellville, AL
38	H&E Equipment Services (Columbia)	Columbia, SC
39	H&E Equipment Services (Yukon)	Yukon, OK
40	LKQ Corporation (Toledo)	Toledo, OH
41	H&E Equipment Services (Greer)	Greer, SC

NEVADA
UTAH
CALIFORNIA
ARIZONA
LAS VEGAS
PHOENIX
LOS ANGELES
SAN DIEGO
MEXICO
Pacific Ocean

KANSAS CITY
ST. LOUIS
INDIANAPOLIS
WASH. DC
NASHVILLE
CHARLOTTE
ATLANTA
OKLAHOMA CITY
DALLAS
HOUSTON
SAN ANTONIO
NEW ORLEANS
JACKSONVILLE
TAMPA
MIAMI
Gulf of Mexico
Atlantic Ocean

A-3-83

BANK 2017-BNK5	Gateway Net Lease Portfolio

Mortgage Loan No. 9 – Gateway Net Lease Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$45,000,000			Location:	Various
Cut-off Date Balance(1):	$45,000,000			General Property Type:	Various
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting(5):	Fee / Leasehold
Sponsor:	ETCL Venture LP			Year Built/Renovated:	Various/Various
Mortgage Rate:	3.56283%			Size(6):	5,296,943 SF
Note Date:	5/19/2017			Cut-off Date Balance PSF(1):	$67
First Payment Date:	7/5/2017			Maturity Date Balance PSF(1):	$67
				Property Manager(7):	Various
Maturity Date:	6/5/2024
Original Term:	84 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	84 months			UW NOI(8):	$49,772,586
Seasoning:	0 months			UW NOI Debt Yield(1):	14.1%
Prepayment Provisions(2):	LO (24); DEF (56); O (4)			UW NOI Debt Yield at Maturity(1):	14.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.54x
Additional Debt Type(3):	Pari Passu/Subordinate Debt			Most Recent NOI(8):	N/A
Additional Debt Balance(3):	$308,000,000/$170,000,000			2nd Most Recent NOI(9):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(9):	N/A
Reserves(4)				Most Recent Occupancy(6):	100.0% (6/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(9):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(9):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of) (10):	$785,215,000 (Various)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	45.0%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	45.0%
Other:	$10,720,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$523,000,000	63.0%	Purchase Price:	$818,097,509	98.6%
Borrower Sponsor Equity:	$307,050,139	37.0%	Closing Costs:	$1,232,630	0.1%
			Reserves:	$10,720,000	1.3%
Total Sources:	$830,050,139	100.0%	Total Uses:	$830,050,139	100.0%

(1)	The Gateway Net Lease Portfolio Mortgage Loan is part of the Gateway Net Lease Portfolio Whole Loan, which is comprised of seven senior promissory notes with an aggregate principal balance of $353,000,000, that are pari passu with each other (the “Gateway Net Lease Portfolio Senior Loan”) and ten subordinate pari passu promissory notes with an aggregate principal balance of $170,000,000, that are subordinate to the Gateway Net Lease Portfolio Senior Loan and pari passu with each other. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gateway Net Lease Portfolio Senior Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Gateway Net Lease Portfolio Whole Loan are $99, $99, 9.5%, 9.5%, 2.04x, 66.6% and 66.6%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last Gateway Net Lease Portfolio Whole Loan promissory note to be securitized and (ii) May 19, 2020. The assumed lockout period of 24 payments is based on the closing date of this transaction in June 2017. After June 5, 2019, the Gateway Net Lease Portfolio Borrowers are permitted to obtain the release of any individual property with the payment of a release price equal to 110.0% of the allocated loan amount with respect to such individual property (including a payment of the yield maintenance premium, if applicable). See “Release of Property” below.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The FedEx (Baltimore), GoDaddy, Sikorsky Aircraft R&D Facility and Hitachi properties are secured by a leasehold interest. See “Ground Leases” below.

(6)	Size and Most Recent Occupancy include Baxalta (Barry Pointe) (16,686 SF) and Baxalta (Casselberry) (16,694 SF), which are currently under construction and will be added to the collateral upon distribution of the Earnout Reserve (see “Escrows and Reserves”), provided that certain conditions for such distribution and addition of collateral are satisfied.

(7)	The Property Managers are Elm Tree Funds, LLC (borrower-related), SW Management & Realty, LLC, Ryan Companies US, Inc. and Northern Equities Management Company,

(8)	Most Recent NOI represents the in-place NOI based on in-place leases including Baxalta (Barry Pointe) (16,686 SF) and Baxalta (Casselberry) (16,694 SF), which are currently under construction and will be added to the collateral upon distribution of the Earnout Reserve (see “Escrows and Reserves”), provided that certain conditions for such distribution and addition of collateral are satisfied.

(9)	The Gateway Net Lease Portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Historical financials and historical occupancy are unavailable.

(10)	The Appraised Value represents the aggregate “As Is” values for each of the properties except with respect to Baxalta (Barry Pointe) and Baxalta (Casselberry), which are currently under construction and will be added to the collateral upon distribution of the Earnout Reserve (see “Escrows and Reserves”), provided that certain conditions for such distribution and addition of collateral are satisfied, for which the “As Stabilized” and “As Complete” values, respectively, were used. The “As Stabilized” and “As Complete” values assume each property is 100.0% leased upon completion of the construction. According to the borrower sponsor, both Baxalta (Barry Pointe) and Baxalta (Casselberry) are expected to open in the fourth quarter of 2017. Both the Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the $769.115 million “As is” value, which excludes Baxalta (Barry Pointe) and Baxalta (Casselberry), are 45.9%.

A-3-84

BANK 2017-BNK5	Gateway Net Lease Portfolio

The Mortgage Loan. The ninth largest mortgage loan (the “Gateway Net Lease Portfolio Mortgage Loan”) is part of a whole loan (the “Gateway Net Lease Portfolio Whole Loan”) evidenced by seven senior promissory notes in the aggregate original principal amount of $353,000,000, that are pari passu with each other (the “Gateway Net Lease Portfolio Senior Loan”) and ten subordinate promissory notes in the aggregate original principal amount of $170,000,000, that are subordinate to the Gateway Net Lease Portfolio Senior Loan and pari passu with each other (the “Gateway Net Lease Portfolio Subordinate Loan”). The Gateway Net Lease Portfolio Whole Loan is secured by the fee simple and leasehold interests in a portfolio of 41 single tenant industrial and office properties located across 20 states, totaling 5,296,943 SF (the “Gateway Net Lease Portfolio Properties”). The Gateway Net Lease Portfolio Whole Loan was co-originated by Bank of America, N.A. and JP Morgan Chase Bank, N.A. Promissory Note A-2-1, in the original principal amount of $45,000,000, represents the Gateway Net Lease Portfolio Mortgage Loan, and will be included in the BANK 2017-BNK5 securitization trust. Promissory Notes A-1-1, A-1-2, A-1-3, A-1-4, A-2-2 and A-2-3, in the aggregate original principal amount of $308,000,000, collectively represent the pari passu companion loans (the “Gateway Net Lease Portfolio Pari Passu Companion Loans”).

The following table presents a summary of the promissory notes comprising the Gateway Net Lease Portfolio Whole Loan. The Gateway Net Lease Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the DBJPM 2017-C6 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Gateway Net Lease Portfolio Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Gateway Net Lease Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(1)	Controlling Piece
A-1-1	$85,000,000	$85,000,000	DBJPM 2017-C6	No(2)
A-1-2	85,000,000	85,000,000	JP Morgan Chase Bank, N.A.	No
A-1-3	50,000,000	50,000,000	JP Morgan Chase Bank, N.A.	No
A-1-4	27,100,000	27,100,000	JP Morgan Chase Bank, N.A.	No
A-2-1	45,000,000	45,000,000	BANK 2017-BNK5	No
A-2-2	45,000,000	45,000,000	Bank of America, N.A.	No
A-2-3	15,900,000	15,900,000	Bank of America, N.A.	No
Gateway Net Lease Portfolio Subordinate Loan	170,000,000	170,000,000	Apollo(3)	Yes(2)
Total	$523,000,000	$523,000,000

(1)	The promissory notes (other than Note A-1-1 and Note A-2-1 and the Gateway Net Lease Portfolio Subordinate Loan) are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

(2)	The initial controlling noteholder for the Gateway Net Lease Portfolio Whole Loan is the holder of the Gateway Net Lease Portfolio Subordinate Loan evidenced in part by promissory note B-1-1. If the outstanding principal amount of the Gateway Net Lease Portfolio Subordinate Loan, as reduced by any appraisal reduction amounts or realized losses allocated to such Gateway Net Lease Portfolio Subordinate Loan, is less than 25% of the initial principal amount of such Gateway Net Lease Portfolio Subordinate Loan, the controlling noteholder will be the controlling class representative of the securitization to which Note A-1-1 is contributed. At all other times, the controlling noteholder for the Gateway Net Lease Portfolio Whole Loan will be the holder of the Gateway Net Lease Portfolio Subordinate Loan evidenced in part by promissory note B-1-1.

(3)	The Gateway Net Lease Portfolio Subordinate Loan is held by Athene Annuity and Life Company, Athene Annuity & Life Assurance Company, American Equity Investment Life Insurance Company, Midland National Life Insurance Company and American Equity Investment Life Insurance Company, affiliates of Apollo.

Proceeds from the Gateway Net Lease Portfolio Whole Loan, along with approximately $307.1 million of equity from the sponsor, were used to acquire the Gateway Net Lease Portfolio Properties for a purchase price of approximately $818.1 million, fund an upfront reserve of $10.72 million in connection with two individual properties under construction, and pay closing costs of approximately $1.2 million.

The Borrowers and the Sponsor. The borrowers consist of 40 single-purpose Delaware limited liability companies, each structured to be bankruptcy-remote with at least two independent directors (the “Gateway Net Lease Portfolio Borrowers”). Upon distribution of the Earnout Reserve (see “Escrows and Reserves”), ETCL Barry Pointe Plasma, LLC and ETCL Casselberry Plasma, LLC (individually and jointly the “Construction Borrower”) are required to deliver a joinder agreement, which will provide that the Construction Borrower is added to and bound by the Gateway Net Lease Portfolio Whole Loan documents.

The sponsor, ETCL Venture LP, is a joint venture between China Life Insurance (Overseas) Company Limited (“China Life”) (94.6%) and ET II-CL 2016, LLC and ElmTree Managing Member II, LLC (collectively, “ElmTree”) (5.4%). At origination, China Life purchased 94.6% of ElmTree’s stake in the portfolio. There is no nonrecourse carve-out guarantor for the Gateway Net Lease Portfolio Whole Loan and the borrowers are the sole parties liable for any breach or violation of the nonrecourse carve-out provisions in the Gateway Net Lease Portfolio Whole Loan documents or the related environmental indemnity. Headquartered in Beijing, China, China Life and its subsidiaries comprise the largest commercial insurance group in mainland China with over 130,000 employees and approximately $361.6 billion in assets under management as of June 20, 2016. As of May 24, 2017, China Life had a market capitalization of approximately $111.6 billion and is the first insurance company to be triple-listed on the New York, Hong Kong and Shanghai exchanges. ElmTree is a real estate investment firm focusing primarily on commercial real estate net lease, sale-leaseback and build-to-suit opportunities and has completed in excess of $4.0 billion in commercial real estate transactions.

The Properties. The Gateway Net Lease Portfolio Properties are comprised of 41 single tenant industrial and office properties totaling approximately 5.3 million SF (inclusive of two properties currently under construction and expected to open in the fourth quarter of 2017, Baxalta (Barry Pointe) and Baxalta (Casselberry), which will be added to the collateral upon distribution of the allocated loan proceeds that were withheld at closing in the Earnout Reserve (see “Escrows and Reserves”), provided that certain conditions for such distribution of the Earnout Reserve and addition of collateral are satisfied. The Gateway Net Lease Portfolio Properties are located across 20 states, with the largest concentration of properties in Texas (23.8% of NRA), Indiana (12.1% of NRA) and Michigan (9.1% of NRA). The properties were built between 1960 and 2017 and 24 of the properties (58.3% of NRA) were built-to-suit for the respective tenants (including the two properties currently under construction). According to the borrower sponsor, approximately $249.9 million has been spent at the build-to-suit properties in addition to the landlord provided tenant improvements. The Gateway Net Lease Portfolio Properties are all leased on a triple net basis and range in size from approximately 16,686 SF to 517,000 SF. The weighted average remaining lease term for the portfolio is approximately 9.1 years. The Gateway Net Lease Portfolio Properties consist of 25 industrial properties (approximately 81.0% of NRA), nine suburban office properties (16.8% of NRA) and seven medical office properties (2.2% of NRA). The Gateway Net Lease Portfolio Properties are 100.0% leased to 26 individual tenants.

A-3-85

BANK 2017-BNK5	Gateway Net Lease Portfolio

The following table presents detailed information with respect to each of the Gateway Net Lease Portfolio Properties.

Gateway Net Lease Portfolio Properties Summary
Property Name	Location	SF	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	% of Appraised Value
BAE Facility	Fort Wayne, IN	333,750	2015 / NAP	$29,400,918	8.3%	$65,400,000	8.3%
FedEx Ground (Stratford)	Stratford, CT	225,198	2016 / NAP	$28,320,994	8.0%	$63,000,000	8.0%
FedEx (Baltimore)	Edgemere, MD	306,016	2016 / NAP	$26,073,403	7.4%	$58,000,000	7.4%
Harman Becker	Novi, MI	188,042	2015 / NAP	$20,768,279	5.9%	$46,200,000	5.9%
GE Aviation (Lafayette)	Lafayette, IN	306,406	2015 / NAP	$19,782,849	5.6%	$44,000,000	5.6%
GoDaddy	Tempe, AZ	150,000	2014 / NAP	$17,535,258	5.0%	$39,000,000	5.0%
Carrier	San Antonio, TX	517,000	2014 / NAP	$17,305,774	4.9%	$38,500,000	4.9%
Emerus	The Woodlands, TX	95,640	2000 / NAP	$14,072,753	4.0%	$31,300,000	4.0%
Cardinal Health(1)	Detroit, MI	275,951	2015 / NAP	$13,688,031	3.9%	$30,450,000	3.9%
Tyco Electronics	Shakopee, MN	176,648	2014 / NAP	$13,553,040	3.8%	$30,150,000	3.8%
FCA/Caterpillar	Seguin, TX	300,000	2012 / NAP	$12,770,096	3.6%	$28,400,000	3.6%
FedEx Ground (Staunton)	Staunton, VA	225,198	2016 / NAP	$10,745,239	3.0%	$23,900,000	3.0%
Quad Packaging (Proteus)(2)	Franklin, WI	205,000	2006 / NAP	$8,990,363	2.5%	$20,000,000	2.5%
Quad Packaging (Transpak)	Franklin, WI	218,000	2006 / NAP	$8,902,620	2.5%	$19,800,000	2.5%
T-Mobile Call Center	Birmingham, AL	66,500	1996 / 2014	$8,308,662	2.4%	$18,475,000	2.4%
Sikorsky Aircraft R&D Facility(3)	Dallas, TX	150,975	2008 / NAP	$8,045,430	2.3%	$17,900,000	2.3%
Vatterott College	Berkeley, MO	90,000	2007 / NAP	$7,464,971	2.1%	$16,600,000	2.1%
Comcast	Fort Myers, FL	57,260	2008 / NAP	$6,695,526	1.9%	$14,900,000	1.9%
Alfa Laval Plant	Richmond, VA	180,252	1990 / 2005	$6,108,317	1.7%	$13,600,000	1.7%
LKQ (New Braunfels)	New Braunfels, TX	98,771	2016 / NAP	$6,027,323	1.7%	$13,400,000	1.7%
Hitachi	Irving, TX	72,056	2000 / 2012	$5,757,342	1.6%	$12,800,000	1.6%
Cameron International	Mansfield, PA	75,000	2013 / NAP	$5,473,862	1.6%	$12,175,000	1.6%
Alliance Data Systems Office	Westerville, OH	100,800	1990 / 2005	$5,190,382	1.5%	$11,550,000	1.5%
Synchrony Financial	Longwood, FL	67,775	1983 / NAP	$4,832,658	1.4%	$10,750,000	1.4%
Baxalta (Barry Pointe)(4)	Kansas City, MO	16,686	2017 / NAP	$3,705,488	1.0%	$8,250,000	1.1%
Baxalta (Casselberry)(4)	Casselberry, FL	16,694	2017 / NAP	$3,530,000	1.0%	$7,850,000	1.0%
Baxalta (Mounds View)	Mounds View, MN	16,694	2015 / NAP	$3,334,264	0.9%	$7,420,000	0.9%
Baxalta (Grand Rapids)	Grand Rapids, MI	16,694	2014 / NAP	$3,327,514	0.9%	$7,400,000	0.9%
Gerdau	Las Vegas, NV	46,976	1986 / 2015	$3,327,514	0.9%	$7,400,000	0.9%
Baxalta (Wausau)	Wausau, WI	16,694	2015 / NAP	$3,239,771	0.9%	$7,200,000	0.9%
Baxalta (Springfield)	Springfield, MO	16,694	2015 / NAP	$3,145,277	0.9%	$7,000,000	0.9%
LKQ (Salisbury)	Charlotte, NC	205,100	1960 / 2005	$3,145,277	0.9%	$7,000,000	0.9%
Baxalta (Ankeny)	Ankeny, IA	16,694	2015 / NAP	$2,969,790	0.8%	$6,600,000	0.8%
H&E Equipment Services (San Antonio)	San Antonio, TX	26,535	2015 / NAP	$2,605,315	0.7%	$5,800,000	0.7%
H&E Equipment Services (New Orleans)	New Orleans, LA	18,808	2015 / NAP	$2,450,077	0.7%	$5,450,000	0.7%
GE Aviation (Pompano)	Pompano Beach, FL	30,892	1985 / 2012	$2,294,837	0.7%	$5,100,000	0.6%
Saint-Gobain Warehouse	Russellville, AL	102,950	2009, 2014 / NAP	$2,065,354	0.6%	$4,600,000	0.6%
H&E Equipment Services (Columbia)	Columbia, SC	19,380	2015 / NAP	$2,045,105	0.6%	$4,550,000	0.6%
H&E Equipment Services (Yukon)	Yukon, OK	19,608	2015 / NAP	$2,018,107	0.6%	$4,490,000	0.6%
LKQ (Toledo)	Toledo, OH	207,998	1975, 2012 / 2013	$2,011,358	0.6%	$4,475,000	0.6%
H&E Equipment Services (Greer)	Greer, SC	19,608	2015 / NAP	$1,970,860	0.6%	$4,380,000	0.6%
Total		5,296,943		$353,000,000	100.0%	$785,215,000	100.0%

(1)	Cardinal Health is currently planning to exercise its option to construct an additional 40,000-70,000 SF on the existing property. Upon completion, the Cardinal Health lease will be extended to 15 years. The tenant is estimated to spend $4.9 million on the construction which is expected to begin by the end of 2018.

(2)	Quad Packaging (Proteus) is currently planning to construct an additional 200,000 SF on the existing property. Upon completion, the Quad Packaging (Proteus) lease will be extended to 15 years. The tenant is estimated to spend $16.0 million on the construction which is expected begin by the end of 2017.

(3)	Sikorsky Aircraft R&D Facility is currently planning to construct an additional 30,000 SF on the existing property. Upon completion, the Sikorsky Aircraft R&D Facility lease will be extended to 10-12 years. The tenant is estimated to spend $3.0 million on the construction which is expected begin by mid-2018.

(4)	“As Stabilized” and “As Complete” values were used for Baxalta (Barry Pointe) and Baxalta (Casselberry), respectively. Both properties are expected to open in the fourth quarter of 2017 and will be added to the collateral upon distribution of the Earnout Reserve, provided that certain conditions for such distribution of the Earnout Reserve and addition of collateral are satisfied. See “Escrows and Reserves.”

A-3-86

BANK 2017-BNK5	Gateway Net Lease Portfolio

Major Properties (by allocated loan amount)

BAE Facility. The largest property by allocated loan amount is BAE Facility, a 333,750 SF manufacturing facility situated on approximately 39.2 acres and located in Fort Wayne, Indiana. BAE Facility was constructed in 2015 on a build-to-suit basis and consists of an approximately 86.5% manufacturing component and an approximately 13.5% office component. The manufacturing component of the property features 24-foot ceilings, two dock doors, LED lighting and air conditioning throughout approximately 93.6% of the area. The office component features a café, full commercial grade kitchen and an employee gym. The property contains 948 parking spaces (approximately 2.8 spaces per 1,000 SF.)

BAE Facility is currently 100.0% leased to BAE Systems Controls, Inc. (“BAE Systems”) on a triple net basis through August 2025 with four remaining five-year extension options. BAE Systems is a subsidiary of Bay Systems PLC, a British multinational defense, security and aerospace company headquartered in London, United Kingdom and traded publicly on the London Stock Exchange (LSE:BA). BAE Systems uses the property for electronics manufacturing for the commercial aviation and defense industries. BAE Systems accounts for approximately 6.3% and 8.6% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

BAE Facility is located in Fort Wayne, Indiana and is approximately 6.6 miles southwest of the Fort Wayne central business district. Access is provided via Ardmore Avenue to the east and Airport Expressway to the south as well as Interstate 69 and Interstate 469, which are located approximately 5.0 miles east and 4.5 miles south, respectively of BAE Facility. BAE Facility is located in the Fort Wayne industrial market which according to a market report, as of year-end 2016 consisted of approximately 20.8 million SF with an overall vacancy rate of 4.7%. The average age of the industrial properties identified was approximately 44.4 years as compared to BAE Facility which was constructed in 2015. BAE Facility is one of 76 industrial facilities over 100,000 SF in the Fort Wayne industrial market. The appraisal identified six comparable single tenant industrial facilities ranging in size from 81,578 SF to 393,817 SF and constructed between 2000 and 2016. Base rents for the comparable triple-net leases ranged from $6.89 PSF to $13.73 PSF, with a weighted average of approximately $8.97 PSF, as compared to BAE Facility’s underwritten rent of $13.90 PSF. The appraisal did not identify any properties currently under construction that would compete with BAE Facility, however noted the large inventory of available development land in the subject neighborhood.

FedEx Ground (Stratford). The second largest property by allocated loan amount is FedEx Ground (Stratford), a 225,198 SF warehouse and distribution facility situated on approximately 28.2 acres in Stratford, Connecticut. FedEx Ground (Stratford) was constructed in 2016 on a build-to-suit basis and consists of an approximately 88.8% warehouse component and an approximately 11.2% office component. The distribution-warehouse component of the property features a clear height of approximately 26 feet, 61 loading docks and seven overhead drive-in steel doors, accommodates the turning radius of 18-wheel semi-trucks, and has additional areas for equipment trailer storage and truck parking. FedEx Ground (Stratford) contains 230 parking spaces (approximately 1.0 space per 1,000 SF).

FedEx Ground (Stratford) is currently 100.0% leased to FedEx Ground Package System, Inc. on a triple net basis through June 2026 with two remaining five-year extension options. FedEx Ground Package System, Inc. is a division of FedEx Corporation (“FedEx”). FedEx provides transportation, e-commerce and business services in the United States and internationally, serving more than 220 countries and territories with over 400,000 employees and 2016 fiscal year revenue of $50.4 billion. FedEx Ground Package System, Inc. provides small-package ground delivery in North America. FedEx Ground (Stratford) accounts for approximately 4.3% and 6.8% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

FedEx Ground (Stratford) is located in Stratford, Connecticut within Fairfield County. Access is provided via Interstate 95 to the north and west, U.S. Route 1 and Route 130, which are approximately 2.9 and 2.3 miles north, respectively, and Route 113 approximately 1.6 miles east of FedEx Ground (Stratford). Interstate 95 provides access to New England to the east and north and New York to the west. FedEx Ground (Stratford) is less than five miles from the Metro North Stratford Center Rail station and the Bridgeport Transit Center, which provide train access to New York City (approximately 48.9 miles southwest) and to Stamford and New Haven, Connecticut. FedEx Ground (Stratford) is located in the Stratford industrial market which according to a market report consists of approximately 9.4 million SF of industrial space (207 buildings) with an overall vacancy rate of 19.2%. The appraisal identified six comparable triple net lease rentals at industrial facilities ranging in size from 50,000 SF to 362,474 SF and constructed between 1970 and 2016, concluding to a market rent of $16.00 PSF, as compared to FedEx Ground (Stratford)’s underwritten rent of $16.31 PSF. These comparable rentals were either located in Fairfield County or were similar leases to FedEx in the tri-state area. The appraisal did not identify any properties currently under construction that would compete with FedEx Ground (Stratford).

FedEx (Baltimore). The third largest property by allocated loan amount is FedEx (Baltimore), a 306,016 SF warehouse and distribution facility situated on approximately 47.4 acres and located in Edgemere, Maryland. FedEx (Baltimore) was constructed in 2016 and consists of an approximately 95.7% warehouse component and an approximately 4.3% office component. The distribution-warehouse component of the property features a clear height of approximately 32 feet and is a sorting facility that can accommodate up to 450 trucks on-site, with an additional service center which can accommodate five trucks. FedEx (Baltimore) contains 631 parking spaces (approximately 2.1 spaces per 1,000 SF).

FedEx (Baltimore) is currently 100.0% leased to FedEx Ground Package System, Inc. on a triple net basis through December 2031 with two remaining five-year extension options. FedEx (Baltimore) accounts for approximately 5.8% and 6.8% of the net rentable area and underwritten base rent, respectively, of the Gateway Net Lease Portfolio Properties.

FedEx (Baltimore) is located in Edgemere, Maryland in the Sparrows Point area of Baltimore County, approximately 10.0 miles southeast of the Baltimore central business district. Access is provided via the Baltimore Beltway (Interstate 695), which crosses the Baltimore Harbor less than 1.0 mile west of FedEx (Baltimore). Sparrows Point includes the Sparrows Point Peninsula with more than 3,000 acres of newly industrially zoned land. According to the appraisal, FedEx (Baltimore) is located in the Baltimore County East submarket of the Baltimore industrial market. As of the fourth quarter of 2016, the Baltimore County East warehouse market consisted of approximately 14.3 million SF of industrial space (140 buildings) with an overall vacancy rate of approximately 9.9%. The appraisal identified five comparable triple net lease rentals at industrial facilities ranging in size from 11,957 SF to 371,778 SF and constructed between 1970 and 2017, concluding to a market rent of $16.00 PSF, as compared to FedEx Ground (Baltimore)’s underwritten rent of $11.99 PSF. The appraisal identified approximately 1,402,144 SF of warehouse space currently under construction in the Baltimore industrial market that would compete with FedEx (Baltimore).

A-3-87

BANK 2017-BNK5	Gateway Net Lease Portfolio

The following table presents detailed information with respect to the tenancy of the Gateway Net Lease Portfolio Properties.

Gateway Net Lease Portfolio Tenant Summary
Property Name	Ratings(1) Fitch/Moody’s/S&P	SF	% of Total SF	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
BAE Facility	BBB/Baa2/BBB	333,750	6.3%	$13.90	8.6%	8/31/2025
FedEx Ground (Stratford)	NR/Baa2/BBB	225,198	4.3%	$16.31	6.8%	6/30/2026
FedEx (Baltimore)	NR/Baa2/BBB	306,016	5.8%	$11.99	6.8%	12/31/2031
Harman Becker	A+/A1/A+	188,042	3.6%	$19.56	6.8%	10/31/2030
GE Aviation (Lafayette)	AA-/A1/AA-	306,406	5.8%	$9.49	5.4%	9/13/2030
GoDaddy	NR/NR/NR	150,000	2.8%	$17.64	4.9%	5/31/2025
Carrier(2)	A-/A3/A-	517,000	9.8%	$4.58	4.4%	9/30/2026
Emerus	NR/NR/NR	95,640	1.8%	$24.25	4.3%	12/31/2026
Cardinal Health	NR/NR/NR	275,951	5.2%	$6.90	3.5%	4/30/2030
Tyco Electronics(3)	NR/NR/A-	176,648	3.3%	$11.33	3.7%	4/30/2024
FCA/Caterpillar(4)	NR/NR/NR	300,000	5.7%	$6.25	3.5%	8/31/2022
FedEx Ground (Staunton)	NR/Baa2/BBB	225,198	4.3%	$6.64	2.8%	3/31/2026
Quad Packaging (Proteus)	NR/NR/NR	205,000	3.9%	$6.04	2.3%	12/16/2021
Quad Packaging (Transpak)	NR/NR/NR	218,000	4.1%	$5.63	2.3%	12/16/2021
T-Mobile Call Center	BBB+/Baa1/BBB+	66,500	1.3%	$18.50	2.3%	2/28/2025
Sikorsky Aircraft R&D Facility(5)	BBB+/Baa1/BBB+	150,975	2.9%	$8.40	2.4%	1/31/2019
Vatterott College	NR/NR/NR	90,000	1.7%	$16.14	2.7%	12/31/2024
Comcast	A-/A3/A-	57,260	1.1%	$19.87	2.1%	6/30/2020
Alfa Laval Plant	NR/NR/BBB+	180,252	3.4%	$6.48	2.2%	12/31/2021
LKQ (New Braunfels)	NR/Ba2/BB	98,771	1.9%	$10.01	1.8%	8/31/2033
Hitachi	NR/NR/NR	72,056	1.4%	$12.99	1.7%	4/30/2022
Cameron International	NR/NR/AA-	75,000	1.4%	$14.74	2.0%	12/14/2023
Alliance Data Systems Office	NR/NR/NR	100,800	1.9%	$9.45	1.8%	7/31/2024
Synchrony Financial	BBB-/NR/BBB-	67,775	1.3%	$11.01	1.4%	5/31/2025
Baxalta (Barry Pointe)(6)	NR/NR/BBB-	16,686	0.3%	$29.66	0.9%	8/31/2032
Baxalta (Casselberry)(6)	NR/NR/BBB-	16,694	0.3%	$29.86	0.9%	10/31/2032
Baxalta (Mounds View)	NR/NR/BBB-	16,694	0.3%	$28.83	0.9%	11/30/2030
Baxalta (Grand Rapids)	NR/NR/BBB-	16,694	0.3%	$28.91	0.9%	11/30/2030
Gerdau	NR/NR/BBB-	46,976	0.9%	$13.31	1.2%	3/31/2025
Baxalta (Wausau)	NR/NR/BBB-	16,694	0.3%	$26.81	0.8%	10/31/2030
Baxalta (Springfield)	NR/NR/BBB-	16,694	0.3%	$27.03	0.8%	11/30/2030
LKQ (Salisbury)	NR/Ba2/BB	205,100	3.9%	$2.33	0.9%	8/6/2030
Baxalta (Ankeny)	NR/NR/BBB-	16,694	0.3%	$25.41	0.8%	11/30/2030
H&E Equipment Services (San Antonio)	NR/B3/BB-	26,535	0.5%	$15.81	0.8%	11/30/2030
H&E Equipment Services (New Orleans)	NR/B3/BB-	18,808	0.4%	$22.41	0.8%	12/31/2030
GE Aviation (Pompano)	AA-/A1/AA-	30,892	0.6%	$12.36	0.7%	8/14/2022
Saint-Gobain Warehouse(7)	BBB/Baa2/BBB	102,950	1.9%	$3.73	0.7%	9/1/2024
H&E Equipment Services (Columbia)	NR/B3/BB-	19,380	0.4%	$17.10	0.6%	12/31/2030
H&E Equipment Services (Yukon)	NR/B3/BB-	19,608	0.4%	$16.53	0.6%	6/30/2030
LKQ (Toledo)	NR/Ba2/BB	207,998	3.9%	$1.56	0.6%	6/17/2027
H&E Equipment Services (Greer)	NR/B3/BB-	19,608	0.4%	$17.06	0.6%	11/30/2030
Total / Wtd. Avg.		5,296,943	100.0%	$10.18	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Carrier has the right to terminate its lease on October 1, 2019 or October 1, 2021, with six months’ notice.

(3)	Tyco Electronics has the right to terminate its lease if either landlord’s removal of hazardous materials or defects covered by construction warranty cause a business interruption lasting more than 90 days.

(4)	FCA/Caterpillar has the right to terminate its lease if the related service agreement between FCA LLC and Caterpillar Inc. with respect to contracting services performed by FCA for Caterpillar at the property is terminated and not assumed by a transferee permitted under the related lease, with the payment of a termination fee.

(5)	Sikorsky Aircraft R&D Facility has the right to terminate its lease with 12 months’ notice and the payment of a termination fee.

(6)	Cameron International has the right to terminate its lease as of March 31, 2019, with 12 months’ notice and the payment of a termination fee.

(7)	Baxalta (Barry Pointe) and Baxalta (Casselberry) are currently under construction, expected to open in the fourth quarter of 2017 and will be added to the collateral upon distribution of the Earnout Reserve, provided that certain conditions for such distribution of the Earnout Reserve and addition of collateral are satisfied. See “Escrows and Reserves.”

(8)	Saint-Gobain Warehouse has the right to terminate its lease any time after August 4, 2017, if the tenant’s annual sales have fallen by at least 20.0% compared to the annual sales for the first 12 months of the lease term.

A-3-88

BANK 2017-BNK5	Gateway Net Lease Portfolio

The following table presents certain information with respect to the lease rollover at the Gateway Net Lease Portfolio Properties.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring SF	% of Total SF Expiring	Cumulative SF Expiring	Cumulative % of SF Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	150,975	2.9%	150,975	2.9%	$8.40	2.4%	2.4%
2020	1	57,260	1.1%	208,235	3.9%	$19.87	2.1%	4.5%
2021	3	603,252	11.4%	811,487	15.3%	$6.03	6.7%	11.2%
2022	3	402,948	7.6%	1,214,435	22.9%	$7.93	5.9%	17.1%
2023	1	75,000	1.4%	1,289,435	24.3%	$14.74	2.0%	19.2%
2024	4	470,398	8.9%	1,759,833	33.2%	$10.18	8.9%	28.1%
2025	5	665,001	12.6%	2,424,834	45.8%	$14.87	18.3%	46.4%
2026	4	1,063,036	20.1%	3,487,870	65.8%	$9.27	18.3%	64.7%
2027	1	207,998	3.9%	3,695,868	69.8%	$1.56	0.6%	65.3%
2028 & Beyond	18	1,601,075	30.2%	5,296,943	100.0%	$11.70	34.7%	100.0%
Vacant	0	0	0.0%	5,296,943	100.0%	$0.00	0.0%	100.0%
Total / Wtd. Avg.	41	5,296,943	100.0%			$10.18	100.0%

(1)	Based on each tenant’s lease.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

Ground Leases. Four of the Gateway Net Lease Portfolio Properties are subject to ground leases: (i) FedEx (Baltimore), which has a current annual base rent of $1,324,400 with a lease expiration on July 31, 2021, with 17 five-year extension options; (ii) GoDaddy, which has a current annual base rent of approximately $568,222 with a lease expiration on December 31, 2101, with no renewal options; (iii) Sikorsky Aircraft R&D Facility, which has a current annual base rent of approximately $275,748 with a lease expiration on February 21, 2049, with no renewal options; and (iv) Hitachi, which has a current annual base rent of approximately $93,455 with a lease expiration on April 13, 2040, with no renewal options. Please see “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases”, in the Prospectus.

The Markets. The Gateway Net Lease Portfolio Properties are geographically diverse, located in 39 different cities across 20 states. The Gateway Net Lease Portfolio Properties are located in Texas (23.8% of NRA), Indiana (12.1% of NRA), Michigan (9.1% of NRA), Wisconsin (8.3% of NRA), Virginia (7.7% of NRA), Ohio (5.8% of NRA) and Maryland (5.8% of NRA) with 27.5% of net rentable area located across an additional 13 other states.

A-3-89

BANK 2017-BNK5	Gateway Net Lease Portfolio

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Gateway Net Lease Portfolio Properties:

Cash Flow Analysis(1)
	In-Place	U/W	U/W PSF
Base Rent(2)(3)	$51,948,929	$53,930,697	$ 10.18
Vacant Income	0	0	0.00
Gross Potential Rent	$51,948,929	$53,930,697	$10.18
Total Recoveries	0	29,231,519	5.51
Less: Vacancy/Bad Debt	0	(4,158,111)	(5.0%)
Effective Gross Income	$51,948,929	$79,004,104	$14.92
Total Operating Expenses(4)	0	29,231,519	5.52
Net Operating Income	$51,948,929	$49,772,586	$9.40
TI/LC	0	3,909,520	0.74
Capital Expenditures	0	781,904	0.15
Net Cash Flow	$51,948,929	$45,081,162	$8.51

Occupancy %	100.0%	95.0%
NOI DSCR(5)	4.07x	3.90x
NCF DSCR(5)	4.07x	3.54x
NOI Debt Yield(5)	14.7%	14.1%
NCF Debt Yield(5)	14.7%	12.8%

(1)	The Gateway Net Lease Portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Historical financials and historical occupancy are unavailable.

(2)	In-Place Base Rents based on each tenant’s lease.

(3)	UW Base Rent includes contractual rent underwritten through April 2017 for non-investment grade tenants and the straight-line average rent through the sooner of lease expiration and the end of the loan term for investment grade tenants. UW Base Rent also includes income from Baxalta (Barry Pointe) and Baxalta (Casselberry), which are under construction and are expected to open in the fourth quarter of 2017 and will be added to the collateral upon distribution of the Earnout Reserve, provided that certain conditions for such distribution of the Earnout Reserve and addition of collateral are satisfied. See “Escrows and Reserves.”

(4)	All leases are triple net. U/W Total Recoveries and U/W Total Operating Expenses are shown for illustrative purposes.

(5)	Debt service coverage ratios and debt yields are based on the Gateway Net Lease Portfolio Senior Loan and exclude the Gateway Net Lease Portfolio Subordinate Loan.

Escrows and Reserves. At loan origination, the Gateway Net Lease Portfolio Borrowers established a $10,720,000 reserve (the “Earnout Reserve”) in connection with the two properties under construction, Baxalta (Barry Pointe) and Baxalta (Casselberry). Under the Gateway Net Lease Portfolio Whole Loan documents, the Gateway Net Lease Portfolio Borrowers are entitled to disbursements from this reserve upon satisfaction of the following terms and conditions, among others: (i) no event of default has occurred and is continuing on either the date of the request or the date of the advance; (ii) the net operating income for each of the two properties under construction provides for a debt yield of at least 9.8% based on the outstanding principal balance of the allocated Gateway Net Lease Portfolio Whole Loan amount for such property (including the amount requested for disbursement from the reserve); (iii) the owners of the properties deliver a joinder to the Gateway Net Lease Portfolio Whole Loan documents; (iv) the loan-to-value ratio based on the allocated loan amount for each property is not greater than 65.5%; and (v) the applicable property is 100.0% occupied by tenants paying full and unabated rent pursuant to one or more leases approved by the lender in accordance with the Gateway Net Lease Portfolio Whole Loan documents.

Upon the occurrence of a Cash Sweep Period (as defined below), the Gateway Net Lease Portfolio Borrowers are required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums, (iii) $110,353 for replacement reserves (subject to a cap of $2,648,472 ($0.50 PSF)), (iv) $331,059 for tenant improvement and leasing commissions (subject to a cap of $7,945,415 ($1.50 PSF)), and (v) 1/12 of ground rent due under each ground lease.

Each of the foregoing monthly deposit requirements is waived to the extent (a) no Cash Sweep Period is continuing, (b) provided that no event of default is continuing, the Gateway Net Lease Portfolio Borrowers provide to the lender satisfactory evidence that such required amounts are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, or (c) solely with respect to clause (ii) above, the Gateway Net Lease Portfolio Borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy.

A “Cash Sweep Period” will commence upon (i) an event of default under the Gateway Net Lease Portfolio Whole Loan; (ii) any bankruptcy or insolvency action of a borrower or an affiliated manager or (iii) the debt yield (as calculated based on the Gateway Net Lease Portfolio Whole Loan less the amount of the Earnout Reserve not yet released) being less than 8.5% for one calendar quarter based on the trailing three-month period (a “Debt Yield Trigger Event”). A Cash Sweep Period will end (i) if caused solely by an event of default, the acceptance by the lender of a cure of such event of default, (ii) if caused solely by a bankruptcy action of an affiliated manager, provided no event of default is continuing, if the property manager is replaced with a qualified property manager, or (iii) if caused solely by the occurrence of a Debt Yield Trigger Event, provided no event of default is continuing, upon the debt yield being 8.5% or greater for one calendar quarter based upon the trailing three month period. A Cash Sweep Period cannot be cured if caused by a bankruptcy action of a borrower.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Gateway Net Lease Portfolio Whole Loan, with springing cash management upon the occurrence of a Cash Sweep Period. During a Cash Sweep Period, all funds are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Gateway Net Lease Portfolio Whole Loan documents with all excess cash flow required to be held in the excess cash flow subaccount as additional security for the Gateway Net Lease Portfolio Whole Loan.

A-3-90

BANK 2017-BNK5	Gateway Net Lease Portfolio

Additional Secured Indebtedness (not including trade debts). The Gateway Net Lease Portfolio Properties also secure the Gateway Net Lease Portfolio Pari Passu Companion Loans, with an aggregate cut-off date principal balance of $308,000,000. The promissory notes evidencing the Gateway Net Lease Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Gateway Net Lease Portfolio Mortgage Loan. The Gateway Net Lease Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Gateway Net Lease Portfolio Pari Passu Companion Loans.

The Gateway Net Lease Portfolio Properties also secure the Gateway Net Lease Portfolio Subordinate Loan, with an aggregate cut-off date balance of $170,000,000, held by Athene Annuity and Life Company, Athene Annuity & Life Assurance Company, American Equity Investment Life Insurance Company, Midland National Life Insurance Company and American Equity Investment Life Insurance Company and which carries an interest rate of 5.40% per annum. The Gateway Net Lease Portfolio Subordinate Loan is co-terminous with the Gateway Net Lease Portfolio Mortgage Loan and the Gateway Net Lease Portfolio Pari Passu Companion Loans and is also interest-only for the full term. Prior to the occurrence of certain events of default under the Gateway Net Lease Portfolio Whole Loan, the Gateway Net Lease Portfolio Subordinate Loan will be entitled to receive scheduled payments of principal and interest under the Gateway Net Lease Portfolio Whole Loan.

The holders of the Gateway Net Lease Portfolio Mortgage Loan, the Gateway Net Lease Portfolio Pari Passu Companion Loans and the Gateway Net Lease Portfolio Subordinate Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Gateway Net Lease Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Gateway Net Lease Portfolio Pari Passu-A/B Whole Loan” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After June 5, 2019 the Gateway Net Lease Portfolio Borrowers are permitted to obtain the release of individual properties, provided, among other things, (a) no event of default has occurred and is continuing under the Gateway Net Lease Portfolio Whole Loan; (b) the Gateway Net Lease Portfolio Borrowers prepay the Gateway Net Lease Portfolio Whole Loan by an amount equal to 110.0% of the individual property’s allocated loan amount (including payment of the yield maintenance premium, if applicable); and (c) after giving effect to the release of such individual property, the debt yield for the then remaining properties is equal to or greater than (i) the greater of (A) the debt yield for all the properties then remaining immediately prior to giving effect to the release or (B) 10.0% or (ii) 14.0% (collectively, the “Release Debt Yield”), provided that the Gateway Net Lease Portfolio Borrowers are permitted to prepay a portion of the Gateway Net Lease Portfolio Whole Loan in order to satisfy the Release Debt Yield requirements.

Terrorism Insurance. The Gateway Net Lease Portfolio Borrowers are required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism or other similar acts, provided that the Gateway Net Lease Portfolio Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the property and business interruption insurance premiums (on a stand-alone basis) but excluding the windstorm and flood components of such premiums.

A-3-91

BANK 2017-BNK5	200 Center Anaheim

Mortgage Loan No. 10 – 200 Center Anaheim

A-3-92

BANK 2017-BNK5	200 Center Anaheim

Mortgage Loan No. 10 – 200 Center Anaheim

200 Center Anaheim
200 & 295 West Center Street Promenade
Anaheim, CA 92805
Fullerton
Downtown Fullerton
Fullerton College
Cal. State University Fullerton
Clayes Performing Arts Center
Hope Intl. University
College Plaza
Fullerton Crossings
Kimberly-Clark
Fullerton Town Center
Orangefair Marketplace
Placentia
METROLINK 91 LINE
Riverside Fwy
Orange Fwy
Los Angeles Intl. Airport 32 miles
Downtown Los Angeles 23 miles
Northwest Anaheim
Anaheim Memorial Medical Ctr.
La Palma Park and Stadium
Sycamore Plaza
ORANGE COUNTY
Sage Park
Anaheim Plaza
Pearson Park
Pioneer Park
Anaheim Colony Historic District
Downtown Anaheim
The Rinks Anaheim ICE
Muzeo Museum and Cultural Ctr.
Anaheim Central Library
Anaheim Town Square
METROLINK ORANGE COUNTY LINE
ANAHEIM
Southeast Anaheim
Boysen Park
Willow Park
Ball & Euclid Plaza
Anaheim Global Medical Ctr.
International Paper
L-3 Power Paragon
Manchester Ave.
Santa Ana Fwy
Modjeska Park
Palm Lane Park
West Anaheim
Downtown Disney Parking
Downtown Disney
DISNEYLAND
Rose Court Garden
Disney California Adventure Park
Bedrosians
Consolidated Container Co.
Anaheim Marketplace
American Sports Ctr.
Platinum Triangle
Anaheim Regional Transportation Intermodal Center (ARTIC)
Honda Center
Anaheim Gardenwalk
Sheraton Park Hotel @ The Anaheim Resort
Anaheim Convention Center
Disney Theme Parks Parking
Anaheim Resort
City National Grove of Anaheim
Angel Stadium
Business Expo Center
John Wayne Airport 12 miles
Stoddard Park
Garden Grove
Orange
Santa Ana R.
Chapman Ave.
Commonwealth Ave.
Orangethorpe Ave.
La Palma Ave.
Lincoln Ave.
Broadway
Santa Ana St.
Vermont Ave.
Ball Rd.
Katella Ave.
Orangewood Ave.
Euclid St.
Harbor Blvd.
Anaheim Blvd.
East St.
Raymond Ave.
Acacia Ave.
State College Blvd.
Sunkist St.
Anaheim Dr.
West St.
SAN GABRIEL MTS.
LOS ANGELES
Pasadena
Glendale
Burbank
Santa Monica
Long Beach
Santa Ana
Pomona
Ontario
Rancho Cucamonga
Torrance
Huntington Beach
Irvine
Corona
Pacific Ocean

A-3-93

BANK 2017-BNK5	200 Center Anaheim

Mortgage Loan No. 10 – 200 Center Anaheim

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$43,500,000			Location:	Anaheim, CA 92805
Cut-off Date Balance:	$43,500,000			General Property Type:	Office
% of Initial Pool Balance:	3.5%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Jeffrey S. Mayer; David Tevelde; Anne Sconberg; Les Barkley; Scott Workman			Year Built/Renovated:	1991/2015
Mortgage Rate:	4.19500%			Size:	191,556 SF
Note Date:	5/25/2017			Cut-off Date Balance per SF :	$227
First Payment Date:	7/11/2017			Maturity Date Balance per SF:	$207
Maturity Date:	6/11/2027			Property Manager:	Greenlaw Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	0 months
Prepayment Provisions:	LO (24); DEF (92); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI(3):	$4,284,959
Additional Debt Type:	N/A			UW NOI Debt Yield(3):	9.9%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity(3):	10.9%
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			UW NCF DSCR:	2.17x (IO); 1.57x (P&I)
				Most Recent NOI(3):	($423,075) (2/28/2017 TTM)
Reserves(2)				2nd Most Recent NOI(3):	($624,066) (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	N/A
RE Tax:	$80,709	$26,903	N/A	Most Recent Occupancy:	100.0% (6/1/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Recurring Replacements:	$0	$3,991	$95,778	3rd Most Recent Occupancy:	100.0% (12/31/2015)
TI/LC:	$0	$0	N/A	Appraised Value (as of):	$63,400,000 (7/1/2017)
Elevator Renovation:	$950,000	$0	N/A	Cut-off Date LTV Ratio:	68.6%
Rent Concession Reserve:	$390,774	$0	N/A	Maturity Date LTV Ratio:	62.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$43,500,000	69.9%	Purchase Price	$58,900,000	94.6%
Borrower Equity:	$18,765,825	30.1%	Reserves	$1,421,483	2.3%
			Closing Costs:	$1,944,342	3.1%
Total Sources:	$62,265,825	100.0%	Total Uses:	$62,265,825	100.0%

(1)	See “—Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	2nd Most Recent NOI and Most Recent NOI were negative due to St. Joseph Heritage Healthcare receiving full rent abatement for the first 17 months of its lease and partial rent abatement for the following seven months of its lease. The abatement expired in May 2017 and St. Joseph Heritage Healthcare is now paying full unabated rent. See “—Operating History and Underwritten Net Cash Flow” below. UW NOI includes the average St. Joseph Heritage Healthcare rent over the remaining lease term due to the investment grade nature of the tenant.

(4)	3rd Most Recent NOI is not available as financials prior to 2016 were not provided by the seller.

The Mortgage Loan. The tenth largest mortgage loan (the “200 Center Anaheim Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $43,500,000, secured by a first priority fee mortgage encumbering a 191,556 SF, class A single tenant office building located in Anaheim, California (the “200 Center Anaheim Property”).

The proceeds of the 200 Center Anaheim Mortgage Loan, along with borrower equity of approximately $18.8 million, were used to acquire the 200 Center Anaheim Property, fund reserves, and pay closing costs.

A-3-94

BANK 2017-BNK5	200 Center Anaheim

The Borrower and the Sponsor. The borrower comprises five tenants in common: 200 Center Alton, LLC; 200 Center Barkley, LLC; 200 Center Oceanside, LLC; 200 Center Tevelde, LLC; and 200 Center Workman, LLC (collectively, the “200 Center Anaheim Borrower”), each a single-purpose Delaware limited liability company and single purpose entity with at least one independent director. The sponsors of the 200 Center Anaheim Borrower are Jeffrey S. Mayer, David Tevelde, Anne Sconberg, Les Barkley, and Scott Workman. The nonrecourse carve-out guarantor is Jeffrey S. Mayer, who manages 200 Center Alton, LLC, which has been designated as the sole contact and notice party to interact with the lender on behalf of the 200 Center Anaheim Borrower.

Mr. Mayer has more than 30 years of experience owning, acquiring, and managing commercial real estate properties. Mr. Mayer’s current real estate portfolio includes four office assets totaling 249,076 square feet, two retail assets totaling 93,779 square feet, and four multifamily assets totaling 313 units, as well as 252 acres of farmland primarily located in California.

The Property. The 200 Center Anaheim Property consists of the fee interest in an eight-story, class A office building totaling 191,556 square feet located in downtown Anaheim, California. The 200 Center Anaheim Property was previously owned and 100% occupied by AT&T since 2006, until AT&T vacated and sold the 200 Center Anaheim Property to PRES Companies (“PRES”) in 2014. PRES significantly renovated the 200 Center Anaheim Property, spending approximately $2.1 million to develop a brand new lobby, renovate the common areas, refurbish the elevator cabs, and replace the HVAC system. PRES was then approached by St. Joseph Heritage Healthcare (“SJH”) to lease the entire 200 Center Anaheim Property, signing a lease in October 2014 with lease commencement occurring in June 2015. An additional $17.5 million ($92 PSF) was spent building out SJH’s space, of which $7.0 million ($36 PSF) was contributed by the tenant.

The 200 Center Anaheim Property features open ceilings, collaborative work spaces, modern conference rooms, a fitness center with showers, attractive employee lunch rooms, a small game area for employees with a pool table, ping pong table, and pinball machine, outdoor seating areas, and an expansive banquet and training room that can be partitioned off into three separate rooms with coordinated audio visual capabilities. The 200 Center Anaheim Property also includes ample parking in a four-story parking structure adjacent to the 200 Center Anaheim Property, which has 955 parking spaces (resulting in a parking ratio of 5.0 spaces per 1,000 square feet of net rentable area).

Established in 1982, SJH (rated AA-/Aa3/AA- by Fitch/Moody’s/S&P, respectively) is a not-for-profit, integrated Catholic health care delivery system sponsored by the St. Joseph Health Ministry. SJH provides a full range of care facilities including 16 acute care hospitals, home health agencies, hospice care, outpatient services, skilled nursing facilities, community clinics, and physician groups. Based in Irvine, California, SJH serves 10 distinct communities within three general regions – Northern California, Southern California, and Texas - and has more than 24,000 employees. SJH consolidated various office spaces and employees from 9 prior locations within Orange County to the 200 Center Anaheim Property in order to centralize SJH’s shared services. SJH uses the 200 Center Anaheim Property as its main office for shared company services across the health network, including administrative, billing, finance, information technology, facilities, claims, care integration, and human resources departments which support approximately 150 non-acute care locations across California.

In July 2016, SJH merged with Providence Health & Services to form Providence St. Joseph Health (“PSJH”), becoming the third largest nonprofit health system in the country. PSJH now has more than 111,000 employees serving in 50 hospitals, 829 clinics, and a comprehensive range of services across Alaska, California, Montana, Oregon, Texas, and Washington. The PSJH family includes Providence Health & Services, SJH, Covenant Health in West Texas, Facey Medical Foundation in Los Angeles, Hoag Memorial Presbyterian in Orange County, Kadlec in Southeast Washington, Pacific Medical Centers in Seattle, and Swedish Health Services in Seattle. The newly combined company is rated AA-/Aa3/AA- by Fitch/Moody’s/S&P, respectively, as SJH was prior to the merger, and reports total net worth of $13.8 billion as of December 31, 2016.

The following table presents certain information relating to the leases at the 200 Center Anaheim Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenant
St. Joseph Heritage Healthcare	AA-/Aa3/AA-	191,556	100.0%	$5,574,280	100.0%	$29.10	5/31/2027(4)
Subtotal/Wtd. Avg.		191,556	100.0%	$5,574,280	100.0%	$29.10

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		191,556	100.0%	$5,574,280	100.0%	$29.10

(1)	Information is based on the underwritten rent roll.

(2)	The ratings shown are those of the parent company, PSJH. The tenant under the lease is St. Jude Hospital Yorba Linda doing business as SJH. The lease is guaranteed by SJH (which after the merger became a subsidiary of PSJH), which held the same credit ratings as PSJH prior to the merger. SJH’s guaranty liability is capped at $24 million and, beginning June 2017 will decrease by $200,000 each month until, after 70 adjustment dates (ending April 2023), the guaranty liability will be reduced to $10 million for the remainder of the SJH lease term.

(3)	Annual UW Rent and Annual UW Rent PSF represent the average SJH rent over the remaining lease term due to the investment grade nature of the tenant. SJH’s current annual in-place rental rate is $24.72 PSF.

(4)	SJH has three five-year lease extension options remaining.

A-3-95

BANK 2017-BNK5	200 Center Anaheim

The following table presents certain information relating to the lease rollover schedule at the 200 Center Anaheim Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	1	191,556	$29.10	100.0%	100.0%	$5,574,280	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	191,556	$29.10	100.0%		$5,574,280	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 200 Center Anaheim Property is well located along Center Street Promenade within the revitalized historic downtown area of Anaheim, California, which has many shops, restaurants, entertainment amenities, personal services, and residential units nearby. Within one block of the 200 Center Anaheim Property there are four new loft-style apartment projects totaling approximately 276 units, as well as a CVS and Vons grocery store. Additional attractions within walking distance of the 200 Center Anaheim Property include The Rinks (a public ice skating venue which also serves as the official training facility of the Anaheim Ducks National Hockey team), Muzeo Museum (an art and cultural museum featuring a variety of changing exhibitions, special events, and weekend festivals), the weekly Downtown Anaheim Farmers Park, and the Packing House (a two-level food hall modeled after the public food markets of Europe and South America). Additional attractions within four miles of the 200 Center Anaheim Property include Disneyland, Angel Stadium (home of the Los Angeles Angels of Anaheim), Honda Center (home of the Anaheim Ducks), and the Anaheim Convention Center. With convenient access to Interstate 5, the 91 Freeway, and the State Route 57, the 200 Center Anaheim Property benefits from direct commutes from outlying areas of Orange County, as well as the John Wayne Airport, which is located approximately 14.2 miles southwest.

According to a third party market report, the 2016 estimated population within a one-, three-, and five-mile radius of the 200 Center Anaheim Property was 46,005, 271,190 and 664,613, respectively and the 2016 average household income within the same radii was $60,774, $69,010 and $78,127, respectively. The 200 Center Anaheim Property is located in the North & East Anaheim office submarket. As of the first quarter of 2017, the submarket reported an inventory of 6.9 million square feet of office space, a 5.3% vacancy rate and an asking rental rate of $24.54 per square foot gross. The Class A office submarket reported an inventory of 1.1 million square feet with a 6.1% vacancy rate and an asking rent of $25.85 per square foot gross. Additionally, the Class A office submarket has exhibited stable historical trends with a 10-year average vacancy rate of 9.3%, a 15-year average vacancy rate of 9.8%, and a 20-year average vacancy rate of 9.6%.

The following table presents certain information relating to comparable office leases to the 200 Center Anaheim Property:

Comparable Leases Summary
Property Name/Location	Year Built / Renovated	Size SF	Total Occupancy	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Lease Type
Subject	1991 / 2015	191,556	100.0%	St. Joseph Heritage Healthcare	June 2015 / 12.0 Yrs	191,556	$24.72(1)	FSG
3100 Lake Center Dr. Santa Ana, CA	1986 / NAV	60,462	100.0%	OC 405 Partners	Feb. 2017 / 7.0 Yrs	60,462	$15.60	NNN
2121 Towne Centre Pl Anaheim, CA	1982 / NAV	302,605	60.0%	OC Register	Feb. 2017 / 7.0 Yrs	31,066	$30.48	FSG
3333 Susan Costa Mesa, CA	2003 / NAV	101,831	100.0%	The Los Angeles Chargers	Jan. 2017 / 10.0 Yrs	101,831	$19.44	NNN
1750 4th Street Santa Ana, CA	1994 / NAV	244,865	100.0%	CalTrans	Aug. 2016 / 10.0 Yrs	130,288	$24.72	FSG
1600 E Saint Andrew Pl Santa Ana, CA	1992 / NAV	187,875	80.0%	National Mortgage	June 2016 / 7.0 Yrs	152,827	$19.92	NNN
2401 N Glassell St Orange, CA	1984 / NAV	191,127	100.0%	Volt Information Sciences	March 2016 / 15.0 Yrs	191,127	$15.00	NNN

Source: Appraisal and underwritten rent roll

(1)	SJH’s annual underwritten base rent is $29.10 PSF, which represents its average rent over the remaining lease term due to the investment grade nature of the tenant.

A-3-96

BANK 2017-BNK5	200 Center Anaheim

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 200 Center Anaheim Property:

Cash Flow Analysis
	2016	2/28/2017 TTM	UW	UW PSF
Base Rent(1)	$4,735,264	$4,735,265	$5,574,280	$29.10
Total Recoveries	$453,210	$404,436	$805,352	$4.20
Parking Income(2)	$66,557	$103,905	$326,055	$1.70
Other Income(3)	$1,652	$2,903	$37,004	$0.19
Less Free Rent(4)	($4,467,086)	($4,198,908)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	($278,714)	($1.46)
Effective Gross Income	$789,597	$1,047,601	$6,463,976	$33.74
Total Operating Expenses	$1,413,663	$1,470,676	$2,179,017	$11.38
Net Operating Income(4)	($624,066)	($423,075)	$4,284,959	$22.37
Capital Expenditures	$0	$0	$43,036	$0.22
TI/LC	$0	$0	$226,199	$1.18
Net Cash Flow(4)	($624,066)	($423,075)	$4,015,725	$20.96

Occupancy %	100.0%	100.0%	95.0%
NOI DSCR (IO)(4)	(0.34x)	(0.23x)	2.32x
NOI DSCR (P&I)(4)	(0.24x)	(0.17x)	1.68x
NCF DSCR (IO)(4)	(0.34x)	(0.23x)	2.17x
NCF DSCR (P&I)(4)	(0.24x)	(0.17x)	1.57x
NOI Debt Yield(4)	(1.4%)	(1.0%)	9.9%
NCF Debt Yield(4)	(1.4%)	(1.0%)	9.2%

(1)	The increase in UW Base Rent from 2/28/2017 TTM is based on underwriting the average SJH rent over the remaining lease term due to the investment grade nature of the tenant.

(2)	The increase in UW Parking Income from TTM 2/28/2017 is based on the 200 Center Anaheim Borrower’s 2017 budget, which includes new monthly contracts with various businesses in the surrounding buildings, as well as projected parking income derived from adjacent retail and residential tenants and transient visitors.

(3)	The increase in UW Other Income from TTM 2/28/2017 is based on the 200 Center Anaheim Borrower’s 2017 budget, which includes income from the rooftop antenna lease at the parking garage and storage income at the parking garage from the adjacent Anaheim ice skating rink.

(4)	Net Operating Income and Net Cash Flow were negative during 2016 and 2/28/2017 TTM due to SJH receiving full rent abatement for the first 17 months of its lease and partial rent abatement for the following seven months of its lease. The abatement expired in May 2017 and SJH is now paying full, unabated rent.

Escrows and Reserves. The 200 Center Anaheim Mortgage Loan documents provide for an upfront escrow at closing in the amount of $80,709 for real estate taxes, $950,000 for elevator modifications and $390,774 for rent concessions. The 200 Center Anaheim Mortgage Loan documents provide for ongoing monthly escrows of $26,903 for real estate taxes and $3,991 for replacement reserves (subject to a cap of $95,778). The 200 Center Anaheim Mortgage Loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the 200 Center Anaheim Property is insured via an acceptable blanket insurance policy; and (iii) the 200 Center Anaheim Borrower provides the lender with timely evidence of renewal and proof of payment of insurance premiums.

Lockbox and Cash Management. The 200 Center Anaheim Mortgage Loan is structured with a lender-controlled lockbox, which is already in place, and requires the 200 Center Anaheim Borrower to direct all tenants to pay rent directly into such lockbox account. The 200 Center Anaheim Mortgage Loan documents also require that all rents received by the 200 Center Anaheim Borrower or the property manager be deposited into the lockbox account within one business day of receipt. The 200 Center Anaheim Mortgage Loan has in place cash management. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the 200 Center Anaheim Borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the 200 Center Anaheim Mortgage Loan, (ii) the amortizing debt service coverage ratio being less than 1.20x, (iii) the occurrence of a Major Tenant Event Period (as defined below), or (iv) commencement of a Supplemental Tax Cash Trap Event Period (as defined below). A Cash Trap Event Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.25x for two consecutive calendar quarters; with respect to clause (iii) upon the termination of such Major Tenant Event Period and provided no other Major Tenant Event Period is then continuing; and with respect to clause (iv), upon the termination of the Supplemental Tax Cash Trap Event Period.

A “Major Tenant” means SJH, its successors and assigns, and any replacement tenant that enters into a lease at the 200 Center Anaheim Property which (i) either (A) accounts for 20% or more of the total rental income of the 200 Center Anaheim Property, or (B) comprises 20% or more of the 200 Center Anaheim Property’s gross leasable area; (ii) contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the 200 Center Anaheim Property; and (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clause (i) and/or (ii).

A “Major Tenant Event Period” means (i) any monetary default or material non-monetary default by the 200 Center Anaheim Borrower under any lease to a Major Tenant; (ii) a default by a Major Tenant under its lease; (iii) a Major Tenant going dark, vacating, or failing to occupy and be open for business in at least 65% of its space for a period of 180 consecutive days; (iv) a Major Tenant filing bankruptcy or similar insolvency proceeding; (v) a Major Tenant failing to renew or extend the term of its lease 12 months prior to the earlier of (A) the scheduled lease expiration date, and (B) the 200 Center Anaheim Mortgage Loan maturity date; or (vi) the long-term debt rating for each of (I) SJH (or any successor guarantor of the lease to St. Jude) and (II) the direct parent of the entity in clause (I) is downgraded below “BBB-” by S&P (or the equivalent Fitch or Moody’s rating).

A-3-97

BANK 2017-BNK5	200 Center Anaheim

A Major Tenant Event Period will end with respect to clause (i), upon the cure of such event of default; with respect to clauses (ii), (iii), (iv), (v), and (vi) either (A) the Major Tenant space has been leased to one or more satisfactory replacement Major Tenants and each Major Tenant is fully occupying its space, paying full, unabated rent and all tenant improvement allowances and leasing commissions provided to such Major Tenant have been paid or (B) the amount of the major tenant reserve is and remains equal to the cap of $7,662,240; or with respect to clause (ii), the cure of such Major Tenant default; or with respect to clause (iii), such Major Tenant has resumed occupancy and normal business operations in at least 65% of its space and is open for business for two consecutive calendar quarters; with respect to clause (iv), the bankruptcy or similar insolvency proceeding has terminated and the Major Tenant lease has been affirmed; or with respect to clause (v), the Major Tenant renews or extends the term of its lease; or with respect to clause (vi), the long-term credit rating for each of (I) SJH (or any successor guarantor of the lease to St. Jude) or (II) the direct parent of the entity in clause (I) is upgraded to “BBB-” or higher by S&P (or the equivalent Fitch or Moody’s rating).

A “Supplemental Tax Cash Trap Event Period” means a period commencing upon the earlier of (i) SJH filing for bankruptcy or similar insolvency proceeding by August 24, 2017, which is within 91 days of the payment of the tax reassessment purchase price amount of $2,824,019; or (ii) SJH claiming it is not responsible for, or does not actually pay, the portion of any increase in real estate taxes attributed to a reassessment of the 200 Center Anaheim Property by the appropriate governmental authority pursuant to the terms of Proposition 13, as a result of filing for bankruptcy or similar insolvency proceeding. A Supplemental Tax Cash Trap Event Period will end upon the earlier of (x) the amount of Supplemental Tax Reserve Funds on deposit with the lender is equal to or greater than $3,800,000 or (y) SJH acknowledging that it is responsible for paying the tax increase and actually makes at least one tax payment which includes the tax increase.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The loan documents permit the incurrence of mezzanine financing solely in connection with a bona fide sale of the 200 Center Anaheim Property to a third party and the related assumption of the 200 Center Anaheim Mortgage Loan, to be secured by the direct ownership interest in the 200 Center Anaheim Borrower, subject to the satisfaction of certain conditions, including, but not limited to (i) the lender receives 60 days’ prior written notice, (ii) the aggregate sum of the mezzanine loan and the 200 Center Anaheim Mortgage Loan will result in (A) a combined loan-to-value ratio (based upon a then-current appraisal obtained by the 200 Center Anaheim Borrower from a nationally recognized MAI appraiser) of no more than 65.0%, (B) a combined debt service coverage ratio (utilizing the amortizing debt service of both the 200 Center Anaheim Mortgage Loan and the mezzanine loan) of not less than 1.59x, and (C) a combined debt yield (based on adjusted net cash flow and the combined amount of the 200 Center Anaheim Mortgage Loan and the mezzanine loan) of not less than 9.3%, (iii) the mezzanine loan being coterminous with the 200 Center Anaheim Mortgage Loan, (iv) the lender of the mezzanine loan is acceptable to lender, (v) execution of an intercreditor and standstill agreement reasonably satisfactory to lender (vi) the related mezzanine loan being junior and subordinate to the 200 Center Anaheim Mortgage Loan in all respects, and (vii) delivery of a rating agency confirmation with respect to the mezzanine loan.

Release of Property. Not permitted.

Terrorism Insurance. The 200 Center Anaheim Borrower is required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to lender (and in an amount not less than the sum of 100% of full replacement cost and 12 months of business interruption insurance, together with a 6-month extended period of indemnity). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 200 Center Anaheim Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

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A-3-99

BANK 2017-BNK5	Stor-It Southern California Portfolio

Mortgage Loan No. 11 – Stor-It Southern California Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance:	$33,250,000			Location:	Various
Cut-off Date Balance:	$33,250,000			General Property Type:	Self Storage
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Craig N. Lyons			Year Built/Renovated:	Various/N/A
Mortgage Rate:	4.1000%			Size:	357,999 SF
Note Date:	4/3/2017			Cut-off Date Balance per SF:	$93
First Payment Date:	6/1/2017			Maturity Date Balance per SF:	$93
Maturity Date:	5/1/2027			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$6,096,550
Seasoning:	1 months			UW NOI Debt Yield:	18.3%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	18.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	4.32x
Additional Debt Type:	N/A			Most Recent NOI:	$6,103,105 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$5,686,677 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,525,583 (12/31/2014)
Reserves				Most Recent Occupancy:	91.6% (3/26/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.4% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	88.9% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$100,000,000 (Various)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	33.3%
				Maturity Date LTV Ratio:	33.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,250,000	99.8%	Loan Payoff(1):	$32,969,340	98.9%
Borrower Equity:	$77,478	0.2%	Closing Costs:	$358,138	1.1%
Total Sources:	$33,327,478	100.0%	Total Uses:	$33,327,478	100.0%

(1)       One of the Stor-It Southern California Portfolio Properties (as defined below) was securitized in the BSCMS 2007-PW18 transaction.

The Mortgage Loan. The eleventh largest mortgage loan (the “Stor-It Southern California Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,250,000, and is secured by a first priority fee mortgage encumbering a portfolio of five self storage facilities totaling 357,999 rentable SF in California (the “Stor-It Southern California Portfolio Properties”). The proceeds of the Stor-It Southern California Portfolio Mortgage Loan were used to refinance previous mortgage loans secured by the Stor-It Southern California Portfolio Properties and pay closing costs. The previous mortgage loan for one of the Stor-It Southern California Portfolio Properties was securitized in the BSCMS 2007-PW18 transaction.

The Borrowers and the Sponsor. The borrowers are Stor-It Properties, LLC and Lyons Development Company, LLC (the “Stor-It Southern California Portfolio Borrowers”), each a single-purpose California limited liability company structured to be bankruptcy-remote, each ultimately controlled by the Stor-It Southern California Portfolio Guarantor (as defined below). The Stor-It Southern California Portfolio Guarantor owns 94.6% interest in Stor-It Properties, LLC and 100.0% interest in Lyons Development Company, LLC. Craig N. Lyons and Craig N. Lyons and Gretchen S. Lyons as trustees of the C. and G. Lyons Revocable Trust (collectively the “Stor-It Southern California Portfolio Guarantor”) are the Stor-It Southern California Portfolio Mortgage Loan non-recourse carveout guarantors.

Craig N. Lyons has over 30 years of experience in real estate development, financing and marketing specifically relating to self storage properties. Craig N. Lyons is the CEO of Stor-it Self Storage, a family-owned owner/operator of self storage properties in California. Stor-it Self Storage currently owns 13 self storage facilities: four in Los Angeles County, seven in Orange County and two in Northern California.

The Property. The Stor-It Southern California Portfolio Mortgage Loan is secured by the fee interest in a portfolio of five self storage properties totaling 357,999 rentable SF or 4,242 units (including 36 parking/RV spaces) located in southern California. The Stor-It Southern California Portfolio Properties comprise a total of 18 buildings, from one to three stories, across 10.9 total acres. Each of the Stor-It Southern California Portfolio Properties has an on-site leasing office and manager’s apartment and offers security features which include code-operated entry gates, perimeter fencing and security cameras. The Stor-It Southern California Portfolio Properties range in size from 58,431 SF to 87,410 SF and were built between 1987 and 2000. As of March 26, 2017, the Stor-It Southern California Portfolio Properties were 91.6% occupied.

A-3-100

BANK 2017-BNK5	Stor-It Southern California Portfolio

The following table presents certain information relating to the Stor-It Southern California Portfolio Properties:

Property Summary
Property Name – Location	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Annual UW Net Operating Income	Appraised Value	Allocated Cut- off Date LTV
Stor-It Marina Del Rey – Los Angeles, CA	$12,403,000	37.3%	88.9%	1988/N/A	87,410	$2,258,299	$36,800,000	33.7%
Stor-It Aliso Viejo – Aliso Viejo, CA	$6,866,000	20.6%	92.0%	1990/N/A	76,781	$1,268,849	$20,900,000	32.9%
Stor-It Mission Viejo – Mission Viejo, CA	$5,160,000	15.5%	90.4%	1987/N/A	68,415	$951,732	$15,500,000	33.3%
Stor-It Downey – Downey, CA	$4,427,000	13.3%	94.1%	2000/N/A	66,962	$815,145	$14,300,000	31.0%
Stor-It San Juan Capistrano – San Juan Capistrano, CA	$4,394,000	13.2%	93.4%	1989/N/A	58,431	$802,525	$12,500,000	35.2%
Total/Wtd. Avg.	$33,250,000	100.0%	91.6%		357,999	$6,096,550	$100,000,000	33.3%

Source: Underwritten rent roll.

The Market. The Stor-It Southern California Portfolio Properties are located in Orange County (Stor-It Aliso Viejo, Stor-It Mission Viejo and Stor-It San Juan Capistrano) and Los Angeles County (Stor-It Marina Del Rey and Stor-It Downey), California. According to a third party market research report, the Orange County market’s first quarter 2017 vacancy rate was 10.3%, while the average asking rent for a 100-SF non-climate controlled unit was $168.25 per unit. The Orange County market’s five-year quarterly average vacancy rate and average asking rent for a 100-SF non-climate controlled unit is 11.2% and $159.12 per unit, respectively. The Los Angeles market’s first quarter 2017 vacancy rate was 6.9%, while the average asking rent for a 100-SF non-climate controlled unit was $186.62 per unit. The Los Angeles market’s five-year quarterly average vacancy rate and average asking rent for a 100-SF non-climate controlled unit is 10.0% and $168.59 per unit, respectively.

The appraisal concluded to a primary trade area of a 2- to 3-mile radius around the Stor-It Southern California Portfolio Properties. A summary of estimated 2017 demographics in the 2- to 3-mile radius primary trade area is presented below.

Demographics Summary
Property Name – Radius	Primary Trade Area Radius	Population	Median Household Hold Income	Number of Households
Stor-It Marina Del Rey – Los Angeles, CA	2 miles	119,045	$87,204	57,094
Stor-It Aliso Viejo – Aliso Viejo, CA	3 miles	132,334	$81,662	52,726
Stor-It Mission Viejo – Mission Viejo, CA	3 miles	164,626	$88,534	59,955
Stor-It Downey – Downey, CA	3 miles	293,804	$57,885	84,770
Stor-It San Juan Capistrano – San Juan Capistrano, CA	3 miles	95,655	$89,148	36,770

Source: Appraisal

A-3-101

BANK 2017-BNK5	Stor-It Southern California Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stor-It Southern California Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Base Rent	$7,073,189	$7,324,127	$7,822,959	$7,833,856	$21.88
Grossed Up Vacancy	$0	$0	$0	$1,081,444	$3.02
Merchandise Income	$19,574	$17,245	$17,238	$18,019	$0.05
Other Income(1)	$203,855	$230,354	$234,622	$222,944	$0.62
Less Vacancy	$0	$0	$0	($1,081,444)(2)	($3.02)
Effective Gross Income	$7,296,618	$7,571,726	$8,074,819	$8,074,819	$22.56
Total Operating Expenses	$1,771,035	$1,885,049	$1,971,714	$1,978,269	$5.53
Net Operating Income	$5,525,583	$5,686,677	$6,103,105	$6,096,550	$17.03
Capital Expenditures	$0	$0	$0	$122,938	$0.34
Net Cash Flow	$5,525,583	$5,686,677	$6,103,105	$5,973,612	$16.69

Occupancy %	90.0%	88.9%	92.4%	91.6%(2)
NOI DSCR	4.00x	4.11x	4.42x	4.41x
NCF DSCR	4.00x	4.11x	4.42x	4.32x
NOI Debt Yield	16.6%	17.1%	18.4%	18.3%
NCF Debt Yield	16.6%	17.1%	18.4%	18.0%

(1)    Other Income includes administrative fees (late charges and forfeited deposits), move-in fees, and auction proceeds.

(2)    The UW economic vacancy is 12.1%. The Stor-It Southern California Portfolio Properties were 91.6% occupied as of March 26, 2017.

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A-3-103

BANK 2017-BNK5	Richmond Marriott Short Pump

Mortgage Loan No. 12 – Richmond Marriott Short Pump

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,400,000			Location:	Glen Allen, VA 23060
Cut-off Date Balance:	$25,336,021			General Property Type:	Hospitality
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	J. Ryan Lingerfelt; Alan T. Lingerfelt; Four Plus Corporation			Year Built/Renovated:	2001/2015
Mortgage Rate:	4.4900%			Size:	243 Rooms
Note Date:	4/7/2017			Cut-off Date Balance per Room:	$104,263
First Payment Date:	5/11/2017			Maturity Date Balance per Room:	$84,679
Maturity Date:	4/11/2027			Property Manager:	Commonwealth Lodging Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,827,973
Seasoning:	2 months			UW NOI Debt Yield:	15.1%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	18.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.19x
Additional Debt Type:	N/A			Most Recent NOI:	$3,804,115 (4/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,582,315 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,367,209 (12/31/2015)
Reserves				Most Recent Occupancy:	69.3% (4/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	69.9% (12/31/2016)
RE Tax:	$96,103	$19,221	N/A	3rd Most Recent Occupancy:	62.8% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$39,100,000 (3/3/2017)
Recurring Replacements(1):	$0	$36,914	N/A	Cut-off Date LTV Ratio:	64.8%
				Maturity Date LTV Ratio:	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,400,000	65.2%	Purchase Price:	$38,500,000	98.8%
Borrower Equity	$13,559,707	34.8%	Reserves:	$96,103	0.2%
			Closing Costs:	$363,604	0.9%
Total Sources:	$38,959,707	100.0%	Total Uses:	$38,959,707	100.0%

(1)	Monthly Recurring Replacements are initially calculated as $36,914, however, the lender may adjust the monthly recurring replacements based on the annual operating statements for the Richmond Marriott Short Pump Property (as defined below) to the greater of (x) the then-existing monthly recurring replacements or (y) one-twelfth of 4.0% of the underwritten total revenue for the prior fiscal year.

The Mortgage Loan. The twelfth largest mortgage loan (the “Richmond Marriott Short Pump Mortgage Loan”) is secured by a first mortgage encumbering a full service hospitality property known as Richmond Marriott Short Pump in Glen Allen, Virginia (the “Richmond Marriott Short Pump Property”). The proceeds of the Richmond Marriott Short Pump Mortgage Loan, together with $13.6 million cash equity from the Richmond Marriott Short Pump Borrower (as defined below), were used to acquire the Richmond Marriott Short Pump Property, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is FPLC Richmond Sub, LLC (the “Richmond Marriott Short Pump Borrower”), a special-purpose Delaware limited liability company. The Richmond Marriott Short Pump Borrower is controlled by Lingerfelt Commonwealth Partners and its affiliates, the managing partner (30% ownership), and Four Plus Corporation and affiliates (70% ownership). Lingerfelt Commonwealth Partners is managed by J. Ryan Lingerfelt. Established in 1957, Lingerfelt Commonwealth Partners is a full service real estate company that will also manage the Richmond Marriott Short Pump Property. Lingerfelt Commonwealth Partners is locally based in Richmond, Virginia with additional offices in Nashville, Tennessee, Jacksonville, Florida, Tampa, Florida, Greensboro, North Carolina and Virginia Beach, Virginia. Four Plus Corporation was incorporated in 1935 to own and manage inherited assets of the Appleby Family. Four Plus Corporation owns commercial real estate in New York City and the Southeast United States.

The non-recourse carveout guarantors for the Richmond Marriott Short Pump Mortgage Loan are Alan T. Lingerfelt, J. Ryan Lingerfelt, and the Four Plus Corporation.

A-3-104

BANK 2017-BNK5	Richmond Marriott Short Pump

The Property. The Richmond Marriott Short Pump Property is a six-story, 243-room full service hotel, located on a 6.7-acre site in the Innsbrook submarket of Richmond, Virginia, within the Innsbrook Business Park. The guestroom configuration consists of 150 single king rooms, 84 double queen rooms, and 9 king suites. The guest rooms include a 55” flat screen television, new pillow-top mattresses with plush duvets, mini refrigerators, individual climate control, modern plug-in panel that includes a USB port, complimentary WiFi and an iron with ironing board. The Richmond Marriott Short Pump Property features a full-service restaurant, two lounges, 7,114 SF of meeting/event space, an indoor pool, whirlpool, fitness center, business center, a 24/7 convenience store, and guest laundry.

The Richmond Marriott Short Pump Property was built in 2001 and received a property improvement plan (“PIP”) renovation in 2015. The previous owner completed the PIP at an estimated cost of approximately $11.0MM ($45,267 per room), which upgraded corridors, elevators, stairwells, exterior, business centers, lobby, public restrooms, recreation facilities, lounge and guestrooms.

The Richmond Marriott Short Pump Property is currently subject to a management agreement with Commonwealth Lodging, a subsidiary of Lingerfelt Commonwealth Partners. Additionally, the Richmond Marriott Short Pump Property benefits from a long-term 20-year franchise agreement with Marriott International which expires in March 2037, 10 years beyond the Richmond Marriott Short Pump Mortgage Loan maturity date.

The Richmond Marriott Short Pump Property generates approximately 60% of its room nights from commercial demand, 30% from meeting and group demand and 10% from leisure demand.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Richmond Marriott Short Pump			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	60.3%	$102.77	$61.97	55.0%	$115.11	$63.30	91.2%	112.0%	102.1%
2012	61.5%	$104.04	$63.97	54.3%	$118.59	$64.43	88.3%	114.0%	100.7%
2013	64.7%	$106.77	$69.10	56.0%	$121.72	$68.17	86.6%	114.0%	98.7%
2014	69.4%	$108.32	$75.12	59.1%	$115.69	$68.36	85.2%	106.8%	91.0%
2015	70.2%	$112.71	$79.14	50.2%	$125.46	$62.96	71.5%	111.3%	79.6%
2016	70.0%	$127.45	$89.28	69.8%	$132.05	$92.11	99.6%	103.6%	103.2%
4/30/2017 TTM	68.4%	$128.53	$87.96	69.3%	$136.69	$94.73	101.3%	106.3%	107.7%

Source: Industry Report and Underwritten Operating Statements.

(1)	The competitive set includes Embassy Suites Richmond The Commerce Center, Hyatt Place Richmond Innsbrook, Comfort Suites Innsbrook, Hilton Garden Inn Richmond Innsbrook, Westin Richmond, Hilton Richmond Hotel & Spa Short Pump and Wyndham VA Crossings Conference Center.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Richmond Marriott Short Pump Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. Richmond Marriott Short Pump Property is located in Glen Allen, Virginia, within the Richmond Metropolitan Statistical Area (“MSA”). Richmond is one of the political, financial and cultural centers in the Southeastern United States and serves as the state capital for Virginia. Richmond is located in the center of Eastern Virginia and consists of 13 counties and four independent cities. With a population of approximately 1.3 million people, the Richmond MSA is among the 50 largest metro areas in the United States.

Richmond has a diverse corporate presence with eight companies listed on the Fortune 500 headquartered within the MSA, including Owens and Minor, CarMax, Genworth Financial, Dominion Resources, WestRock, Performance Food Group, Markel, and Altria Group. The largest employer in Richmond is Capital One Financial with 11,262 employees. The estimated 2016 population and average household income within a one-, three-, and five-mile radius of the Richmond Marriott Short Pump Property was 6,521, 82,737, and 173,166, and $121,463, $105,855 and $98,439, respectively.

According to the appraisal, the Richmond MSA includes a total supply of 21,604 hotel rooms. The Richmond market RevPAR peaked in 2007 at $50.18 for the overall market, but then declined to a low of $37.70 by 2009 due to the recession. In 2011, the Richmond market began a sustained recovery that continues today. Since 2013, Richmond has experienced significant growth, with RevPAR up 32.0% through the forecasted 2016 year-end RevPAR of $57.68. According to the appraisal, supply remained flat in the competitive set from 2013 to 2016, with no rooms added in that time period. Additionally, the appraisal did not reveal any directly competitive properties under construction in the market.

A-3-105

BANK 2017-BNK5	Richmond Marriott Short Pump

Competitive properties to the Richmond Marriott Short Pump Property are shown in the table below:

Competitive Property Summary
Property Name	Year Opened	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	2016 Occ.	2016 ADR	2016 RevPAR
Richmond Marriott Short Pump(1)	2001	243	60%	30%	10%	70%	$132	$92
Embassy Suites Richmond The Commerce Center	1986	224	55%	25%	20%	66%	$120	$79
Hyatt Place Richmond Innsbrook	1991	124	60%	10%	30%	69%	$115	$79
Comfort Suites Insbrook	1998	125	55%	10%	35%	68%	$111	$75
Hilton Garden Inn Richmond Innsbrook	2000	155	65%	15%	20%	70%	$118	$83
Westin Richmond	2008	250	60%	30%	10%	71%	$145	$103
Hilton Richmond Hotel & Spa Short Pump	2009	254	60%	30%	10%	73%	$148	$108
Wyndham VA Crossings Conference Center	2008	183	50%	40%	10%	68%	$116	$79
Total/Weighted Average		1,558				70%	$129	$90

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR and RevPAR table with respect to Occupancy, ADR and RevPAR at the Richmond Marriott Short Pump Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Richmond Marriott Short Pump:

Cash Flow Analysis(1)
	2014	2015	2016	4/30/2017 TTM	UW	UW per Room
Occupancy	58.8%	50.1%	69.9%	69.3%	69.3%
ADR	$115.69	$125.46	$132.36	$137.01	$137.01
RevPAR	$68.04	$62.82	$92.58	$94.96	$94.96

Rooms Revenue	$6,035,193	$5,571,382	$8,211,482	$8,422,539	$8,422,539	$34,661
Food & Beverage	1,801,291	1,596,380	2,667,880	2,854,213	2,854,213	11,746
Other Income(2)	71,622	53,126	91,122	81,356	81,356	335
Total Revenue	$7,908,106	$7,220,888	$10,970,485	$11,358,108	$11,358,108	$46,741
Total Expenses	6,210,764	5,853,679	7,388,170	7,553,993	7,530,135	30,988
Net Op. Income	$1,697,342	$1,367,209	$3,582,315	$3,804,115	$3,827,973	$15,753
FF&E	0	0	0	0	454,324	1,870
Net Cash Flow	$1,697,342	$1,367,209	$3,582,315	$3,804,115	$3,373,648	$13,883

NOI DSCR	1.10x	0.89x	2.32x	2.47x	2.48x
NCF DSCR	1.10x	0.89x	2.32x	2.47x	2.19x
NOI Debt Yield	6.7%	5.4%	14.1%	15.0%	15.1%
NCF Debt Yield	6.7%	5.4%	14.1%	15.0%	13.3%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Richmond Marriott Short Pump Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Richmond Marriott Short Pump Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Other Income includes Gift Shop revenue, Valet/Guest Laundry, and Vending.

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A-3-107

BANK 2017-BNK5	Charlotte Southpark Marriott

Mortgage Loan No. 13 – Charlotte Southpark Marriott

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	Charlotte, NC 28211
Cut-off Date Balance:	$24,942,077			General Property Type:	Hospitality
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Thomas Point Ventures, L.P.			Year Built/Renovated:	1984/2017
Mortgage Rate:	4.9000%			Size:	199 Rooms
Note Date:	3/30/2017			Cut-off Date Balance per Room:	$125,337
First Payment Date:	5/11/2017			Maturity Date Balance per Room:	$103,176
Maturity Date:	4/11/2027			Property Manager:	Marriott Hotel Services, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,687,398
Seasoning:	2 month			UW NOI Debt Yield:	14.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	18.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.95x
Additional Debt Type:	N/A			Most Recent NOI:	$2,821,265 (2/28/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,581,631 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,351,240 (12/31/2015)
Reserves				Most Recent Occupancy:	75.6% (2/28/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	75.0% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	76.2% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$46,600,000 (3/31/2017)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	53.5%
				Maturity Date LTV Ratio:	44.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Return of Equity:	$24,687,476	98.7%
			Closing Costs:	$312,524	1.3%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Charlotte Southpark Marriott Mortgage Loan”) is secured by a first mortgage encumbering a full service hospitality property in Charlotte, North Carolina (the “Charlotte Southpark Marriott Property”). The proceeds of the Charlotte Southpark Marriott Mortgage Loan were used to encumber the property, pay closing costs and return equity to the sponsor. The Charlotte Southpark Marriott Mortgage Loan was previously securitized in the BSCMS 2007-PW15 transaction.

The Borrower and the Sponsor. The borrower is South Park Real Estate, LLC (the “Charlotte Southpark Marriott Borrower”), a special-purpose Delaware limited liability company with one independent director. The Charlotte Southpark Marriott Borrower is majority owned and controlled by Thomas Point Ventures, L.P., the sponsor of the Charlotte Southpark Marriott Mortgage Loan. JWM Family Enterprises, L.P. is the general partner of Thomas Point Ventures, L.P., which is also majority owned by six trusts for the benefit of the Marriott family. Established in 1993, JWM Family Enterprises, L.P. owns 16 hotels in four states that are operated by Marriott International.

The non-recourse carveout guarantor for the Charlotte Southpark Marriott Mortgage Loan is the sponsor, Thomas Point Ventures, L.P.. The guarantor has no environmental liability, and the recourse liability under the non-recourse carveout guaranty is capped at 110% of the amount outstanding under the mortgage loan. A $5.0 million environmental insurance policy was obtained.

The Property. The Charlotte Southpark Marriott Property is a 6-story, 199-room full service hotel, located on the corner of Rexford and Roxborough Road, in Charlotte, North Carolina, less than a quarter mile from the South Park Mall, a 1.3 million square foot regional shopping center and numerous low and mid rise office buildings. The guestroom configuration consists of 71 club level king rooms, 56 king rooms, 36 club floor queen rooms, 34 standard queen rooms and 2 presidential suites. The Charlotte Southpark Marriott Property is in the process of expanding its room count from 195 to 199, by reducing the number of suites offered and reducing the size of the 2 presidential suites. All guestrooms feature flat-panel televisions with premium channels, desks and lounge chairs. The Charlotte Southpark Marriott Property features a full service restaurant serving three meals daily, approximately 8,142 SF of meeting space on the first floor, a fully-equipped fitness center and access to a private club, a lounge featuring complimentary breakfast and wireless internet.

A-3-108

BANK 2017-BNK5	Charlotte Southpark Marriott

The Charlotte Southpark Marriott Property was built in 1984 and was purchased by the sponsor in 2007. At acquisition, the sponsor completed an approximate $9.8 million ($49,246 per room) property improvement plan. From 2016 to 2017 the sponsor spent approximately $5.0 million ($25,220 per room) to complete guest room renovations, including increasing the room count from 195 to 199 and $508,320 ($2,554 per room) to renovate the club lounge.

The Charlotte Southpark Marriott Property is currently subject to a management agreement with Marriott Hotel Services, Inc. and is operating under the Marriott brand. The management agreement is currently set to expire on December 25, 2026 with one ten-year extension option.

The Charlotte Southpark Marriott Property generates approximately 80% of its room nights from transient demand and 20% from meeting and group demand.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Charlotte Southpark Marriott			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2/28/2015 TTM	68.0%	$149.75	$101.82	75.6%	$169.37	$127.99	111.1%	113.1%	125.7%
2/29/2016 TTM	73.0%	$156.99	$114.66	76.1%	$182.07	$138.61	104.2%	116.0%	120.9%
2/28/2017 TTM	73.3%	$162.33	$119.06	62.4%	$179.89	$112.21	85.0%	110.8%	94.2%

Source: Industry Report

(1)	The competitive set includes Crowne Plaza Charlotte Executive Park, DoubleTree Suites Hotel Charlotte Southpark, Hampton Inn Suites Charlotte South Park @ Phillips Place, and Luxury Collection The Ballantyne Hotel Charlotte.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Charlotte Southpark Marriott Property are attributable to variances in reporting methodologies and/or timing differences. In addition, the competitive set used in the Competitive Property Summary table from the appraisal set forth below is different from the competitive set used in this table.

The Market. The Charlotte Southpark Marriott Property is located in in the Charlotte-Concord-Gastonia Metropolitan Statistical Area (“MSA”). According to the appraisal, the population of the MSA is approximately 2.5 million and has grown at an annual growth rate of 2.3% from 2005 to 2015. Commercial demand in the Charlotte Southpark Marriott Property market area is generated by a diverse base of corporate tenants in the surrounding area, including Carolinas Healthcare System, Wells Fargo & Co. Walmart and Sam’s Club Stores and American Airlines. In addition, leisure demand is generated from a number of sports attractions such as the Charlotte Motor Speedway, NASCAR Hall of Fame, Carolina Panthers football team and Charlotte Hornets basketball team.

Access to the MSA is provided by the Charlotte Douglas International Airport, approximately eight miles northwest of the Charlotte Southpark Marriott Property’s neighborhood. The Charlotte Southpark Marriott Property is 4.5 miles east of Interstate 77, the primary commuter artery in the Charlotte area, providing access to Interstates 85 and 485. In addition, the Charlotte Area Transit System operates buses, shuttles, vanpools, carpools and specialized transportation services.

According to a third party market report, the estimated 2016 population and average household income within a one-, three-, and five-mile radius of the Charlotte Southpark Marriott Property was 9,099, 88,744, and 245,869 respectively, and $135,770, $124,320 and $95,600, respectively.

According to a third party market report, the Charlotte market includes a total supply of 34,516 hotel rooms. For the trailing twelve months ending February 28, 2017, there was an increase in supply of 1.5% and an increase in demand of 2.5%. In addition, there has been an overall 3.5% average increase in ADR for the trailing twelve month period ending February 28, 2017. According to the appraisal, supply remained flat in the competitive set from 2011 to 2016, with only four rooms added in that time period. The appraisal noted 270 rooms currently under construction, which will only be partially competitive with the Charlotte Southpark Marriott Property.

Competitive properties to the Charlotte Southpark Marriott Property are shown in the table below:

Competitive Property Summary
Property Name	Year Opened	No. of Rooms	Transient Demand	Meeting & Group Demand	2016 Occ.(1)	2016 ADR(1)	2016 RevPAR(1)
Charlotte Southpark Marriott(1)	1984	195(2)	80%	20%	69%	$179	$123
DoubleTree Suites Hotel Charlotte Southpark	1985	208	75%	25%	77%	$164	$126
Hampton Inn Suites Charlotte South Park @ Phillips Place	1998	124	90%	10%	80%	$174	$139
Renaissance Charlotte South Park Hotel	1989	264	80%	20%	76%	$174	$132
Courtyard Charlotte South Park	1989	149	90%	10%	76%	$139	$106
Crowne Plaza Charlotte Executive Park	1983	300	65%	35%	76%	$106	$81
Total/Weighted Average		1,240			75%	$152	$115

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Charlotte Southpark Marriott Property are attributable to variances in reporting methodologies and/or timing differences. In addition, the competitive set used in the Historical Occupancy, ADR, RevPAR table is different from the competitive set used in this table.

(2)	Number of Rooms was increased to 199 during the $5.0 million renovations, which took place from November 2016 through March 2017.

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BANK 2017-BNK5	Charlotte Southpark Marriott

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Charlotte Southpark Marriott Property:

Cash Flow Analysis(1)
	2014	2015	2016	2/28/2017 TTM	UW	UW per Room
Occupancy	76.4%	76.2%	75.0%	75.6%	68.3%
ADR	$166.39	$179.28	$179.29	$181.49	$181.49
RevPAR	$127.31	$136.91	$134.69	$135.96	$123.87

Rooms Revenue	$9,061,544	$9,744,454	$8,775,661	$7,986,762	$8,997,596	$45,214
Food & Beverage	2,709,545	2,829,836	2,638,890	2,305,417	2,638,890	13,261
Other Income(2)	64,908	169,501	142,734	125,461	142,734	717
Total Revenue	$11,835,997	$12,743,791	$11,557,285	$10,417,640	$11,779,220	$59,192
Total Expenses	8,075,739	8,392,551	7,975,654	7,596,375	8,091,822	40,662
Net Operating Income(3)	$3,760,258	$4,351,240	$3,581,631	$2,821,265	$3,687,398	$18,530
FF&E	0	0	0	0	588,961	2,960
Net Cash Flow	$3,760,258	$4,351,240	$3,581,631	$2,821,265	$3,098,437	$15,570

NOI DSCR	2.36x	2.73x	2.25x	1.77x	2.32x
NCF DSCR	2.36x	2.73x	2.25x	1.77x	1.95x
NOI Debt Yield	15.1%	17.4%	14.4%	11.3%	14.8%
NCF Debt Yield	15.1%	17.4%	14.4%	11.3%	12.4%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Charlotte Southpark Marriott Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Charlotte Southpark Marrtiott Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Other Income includes telephone, internet, gift shop and other miscellaneous revenue

(3)	Net Operating Income declined in 2016 and 2/28/2017 TTM due to a $5.0 million guest room renovation that took place from November 2016 through March 2017, which took numerous rooms offline during that time in order to complete the room upgrades.

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A-3-111

BANK 2017-BNK5	36 East 14th Street

Mortgage Loan No. 14 – 36 East 14th Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,000,000			Location:	New York, NY 10003
Cut-off Date Balance:	$23,000,000			General Property Type:	Retail
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Single Tenant
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	The Feil Organization			Year Built/Renovated:	2006/N/A
Mortgage Rate:	4.4200%			Size:	5,066 SF
Note Date:	5/1/2017			Cut-off Date Balance per SF:	$4,540
First Payment Date:	6/1/2017			Maturity Date Balance per SF:	$4,540
Maturity Date:	5/1/2027			Property Manager:	BLDG Management Co, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$1,636,394
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	7.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	7.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.58x
Additional Debt Balance:	N/A			Most Recent NOI:	$1,513,398 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,515,178 (12/31/2015)
Reserves				3rd Most Recent NOI:	$1,515,772 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (6/1/2017)
RE Tax:	$51,523	$10,305	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$40,700,000 (3/17/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio:	56.5%
				Maturity Date LTV Ratio:	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	100.0%	Loan Payoff:	$16,876,191	73.4%
			Closing Costs:	$592,211	2.6%
			Reserves:	$51,523	0.2%
			Return of Equity:	$5,480,075	23.8%
Total Sources:	$23,000,000	100.00%	Total Uses:	$23,000,000	100.00%

The Mortgage Loan. The fourteenth largest mortgage loan (the “36 East 14th Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000, secured by a first priority fee mortgage encumbering a single tenant retail condominium comprised of 5,066 SF located in New York, New York (the “36 East 14th Street Property”). The proceeds of the 36 East 14th Street Mortgage Loan were used to refinance a previous loan of approximately $16,876,191, fund upfront reserves, pay closing costs and return equity to the 36 East 14th Street Borrower. The previous mortgage loan was securitized in the MSC 2007-IQ16 transaction.

The Borrower and the Sponsor. The borrower is 36 East 14th Owner LLC (the “36 East 14th Street Borrower”), a recycled single-purpose Delaware limited liability company, with one independent director. Jeffrey Feil, Lloyd Goldman, Stanley Chera and Ralph Braha are the non-recourse carve-out guarantors.

Jeffrey Feil is the President and Chief Executive Officer of The Feil Organization, the 36 East 14th Street Mortgage Loan sponsor. The Feil Organization is a New York based real estate investment, development and management firm that owns and has developed and managed over 26 million SF of retail, commercial and industrial properties, over 5,000 residential rental units and hundreds of net leased properties. Mr. Feil is a founding partner of the real estate lending platform RCG Longview, and also serves on the Board of Governors of the New York Real Estate Board and as President of The Feil Family Foundation.

Lloyd Goldman is the President of BLDG Management Co., Inc., the 36 East 14th Street Property manager. BLDG Management Co., Inc. and its affiliates own and manage a national real estate portfolio of in excess of 400 properties, including over 7,000 residential units and over 20 million SF of commercial properties. BLDG Management Co., Inc. and its affiliates employ over 80 people for property management, leasing and support and over 750 people for the operation and maintenance of its properties.

A-3-112

BANK 2017-BNK5	36 East 14th Street

The Property. The 36 East 14th Street Property is a 5,066 SF retail condominium comprised of grade and basement levels located at 36 East 14th Street, on the southwest corner of University Place, in the Union Square neighborhood of Manhattan. The 36 East 14th Street Property contains 3,025 SF on the grade level and 2,041 SF of selling space on the lower level. The whole site is improved with a 15-story residential tower and retail condominium known as Claremont Square Condominium (the “Condominium”). The Board of Managers of Claremont Square Condominium has been organized to provide for the administration of the Condominium. There are currently seven members of the Board, one of which was appointed by the 36 East 14th Street Borrower. The 36 East 14th Street Borrower does not have control of the Condominium. In general, the condominium association maintains and repairs the common elements of the Condominium, the structural elements of the building and all components of life safety, fire alarm and sprinkler systems serving the building and levies assessments. The 36 East 14th Street Borrower, as the commercial unit owner, is afforded certain rights under the condominium documents. Specifically, the condominium documents may not be amended in any way that adversely affects the 36 East 14th Street Borrower’s rights or obligations without first obtaining their consent to such amendment.

Major Tenant. The 36 East 14th Street Property is 100% occupied by Bank of America, N.A. (“BofA”), which is also the originator and mortgage loan seller. BofA’s lease commenced May 2007 and currently expires July 2027 with two five-year extension options. The lease is modified gross and has no termination options. The lease provides for current yearly rent of $1,694,000 or $334.39 PSF. BofA (rated A+, A1 and A+ by Fitch, Moodys and S&P, respectively) is the consumer banking subsidiary of Bank of America Corporation (NYSE:BAC).

As of March 31, 2017, Bank of America Corporation has reported total assets of $2.248 trillion with total customer deposits of $1.272 trillion. BofA offers traditional and money market savings accounts, CDs and IRAs, noninterest- and interest-bearing checking accounts, and investment accounts and products, as well as credit and debit cards, residential mortgages and home equity loans, and direct and indirect loans. This segment provides its products and services through approximately 4,600 financial centers, 15,900 ATMs, call centers, and online and mobile platforms. Bank of America Corporation was founded in 1874 in Charlotte, North Carolina.

The following table presents certain information relating to the lease at the 36 East 14th Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Tenant
Bank of America, N.A.	A+/A1/A+	5,066	100.0%	$1,778,700	100.0%	$351.11	7/31/2027
Subtotal/Wtd. Avg.		5,066	100.0%	$1,778,700	100.0%	$351.11
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		5,066	100.0%	$1,778,700	100.0%	$351.11

(1)	Information is based on the underwritten rent roll. Annual UW Rent is equal to the current rent for BofA plus straight-line rent of $84,680.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 36 East 14th Street Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2027	1	5,066	100.0%	100.0%	$1,778,700	$351.11	100.0%	100.0%
Thereafter	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	5,066	100.0%		$1,778,700	$351.11	100.0%

(1)	Information is based on the underwritten rent roll. Total UW Rent Rolling is equal to the current rent for BofA plus straight-line rent of $84,700.

A-3-113

BANK 2017-BNK5	36 East 14th Street

The Market. The 36 East 14th Street Property is located at 36 East 14th Street, on the southwest corner of University Place, in the Union Square neighborhood of Manhattan. The Union Square neighborhood is a popular destination for tourists and local residents alike. There is a significant retail presence surrounding the park, including boutiques, restaurants, and big-box stores including Whole Foods, Nordstrom Rack, and Best Buy. Major retail thoroughfares include Broadway, Union Square West, Union Square East, and 14th Street. The area also has a number of office and residential buildings, as well as buildings associated with both the NYU and New School campuses. At the northeast end of the park is the upscale W New York – Union Square hotel.

According to the appraisal, the estimated 2016 population within the 36 East 14th Street Property’s 10003 zip code is 58,816. The estimated 2016 average household income within the 36 East 14th Street Property’s 10003 zip code is $145,125.

According to the appraisal, the 36 East 14th Street Property is located within the Gramercy Park retail submarket of Manhattan, which as of year-end 2016 had a total retail inventory of 2,271,167 SF and a vacancy rate of 1.1%. According to a third party market research report, the average asking rental rate in the fall of 2016 for ground floor retail space along Fifth Avenue between 14th and 23rd Streets was between $300 and $480 PSF with an average rent of $390 PSF.

The following table presents recent leasing data at comparable retail properties with respect to the 36 East 14th Street Property:

Comparable Lease Summary
Property Name/Address	Corner	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF(1)	Lease Type
36 East 14th Street New York, NY	Yes	Bank of America, N.A	5,066	5/16/2007(1)	15.0	$334.39(1)	Modified Gross
41 Union Square West New York, NY	No	NYX Cosmetics	4,300	5/1/2016	NAV	$372.09	Modified Gross
97 Fifth Avenue New York, NY	Yes	Aldo	2,800	8/1/2016	NAV	$400.00	Modified Gross
105 Fifth Avenue New York, NY	Yes	Banana Republic	29,000	1/1/2015	NAV	$120.69	Modified Gross
114 Fifth Avenue New York, NY	Yes	Lululemon	14,853	12/1/2014	NAV	$205.35	Modified Gross
33 Union Square West New York, NY	No	Dylan’s Candy Bar	5,100	9/1/2014	NAV	$254.90	Modified Gross
872 Broadway New York, NY	Yes	Fresh Market	2,000	7/1/2014	NAV	$318.00	Modified Gross

Source: Appraisal

(1)	BofA recently exercised their first, five-year renewal option, extending their lease expiration from July 2022 to July 2027. Rent/SF shown for the 36 East 14th Street Property is based on the current rent for BofA.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 36 East 14th Street Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Base Rent(1)	$1,540,000	$1,540,000	$1,540,000	$1,778,700	$351.11
Total Recoveries	$2,799	$2,799	$2,799	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($88,935)	(5.0%)
Effective Gross Income	$1,542,799	$1,542,799	$1,542,799	$1,689,765	$333.55
Total Operating Expenses	($27,027)	($27,621)	($29,401)	($53,371)	($10.54)
Net Operating Income	$1,515,772	$1,515,178	$1,513,398	$1,636,394	$323.02
Capital Expenditures	$0	$0	$0	$1,013	$0.20
TI/LC	$0	$0	$0	$5,057	$1.00
Net Cash Flow	$1,515,772	$1,515,178	$1,513,398	$1,630,324	$321.82

Occupancy %(2)	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.47x	1.47x	1.47x	1.59x
NCF DSCR	1.47x	1.47x	1.47x	1.58x
NOI Debt Yield	6.6%	6.6%	6.6%	7.1%
NCF Debt Yield	6.6%	6.6%	6.6%	7.1%

(1)	UW Base Rent is equal to the current rent for BofA plus straight-line rent of $84,700.

(2)	UW Occupancy % represents economic occupancy. As of June 1, 2017, the 36 East 14th Street Property is 100.0% physically occupied.

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A-3-115

BANK 2017-BNK5	Capital Bank Plaza

Mortgage Loan No. 15 – Capital Bank Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,000,000			Location:	Raleigh, NC 27601
Cut-off Date Balance:	$23,000,000			General Property Type:	Office
% of Initial Pool Balance:	1.9%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Bobby R. Lewis; Donald F. Carter			Year Built/Renovated:	1965/2002
Mortgage Rate:	4.6800%			Size:	148,142 SF
Note Date:	5/1/2017			Cut-off Date Balance per SF:	$155
First Payment Date:	6/11/2017			Maturity Date Balance per SF):	$134
Maturity Date:	5/11/2027			Property Manager:	RDC Property Management, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$2,322,245
Seasoning:	1 month			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	11.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.94x (IO) 1.48x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,168,552 (12/31/2016)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,181,064 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,914,520 (12/31/2014)
Reserves				Most Recent Occupancy:	95.7% (4/24/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.0% (12/31/2016)
RE Tax:	$48,745	$9,749	N/A	3rd Most Recent Occupancy:	99.0% (12/31/2015)
Insurance:	$11,233	$2,247	N/A	Appraised Value (as of):	$32,000,000 (3/7/2017)
Recurring Replacements:	$0	$2,469	$112,500(1)	Cut-off Date LTV Ratio:	71.9%
TI/LC:	$0	$25,075	$1,137,500(2)	Maturity Date LTV Ratio:	61.7%
Rent Concession:	$77,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	23,000,000	100.0%	Loan Payoff:	$18,488,773	80.4%
			Reserves:	$136,978	0.6%
			Closing Costs:	$202,168	0.9%
			Return of Equity:	$4,172,081	18.1%
Total Sources:	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%

(1)	The Recurring Replacements reserve is capped at $112,500; however, may be reduced to $54,000, as long as there is no event of default, the lender determines the Capital Bank Plaza Borrower (as defined below) is properly maintaining the Capital Bank Plaza Property (as defined below), and upon written request from the Capital Bank Plaza Borrower with satisfaction of the following conditions between July 1 and October 1, 2022: (i) Capital Bank and Clark Nexsen (or replacement tenants acceptable to the lender): (a) renew or extend their leases on terms and conditions acceptable to the lender; and (b) are in occupancy, open for business, paying full unabated rent and all tenant improvements and leasing commissions (“TI/LCs”) have been paid; (ii) the economic occupancy at the Capital Bank Plaza Property is at least 95%; and (iii) the net operating income debt yield is at least 8.5%

(2)	The TI/LC reserve is capped at $1,137,500; however, it may be reduced to $546,000, as long as there is no event of default, the lender determines the Capital Bank Plaza Borrower is properly maintaining the Capital Bank Plaza Property, and upon written request from the Capital Bank Plaza Borrower with satisfaction of the following conditions between July 1 and October 1, 2022: (i) Capital Bank and Clark Nexsen (or replacement tenants acceptable to the lender): (a) renew or extend their leases on terms and conditions acceptable to the lender; and (b) are in occupancy, open for business, paying full unabated rent and all TI/LCs have been paid; (ii) the economic occupancy at the Capital Bank Plaza Property is at least 95%; and (iii) the net operating income debt yield is at least 8.5%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Capital Bank Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000 and is secured by a first priority fee mortgage encumbering an office property located in Raleigh, North Carolina (the “Capital Bank Plaza Center Property”). The proceeds of the Capital Bank Plaza Mortgage Loan were primarily used to refinance existing debt (previously securitized in CMLT 2008-LS1) on the Capital Bank Plaza Property, fund reserves, pay closing costs and return equity to the Capital Bank Plaza Borrower (as defined below).

The Borrower and the Sponsors. The borrower is 333 Ventures, LLC (the “Capital Bank Plaza Borrower”), a single-purpose North Carolina limited liability company. The borrower sponsors and non-recourse carve-out guarantors are Bobby R. Lewis and Donald F. Carter, co-founders of Raleigh Development Company (“RDC”). Founded in 2003, RDC is a real estate development, building, leasing and property management company with projects throughout North Carolina.

The Property. The Capital Bank Plaza Property is a 148,142 SF, 15-story, Class A office building located in the central business district (“CBD”) of Raleigh, North Carolina. Built in 1965 and situated on a 0.3-acre parcel, the Capital Bank Plaza Property was acquired in 2004 by the Capital Bank

A-3-116

BANK 2017-BNK5	Capital Bank Plaza

Plaza Borrower, which has since invested approximately $7.0 million ($48.90 per SF) of capital improvements to renovate and modernize the Capital Bank Plaza Property.

As of April 24, 2017, the Capital Bank Plaza Property was 95.7% leased to 26 tenants with the largest tenant being Capital Bank Financial Corp. (“Capital Bank”) (44.1% of total NRA and 46.9% of the total underwritten base rent). On May 4, 2017, Capital Bank agreed to be sold to First Horizon National Corp. (“First Horizon”) (rated BBB-/Baa3/BBB- by Fitch/ Moody’s/S&P, respectively); however, the $2.2 billion acquisition still needs approval from regulators and shareholders of both companies. Assuming the acquisition succeeds, it is expected to close in the fourth quarter of 2017. First Horizon has announced that it plans to continue using the Capital Bank brand outside of Tennessee.

Capital Bank, which has been in occupancy at the Capital Bank Plaza Property since April 2006, currently operates a Capital Bank retail branch in the lobby which represents Capital Bank’s largest branch by deposits ($665.3 million) accounting for approximately 11.2% of Capital Bank’s total deposits. In addition to the 2,400 SF lobby bank branch, Capital Bank has signage on the building, also leasing 59,616 SF (40.2% of total NRA) of office space and 3,314 SF (2.2% of total NRA) of storage space. Leases representing approximately 54.2% of the total NRA and 55.3% of the total underwritten base rent have been in-place for over 10 years. The Capital Bank Plaza Property has averaged 94.0% occupancy since 2006.

The following table presents certain information relating to the leases at the Capital Bank Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
Capital Bank(3)(4)	NR/NR/NR	65,330	44.1%	$1,616,518	46.9%	$24.74	Various
Clark Nexsen(5)	NR/NR/NR	29,689	20.0%	$683,685	19.8%	$23.03	Various
Sfl+a Architects(6)	NR/NR/NR	6,088	4.1%	$154,333	4.5%	$25.35	Various
Jacob’s (FKA KingStubbins)	NR/NR/NR	6,362	4.3%	$147,353	4.3%	$23.16	1/31/2018
DeMent Askew(7)	NR/NR/NR	6,008	4.1%	$134,876	3.9%	$22.45	Various
Subtotal/Wtd. Avg.		113,477	76.6%	$2,736,765	79.3%	$24.12

Other Tenants(8)		28,228	19.1%	$712,610	20.7%	$25.24
Vacant Space		6,437	4.3%	$0	0%	$0.00
Total/Wtd. Avg.(8)		148,142	100.0%	$3,449,375	100%	$24.34

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Capital Bank leases 62,016 SF of office and bank branch space for a weighted average annual underwritten rent of $25.80 per SF expiring March 31, 2021 and 3,314 square feet of storage space with an annual underwritten rent of $5.00 per SF on a month-to-month basis.

(4)	Capital Bank has entered into a sublease commencing July 1, 2017 of 10,955 SF (7.4% of the NRA) to FilterEasy, Inc., expiring in March 19, 2019. The Capital Bank SF and Annual U/W Rent presented above reflect all space leased to Capital Bank.

(5)	Clark Nexsen leases 29,499 SF of office space for an annual underwritten rent of $23.15 per SF expiring June 30, 2022 and 190 SF of storage space with an annual underwritten rent of $5.00 per SF on a month-to-month basis.

(6)	Sfl+a Architects leases 6,024 SF of office space for an annual underwritten rent of $25.53 per SF expiring July 31, 2019 and 540 SF of storage space with an annual underwritten rent of $8.44 per SF on a month-to-month basis.

(7)	DeMent Askew leases 5,443 SF of office space for an annual underwritten rent of $24.43 per SF expiring March 15, 2018 and 565 SF of storage space with an annual underwritten rent of $3.37 per SF on a month-to-month basis.

(8)	Includes one unit occupied as a conference room (1,328 SF), with no attributed underwritten base rent. The Other Tenants Annual UW Base Rent PSF and Total Annual UW Base Rent PSF excluding this space are $26.49 PSF and $23.49 PSF, respectively.

A-3-117

BANK 2017-BNK5	Capital Bank Plaza

The following table presents certain information relating to the lease rollover schedule at the Capital Bank Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	10	6,377	$6.61	4.3%	4.3%	$42,133	1.2%	1.2%
2017	10	3,695	$27.20	2.5%	6.8%	$100,486	2.9%	4.1%
2018	8	16,803	$26.73	11.3%	18.1%	$449,139	13.0%	17.2%
2019	4	14,477	$24.87	9.8%	27.9%	$360,091	10.4%	27.6%
2020	2	2,384	$22.37	1.6%	29.5%	$53,322	1.5%	29.1%
2021	11	63,634	$25.80	43.0%	72.5%	$1,641,612	47.6%	76.7%
2022	4	29,499	$23.15	19.9%	92.4%	$682,902	19.8%	96.5%
2023	0	0	$0.00	0.0%	92.4%	$0	0.0%	96.5%
2024	1	4,836	$24.75	3.3%	95.7%	$119,691	3.5%	100.0%
2025	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
2028 and Beyond	0	0	$0.00	0.0%	95.7%	$0	0.0%	100.0%
Vacant	0	6,437	$0.00	4.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	50	148,142	$24.34	100.0%		$3,449,375	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Includes one unit occupied as a conference room (1,328 SF), with no attributed underwritten base rent. The Total Annual UW Base Rent PSF excluding this space is $23.49 PSF.

The Market. The Capital Bank Plaza Property is located in the Raleigh, North Carolina CBD, bounded by East Davies Street to the south, Fayetteville Street to the west and South Wilmington Street to the east. The Capital Bank Plaza Property is located within two blocks of the Wake County Courthouse, the Raleigh Convention Center, five Triangle Transit bus stations and 12 separate parking garages. According to the appraisal, as of 2016, the estimated population within a one-, three- and five-mile radius of the Capital Bank Plaza Property was 16,390, 99,648 and 202,530, respectively, and the average household income within the same radii was $49,526, $63,765 and $66,839, respectively.

According to a third-party market research report, the Capital Bank Plaza Property is located within the Downtown Raleigh submarket, which accounts for approximately 8.0% of the overall Raleigh/Durham office market. As of the first quarter of 2017, the submarket reported total inventory of 162 office properties totaling approximately 7.7 million SF with a 5.7% vacancy rate. The appraisal concluded to the following market rents for the Capital Bank Plaza Property: $25.00 PSF with a base year stop lease type for the office space and $5.00 PSF with a full service gross lease type for the storage space.

A-3-118

BANK 2017-BNK5	Capital Bank Plaza

The following table presents recent leasing data at comparable office properties with respect to the Capital Bank Plaza Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
Capital Bank Plaza 333 Fayetteville Street Raleigh, North Carolina	1965/2002	148,142	Capital Bank(1)	65,330	April 2016	5.0	$24.74	Base Year Stop
Two Hanover Square 434 Fayetteville Street Mall, Raleigh, NC	1991/1996	435,259	Yates McLamb	13,000	March 2015	7.0	$23.50	Base Year Stop
227 Fayetteville 227 Fayetteville Street Raleigh, NC	1964/N/A	111,451	Cohera Medica	16,745	February 2016	7.4	$28.00	Base Year Stop
One City Plaza 421 Fayetteville Street Raleigh, NC	1986/2008	395,539	Morningstar	11,700	January 2017	7.3	$26.25	Base Year Stop
One City Plaza 421 Fayetteville Street Raleigh, NC	1986/2008	395,539	BDO	18,000	June 2016	10.5	$26.75	Base Year Stop
Charter Square 555 Fayetteville Street Raleigh, NC	2015/N/A	243,106	Alston & Bird, LLP	17,500	December 2016	11.2	$32.50	Base Year Stop
Charter Square 555 Fayetteville Street Raleigh, NC	2015/N/A	243,106	Distil Networks Inc	7,727	April 2016	6.3	$29.95	Base Year Stop

Source: Appraisal and underwritten rent roll.

(1)	Capital Bank leases 62,016 SF of office and bank branch space for a weighted average annual underwritten rent of $25.80 per SF expiring March 31, 2021 and 3,314 square feet of storage space with an annual underwritten rent of $5.00 per SF on a month-to-month basis.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Capital Bank Plaza Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Base Rent	$2,989,899	$2,894,602	$3,264,949	$3,121,368	$3,605,960(1)	$24.34
Total Recoveries	$7,918	($10,954)	$8,704	$91,167	$56,301	$0.38
Other Income	$127,769	$300,572	$337,134	$330,391	$327,912	$2.21
Vacancy	($0)	($0)	($0)	($0)	($252,417)(2)	(6.8%)
Effective Gross Income	$3,125,586	$3,184,220	$3,610,787	$3,542,926	$3,737,756	$25.23
Total Operating Expenses	$1,086,246	$1,269,700	$1,429,723	$1,374,375	$1,415,511	$9.56
Net Operating Income	$2,039,340	$1,914,520	$2,181,064	$2,168,552	$2,322,245	$15.68
Capital Expenditures	$0	$0	$0	$0	$29,628	$0.20
TI/LC	$0	$0	$0	$0	$175,896	$1.19
Net Cash Flow	$2,039,340	$1,914,520	$2,181,064	$2,168,552	$2,116,720	$14.29

Occupancy %	99.0%	99.0%	99.0%	94.0%	93.0%(2)
NOI DSCR (IO)	1.87x	1.75x	2.00x	1.99x	2.13x
NOI DSCR (P&I)	1.43x	1.34x	1.53x	1.52x	1.63x
NCF DSCR (IO)	1.87x	1.75x	2.00x	1.99x	1.94x
NCF DSCR (P&I)	1.43x	1.34x	1.53x	1.52x	1.48x
NOI Debt Yield	8.9%	8.3%	9.5%	9.4%	10.1%
NCF Debt Yield	8.9%	8.3%	9.5%	9.4%	9.2%

(1)	UW Base Rent includes gross up of vacant space and rent steps through September 2017.

(2)	Underwritten vacancy is 7.0%. As of April 24, 2017, the Capital Bank Plaza Property was 95.7% physically and economically occupied. The underwritten vacancy is based on the actual economic vacancy as of April 24, 2017. As of the same date, the physical vacancy was 4.3%.

A-3-119

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-4

SPROUTS FARMERS MARKET AMORTIZATION SCHEDULE

Due Date	Interest Due ($)	Mortgage Loan Principal Due ($)	Mortgage Loan Ending Principal Balance ($)
6/11/2017	191,442.22	0.00	56,000,000.00
7/11/2017	185,266.67	0.00	56,000,000.00
8/11/2017	191,442.22	0.00	56,000,000.00
9/11/2017	191,442.22	0.00	56,000,000.00
10/11/2017	185,266.67	0.00	56,000,000.00
11/11/2017	191,442.22	0.00	56,000,000.00
12/11/2017	185,266.67	0.00	56,000,000.00
1/11/2018	191,442.22	0.00	56,000,000.00
2/11/2018	191,442.22	0.00	56,000,000.00
3/11/2018	172,915.56	0.00	56,000,000.00
4/11/2018	191,442.22	0.00	56,000,000.00
5/11/2018	185,266.67	0.00	56,000,000.00
6/11/2018	191,442.22	0.00	56,000,000.00
7/11/2018	185,266.67	0.00	56,000,000.00
8/11/2018	191,442.22	0.00	56,000,000.00
9/11/2018	191,442.22	0.00	56,000,000.00
10/11/2018	185,266.67	0.00	56,000,000.00
11/11/2018	191,442.22	0.00	56,000,000.00
12/11/2018	185,266.67	0.00	56,000,000.00
1/11/2019	191,442.22	0.00	56,000,000.00
2/11/2019	191,442.22	0.00	56,000,000.00
3/11/2019	172,915.56	0.00	56,000,000.00
4/11/2019	191,442.22	0.00	56,000,000.00
5/11/2019	185,266.67	0.00	56,000,000.00
6/11/2019	191,442.22	0.00	56,000,000.00
7/11/2019	185,266.67	0.00	56,000,000.00
8/11/2019	191,442.22	0.00	56,000,000.00
9/11/2019	191,442.22	0.00	56,000,000.00
10/11/2019	185,266.67	0.00	56,000,000.00
11/11/2019	191,442.22	0.00	56,000,000.00
12/11/2019	185,266.67	0.00	56,000,000.00
1/11/2020	191,442.22	0.00	56,000,000.00
2/11/2020	191,442.22	0.00	56,000,000.00
3/11/2020	179,091.11	0.00	56,000,000.00
4/11/2020	191,442.22	0.00	56,000,000.00
5/11/2020	185,266.67	0.00	56,000,000.00
6/11/2020	191,442.22	74,942.71	55,925,057.29
7/11/2020	185,018.73	81,366.20	55,843,691.09
8/11/2020	190,907.86	75,477.07	55,768,214.02
9/11/2020	190,649.84	75,735.09	55,692,478.93
10/11/2020	184,249.28	82,135.65	55,610,343.28
11/11/2020	190,110.14	76,274.79	55,534,068.49
12/11/2020	183,725.21	82,659.72	55,451,408.77
1/11/2021	189,566.80	76,818.13	55,374,590.64
2/11/2021	189,304.19	77,080.74	55,297,509.90
3/11/2021	170,746.42	95,638.51	55,201,871.39
4/11/2021	188,713.73	77,671.20	55,124,200.19
5/11/2021	182,369.23	84,015.70	55,040,184.49
6/11/2021	188,160.99	78,223.94	54,961,960.55
7/11/2021	181,832.49	84,552.44	54,877,408.11
8/11/2021	187,604.52	78,780.41	54,798,627.70
9/11/2021	187,335.20	79,049.73	54,719,577.97
10/11/2021	181,030.60	85,354.33	54,634,223.64
11/11/2021	186,773.16	79,611.77	54,554,611.87
12/11/2021	180,484.84	85,900.09	54,468,711.78
1/11/2022	186,207.34	80,177.59	54,388,534.19
2/11/2022	185,933.25	80,451.68	54,308,082.51
3/11/2022	167,691.29	98,693.64	54,209,388.87
4/11/2022	185,320.82	81,064.11	54,128,324.76
5/11/2022	179,074.54	87,310.39	54,041,014.37
6/11/2022	184,745.21	81,639.72	53,959,374.65
7/11/2022	178,515.60	87,869.33	53,871,505.32
8/11/2022	184,165.73	82,219.20	53,789,286.12
9/11/2022	183,884.65	82,500.28	53,706,785.84
10/11/2022	177,679.95	88,704.98	53,618,080.86

Due Date	Interest Due ($)	Mortgage Loan Principal Due ($)	Mortgage Loan Ending Principal Balance ($)
11/11/2022	183,299.37	83,085.56	53,534,995.30
12/11/2022	177,111.61	89,273.32	53,445,721.98
1/11/2023	182,710.14	83,674.79	53,362,047.19
2/11/2023	182,424.09	83,960.84	53,278,086.35
3/11/2023	164,510.89	101,874.04	53,176,212.31
4/11/2023	181,788.79	84,596.14	53,091,616.17
5/11/2023	175,644.76	90,740.17	53,000,876.00
6/11/2023	181,189.38	85,195.55	52,915,680.45
7/11/2023	175,062.71	91,322.22	52,824,358.23
8/11/2023	180,585.94	85,798.99	52,738,559.24
9/11/2023	180,292.62	86,092.31	52,652,466.93
10/11/2023	174,191.91	92,193.02	52,560,273.91
11/11/2023	179,683.14	86,701.79	52,473,572.12
12/11/2023	173,600.07	92,784.86	52,380,787.26
1/11/2024	179,069.54	87,315.39	52,293,471.87
2/11/2024	178,771.04	87,613.89	52,205,857.98
3/11/2024	166,957.23	99,427.70	52,106,430.28
4/11/2024	178,131.62	88,253.31	52,018,176.97
5/11/2024	172,093.47	94,291.46	51,923,885.51
6/11/2024	177,507.57	88,877.36	51,835,008.15
7/11/2024	171,487.49	94,897.44	51,740,110.71
8/11/2024	176,879.32	89,505.61	51,650,605.10
9/11/2024	176,573.33	89,811.60	51,560,793.50
10/11/2024	170,580.29	95,804.64	51,464,988.86
11/11/2024	175,938.78	90,446.15	51,374,542.71
12/11/2024	169,964.11	96,420.82	51,278,121.89
1/11/2025	175,299.96	91,084.97	51,187,036.92
2/11/2025	174,988.57	91,396.36	51,095,640.56
3/11/2025	157,771.98	108,612.95	50,987,027.61
4/11/2025	174,304.82	92,080.11	50,894,947.50
5/11/2025	168,377.45	98,007.48	50,796,940.02
6/11/2025	173,654.98	92,729.95	50,704,210.07
7/11/2025	167,746.43	98,638.50	50,605,571.57
8/11/2025	173,000.77	93,384.16	50,512,187.41
9/11/2025	172,681.53	0.00	50,512,187.41
10/11/2025	167,111.15	0.00	50,512,187.41
11/11/2025	172,681.53	0.00	50,512,187.41
12/11/2025	167,111.15	0.00	50,512,187.41
1/11/2026	172,681.53	0.00	50,512,187.41
2/11/2026	172,681.53	0.00	50,512,187.41
3/11/2026	155,970.41	0.00	50,512,187.41
4/11/2026	172,681.53	0.00	50,512,187.41
5/11/2026	167,111.15	0.00	50,512,187.41
6/11/2026	172,681.53	0.00	50,512,187.41
7/11/2026	167,111.15	0.00	50,512,187.41
8/11/2026	172,681.53	0.00	50,512,187.41
9/11/2026	172,681.53	0.00	50,512,187.41
10/11/2026	167,111.15	0.00	50,512,187.41
11/11/2026	172,681.53	0.00	50,512,187.41
12/11/2026	167,111.15	0.00	50,512,187.41
1/11/2027	172,681.53	0.00	50,512,187.41
2/11/2027	172,681.53	0.00	50,512,187.41
3/11/2027	155,970.41	0.00	50,512,187.41
4/11/2027	172,681.53	0.00	50,512,187.41
5/11/2027	167,111.15	0.00	50,512,187.41

A-4-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	General Master Servicer	NCB Master Servicer & NCB Special Servicer	General Special Servicer	Asset Representations Reviewer/Operating Advisor
Morgan Stanley Capital I Inc. 1585 Broadway New York, NY 10036 Contact: General Information Number Phone Number: (212) 761-4000	Wells Fargo Bank, National Association Three Wells Fargo, MAC D1050-084 401 S. Tryon Street, 8th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@ wellsfargo.com	National Cooperative Bank, N.A. 2011 Crystal Drive Suite 800 Arlington, VA 22202 Contact: Kathleen Luzik Phone Number: (703) 302-1902	CWCapital Asset Management LLC 7501 Wisconsin Avenue Suite 500 W Bethesda, MD 20814 Contact: Brian Hanson Phone Number: (202) 715-9500	Park Bridge Lender Services LLC 600 Third Avenue 40th Floor New York, NY 10016 Contact: David Rodgers Phone Number: (212) 230-9025
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Controlling Class Information

Controlling Class:
Effective as of: mm/dd/yyyy		Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A. and National	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Cooperative Bank, N.A.
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Deferred Interest	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
ARD Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Default Interest and Late Payment Charges	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Park Bridge Lender	0.00
Net Prepayment Interest Excess	0.00		Services LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00

Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code
MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Single Family	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Missing Information
LO	-	Lodging

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2017-BNK5 Commercial Mortgage Pass-Through Certificates Series 2017-BNK5	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	7/17/17
Corporate Trust Services		Record Date:	6/30/17
8480 Stagecoach Circle		Determination Date:	7/11/17
Frederick, MD 21701-4747

Supplemental Reporting

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2017 (the “Pooling and Servicing Agreement”).
Transaction: BANK 2017-BNK5,
Commercial Mortgage Pass-Through Certificates,
Series 2017-BNK5
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer as of December 31, [____]: [CWCapital Asset Management LLC][National Cooperative Bank, N.A.]
Directing Certificateholder: Eightfold Real Estate Capital Fund V, L.P.

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Loans identified in this report in accordance with the Servicing Standard. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any have occurred.

3.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

4.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Intentionally Omitted.

2.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.       Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

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(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.       Intentionally Omitted.

6.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment

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of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

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of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.       Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.     Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.     Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.     Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.     Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17.     No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.     Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders

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originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan or (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of

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termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.     Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.     No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the

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date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.     Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.     Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by the Mortgagor in accordance with the Mortgage Loan Documents.

26.     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a

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legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.     Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and requires the Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

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29.     Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.     Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease

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which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related

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Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.     Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto)

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and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.     Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)      The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)      Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its

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successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)      The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)      A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.     Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

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38.     Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.     Intentionally Omitted.

40.     No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.     Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.     Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and except as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44.     Intentionally Omitted.

45.     Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except (i) with respect to any cross-collateralized Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan, or any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with a Whole Loan of which such Mortgage Loan is a part, or (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

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48.     Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
5			Olympic Tower

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
2		Starwood Capital Group Hotel Portfolio
10	200 Center Anaheim

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
11 36	Stor-It Southern California Portfolio Stor-It Costa Mesa & Long Beach
12 20	Richmond Marriott Short Pump Jacksonville Hilton Hotels
42 47		Storage Choice – Westover Park Storage Choice – League City
43 50		A Storage Place – Grand Junction East A Storage Place – Grand Junction West

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
8	Del Amo Fashion Center (Loan No. 1)	A tenant (Charles Schwab) has a right of first offer (ROFO) to purchase its premises if the borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.
8	Market Street – The Woodlands (Loan No. 4)

The Woodlands Land Development Company, L.P., a former owner of the Mortgaged Property, has a right of first offer in connection with certain transfers of all or any portion of the Mortgaged Property in connection with development for additional office and/or professional or hotel use. Such right does not apply to a deed of trust lien or any transfer by foreclosure sale or deed-in-lieu of foreclosure, but would apply to subsequent transfers.

In addition, the Mortgaged Property is included within a land condominium regime. The borrower’s voting rights interest in the association is 25.8%. While the borrower does not affirmatively control the association, its consent would be required in connection with various major decisions, including an election not to rebuild following casualty (85% of votes required), changes to established monthly assessments (85% of votes required), and amendments to condominium documents (90% of allocated votes of unit owners, together with 50% of first mortgagees of owners, required). Each unit owner has sole responsibility for its respective buildings, and the association’s duties with respect to the residual common elements are accordingly circumscribed.

8	Sprouts Farmers Market (Loan No. 6)	The Phase I environmental site assessment (ESA) identified a controlled recognized environmental condition (CREC) related to contamination from prior agricultural and industrial uses at the property. The property was entered into a 2007 state voluntary clean-up program with the California Department of Toxic Substance Control (DTSC) which certified completion of all remedial actions in 2012 subject to an ongoing operation and maintenance program. The seller entered into a new operation and maintenance agreement in 2016 which requires notification to DTSC of any soil disturbance, annual inspections and reports, and five-year summary reports. The cost of the ongoing operation and maintenance program was funded by the seller pursuant to a third-party trust agreement for the benefit of DTSC. The property is also subject to recorded restrictive covenants which restrict use of the property for residential, hospital, school, and day care uses and prohibit drilling for water or oil and gas or other disturbance of the soil without DTSC approval. Other than ongoing compliance with the restrictive covenants and O&M agreement, the ESA did not recommend additional assessment or investigation. The Mortgage Loan documents require borrower to comply with the restrictive covenants and O&M agreement.
8	Richmond Marriott Short Pump (Loan No. 12)	Franchisor (Marriott International, Inc.) has right of first refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu

D-2-1

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	Charlotte Southpark Marriott (Loan No. 13)

Property manager (Marriott Hotel Services, Inc.) has right of first offer (ROFO) to purchase its building if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.

In addition, the Mortgage Loan documents contemplate the release of undeveloped portions of the mortgaged property in connection with the creation of a land condominium regime that will result in the mortgaged property’s being one unit in a three-unit condominium. The other condominium units will consist of a co-branded Marriott-flagged hotel and a shared parking facility. The borrower would have a 50% ownership interest in the condominium association that operates the shared parking facility. The condominium documents will otherwise provide that the respective hotel owners have sole responsibility for their respective hotel buildings. The Mortgage Loan documents provide for springing full recourse to the borrower and guarantors if, following the condominium conversion, the condominium regime is terminated without lender consent.

8	Capital Bank Plaza (Loan No. 15)	The mortgaged property is classified as an historical property and is registered for property tax deferment on the basis of 50% of the otherwise assessed value. The deferred taxes are subject to a 3-year claw-back, plus interest, if there is a disqualifying event, such as a change in the ordinance designating an historical property or a change in the property (other than by fire or natural disaster) that causes the property’s historical significance to be lost or impaired. If there is a fire or natural disaster that results in the loss or impairment of the property’s historical significance, the deferment is lost going forward, but there is no claw-back. The property was underwritten on the basis of 50% of the fully-loaded taxes for the entirety of the loan term. The Mortgage Loan documents include borrower covenants requiring the lender’s prior approval (not to be unreasonably withheld or delayed) for any alterations that may have a material adverse effect, including impacts on the property or its profits, operations or condition.
8	Marriott Minneapolis Northwest (Loan No. 17)	Franchisor (Marriott International, Inc.) has right of first refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender

D-2-2

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	Abington House – Retail (Loan No. 24)	The mortgaged property is comprised of two condominium units (retail and parking garage) located at the base of a 33-story apartment building that also includes two residential condominium units containing 312 apartments. The borrower has 5.51% of the voting rights in the related board of managers, but has certain minority owner protections, including (i) the right to approve major decisions including materially adverse amendments to the condominium documents and alterations to common elements in excess of $10 million, and (ii) the right to contest certain special assessments. The Board of Managers estoppel agreement prohibits any action that would impair the operation of the retail and parking garage units in a more restrictive manner than its current operation. The board of managers’ responsibilities are limited (primarily common element maintenance), and each unit owner is responsible for its own maintenance. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for losses resulting from (i) failure to pay condominium assessments and charges; (ii) the condominium declaration’s withdrawal, termination or partition; (iii) the board’s not promptly proceeding with restoration following casualty, or (iv) the borrower’s consent to the modification or termination of the condominium declaration without lender’s consent.
8	North Ridge & Rossell North Shopping Center (Loan No. 59)	The Phase I environmental site assessment obtained at loan origination identified a controlled recognized environmental condition with respect to a prior on-site dry cleaner. The Illinois Environmental Protection Agency granted a no further action letter dated December 28, 2005, and was recorded effecting restrictions of the subject property to commercial and industrial uses. The lender required a Phase II environmental site assessment, which concluded that no new releases had occurred since the no further action letter had been issued, and recommended the installation of a vapor mitigation system. The Mortgage Loan documents require the borrower to install a vapor mitigation system no later than six months after closing and provide evidence reasonably satisfactory to the lender of its completion and a report reasonably satisfactory to the lender indicating that the system is functioning properly. An up-front environmental reserve in the amount of $22,500 (150% of the estimated remediation cost) was also obtained. Further, the Mortgage Loan documents provide for full recourse to the borrower and guarantor until the installation of the vapor mitigation system is complete.
8	Springdale Pointe (Loan No. 69)	The title policy includes an exception for the terms and conditions of an agreement with the City of Cincinnati, Ohio, recorded in 1968 pertaining to shared costs for the installation of a water main in the streets abutting the subject property. The mortgaged property is currently served by public water, but there is no indication that the water main improvements were ever installed. If the property owner does not pay its apportioned share of related costs, the agreement authorizes the City’s superintendent of water works to terminate service. In connection with its preparation of a property condition report at the time of loan origination, the engineering consultant

D-2-3

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
estimated the cost of the water main improvements at $125,000, exclusive of City bonding requirements or other related off-site work. The Mortgage Loan documents provide for personal liability to the borrower and guarantor for losses resulting from failure to pay “Other Charges”, including impositions other than taxes that are assessed or imposed against the mortgaged property.
16	Charlotte Southpark Marriott (Loan No. 13)	The Mortgage Loan documents provide that the FF&E reserve is required to be held by the property manager (Marriott Hotel Services, Inc.) pursuant to the related property management agreement, and, if the lender succeeds to the borrower’s interest, then the lender is the owner of such funds as are disbursed by the property manager from the FF&E reserve.
18	Del Amo Fashion Center (Loan No. 1)

The Mortgage Loan documents permit a property insurance deductible of up to $500,000. The in-place property insurance deductible is $100,000.

In addition, the Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse casualty proceeds for repair or restoration is $45 million, or, during the continuance of a Control Event (as such term is defined the related Whole Loan documents), $17.5 million.

In addition, the parcel that Nordstrom, the second largest tenant, occupies is a leased fee. Such tenant or other non-borrower party constructed the improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to such tenant or other non-borrower party and/or its leasehold mortgagee.

18	Market Street – The Woodlands (Loan No. 4)	The Whole Loan documents permit a property insurance deductible (including terrorism insurance) up to $500,000 (the “Required Deductible”), or a higher deductible if the Mortgagor provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible. The in-place coverage provides for a $25,000 deductible.
18	Sprouts Farmers Market (Loan No. 6)	The Mortgage Loan documents require 12 months’ business interruption insurance with a 6 month extended period of indemnity. 18 months’ business interruption insurance in-place. The Mortgaged Property is comprised of 6 freestanding buildings comprising 143,479 square feet of retail space (the principal in-line building contains 91,168 square feet).
18	Charlotte Southpark Marriot (Loan No. 13)	The Mortgage Loan documents provide that the borrower’s obligation to provide required insurance is suspended so long as Marriott Hotel Services, Inc. is the property manager and is maintaining insurance pursuant to the terms of the related property management agreement. The property management agreement requires property insurance with full replacement cost limits, 24 months’ business interruption insurance and “such other property insurance as is customarily maintained by Manager at similar hotels”. In-place coverage expressly includes terrorism insurance, among other things. The identified carriers currently satisfy Insurance Ratings Requirements.

D-2-4

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	Abington House – Retail (Loan No. 24)	The Mortgage Loan documents permit a property deductible of up to $100,000. The in-place coverage provides for a $25,000 deductible.
18	Greensboro Industrial Portfolio (Loan No. 53)	The Mortgage Loan documents permit a property deductible of up to $50,000. The in-place coverage provides for a $25,000 deductible.
28	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 4, 6, 10, 11, 12, 13, 15, 17, 19, 20, 22, 23, 24, 26, 28, 30, 34, 35, 36, 44, 48, 51, 52, 53, 56, 59, 62, 69, 75)	With respect to actions or events triggering recourse to the borrower or guarantor, the Mortgage Loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carveout, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser violations of the triggering actions or events related to the borrower’s inadvertent failure to provide adequate notice or provide timely or complete information otherwise required by the Mortgage Loan documents.
28	Del Amo Fashion Center (Loan No. 1)

The non-recourse carveout guarantor is Simon Property Group, L.P., which had a stated net worth and liquidity of $4.5 billion and $701 million, respectively, as of December 31, 2015.

In addition, the aggregate loan amount is $585 million (comprised of a $375.8 million senior loan and a $125.7 million subordinate loan). The guarantors’ obligations, including environmental cleanup costs or liabilities, are capped at $117 million, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The aggregate loan-to-value ratio at origination was 53.2%.

28	Market Street – The Woodlands (Loan No. 4)	The non-recourse carveout guarantor is Institutional Mall Investors LLC, a public company. The aggregate loan amount is $175 million. The guarantor’s obligations, including environmental cleanup costs or liabilities, are capped at $100 million, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The LTV at origination was 53.6%.
28	Charlotte Southpark Marriott (Loan No. 13)	In lieu of the guarantor providing an environmental indemnity (the SPE borrower is the only carveout indemnitor for environmental losses), the lender obtained a lender environmental collateral protection and liability environmental insurance policy with a $5,000,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America, with a 13 year term (3 years past the stated loan term) and having a $25,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”. The Phase I environmental site assessment obtained at loan origination did not identify any recognized environmental conditions.
31	Abington House – Retail (Loan No. 24)	The Mortgage Loan documents permit a non-rated captive insurer for terrorism coverage provided such insurer is a licensed insurance company owned by the sponsor (The Related Companies, L.P.) and there continues to be a U.S. Government backstop for an amount equal to applicable TRIPRA levels. The Related Companies, L.P. had a stated net worth/liquidity of approximately of $1.1 billion/$439

D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
million as of December 1, 2015.
33	Del Amo Fashion Center (Loan No. 1)	The co-borrowers are recycled single-purpose entities, and previously owned property other than the Mortgaged Property. The Whole Loan documents include standard representations and warranties for such prior owned property, including backward-looking representations and warranties where required to complete coverage. In addition, the Whole Loan documents provide for personal liability to the co-borrowers and guarantor for losses related to prior owned property.
33	Richmond Marriott Short Pump (Loan No. 12) Jacksonville Hilton Hotels (Loan No. 20)	These loans are related and exceed $30 million in the aggregate. J. Ryan Lingerfeldt is common key principal. A non-consolidation opinion was not required.
33	Stor-It Southern California Portfolio (Loan No. 11) Stor-It Costa Mesa & Long Beach (Loan No. 36)	These loans are related and exceed $30 million in the aggregate. Craig N. Lyons is common key principal. A non-consolidation opinion was required with respect to the Stor-It Southern California Portfolio (composed of 5 Mortgage Properties) Mortgage Loan only.
33	El Dorado Hills (Loan No. 56)	The borrower is a recycled single purpose entity, and it previously owned property other than the Mortgaged Property. Borrower acquired the Mortgaged Property and two improved, commercial parcels (used for self-storage and office/warehouse purposes) within the same development as the Mortgaged Property. The borrower conveyed the other properties to other parties in 2016. An environmental database review on the prior owned property was conducted at loan origination, and no recognized environmental conditions were identified. In addition, the Mortgage Loan documents provide for personal liability to the borrower and guarantor for losses related to the prior owned property.
36(a)-(l)	Del Amo Fashion Center (Loan No. 1)

The Mortgaged Property includes a sub-leasehold estate in an unimproved portion of land (approximately 2,600 square feet) that was previously used as in-line space connecting the Mortgaged Property and the adjacent parcel occupied by Sears (currently the lessee and sub-ground lessor of the parcel). The sub-ground lease parcel is not considered to be material to the operations of the Mortgaged Property, and was not assigned separate value in the appraisal. The borrower has paid rent for the sub-ground leased space for the entire term of the sub-ground lease. Upon expiration of the sub-ground lease term, the area will become part of the common area under the reciprocal easement agreement between the borrower and Sears.

A Short Form Lease memorializing the sublease was recorded in 1980; however, the instrument is not assumed to contain the lender protection provisions contemplated by the related ground lease representations.

43	Del Amo Fashion Center (Loan No. 1)	The Phase I environmental site assessment obtained at loan origination identified the following recognized environmental conditions at the Mortgaged Property: (i) elevated vapor

D-2-6

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities, (iii) the existence of 17 oil wells previously located on the property; (iv) the existence of a prior diesel storage tank, and (v) the existence of a former auto repair facility. The environmental consultant estimated remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. An environmental indemnity was provided by Simon Property Group, L.P., which had a stated net worth and liquidity of $4.5 billion and $701 million, respectively, as of December 31, 2015; however, its liability for all non-recourse carveout obligations is capped at $117 million. The aggregate loan amount is $585 million (a $375.8 million senior loan and a $125.7 million subordinate loan).
43	Charlotte Southpark Marriott (Loan No. 13)	In lieu of the guarantor providing an environmental indemnity (the SPE borrower is the only carveout indemnitor for environmental losses), the lender obtained a lender environmental collateral protection and liability environmental insurance policy with a $5,000,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America, with a 13 year term (3 years past the stated loan term) and having a $25,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”. The Phase I environmental site assessment obtained at loan origination did not identify any recognized environmental conditions.
43	Lawndale Plaza (Loan No. 26)	The Phase I environmental site assessment identified a recognized environmental condition due to a prior on-site dry cleaning operation. In lieu of Phase II, the lender obtained a premises environmental liability environmental policy with $2,000,000 sublimit per claim from Great American Insurance Company with a 13 year term (3 years past the loan term) and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American Insurance Company has an S&P rating of “A+”.
43	Greensboro Industrial Portfolio (Loan No. 53) Springdale Pointe (Loan No. 69) Budget Self Storage of Mesa (Loan No. 75)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $5,050,000 group lender environmental collateral protection and liability environmental insurance policy with $5,050,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

D-2-7

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7 and 8	Del Amo Fashion Center (Loan No. 1)	One of the tenants, Charles Schwab, has a right of first offer (“Schwab ROFO”) to purchase its premises if the borrower decides to market the property for sale. The Schwab ROFO is not extinguished by foreclosure; however, the Schwab ROFO does not apply to foreclosure or deed-in-lieu thereof.
7 and 8	Starwood Capital Group Hotel Portfolio – Holiday Inn Express & Suites Terrell (Loan No. 2.52)	The developer of the Mortgaged Property has a repurchase option in the event that the covenants, conditions and restriction of a declaration are violated. Under the Whole Loan documents, in the event of such a repurchase, the borrower is required to pay the release price (110% of the allocated loan amount of such Mortgaged Property) and a yield maintenance premium if the release is prior to the final three months of the loan term. In addition, the exercise of such repurchase option will trigger a recourse carveout for losses under the guaranty.
7 and 8	iStar Leased Fee Portfolio – One Ally Center (Loan No. 8.04)	The tenant at the One Ally Center Mortgaged Property has a right of first refusal to purchase the Mortgaged Property at any time during the term of the lease. If the Mortgagor receives a bona fide offer from a third party to purchase the Mortgaged Property which the Mortgagor desires to accept, the Mortgagor will give notice to the tenant describing the terms of the offer, and the tenant has 18 days to exercise its purchase right. If exercised, the tenant must purchase the Mortgaged Property on the terms set forth in the third party offer within 60 days after the date of the tenant’s acceptance of the offer. The tenant’s right of first refusal does not apply in connection with a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Whole Loan documents provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
7 and 8	iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center (Loan No. 8.07)	The tenant at the Northside Forsyth Hospital Medical Center Mortgaged Property has a right of first refusal to purchase the Mortgaged Property if the Mortgagor receives a bona fide offer to sell the Mortgaged Property to a third party not affiliated with the Mortgagor, the tenant or the guarantor, which the Mortgagor desires to accept. Tenant must exercise such right to purchase within 20 days of receipt of notice of such offer. Tenant’s right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Mortgagor and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.
7 and 8	iStar Leased Fee Portfolio – NASA/JPSS Headquarters (Loan No. 8.08)	The tenant at the iStar Leased Fee Portfolio – NASA/JPSS Headquarters Mortgaged Property has a right of first offer with respect to the Mortgaged Property. If the Mortgagor decides to sell the Mortgaged Property, the Mortgagor is required to notify the tenant of its intent to sell the Mortgaged Property and the terms of such sale prior to soliciting offers for the sale of such Mortgaged Property. The tenant may accept such offer within 10 days after such notice is given, with purchase of the Mortgaged Property to be completed within 60 days after the tenant accepts such offer. Such right of first offer is not applicable to the grant of any security, any mortgage or any sale of the Mortgaged Property after the foreclosure of any mortgage or deed-in-lieu of foreclosure of any mortgage.

D-2-8

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7 and 8	iStar Leased Fee Portfolio – The Buckler Apartments (Loan No. 8.11)	The tenant at the iStar Leased Fee Portfolio – The Buckler Apartments Mortgaged Property has a right of first offer and a right of first refusal with respect to the Mortgaged Property. If at any time during the term of the lease, the Mortgagor desires to sell the Mortgaged Property, the Mortgagor must, prior to soliciting offers for the sale of the Mortgaged Property, provide notice to the tenant of its intent to sell and the terms of its offer. Tenant will have 10 business days from receipt of such notice to accept the offer, and 60 calendar days from the date of acceptance to complete the sale of the Mortgaged Property. If the Mortgagor receives an offer for the purchase of 50% or more of the Mortgaged Property which the Mortgagor wishes to accept, the Mortgagor will notify the tenant with the terms of such offer and tenant will have 10 calendar days from the date of notice to accept such offer. Tenant’s right of first offer and right of first refusal will not apply to any transfer or other conveyance of the Mortgaged Property as part of a transfer by the Mortgagor and its affiliates of not less than three other real properties in a combined sale of such parcels under a contract. The tenant’s right of first refusal will also not apply to any conveyance due to a condemnation, foreclosure or deed-in-lieu of foreclosure.
15	36 East 14th Street (Loan No. 14)	One of the four (4) non-recourse carveout guarantors (Jeffrey Feil) is named as defendant in a lawsuit initiated by various family members/shareholders alleging mismanagement of certain family businesses and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to Mr. Feil on below-market terms. Additional claims include that Mr. Feil misappropriated insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. The Mortgage Loan documents include requirements for hard/upfront cash management and environmental insurance, among other things.
18

Del Amo Fashion Center
(Loan No. 1)

SoCal Self Storage – Los Angeles
(Loan No. 27)

Temescal Village Plaza
(Loan No. 32)

Oceanside Self Storage
(Loan No. 40)

A Storage Place – Grand Junction East
(Loan No. 43)

A Storage Place – Grand Junction West
(Loan No. 50)

Creekside Estates MHC
(Loan No. 57)

All exceptions to representation 31 set forth below for Bank of America mortgage loans are also exceptions to this representation 18.

D-2-9

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Del Amo Fashion Center (Loan No. 1)

The Whole Loan documents permit a property insurance deductible of up to $500,000. The in-place property insurance deductible is $100,000.

The related Whole Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to (i) $45,000,000 or (ii) during the continuance of a Control Event (as defined in the related Mortgage Loan agreement), $17,500,000.

In addition, the parcel that Nordstrom, the second largest tenant, occupies is a leased fee. Such tenant or other non-borrower party constructed the improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to such tenant or other non-borrower party and/or its leasehold mortgagee.

18	Starwood Capital Group Hotel Portfolio (Loan No. 2)	While the syndicate insurance rating requirements in the Whole Loan agreement generally meet the requirements of the subject representation, the Whole Loan agreement provides that the borrower will be permitted to maintain a portion of the required insurance coverage with insurance companies that do not otherwise meet the rating requirements in their current participation amounts and positions within the syndicate (an “Otherwise Rated Insurer”), provided that (1) the borrower is required to replace such insurers at renewal with carriers that do meet the rating requirement, and (2) if, prior to renewal, the current A.M. Best Company rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the borrower is required to replace such carrier with an insurance company meeting the rating requirements in the Whole Loan agreement.
18	Starwood Capital Group Hotel Portfolio (Loan No. 2)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original allocated Whole Loan amount for the applicable Mortgaged Property, rather than 5% of the then outstanding principal balance of the Mortgage Loan.
18

Starwood Capital Group Hotel Portfolio – Larkspur Landing Sunnyvale
(Loan No. 2.01)

Starwood Capital Group Hotel Portfolio – Larkspur Landing Milpitas
(Loan No. 2.02)

Starwood Capital Group Hotel Portfolio – Landing Bellevue
(Loan No. 2.06)

The amount of casualty insurance coverage for each of the subject Mortgaged Properties is less than the allocated loan amount attributable to such individual property. The Whole Loan documents include a full recourse carveout in the amount of such shortfall.
18	iStar Leased Fee Portfolio (Loan No. 8)

The Whole Loan documents require “all risk” property insurance coverage in an amount equal to the “Full Replacement Cost,” which means the actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation, subject to a loss limit of $150,000,000 per occurrence.

The Whole Loan documents permit the Mortgagor to maintain policies which (i) have coverages, deductibles and/or other related provisions

D-2-10

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
other than those specified in the Whole Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements specified in the Whole Loan documents (any such policy, a “Non-Conforming Policy”), provided that the Mortgagor has received Mortgagee’s prior written consent thereto and the Mortgagee has received a rating agency confirmation with respect to any such Non- Conforming Policy.
18

iStar Leased Fee Portfolio – Hilton Salt Lake
(Loan No. 8.01)

iStar Leased Fee Portfolio – Doubletree Seattle Airport
(Loan No. 8.02)

iStar Leased Fee Portfolio – Doubletree Mission Valley
(Loan No. 8.03)

iStar Leased Fee Portfolio – Doubletree Sonoma
(Loan No. 8.05)

iStar Leased Fee Portfolio – Doubletree Durango
(Loan No. 8.06)

In the event no leasehold mortgage is in place at the related Mortgaged Property and so long as the related tenant maintains property insurance coverage that (1) satisfies the requirements under the related leased fee lease with respect to such Mortgaged Property and (2) satisfies the insurance requirements under the Whole Loan documents (except that a $500,000 property and terrorism deductible under the master program maintained by Hilton Worldwide Holdings Inc. is permitted under the Whole Loan documents), the tenant’s property insurance will serve as the primary insurance, and the Mortgagor may, but is not required to, maintain property insurance insuring the improvements at the Mortgaged Property.
18	iStar Leased Fee Portfolio – The Buckler Apartments (Loan No. 8.11)	The related Mortgagor’s obligation to maintain the following insurance coverage is suspended for so long (a) as no Leased Fee Lease Termination Period (as defined below) has occurred and is continuing and (b) the tenant at such Mortgaged Property maintains the insurance coverage required by the leased fee lease as of the origination date: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance. A “Leased Fee Lease Termination Period” means the period beginning when any leased fee lease either (i) is terminated, cancelled or otherwise ceases to remain in full force and effect as to any portion of the Mortgaged Property, and/or (ii) title to and/or possession of all or any of the leasehold or subleasehold, as applicable, interest created by the leased fee lease (including any improvements owned by the tenant thereunder) has been returned or otherwise acquired by the Mortgagor. Such Leased Fee Lease Termination Period will end upon the Mortgagor’s entrance into, and the commencement of the tenant paying unabated rent under a triple net leased fee lease entered into in accordance with the terms and conditions set forth in the Whole Loan documents and for which no free rent, tenant improvements, tenant allowances or leasing commissions are owed by the Mortgagor to such tenant.
18	iStar Leased Fee Portfolio – One Ally Center (Loan No. 8.04) iStar Leased Fee Portfolio – Northside Forsyth Hospital Medical Center (Loan No. 8.07) iStar Leased Fee Portfolio –	The related Mortgagor’s obligation to maintain the following insurance coverage is suspended for so long (a) as no Leased Fee Lease Termination Period (as defined in this Annex D-2) has occurred and is continuing with respect to the applicable Mortgaged Property, and (b) the tenant at such Mortgaged Property maintains the insurance coverage required by the related leased fee lease as of the origination date: (i) property insurance, (ii) business interruption insurance, (iii) insurances during times of structural construction, (iv) boiler and machinery insurance, (v) flood insurance and (vi) earthquake insurance. With respect to clause (b) in this paragraph, if the tenant

D-2-11

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	NASA/JPSS Headquarters (Loan No. 8.08) iStar Leased Fee Portfolio – Dallas Market Center: Sheraton Suites (Loan No. 8.09)	does not maintain the insurance required by the related leased fee lease as of the origination date, the Mortgagor will only be required to purchase property insurance coverage at the individual Mortgaged Property in which the Mortgagor has an insurable interest and can purchase such commercial property insurance coverage at commercially reasonable rates.
iStar Leased Fee Portfolio – Dallas Market Center: Marriott Courtyard (Loan No. 8.10) iStar Leased Fee Portfolio – Lock-Up Self Storage Facility (Loan No. 8.12)
18	270 Corporate Center (Loan No. 7) 36 East 14th Street (Loan No. 14) Crossgates Commons (Loan No. 18)	The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of eighteen (18) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.
18	Gateway Net Lease Portfolio (Loan No. 9)	The related Whole Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the greater of (i) $1,500,000 or (ii) 5% of the allocated loan amount for the applicable individual property.
18

Windhaven Park
(Loan No. 25)

SoCal Self Storage – Los Angeles, CA
(Loan No. 27)

Temescal Village Plaza
(Loan No. 32)

Easley Town Center – Back Eastern Strip
(Loan No. 39)

Oceanside Self Storage
(Loan No. 40)

Storage Choice – Westover Park
(Loan No. 42)

A Storage Place - Grand Junction East
(Loan No. 43)

Extra Space Storage Irving (Loan No. 46)

Storage Choice – League

The related borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of twelve (12) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.

D-2-12

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

City

(Loan No. 47)

A Storage Place - Grand Junction West
(Loan No. 50)

Elgin Village & Cedar Breaks Centre
(Loan No. 55)

Creekside Estates MHC
(Loan No. 57)

Gatekeeper Storage
(Loan No. 65)

149 Spring Street
(Loan No. 70)

18	36 East 14th Street (Loan No. 14)

The related Mortgage Loan documents permit the related condominium association to maintain the insurance coverage required under the related Mortgage Loan agreement in lieu of the borrower obtaining such insurance, for so long as the condominium documents are in full force and effect and the borrower provides the lender notice of such insurance arrangements at least 10 days prior to the date any required insurance is due to lapse.

Any and all insurance proceeds payable under insurance policies maintained by the condominium association are required to be paid directly to the condominium association or an insurance trustee, as applicable, in accordance with the terms and provisions of the condominium documents. The condominium documents provide that insurance proceeds in an amount less than $100,000 are payable to the condominium board and proceeds in excess of $100,000 are payable to an insurance trustee to be appointed by the condominium board and are required to be applied to the restoration of the property, unless 75% or more of the related building is destroyed or substantially damaged and 75% or more of unit owners elect not to proceed with restoration and to instead pursue an action for partition.

18	Elgin Village & Cedar Breaks Centre (Loan No. 55)

The amount of “all risk” insurance required by the Mortgage Loan documents is the replacement cost of the Mortgaged Property, with no reference to the amount of the Mortgage Loan or depreciation. In addition, the Mortgage Loan documents do not require at least 30 days’ prior notice to the lender of termination or cancellation of required insurance policies arising for any reason other than non-payment of a premium (15 days’ notice is required under the Mortgage Loan documents).

The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $100,000.

19	Gateway Net Lease Portfolio – FedEx (Baltimore) (Loan No. 9.03)	As of the origination date, the Mortgaged Property is part of a larger tax parcel that includes property that is not part of the collateral for the subject Mortgage Loan. Pursuant to the ground lease, the ground lessor has committed to obtaining a separate tax parcel for the Mortgaged Property. The related borrower is required to use commercially reasonable efforts to cause the ground lessor to comply with its commitment to obtain such separate tax parcel, but the borrower will not be required to threaten or declare a default by ground lessor under

D-2-13

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the ground lease. In the event that the borrower receives evidence that a separate tax parcel has been created, the borrower is required to obtain a Separate Tax Parcel Endorsement at its expense.
28	Del Amo Fashion Center (Loan No. 1)

The related Whole Loan documents provide that full recourse is capped at $117,000,000, for so long as Simon Property Group, L.P. (or certain J.P. Morgan entities) is the guarantor under the guaranty.

The borrower and the guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the borrower’s lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the borrower or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the borrower’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the borrower, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrower through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of (i) through (iii) above.

28

Starwood Capital Group Hotel Portfolio
(Loan No. 2)

270 Corporate Center
(Loan No. 7)

Crossgates Commons
(Loan No. 18)

36 East 14th Street
(Loan No. 14)

Windhaven Park
(Loan No. 25)

SoCal Self Storage – Los Angeles, CA
(Loan No. 27)

Temescal Village Plaza
(Loan No. 32)

Oceanside Self Storage
(Loan No. 40)

Storage Choice – Westover Park
(Loan No. 42)

A Storage Place - Grand Junction East
(Loan No. 43)

The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

D-2-14

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Extra Space Storage Irving
(Loan No. 46)

Storage Choice – League City
(Loan No. 47)

A Storage Place – Grand Junction West
(Loan No. 50)

Creekside Estates MHC
(Loan No. 57)

Gatekeeper Storage
(Loan No. 65)

149 Spring Street
(Loan No. 70)

28	Starwood Capital Group Hotel Portfolio (Loan No. 2)	The related guaranty provides that the liability of the non-recourse carveout guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Whole Loan agreement are capped at 20% of the related Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the other Whole Loan documents.
28	iStar Leased Fee Portfolio (Loan No. 8)	The Mortgage Loan is full recourse to the Mortgagor and the guarantor for voluntary transfers of any material portion of any individual Mortgaged Property in the portfolio or any voluntary act that causes a change (directly or indirectly) in the ownership of any Mortgagor and/or any general partner (if the Mortgagor is a partnership) or member (if the Mortgagor is a limited liability company) to the extent such ownership change required Mortgagee’s consent under the Whole Loan documents.
28	Gateway Net Lease Portfolio (Loan No. 9)	There is no separate guarantor of recourse obligations. The full recourse and losses carveouts in the Whole Loan documents are recourse only to the borrower, and the borrower is the only indemnitor under the environmental indemnity agreement.
28	Gateway Net Lease Portfolio (Loan No. 9) Crossgates Commons (Loan No. 18)	The loss carveout with respect to tenant security deposits only provides for recourse in the event that any security deposits collected with respect to the Mortgaged Property are not delivered to the lender upon foreclosure or deed-in-lieu thereof, except to the extent such deposits were applied in accordance with the applicable leases prior to the occurrence of the event of default that gave rise to such foreclosure or deed-in-lieu thereof.
28	36 East 14th Street (Loan No. 14)	The full recourse carveout for transfers in violation of the Mortgage Loan documents includes a proviso stating that the failure to deliver timely notice of a transfer expressly permitted by the terms of the Mortgage Loan documents will not be a full recourse event.
29	Starwood Capital Group Hotel Portfolio (Loan No. 2)

The borrowers are permitted to release individual Mortgaged Properties from the lien of the related security instruments, upon satisfaction of the REMIC requirements, with a prepayment of a portion of the Whole Loan in accordance with the Whole Loan documents, which includes,

D-2-15

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

without limitation, payment of the Release Price (as defined below) and the yield maintenance premium, if applicable.

“Release Price” means the following amount: (i) if less than $57,727,000 has been prepaid, then 105% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (ii) if less than $86,590,500 has been prepaid, then 110% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released, (iii) if less than $115,454,000 has been prepaid, then 115% of the allocated Whole Loan amount of each such individual Mortgaged Property(ies) being released and (iv) (A) after $115,454,000 has been prepaid or (B) notwithstanding anything to the contrary, if such individual Mortgaged Property(ies) being released are to be conveyed to an affiliate of the Borrowers, their single purpose entity principal(s), any operating lessees or the guarantor, then the “Release Price” means in each case 120% of the allocated Whole Loan amount of each such Mortgaged Property(ies) being released.

If the release of any Mortgaged Property causes the aggregate prepaid original Whole Loan amount to exceed any of the prepayment release dollar thresholds set forth above, then the “Release Price” for such Mortgaged Property is required to equal the sum of (x) the portion of the allocated Whole Loan amount for such Mortgaged Property which is less than the first-applicable prepayment release dollar threshold set forth above multiplied by the applicable percentage set forth in such clause and (y) the portion of the allocated Whole Loan amount for such Mortgaged Property which is greater than or equal to the first-applicable prepayment release dollar threshold applied in clause (x) multiplied by the applicable percentage above.

30	Crossgates Commons (Loan No. 18) SoCal Self Storage – Los Angeles, CA (Loan No. 27) Temescal Village Plaza (Loan No. 32) Oceanside Self Storage (Loan No. 40)	The related Mortgage Loan documents require delivery of annual operating statements of the Mortgaged Property, but do not require delivery of annual financial statements.
31	Del Amo Fashion Center (Loan No. 1)	If the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, then the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium for “All Risk” or “Special Perils” property insurance (but excluding the wind and flood components of such insurance premiums) insuring only the related Mortgaged Property on a stand-alone basis, with a deductible not to exceed $5,000,000.
31	SoCal Self Storage – Los Angeles, CA (Loan No. 27) Temescal Village Plaza (Loan No. 32) A Storage Place – Grand Junction East	If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan

D-2-16

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	(Loan No. 43) A Storage Place – Grand Junction West (Loan No. 50) Creekside Estates MHC (Loan No. 57)	agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
31	Oceanside Self Storage (Loan No. 40)	If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than an amount equal to 50% of the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Mortgaged Property on a stand-alone basis at the time that any terrorism coverage is excluded from any policy (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
32	Del Amo Fashion Center (Loan No. 1)	The Whole Loan documents permit the pledge of interests by Simon Property Group, L.P., Simon Inc. or Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A., a New York trust (including certain successor entities thereto) to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.
33	Del Amo Fashion Center (Loan No. 1)	Mortgagor is a recycled Single-Purpose Entity that previously owned parcels of land other than the Mortgaged Property and was the obligor on past loans secured by the Mortgaged Property which have been satisfied. The related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties, and the environmental indemnification agreement includes indemnification for environmental liabilities arising from the previously owned property.
33

Del Amo Fashion Center
(Loan No. 1)

270 Corporate Center
(Loan No. 7)

iStar Leased Fee Portfolio
(Loan No. 8)

Crossgates Commons

(Loan No. 18)

36 East 14th Street
(Loan No. 14)

Windhaven Park
(Loan No. 25)

SoCal Self Storage – Los Angeles, CA
(Loan No. 27)

Oceanside Self Storage

Mortgagor is a recycled Single-Purpose Entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

D-2-17

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(Loan No. 40)

Storage Choice – Westover Park
(Loan No. 42)

A Storage Place – Grand Junction East
(Loan No. 43)

Storage Choice – League City
(Loan No. 47)

A Storage Place – Grand Junction West
(Loan No. 50)

Creekside Estates MHC
(Loan No. 57)

36(a)-(l)	Del Amo Fashion Center (Loan No. 1)

The Mortgaged Property includes a sub-leasehold estate in an unimproved portion of land (approximately 2,600 square feet) that was previously used as in-line space connecting the Mortgaged Property and the adjacent parcel occupied by Sears (currently the lessee and sub-ground lessor of the parcel). The sub-ground lease parcel is not considered to be material to the operations of the Mortgaged Property, and was not assigned separate value in the appraisal. The borrower has paid rent for the sub-ground leased space for the entire term of the sub-ground lease. Upon expiration of the sub-ground lease term, the area will become part of the common area under the reciprocal easement agreement between the borrower and Sears.

A Short Form Lease memorializing the sublease was recorded in 1980; however, the instrument is not assumed to contain the lender protection provisions contemplated by the related ground lease representations.

36(e); (l)	Starwood Capital Group Hotel Portfolio – Hilton Garden Inn Edison Raritan Center (Loan No. 2.17)	In addition, the leasehold mortgagee is entitled to a new lease only in the event of a rejection of the ground lease in bankruptcy. As to any other termination of the ground lease, the lender is not entitled to a new lease. However, the lender is entitled to notice and cure rights, and the ground lessor has agreed that it will not terminate the ground lease without first having given the lender notice and opportunity to cure any defaults in accordance with the ground lease and estoppel.
36(c)	iStar Leased Fee Portfolio – Doubletree Seattle Airport (Loan No. 8.02)	The ground lease on a portion of the Mortgaged Property expires on January 31, 2044, which is less than 20 years from the stated maturity date of the Mortgage Loan.
36(b); (c); (e); (l)	Gateway Net Lease Portfolio – GoDaddy (Loan No. 9.06) Gateway Net Lease Portfolio – Sikorsky Aircraft (Loan No. 9.16) Gateway Net Lease Portfolio – Hitachi (Loan No. 9.21)

The ground lease for the GoDaddy Mortgaged Property allows for amendments to the ground lease without the lender’s consent. The lender required that the borrower include a special member in its organizational structure, and the special member’s consent is required for any amendments, modifications, terminations or surrender of the related ground lease.

The term of the Hitachi ground lease only extends sixteen (16) years beyond the maturity date of the Mortgage Loan.

Under the Sikorsky Aircraft and Hitachi ground lease, an assignment only to an acquiring or merging company is permitted without consent.

D-2-18

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The borrowers have the right to mortgage their respective leasehold estates, and foreclosures or deeds-in-lieu are permitted without the related ground lessor’s consent, provided that the related leasehold mortgagee delivers a written assumption of the related borrower’s obligations and liabilities under the related lease.

The ground lease for the GoDaddy Mortgaged Property provides that the leasehold mortgagee is entitled to a new lease only in the event the leasehold mortgagee acquires title to the leasehold estate of Borrower. In addition, the ground lease is silent with respect to a leasehold mortgagee holding and disbursing insurance proceeds. The Whole Loan documents require that the borrower deposit and apply any insurance proceeds in accordance with the Whole Loan documents.

The ground lease for the Sikorsky Aircraft Mortgaged Property provides for a new lease in the event of a termination of the ground lease or rejection of the ground lease in a bankruptcy proceeding to the extent the rights of the leasehold mortgagee may be preserved only through the issuance of a new lease.

The ground lease for the Hitachi Mortgaged Property provides that, upon any termination of the ground lease by the ground lessee or rejection of the ground lease in a bankruptcy proceeding, either the leasehold mortgagee or the borrower is entitled to a new ground lease on substantially the same terms for the remaining term of the ground lease.

43	Del Amo Fashion Center (Loan No. 1)	The ESA identified several potential environmental conditions associated with the prior usage of the Mortgaged Property, including usage of a portion of the Mortgaged Property as a dry cleaning facility, the location of a steel distribution facility on a portion of the Mortgaged Property, the former location of a 280-gallon diesel underground storage tank used by J.C. Penney on the Mortgaged Property, the operation of an automobile repair center at the Mortgaged Property, and the use of a number of historic oil wells at the Mortgaged Property. The ESA recommended that a limited subsurface investigation should be conducted in order to determine the presence or absence of soil and/or groundwater contamination due to the historical use of the Mortgaged Property. The borrower and guarantor have provided indemnities that would cover environmental cleanup costs and liabilities related to the Mortgaged Property. However, such indemnities are a part of the guaranty, which is subject to a cap of $117,000,000.

D-2-19

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7; 8	Westchester One (Loan No. 3)	Pursuant to a reciprocal easement agreement with Stop & Shop and the City of White Plains (the “REA”) the Mortgagor has the right to abandon the four story offsite parking garage included in the Mortgaged Property (the “Offsite Garage”) on and after May 2027. If the Mortgagor abandons the Offsite Garage, or the Offsite Garage is “deemed abandoned,” under the REA, each of (i) Stop & Shop and (ii) if Stop & Shop fails to do so, the City of White Plains, has a purchase option under the REA to purchase the Offsite Garage for $1.00. The Offsite Garage will be “deemed abandoned” (except for conditions caused by Stop & Shop or an event of casualty or condemnation) upon the occurrence of either (i) the City of White Plains declares the Offsite Garage to be structurally unsound or unsafe and the Mortgagor fails to complete/commence any repair within 30 days, or (ii) a court declares the Offsite Garage to be structurally unsound or unsafe and the Mortgagor fails to complete/commence any repair within 30 days or if it appeals such decision. Such abandonment or deemed abandonment is an event of default and a loss recourse event under the related Whole Loan documents. In addition, if the purchase option were triggered, any related transfer would be a full recourse prohibited transfer under the Whole Loan documents. In addition, under the REA, Stop & Shop has a right of first offer with respect to any sale of the Offsite Garage. The REA provides that such right of first offer does not apply to a transfer of the Offsite Garage in connection with the sale or lease of the office building included in the Mortgaged Property.
7; 8	Market Street – The Woodlands (Loan No. 4)	The Woodlands Land Development Company, L.P., a former owner of the Mortgaged Property has a right of first offer in connection with certain transfers of all or any portion of the Mortgaged Property in connection with development for additional office and/or professional or hotel use. Such right does not apply to a deed of trust lien or any transfer by foreclosure sale or deed-in-lieu of foreclosure, but would apply to subsequent transfers.
7; 8	Safe Storage Van Nuys (Loan No. 33)	The Mortgaged Property is subject to a right of reversion set forth in a deed recorded in 1917, which contains a prohibition on the sale of intoxicating liquors on the Mortgaged Property, and provides that if intoxicating liquors are sold on the Mortgaged Property, ownership of the Mortgaged Property will revert to the original grantor under the 1917 deed, without requirement to make any payment to the Mortgagor or the lender. However, the 1917 deed provides that a breach of such restriction “shall not defeat or render invalid the lien of any mortgage or deed of trust made in good faith for value as to said land and the improvement thereon.” The effect of such language is unclear, and it is possible that, because the deed was recorded prior to the Mortgage relating to the Mortgaged Property, upon such a reversion, the lien of the Mortgage on such Mortgaged Property could terminate. In any event, upon such a reversion, the Mortgaged Property would no longer be owned by the related Mortgagor. The Mortgage Loan documents provide that the reversion of title to the Mortgaged Property would constitute a violation of the due-on-sale clause in the Mortgage Loan, and would therefore constitute an event of default under the Mortgage Loan documents permitting the lender to accelerate the Mortgage Loan. The Mortgage Loan documents further provide that any reversion of title to the Mortgaged Property would be full recourse to the related Mortgagor and guarantor.
7;8	1111 Studewood (Loan No. 54)	Verizon, which leases rooftop space, 270 first feet of the first floor and cabling and antenna space at the Mortgaged Property for

D-2-20

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

telecommunications, has a right of first refusal if the Mortgagor elects to grant to a third party, by easement or other legal instrument, an interest in and to the leased premises or any portion thereof, for the purpose of operating and maintaining communications facilities or the management thereof, with or without an assignment of the lease to such third party.

16	Westchester One (Loan No. 3)	$9,702,169 was required to be provided by the prior owner of the Westchester One Mortgaged Property to the borrower for outstanding tenant improvements for the largest tenant, New York Life, which is not yet in occupancy. Such amount is expected to be held outside of the Westchester One Whole Loan documents pursuant to an escrow agreement expected to be entered into among First American Title Insurance Company, the borrower, New York Life and the lender, which the borrower is required to finalize and execute within ten days after the loan origination date (which was June 8, 2017) (the “New Escrow”). Under the New Escrow, the lender will not hold such tenant improvement funds, and will not have control over such funds in the manner that it would have if such funds had been escrowed under the Westchester One Whole Loan, as such funds, while assigned by the prior owner, were funds of the prior owner that were set aside to be used solely for improvements to the tenant’s space. As a result, the lender will not be permitted to apply such funds to repay the Westchester One Whole Loan following an event of default under the Whole Loan documents, or for any purpose other than the related tenant improvements. Pending negotiation of the New Escrow with the lender, such tenant improvement reserve is currently held pursuant to an escrow agreement with First American Title Insurance Company (the “Existing Escrow”), to which the lender is not a party. The prior owner assigned its rights under the Existing Escrow to the borrower at loan origination. In the event that the New Escrow is not entered into, the tenant improvements reserve would remain held under the Existing Escrow, and the lender would not have any direct rights therein.
18	Market Street – The Woodlands (Loan No. 4)	The all risk property insurance (including terrorism insurance) is permitted to have a deductible of $500,000 (the “Required Deductible”), or a higher deductible if the Mortgagor provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible.
18	Olympic Tower (Loan No. 5)

The Mortgagor is permitted under the related Whole Loan documents to rely upon insurance maintained by (i) the condominium board (with respect to the core and shell and other common elements of the building in which the Mortgaged Property condominium unit is included and with respect to payment of the commercial unit common charges), and (ii) the third largest tenant, Cartier, and the fifth largest tenant, Versace, with respect to the portion of the Mortgaged Property leased by such tenant, provided that in each case such insurance complies with the requirements of the Whole Loan documents.

To the extent (i) the ground lease between the Mortgagor, as ground lessee, and Olympicgold L.L.C., as ground lessor (the “Olympic Tower Ground Lease”) or the ground lease between Olympicgold L.L.C., as ground lessee, and the Charles Pochari estate, Ellen Gradt, Thomas R. Pochari, Sr., and Violet A. Curley, as ground lessor (the “Pochari Ground Lease”) require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee or depositary designated under the Olympic Tower Ground Lease or

D-2-21

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

Pochari Ground Lease, as applicable, (ii) the condominium documents require that all or any portion of the insurance proceeds be held or controlled by the condominium or the related board of directors (which, pursuant to the condominium documents, would occur in the case of a casualty that impacts the core or shell or other common elements of the building in which the Mortgaged Property condominium unit is included or payment of common charges), then such insurance proceeds may be held and disbursed by the insurance trustee under the condominium documents, and (iii) the lease between the Mortgagor and the third largest tenant, Cartier, require that all or any portion of the insurance proceeds be disbursed for restoration of the Mortgaged Property, then such net proceeds may be held and disbursed by the insurance trustee designated under the Olympic Tower Ground Lease.

If the condominium building, which consists of the commercial condominium unit (collateral for the Mortgaged Property) and approximately 230 residential units (not collateral for the Mortgaged Property), is not restored, insurance proceeds from the condominium board insurance policies are required to be allocated pro rata among the condominium unit holders. The pro rata share of the Mortgagor, as commercial unit holder, is 46.667418%. Pursuant to the Olympic Tower Ground Lease, in the event of a casualty, if the condominium building is not restored and a partition action is commenced, then insurance proceeds and partition proceeds allocable to the commercial condominium unit holder are required to be allocated, first, to the ground lessor under the Olympic Tower Ground Lease in the amount of $15,000,000, and, second, to the Mortgagor in an amount equal to the lesser of the outstanding balance of the Mortgage Loan and the value of the leasehold interest in the commercial condominium unit immediately prior to the partition action. In addition, in the event of a casualty, if the improvements located on the Mortgaged Property demised under the Pochari Ground Lease are not restored, the related insurance proceeds are required to be allocated first to the ground lessor under the Pochari Ground Lease in the amount of $1,000,000, and any remaining proceeds are to be paid to the ground lessee under the Pochari Ground Lease (which proceeds are required to be deposited with the depositary under the Olympic Tower Ground Lease, and held and disbursed in accordance with the Olympic Tower Ground Lease).

18	1111 Studewood (Loan No. 54)	Under the condominium documents relating to the Mortgaged Property, insurance proceeds are required to be held by an insurance depositary. The related condominium association has executed a certificate in favor of the borrower and lender in which it has stated that any such insurance trustee is required to have a Moody’s rating of at least “A2”/”P-1”.
18	All MSMCH Mortgage Loans (Loan Nos. 3, 4, 5, 16, 21, 31, 33, 41, 49, 54)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth below for all

D-2-22

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
MSMCH Mortgage Loans are also exceptions to this Representation 18.
26	Williamsburg Plaza (Loan No. 21)	The Mortgaged Property was originally approved and constructed with 504 parking spaces, and currently has only 452 parking spaces. The zoning report for the Mortgaged Property states the Mortgaged Property is legal conforming. A loss carveout was added to the Mortgage Loan documents for failure to comply with zoning requirements.
26	Manchester Plaza (Loan No. 31)	Parking at the Mortgaged Property is deficient by seven parking spaces. The Mortgagor agreed in the Mortgage Loan documents to restripe the parking spaces post-closing.
26	Safe Storage Van Nuys (Loan No. 33)	The Mortgaged Property is non-conforming as to parking, as 32 total parking spaces are required, but seven spaces are currently on the Mortgaged Property. The Mortgage Loan documents require that, within ten days of a request by lender or any applicable municipality and/or county, the Mortgagor shall take such measures (such as adding parking spaces or re-striping parking spaces) to have the Mortgaged Property comply with all parking requirements of any applicable municipality and/or county.
28	Market Street – The Woodlands (Loan No. 4)	The liability of the non-recourse carveout guarantor under the non-recourse carveout guaranty (which also covers environmental matters) is capped as to full recourse items at an amount equal to $100,000,000 together with reasonable out-of-pocket costs of enforcement of such guaranty.
28	Olympic Tower (Loan No. 5)

The aggregate liability of the non-recourse carveout guarantors under the non-recourse carveout guaranty with respect to voluntary or collusive bankruptcy events of the Mortgagor is capped at 10% of the original principal balance of the related Whole Loan, plus all reasonable, out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement thereof or the preservation of the lender’s rights thereunder; provided, however, that the foregoing limitation on liability does not apply if any such bankruptcy-related event in any way results in a termination, surrender or rejection of the Olympic Tower Ground Lease, or an amendment or modification of the Olympic Tower Ground Lease in a manner adverse to the lender without the lender’s prior written consent. Collusion or solicitation by a guarantor (as opposed to by the Mortgagor) with respect to any involuntary bankruptcy of the Mortgagor is not a recourse event.

There is no recourse guarantor (other than the Mortgagor) with respect to the Mortgage Loan with respect to loss recourse items. In particular, with respect to (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; and (iii) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property, there is recourse solely to the Mortgagor, and there is no recourse to the guarantors.

The following qualifications apply to full recourse liability with respect to transfers: (a) there is no recourse liability for any transfers as a result of (i) the foreclosure of the Mortgage or the mortgage lender’s acceptance of a deed-in-lieu thereof (including by the mortgage lender’s acceptance of an offer by Mortgagor described under the definition of “Tender Conditions” in the Whole Loan documents), (ii) the mezzanine lender’s acceptance of such an offer from Mortgagor after

D-2-23

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

the Tender Conditions have been satisfied, (iii) the foreclosure of the mezzanine loan or any other exercise of remedies by the mezzanine lender (including the exercise of voting rights in respect of the mezzanine borrower) regardless of whether consummated in accordance with the related intercreditor agreement, or (iv) an assignment-in-lieu of foreclosure with respect to the mezzanine loan if the assignee of the equity has previously delivered (or concurrently delivers) to the mortgage lender a new guaranty (in the form required) duly executed by an approved replacement guarantor, (b) “transfers” do not include mortgages, pledges or other liens (however, certain secured indebtedness is covered under a separate full recourse carveout provision) and (c) transfers of the Mortgaged Property do not include any personal property except to the extent that the failure of Mortgagor to own such personal property would result in a material adverse effect on the underwritten net cash flow or the use, operation or value of the Mortgaged Property.

Further, breaches of environmental representations, covenants and indemnities are recourse solely to the related Mortgagor and are not recourse to the guarantors under the non-recourse carveout guaranty; however the non-recourse carveout guarantors are parties to a separate environmental indemnity agreement.

28	All MSMCH Mortgage Loans (Loan Nos. 3, 4, 5, 16, 21, 31, 33, 41, 49, 54)	The Mortgage Loan documents may provide that there will not be recourse for (i) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers and (ii) waste to the extent that waste results from there being insufficient cash flow to satisfy operating expenses at the Mortgaged Property, which results in material physical waste to the Mortgaged Property.
31	Market Street – The Woodlands (Loan No. 4)	If TRIPRA is no longer in effect, the Mortgagor is not required to pay annual premiums for terrorism insurance coverage in excess of two times the then current annual insurance premiums payable by the Mortgagor for the insurance policies insuring only the Mortgaged Property (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis.
31	Olympic Tower (Loan No. 5)	If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor is required to carry terrorism insurance throughout the term of the Whole Loan; provided that the Mortgagor is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property insurance required under the related Whole Loan documents (without giving effect to the cost of the terrorism components of such property insurance), and if the cost of terrorism insurance exceeds such amount, then the lender may, at its option, (1) purchase such terrorism policy, with the Mortgagor paying such portion of the insurance premiums equal to such amount and the lender paying the remainder or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums with respect to such policy to such amount.
31	All MSMCH Mortgage Loans (Loan Nos. 3, 4, 5, 16, 21,	The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e.

D-2-24

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
31, 33, 41, 49, 54)

“BBB-”) by S&P) and also rated at least “BBB-” by Fitch, and/or “Baa3 by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

31	All MSMCH Mortgage Loans (Loan Nos. 3, 4, 5, 16, 21, 31, 33, 41, 49, 54)	All exceptions to Representation 18 are also exceptions to this Representation 31.
32	Market Street – The Woodlands (Loan No. 4)

The Mortgage Loan permits transfers and pledges of 50% or more of the equity interests in the Mortgagor and/or transfers and pledges of controlling interests in the Mortgagor, including but not limited to the following:

(i)             The Transfer (defined to include without limitation a sale, transfer, assignment or pledge), or issuance, of direct or indirect interests in the Mortgagor to, between and or among persons that are directly or indirectly 100% owned and controlled by one or more Key Principals. Key Principals include a Qualified Transferee (as defined in the Whole Loan documents), Institutional Mall Investors LLC, California Public Employees’ Retirement System (“CalPERS”), any CalPERS Investor (defined as an entity of which CalPERs owns, directly or indirectly, at least 50% of the capital and profits), or the permitted successors and assigns of any of the foregoing;

(ii)            the sale, transfer, exchange or issuance of any securities, stock or other equity interests in a Key Principal or in any entity directly or indirectly owning a direct or indirect legal and beneficial interest in a Key Principal or the merger or consolidation of any Key Principal or any entity owning a direct or indirect legal and beneficial interest in any Key Principal, so long as at least one or more Key Principals continue to own, directly or indirectly, at least 50% of the Mortgagor and control the Mortgagor;

(iii)           the Transfer of direct or indirect interests in the Mortgagor to any party (including, without limitation, any third party) so long as a Key Principal or a Qualified Transferee or any combination of them continue to own directly or indirectly at least 50% of Mortgagor and control Mortgagor, and the property manager or a Qualified Manager (as defined in the Whole Loan documents) continues to manage the Mortgaged Property;

(iv)           The pledge of interest by a direct or indirect owner of Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets;

(v)           Transfers of any direct or indirect ownership interests or any profits or proceeds relating to ownership interests or the issuance or redemption of any interests in IMI Woodlands LLC (the 95% limited partner of the Mortgagor as of the loan origination date), IMI Woodlands GP LLC (the general partner of the Mortgagor as of the loan origination date) or Institutional Mall Investors LLC (the owner of the two foregoing entities as of the loan origination date) (or their

D-2-25

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

respective permitted successors or assigns) as long as CalPERS continues to own, directly or indirectly, at least 50% of the capital and profits of such entities (or their respective permitted successors or assigns), following the completion of such Transfer;

(vi)           Transfers of any of IMI Woodlands LLC’s, IMI Woodlands GP LLC’s or Institutional Mall Investors LLC’s (or their respective permitted successors’ or assigns’) direct or indirect interests in Mortgagor to CalPERS or to a CalPERS Investor;

(vii)          Transfers of any direct or indirect interests in CalPERS (which owns 99% of Institutional Mall Investors LLC as of the loan origination date);

(viii)         Transfers of any direct or indirect interests or any profits or proceeds relating to ownership interests or the issuance or redemption of any interests in MCA Mall Investors LLC (“MCAMI”) (or its permitted successors or assigns);

(ix)           The resignation, removal or replacement of Miller Capital Advisory, Inc. (or any replacement manager) as manager of Institutional Mall Investors LLC or MCAMI (or their respective permitted successors or assigns);

(x)           Transfers of any direct or indirect interests or any profits or proceeds relating to ownership interests or the issuance or redemption of interests in Miller Capital Advisory, Inc. (or its permitted successors and assigns);

(xi)           The purchase of any direct or indirect interests in Mortgagor by IMI Woodlands LLC and/or IMI Woodlands GP LLC (as long as CalPERS continues to own, directly or indirectly, at least 50% of the capital and profits of the foregoing entities), Institutional Mall Investors LLC, CalPERS, or a CalPERS Investor (or by their respective permitted successors or assigns); and

(xii)          Transfers of any direct or indirect interests or the issuance or redemption of interests in Trademark Six Pines, L.P. and Trademark Market Street Woodlands Investments, L.P. (which collectively own a 4.75% interest in the Mortgagor as of the loan origination date).

34	Olympic Tower (Loan No. 5)	The Mortgagor’s obligation to pay servicer fees in connection with a defeasance is capped at $50,000.
36(j), (l)	Olympic Tower (Loan No. 5)

The exceptions to Representation 18 with respect to the Mortgage Loan are also exceptions to Representation 36(j).

Neither the Olympic Tower Ground Lease nor any other document requires the ground lessor to enter into a new lease with the lender upon a termination of the ground lease for any reason. The ground lessor under the Olympic Tower Ground Lease has no obligation to enter into a new lease with the lender upon termination of the ground lease. The Pochari Ground Lease does not provide that the ground lessor under the Pochari Ground Lease is required to enter into a new lease with the mortgage lender upon rejection of the Pochari Ground Lease by the tenant in a bankruptcy proceeding.

D-2-26

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
9

West Gate House, Inc.
(Loan No. 61)

Holliswood Owners Corp.
(Loan No. 64)

Belgravia Gardens Corp.
(Loan No. 66)

52 Riverside Drive Owners Corp.
(Loan No. 72)

101 Ellwood Tenants Corp.
(Loan No. 74)

4265 Webster Avenue Owners, Inc.
(Loan No. 77)

415 West 57th Street Tenants Corporation
(Loan No. 79)

Murray Hill Owners Corp.
(Loan No. 81)

Alta Ave. Apartments Corp.
(Loan No. 82)

Each referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Hartsdale Highlands Tenants Corp. (Loan No. 73) 17 West Apartments Corp. (Loan No. 76) Gramercy Equities Corp. (Loan No. 85) 782 West End Avenue Owners Corp. (Loan No. 87)	Each referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	775 Loft Corp. (Loan No. 71) 310 West 18th Street Owners Corp. (Loan No. 84) Barclay Townhouses at Merrick II Owners Corp. (Loan No. 86)	Each referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	McCorkle Cooperative Apartments, Inc. (Loan No. 83)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00. As of the Cut-off Date, the outstanding principal balance of such subordinate credit line mortgage is $219,700.00.
9	20 Bond Owners Corp. (Loan No. 78)	Each referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00. As of the Cut-off Date, no advances have been made under such

D-2-27

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
	2711 Henry Hudson Corp. (Loan No. 63) The Bakery, Inc. (Loan No. 80)	subordinate credit line mortgage.
9	Armory Owners, Inc. (Loan No. 29)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	220-55 46th Avenue Owners, Inc. (Loan No. 37) Park Court Owners, Inc. (Loan No. 60)	Each referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	La Costa Apartment Corp. (Loan No. 58)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	84 Drive Homes Inc. (Loan No. 68)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $150,000.00. As of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
12	Horizon Owners Corp. (Loan No. 45)	The referenced Mortgaged Property was not inspected within six months of origination of the related Mortgage Loan. Such Mortgaged Property was inspected approximately 7.6 months prior to origination of the related Mortgage Loan.
18	All of the National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 29, 37, 38, 45, 58, 60, 61, 63, 64, 66, 67, 68, 71, 72, 73, 74, 76, 77, 78, 79, 80, 81, 82, 83, 84, 85, 86, 87)	The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
28	All of the National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 29, 37, 38, 45, 58, 60, 61, 63, 64, 66, 67, 68, 71, 72, 73, 74, 76, 77, 78, 79, 80, 81, 82, 83, 84, 85, 86, 87)	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 29, 37, 38, 45, 58, 60, 61, 63, 64, 66, 67, 68, 71, 72, 73, 74, 76, 77, 78, 79, 80, 81, 82, 83, 84,	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.

D-2-28

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
85, 86, 87)
31	All of the National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 29, 37, 38, 45, 58, 60, 61, 63, 64, 66, 67, 68, 71, 72, 73, 74, 76, 77, 78, 79, 80, 81, 82, 83, 84, 85, 86, 87)	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All of the National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 29, 37, 38, 45, 58, 60, 61, 63, 64, 66, 67, 68, 71, 72, 73, 74, 76, 77, 78, 79, 80, 81, 82, 83, 84, 85, 86, 87)	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the National Cooperative Bank, N.A. Mortgage Loans (Loan Nos. 29, 37, 38, 45, 58, 60, 61, 63, 64, 66, 67, 68, 71, 72, 73, 74, 76, 77, 78, 79, 80, 81, 82, 83, 84, 85, 86, 87)	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
45	Horizon Owners Corp. (Loan No. 45)	The appraisal date for the referenced Mortgaged Property is not within six months of origination of the related Mortgage Loan. The appraisal date for such Mortgaged Property is approximately 7.5 months prior to the date of origination of the related Mortgage Loan.

D-2-29

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
July 2017	52,700,000.00
August 2017	52,700,000.00
September 2017	52,700,000.00
October 2017	52,700,000.00
November 2017	52,700,000.00
December 2017	52,700,000.00
January 2018	52,700,000.00
February 2018	52,700,000.00
March 2018	52,700,000.00
April 2018	52,700,000.00
May 2018	52,700,000.00
June 2018	52,700,000.00
July 2018	52,700,000.00
August 2018	52,700,000.00
September 2018	52,700,000.00
October 2018	52,700,000.00
November 2018	52,700,000.00
December 2018	52,700,000.00
January 2019	52,700,000.00
February 2019	52,700,000.00
March 2019	52,700,000.00
April 2019	52,700,000.00
May 2019	52,700,000.00
June 2019	52,700,000.00
July 2019	52,700,000.00
August 2019	52,700,000.00
September 2019	52,700,000.00
October 2019	52,700,000.00
November 2019	52,700,000.00
December 2019	52,700,000.00
January 2020	52,700,000.00
February 2020	52,700,000.00
March 2020	52,700,000.00
April 2020	52,700,000.00
May 2020	52,700,000.00
June 2020	52,700,000.00
July 2020	52,700,000.00
August 2020	52,700,000.00
September 2020	52,700,000.00
October 2020	52,700,000.00
November 2020	52,700,000.00
December 2020	52,700,000.00
January 2021	52,700,000.00
February 2021	52,700,000.00
March 2021	52,700,000.00
April 2021	52,700,000.00
May 2021	52,700,000.00
June 2021	52,700,000.00
July 2021	52,700,000.00
August 2021	52,700,000.00
September 2021	52,700,000.00
October 2021	52,700,000.00
November 2021	52,700,000.00
December 2021	52,700,000.00
January 2022	52,700,000.00
February 2022	52,700,000.00
March 2022	52,700,000.00
April 2022	52,700,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
May 2022	52,700,000.00
June 2022	52,607,272.72
July 2022	51,678,162.88
August 2022	50,811,585.48
September 2022	49,941,730.67
October 2022	49,002,863.43
November 2022	48,126,166.23
December 2022	47,180,652.10
January 2023	46,297,061.12
February 2023	45,410,127.89
March 2023	44,324,331.19
April 2023	43,429,931.44
May 2023	42,467,220.52
June 2023	41,565,793.99
July 2023	40,596,257.06
August 2023	39,687,750.97
September 2023	38,775,807.68
October 2023	37,796,054.46
November 2023	36,876,952.61
December 2023	35,890,245.34
January 2024	34,963,931.13
February 2024	34,034,111.87
March 2024	32,929,346.88
April 2024	32,005,638.09
May 2024	31,016,216.57
June 2024	30,085,275.37
July 2024	29,088,828.10
August 2024	28,150,600.22
September 2024	27,208,825.67
October 2024	26,201,854.58
November 2024	25,252,712.02
December 2024	24,238,583.45
January 2025	23,282,017.58
February 2025	22,321,835.20
March 2025	21,174,901.66
April 2025	20,206,749.42
May 2025	19,174,154.32
June 2025	18,198,436.02
July 2025	17,158,491.05
August 2025	16,175,149.90
September 2025	15,277,108.49
October 2025	14,320,750.82
November 2025	13,415,629.13
December 2025	12,452,393.23
January 2026	11,540,137.60
February 2026	10,624,399.02
March 2026	9,542,219.44
April 2026	8,618,849.94
May 2026	7,637,886.98
June 2026	6,707,245.25
July 2026	5,719,217.57
August 2026	4,781,248.48
September 2026	3,839,697.57
October 2026	2,841,072.05
November 2026	1,892,111.09
December 2026	886,286.98
January 2027 and thereafter	0.00

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	21
Risk Factors	63
Description of the Mortgage Pool	160
Transaction Parties	299
Credit Risk Retention	372
Description of the Certificates	375
Description of the Mortgage Loan Purchase Agreements	417
Pooling and Servicing Agreement	431
Certain Legal Aspects of Mortgage Loans	564
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	583
Pending Legal Proceedings Involving Transaction Parties	585
Use of Proceeds	585
Yield and Maturity Considerations	585
Material Federal Income Tax Considerations	601
Certain State and Local Tax Considerations	615
Method of Distribution (Underwriter)	616
Incorporation of Certain Information by Reference	619
Where You Can Find More Information	620
Financial Information	620
Certain ERISA Considerations	621
Legal Investment	626
Legal Matters	627
Ratings	627
Index of Defined Terms	630

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,055,675,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

BANK 2017-BNK5
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2017-BNK5

Class A-1	$37,200,000
Class A-2	$98,300,000
Class A-SB	$52,700,000
Class A-3	$52,700,000
Class A-4	$270,000,000
Class A-5	$307,906,000
Class X-A	$818,806,000
Class X-B	$236,869,000
Class A-S	$140,367,000
Class B	$55,562,000
Class C	$40,940,000

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

BofA Merrill Lynch

Co-Lead Manager and Joint Bookrunner

Drexel Hamilton

Co-Manager

June 19, 2017